As filed with the Securities and Exchange Commission on March 11, 2026
No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DEVON ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	73-1567067 (I.R.S. Employer Identification No.)
333 W. Sheridan Ave.
Oklahoma City, Oklahoma 73102-5015
(405) 235-3611
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher J. Kirt
Vice President, Corporate Governance and Secretary and
Associate General Counsel
Devon Energy Corporation
333 W. Sheridan Ave.
Oklahoma City, Oklahoma 73102-5015
(405) 235-3611
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Stephen M. Gill Mingda Zhao Skadden, Arps, Slate, Meagher & Flom LLP 845 Texas Avenue, Suite 2300 Houston, Texas 77002 (713) 655-5110	Dohyun Kim Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West, 395 9th Ave New York, New York 10001 (212) 735-2827	Adam M. Vela Senior Vice President and General Counsel Coterra Energy Inc. Three Memorial City Plaza 840 Gessner Road, Suite 1400 Houston, Texas 77024 (281) 589-4600	Tull R. Florey Hillary H. Holmes Gibson, Dunn & Crutcher LLP 811 Main Street, Suite 3000 Houston, Texas 77002 (346) 718 6600
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement is declared effective and all other conditions to the merger contemplated by the Agreement and Plan of Merger dated as of February 1, 2026, described in the joint proxy statement/prospectus contained herein, have been satisfied or waived.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this joint proxy statement/prospectus is not complete and may be changed. A registration statement relating to the securities described in this joint proxy statement/prospectus has been filed with the U.S. Securities and Exchange Commission. These securities may not be issued until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This joint proxy statement/prospectus does not constitute an offer to sell or the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY — SUBJECT TO COMPLETION, DATED MARCH 11, 2026

MERGER PROPOSAL — YOUR VOTE IS VERY IMPORTANT
Dear Stockholders of Devon Energy Corporation and Coterra Energy Inc.:
On behalf of the boards of directors of Devon Energy Corporation (“Devon”) and Coterra Energy Inc. (“Coterra”), we are pleased to enclose the accompanying joint proxy statement/prospectus relating to the merger of Devon and Coterra. We are requesting that you take certain actions as a Devon or Coterra stockholder.
On February 1, 2026, Devon, Cubs Merger Sub, Inc., a Delaware corporation and wholly-owned, direct subsidiary of Devon (“Merger Sub”), and Coterra entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), providing for the merger of Merger Sub with and into Coterra, with Coterra surviving the merger (the “merger”) as a wholly-owned, direct subsidiary of Devon. In the merger, Coterra stockholders will be entitled to receive, in exchange for each share of Coterra common stock, par value $0.10 per share (“Coterra Common Stock”), owned by them immediately prior to such merger, 0.70 shares of Devon common stock, par value $0.10 per share (“Devon Common Stock”), with cash paid in lieu of the issuance of any fractional shares, which we refer to collectively as the merger consideration.
Devon and Coterra will each hold special meetings of their respective stockholders in connection with the merger (respectively, the “Devon Special Meeting” and “Coterra Special Meeting”).
At the Devon Special Meeting, holders of Devon Common Stock (the “Devon stockholders”) will be asked to vote on proposals to (i) approve the issuance of shares of Devon Common Stock to the holders of Coterra Common Stock (the “Coterra stockholders”) in connection with the merger pursuant to the terms of the Merger Agreement (the “Stock Issuance Proposal”), (ii) approve an amendment of Devon’s restated certificate of incorporation to increase the number of authorized shares of Devon Common Stock from 1,000,000,000 to 2,000,000,000, in the form attached to the accompanying joint proxy statement/prospectus as Annex D (the “Authorized Share Charter Amendment Proposal” and, together with the Stock Issuance Proposal, the “Devon Merger Proposals”) and (iii) approve the adjournment of the Devon Special Meeting to solicit additional proxies if there are not sufficient votes cast at the Devon Special Meeting to approve the Devon Merger Proposals (the “Devon Adjournment Proposal”). Approval of the Stock Issuance Proposal requires the affirmative vote of a majority of the shares of Devon Common Stock entitled to vote thereon and present in person or represented by proxy at the Devon Special Meeting. Approval of the Authorized Share Charter Amendment Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Devon Common Stock entitled to vote on the proposal. Approval of the Devon Adjournment Proposal requires the affirmative vote of a majority of the shares of Devon Common Stock entitled to vote thereon and present in person or represented by proxy at the Devon Special Meeting. Under the amended and restated bylaws of Devon (the “Devon Bylaws”), virtual attendance at the special meeting constitutes presence in person for purposes of the vote required.
The Devon Special Meeting will be held virtually at [•], on [•], 2026, at [•] [a.m./p.m.], Central Time. Devon’s board of directors (the “Devon Board”) unanimously recommends that Devon stockholders vote “FOR” the Stock Issuance Proposal, “FOR” the Authorized Share Charter Amendment Proposal and “FOR” the Devon Adjournment Proposal.
At the Coterra Special Meeting, Coterra stockholders will be asked to vote on proposals to (i) adopt and approve the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement (the “Coterra Merger Proposal”), (ii) approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Coterra’s named executive officers that is based on or otherwise relates to the merger (the “Advisory Compensation Proposal”) and (iii) approve the adjournment of the Coterra Special Meeting to solicit additional proxies if there are not sufficient votes cast at the Coterra Special Meeting to approve the Coterra Merger Proposal (the “Coterra Adjournment Proposal”). Approval of the Coterra Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Coterra Common Stock entitled to vote on the proposal. Approval of the Coterra Adjournment Proposal and, assuming a quorum is present, the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of Coterra Common Stock entitled to vote thereon and present in person or represented by proxy at the Coterra Special Meeting.

The Coterra Special Meeting will be held virtually at [•], on [•], 2026, at [•] [a.m./p.m.], Central Time. The board of directors of Coterra (the “Coterra Board”) unanimously recommends that Coterra stockholders vote “FOR” the Coterra Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Coterra Adjournment Proposal.
If the merger is completed, at the effective time of the merger (the “Effective Time”), each issued and outstanding share of Coterra Common Stock as of immediately prior to the Effective Time that is eligible to be converted into Devon Common Stock in accordance with the terms of the Merger Agreement will convert automatically into the right to receive 0.70 shares of Devon Common Stock (the “Exchange Ratio”), with cash paid in lieu of the issuance of fractional shares, if any. Although the number of shares of Devon Common Stock that Coterra stockholders will receive in exchange for their shares of Coterra Common Stock is fixed, the market value of the merger consideration will fluctuate with the market price of Devon Common Stock and will not be known at the time Coterra stockholders vote to approve the Coterra Merger Proposal or at the time Devon stockholders vote to approve the Devon Merger Proposals. Based on the closing price of Devon Common Stock on the New York Stock Exchange (“NYSE”) on [•], 2026, the last practicable trading day before the date of the accompanying joint proxy statement/prospectus, the exchange ratio represented approximately $[•] in value for each share of Coterra Common Stock. Based on the estimated number of shares of Devon Common Stock and estimated number of shares of Coterra Common Stock, as well as the outstanding equity awards of the parties, that will be outstanding immediately prior to the Effective Time, we estimate that, upon consummation of the merger, Devon stockholders as of immediately prior to the merger will hold approximately 54%, and Coterra stockholders as of immediately prior to the merger will hold approximately 46%, of the issued and outstanding shares of Devon Common Stock (in each case based on fully diluted shares outstanding of each company). We urge you to obtain current market quotations for Devon Common Stock (trading symbol “DVN”) and Coterra Common Stock (trading symbol “CTRA”).
The obligations of Devon and Coterra to complete the merger are subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, a copy of which is attached as Annex A to the accompanying joint proxy statement/prospectus. The accompanying joint proxy statement/prospectus describes the Devon Special Meeting and the proposals to be considered thereat, the Coterra Special Meeting and the proposals to be considered thereat, the merger and the documents and agreements related to the merger. It also contains or references information about Devon and Coterra and certain related agreements and matters. Please carefully read the entire accompanying joint proxy statement/prospectus, including “Risk Factors” beginning on page 25, for a discussion of the risks relating to the merger. You also can obtain information about Devon and Coterra from documents that each has filed with the Securities and Exchange Commission (the “SEC”). Please see “Where You Can Find More Information” beginning on page 196 of the accompanying joint proxy statement/prospectus for how you may obtain such information.
Sincerely,
Clay Gaspar President and Chief Executive Officer Devon Energy Corporation	Thomas E. Jorden Chairman of the Board of Directors, President and Chief Executive Officer Coterra Energy Inc.
Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger described in the accompanying joint proxy statement/prospectus or determined if the accompanying joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The accompanying joint proxy statement/prospectus is dated [•], 2026 and is first being mailed to Devon stockholders of record and Coterra stockholders of record on or about [•], 2026.

333 W. Sheridan Ave.
Oklahoma City, Oklahoma 73102-5015
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
OF
DEVON ENERGY CORPORATION
TO BE HELD ON [•], 2026
To the Stockholders of Devon Energy Corporation:
You are cordially invited to attend the special meeting of stockholders (the “Devon Special Meeting”) of Devon Energy Corporation (“Devon”) which will be held virtually at [•] [a.m./p.m.], Central Time, on [•], 2026 at [•], for the following purposes:
1.
to consider and vote on a proposal (the “Stock Issuance Proposal”) to approve the issuance of shares of Devon’s common stock, par value $0.10 per share (the “Devon Common Stock”), pursuant to the Agreement and Plan of Merger, dated as of February 1, 2026 (the “Merger Agreement”), by and among Devon, Cubs Merger Sub, Inc. (“Merger Sub”) and Coterra Energy Inc. (“Coterra”), as it may be amended from time to time, a copy of which is attached as Annex A to the accompanying joint proxy statement/prospectus;

2.
to consider and vote on a proposal to approve an amendment of Devon’s restated certificate of incorporation to increase the number of authorized shares of Devon Common Stock from 1,000,000,000 to 2,000,000,000, in the form attached to the accompanying joint proxy statement/prospectus as Annex D (the “Authorized Share Charter Amendment Proposal” and, together with the Stock Issuance Proposal, the “Devon Merger Proposals”); and

3.
to consider and vote on a proposal to approve the adjournment of the Devon Special Meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Devon Merger Proposals (the “Devon Adjournment Proposal”).

Devon will transact no other business at the Devon Special Meeting or any adjournment or postponement thereof, except such business as may properly be brought before the Devon Special Meeting by or at the direction of the board of directors of Devon (the “Devon Board”) in accordance with Devon’s amended and restated bylaws (the “Devon Bylaws”). These items of business are described in the enclosed joint proxy statement/prospectus. The Devon Board has designated the close of business on [•], 2026 as the record date for the purpose of determining the holders of shares of Devon Common Stock who are entitled to receive notice of, and to vote at, the Devon Special Meeting and any adjournment or postponement of the special meeting, unless a new record date is fixed in connection with any adjournment or postponement of the special meeting. Only holders of record of Devon Common Stock at the close of business on the record date are entitled to notice of, and to vote at, the Devon Special Meeting and at any adjournment or postponement of the special meeting.
The Devon Board has (i) determined that it is in the best interests of Devon and the holders of Devon Common Stock to enter into the Merger Agreement, (ii) declared entry into the Merger Agreement to be advisable, (iii) authorized and approved Devon’s execution, delivery and performance of the Merger Agreement in accordance with its terms and Devon’s consummation of the transactions contemplated thereby, including the merger of Merger Sub and Coterra contemplated thereby (the “merger”) and the issuance of Devon Common Stock contemplated by the Stock Issuance Proposal, (iv) directed that the approval of the Stock Issuance Proposal and Authorized Share Charter Amendment Proposal be submitted to a vote at a meeting of the holders of Devon Common Stock and (v) recommended that the holders of Devon Common Stock approve the Stock Issuance Proposal and the Authorized Share Charter Amendment Proposal. The Devon Board recommends that holders of Devon Common Stock vote “FOR” the Stock Issuance Proposal, “FOR” the Authorized Share Charter Amendment Proposal and “FOR” the Devon Adjournment Proposal.
Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the Stock Issuance Proposal, “FOR” the Authorized Share Charter Amendment Proposal and “FOR” the Devon Adjournment Proposal. Even if you plan to attend the Devon Special Meeting virtually, Devon requests that you complete, sign, date and return the enclosed proxy card in the accompanying envelope prior to the special meeting to ensure that your shares will be represented and voted at the special meeting if you later decide not to or become unable to attend virtually.
You may also submit a proxy over the Internet using the Internet address on the enclosed proxy card or by telephone using the toll-free number on the enclosed proxy card. If you submit your proxy through the Internet or by telephone, you will be asked to provide the control number from the enclosed proxy card. If you are not a stockholder of record, but instead hold your shares in “street name” through a broker, bank, trust or other nominee, you must vote by following the instructions on the voting instructions form furnished by the broker, bank, or other nominee.
Submitting a proxy will not prevent you from voting virtually at the meeting, but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of Devon Common Stock may vote virtually at the special meeting, thereby revoking any previous proxy. In addition, a proxy may also be revoked in writing before the special meeting in the manner described in the joint proxy statement/prospectus.
Please vote as promptly as possible, whether or not you plan to attend the Devon Special Meeting virtually. If your shares are held in the name of a broker, bank, or other nominee, please vote by following the instructions on the voting instruction form furnished by the broker, bank, or other nominee. If you hold your shares in your own name, submit a proxy to vote your shares as promptly as possible by (i) visiting the Internet site listed on the proxy card, (ii) calling the toll-free number listed on the proxy card or (iii) submitting your proxy card by mail by using the self-addressed, stamped envelope provided. Submitting a proxy will not prevent you from voting virtually, but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of Devon Common Stock entitled to vote thereon and who is virtually present at the Devon Special Meeting may vote, thereby revoking any previous proxy. In addition, a proxy may also be revoked in writing before the Devon Special Meeting in the manner described in this joint proxy statement/prospectus.
If you have any questions concerning the merger or the joint proxy statement/prospectus, would like additional copies or need help voting your shares of Devon Common Stock, please contact Devon’s proxy solicitor:
7 Penn Plaza, Suite 503
New York, New York 10001
Email: proxy@mackenziepartners.com
Call Collect: (212) 929-5500
Toll-Free: (800) 322-2885
By Order of the Board of Directors
Christopher J. Kirt
Vice President Corporate Governance and Secretary and Associate General Counsel
Oklahoma City, Oklahoma
[•], 2026

Your vote is very important, regardless of the number of shares of Devon Common Stock you own. The merger cannot be completed unless stockholders of both Devon and Coterra approve certain proposals related to the merger. Whether or not you plan to attend the Devon Special Meeting virtually, please submit a proxy to vote your shares as promptly as possible to make sure that your shares are represented at the Devon Special Meeting.

Coterra Energy Inc.
Three Memorial City Plaza
840 Gessner Road, Suite 1400
Houston, Texas 77024
NOTICE OF SPECIAL MEETING OF
STOCKHOLDERS OF COTERRA ENERGY INC.
TO BE HELD [•], 2026
Dear Stockholder:
You are cordially invited to attend the special meeting of stockholders (the “Coterra Special Meeting”) of Coterra Energy Inc. (“Coterra”) which will be held virtually at [•], on [•], 2026, at [•] [a.m./p.m.], for the following purposes:
1.
to vote on a proposal to adopt and approve the Agreement and Plan of Merger, dated as of February 1, 2026 (as amended from time to time, the “Merger Agreement”), by and among Coterra, Devon Energy Corporation (“Devon”) and Cubs Merger Sub, Inc., a Delaware corporation and a wholly-owned, direct subsidiary of Devon (“Merger Sub”), the merger of Merger Sub into Coterra (the “merger”) and the other transactions contemplated by the Merger Agreement (the “Coterra Merger Proposal”);

2.
to vote on a proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Coterra’s named executive officers that is based on or otherwise relates to the merger (the “Advisory Compensation Proposal”); and

3.
to consider and vote on a proposal to approve the adjournment of the Coterra Special Meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Coterra Merger Proposal (the “Coterra Adjournment Proposal”).

Coterra will transact no other business at the Coterra Special Meeting, except such business as may properly be brought before the Coterra Special Meeting or any adjournment or postponement thereof by or at the direction of the Coterra board of directors (the “Coterra Board”) in accordance with Coterra’s amended and restated bylaws. This joint proxy statement/prospectus, of which this notice is a part, describes the proposals listed above in more detail. Please refer to the attached documents, including the Merger Agreement and all other annexes and the documents incorporated by reference, for further information with respect to the business to be transacted at the Coterra Special Meeting. You are encouraged to read the entire document carefully before voting. In particular, please see the sections entitled “The Merger” beginning on page 43 for a description of the transactions contemplated by the Merger Agreement and “Risk Factors” beginning on page 25 for an explanation of the risks associated with the merger and the other transactions contemplated by the Merger Agreement.
Approval of the Coterra Merger Proposal by the affirmative vote of the holders of a majority of the issued and outstanding shares of Coterra common stock, par value $0.10 per share (“Coterra Common Stock”), entitled to vote on the proposal is required to complete the merger. Holders of Coterra Common Stock (“Coterra stockholders”) will also be asked to approve the Advisory Compensation Proposal and the Coterra Adjournment Proposal. Approval of the Advisory Compensation Proposal is advisory only, and neither the Advisory Compensation Proposal nor the Coterra Adjournment Proposal are conditions to closing of the merger.
The Coterra Board has fixed the close of business on [•], 2026, as the record date for the determination of the Coterra stockholders entitled to receive notice of, and to vote at, the Coterra Special Meeting or any adjournment or postponement thereof. The Coterra stockholders of record as of the close of business on the record date are the only Coterra stockholders that are entitled to receive notice of, and to vote at, the

Coterra Special Meeting or any adjournment or postponement thereof. For additional information regarding the Coterra Special Meeting, please see the section entitled “Coterra Special Meeting” beginning on page 148 of this joint proxy statement/prospectus. A complete list of registered Coterra stockholders entitled to vote at the Coterra Special Meeting will be available for inspection at Coterra’s principal place of business at Three Memorial City Plaza, 840 Gessner Road, Suite 1400, Houston, Texas 77024, during ordinary business hours, for a period of no less than 10 days ending on the day before the Coterra Special Meeting.
The Coterra Board has unanimously (i) determined that the Merger Agreement, the merger and the other transactions contemplated thereby are in the best interests of, and are advisable to, Coterra and the Coterra stockholders, (ii) approved and declared advisable the Merger Agreement, the merger and the other transactions contemplated thereby and (iii) resolved to recommend that the Coterra stockholders adopt and approve the Merger Agreement, the merger and the other transactions contemplated thereby. The Coterra Board unanimously recommends that Coterra stockholders vote “FOR” the Coterra Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Coterra Adjournment Proposal.
Your vote is very important regardless of the number of shares of Coterra Common Stock that you own. Please vote as promptly as possible, whether or not you plan to attend the Coterra Special Meeting virtually. If your shares are held in the name of a broker, bank or other nominee, please vote by following the instructions on the voting instruction form furnished by the broker, bank or other nominee. If you hold your shares in your own name, submit a proxy to vote your shares as promptly as possible by (i) visiting the Internet site listed on the proxy card, (ii) calling the toll-free number listed on the proxy card or (iii) submitting your proxy card by mail by using the self-addressed, stamped envelope provided. Submitting a proxy will not prevent you from attending the meeting and voting virtually, but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of Coterra Common Stock entitled to vote thereon and who is virtually present at the Coterra Special Meeting may vote, thereby revoking any previous proxy. In addition, a proxy may also be revoked in writing before the Coterra Special Meeting in the manner described in this joint proxy statement/prospectus.
If you have any questions concerning the Coterra Merger Proposal, the Advisory Compensation Proposal, the merger or this joint proxy statement/prospectus, would like additional copies, or need help voting your shares of Coterra Common Stock, please contact Coterra’s proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 19th floor
New York, New York 10022
Shareholders May Call Toll Free: (877) 750-9499
Banks and Brokers Call: (212) 750-5833
By Order of the Board of Directors
Marcus G. Bolinder
Corporate Secretary
Houston, Texas
[•], 2026

ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS
This document, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) by Devon, constitutes a prospectus of Devon under Section 5 of the Securities Act of 1933 (as amended, the “Securities Act”) with respect to the shares of Devon Common Stock to be issued to Coterra stockholders pursuant to the Merger Agreement. This document also constitutes a proxy statement of each of Devon and Coterra under Section 14(a) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). It also constitutes a notice of meeting with respect to the special meeting of Coterra stockholders (the “Coterra Special Meeting”) and the special meeting of Devon stockholders (the “Devon Special Meeting”).
You should rely only on the information contained in or incorporated by reference into this joint proxy statement/prospectus. Devon and Coterra have not authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated [•], 2026. The information contained in this joint proxy statement/prospectus is accurate only as of that date or, in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies. Neither the mailing of this joint proxy statement/prospectus to Devon stockholders and Coterra stockholders nor the issuance by Devon of shares of Devon Common Stock pursuant to the Merger Agreement will create any implication to the contrary.
This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Devon has supplied all information contained in this joint proxy statement/prospectus relating to Devon, and Coterra has supplied all such information relating to Coterra. Devon and Coterra have both contributed to the information related to the merger contained in this joint proxy statement/prospectus.
Unless the context otherwise requires, all references in this joint proxy statement/prospectus to “Devon” refer to Devon Energy Corporation, a Delaware corporation. Unless the context otherwise requires, all references in this joint proxy statement/prospectus to “Coterra” refer to Coterra Energy Inc., a Delaware corporation. All references in this joint proxy statement/prospectus to “Devon Common Stock” refer to the common stock of Devon, par value $0.10 per share, and all references in this joint proxy statement/prospectus to “Coterra Common Stock” refer to the common stock of Coterra, par value $0.10 per share. All references in this joint proxy statement/prospectus to “Merger Agreement” refer to the Agreement and Plan of Merger, dated as of February 1, 2026, by and between Devon, Cubs Merger Sub, Inc., a Delaware corporation and a wholly-owned, direct subsidiary of Devon (“Merger Sub”), and Coterra, as it may be amended from time to time, a copy of which is attached as Annex A to this joint proxy statement/prospectus and incorporated by reference herein. All references in this joint proxy statement/prospectus to the “Exchange Ratio” refer to the ratio of 0.70 shares of Devon Common Stock per outstanding share of Coterra Common Stock that will be issued to Coterra stockholders in connection with the merger.

i

ADDITIONAL INFORMATION
This joint proxy statement/prospectus incorporates by reference important business and financial information about Devon and Coterra from other documents that are not included in or delivered with this joint proxy statement/prospectus. For a listing of the documents incorporated by reference into this joint proxy statement/prospectus, see “Where You Can Find More Information” beginning on page 196.
You may request copies of this joint proxy statement/prospectus and any of the documents incorporated by reference herein or other information concerning Devon or Coterra, without charge, upon written or oral request to the applicable company’s principal executive offices. The respective addresses and phone numbers of such principal executive offices are listed below.
For Devon Stockholders: Devon Energy Corporation 333 W. Sheridan Avenue Oklahoma City, Oklahoma 73102 Attention: Investor Relations Telephone: (405) 235-3611	For Coterra Stockholders: Coterra Energy Inc. Three Memorial City Plaza 840 Gessner Road, Suite 1400 Houston, Texas 77024 Attention: Investor Relations Telephone: (281) 589-4600
If you would like to request any of the Devon or Coterra documents that are incorporated by reference into this joint proxy statement/prospectus, please do so by [•], 2026 in order to receive them before the Devon Special Meeting and the Coterra Special Meeting.
You may also obtain any of the documents incorporated by reference into this joint proxy statement/prospectus without charge through the SEC’s website at www.sec.gov. In addition, you may obtain copies of documents filed by Devon with the SEC by accessing Devon’s website at https://investors.devonenergy.com/investors/sec-filings/default.aspx. You may also obtain copies of documents filed by Coterra with the SEC by accessing Coterra’s website at https://investors.coterra.com/Investors/financials/sec-filings/default.aspx.
We are not incorporating the contents of the websites of the SEC, Devon, Coterra or any other entity into this joint proxy statement/prospectus. We are providing the information about how you can obtain certain documents that are incorporated by reference into this joint proxy statement/prospectus at these websites only for your convenience.
In addition, if you have questions about the merger (as defined below) or this joint proxy statement/prospectus, would like additional copies of this joint proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, contact MacKenzie Partners, Inc., the proxy solicitor for Devon, by email at proxy@mackenziepartners.com, or by phone toll-free at (800) 322-2885 or, for brokers and banks, collect at (212) 929-5500, or Innisfree M&A Incorporated, the proxy solicitor for Coterra, toll-free at (877) 750-9499 or, for brokers and banks, collect at (212) 750-5833. You will not be charged for any of these documents that you request.

v

QUESTIONS AND ANSWERS
The following questions and answers briefly address some commonly asked questions about the Coterra Special Meeting, the Devon Special Meeting and the merger. They may not include all the information that is important to Coterra stockholders and Devon stockholders. Coterra stockholders and Devon stockholders should carefully read this entire joint proxy statement/prospectus, including the annexes and the other documents referred to herein.
Q:
Why am I receiving this joint proxy statement/prospectus?

A:
This joint proxy statement/prospectus serves as a proxy statement for the Coterra Special Meeting and Devon Special Meeting.

You are receiving this joint proxy statement/prospectus because Devon and Coterra have agreed to combine in an all-stock merger of equals transaction. At the Effective Time, Merger Sub will merge with and into Coterra, the separate corporate existence of Merger Sub will cease and Coterra will continue as the surviving corporation in the merger as a wholly-owned, direct subsidiary of Devon. As referred to in this joint proxy statement/prospectus, the “Effective Time” means the effective time of the merger and as set forth in the Merger Agreement. The Merger Agreement governs the terms of the merger of Merger Sub and Coterra and is attached to this joint proxy statement/prospectus as Annex A.
In order to complete the merger, among other things, Coterra stockholders must adopt the Merger Agreement in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), and Devon stockholders must approve (i) the issuance of shares of Devon Common Stock in connection with the merger and (ii) an amendment of Devon’s restated certificate of incorporation to increase the number of authorized shares of Devon Common Stock from 1,000,000,000 to 2,000,000,000, in the form attached to the accompanying joint proxy statement/prospectus as Annex D.
This joint proxy statement/prospectus serves as both the proxy statement through which Devon and Coterra will solicit proxies to obtain the necessary stockholder approvals for the merger and the prospectus by which Devon will issue shares of Devon Common Stock as consideration in the merger.
This joint proxy statement/prospectus, which you should carefully read in its entirety, contains important information about the Coterra Special Meeting and Devon Special Meeting, the merger and other matters.
Q:
What will happen in the merger?

A:
The Merger Agreement sets forth the terms and conditions of the merger of Merger Sub and Coterra. Under the Merger Agreement, Merger Sub will merge with and into Coterra, the separate corporate existence of Merger Sub will cease and Coterra will continue as the surviving corporation in the merger as a wholly-owned, direct subsidiary of Devon.

The Merger Agreement is attached to this joint proxy statement/prospectus as Annex A. For a more complete discussion of the merger, its effects and the other transactions contemplated by the Merger Agreement, please see “The Merger” elsewhere in this joint proxy statement/prospectus.
Q:
What are Coterra stockholders being asked to vote on?

A:
Coterra is holding a special meeting of its stockholders to adopt and approve the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement (the “Coterra Merger Proposal”), pursuant to which each outstanding share of Coterra Common Stock will be cancelled and converted into the right to receive 0.70 shares of Devon Common Stock, with cash paid in lieu of the issuance of any fractional shares.

Coterra stockholders will also be asked to (1) approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Coterra’s named executive officers that is based on or otherwise relates to the merger (the “Advisory Compensation Proposal”); and (2) approve the proposal to adjourn the Coterra Special Meeting to solicit additional proxies if there are not sufficient votes at the time of the Coterra Special Meeting to approve the Coterra Merger Proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Coterra stockholders (the “Coterra Adjournment Proposal”).
Your vote is very important, regardless of the number of shares that you own. The approval of the Coterra Merger Proposal is a condition to the obligations of each of Devon and Coterra to complete the merger.
Q:
What are Devon stockholders being asked to vote on?

A:
Devon is holding a special meeting of its stockholders to vote on the approval of the issuance of shares of Devon Common Stock in connection with the merger (the “Stock Issuance Proposal”), pursuant to Sections 312.03(b), 312.03(c) and 312.07 of the NYSE Listed Company Manual.

Devon stockholders will also be asked to vote on the approval of an amendment of Devon’s restated certificate of incorporation to increase the number of authorized shares of Devon Common Stock from 1,000,000,000 to 2,000,000,000, in the form attached to the accompanying joint proxy statement/prospectus as Annex D (the “Authorized Share Charter Amendment Proposal” and, together with the Stock Issuance Proposal, the “Devon Merger Proposals”).
Devon stockholders will also be asked to approve the proposal to adjourn the Devon Special Meeting to solicit additional proxies if there are not sufficient votes at the time of the Devon Special Meeting to approve the Devon Merger Proposals or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Devon stockholders (the “Devon Adjournment Proposal”).
Your vote is very important, regardless of the number of shares that you own. The approval of the Devon Merger Proposals is a condition to the obligations of each of Devon and Coterra to complete the merger.
Q:
How important is my vote as a Coterra stockholder?

A:
Your vote “FOR” each proposal presented at the Coterra Special Meeting is very important, and you are encouraged to submit a proxy as soon as possible. The merger between Devon and Coterra cannot be completed without the approval of the Coterra Merger Proposal by the Coterra stockholders.

Q:
How important is my vote as a Devon stockholder?

A:
Your vote “FOR” each proposal presented at the Devon Special Meeting is very important, and you are encouraged to submit a proxy as soon as possible. The merger between Devon and Coterra cannot be completed without the approval of the Devon Merger Proposals by the Devon stockholders.

Q:
What constitutes a quorum, and what vote is required to approve each proposal at the Coterra Special Meeting?

A:
The holders of a majority of the outstanding shares of Coterra Common Stock entitled to vote at the Coterra Special Meeting must be represented at the Coterra Special Meeting in person or by proxy in order to constitute a quorum. Under the Coterra Bylaws, virtual attendance at the Coterra Special Meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the Coterra Special Meeting.

Approval of the Coterra Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Coterra Common Stock entitled to vote on the proposal. Accordingly, a Coterra stockholder’s abstention from voting or the failure of a Coterra stockholder to vote (including the failure of a Coterra stockholder who holds shares in “street name” through a bank, broker or other nominee to give voting instructions to that bank, broker or other nominee) will have the same effect as a vote “against” the Coterra Merger Proposal.
Approval of the Coterra Adjournment Proposal and, assuming a quorum is present, the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of

Coterra Common Stock entitled to vote thereon and present in person or represented by proxy at the Coterra Special Meeting. Accordingly, with respect to a Coterra stockholder who is present in person or represented by proxy at the Coterra Special Meeting, such stockholder’s abstention from voting or the failure of a Coterra stockholder to vote will have the same effect as a vote “against” the Advisory Compensation Proposal and the Coterra Adjournment Proposal. The failure of a Coterra stockholder who holds shares in “street name” through a bank, broker or other nominee to give voting instructions to the bank, broker or other nominee will have no effect on the outcome of the Advisory Compensation Proposal and the Coterra Adjournment Proposal. However, if a Coterra stockholder instructs its bank, broker or other nominee regarding some but not all of the proposals, such broker non-vote will have the same effect as voting “against” any proposal for which no instruction is provided. Regardless of whether there is a quorum, the chairman of the Coterra Special Meeting may also adjourn the Coterra Special Meeting.
Q:
What constitutes a quorum, and what vote is required to approve each proposal at the Devon Special Meeting?

A:
The holders of a majority of the outstanding shares of Devon Common Stock entitled to vote at the Devon Special Meeting must be represented at the Devon Special Meeting in person or by proxy in order to constitute a quorum. Under the Devon Bylaws, virtual attendance at the special meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the Devon Special Meeting.

Assuming a quorum is present, approval of the Stock Issuance Proposal requires the affirmative vote of holders of a majority of the shares of Devon Common Stock present in person or represented by proxy at the Devon Special Meeting and entitled to vote thereon. Accordingly, with respect to a Devon stockholder who is present in person or represented by proxy at the Devon Special Meeting, such stockholder’s abstention from voting or the failure of a Devon stockholder to vote will have the same effect as a vote “against” the Stock Issuance Proposal. The failure of a Devon stockholder who holds shares in “street name” through a bank, broker or other nominee to give voting instructions to the bank, broker or other nominee will have no effect on the outcome of the Stock Issuance Proposal. However, if a Devon stockholder instructs its bank, broker or other nominee regarding some of the proposals but not the Stock Issuance Proposal, such broker non-vote will have the same effect as voting “against” the Stock Issuance Proposal.
Approval of the Authorized Share Charter Amendment Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Devon Common Stock entitled to vote on the proposal. Accordingly, with respect to a Devon stockholder who is entitled to vote on the proposal, such stockholder’s abstention from voting or the failure of a Devon stockholder to vote (including the failure of a Devon stockholder who holds shares in “street name” through a bank, broker or other nominee to give voting instructions to that bank, broker or other nominee) will have the same effect as a vote “against” the Authorized Share Charter Amendment Proposal.
Approval of the Devon Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of Devon Common Stock present in person or represented by proxy at the Devon Special Meeting and entitled to vote thereon. Accordingly, with respect to a Devon stockholder who is present in person or represented by proxy at the Devon Special Meeting, such stockholder’s abstention from voting or the failure of a Devon stockholder to vote will have the same effect as a vote “against” the Devon Adjournment Proposal. The failure of a Devon stockholder who holds shares in “street name” through a bank, broker or other nominee to give voting instructions to the bank, broker or other nominee will have no effect on the outcome of the Devon Adjournment Proposal. However, if a Devon stockholder instructs its bank, broker or other nominee regarding some of the proposals but not the Devon Adjournment Proposal, such broker non-vote will have the same effect as voting “against” the Devon Adjournment Proposal. Regardless of whether there is a quorum, the chair of the Devon Special Meeting may also adjourn the Devon Special Meeting.
Q:
How can I attend the Coterra Special Meeting?

A:
Coterra stockholders as of the Coterra Record Date may attend, vote and submit questions virtually at the Coterra Special Meeting by logging in at [•]. To log in, Coterra stockholders (or their authorized

x

representatives) will need the control number provided on their proxy card, voting instruction form or notice. If you are not a Coterra stockholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to participate.
Q:
How can I attend the Devon Special Meeting?

A:
Devon stockholders as of the Devon Record Date may attend, vote and submit questions virtually at the Devon Special Meeting by logging in at [•]. To log in, Devon stockholders (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form or notice. If you are not a Devon stockholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to participate.

Q:
What will Coterra stockholders receive if the merger is completed?

A:
If the merger is completed, eligible shares of Coterra Common Stock outstanding at the Effective Time will automatically be converted into the right to receive 0.70 shares of Devon Common Stock. Each Coterra stockholder will receive cash in lieu of any fractional share of Devon Common Stock that such stockholder would otherwise be entitled to receive in the merger.

Because Devon will issue a fixed number of shares of Devon Common Stock in exchange for each share of Coterra Common Stock, the value of the merger consideration that Coterra stockholders will receive in the merger will depend on the market price of shares of Devon Common Stock at the Effective Time. The market price of shares of Devon Common Stock that Coterra stockholders receive at the Effective Time could be greater than, less than or the same as the market price of shares of Devon Common Stock on the date of this joint proxy statement/prospectus or at the time of the Coterra Special Meeting. Accordingly, you should obtain current market quotations for Devon Common Stock and Coterra Common Stock before deciding how to vote with respect to the Coterra Merger Proposal or the Devon Merger Proposals, as applicable. Devon Common Stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “DVN.” Coterra Common Stock is traded on the NYSE under the symbol “CTRA.”
For more information regarding the merger consideration to be received by Coterra stockholders if the merger is completed, please see “The Merger Agreement — Merger Consideration.”
Q:
Who will own Devon immediately following the merger?

A:
Devon and Coterra estimate that upon the closing of the merger, current Devon stockholders, collectively, will own approximately 54% of the outstanding shares of Devon Common Stock, and current Coterra stockholders, collectively, will own approximately 46% of the outstanding Devon Common Stock (in each case based on fully diluted shares outstanding of each company).

Q:
Will Coterra equity and other long-term incentive awards be affected by the merger?

A:
Upon the closing of the merger, outstanding Coterra equity awards will be affected as described below.

Each Vested Coterra RSU or Vested Coterra PSU will be converted into a number of shares of Devon Common Stock equal to the product obtained by multiplying (i) the number of shares of Coterra Common Stock subject to the Vested Coterra RSU or Vested Coterra PSU immediately prior to the Effective Time (with performance levels deemed achieved at the greater of target and actual levels of performance achieved prior to the Effective Time as determined by Coterra’s board of directors (or an appropriate committee thereof) in consultation with Devon) by (ii) the Exchange Ratio, plus an additional amount in cash equal to any accrued but unpaid cash-based dividend equivalents; provided that, any Vested Coterra PSUs earned over target levels of performance will not be converted into shares of Devon Common Stock and will instead be paid in cash based on the Coterra Stock Price consistent with the existing terms of such grants.
Each Coterra RSU and Coterra PSU (other than the Vested Coterra RSUs and Vested Coterra PSUs) will be converted into a number of restricted stock units with respect to shares of Devon Common Stock equal to the product obtained by multiplying (i) the number of shares of Coterra Common Stock subject to the applicable Coterra award immediately prior to the Effective Time (with performance levels deemed achieved at the greater of target and actual levels of performance achieved prior to the Effective Time as determined by Coterra’s board of directors (or an appropriate committee thereof) in consultation with Devon) by (ii) the Exchange Ratio, subject to the same terms and conditions as were applicable to the original Coterra award (excluding for Coterra PSUs any continued performance-based vesting conditions and cash settlement features).
Each Coterra Option will be deemed fully vested, cancelled and converted into the right to receive from Devon an amount in cash, without interest, equal to the product of (i) the total number of shares of Coterra Common Stock subject to such Coterra Option and (ii) the excess, if any, of the Coterra Stock Price over the exercise price per share of Coterra Common Stock of such Coterra Option.
For additional information regarding the Coterra equity and other long-term incentive awards, please see “The Merger Agreement — Treatment of Coterra Equity Awards.”
Q:
What will the composition of the board of directors and management of Devon be following closing of the merger?

A:
The Devon board of directors (the “Devon Board”) at the Effective Time will be composed of (i) six directors serving on the Devon Board as of February 1, 2026 (at least five of whom shall meet the independence standards of the NYSE with respect to Devon, and one of whom shall be the President and Chief Executive Officer of Devon) (each, a “Legacy Devon Director” and collectively, the “Legacy Devon Directors”) and (ii) five directors serving on the Coterra Board as of February 1, 2026 and designated by Coterra prior to the Effective Time (at least four of whom shall meet the independence standards of the NYSE with respect to Devon) (each, a “Legacy Coterra Director” and collectively, the “Legacy Coterra Directors”). At the Effective Time, Thomas E. Jorden, the current Chairman of the Coterra Board, President and Chief Executive Officer of Coterra, will be appointed as non-executive Chair of the Devon Board and a Legacy Devon Director will be appointed the Lead Independent Director of the Devon Board.

The management of Devon following the closing of the merger is expected to include officers and other key employees from both Devon and Coterra. At the Effective Time, the executive committee of Devon is expected to consist of: (i) Clay M. Gaspar, the current President and Chief Executive Officer of Devon, who will continue to serve in that position; (ii) Andrea M. Alexander, the current Senior Vice President and Chief Human Resources Officer of Coterra, who will serve as Senior Vice President and Chief Administrative Officer of Devon; (iii) Michael D. DeShazer, the current Executive Vice President, Operations of Coterra, who will serve as Executive Vice President, Exploration & Production — Anadarko, Eagle Ford, Marcellus & Rockies of Devon; (iv) Robert (Trey) F. Lowe, III, the current Senior Vice President and Chief Technology Officer of Devon, who will serve as Executive Vice President and Chief Technology Officer of Devon; (v) John D. Raines, the current Senior Vice President, E&P Asset Management of Devon, who will serve as Executive Vice President, Exploration & Production — Permian of Devon; (vi) Jeffrey L. Ritenour, the current Executive Vice President and Chief Financial Officer of Devon, who will serve as Executive Vice President and Chief Corporate Development Officer of Devon; (vii) Blake A. Sirgo, the current Executive Vice President, Business Units of Coterra, who will serve as Executive Vice President, Operations of Devon; (viii) Adam M. Vela, the current Senior Vice President and General Counsel of Coterra, who will serve as Senior Vice President and General Counsel of Devon; and (ix) Shannon E. Young III, the current Executive Vice President and Chief Financial Officer of Coterra, who will serve as Executive Vice President and Chief Financial Officer of Devon. For additional information regarding the Devon Board and the management of Devon following the closing of the merger, please see “The Merger Agreement — Board of Directors and Executive Officers After Closing of the Merger.”
Q:
How does the Coterra Board recommend that I vote at the Coterra Special Meeting?

A:
The Coterra Board unanimously recommends that you vote “FOR” the Coterra Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Coterra Adjournment Proposal. For

additional information regarding the recommendation of the Coterra Board, please see “The Merger — Recommendation of the Coterra Board and its Reasons for the Merger.”
Q:
Who is entitled to vote at the Coterra Special Meeting?

A:
The record date for the Coterra Special Meeting is [•], 2026 (the “Coterra Record Date”). All holders of shares of Coterra Common Stock who held shares at the close of business on the Coterra Record Date are entitled to receive notice of, and to vote at, the Coterra Special Meeting. Each such holder of Coterra Common Stock is entitled to cast one vote on each matter properly brought before the Coterra Special Meeting for each share of Coterra Common Stock that such holder owned of record as of the Coterra Record Date. Please see “Coterra Special Meeting — Voting at the Coterra Special Meeting” for instructions on how to vote your shares without attending the Coterra Special Meeting.

Q:
How does the Devon Board recommend that I vote at the Devon Special Meeting?

A:
The Devon Board unanimously recommends that you vote “FOR” the Stock Issuance Proposal, “FOR” the Authorized Share Charter Amendment Proposal and “FOR” the Devon Adjournment Proposal. For additional information regarding the recommendation of the Devon Board, please see “The Merger — Recommendation of the Devon Board and its Reasons for the Merger.”

Q:
Who is entitled to vote at the Devon Special Meeting?

A:
The record date for the Devon Special Meeting is [•], 2026 (the “Devon Record Date”). All holders of shares of Devon Common Stock who held shares at the close of business on the Devon Record Date are entitled to receive notice of, and to vote at, the Devon Special Meeting. Each such holder of Devon Common Stock is entitled to cast one vote on each matter properly brought before the Devon Special Meeting for each share of Devon Common Stock that such holder owned of record as of the Devon Record Date. Please see “Devon Special Meeting — Voting at the Devon Special Meeting” for instructions on how to vote your shares without attending the Devon Special Meeting.

Q:
What is a proxy?

A:
A stockholder’s legal designation of another person to vote shares of such stockholder’s common stock at a special or annual meeting is referred to as a proxy. The document used to designate a proxy to vote your shares of common stock is called a proxy card.

Q:
How many votes do I have for the Coterra Special Meeting?

A:
Each Coterra stockholder is entitled to one vote for each share of Coterra Common Stock held of record as of the close of business on the Coterra Record Date for each proposal. As of the close of business on the Coterra Record Date, there were [•] outstanding shares of Coterra Common Stock.

Q:
How many votes do I have for the Devon Special Meeting?

A:
Each Devon stockholder is entitled to one vote for each share of Devon Common Stock held of record as of the close of business on the Devon Record Date for each proposal. As of the close of business on the Devon Record Date, there were [•] outstanding shares of Devon Common Stock.

Q:
What will happen to my shares of Devon Common Stock?

A:
Nothing. You will continue to own the same shares of Devon Common Stock that you own prior to the Effective Time. As a result of the Stock Issuance Proposal, however, the overall ownership percentage of current Devon stockholders in the combined company will be diluted.

Q:
What happens if the merger is not completed?

A:
If the Coterra stockholders do not approve the Coterra Merger Proposal or the Devon stockholders do not approve the Devon Merger Proposals, or if the merger is not completed for any other reason,

Coterra stockholders will not receive any merger consideration for their shares of Coterra Common Stock in connection with the merger. Instead, Devon and Coterra will each remain independent public companies. Devon Common Stock will continue to be listed and traded on the NYSE, and Coterra Common Stock will continue to be listed and traded on the NYSE. If the Merger Agreement is terminated under certain specified circumstances, Devon or Coterra may be required to reimburse certain expenses of the other party, or to pay to the other party a termination fee of $865 million (the “Termination Fee”). Please see “The Merger Agreement — Termination Fee” for a more detailed discussion of the termination fee.
Q:
How can I vote my shares and participate at the Coterra Special Meeting?

A:
If you are a Coterra stockholder of record as of the close of business on the Coterra Record Date, you may submit your proxy before the Coterra Special Meeting in one of the following ways:

•
Telephone-use the toll-free number shown on your proxy card;

•
Internet-visit the website shown on your proxy card to vote via the Internet; or

•
Mail-complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

If you are a Coterra stockholder of record, you may also cast your vote virtually at the Coterra Special Meeting by following the instructions at [•]. If you decide to attend the Coterra Special Meeting virtually and vote at the meeting, your vote will revoke any proxy previously submitted.
The Coterra Special Meeting will begin promptly at [•] [a.m./p.m.], Central Time, on [•], 2026. Coterra encourages its stockholders to access the meeting prior to the start time leaving ample time for check-in. Please follow the instructions as outlined in this joint proxy statement/prospectus.
Even if you plan to attend the Coterra Special Meeting virtually, Coterra recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to or become unable to attend the Coterra Special Meeting.
Q:
How can I vote my shares without attending the Coterra Special Meeting?

A:
Whether you hold your shares directly as a stockholder of record of Coterra or beneficially in “street name,” you may direct your vote by proxy without attending the Coterra Special Meeting. You can vote by proxy by mail, over the Internet or by telephone by following the instructions provided in the enclosed proxy card. Please note that if you hold shares beneficially in “street name,” you should follow the voting instructions provided by your bank, broker or other nominee.

Additional information on voting procedures can be found under “Coterra Special Meeting.”
Q:
How can I vote my shares and participate at the Devon Special Meeting?

A:
If you are a Devon stockholder of record as of the close of business on the Devon Record Date, you may submit your proxy before the special meeting in one of the following ways:

•
Telephone-use the toll-free number shown on your proxy card;

•
Internet-visit the website shown on your proxy card to vote via the Internet; or

•
Mail-complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

If you are a Devon stockholder of record, you may also cast your vote virtually at the special meeting by following the instructions at [•]. If you decide to attend the Devon Special Meeting virtually and vote at the meeting, your vote will revoke any proxy previously submitted.
The Devon Special Meeting will begin promptly at [•] [a.m./p.m.], Central Time, on [•], 2026. Devon encourages its stockholders to access the meeting prior to the start time leaving ample time for check-in. Please follow the instructions as outlined in this joint proxy statement/prospectus.

Even if you plan to attend the Devon Special Meeting virtually, Devon recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to or become unable to attend the Devon Special Meeting.
Q:
How can I vote my shares without attending the Devon Special Meeting?

A:
Whether you hold your shares directly as a stockholder of record of Devon or beneficially in “street name,” you may direct your vote by proxy without attending the Devon Special Meeting. You can vote by proxy by mail, over the Internet or by telephone by following the instructions provided in the enclosed proxy card. Please note that if you hold shares beneficially in “street name,” you should follow the voting instructions provided by your bank, broker or other nominee.

Additional information on voting procedures can be found under “Devon Special Meeting.”
Q:
When and where is the Coterra Special Meeting? What must I bring to attend the Coterra Special Meeting?

A:
The Coterra Special Meeting will be held virtually at [•], on [•], 2026, at [•] [a.m./p.m.], Central Time. Online access will begin at [•] [a.m./p.m.], Central Time, and Coterra encourages its stockholders to access the meeting prior to the start time.

Even if you plan to attend the Coterra Special Meeting virtually, Coterra recommends that you vote your shares in advance as described above so that your vote will be counted if you later decide not to or become unable to attend the special meeting.
Q:
When and where is the Devon Special Meeting? What must I bring to attend the Devon Special Meeting?

A:
The Devon Special Meeting will be held virtually at [•], on [•], 2026, at [•] [a.m./p.m.], Central Time. Online access will begin at [•] [a.m./p.m.], Central Time, and Devon encourages its stockholders to access the meeting prior to the start time.

Even if you plan to attend the Devon Special Meeting virtually, Devon recommends that you vote your shares in advance as described above so that your vote will be counted if you later decide not to or become unable to attend the special meeting.
Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in “street name?”

A:
If your shares are held in “street name” in a stock brokerage account or by a bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to Coterra or Devon, as applicable, or by voting in person at the Coterra Special Meeting or Devon Special Meeting, as applicable, unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee.

Q:
If my shares of Coterra Common Stock or Devon Common Stock are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee automatically vote those shares for me?

A:
Under the rules of the NYSE, your bank, broker or other nominee will only be permitted to vote your shares of Coterra Common Stock or Devon Common Stock, as applicable, with respect to “non-routine” matters if you instruct your bank, broker or other nominee how to vote. All of the proposals scheduled for consideration at the Coterra Special Meeting and Devon Special Meeting are “non-routine” matters. As a result, if you fail to provide voting instructions to your broker, bank or other nominee, your shares will not be counted as present at the Coterra Special Meeting or Devon Special Meeting, as applicable, for purposes of determining a quorum and will not be voted on any of the proposals. If you provide voting instructions to your broker, bank or other nominee on one or more of the proposals but not on one or more of the other proposals, then your shares will be counted as present for the purposes of determining a quorum but will not be voted on any proposal for which you fail to provide instructions. To make sure that your shares are voted with respect to each of the proposals, you should instruct your bank, broker or other nominee how you wish to vote your shares in accordance with the procedures provided by your bank, broker or other nominee regarding the voting of your shares.
The effect of not instructing your bank, broker or other nominee how you wish to vote your shares will be the same as a vote “against” the Coterra Merger Proposal or the Authorized Share Charter Amendment Proposal and will not have any effect on the outcome of the Stock Issuance Proposal, the Advisory Compensation Proposal or the Coterra Adjournment Proposal or the Devon Adjournment Proposal, as applicable. However, if you instruct your bank, broker or other nominee on how you wish to vote your shares on some but not all proposals, such broker non-vote will have the same effect as voting “against” any proposal for which you do not provide instruction.
Q:
What should I do if I receive more than one set of voting materials for a stockholder meeting?

A:
If you hold shares of Coterra Common Stock or Devon Common Stock in “street name” and also directly in your name as a stockholder of record or otherwise, or if you hold shares of Coterra Common Stock or Devon Common Stock in more than one brokerage account, you may receive more than one set of voting materials relating to the Coterra Special Meeting or the Devon Special Meeting.

Record Holders.   For shares held directly, please complete, sign, date and return each proxy card, or you may cast your vote by telephone or Internet as provided on each proxy card, or otherwise follow the voting instructions provided in this joint proxy statement/prospectus in order to ensure that all of your shares of Coterra Common Stock or Devon Common Stock are voted.
“Street name” Holders.   For shares held in “street name” through a bank, broker or other nominee, you should follow the procedures provided by your bank, broker or other nominee to vote your shares.
Q:
If a stockholder gives a proxy, how are the shares of Coterra Common Stock or Devon Common Stock, as applicable, voted?

A:
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares of Coterra Common Stock or Devon Common Stock, as applicable, in the way that you indicate. When completing the proxy card or the Internet or telephone processes, you may specify whether your shares of Coterra Common Stock or Devon Common Stock, as applicable, should be voted for or against, or abstain from voting on, all, some or none of the specific items of business to come before the Coterra Special Meeting or Devon Special Meeting.

Q:
How will my shares of Coterra Common Stock or Devon Common Stock be voted if I return a blank proxy?

A:
If you sign, date and return your proxy card and do not indicate how you want your shares of Coterra Common Stock to be voted, then your shares of Coterra Common Stock will be voted “FOR” the Coterra Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Coterra Adjournment Proposal.

If you sign, date and return your proxy card and do not indicate how you want your shares of Devon Common Stock to be voted, then your shares of Devon Common Stock will be voted “FOR” the Stock Issuance Proposal, “FOR” the Authorized Share Charter Amendment Proposal and “FOR” the Devon Adjournment Proposal.
Q:
Can I change my vote of shares of Coterra Common Stock after I have submitted my proxy?

A:
Any stockholder giving a proxy has the right to revoke it before the proxy is voted at the Coterra Special Meeting by:

•
subsequently submitting a new proxy, whether by submitting a new proxy card or by submitting a proxy via the Internet or telephone, that is received by the deadline specified on the accompanying proxy card;

•
giving written notice of your revocation to Coterra’s Corporate Secretary;

•
voting virtually at the Coterra Special Meeting; or

•
revoking your proxy and voting at the Coterra Special Meeting.

Your attendance at the Coterra Special Meeting will not revoke your proxy unless you give written notice of revocation to Coterra’s Corporate Secretary before your proxy is exercised or unless you vote your shares in person at the Coterra Special Meeting.
Execution or revocation of a proxy will not in any way affect your right to attend the Coterra Special Meeting and vote. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:
Coterra Energy Inc.
Attn: Corporate Secretary
Three Memorial City Plaza
840 Gessner Road, Suite 1400
Houston, Texas 77024
For more information, please see “Coterra Special Meeting — Revocation of Proxies.”
Q:
Can I change my vote of shares of Devon Common Stock after I have submitted my proxy?

A:
Any stockholder giving a proxy has the right to revoke it before the proxy is voted at the Devon Special Meeting by:

•
subsequently submitting a new proxy, whether by submitting a new proxy card or by submitting a proxy via the Internet or telephone, that is received by the deadline specified on the accompanying proxy card;

•
giving written notice of your revocation to Devon’s Corporate Secretary;

•
voting virtually at the Devon Special Meeting; or

•
revoking your proxy and voting at the Devon Special Meeting.

Your attendance at the Devon Special Meeting will not revoke your proxy unless you give written notice of revocation to Devon’s Corporate Secretary before your proxy is exercised or unless you vote your shares in person at the Devon Special Meeting.
Execution or revocation of a proxy will not in any way affect your right to attend the Devon Special Meeting and vote. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:
Devon Energy Corporation
Attn: Corporate Secretary
333 W. Sheridan Ave.
Oklahoma City, Oklahoma 73102-5015
For more information, please see “Devon Special Meeting — Revocation of Proxies.”
Q:
If I hold my shares in “street name,” can I change my voting instructions after I have submitted voting instructions to my bank, broker or other nominee?

A:
If your shares are held in the name of a bank, broker or other nominee and you previously provided voting instructions to your bank, broker or other nominee, you should follow the instructions provided by your bank, broker or other nominee to revoke or change your voting instructions.

Q:
Where can I find the voting results of the Coterra Special Meeting and the Devon Special Meeting?

A:
The preliminary voting results for the Coterra Special Meeting and the Devon Special Meeting are expected to be announced at their respective meetings. In addition, within four business days of the

Coterra Special Meeting and Devon Special Meeting, Coterra and Devon intend to file the final voting results of their respective meetings with the SEC on a Current Report on Form 8-K.
Q:
Do Coterra or Devon stockholders have appraisal rights or dissenters’ rights?

A:
No. Neither Coterra nor Devon stockholders are entitled to appraisal or dissenters’ rights in connection with the merger under Section 262 of the DGCL.

Q:
As a Coterra stockholder, are there any risks that I should consider in deciding whether to vote for the approval of the Coterra Merger Proposal?

A:
Yes. You should read and carefully consider the risk factors set forth in “Risk Factors.” You also should read and carefully consider the risk factors of Devon and Coterra contained in the reports of Devon and Coterra which are incorporated by reference into this joint proxy statement/prospectus.

Q:
As a Devon stockholder, are there any risks that I should consider in deciding whether to vote for the approval of the Stock Issuance Proposal?

A:
Yes. You should read and carefully consider the risk factors set forth in “Risk Factors.” You also should read and carefully consider the risk factors of Devon and Coterra contained in the reports of Devon and Coterra which are incorporated by reference into this joint proxy statement/prospectus.

Q:
Do any of the officers or directors of Coterra have interests in the merger that may differ from or be in addition to my interests as a Coterra stockholder?

A:
Yes. In considering the recommendation of the Coterra Board that Coterra stockholders vote to approve the Coterra Merger Proposal, Coterra stockholders should be aware that Coterra’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Coterra stockholders generally. The Coterra Board was aware of and considered these differing interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the Merger Agreement and the merger and in unanimously recommending that the Merger Agreement be approved and adopted by Coterra stockholders. See “The Merger — Interests of Coterra’s Directors and Executive Officers in the Merger.”

Q:
Do any of the officers or directors of Devon have interests in the merger that may differ from or be in addition to my interests as a Devon stockholder?

A:
Yes. In considering the recommendation of the Devon Board that Devon stockholders vote to approve the Devon Merger Proposals, Devon stockholders should be aware that Devon’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Devon stockholders generally. The Devon Board was aware of and considered these differing interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the Merger Agreement and the merger and in unanimously recommending that the Devon Merger Proposals be approved by Devon stockholders. See “The Merger — Interests of Devon’s Directors and Executive Officers in the Merger.”

Q:
What happens if I sell my shares of Coterra Common Stock after the Coterra Record Date but before the Coterra Special Meeting?

A:
The Coterra Record Date is earlier than the date of the Coterra Special Meeting. If you transfer your shares of Coterra Common Stock after the Coterra Record Date but before the Coterra Special Meeting, you will, unless special arrangements are made, retain your right to vote at the Coterra Special Meeting.

Q:
What happens if I sell my shares of Devon Common Stock after the Devon Record Date but before the Devon Special Meeting?

A:
The Devon Record Date is earlier than the date of the Devon Special Meeting. If you transfer your shares of Devon Common Stock after the Devon Record Date but before the Devon Special Meeting, you will, unless special arrangements are made, retain your right to vote at the Devon Special Meeting.
Q:
Who will solicit and pay the cost of soliciting proxies in connection with the Coterra Special Meeting?

A:
The Coterra Board is soliciting your proxy in connection with the Coterra Special Meeting, and Coterra will bear the cost of soliciting such proxies, including the costs of printing and mailing this joint proxy statement/prospectus. Coterra has retained Innisfree M&A Incorporated as proxy solicitor to assist with the solicitation of proxies in connection with the Coterra Special Meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through banks, brokers and other nominees to the beneficial owners of shares of Coterra Common Stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by certain of Coterra’s directors, officers and employees, without additional compensation.

Devon and Coterra also may be required to reimburse banks, brokers and other custodians, nominees and fiduciaries or their respective agents for their expenses in forwarding proxy materials to beneficial owners of Coterra Common Stock. Devon’s directors, officers and employees and Coterra’s directors, officers and employees also may solicit proxies by telephone, by electronic means or in person. They will not be paid any additional amounts for soliciting proxies.
Q:
Who will solicit and pay the cost of soliciting proxies in connection with the Devon Special Meeting?

A:
The Devon Board is soliciting your proxy in connection with the Devon Special Meeting, and Devon will bear the cost of soliciting such proxies, including the costs of printing and mailing this joint proxy statement/prospectus. Devon has retained MacKenzie Partners as proxy solicitor to assist with the solicitation of proxies in connection with the Devon Special Meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through banks, brokers and other nominees to the beneficial owners of shares of Devon Common Stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by certain of Devon’s directors, officers and employees, without additional compensation.

Devon and Coterra also may be required to reimburse banks, brokers and other custodians, nominees and fiduciaries or their respective agents for their expenses in forwarding proxy materials to beneficial owners of Devon Common Stock. Devon’s directors, officers and employees and Coterra’s directors, officers and employees also may solicit proxies by telephone, by electronic means or in person. They will not be paid any additional amounts for soliciting proxies.
Q:
What are the United States federal income tax consequences of the merger to Coterra U.S. stockholders?

A:
The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes. However, it is not a condition to Devon’s obligation or Coterra’s obligation to complete the merger that the merger qualifies as a “reorganization.” Nevertheless, assuming that the merger so qualifies, U.S. holders of shares of Coterra Common Stock will generally not recognize any gain or loss for U.S. federal income tax purposes on the exchange of their shares of Coterra Common Stock for shares of Devon Common Stock in the merger, except for any gain or loss that may result from the receipt of cash in lieu of a fractional share of Devon Common Stock. Devon and Coterra have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”) regarding any matters relating to the merger and, as a result, there can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth herein.

For a more complete discussion of the U.S. federal income tax consequences of the merger, see the section entitled “Material U.S. Federal Income Tax Consequences of the Merger.”

Q:
When is the merger expected to be completed?

A:
Subject to the satisfaction or waiver of the closing conditions described under “The Merger Agreement — Conditions to the Merger,” including the approval of the Coterra Merger Proposal and the Devon Merger Proposals, the merger is expected to close in the second quarter of calendar year 2026. However, neither Devon nor Coterra can predict the actual date on which the merger will be completed, or if the merger will be completed at all, because closing of the merger is subject to conditions and factors outside the control of both companies. Devon and Coterra hope to complete the merger as soon as reasonably practicable.

Q:
What are the conditions to closing of the merger?

A:
The merger is subject to a number of conditions to closing as specified in the Merger Agreement. These closing conditions include, among others, (i) the approval of the Coterra Merger Proposal by the Coterra stockholders, (ii) the approval of the Devon Merger Proposals by the Devon stockholders, (iii) that no provision of any applicable law and no order (preliminary or otherwise) is in effect that prohibits the consummation of the merger; (iv) that any waiting period under the Hart Scott Rodino Act (the “HSR Act”) as well as any agreement not to close embodied in a “timing agreement” between the parties and a governmental entity (and any extension of the waiting period or such “timing agreement”) applicable to the transactions contemplated by the Merger Agreement has expired or been terminated; (v) the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, has become effective under the Securities Act and no stop order suspending the use of such registration statement has been issued by the SEC, nor have proceedings seeking a stop order been initiated or, to the knowledge of Coterra or Devon, as the case may be, been threatened by the SEC; and (vi) Devon has filed with the NYSE a subsequent listing application with respect to the shares of Devon Common Stock being issued pursuant to this Merger Agreement and such shares of Devon Common Stock have been approved and authorized for listing on the NYSE, subject to official notice of issuance. More information may be found in “The Merger Agreement — Conditions to the Merger.”

Q:
How will I receive the merger consideration to which I am entitled?

A:
If you hold your shares of Coterra Common Stock through The Depository Trust Company (“DTC”), you will not be required to take any specific actions to exchange your shares of Coterra Common Stock for shares of Devon Common Stock. After the closing of the merger, shares of Coterra Common Stock held through DTC in book-entry form will be automatically exchanged and Devon Common Stock you are entitled to and any cash to be paid in lieu of any fractional share of Devon Common Stock to which you would otherwise be entitled will be credited to your account by your broker. If you hold your shares of Coterra Common Stock in certificated form, or in book-entry form but not through DTC, after receiving the proper documentation from you, following the Effective Time, Computershare Trust Company, N.A., as exchange agent, (the “Exchange Agent”) will deliver to you a statement reflecting Devon Common Stock you are entitled to and a check in the amount of any cash in lieu of fractional shares to which you would otherwise be entitled. More information may be found in “The Merger Agreement — Exchange of Shares.”

Q:
What should I do now?

A:
You should read this joint proxy statement/prospectus carefully and in its entirety, including the annexes, and return your completed, signed and dated proxy card by mail in the enclosed postage-paid envelope, or you may submit your voting instructions by telephone or over the Internet as soon as possible so that your shares will be voted in accordance with your instructions.

Q:
Whom do I call if I have questions about the Coterra Special Meeting, the Devon Special Meeting or the merger?

A:
If you are a Coterra stockholder and have questions about the Coterra Special Meeting or the merger, or desire additional copies of this joint proxy statement/prospectus or additional proxy cards, you may contact:

Coterra Energy Inc. Attn: Corporate Secretary Three Memorial City Plaza 840 Gessner Road, Suite 1400 Houston, Texas 77024	Innisfree M&A Incorporated 501 Madison Avenue, 19th floor New York, New York 10022 Shareholders May Call Toll Free: (877) 750-9499 Banks and Brokers Call: (212) 750-5833
If you are a Devon stockholder and have questions about the Devon Special Meeting or the merger, or desire additional copies of this joint proxy statement/prospectus or additional proxy cards, you may contact:
Devon Energy Corporation Attn: Corporate Secretary 333 W. Sheridan Ave. Oklahoma City, Oklahoma 73102-5015	MacKenzie Partners 7 Penn Plaza, Suite 503 New York, New York 10001 Stockholders, bank and brokers call: (800) 322-2885

SUMMARY
For your convenience, provided below is a brief summary of certain information contained in this joint proxy statement/prospectus. This summary highlights selected information from this joint proxy statement/prospectus and does not contain all of the information that may be important to you as a Coterra stockholder or Devon stockholder. To understand the merger fully and for a more complete description of the terms of the merger, you should read this entire joint proxy statement/prospectus carefully, including its annexes and the other documents to which you are referred. Additionally, important information, which you are urged to read, is contained in the documents incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 196. Items in this summary include a page reference directing you to a more complete description of those items.
The Parties to the Merger (See page 42)
Devon Energy Corporation
Devon is an independent energy company engaged primarily in the exploration, development and production of oil, natural gas and natural gas liquids (“NGLs”). Devon’s operations are concentrated in various onshore areas in the U.S. Devon Common Stock is listed and traded on the NYSE under the ticker symbol “DVN.” Devon, which is incorporated in Delaware, has its executive offices located at 333 W. Sheridan Ave., Oklahoma City, Oklahoma 73102-5015, and can be reached by phone at (405) 235-3611.
Cubs Merger Sub, Inc.
Merger Sub, a direct wholly owned subsidiary of Devon, is a Delaware corporation formed on January 30, 2026, for the purpose of effecting the merger. Under the Merger Agreement, Merger Sub will merge with and into Coterra, with Coterra surviving the merger as the surviving corporation (the “Surviving Corporation”) and a direct wholly-owned subsidiary of Devon. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the Merger Agreement, including the preparation of applicable regulatory filings in connection with the merger.
Coterra Energy Inc.
Coterra Energy Inc. is an independent oil and gas company engaged in the development, exploration and production of oil, natural gas and NGLs. Coterra’s assets are concentrated in areas with known hydrocarbon resources, which are conducive to multi-well, repeatable development programs. Coterra Common Stock is listed and traded on the NYSE under the ticker symbol “CTRA.” Coterra, which is incorporated in Delaware, has its executive offices located at Three Memorial City Plaza, 840 Gessner Road, Suite 1400, Houston, Texas 77024 and can be reached by phone at (281) 589-4600.
The Merger and the Merger Agreement (See pages 43 and 96)
The terms and conditions of the merger are contained in the Merger Agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus. You are encouraged to read the Merger Agreement carefully and in its entirety, as it is the primary legal document that governs the merger.
Pursuant to the Merger Agreement, Merger Sub will merge with and into Coterra, the separate corporate existence of Merger Sub will cease and Coterra will continue as the surviving corporation in the merger as a wholly-owned, direct subsidiary of Devon. Following the merger, Coterra Common Stock will be delisted from the NYSE, will be deregistered under the Exchange Act and will cease to be publicly traded.
Exchange Ratio (See page 98)
At the Effective Time, each share of Coterra Common Stock will be converted into the right to receive 0.70 shares of Devon Common Stock.
The Exchange Ratio is fixed, which means that it will not change between now and the Effective Time, regardless of changes in the market price of Coterra Common Stock and Devon Common Stock. No fractional shares of Devon Common Stock will be issued upon the conversion of shares of Coterra Common

Stock pursuant to the Merger Agreement. Each Coterra stockholder who otherwise would have been entitled to receive a fraction of a share of Devon Common Stock will be entitled to receive cash in lieu of such fractional share.
The Devon Special Meeting (See page 139)
The Devon Special Meeting will be held virtually at [•], on [•], 2026, at [•] [a.m./p.m.], Central Time. The Devon Special Meeting is being held to consider and vote on the following proposals:
•
to approve the Stock Issuance Proposal;

•
to approve the Authorized Share Charter Amendment Proposal; and

•
to approve the Devon Adjournment Proposal.

Closing of the merger is conditioned on, among other things, the approval of the Stock Issuance Proposal and the Authorized Share Charter Amendment Proposal by Devon stockholders. Approval of the Devon Adjournment Proposal is not a condition to the obligation of either Coterra or Devon to complete the merger.
Only holders of record of outstanding shares of Devon Common Stock as of the close of business on [•], 2026, the Devon Record Date, are entitled to notice of, and to vote at, the Devon Special Meeting or any adjournment or postponement of the Devon Special Meeting. Devon stockholders may cast one vote for each share of Devon Common Stock owned as of the Devon Record Date for each proposal.
Assuming holders of a majority of the outstanding shares of Devon Common Stock entitled to vote at a meeting of stockholders (for purposes of the Devon Special Meeting, a “quorum”) are present in person or represented by proxy at the Devon Special Meeting, approval of the Stock Issuance Proposal requires the affirmative vote of holders of a majority of the shares of Devon Common Stock present in person or represented by proxy at the Devon Special Meeting and entitled to vote thereon. Accordingly, with respect to a Devon stockholder who is present in person or represented by proxy at the Devon Special Meeting, such stockholder’s abstention from voting or the failure of a Devon stockholder to vote will have the same effect as a vote “against” the Stock Issuance Proposal. The failure of a Devon stockholder who holds shares in “street name” through a bank, broker or other nominee to give voting instructions to the bank, broker or other nominee will have no effect on the outcome of the Stock Issuance Proposal. However, if a Devon stockholder instructs its bank, broker or other nominee regarding some of the proposals but not the Stock Issuance Proposal, such broker non-vote will have the same effect as voting “against” the Stock Issuance Proposal.
Approval of the Authorized Share Charter Amendment Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Devon Common Stock entitled to vote on the proposal. Accordingly, with respect to a Devon stockholder who is present in person or represented by proxy at the Devon Special Meeting, such stockholder’s abstention from voting or the failure of a Devon stockholder to vote (including the failure of a Devon stockholder who holds shares in “street name” through a bank, broker or other nominee to give voting instructions to that bank, broker or other nominee) will have the same effect as a vote “against” the Authorized Share Charter Amendment Proposal.
Approval of the Devon Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of Devon Common Stock present in person or represented by proxy at the Devon Special Meeting and entitled to vote thereon. Accordingly, with respect to a Devon stockholder who is present in person or represented by proxy at the Devon Special Meeting, such stockholder’s abstention from voting or the failure of a Devon stockholder to vote will have the same effect as a vote “against” the Devon Adjournment Proposal. The failure of a Devon stockholder who holds shares in “street name” through a bank, broker or other nominee to give voting instructions to its bank, broker or other nominee will have no effect on the outcome of the Devon Adjournment Proposal. However, if a Devon stockholder instructs its bank, broker or other nominee regarding some of the proposals but not the Devon Adjournment Proposal, such broker non-vote will have the same effect as voting “against” the Devon Adjournment Proposal. Regardless of whether there is a quorum, the chair of the Devon Special Meeting may also adjourn the Devon Special Meeting.
Under the Devon Bylaws, virtual attendance at the special meeting constitutes presence in person for purposes of the vote required.

Recommendation of the Devon Board and its Reasons for the Merger (See page 54)
The Devon Board has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the merger, are advisable and fair to, and in the best interests of, Devon and its stockholders and has unanimously adopted, approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the merger. The Devon Board unanimously recommends that Devon stockholders vote “FOR” the Stock Issuance Proposal, “FOR” the Authorized Share Charter Amendment Proposal, and “FOR” the Devon Adjournment Proposal, if necessary or appropriate to solicit additional proxies. For additional information on the factors considered by the Devon Board in reaching this decision and the recommendation of the Devon Board, please see “The Merger — Recommendation of the Devon Board and its Reasons for the Merger.”
Opinion of Devon’s Financial Advisor (See page 56)
Devon retained Evercore Group L.L.C. (“Evercore”) to act as its financial advisor in connection with the merger. As part of this engagement, the Devon Board requested that Evercore evaluate the fairness of the Exchange Ratio pursuant to the Merger Agreement, from a financial point of view, to Devon. At a meeting of the Devon Board held on February 1, 2026, Evercore rendered to the Devon Board its oral opinion, subsequently confirmed by delivery of a written opinion dated February 1, 2026, that as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the Exchange Ratio was fair, from a financial point of view, to Devon.
The full text of the written opinion of Evercore, dated February 1, 2026, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex B and is incorporated herein by reference into this joint proxy statement/prospectus in its entirety. You are urged to read Evercore’s opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Devon Board (solely in its capacity as such) in connection with its evaluation of the merger.
The opinion does not constitute a recommendation to the Devon Board or to any other persons in respect of the merger, including as to how any holder of shares of Devon Common Stock should vote or act in respect of the merger. Evercore’s opinion does not address the relative merits of the merger as compared to other business or financial strategies that might be available to Devon, nor does it address the underlying business decision of Devon to engage in the merger.
For a further discussion of Evercore’s opinion, see “The Merger — Opinion of Devon’s Financial Advisor” and the full text of the written opinion of Evercore attached as Annex B to this joint proxy statement/prospectus.
Interests of Devon’s Directors and Executive Officers in the Merger (See page 90)
When considering the recommendation of the Devon Board that Devon stockholders vote “FOR” the Devon Merger Proposals, Devon stockholders should be aware that Devon’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of other Devon stockholders generally. The Devon Board was aware of these interests when it approved the Merger Agreement and the transactions contemplated thereby and recommended that Devon stockholders vote “FOR” the Devon Merger Proposals. Such interests include the following and are more fully summarized below:
•
Certain directors and executive officers are expected to continue as directors and executive officers of Devon following consummation of the merger.

•
The executive officers of Devon are party to employment or severance agreements with Devon that would provide them with certain severance benefits if their employment is terminated either by Devon without cause or by the executive with good reason.

•
The executive officers of Devon hold restricted shares of Devon stock and performance share units in respect of Devon stock. If an executive’s employment is terminated either by Devon without cause or by the executive for good reason, the restricted shares would vest at the time of employment termination and the performance share units would remain eligible to vest based on actual Devon performance notwithstanding the employment termination.
The merger does not constitute a “change in control” for purposes of the executives’ employment and severance arrangements or their equity award agreements, and accordingly the benefits potentially provided under those agreements are not enhanced by reason of the merger, although Devon may amend the existing severance arrangements to add certain benefits that generally only apply following a change in control (including benefits continuation, relocation assistance and service crediting).
The Coterra Special Meeting (See page 148)
The Coterra Special Meeting will be held virtually at [•], on [•], 2026, at [•] [a.m./p.m.]. The Coterra Special Meeting is being held to consider and vote on the following:
•
the Coterra Merger Proposal;

•
the Advisory Compensation Proposal; and

•
the Coterra Adjournment Proposal.

The closing of the merger is conditioned on, among other things, the approval of the Coterra Merger Proposal by Coterra stockholders. Approval of the Advisory Compensation Proposal and the Coterra Adjournment Proposal are not conditions to the obligation of either Coterra or Devon to complete the merger.
Only holders of Coterra Common Stock at the close of business on [•], 2026, the Coterra Record Date, will be entitled to notice of, and to vote at, the Coterra Special Meeting or any adjournment or postponement of the Coterra Special Meeting. Holders of Coterra Common Stock are entitled to one vote for each share of Coterra Common Stock they own at the close of business on the Coterra Record Date for each proposal.
Approval of the Coterra Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Coterra Common Stock entitled to vote on the proposal. Accordingly, a Coterra stockholder’s abstention from voting or the failure of a Coterra stockholder to vote (including the failure of a Coterra stockholder who holds shares in “street name” through a bank, broker or other nominee to give voting instructions to that bank, broker or other nominee) will have the same effect as a vote “against” the Coterra Merger Proposal.
Approval of the Coterra Adjournment Proposal and, assuming a quorum is present, the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the Coterra Common Stock entitled to vote thereon and present in person or represented by proxy at the Coterra Special Meeting. Accordingly, with respect to a Coterra stockholder who is present in person or represented by proxy at the Coterra Special Meeting, such stockholder’s abstention from voting or the failure of a Coterra stockholder to vote will have the same effect as a vote “against” the Advisory Compensation Proposal and the Coterra Adjournment Proposal. The failure of a Coterra stockholder who holds shares in “street name” through a bank, broker or other nominee to give voting instructions to the bank, broker or other nominee will have no effect on the outcome of the Advisory Compensation Proposal and the Coterra Adjournment Proposal. However, if a Coterra stockholder instructs its bank, broker or other nominee regarding some but not all of the proposals, such broker non-vote will have the same effect as voting “against” any proposal for which no instruction is provided. Regardless of whether there is a quorum, the chairman of the Coterra Special Meeting may also adjourn the Coterra Special Meeting.
Recommendation of the Coterra Board and its Reasons for the Merger (See page 65)
The Coterra Board has unanimously determined that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are in the best interests of, and are advisable to, Coterra and its stockholders and has unanimously approved and declared advisable the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement. The Coterra Board unanimously recommends that Coterra stockholders vote “FOR” the Coterra Merger Proposal, “FOR” the Advisory Compensation Proposal, and “FOR” the Coterra Adjournment Proposal, if necessary or appropriate to solicit additional proxies. For additional information on the factors considered by the Coterra Board in reaching this decision and the recommendation of the Coterra Board, please see “The Merger — Recommendation of the Coterra Board and its Reasons for the Merger.”
Opinion of Coterra’s Financial Advisor (See page 69)
Goldman Sachs & Co. LLC (“Goldman Sachs”) delivered its opinion to the Coterra Board that, as of February 1, 2026 and based upon and subject to the assumptions, qualifications, limitations and other matters set forth therein, the Exchange Ratio pursuant to the Merger Agreement was fair from a financial point of view to the holders (other than Devon and its affiliates) of Coterra Common Stock.
The full text of the written opinion of Goldman Sachs, dated February 1, 2026, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Coterra Board in connection with its consideration of the merger. Goldman Sachs’ opinion is not a recommendation as to how any holder of Coterra Common Stock should vote with respect to the merger or any other matter. Pursuant to an engagement letter between Coterra and Goldman Sachs, Coterra has agreed to pay Goldman Sachs a transaction fee of approximately $37,500,000, plus an additional fee of $5,000,000 (with such additional fee being payable at the sole discretion of Coterra), all of which are contingent upon consummation of the merger.
Interests of Coterra’s Directors and Executive Officers in the Merger (See page 84)
In considering the recommendation of the Coterra Board with respect to the Coterra proposals, Coterra stockholders should be aware that the directors and executive officers of Coterra have interests in the merger that may be different from, or in addition to, the interests of Coterra stockholders generally.
These interests include, but are not limited to, the treatment in the merger of outstanding equity awards of Coterra, potential severance payments and benefits upon a qualifying termination of employment in connection with the merger, rights to ongoing indemnification and insurance coverage and designation rights with respect to the board of directors and executive management of the combined company following the closing. These interests are described in more detail herein in the section entitled “The Merger — Interests of Coterra’s Directors and Executive Officers in the Merger,” and certain of them are quantified in the narrative and tabular disclosure included in the section entitled “The Merger — Quantification of Potential Payments and Benefits to Coterra’s Named Executive Officers in Connection with the Merger” beginning on page 89.
The members of the Coterra Board were aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement, in reaching their decision to approve the Merger Agreement and in determining to recommend that Coterra stockholders approve the Coterra proposals.
Treatment of Coterra Equity Awards in the Merger (See page 97)
Each Vested Coterra RSU and Vested Coterra PSU will be converted into a number of shares of Devon Common Stock equal to the product obtained by multiplying (i) the number of shares of Coterra Common Stock subject to the Vested Coterra RSU or Vested Coterra PSU (as applicable) immediately prior to the Effective Time (with performance levels deemed achieved at the greater of target and actual levels of performance achieved prior to the Effective Time as determined by Coterra’s board of directors (or an appropriate committee thereof) in consultation with Devon) by (ii) the Exchange Ratio, plus an additional amount in cash equal to any accrued but unpaid cash-based dividend equivalents; provided that, any Vested Coterra PSUs earned over target levels of performance will not be converted into shares of Devon Common Stock and will instead be paid in cash based on the Coterra Stock Price consistent with the existing terms of such grants.
Each Coterra RSU and Coterra PSU, other than the Vested Coterra RSUs and Vested Coterra PSUs, will be converted into a number of restricted stock units with respect to shares of Devon Common Stock equal to the product obtained by multiplying (i) the number of shares of Coterra Common Stock subject to the applicable Coterra award immediately prior to the Effective Time (with performance levels deemed achieved at the greater of target and actual levels of performance achieved prior to the Effective Time as determined by Coterra’s board of directors (or an appropriate committee thereof) in consultation with Devon) by (ii) the Exchange Ratio, subject to the same terms and conditions as were applicable to the original Coterra award (excluding for Coterra PSUs any continued performance-based vesting conditions and cash settlement features).
Each Coterra Option will be deemed to be fully vested, cancelled and converted into the right to receive from Devon an amount in cash, without interest, equal to the product of (i) the total number of shares of Coterra Common Stock subject to such Coterra Option and (ii) the excess, if any, of the Coterra Stock Price over the exercise price per share of Coterra Common Stock of such Coterra Option.
Treatment of Indebtedness (See page 83)
As of December 31, 2025, Devon had no borrowings outstanding and less than $1 million in outstanding letters of credit under that certain Amended and Restated Credit Agreement, dated as of March 24, 2023, by and among Devon, as borrower, the lenders and issuing banks from time to time party thereto and Bank of America, N.A., as administrative agent and swing line lender (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Devon Revolving Credit Agreement”), and had $1 billion outstanding under that certain Delayed Draw Term Loan Credit Agreement, dated as of August 12, 2024, by and among Devon, as borrower, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Devon Term Loan Credit Agreement”, and together with the Devon Revolving Credit Agreement, collectively, the “Devon Credit Agreements” and each a “Devon Credit Agreement”). As of December 31, 2025, Devon and its subsidiaries also had approximately $7.4 billion aggregate principal amount of senior notes outstanding (the “Existing Devon Notes”).
As of December 31, 2025, Coterra had (i) $300 million outstanding under that certain Term Loan Credit Agreement, dated as of December 10, 2024, by and among Coterra, as borrower, the lenders from time to time party thereto and Toronto Dominion (Texas) LLC, as administrative agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Coterra Term Loan Credit Agreement”), which was fully repaid in the first quarter of 2026, and (ii) no borrowings outstanding under that certain Credit Agreement, dated as of March 10, 2023, by and among Coterra, as borrower, the lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Coterra Revolving Credit Agreement” and, together with the Coterra Term Loan Credit Agreement, collectively, the “Coterra Credit Agreements” and each a “Coterra Credit Agreement”). Unless the Coterra Credit Agreements are terminated or amended prior to or at the closing date of the merger, consummation of the merger would constitute a “Change in Control” and result in an event of default under each of the Coterra Credit Agreements. The Merger Agreement requires Coterra to deliver to Devon, prior to or at the closing date of the merger, customary executed payoff letters for the repayment in full of all indebtedness, and terminate all commitments, under, and discharge and release all guarantees existing in connection with each of the Coterra Credit Agreements. As of December 31, 2025, Coterra also had $3.5 billion aggregate principal amount of senior notes outstanding (the “Existing Coterra Notes”).
The Merger Agreement requires Coterra to, at Devon’s request, use reasonable best efforts to reasonably cooperate with Devon to (i) commence any of (A) one or more offers to purchase for cash any or all of the outstanding series of Existing Coterra Notes or (B) one or more offers to exchange any or all of the outstanding Existing Coterra Notes for debt securities issued by Devon, (ii) conduct consent solicitations to obtain from the requisite holders thereof consent to certain amendments to the indentures and note purchase agreements governing the Existing Coterra Notes, and (iii) conduct any offering of debt securities or other customary debt financing to refinance the Existing Coterra Notes, the Existing Devon Notes, the Coterra Credit Agreements, the Devon Credit Agreements and any then outstanding commercial paper of Devon. No such offer to purchase or offer to exchange will be consummated prior to the closing date and any such transactions will be funded using consideration provided by Devon.
For a description of Devon’s and Coterra’s existing indebtedness, see Devon’s Annual Report on Form 10-K for the annual period ended December 31, 2025, filed on February 18, 2026, and Coterra’s Annual Report on Form 10-K for the annual period ended December 31, 2025, filed on February 27, 2026, each of which is incorporated by reference into this joint proxy statement/prospectus.

Directors and Executive Officers of Coterra; Voting of Shares (See page 150)
At the close of business on [•], 2026, the latest practicable date prior to the date of this joint proxy statement/prospectus, Coterra’s directors and executive officers and their affiliates, as a group, beneficially owned and were entitled to vote approximately [•] shares of Coterra Common Stock, collectively representing [•]% of the shares of Coterra Common Stock outstanding on that date. Coterra currently expects that all of its directors and executive officers will vote their shares “FOR” the Coterra Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Coterra Adjournment Proposal (if necessary).
Ownership of Devon after the Merger
As of the date of this joint proxy statement/prospectus, based on the Exchange Ratio, the number of outstanding shares of Coterra Common Stock (on a fully diluted basis) and the number of outstanding shares of Devon Common Stock (on a fully diluted basis), it is estimated that Devon stockholders will own approximately 54% and Coterra stockholders will own approximately 46% of the issued and outstanding shares of Devon Common Stock on a fully diluted basis immediately following the Effective Time.
Board of Directors and Management of Devon Following the Merger (See page 83)
The Devon Board at the Effective Time will be composed of (i) six directors serving on the Devon Board as of February 1, 2026 (at least five of whom shall meet the independence standards of the NYSE with respect to Devon, and one of whom shall be the President and Chief Executive Officer of Devon) (each, a “Legacy Devon Director” and collectively, the “Legacy Devon Directors”) and (ii) five directors serving on the Coterra Board as of February 1, 2026 and designated by Coterra prior to the Effective Time (at least four of whom shall meet the independence standards of the NYSE with respect to Devon) (each, a “Legacy Coterra Director” and collectively, the “Legacy Coterra Directors”). At the Effective Time, Thomas E. Jorden, the current Chairman of the Board, President and Chief Executive Officer of Coterra, will be appointed as non-executive Chair of the Devon Board and a Legacy Devon Director will be appointed the Lead Independent Director of the Devon Board.
The management of Devon following the closing of the merger is expected to include officers and other key employees from both Devon and Coterra. At the Effective Time, the executive committee of Devon is expected to consist of: (i) Clay M. Gaspar, the current President and Chief Executive Officer of Devon, who will continue to serve in that position; (ii) Andrea M. Alexander, the current Senior Vice President and Chief Human Resources Officer of Coterra, who will serve as Senior Vice President and Chief Administrative Officer of Devon; (iii) Michael D. DeShazer, the current Executive Vice President, Operations of Coterra, who will serve as Executive Vice President, Exploration & Production — Anadarko, Eagle Ford, Marcellus & Rockies of Devon; (iv) Robert (Trey) F. Lowe, III, the current Senior Vice President and Chief Technology Officer of Devon, who will serve as Executive Vice President and Chief Technology Officer of Devon; (v) John D. Raines, the current Senior Vice President, E&P Asset Management of Devon, who will serve as Executive Vice President, Exploration & Production — Permian of Devon; (vi) Jeffrey L. Ritenour, the current Executive Vice President and Chief Financial Officer of Devon, who will serve as Executive Vice President and Chief Corporate Development Officer of Devon; (vii) Blake A. Sirgo, the current Executive Vice President, Business Units of Coterra, who will serve as Executive Vice President, Operations of Devon; (viii) Adam M. Vela, the current Senior Vice President and General Counsel of Coterra, who will serve as Senior Vice President and General Counsel of Devon; and (ix) Shannon E. Young III, the current Executive Vice President and Chief Financial Officer of Coterra, who will serve as Executive Vice President and Chief Financial Officer of Devon.
Conditions to the Merger (See page 130)
Each party’s obligation to effect the merger is subject to the satisfaction at closing, or to the extent permitted by law, waiver at or prior to closing, of each of the following conditions:
•
the approval of the Coterra Merger Proposal by the Coterra stockholders;

•
the approval of the Devon Merger Proposals by the Devon stockholders;

•
the absence of any applicable law or order (preliminary or otherwise) prohibiting the consummation of the merger;

•
the expiration or earlier termination of the waiting period under the HSR Act as well as any agreement not to close embodied in a “timing agreement” between the parties and a governmental entity (and any extension of the waiting period or such “timing agreement”) applicable to the transactions contemplated by the Merger Agreement;

•
the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, will have become effective under the Securities Act and no stop order suspending the effectiveness of the registration statement may be in effect, and no proceedings seeking a stop order have been initiated or, to the knowledge of Coterra or Devon, as the case may be, threatened by the SEC; and

•
Devon having filed with the NYSE the subsequent listing application with respect to the shares of Devon Common Stock issued or issuable pursuant to the Merger Agreement and the NYSE having approved the listing of the shares of Devon Common Stock to be issued in the merger, subject to notice of official issuance.

In addition, Devon’s and Merger Sub’s obligation to effect the merger is subject to the satisfaction at closing, or to the extent permitted by law, the waiver by Devon and Merger Sub on or prior to the Effective Time, of each of the following conditions:
•
Coterra’s performance or compliance in all material respects with all of its material covenants, obligations or agreements required to be performed or complied with under the Merger Agreement prior to the Effective Time;

•
the accuracy of the representations and warranties of Coterra as follows:

•
the representations and warranties of Coterra regarding organization, the delivery of organizational documents, authority, the vote required and certain representations regarding capital stock contained in the first sentence of Section 2.1(a), Section 2.2, Section 2.3, Section 2.4(a), and Section 2.4(c) of the Merger Agreement shall be true and correct in all respects as of the date of the Merger Agreement and as of the closing date, as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except, with respect to Section 2.4(a) and Section 2.4(c), for de minimis inaccuracies;

•
the representations and warranties of Coterra regarding the absence of certain events, changes, effects, developments, conditions or occurrences that have had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect contained in Section 2.7(b) of the Merger Agreement shall be true and correct in all respects as of the date of the Merger Agreement and as of the closing date, as if made as of such date; and

•
each other representation and warranty of Coterra set forth in the Merger Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth in any individual such representation or warranty) as of the date of the Merger Agreement and as of the closing date, as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth in any individual such representation or warranty) would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Coterra.

•
Coterra having delivered to Devon a certificate of a duly authorized officer certifying the matters of the immediately preceding bullets.

Coterra’s obligation to effect the merger is subject to the satisfaction or, to the extent permitted by law, the waiver by Coterra on or prior to the Effective Time of each of the following conditions:
•
Devon’s and Merger Sub’s performance or compliance in all material respects with all of their respective material covenants, obligations or agreements required to be performed or complied with under the Merger Agreement prior to the Effective Time;

•
the accuracy of the representations and warranties of Devon as follows:

•
the representations and warranties of Devon regarding organization, the delivery of organizational documents, authority, the vote required and certain representations regarding capital stock contained in the first sentence of Section 3.1(a), Section 3.2, Section 3.3, Section 3.4(a) and Section 3.4(c) of the Merger Agreement shall be true and correct in all respects as of the date of the Merger Agreement and as of the closing date, as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except, with respect to Section 3.4(a) and Section 3.4(c), for de minimis inaccuracies;

•
the representations and warranties of Devon regarding the absence of certain events, changes, effects, developments, conditions or occurrences that have had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect contained in Section 3.7(b) of the Merger Agreement shall be true and correct in all respects as of the date of the Merger Agreement and as of the closing date, as if made as of such date; and

•
each other representation and warranty of Devon set forth in the Merger Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth in any individual such representation or warranty) as of the date of the Merger Agreement and as of the closing date, as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth in any individual such representation or warranty) would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Devon.

•
Devon having delivered to Coterra a certificate of a duly authorized officer certifying the matters of the immediately preceding bullets.

No Solicitation of Acquisition Proposals by Coterra (See page 113)
Coterra agreed that, except as expressly contemplated by the Merger Agreement, neither it nor any of its subsidiaries will, and Coterra will use its reasonable best efforts to, and will cause each of Coterra’s subsidiaries to use its respective reasonable best efforts to, cause their respective representatives not to:
•
directly or indirectly initiate or solicit, or knowingly encourage or knowingly facilitate (including by way of furnishing non-public information relating to Coterra or any of its subsidiaries) any inquiries or the making or submission of any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal with respect to Coterra;

•
other than clarifying terms of the Acquisition Proposal in accordance with the Merger Agreement, participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to Coterra or any of its subsidiaries or afford access to the properties, books or records of Coterra or any of its subsidiaries to any person that has made an Acquisition Proposal with respect to Coterra or to any person in contemplation of making an Acquisition Proposal with respect to Coterra; or

•
accept an Acquisition Proposal with respect to Coterra or enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding:

•
constituting or related to, or that is intended to or could reasonably be expected to lead to, any Acquisition Proposal with respect to Coterra (other than an acceptable confidentiality agreement permitted pursuant to the Merger Agreement); or

•
requiring, intending to cause, or which could reasonably be expected to cause Coterra to abandon, terminate or fail to consummate the merger or any other transaction contemplated by the Merger Agreement (each, a “Coterra Acquisition Agreement”).

Any violation of the preceding restrictions by subsidiaries or representatives of Coterra or any representative of any subsidiary of Coterra, whether or not such representative is so authorized and whether or not such representative is purporting to act on behalf of Coterra or any of its subsidiaries or otherwise, will be deemed to be a breach of the Merger Agreement by Coterra.
Notwithstanding anything to the contrary in the Merger Agreement, prior to obtaining the approval of the Coterra Merger Proposal by Coterra’s stockholders, Coterra and the Coterra Board may take any actions described in the immediately preceding second bullet with respect to a third party if (i) after the date of the Merger Agreement, Coterra receives a written Acquisition Proposal with respect to Coterra from such third party (and such Acquisition Proposal was not initiated, solicited, knowingly encouraged or knowingly facilitated by Coterra or any of its subsidiaries or any representative of Coterra or any of its subsidiaries), (ii) Coterra provides Devon the notice required by the Merger Agreement with respect to such Acquisition Proposal, (iii) the Coterra Board determines in good faith (after consultation with Coterra’s financial advisors and outside legal counsel) that such proposal constitutes or could reasonably be expected to lead to a superior proposal with respect to Coterra and (iv) the Coterra Board determines in good faith (after consultation with Coterra’s outside legal counsel) that the failure to participate in such discussions or negotiations or to disclose such information or data to such third party would be inconsistent with its fiduciary duties; provided that Coterra will not deliver any information to such third party without first entering into an acceptable confidentiality agreement with such third party.
Notwithstanding the limitations described above, and subject to compliance with certain of Coterra’s obligations contained in the non-solicitation provisions of the Merger Agreement, if Coterra receives, following the date of the Merger Agreement and prior to the Coterra Special Meeting, an unsolicited bona fide written Acquisition Proposal that did not result from a material breach of the non-solicitation provisions of the Merger Agreement, Coterra and its representatives may contact the person or any of such person’s representatives who has made such Acquisition Proposal solely to clarify the terms of such Acquisition Proposal so that Coterra may inform itself about such Acquisition Proposal.
Nothing described above will prohibit Coterra or the Coterra Board from taking and disclosing to the Coterra stockholders a position with respect to an Acquisition Proposal with respect to Coterra pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any similar disclosure, in either case to the extent required by law; provided that, the preceding clause will not be deemed to permit Coterra or the Coterra Board to effect a Coterra Adverse Recommendation Change except in accordance with the Merger Agreement.
No Solicitation of Acquisition Proposals by Devon (See page 115)
Devon agreed that, except as expressly contemplated by the Merger Agreement, neither it nor any of its subsidiaries will, and Devon will use its reasonable best efforts to, and will cause each of Devon’s subsidiaries to use its respective reasonable best efforts to, cause their respective representatives not to:
•
directly or indirectly initiate or solicit, or knowingly encourage or knowingly facilitate (including by way of furnishing non-public information relating to Devon or any of its subsidiaries) any inquiries or the making or submission of any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal with respect to Devon;

•
other than clarifying terms of the Acquisition Proposal in accordance with the Merger Agreement, participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to Devon or any of its subsidiaries or afford access to the properties, books or records of Devon or any of its subsidiaries to any person that has made an Acquisition Proposal with respect to Devon or to any person in contemplation of making an Acquisition Proposal with respect to Devon; or

•
accept an Acquisition Proposal with respect to Devon or enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding:

•
constituting or related to, or that is intended to or could reasonably be expected to lead to, any Acquisition Proposal with respect to Devon (other than an acceptable confidentiality agreement permitted pursuant to the Merger Agreement); or

•
requiring, intending to cause, or which could reasonably be expected to cause Devon to abandon, terminate or fail to consummate the merger or any other transaction contemplated by the Merger Agreement (each, a “Devon Acquisition Agreement”).

Any violation of the preceding restrictions by subsidiaries or representatives of Devon or any representative of any subsidiary of Devon, whether or not such representative is so authorized and whether or not such representative is purporting to act on behalf of Devon or any of its subsidiaries or otherwise, will be deemed to be a breach of the Merger Agreement by Devon.
Notwithstanding anything to the contrary in the Merger Agreement, prior to obtaining the approval of the Stock Issuance Proposal by Devon’s stockholders, Devon and the Devon Board may take any actions described in the immediately preceding second bullet with respect to a third party if (i) after the date of the Merger Agreement, Devon receives a written Acquisition Proposal with respect to Devon from such third party (and such Acquisition Proposal was not initiated, solicited, knowingly encouraged or knowingly facilitated by Devon or any of its subsidiaries or any representative of Devon or any of its subsidiaries), (ii) Devon provides Coterra the notice required by the Merger Agreement with respect to such Acquisition Proposal, (iii) the Devon Board determines in good faith (after consultation with Devon’s financial advisors and outside legal counsel) that such proposal constitutes or could reasonably be expected to lead to a superior proposal with respect to Devon and (iv) the Devon Board determines in good faith (after consultation with Devon’s outside legal counsel) that the failure to participate in such discussions or negotiations or to disclose such information or data to such third party would be inconsistent with its fiduciary duties; provided that Devon will not deliver any information to such third party without first entering into an acceptable confidentiality agreement with such third party.
Notwithstanding the limitations described above, and subject to compliance with Devon’s obligations contained in the non-solicitation provisions of the Merger Agreement, if Devon receives, following the date of the Merger Agreement and prior to the Devon Special Meeting, an unsolicited bona fide written Acquisition Proposal that did not result from a material breach of the non-solicitation provisions of the Merger Agreement, Devon and its representatives may contact the person or any of such person’s representatives who has made such Acquisition Proposal solely to clarify the terms of such Acquisition Proposal so that Devon may inform itself about such Acquisition Proposal.
Nothing described above will prohibit Devon or the Devon Board from taking and disclosing to the Devon stockholders a position with respect to an Acquisition Proposal with respect to Devon pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any similar disclosure, in either case to the extent required by law; provided that, the preceding clause will not be deemed to permit Devon or the Devon Board to effect a Devon Adverse Recommendation Change except in accordance with the Merger Agreement.
No Change of Recommendation by Coterra (See page 116)
The Merger Agreement provides that neither:
•
the Coterra Board nor any committee thereof will directly or indirectly:

•
withhold or withdraw (or amend, modify or qualify in a manner adverse to Devon or Merger Sub), or publicly propose or announce any intention to withhold or withdraw (or amend, modify or qualify in a manner adverse to Devon or Merger Sub), the recommendation that the Coterra stockholders adopt the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement (the “Coterra Recommendation”); or

•
recommend, adopt or approve, or propose, publicly to recommend, adopt or approve, any Acquisition Proposal with respect to Coterra (any action described in this first bullet being referred to as a “Coterra Adverse Recommendation Change”); nor

•
Coterra nor any of its subsidiaries will execute or enter into a Coterra Acquisition Agreement.

Permitted Change of Recommendation — Superior Proposal
At any time prior to obtaining Coterra stockholders’ approval of the Coterra Merger Proposal and subject to Coterra’s compliance in all material respects at all times with the non-solicitation and stockholder meeting provisions of the Merger Agreement, in response to a Superior Proposal with respect to Coterra that was not initiated, solicited, knowingly encouraged or knowingly facilitated by Coterra or any of its subsidiaries or any of their respective representatives, the Coterra Board may make a Coterra Adverse Recommendation Change; provided, however, that Coterra will not be entitled to exercise its right to make a Coterra Adverse Recommendation Change in response to a Superior Proposal with respect to Coterra (x) until five business days after Coterra provides written notice to Devon (a “Coterra Notice”) advising Devon that the Coterra Board or a committee thereof has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, and identifying the person or group making such Superior Proposal, (y) if during such five business day period, Devon proposes any alternative transaction (including any modifications to the terms of the Merger Agreement), unless the Coterra Board determines in good faith (after consultation with Coterra’s financial advisors and outside legal counsel, and taking into account all financial, legal, and regulatory terms and conditions of such alternative transaction proposal, including any conditions to and expected timing of consummation, and any risks of non-consummation of such alternative transaction proposal) that such alternative transaction proposal is not at least as favorable to Coterra and its stockholders as the Superior Proposal (it being understood that any change in the financial or other material terms of a Superior Proposal will require a new Coterra Notice and a new three business day period under the Merger Agreement) and (z) unless the Coterra Board, after consultation with outside legal counsel, determines that the failure to make a Coterra Adverse Recommendation Change would be inconsistent with its fiduciary duties.
Permitted Change of Recommendation — Intervening Event
At any time prior to obtaining the Coterra Stockholder Approval, and subject to Coterra’s compliance in all material respects at all times with the non-solicitation and stockholder meeting provisions of the Merger Agreement, in response to a Coterra Intervening Event, the Coterra Board may make a Coterra Adverse Recommendation Change if the Coterra Board:
•
determines in good faith, after consultation with Coterra’s outside legal counsel and any other advisor it chooses to consult, that the failure to make such Coterra Adverse Recommendation Change would be inconsistent with its fiduciary duties;

•
determines in good faith that the reasons for making such Coterra Adverse Recommendation Change are independent of any Acquisition Proposal (whether pending, potential or otherwise) with respect to Coterra; and

•
provides written notice to Devon (a “Coterra Notice of Change”) advising Devon that the Coterra Board is contemplating making a Coterra Adverse Recommendation Change and specifying the material facts and information constituting the basis for such contemplated determination;

provided, however, that (x) the Coterra Board may not make such a Coterra Adverse Recommendation Change until the third business day after receipt by Devon of the Coterra Notice of Change and (y) during such three business day period, at the request of Devon, Coterra will negotiate in good faith with respect to any changes or modifications to the Merger Agreement which would allow the Coterra Board not to make such Coterra Adverse Recommendation Change consistent with its fiduciary duties.
No Change of Recommendation by Devon (See page 118)
The Merger Agreement provides that neither:
•
the Devon Board nor any committee thereof will directly or indirectly:

•
withhold or withdraw (or amend, modify or qualify in a manner adverse to Coterra), or publicly propose or announce any intention to withhold or withdraw (or amend, modify or qualify in a manner adverse to Coterra), the recommendation that the Devon stockholders approve the Authorized Share Charter Amendment Proposal and the Share Issuance Proposal (the “Devon Recommendation”); or

•
recommend, adopt or approve, or propose, publicly to recommend, adopt or approve, any Acquisition Proposal with respect to Devon (any action described in this first bullet being referred to as a “Devon Adverse Recommendation Change”); nor

•
Devon nor any of its subsidiaries will execute or enter into a Devon Acquisition Agreement.

Permitted Change of Recommendation — Superior Proposal
At any time prior to obtaining Devon’s stockholders’ approval of the Stock Issuance Proposal and the Authorized Share Charter Amendment Proposal (the “Devon Stockholder Approval”), and subject to Devon’s compliance in all material respects at all times with the non-solicitation and stockholder meeting provisions of the Merger Agreement, in response to a Superior Proposal with respect to Devon that was not initiated, solicited, knowingly encouraged or knowingly facilitated by Devon or any of its subsidiaries or any of their respective representatives, the Devon Board may make a Devon Adverse Recommendation Change; provided, however, that Devon will not be entitled to exercise its right to make a Devon Adverse Recommendation Change in response to a Superior Proposal with respect to Devon (x) until five business days after Devon provides written notice to Coterra (a “Devon Notice”) advising Coterra that the Devon Board or a committee thereof has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, and identifying the person or group making such Superior Proposal, (y) if during such five business day period, Coterra proposes any alternative transaction (including any modifications to the terms of the Merger Agreement), unless the Devon Board determines in good faith (after consultation with Devon’s financial advisors and outside legal counsel, and taking into account all financial, legal, and regulatory terms and conditions of such alternative transaction proposal, including any conditions to and expected timing of consummation, and any risks of non-consummation of such alternative transaction proposal) that such alternative transaction proposal is not at least as favorable to Devon and its stockholders as the Superior Proposal (it being understood that any change in the financial or other material terms of a Superior Proposal will require a new Devon Notice and a new three business day period under the Merger Agreement) and (z) unless the Devon Board, after consultation with outside legal counsel, determines that the failure to make a Devon Adverse Recommendation Change would be inconsistent with its fiduciary duties.
Permitted Change of Recommendation — Intervening Event
At any time prior to obtaining the Devon Stockholder Approval, and subject to Devon’s compliance in all material respects at all times with the non-solicitation and stockholder meeting provisions of the Merger Agreement, in response to a Devon Intervening Event, the Devon Board may make a Devon Adverse Recommendation Change if the Devon Board:
•
determines in good faith, after consultation with Devon’s outside legal counsel and any other advisor it chooses to consult, that the failure to make such Devon Adverse Recommendation Change would be inconsistent with its fiduciary duties;

•
determines in good faith that the reasons for making such Devon Adverse Recommendation Change are independent of any Acquisition Proposal (whether pending, potential or otherwise) with respect to Devon; and

•
provides written notice to Coterra (a “Devon Notice of Change”) advising Coterra that the Devon Board is contemplating making a Devon Adverse Recommendation Change and specifying the material facts and information constituting the basis for such contemplated determination;

provided, however, that (x) the Devon Board may not make such a Devon Adverse Recommendation Change until the third business day after receipt by Coterra of the Devon Notice of Change and (y) during such three business day period, at the request of Coterra, Devon will negotiate in good faith with respect to any changes or modifications to the Merger Agreement which would allow the Devon Board not to make such Devon Adverse Recommendation Change consistent with its fiduciary duties.
Termination of the Merger Agreement (See page 131)
Termination by Mutual Consent
The Merger Agreement may be terminated prior to the Effective Time, whether before or after approval of the Coterra Merger Proposal by the Coterra stockholders or approval of the Devon Merger Proposals by the Devon stockholders, by mutual written consent of Devon and Coterra.

Termination by Either Devon or Coterra
Either party may terminate the Merger Agreement if:
•
the merger has not been consummated on or prior to August 1, 2026 (the “Termination Date”), provided as such Termination Date will automatically be extended if the condition that any waiting period under the HSR Act as well as any agreement not to close embodied in a “timing agreement” between the parties and a governmental entity shall have expired or otherwise been terminated will not have been satisfied or waived, but all of the other conditions set forth in Article VI of the Merger Agreement have been satisfied or waived (or are then capable of being satisfied if the closing were to take place on such date in the case of those conditions to be satisfied at the closing), then the Termination Date will automatically be extended to 11:59 p.m. Central Time on November 1, 2026 (the “First Extended Termination Date”), unless Devon and Coterra mutually agree to an earlier First Extended Termination Date, provided as such First Extended Termination Date will be automatically extended if the condition that any waiting period under the HSR Act as well as any agreement not to close embodied in a “timing agreement” between the parties and a governmental entity shall have expired or otherwise been terminated will not have been satisfied or waived (or are then capable of being satisfied if the closing were to take place on such date in the case of those conditions to be satisfied at the closing), such First Extended Termination Date will automatically be extended to 11:59 p.m. Central Time on February 1, 2027 (the “Second Extended Termination Date”), unless Devon and Coterra mutually agree to an earlier Second Extended Termination Date; provided, however, that the right to terminate the Merger Agreement under Section 7.1(b)(i) of the Merger Agreement will not be available to any party whose action or failure to act has been the primary cause of the failure of the merger to occur on or before such date and such action or failure to act constitutes a material breach of the Merger Agreement by such party;

•
a court of competent jurisdiction or other governmental entity issues a final and nonappealable order, or takes any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the merger; provided, however, the right to terminate the Merger Agreement in respect of any such order or action is not available to any party whose failure to perform any of its obligations pursuant to Section 5.5 of the Merger Agreement resulted in the entry of the order or the taking of such other action;

•
the required approval of Coterra stockholders contemplated by the Merger Agreement at the Coterra Stockholders’ Meeting (or at any adjournment thereof) is not obtained; provided, however, that such right to terminate the Merger Agreement is not available to Coterra where the failure to obtain the required approval of the Coterra stockholders is caused by the action or failure to act of Coterra and such action or failure to act constitutes a material breach by Coterra of the Merger Agreement; or

•
the required approval of the Devon stockholders contemplated by the Merger Agreement at the Devon Stockholders’ Meeting (or at any adjournment thereof) is not obtained; provided, however, that such right to terminate the Merger Agreement is not available to Devon where the failure to obtain the required approval of the Devon stockholders is caused by the action or failure to act of Devon and such action or failure to act constitutes a material breach by Devon of the Merger Agreement.

See “The Merger Agreement — Conditions to the Merger” for additional details.
Termination by Devon
Devon may terminate the Merger Agreement:
•
at any time prior to the Effective Time, if any of Coterra’s covenants, representations or warranties contained in the Merger Agreement are breached or any of Coterra’s representations and warranties become untrue, such that any of the conditions regarding the accuracy of Coterra’s representations and warranties or compliance by Coterra with its covenants as set forth in the Merger Agreement would not be satisfied, and such breach (i) is incapable of being cured by Coterra or (ii) will not be cured within thirty (30) days of receipt by Coterra of written notice of such breach describing in reasonable detail such breach; provided, however, that Devon’s termination right pursuant to this bullet will not be available if Devon is in breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement such that the conditions regarding the accuracy of Devon’s representations and warranties or compliance with its covenants as set forth in the Merger Agreement would not be satisfied;
•
at any time prior to the receipt of the Coterra Stockholder Approval, if the Coterra Board or any committee thereof:

•
makes a Coterra Adverse Recommendation Change;

•
approves or adopts or recommends the approval or adoption of any Acquisition Proposal with respect to Coterra or the execution of a definitive agreement with respect to an Acquisition Proposal with respect to Coterra (other than any acceptable confidentiality agreement permitted by the Merger Agreement);

•
does not include the Coterra Recommendation in the joint proxy statement/prospectus; or

•
resolves, agrees to, publicly proposes to or allows Coterra to publicly propose to take any of the foregoing actions; or

•
at any time prior to the receipt of the Coterra Stockholder Approval, if Coterra materially breaches the non-solicitation provisions of the Merger Agreement, other than in the case where:

•
such material breach is a result of an isolated action by a person that is a representative of Coterra;

•
Coterra uses reasonable best efforts to remedy such material breach; and

•
Devon is not significantly harmed as a result thereof.

Termination by Coterra
Coterra may terminate the Merger Agreement:
•
at any time prior to the Effective Time, if any of Devon’s or Merger Sub’s covenants, representations or warranties contained in the Merger Agreement are breached or any of Devon’s and Merger Sub’s representations and warranties become untrue, such that any of the conditions regarding the accuracy of Devon’s representations and warranties or compliance by Devon with its covenants as set forth in the Merger Agreement would not be satisfied, and such breach (A) is incapable of being cured by Devon or Merger Sub, as the case may be, or (B) will not have been cured within thirty (30) days of receipt by Devon of written notice of such breach describing in reasonable detail such breach; provided, however, that Coterra’s termination right pursuant to this bullet will not be available if Coterra is in breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement such that the conditions regarding the accuracy of Coterra’s representations and warranties or compliance with its covenants as set forth in the Merger Agreement would not be satisfied;

•
at any time prior to the receipt of the Devon Stockholder Approval, if the Devon Board or any committee thereof:

•
makes a Devon Adverse Recommendation Change;

•
approves or adopts or recommends the approval or adoption of any Acquisition Proposal with respect to Devon or the execution of a definitive agreement with respect to an Acquisition Proposal with respect to Devon (other than any acceptable confidentiality agreement permitted by the Merger Agreement);

•
does not include the Devon Recommendation in the joint proxy statement/prospectus; or

•
resolves, agrees to, publicly proposes to or allows Devon to publicly propose to take any of the foregoing actions; or

•
at any time prior to the receipt of the Devon Stockholder Approval, if Devon materially breaches Section 5.4 of the Merger Agreement, other than in the case where:

•
such material breach is a result of an isolated action by a person that is a representative of Devon;

•
Devon uses reasonable best efforts to remedy such material breach; and

•
Coterra is not significantly harmed as a result thereof.

Payment of Expenses (See page 134)
Coterra will be required to pay Devon the Expenses if the Merger Agreement is terminated by either Devon or Coterra because the Coterra stockholders do not approve the Coterra Merger Proposal, under circumstances in which the Termination Fee is not then payable pursuant to the Merger Agreement. Any such expense reimbursement will be paid no later than three business days after receipt of documentation supporting such Expenses.
Devon will be required to pay Coterra the Expenses if the Merger Agreement is terminated by either Devon or Coterra because the Devon stockholders do not approve the Devon Merger Proposals, under circumstances in which the Termination Fee is not then payable pursuant to the Merger Agreement. Any such expense reimbursement will be paid no later than three business days after receipt of documentation supporting such Expenses.
For the purposes of the foregoing description, “Expenses” means reasonable and documented out-of-pocket fees and expenses incurred or paid by or on behalf of the party receiving payment thereof and its affiliates in connection with the merger or the other transactions contemplated by the Merger Agreement, or related to the authorization, preparation, negotiation, execution and performance of the Merger Agreement, in each case including all reasonable and documented fees and expenses of law firms, commercial banks, investment banking firms, financing sources, accountants, experts and consultants to such party and its affiliates; provided that the aggregate amount of Expenses reimbursable will not exceed $40 million.
Termination Fee (See page 134)
Coterra will be required to pay to Devon the Termination Fee of $865 million if:
•
the Merger Agreement is terminated by Devon because Coterra (i) makes a Coterra Adverse Recommendation Change or (ii) materially breaches the non-solicitation provisions of the Merger Agreement;

•
(A) prior to the Coterra Stockholders’ Meeting (with respect to clause (B)(2)) or the date of termination (with respect to clause (B)(1) or (B)(3)), an Acquisition Proposal with respect to Coterra is communicated to the Coterra Board or publicly disclosed after the date of the Merger Agreement, (B) the Merger Agreement is terminated by Devon or Coterra because (1) the merger is not consummated by the Termination Date, (2) the Coterra stockholders do not approve the Coterra Merger Proposal or (3) a Coterra breach of the Merger Agreement and (C) concurrently with or within twelve (12) months after any such termination described in clause (B), Coterra or any of its subsidiaries enters into a definitive agreement with respect to, or otherwise consummates, any Acquisition Proposal with respect to Coterra for at least 50% of the business, assets or equity of Coterra; provided, however, that solely in the event that (x) the Merger Agreement is terminated by Devon or Coterra because the merger is not consummated by the Termination Date and at such time the Coterra Stockholder Approval has been received and (y) after the receipt of such Coterra Stockholder Approval but prior to the date of termination, one or more Acquisition Proposals with respect to Coterra are communicated to the Coterra Board or publicly disclosed, then the Termination Fee payable by Coterra pursuant to this bullet will be payable only in the event that concurrently with or within twelve (12) months after such termination, Coterra or any of its subsidiaries enters into a definitive agreement with respect to, or otherwise consummates, an Acquisition Proposal with respect to Coterra that was communicated to the Coterra Board or publicly disclosed as set forth in clause (y) of this bullet; or

•
the Merger Agreement is terminated by either party because the merger is not consummated by the Termination Date and at the time of such termination, (i) the Coterra stockholders have not approved the Coterra Merger Proposal and (ii) Devon would have been permitted to terminate the Merger Agreement because of a Coterra Adverse Recommendation Change or Coterra’s material breach of the non-solicitation provisions in the Merger Agreement.
Devon will be required to pay to Coterra the Termination Fee of $865 million if:
•
the Merger Agreement is terminated by Coterra because Devon (i) makes a Devon Adverse Recommendation Change or (ii) materially breaches the non-solicitation provisions of the Merger Agreement;

•
(A) prior to the Devon Stockholders’ Meeting (with respect to clause (B)(2)) or the date of termination (with respect to clause (B)(1) or (B)(3)), an Acquisition Proposal with respect to Devon is communicated to the Devon Board or publicly disclosed after the date of the Merger Agreement, (B) the Merger Agreement is terminated by Devon or Coterra because (1) the merger is not consummated by the Termination Date, (2) the Devon stockholders do not approve the Devon Merger Proposals or (3) a Devon breach of the Merger Agreement and (C) concurrently with or within twelve (12) months after any such termination described in clause (B), Devon or any of its subsidiaries enters into a definitive agreement with respect to, or otherwise consummates, any Acquisition Proposal with respect to Devon for at least 50% of the business, assets or equity of Devon; provided, however, that solely in the event that (x) the Merger Agreement is terminated by Devon or Coterra because the merger is not consummated by the Termination Date and at such time the Devon Stockholder Approval has been received and (y) after the receipt of such Devon Stockholder Approval but prior to the date of termination, one or more Acquisition Proposals with respect to Devon are communicated to the Devon Board or publicly disclosed, then the Termination Fee payable by Devon pursuant to this bullet will be payable only in the event that concurrently with or within twelve (12) months after such termination, Devon or any of its subsidiaries enters into a definitive agreement with respect to, or otherwise consummates, an Acquisition Proposal with respect to Devon that was communicated to the Devon Board or publicly disclosed as set forth in clause (y) of this bullet; or

•
the Merger Agreement is terminated by either party because the merger is not consummated by the Termination Date and at the time of such termination, (i) the Devon stockholders have not approved the Devon Merger Proposals and (ii) Coterra would have been permitted to terminate the Merger Agreement because of a Devon Adverse Recommendation Change or Devon’s material breach of the non-solicitation provisions in the Merger Agreement.

Accounting Treatment (See page 94)
Devon and Coterra prepare their respective financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). Although the parties have structured the merger as a merger of equals, GAAP requires that one party to the merger be identified as the acquirer. The merger will be accounted for using the acquisition method of accounting, with Devon being treated as the accounting acquirer. In identifying Devon as the acquiring entity for accounting purposes, Devon and Coterra took into account a number of factors as of the date of this joint proxy statement/prospectus, including which entity is issuing its equity interests, the expectation that following the Effective Time holders of shares of Devon Common Stock as of immediately prior to the Effective Time will hold, in the aggregate, approximately 54% of the issued and outstanding shares of Devon Common Stock (based on fully diluted shares outstanding of Devon) immediately following the Effective Time, the intended corporate governance structure of Devon following the Effective Time, the intended senior management of Devon following the Effective Time and the terms of the share exchange. No single factor was the sole determinant in the overall conclusion that Devon is the acquirer for accounting purposes; rather, all factors were considered in arriving at such conclusion.
Material U.S. Federal Income Tax Consequences of the Merger (See page 165)
The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. However, it is not a condition to Devon’s obligation or Coterra’s obligation to complete the merger that the merger qualifies as a “reorganization.” Nevertheless, assuming that the merger so qualifies, U.S. holders of shares of Coterra Common Stock will generally not recognize any gain or loss for U.S. federal income tax purposes on the exchange of their shares of Coterra Common Stock for shares of Devon Common Stock in the merger, except for any gain or loss that may result from the receipt of cash in lieu of a fractional share of Devon Common Stock.
Devon and Coterra have not sought and will not seek any ruling from the IRS regarding any matters relating to the merger and, as a result, there can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth herein.
For a more complete discussion of the U.S. federal income tax consequences of the merger, see the section entitled “Material U.S. Federal Income Tax Consequences of the Merger.”
The discussion of the material U.S. federal income tax consequences contained in this joint proxy statement/prospectus is intended to provide only a general discussion and is not a complete analysis or description of all potential U.S. federal income tax consequences of the merger that may vary with, or are dependent on, individual circumstances. In addition, it does not address the effects of any foreign, state or local tax laws, or federal tax laws other than U.S. federal income tax laws.
THE TAX CONSEQUENCES OF THE MERGER TO ANY PARTICULAR COTERRA STOCKHOLDER WILL DEPEND ON THAT STOCKHOLDER’S PARTICULAR CIRCUMSTANCES. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.
Fractional Shares (See page 97, 101)
No fractional shares of Devon Common Stock shall be issued in connection with the merger. Instead, any holder of Coterra Common Stock who would otherwise be entitled to receive a fraction of a share of Devon Common Stock pursuant to the merger will, in lieu of such fraction of a share, be paid in cash.
As promptly as practicable after the Effective Time, the Exchange Agent will (A) determine the number of whole shares of Devon Common Stock and the number of fractional shares of Devon Common Stock that each holder of Coterra Common Stock is entitled to receive in connection with the consummation of the merger and (B) aggregate all such fractional shares of Devon Common Stock that would, but for the provisions of the Merger Agreement, be issued to the holders of Coterra Common Stock, rounding up to the nearest whole number (the “Excess Shares”). The Exchange Agent will, on behalf of former holders of Coterra Common Stock, sell the Excess Shares at then-prevailing market prices on the NYSE, in one or more transactions in the manner described below.
The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent will use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent’s sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the former holders of Coterra Common Stock, the Exchange Agent shall hold such proceeds in trust for such holders (the “Coterra Common Stock Trust”). Devon will pay all commissions and other out-of-pocket transaction costs (other than any transfer or similar taxes imposed on a holder of Coterra Common Stock), including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Devon Excess Shares.
The Exchange Agent will determine the portion of the Coterra Common Stock Trust to which each former holder of Coterra Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds composing the Coterra Common Stock Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of Coterra Common Stock is entitled (after taking into account all shares of Coterra Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all former holders of Coterra Common Stock are entitled.

Comparison of Stockholders’ Rights (See page 171)
Upon the closing of the merger, Coterra stockholders receiving shares of Devon Common Stock will become stockholders of Devon, and their rights will be governed by Delaware law and the governing corporate documents of Devon in effect at the Effective Time. Coterra stockholders will have different rights once they become stockholders of Devon due to differences between the governing corporate documents of Coterra and Devon, as further described in “Comparison of Stockholders’ Rights.”
Listing of Devon Common Stock; Delisting and Deregistration of Coterra Common Stock (See page 94)
Before closing of the merger, Devon has agreed to use its reasonable best efforts to cause the shares of Devon Common Stock to be issued in the merger and reserved for issuance under any Coterra equity awards to be approved for listing on the NYSE. The approval and authorization for listing on the NYSE, subject to official notice of issuance, of the new shares of Devon Common Stock to be issued to former Coterra stockholders in the merger is a condition to the consummation of the merger. If the merger is completed, Coterra Common Stock will cease to be listed on the NYSE and will be deregistered under the Exchange Act.
Regulatory Matters (See page 95)
The closing of the merger is subject to antitrust review in the United States. Under the HSR Act and the rules promulgated thereunder, the merger cannot be completed until the parties to the Merger Agreement have given notification and furnished information to the Federal Trade Commission (the “FTC”) and the United States Department of Justice (the “DOJ”) and until the applicable waiting period (and any extension of such period) has expired or has been terminated.
No Appraisal Rights (See page 95)
Under the DGCL, neither Devon stockholders nor Coterra stockholders are entitled to appraisal rights or dissenters’ rights in connection with the merger or the issuance of shares of Devon Common Stock in the merger.
Risk Factors (See page 25)
In evaluating the Merger Agreement and the merger, you should carefully read this joint proxy statement/prospectus and give special consideration to the factors discussed in “Risk Factors.”

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF DEVON
The following table presents summary historical consolidated financial data for the periods indicated. Devon derived the summary historical statements of earnings data for the years ended December 31, 2025 and 2024, and the balance sheet data as of December 31, 2025 and 2024, from its audited consolidated financial statements and related notes thereto included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference into this joint proxy statement/prospectus.
In presenting the summary historical consolidated financial data in conformity with GAAP, Devon is required to make estimates and assumptions that affect the amounts reported. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Estimates,” included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for a detailed discussion of the accounting policies that Devon believes require subjective and complex judgments and estimates included in Devon’s reported financial results. The audited financial statements as of and for the periods described above have been prepared on the same basis as the audited consolidated financial statements incorporated by reference in this joint proxy statement/prospectus and include all normal recurring adjustments necessary for a fair statement of the information for the periods presented.
The summary historical consolidated financial data is only a summary and is not necessarily indicative of the results of future operations of Devon nor does it include the effects of the merger discussed in this joint proxy statement/prospectus. This summary should be read together with other information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes of Devon, included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
	Historical
	As of and for the Years Ended December 31,
	2025	2024
	($ in millions, except per share amounts)
Statement of Earnings data:
Total revenues	$17,188	$15,940
Net earnings attributable to Devon	$2,642	$2,891
Basic net earnings per share	$4.18	$4.58
Diluted net earnings per share	$4.17	$4.56
Cash dividends per common share	$0.96	$1.45
Balance Sheet data:
Total assets	$31,599	$30,489
Long-term debt	$7,391	$8,398
Stockholders’ equity	$15,528	$14,704
Common shares outstanding	622	651
Cash Flow data:
Net cash from operating activities	$6,711	$6,600
Net cash from investing activities	$(3,393)	$(7,332)
Net cash from financing activities	$(2,730)	$706

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF COTERRA
The following table presents summary historical consolidated financial data for the periods indicated below. Coterra derived the summary historical statement of operations data for the years ended December 31, 2025 and 2024 and the balance sheet data as of December 31, 2025 and 2024, from its audited consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference into this joint proxy statement/prospectus. The following information is only a summary and does not provide all of the information contained in Coterra’s financial statements, nor does it include the effects of the merger discussed in this joint proxy statement/prospectus.
The summary historical information presented below has been prepared on the same basis as the audited consolidated financial statements incorporated by reference in this joint proxy statement/prospectus and, in the opinion of Coterra’s management, includes all adjustments necessary for a fair presentation of the information set forth therein. The historical results presented below are not necessarily indicative of results that may be expected for any future periods.
The following information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Coterra’s consolidated financial statements, including the related notes, contained in Coterra’s Annual Report on Form 10-K for the year ended December 31, 2025. See “Where You Can Find Additional Information.”
	Historical
	As of and for the Years Ended December 31,
	2025	2024
	($ in millions, except per share amounts)
Statement of Operations data:
Total operating revenues	$7,645	$5,458
Net income	$1,717	$1,121
Basic earnings per share	$2.25	$1.51
Diluted earnings per share	$2.24	$1.50
Cash dividends per common share	$0.88	$0.84
Balance Sheet data:
Total assets	$24,241	$21,625
Long-term debt	$3,568	$3,535
Stockholders’ equity	$14,838	$13,122
Common shares outstanding	760	735
Cash Flow data:
Net cash provided by operating activities	$4,021	$2,795
Net cash used in investing activities	$(5,628)	$(1,762)
Net cash (used in) provided by financing activities	$(551)	$279

SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
The following summary unaudited pro forma combined balance sheet data gives effect to the merger as if it had occurred on December 31, 2025, while the unaudited pro forma combined statement of operations data for the year ended December 31, 2025 is presented as if the merger had occurred on January 1, 2025. These summary unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the merger occurred as of the dates indicated. In addition, the unaudited pro forma combined financial statements do not purport to project the future financial position or operating results of the combined company. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors” beginning on page 25. The following summary unaudited pro forma combined financial statements should be read in conjunction with the section titled “Unaudited Pro Forma Combined Financial Statements” beginning on page 155 and the related notes.
Year Ended December 31, 2025
($ in millions, except per share amounts (unaudited))
Pro Forma Combined Statements of Operations Data:
Total revenues	$24,805
Net earnings attributable to Devon	$3,768
Basic net earnings per share	$3.24
Diluted net earnings per share	$3.24
December 31, 2025
($ in millions (unaudited))
Pro Forma Combined Balance Sheet Data:
Cash, cash equivalents and restricted cash	$1,553
Total assets	$66,715
Long-term debt	$10,940
Stockholders’ equity	$38,875

SUMMARY UNAUDITED PRO FORMA COMBINED OIL, NATURAL GAS AND NGL RESERVE INFORMATION AND PRODUCTION DATA
The following tables present the estimated pro forma combined net proved developed and undeveloped oil, natural gas and NGL reserves prepared as of December 31, 2025. The pro forma reserve information set forth below gives effect to the merger as if the merger had been completed on January 1, 2025. However, the proved reserves presented below represent the respective estimates made as of December 31, 2025 by Devon and Coterra while they were separate companies. These estimates have not been updated for changes in development plans or other factors, which have occurred or may occur subsequent to (i) December 31, 2025 or (ii) the merger.
The following summary pro forma reserve information has been prepared for illustrative purposes and is not intended to be a projection of future results of the combined company. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors” beginning on page 25. The summary pro forma reserve information should be read in conjunction with the section titled “Unaudited Pro Forma Combined Financial Statements” beginning on page 155 and the related notes included in this joint proxy statement/prospectus.
	December 31, 2025
	Devon Historical	Coterra Historical	Devon Pro Forma Combined
Proved Reserves:
Oil (MMBbls)	961	385	1,346
Natural Gas (Bcf)	4,482	10,511	14,993
NGLs (MMBbls)	720	428	1,148
Combined (MMBoe)	2,428	2,565	4,993
Proved Developed Reserves:
Oil (MMBbls)	714	283	997
Natural Gas (Bcf)	3,476	9,051	12,527
NGLs (MMBbls)	551	335	886
Combined (MMBoe)	1,844	2,127	3,971
Proved Undeveloped Reserves:
Oil (MMBbls)	247	102	349
Natural Gas (Bcf)	1,006	1,460	2,466
NGLs (MMBbls)	169	93	262
Combined (MMBoe)	584	438	1,022
	Year Ended December 31, 2025
	Devon Historical	Coterra Historical	Devon Pro Forma Combined
Production:
Oil (MMBbls)	142	58	200
Natural Gas (Bcf)	505	1,086	1,591
NGLs (MMBbls)	81	46	127
Combined (MMBoe)	307	286	593

COMPARATIVE PER SHARE MARKET PRICE INFORMATION
The following table sets forth the closing sale prices per share of Devon Common Stock and Coterra Common Stock on the NYSE on January 30, 2026, the last trading day prior to the public announcement of the merger, and on [•], 2026, the last practicable trading day prior to the mailing of this joint proxy statement/prospectus. Devon Common Stock is traded on the NYSE under the symbol “DVN” and Coterra Common Stock is traded on the NYSE under the symbol “CTRA.” The high and low trading prices for Devon Common Stock on January 30, 2026, the last trading day immediately before the public announcement of the merger, were $40.38 and $39.13, respectively. The high and low trading prices for Coterra Common Stock on January 30, 2026, the last trading day immediately before the public announcement of the merger, were $28.86 and $28.06, respectively. The table also shows the estimated implied value of the merger consideration proposed for each share of Coterra Common Stock as of the same two dates. The implied value for share consideration was calculated by multiplying the closing sales price of a share of Devon Common Stock on the relevant date by the exchange ratio of 0.70 shares of Devon Common Stock for each share of Coterra Common Stock.
	Devon Common Stock		Coterra Common Stock		Implied Per Share Value of Merger Consideration
January 30, 2026		$40.21		$28.85		$28.15
[•], 2026	$	[•]	$	[•]	$	[•]
The market prices of Devon Common Stock and Coterra Common Stock have fluctuated since the date of the announcement of the Merger Agreement and will continue to fluctuate prior to the closing of the merger. No assurance can be given concerning the market prices of Devon Common Stock or Coterra Common Stock before the closing of the merger or of Devon Common Stock after the closing of the merger. Because the Exchange Ratio, which determines the merger consideration, is fixed and will not be adjusted for changes in the market prices of either Devon Common Stock or Coterra Common Stock, the market price of Devon Common Stock (and, therefore, the value of the merger consideration) when received by Coterra stockholders after the merger is completed could be greater than, less than or the same as shown in the table above. Accordingly, these comparisons may not provide meaningful information to stockholders in determining how to vote with respect to the proposals described in this joint proxy statement/prospectus. We urge you to obtain current market quotations for Devon Common Stock and Coterra Common Stock and to review carefully the other information contained in this joint proxy statement/prospectus. Please see “Risk Factors — Risks Relating to the Merger — Because the market price of Devon Common Stock will fluctuate, Coterra stockholders cannot be sure of the value of the shares of Devon Common Stock they will receive in the merger. In addition, because the Exchange Ratio is fixed, the number of shares of Devon Common Stock to be received by Coterra stockholders in the merger will not change between now and the time the merger is completed to reflect changes in the trading prices of Devon Common Stock or Coterra Common Stock.”
For more information on the market for Devon’s or Coterra’s common equity, related stockholder matters and issuer purchases of equity securities, see Part II, Item 5 “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” of Devon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, or Coterra’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which are each incorporated by reference into this joint proxy statement/prospectus.

RISK FACTORS
In deciding how to vote, stockholders of Devon and Coterra, respectively, should carefully consider the following risk factors and all of the information contained in or incorporated by reference herein. In addition, you should read and carefully consider the risks associated with each of Devon and Coterra and their respective businesses. These risks can be found in Devon’s and Coterra’s Annual Reports on Form 10-K for the year ended December 31, 2025, and subsequent reports, each of which is filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. For further information regarding the documents incorporated into this joint proxy statement/prospectus by reference, please see the section entitled “Where You Can Find More Information.” Realization of any of the risks described below, any of the events described under “Cautionary Statement Regarding Forward-Looking Statements” or any of the risks or events described elsewhere in this joint proxy statement/prospectus or in the documents incorporated by reference could have a material adverse effect on Devon’s, Coterra’s or the combined company’s businesses, financial condition, cash flows and results of operations.
Risks Relating to the Merger
Because the market price of Devon Common Stock will fluctuate, Coterra stockholders cannot be sure of the value of the shares of Devon Common Stock they will receive in the merger. In addition, because the Exchange Ratio is fixed, the number of shares of Devon Common Stock to be received by Coterra stockholders in the merger will not change between now and the time the merger is completed to reflect changes in the trading prices of Devon Common Stock or Coterra Common Stock.
As a result of the merger, each eligible share of Coterra Common Stock will be converted automatically into the right to receive 0.70 shares of Devon Common Stock, with cash paid in lieu of the issuance of any fractional shares of Devon Common Stock. The Exchange Ratio is fixed, which means that it will not change between now and the closing date, regardless of whether the market price of either Devon Common Stock or Coterra Common Stock changes. Therefore, the value of the merger consideration will depend on the market price of Devon Common Stock at the Effective Time. The market price of Devon Common Stock has fluctuated since the date of the announcement of the parties’ entry into the Merger Agreement and will continue to fluctuate from the date of this joint proxy statement/prospectus to the date of the Coterra Special Meeting, the date of the Devon Special Meeting, the date the merger is completed and thereafter. Stock price changes may result from a variety of factors, including, among others, general market and economic conditions, changes in Devon’s and Coterra’s respective businesses, operations and prospects, market assessments of the likelihood that the merger will be completed and the timing of the merger and regulatory considerations. Many of these factors are beyond Devon’s and Coterra’s control. The market price of Devon Common Stock, when received by Coterra stockholders after the merger is completed, could be greater than, less than or the same as the market price of Devon Common Stock on the date of this joint proxy statement/prospectus or at the time of the Coterra Special Meeting and the Devon Special Meeting. Accordingly, you should obtain current stock price quotations for Devon Common Stock and Coterra Common Stock before deciding how to vote or abstain from voting on any of the proposals described in this joint proxy statement/prospectus.
The market price for Devon Common Stock following the closing may be affected by factors different from those that historically have affected or currently affect Devon Common Stock and Coterra Common Stock.
Upon the closing of the merger, Coterra stockholders will receive shares of Devon Common Stock. Devon’s financial position may differ from its financial position before the closing of the merger, and the results of operations of the combined company may be affected by some factors that are different from those currently affecting the results of operations of either Devon or Coterra. Accordingly, the market price and performance of Devon Common Stock is likely to be different from the performance of Coterra Common Stock in the absence of the merger. In addition, general fluctuations in stock markets could have a material adverse effect on the market for, or liquidity of, Devon Common Stock, regardless of Devon’s actual operating performance. For a discussion of the businesses of Devon and Coterra and important factors to consider in connection with those businesses, see the section entitled “The Parties to the Merger” and the documents incorporated by reference into this joint proxy statement/prospectus, as set forth in the section entitled “Where

You Can Find More Information,” including, in particular, in the sections entitled “Risk Factors” in each of Devon’s and Coterra’s Annual Report on Form 10-K for the year ended December 31, 2025.
Devon stockholders and Coterra stockholders, in each case as of immediately prior to the merger, will have reduced ownership in the combined company as compared to their respective ownership of Devon and Coterra prior to the merger.
Based on the number of issued and outstanding shares of Coterra Common Stock as of March 1, 2026, and the number of issued and outstanding Coterra equity awards currently estimated to be payable in shares of Devon Common Stock in connection with the merger, Devon anticipates issuing approximately [•] shares of Devon Common Stock pursuant to the Merger Agreement. The actual number of shares of Devon Common Stock to be issued pursuant to the Merger Agreement will be determined at the closing of the merger based on the number of shares of Coterra Common Stock outstanding immediately prior to such time and the number of issued and outstanding Coterra equity awards payable in shares of Devon Common Stock pursuant to the Merger Agreement. The issuance of these new shares could have the effect of depressing the market price of Devon Common Stock, through dilution of earnings per share or otherwise. Any dilution of, or delay of any accretion to, Devon’s earnings per share could cause the price of Devon Common Stock to decline or increase at a reduced rate.
Immediately after the closing of the merger, it is expected that Devon stockholders as of immediately prior to the merger will own approximately 54%, and Coterra stockholders as of immediately prior to the merger will own approximately 46%, of the issued and outstanding shares of Devon Common Stock (in each case based on fully diluted shares outstanding of each company). As a result, Devon’s current stockholders and Coterra’s current stockholders will have less influence on the policies of the combined company than they currently have on the policies of Devon and Coterra, respectively.
Devon and Coterra must obtain certain regulatory approvals and clearances to consummate the merger, which, if delayed, not granted or granted with unacceptable conditions, could prevent, substantially delay or impair consummation of the merger, result in additional expenditures of money and resources or reduce the anticipated benefits of the merger.
The closing of the merger is subject to antitrust review in the United States. Under the HSR Act and the rules promulgated thereunder, the transactions contemplated by the Merger Agreement cannot be completed until the parties to the Merger Agreement have given notification and furnished information to the FTC and the DOJ and the applicable waiting period has expired or has been terminated.
Devon and Coterra each filed an HSR Act notification with the FTC and the DOJ on March 2, 2026. The parties have requested early termination of the waiting period under the HSR Act.
At any time before or after consummation of the merger, notwithstanding the early termination of the applicable waiting period under the HSR Act, the DOJ or the FTC, or any state, could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the closing of the merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. Such action could include seeking to enjoin the closing of the merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.
The merger is subject to a number of conditions to the obligations of both Devon and Coterra to complete the merger, which, if not fulfilled, or not fulfilled in a timely manner, may delay closing of the merger or result in termination of the Merger Agreement.
The respective obligations of each of Coterra and Devon to effect the merger are subject to the satisfaction at or prior to the Effective Time of numerous conditions, including the following:
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the approval of the Coterra Merger Proposal by the Coterra stockholders;

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the approval of the Devon Merger Proposals by the Devon stockholders;

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the shares of Devon Common Stock that will be issued in the merger must have been authorized for listing on the NYSE, subject to official notice of issuance;

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the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, will have become effective under the Securities Act and no stop order suspending its effectiveness may be in effect and no proceedings for that purpose have been initiated or threatened;

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the absence of any applicable law or order (preliminary or otherwise) prohibiting the consummation of the merger;

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any waiting period under the HSR Act, as well as any agreement not to close embodied in a “timing agreement” between the parties and a governmental entity, will have expired or been terminated;

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subject to certain exceptions and materiality standards provided in the Merger Agreement, the representations and warranties of the other party must be true and correct as of the date of the Merger Agreement and as of the date of closing, and such party must have received an officer’s certificate from the other party to that effect; and

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the other party must have performed or complied in all material respects with all of its material covenants, obligations or agreements required to be performed or complied with under the Merger Agreement, and such party must have received an officer’s certificate from the other party to that effect.

Many of the conditions to the closing of the merger are not within either Devon’s or Coterra’s control, and neither company can predict when, or if, these conditions will be satisfied. If any of these conditions are not satisfied or waived prior to the outside date, it is possible that the Merger Agreement may be terminated. Although Devon and Coterra have agreed in the Merger Agreement to use reasonable best efforts to, subject to certain limitations, complete the merger as promptly as practicable, these and other conditions to the closing of the merger may fail to be satisfied. In addition, satisfying the conditions to and closing of the merger may take longer, and could cost more, than Devon and Coterra expect. Neither Devon nor Coterra can predict whether and when these other conditions will be satisfied. Furthermore, the requirements for obtaining the required clearances and approvals could delay the closing of the merger for a significant period of time or prevent it from occurring. Any delay in completing the merger may adversely affect the cost savings and other benefits that Devon and Coterra expect to achieve if the merger and the integration of the companies’ respective businesses are not completed within the expected timeframe. There can be no assurance that all required regulatory approvals will be obtained or obtained prior to the termination date. For additional information, please see “The Merger Agreement — Conditions to the Merger.”
Uncertainties associated with the merger may cause a loss of management personnel and other key employees of Devon and Coterra, which could adversely affect the future business and operations of Devon following the merger.
Devon and Coterra are dependent on the experience and industry knowledge of their officers and other key employees to execute their business plans. Devon’s success after the merger will depend in part upon its ability to retain key management personnel and other key employees. Current and prospective employees of Devon and Coterra may experience uncertainty about their roles within the combined company following the merger or other concerns regarding the timing and closing of the merger or the operations of the combined company following the merger or may be unwilling to relocate, any of which may have an adverse effect on the ability of Devon and Coterra to retain or attract key management and other key personnel. If Devon or Coterra is unable to retain personnel, including Devon’s or Coterra’s key management, who are critical to the future operations of the companies, Devon and Coterra could face disruptions in their operations, loss of existing customers, loss of key information, expertise or know-how and unanticipated additional recruitment and training costs. In addition, the loss of key Devon or Coterra personnel could diminish the anticipated benefits of the merger. No assurance can be given that the combined company, following the merger, will be able to retain or attract key management personnel and other key employees of Devon and Coterra to the same extent that Devon and Coterra have previously been able to retain or attract their own employees.

The business relationships of Devon and Coterra may be subject to disruption due to uncertainty associated with the merger, which could have a material adverse effect on the results of operations, cash flows and financial position of Devon or Coterra pending and following the merger.
Parties with which Devon or Coterra do business may experience uncertainty associated with the merger, including with respect to current or future business relationships with Devon or Coterra following the merger. Devon’s and Coterra’s business relationships may be subject to disruption as customers, distributors, suppliers, vendors, landlords, joint venture partners and other business partners may attempt to delay or defer entering into new business relationships, negotiate changes in existing business relationships or consider entering into business relationships with parties other than Devon or Coterra following the merger. These disruptions could have a material and adverse effect on the results of operations, cash flows and financial position of Devon or Coterra, regardless of whether the merger is completed, as well as a material and adverse effect on Devon’s ability to realize the expected cost savings and other benefits of the merger. The risk, and adverse effects, of any disruption could be exacerbated by a delay in closing of the merger or termination of the Merger Agreement.
Devon or Coterra may waive one or more of the closing conditions without re-soliciting stockholder approval.
Devon or Coterra may determine to waive, in whole or part, one or more of the conditions to closing the merger prior to Devon or Coterra, as the case may be, being obligated to consummate the merger. Each of Devon and Coterra currently expects to evaluate the materiality of any waiver and its effect on its respective stockholders in light of the facts and circumstances at the time, to determine whether any amendment of this joint proxy statement/prospectus or any re-solicitation of proxies is required in light of such waiver. Any determination whether to waive any condition to the merger or to re-solicit stockholder approval or amending or supplementing this joint proxy statement/prospectus as a result of a waiver will be made by Devon or Coterra at the time of such waiver based on the facts and circumstances as they exist at that time.
The merger may be completed even though material adverse changes subsequent to the announcement of the merger, such as industry-wide changes or other events, may occur.
In general, either party can refuse to complete the merger if there is a material adverse change affecting the other party. However, some types of changes do not permit either party to refuse to complete the transaction, even if such changes would have a material adverse effect on either of the parties. For example, a worsening of Devon’s or Coterra’s financial condition or results of operations due to a decrease in commodity prices or general economic conditions would not give the other party the right to refuse to complete the merger. In addition, the parties have the ability, but are under no obligation, to waive any material adverse change that results in the failure of a closing condition and instead proceed with completing the merger. If adverse changes occur that affect either party but the parties are still required or voluntarily decide to complete the transaction, Devon’s share price, business and financial results after the merger may suffer.
Coterra stockholders will not be entitled to appraisal rights in the merger.
Under Delaware law, holders of Coterra Common Stock do not have appraisal rights in connection with the merger, as more fully described in “The Merger — No Appraisal Rights.”
The Merger Agreement subjects Devon and Coterra to restrictions on their respective business activities prior to the Effective Time.
The Merger Agreement subjects Devon and Coterra to restrictions on their respective business activities prior to the Effective Time. The Merger Agreement obligates each of Devon and Coterra to use their respective commercially reasonable efforts to (i) conduct their businesses and operations in all material respects in the ordinary course consistent with past practice, (ii) preserve intact the current business organizations, (iii) maintain in effect all existing material permits, (iv) maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, and (v) maintain their existing relations and goodwill with governmental entities, key employees, lessors, suppliers, customers, regulators, distributors, landlords, creditors, licensors, licensees and other persons having business relationships with them. These restrictions could prevent Devon and Coterra from pursuing certain business opportunities that arise prior to the Effective Time. Further, these restrictions could be in place for an extended period of time if the closing of the merger is delayed. See “The Merger Agreement — Covenants” for additional details.
Directors and executive officers of each party have interests in the merger that may be different from, or in addition to, the interests of the Devon and Coterra stockholders generally.
In considering the recommendation of the (i) Devon Board that Devon stockholders vote in favor of the Devon Merger Proposals and (ii) Coterra Board that Coterra stockholders vote in favor of the Coterra Merger Proposal and the Advisory Compensation Proposal, Devon and Coterra stockholders should be aware of and take into account the fact that certain Devon and Coterra directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of Devon and Coterra stockholders generally. See “The Merger — Interests of Devon’s Directors and Executive Officers in the Merger” for a more detailed description of these interests for Devon’s directors and executive officers. See “The Merger — Interests of Coterra’s Directors and Executive Officers in the Merger” for a more detailed description of these interests for Coterra’s directors and executive officers. The Devon Board and Coterra Board were aware of and carefully considered the interests of their respective directors and officers, among other matters, in evaluating the terms and structure, and overseeing the negotiation of the merger, in approving the Merger Agreement and the transactions contemplated thereby, including the merger, and the recommendation of the (i) Devon Board that Devon stockholders vote in favor of the Devon Merger Proposals and (ii) Coterra Board that Coterra stockholders vote in favor of the Coterra Merger Proposal and the Advisory Compensation Proposal.
If the Merger Agreement is terminated, under certain circumstances, Devon or Coterra may be obligated to reimburse the other party for costs incurred related to the merger or pay a termination fee to the other party. These costs could require the terminating party to seek loans or use its available cash that would have otherwise been available for operations, dividends or other general corporate purposes.
Upon termination of the Merger Agreement under certain circumstances, Devon may be required to pay Coterra up to $40 million in respect of Coterra’s expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement or pay Coterra a termination fee equal to $865 million, less the reimbursement of expenses previously paid, if any. Further, Coterra may be required to pay Devon up to $40 million in respect of Devon’s expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement or pay Devon a termination fee equal to $865 million, less the reimbursement of expenses previously paid, if any. If the Merger Agreement is terminated, the termination fee required to be paid, if any, by the party required to pay the termination fee under the Merger Agreement may require such party to seek loans or borrow amounts to enable it to pay these amounts to the other party. See “The Merger Agreement — Termination of the Merger Agreement.”
The Merger Agreement limits Devon’s and Coterra’s respective ability to pursue alternatives to the merger and may discourage certain other companies from making a favorable alternative transaction proposal.
The Merger Agreement contains certain provisions that restrict each of Devon’s and Coterra’s ability to initiate, solicit, knowingly encourage or knowingly facilitate any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to result in, a competing proposal with respect to Devon or Coterra, as applicable, and Devon and Coterra have each agreed to certain terms and conditions relating to their ability to engage in, continue or otherwise participate in any discussions with respect to, provide any third party confidential information with respect to or enter into any acquisition agreement with respect to certain unsolicited proposals that constitute or are reasonably likely to lead to a competing proposal. Further, even if the Devon Board or the Coterra Board changes, withdraws, modifies, or qualifies its recommendation with respect to the Devon Merger Proposals or the Coterra Merger Proposal, as applicable, unless the Merger Agreement has been terminated in accordance with its terms, both parties will still be required to submit the Devon Merger Proposals and the Coterra Merger Proposal, as applicable, to a vote at their respective special meetings. In addition, Devon and Coterra generally have an opportunity to offer to modify the terms of the Merger Agreement in response to any competing Acquisition Proposals or intervening events before the Coterra Board or Devon Board, respectively, may withdraw or qualify their respective recommendations.
These provisions could discourage a potential third party acquirer or other strategic transaction partner that might have an interest in acquiring all or a significant portion of Coterra or Devon from considering or pursuing an alternative transaction with either party or proposing such a transaction, even if it were prepared, in Coterra’s case, to pay consideration with a higher per share value than the total value proposed to be paid or received in the merger. These provisions might also result in a potential third party acquirer or other strategic transaction partner proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the termination fee or expense reimbursement that may become payable in certain circumstances.
Failure to complete the merger could negatively impact Devon’s or Coterra’s stock price and have a material adverse effect on their results of operations, cash flows and financial position.
If the merger is not completed for any reason, including as a result of failure to obtain all requisite regulatory approvals or if the Devon stockholders or Coterra stockholders fail to approve the applicable proposals, the ongoing businesses of Devon and Coterra may be materially adversely affected and, without realizing any of the benefits of having completed the merger, Devon and Coterra would be subject to a number of risks, including the following:
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Devon and Coterra may experience negative reactions from the financial markets, including volatility or other adverse impacts on their respective stock prices;

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Devon, Coterra and their respective subsidiaries may experience negative reactions from their respective customers, distributors, suppliers, vendors, landlords, joint venture partners and other business partners;

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Devon and Coterra will still be required to pay certain significant costs relating to the merger, such as legal, accounting, financial advisor and printing fees;

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Devon or Coterra may be required to pay a $865 million termination fee or reimburse up to $40 million of expenses as required by the Merger Agreement;

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the Merger Agreement places certain restrictions on the conduct of the respective businesses pursuant to the terms of the Merger Agreement, which may delay or prevent the respective companies from undertaking business opportunities that, absent the Merger Agreement, may have been pursued;

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Devon or Coterra may experience an increase in shareholder activism if, for example, the market valuation of either company on a stand-alone basis is viewed by activists as not reflective of its intrinsic value;

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matters relating to the merger (including integration planning) require substantial commitments of time and resources by each company’s management, which may have resulted in the distraction of each company’s management from ongoing business operations and pursuing other opportunities that could have been beneficial to the companies; and

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litigation related to any failure to complete the merger or related to any enforcement proceeding commenced against Devon or Coterra to perform their respective obligations pursuant to the Merger Agreement.

If the merger is not completed, the risks described above may materialize and they may have a material adverse effect on Devon’s or Coterra’s results of operations, cash flows, financial position and stock prices.
The shares of Devon Common Stock to be received by Coterra stockholders upon the closing of the merger will have different rights from shares of Coterra Common Stock.
Upon the closing of the merger, Coterra stockholders will no longer be stockholders of Coterra. Instead, former Coterra stockholders will become Devon stockholders and while their rights as Devon stockholders will continue to be governed by the laws of the State of Delaware, their rights will be subject to and governed by the terms of the Devon restated certificate of incorporation and the Devon Bylaws. The terms of the Devon restated certificate of incorporation and the Devon Bylaws are in some respects different than the terms of the Coterra amended and restated certificate of incorporation and the amended and restated bylaws of Coterra (the “Coterra Bylaws”), which currently govern the rights of Coterra stockholders. See “Comparison of Stockholders’ Rights” for a discussion of the different rights associated with shares of Devon Common Stock and shares of Coterra Common Stock.
Closing of the merger may trigger change in control or other provisions in certain agreements to which Coterra is a party.
The closing of the merger may trigger change in control or other provisions in certain agreements to which Coterra is a party. If Devon and Coterra are unable to negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under the agreements, including by potentially terminating the agreements, assuming or transferring operatorship under joint development, joint operating or similar agreements, seeking monetary damages or exercising other rights or remedies that could adversely impact the combined company. Even if Devon and Coterra are able to negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate the agreements on terms less favorable to Coterra.
Devon and Coterra are expected to incur significant transaction costs in connection with the merger, which may be in excess of those anticipated by them.
Devon and Coterra have incurred and are expected to continue to incur a number of non-recurring costs associated with negotiating and completing the merger, combining the operations of the two companies and achieving desired synergies. These costs have been, and will continue to be, substantial and, in many cases, will be borne by Devon and Coterra whether or not the merger is completed. A substantial majority of non-recurring expenses will consist of transaction costs and include, among others, fees paid to financial, legal, accounting and other advisors, employee retention, severance and benefit costs and filing fees. Devon will also incur costs related to formulating and implementing integration plans, including facilities and systems consolidation costs and other employment-related costs. Devon and Coterra will continue to assess the magnitude of these costs and additional unanticipated costs may be incurred in connection with the merger and the integration of the two companies’ businesses. While Devon and Coterra have assumed that a certain level of expenses would be incurred, there are many factors beyond their control that could affect the total amount or the timing of the expenses. The elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may not offset integration-related costs and achieve a net benefit in the near term, or at all. The costs described above and any unanticipated costs and expenses, many of which will be borne by Devon or Coterra even if the merger is not completed, could have an adverse effect on Devon’s or Coterra’s financial condition and operating results.
Litigation relating to the merger could result in an injunction preventing the closing of the merger or substantial costs to Devon and Coterra.
Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into acquisition, merger, or other business combination agreements. Even if such a lawsuit is without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on Devon’s and Coterra’s respective liquidity and financial condition.
Lawsuits that may be brought against Devon, Coterra or their respective directors could also seek, among other things, injunctive relief or other equitable relief, including a request to rescind parts of the Merger Agreement already implemented and to otherwise enjoin the parties from consummating the merger. One of the conditions to the closing of the merger is that no injunction by any court, administrative agency or other governmental entity has been entered and continues to be in effect and no law has been adopted or is effective that would prohibit closing of the merger. Consequently, if a plaintiff is successful in obtaining an injunction prohibiting closing of the merger, that injunction may delay or prevent the merger from being completed within the expected timeframe or at all, which may adversely affect Devon’s and Coterra’s respective business, financial position and results of operation.

There can be no assurance that any of the defendants will be successful in the outcome of any pending or any potential future lawsuits. The defense or settlement of any lawsuit or claim that remains unresolved at the time the merger is completed may adversely affect Devon’s or Coterra’s business, financial condition, results of operations and cash flows.
As a result of the merger, Devon or Coterra may lose material contractual rights, and third parties may terminate or alter existing contracts or relationships with the combined company. The combined company may not be able to retain customers or suppliers, and customers or suppliers may seek to modify contractual obligations with the combined company, either of which could have an adverse effect on the combined company’s business and operations.
Devon and Coterra have contracts with various business partners, which may grant the counterparties certain rights in connection with the merger or which may require Devon or Coterra, as applicable, to obtain consents from these parties. If such rights are triggered or such consents cannot be obtained, the combined company may suffer a loss of potential future revenue, incur costs and lose rights that may be material to the business of the combined company. In addition, third parties with whom Devon or Coterra currently have relationships may terminate or otherwise reduce the scope of their relationship with either party in anticipation of the merger. Any such disruptions could limit the combined company’s ability to achieve the anticipated benefits of the merger. The adverse effect of any such disruptions could also be exacerbated by a delay in the closing of the merger or by a termination of the Merger Agreement.
As a result of the merger, the combined company may also experience impacts on relationships with customers and suppliers that may harm the combined company’s business and results of operations. Certain customers or suppliers may seek to terminate or modify contractual obligations following the merger whether or not contractual rights are triggered as a result of the merger. There can be no guarantee that customers and suppliers will remain with or continue to have a relationship with the combined company or do so on the same or similar contractual terms following the merger. If any customers or suppliers seek to terminate or modify contractual obligations or discontinue their relationships with the combined company, then the combined company’s business and results of operations may be harmed. Furthermore, the combined company will not have long-term arrangements with many of its significant suppliers. If the combined company’s suppliers were to seek to terminate or modify an arrangement with the combined company, then the combined company may be unable to procure necessary supplies or services from other suppliers in a timely and efficient manner and on acceptable terms, or at all.
The combined company may fail to realize the anticipated benefits of the merger, and any failure to successfully integrate the businesses and operations of Devon and Coterra may adversely affect the combined company’s future results.
The combined company anticipates it will benefit from significant synergies. The success of the merger will depend on, among other things, the combined company’s ability to realize anticipated synergies and benefits. If the combined company is not able to successfully achieve these synergies, or the cost to achieve these synergies is greater than expected, then the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected. Moreover, if the combined company does not realize such benefits or for any other reason, the board of directors of the combined company may not approve, or delay the approval of, the anticipated increases in dividends and share repurchase authorization following the merger, which could negatively impact the stock price of the combined company.
The failure to successfully integrate the businesses and operations of Devon and Coterra in the expected time frame may adversely affect the combined company’s future results.
Devon and Coterra have operated and, until the closing of the merger, will continue to operate independently. There can be no assurances that their respective businesses can be integrated successfully. It is possible that the integration process could result in the loss of key Devon employees or key Coterra employees, the loss of customers, providers, vendors or business partners, the disruption of either company’s or both companies’ ongoing businesses, inconsistencies in standards, controls, procedures and policies, unexpected integration issues, higher than expected integration costs and an overall post-closing integration process that takes longer than originally anticipated. Devon and Coterra also have contracts with various business partners, which may grant the counterparties certain rights in connection with the merger or which may require Devon or Coterra, as applicable, to obtain consents from these parties. If such rights are triggered or such consents cannot be obtained, the combined company may suffer a loss of potential future revenue, incur costs and lose rights that may be material to the business of the combined company. Specifically, the following issues, among others, must be addressed in integrating the operations of Devon and Coterra in order to realize the anticipated benefits of the merger:
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combining the companies’ operations and corporate functions and the resulting difficulties associated with managing a larger, more complex, integrated business;

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combining the businesses of Devon and Coterra in a manner that permits the combined company to achieve any cost savings or operating synergies anticipated to result from the merger;

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reducing additional and unforeseen expenses such that integration costs are not more than anticipated;

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avoiding delays in connection with the merger or the integration process;

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integrating personnel from the two companies and minimizing the loss of key employees;

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identifying and eliminating redundant functions and assets;

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harmonizing the companies’ operating practices, employee development and compensation programs, internal controls and other policies, procedures and processes;

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maintaining existing agreements with customers, providers and vendors or business partners and avoiding delays in entering into new agreements with prospective customers, providers and vendors or business partners;

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addressing possible differences in business backgrounds, corporate cultures and management philosophies;

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consolidating the companies’ operating, administrative and information technology infrastructure and financial systems;

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coordinating distribution and marketing efforts; and

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establishing the combined company’s headquarters in Houston, Texas.

In addition, at times the attention of certain members of either company’s or both companies’ management and resources may be focused on closing of the merger and the integration of the businesses of the two companies and diverted from day-to-day business operations or other opportunities that may have been beneficial to such company, which may disrupt each company’s ongoing business and the business of the combined company.
Moreover, any disruptions or distractions resulting from such integration efforts, or any failure to successfully integrate the respective information systems, operational technologies and other digital technologies of Devon and Coterra, could increase the risk for cybersecurity incidents or other technology-related outages or impacts, which could adversely affect Devon, Coterra or the combined company, as applicable.
Furthermore, the board of the combined company and executive leadership of the combined company is expected to consist of former directors from each of Devon and Coterra and former executive officers from each of Devon and Coterra, respectively. Combining the boards of directors and management teams of each company into a single board and a single management team could require the reconciliation of differing priorities and philosophies.
The unaudited pro forma combined financial information contained in this joint proxy statement/prospectus may not be an indication of the combined company’s results of operations or financial condition following the closing of the merger.
This joint proxy statement/prospectus includes unaudited pro forma combined financial information for the combined company, which give effect to the merger and should be read in conjunction with the financial statements and accompanying notes of Devon and Coterra, which are incorporated by reference into this joint proxy statement/prospectus. The unaudited pro forma combined financial information contained in this joint proxy statement/prospectus should not be considered to be an indication of the combined company’s results of operations or financial condition following the closing of the merger. The unaudited pro forma combined financial information has been derived from the historical financial statements of Devon and Coterra and adjustments, assumptions and preliminary estimates have been made in connection with the preparation of this information. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments, assumptions and estimates are difficult to make with accuracy.
Moreover, the unaudited pro forma combined financial information does not reflect all costs that are expected to be incurred by the combined company in connection with the merger. For example, the impact of any incremental costs incurred in coordinating the operations of Devon and Coterra are not reflected in the unaudited pro forma combined financial information. In addition, the unaudited pro forma combined financial information does not include, among other things, estimated cost synergies, adjustments related to restructuring or integration activities, future acquisitions or disposals not yet known or probable, or impacts of merger-related change in control provisions that are currently not factually supportable or probable of occurring.
As a result, the actual results of operations and financial condition of the combined company following the closing of the merger may not be consistent with, or evident from, the unaudited pro forma combined financial information. The assumptions used in preparing the unaudited pro forma combined financial information may not prove to be accurate, and other factors may affect the combined company’s results of operations or financial condition following the closing of the merger. Any potential decline in the combined company’s financial condition or results of operations may cause significant variations in the price of Devon Common Stock following the closing of the merger.
The unaudited pro forma combined financial information in this joint proxy statement/prospectus is based on the best information available, which in part includes a number of estimates and assumptions. These estimates and assumptions may prove not to be accurate, and accordingly, the unaudited pro forma combined financial information should not be assumed to be indicative of what the combined company’s financial condition, results of operations or cash flows actually would have been as a stand-alone company or to be a reliable indicator of what the combined company’s financial condition or results of operations may actually be in the future.
The financial forecasts relating to Devon and Coterra prepared in connection with the merger may not be realized, which may adversely affect the market price of Devon Common Stock following the closing of the merger.
This joint proxy statement/prospectus includes certain financial forecasts considered by Devon and Coterra in connection with their respective businesses. None of the financial forecasts prepared by Devon or Coterra were prepared with a view towards public disclosure or compliance with the published guidelines of the SEC, GAAP or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. These forecasts are inherently based on various estimates and assumptions that are subject to the judgment of those preparing them. These forecasts are also subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of Devon and Coterra. Important factors that may affect the actual results of Devon and Coterra and cause the internal financial forecasts to not be achieved include risks and uncertainties relating to Devon’s and Coterra’s businesses, industry performance, the regulatory environment, general business and economic conditions and other factors described under the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in this joint proxy statement/prospectus.
In addition, the financial forecasts also reflect assumptions as of the date they were prepared, which are subject to change and do not reflect revised prospects for Devon’s and Coterra’s businesses, changes in general business or economic conditions or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial forecasts were prepared. In addition, since such financial forecasts cover multiple years, the information by its nature becomes less predictive with each successive year. There can be no assurance that Devon’s, Coterra’s or the combined company’s financial condition or results of operations will be consistent with those set forth in such forecasts.
The trading price and volume of Devon Common Stock may be volatile following the merger.
The trading price and volume of Devon Common Stock may be volatile following closing of the merger. The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of Devon Common Stock. As a result, you may suffer a loss on your investment.
The market for Devon Common Stock will depend on a number of conditions, most of which the combined company cannot control, including:
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general economic conditions within the U.S. and internationally, including changes in interest rates;

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general market conditions, including fluctuations in commodity prices;

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domestic and international economic, legal and regulatory factors unrelated to the combined company’s performance;

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changes in oil, natural gas and NGL prices, including as a result of the actions of OPEC+;

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volatility in the financial markets or other global economic factors, including as a result of pandemics and epidemics of infectious diseases and other public health events, as well as any related governmental actions;

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geopolitical instability, armed conflicts or sanctions that could disrupt energy markets or affect commodity prices;

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actual or anticipated fluctuations in the combined company’s quarterly and annual results and those of its competitors;

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quarterly variations in the rate of growth of the combined company’s financial indicators, such as revenue, EBITDA, net income and net income per share;

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the businesses, operations, results, prospects and shareholder returns of the combined company;

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the operating and financial performance of the combined company;

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future mergers, acquisitions, dispositions and strategic alliances;

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market conditions in the oil and gas industry;

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changes in government regulation, taxes, legal proceedings or other developments;

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shortfalls in the combined company’s operating results from levels forecasted by equity research analysts;

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investor sentiment toward the stock of oil and gas companies;

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changes in revenue or earnings estimates, or changes in recommendations by equity research analysts;

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failure of the combined company to achieve the perceived benefits of the merger, including financial results and anticipated synergies, as rapidly as or to the extent anticipated by financial or industry analysts;

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speculation in the industry, press or investment community;

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the failure of equity research analysts to cover the combined company’s common stock;

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sales of Devon Common Stock by the combined company, large stockholders or management, or the perception that such sales may occur;

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changes in accounting principles, policies, guidance, interpretations or standards;

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announcements concerning the combined company or its competitors;

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public reaction to the combined company’s press releases, other public announcements and filings with the SEC;

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strategic actions taken by competitors;

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actions taken by the combined company stockholders;

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additions or departures of key management personnel;

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access to the bank and capital markets on acceptable terms;

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maintenance of acceptable credit ratings or credit quality;

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the general state of the securities markets; and

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the risk factors described in this joint proxy statement/prospectus and the documents incorporated by reference into this joint proxy statement/prospectus.

These and other factors may impair the market for Devon Common Stock and the ability of investors to sell shares at an attractive price. These factors also could cause the market price and demand for Devon Common Stock to fluctuate substantially, which may negatively affect the price and liquidity of Devon Common Stock. Many of these factors and conditions are beyond the control of the combined company or the combined company stockholders.
The opinions of Devon’s and Coterra’s respective financial advisors will not reflect changes in circumstances between the signing of the merger agreement and the closing of the merger.
Each of Devon and Coterra has received an opinion from its respective financial advisor in connection with the signing of the merger agreement, but has not obtained any updated opinion from its respective financial advisor as of the date of this joint proxy statement/prospectus. Changes in the operations and prospects of Devon or Coterra, general market and economic conditions and other factors that may be beyond the control of Devon or Coterra, and on which the companies’ respective financial advisors’ opinions were based, may significantly alter the value of Devon or Coterra or the prices of the shares of Devon Common Stock or Coterra Common Stock by the time the merger is completed. The opinions do not speak as of the time the merger will be completed or as of any date other than the date of such opinions. Because neither Devon nor Coterra currently anticipates asking its respective financial advisor to update its opinion, such opinions will not address the fairness of the merger consideration from a financial point of view at the time the merger is completed. The Devon Board’s recommendation that Devon stockholders vote in favor of the Devon Merger Proposals and the Coterra Board’s recommendation that Coterra stockholders vote in favor of the Coterra Merger Proposal, however, are made as of the date of this joint proxy statement/prospectus.
Future sales or issuances of Devon Common Stock could have a negative impact on Devon Common Stock price.
Devon Common Stock that Devon will issue to Coterra stockholders if the merger is consummated generally may be sold immediately in the public market. It is possible that some Coterra stockholders will decide to sell some or all of the shares of Devon Common Stock that they receive in the merger. Any disposition by a significant stockholder of Devon Common Stock, or the perception in the market that such dispositions could occur, may cause the price of Devon Common Stock to fall. Any such decline could impair the combined company’s ability to raise capital through future sales of Devon Common Stock. Further, Devon Common Stock may not qualify for investment indices and any such failure may discourage new investors from investing in Devon Common Stock.
Combined company stockholders may experience dilution in the future.
The percentage ownership of combined company stockholders may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise, including, without limitation, equity awards that the combined company may grant to its directors, officers, employees and other service providers. Such issuances may have a dilutive effect on the combined company’s earnings per share, which could adversely affect the market price of Devon Common Stock.

Certain employees of Coterra will have rights to purchase or receive shares of Devon Common Stock after the merger as a result of the conversion of their Coterra equity awards into Devon equity awards. The conversion of these Coterra equity awards into Devon equity awards is described in further detail in the section entitled “The Merger Agreement — Treatment of Coterra Equity Awards.” The issuance of shares of Devon Common Stock pursuant to these awards will dilute the percentage ownership of combined company stockholders. It is also expected that, from time to time after the closing of the merger, the Compensation Committee of the Devon Board will grant additional equity awards to employees and directors of the combined company under the combined company’s compensation and employee benefit plans. These additional equity awards will have a dilutive effect on the combined company’s earnings per share, which could adversely affect the market price of Devon Common Stock.
In addition, the combined company’s certificate of incorporation will authorize the combined company to issue, without the approval of stockholders, one or more classes or series of preferred stock having such designations, powers, preferences and relative, participating, optional and other special rights, including preferences over Devon Common Stock with respect to dividends and distributions, as the Devon Board generally may determine. The terms of one or more classes or series of preferred stock could dilute the voting power or reduce the value of Devon Common Stock. For example, the repurchase or redemption rights or liquidation preferences that could be assigned to holders of preferred stock could affect the residual value of Devon Common Stock. For more information, see “Description of Devon Capital Stock.”
Certain provisions contained in Devon’s restated certificate of incorporation and Devon Bylaws, and certain provisions of Delaware law may prevent or delay an acquisition of the combined company or other strategic transactions, which could decrease the trading price of Devon Common Stock.
The Devon’s restated certificate of incorporation and the Devon Bylaws contain, and Delaware law contains, provisions that are intended to deter coercive takeover practices and inadequate takeover bids and to encourage prospective acquirers to negotiate with the Devon Board rather than to attempt a hostile takeover.
In addition, because Devon has not chosen to be exempt from Section 203 of the DGCL, this provision could also delay or effectively prevent a change of control that some stockholders may favor. In general, Section 203 provides that persons that acquire ownership of 15% or more of the outstanding voting stock of a Delaware corporation, or an affiliate or associate of the corporation that within the prior three years did own 15% or more of the corporation’s outstanding voting stock, and the affiliates and associates of such persons (each an “interested stockholder”), will not engage in any “business combination” with that corporation or its subsidiaries, including any merger, sales and leases of assets, issuances of securities or other similar transactions, for a three-year period following the date on which that person became the owner of 15% or more of such corporation’s outstanding voting stock unless one of the following exceptions applies: (i) the Devon Board approved the business combination or the transaction that resulted in the person becoming an interested stockholder prior to the time that the person became an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder such person owned at least 85% of the outstanding voting stock of the corporation, excluding, for purposes of determining the voting stock outstanding, voting stock owned by directors who are also officers and certain employee stock plans or (iii) the transaction is approved by the Devon Board and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder.
Devon believes these provisions could help to protect its stockholders from coercive or otherwise unfair takeover tactics by requiring potential acquirers to negotiate with the Devon Board and by providing the Devon Board with more time to assess any acquisition proposal. These provisions are not intended to make the combined company immune from takeovers. However, these provisions will apply even if the offer may be considered beneficial by some stockholders and could delay or effectively prevent an acquisition that the Devon Board determines is not in the best interests of the combined company and its stockholders. These provisions may also prevent or discourage attempts to remove and replace incumbent directors.
The combined company will have a significant amount of indebtedness, which will limit its liquidity and financial flexibility, and any downgrade of its credit rating could adversely impact the combined company.
As of December 31, 2025, Devon and Coterra had total indebtedness of approximately $8.4 billion and $3.8 billion, respectively. Accordingly, the combined company will have substantial indebtedness following closing of the merger. In addition, subject to the limits contained in the documents governing such indebtedness, the combined company may be able to incur substantial additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions or for other purposes. The combined company’s indebtedness and other financial commitments have important consequences to its business, including, but not limited to:
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requiring the company to dedicate a portion of its cash flows from operations to debt service payments, thereby limiting its ability to fund working capital, capital expenditures, investments or acquisitions and other general corporate purposes;

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increasing the company’s vulnerability to general adverse economic and industry conditions, including low commodity price environments; and

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limiting the company’s ability to obtain additional financing due to higher costs and more restrictive covenants.

In addition, Devon and Coterra receive credit ratings from rating agencies in the U.S. with respect to their indebtedness. Any credit downgrades resulting from the merger or otherwise could adversely impact the combined company’s ability to access financing and trade credit, require the combined company to provide additional letters of credit or other assurances under contractual arrangements and increase the combined company’s interest rate under any credit facility borrowing as well as the cost of any other future debt.
Moreover, the indentures governing certain of the Existing Coterra Notes provide that in the event Coterra experiences a Change of Control (as defined in the applicable respective indentures) accompanied by a specified rating decline with respect to such notes, Coterra must offer to repurchase such notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. If such a ratings decline occurs with respect to one or more series of such Existing Coterra Notes following the closing of the merger, then the combined company may be required to repurchase all or a portion of the applicable indebtedness, and may need to seek refinancing at higher costs or with other less favorable terms.
The future dividends and share repurchases of the combined company will be uncertain and are subject to board approval.
Although Devon has paid cash dividends on, and authorized repurchases of, Devon Common Stock in the past, the Devon Board may determine (i) not to declare dividends in the future or may reduce the amount of dividends paid in the future or (ii) to reduce or cease share repurchases in the future. Any payment of future dividends and share repurchases will be at the discretion of the Devon Board and will depend on Devon’s results of operations, financial condition, cash requirements, future prospects and other considerations that the Devon Board deems relevant, including, but not limited to:
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Devon may not have enough cash to pay such dividends or to repurchase shares due to its cash requirements, capital spending plans, cash flow or financial position;

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decisions on whether, when and in which amounts to make any future distributions or share repurchases will remain at all times entirely at the discretion of the Devon Board, which could change its practices at any time and for any reason;

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Devon’s desire to maintain or improve the credit ratings on its debt; and

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the amount of dividends that Devon may distribute or shares to repurchase is subject to restrictions under Delaware law.

Stockholders should be aware that they have no contractual or other legal right to dividends that have not been declared.
The combined company may record goodwill and other intangible assets that could become impaired and result in material non-cash charges to the results of operations of the combined company in the future.
The combined company will account for the merger as an acquisition of a business in accordance with GAAP. Under the acquisition method of accounting, the assets and liabilities of Coterra and its subsidiaries will be recorded, as of closing, at their respective fair values and added to Devon’s. The combined company’s reported financial condition and results of operations for periods after closing of the merger will reflect Coterra’s balances and results after closing of the merger but will not be restated retroactively to reflect the historical financial position or results of operations of Coterra and its subsidiaries for periods prior to the merger.
Under the acquisition method of accounting, the total purchase price is allocated to Coterra’s identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair market values as of the date of closing of the merger, with any excess purchase price allocated to goodwill. To the extent the value of goodwill or intangibles, if any, becomes impaired in the future, the combined company may be required to incur material non-cash charges relating to such impairment. The combined company’s operating results may be significantly impacted from both the impairment and the underlying trends in the business that triggered the impairment.
Following the closing of the merger, Devon will incorporate Coterra’s hedging activities into Devon’s business, and Devon may be exposed to additional commodity price risks arising from such hedges.
To mitigate its exposure to changes in commodity prices, Coterra hedges oil, natural gas and NGL prices from time to time, primarily through the use of certain derivative instruments, including fixed price swaps, basis swaps and costless collars. Devon will bear the economic impact of all of Coterra’s current hedges following the closing of the merger. Actual crude oil, natural gas and NGL prices may differ from the combined company’s expectations and, as a result, such hedges may or may not have a negative impact on Devon’s business.
Risks Relating to Devon and Coterra
Risks Relating to Coterra’s Business
You should read and consider risk factors specific to Coterra’s business that will also affect the combined company after the merger. These risks are described in the sections entitled “Risk Factors” in Coterra’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in other documents incorporated by reference into this joint proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information” beginning on page 196 of this document for the location of information incorporated by reference into this joint proxy statement/prospectus.
Risks Relating to Devon’s Business
You should read and consider risk factors specific to Devon’s business that will also affect the combined company after the merger. These risks are described in the sections entitled “Risk Factors” in Devon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in other documents incorporated by reference into this joint proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information” beginning on page 196 of this document for the location of information incorporated by reference into this joint proxy statement/prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements and information in this joint proxy statement/prospectus may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “predict,” “budget,” “should,” “would,” “could,” “attempt,” “appears,” “forecast,” “outlook,” “estimate,” “continue,” “project,” “projection,” “goal,” “model,” “target,” “potential,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “are likely” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on Devon’s and Coterra’s current expectations and beliefs concerning future developments and their potential effect on their respective businesses.
The forward-looking statements contained in this document are largely based on Devon’s and Coterra’s expectations for the future, which reflect certain estimates and assumptions made by their respective managements. These estimates and assumptions reflect Devon’s and Coterra’s best judgment based on currently known market conditions, operating trends and other factors. Although Devon and Coterra believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond Devon’s and Coterra’s control. As such, managements’ assumptions about future events may prove to be inaccurate. For a more detailed description of the risks and uncertainties involved, see “Risk Factors” in Devon’s and Coterra’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings. Devon and Coterra do not intend to publicly update or revise any forward-looking statements as a result of new information, future events, changes in circumstances or otherwise.
These cautionary statements qualify all forward-looking statements attributable to Devon or Coterra, or persons acting on either’s behalf. Devon management and Coterra management caution you that the forward-looking statements contained in this joint proxy statement/prospectus are not guarantees of future performance, and neither Devon nor Coterra can assure you that such statements will be realized or that the events and circumstances they describe will occur. Factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements in this joint proxy statement/prospectus include, but are not limited to:
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the risk that Devon or Coterra may be unable to obtain governmental and regulatory approvals required for the transaction, or that required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the merger or cause the parties to abandon the merger;

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the risk that a condition to closing of the transaction may not be satisfied;

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the length of time necessary to consummate the merger, which may be longer than anticipated for various reasons;

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the risk that the businesses will not be integrated successfully;

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the risk that the cost savings, synergies and growth from the merger may not be fully realized or may take longer to realize than expected, or that the combined company may not increase its dividend and share repurchases;

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the diversion of management time on transaction-related issues;

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the effect of future regulatory or legislative actions on the companies or the industries in which they operate, including the risk of new restrictions with respect to well spacing, hydraulic fracturing, natural gas flaring, water disposal or other oil and natural gas development activities;

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the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect;

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potential litigation related to the merger;

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changes in the general economic environment, or social or political conditions or disruptions, that could affect the businesses, including from changes in trade relations and policies, geopolitical stability or the impact of a widespread outbreak of an illness;

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the potential impact of the announcement or consummation of the merger on relationships with customers, providers, vendors, competitors, management and other employees;

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the ability to hire and retain key personnel;

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reliance on and integration of information technology systems;

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the risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings;

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the volatility of oil, gas and NGL prices, including a prolonged decline in those prices relative to historical or future expected levels;

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uncertainties inherent in estimating oil, gas and NGL reserves;

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the uncertainties, costs and risks involved in Devon’s and Coterra’s operations, including as a result of employee misconduct;

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natural disasters and epidemics;

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counterparty credit risks;

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risks relating to Devon’s and Coterra’s indebtedness;

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risks related to Devon’s and Coterra’s hedging activities;

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competition for assets, materials, people and capital, including competition and consolidation in the oil and gas exploration and production industry;

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regulatory restrictions, compliance costs and other risks relating to governmental regulation, including with respect to environmental matters, water disposal or royalty rules applicable to the combined business;

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cyberattack risks;

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Devon’s and Coterra’s limited control over third parties who operate some of their respective oil and gas properties;

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midstream capacity constraints and potential interruptions in production;

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the extent to which insurance covers any losses Coterra or Devon may experience;

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risks related to investors attempting to effect change;

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claims, audits and other proceedings impacting the business of the combined company, including with respect to historic and legacy operations;

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risks associated with artificial intelligence and other emerging technologies;

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geopolitical instability, armed conflicts or sanctions that could disrupt energy markets or affect commodity prices;

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general domestic and international economic and political conditions;

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the impact of a prolonged federal, state or local government shutdown and threats not to increase the federal government’s debt limit; and

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changes in tax, environmental and other laws, including court rulings, applicable to Devon’s and Coterra’s business.

All subsequent written and oral forward-looking statements concerning Devon, Coterra, the merger, the combined company or other matters and attributable to Devon or Coterra or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Devon and Coterra assume no duty to update or revise their respective forward-looking statements based on new information, future events or otherwise. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

THE PARTIES TO THE MERGER
Devon Energy Corporation
333 W. Sheridan Ave.
Oklahoma City, Oklahoma 73102-5015
(405) 235-3611
Devon is an independent energy company engaged primarily in the exploration, development and production of oil, natural gas and NGLs. Devon’s operations are concentrated in various onshore areas in the U.S. Shares of Devon Common Stock are listed and traded on the NYSE under the ticker symbol “DVN.” Additional information about Devon and its subsidiaries, including, but not limited to, information regarding its business, properties, legal proceedings, financial statements, financial condition and results of operations, market risk, executive compensation and related party transactions is set forth in Devon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference into this joint proxy statement/prospectus.
For more information about Devon, please visit Devon’s website at www.devonenergy.com. The information contained on Devon’s website or accessible through it does not constitute a part of this joint proxy statement/prospectus.
Coterra Energy Inc.
Three Memorial City Plaza
840 Gessner Road, Suite 1400
Houston, Texas 77024
(281) 589-4600
Coterra is an independent oil and gas company engaged in the development, exploration and production of oil, natural gas and NGLs. Coterra’s operations are concentrated in areas with known hydrocarbon resources, which are conducive to multi-well, repeatable development programs. Shares of Coterra Common Stock are listed and traded on the NYSE under the ticker symbol “CTRA.” Additional information about Coterra and its subsidiaries, including, but not limited to, information regarding its business, properties, legal proceedings, financial statements, financial condition and results of operations, market risk, executive compensation and related party transactions is set forth in Coterra’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference into this joint proxy statement/prospectus.
For more information about Coterra, please visit Coterra’s website at www.coterra.com. The information contained on Coterra’s website or accessible through it does not constitute a part of this joint proxy statement/prospectus.
Cubs Merger Sub, Inc.
333 W. Sheridan Ave.
Oklahoma City, Oklahoma 73102-5015
(405) 235-3611
Merger Sub is a wholly-owned, direct subsidiary of Devon. Merger Sub was formed by Devon solely in contemplation of the merger, has not conducted any business and has no assets, liabilities or other obligations of any nature other than as set forth in the Merger Agreement.

THE MERGER
The following discussion contains certain information about the merger. This discussion is subject, and qualified in its entirety by reference, to the Merger Agreement attached as Annex A to this joint proxy statement/prospectus. You are urged to carefully read this entire joint proxy statement/prospectus, including the Merger Agreement, before making any investment or voting decision.
Transaction Structure
Upon the terms and subject to the conditions set forth in the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into Coterra, the separate corporate existence of Merger Sub will cease and Coterra will continue as the surviving corporation in the merger as a wholly-owned, direct subsidiary of Devon.
Consideration to Coterra stockholders
At the Effective Time, by virtue of the merger and without any further action on the part of Devon, Merger Sub, Coterra or any holder of capital stock thereof:
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each share of Coterra Common Stock held immediately prior to the Effective Time by Devon, Merger Sub or any of Devon’s other subsidiaries, or by Coterra or any of Coterra’s subsidiaries (collectively, the “Excluded Shares”) shall remain outstanding and no consideration will be delivered in exchange therefor; and

•
subject to the Merger Agreement, each share of Coterra Common Stock issued and outstanding (other than Excluded Shares) immediately prior to the Effective Time will be converted into the right to receive from Devon 0.70 fully paid and nonassessable shares of Devon Common Stock.

In addition, each outstanding Coterra equity award in respect of Coterra Common Stock will be treated as described in “The Merger Agreement — Treatment of Coterra Equity Awards.”
Background of the Merger
The terms of the Merger Agreement are the result of arm’s-length negotiations between representatives of Devon and Coterra. The following is a summary of the events leading up to the signing of the Merger Agreement and the key meetings, negotiations, discussions and actions by and between Devon and Coterra and their respective advisors that preceded the public announcement of the transaction; it does not purport to catalogue every conversation or interaction among representatives of Devon, Coterra and other parties.
As part of Devon’s and Coterra’s ongoing strategic planning process, their respective boards and officers regularly review their performance, prospects, strategy and risks in light of current and expected business and economic conditions, developments in the oil and gas exploration and production sector and position in the industry. These reviews have included regular discussion of likely key drivers of stockholder value creation and positive stock price performance, including the evaluation of potential strategic combinations and acquisition and divestiture opportunities. To that end, from time to time, senior management of each of Devon and Coterra has engaged in discussions with other companies regarding potential business combination, joint venture and other strategic transactions to enhance stockholder value and further the strategic objectives of such party, along with regularly briefing their respective boards on these discussions. Devon and Coterra also prepare and regularly update analyses of various counterparties to potential strategic combinations and discuss such analyses with their respective boards.
On October 27, 2025, the chairman of Company A, a publicly traded exploration and production company, contacted Thomas E. Jorden, the Chairman and Chief Executive Officer of Coterra, to express an interest in a potential business combination. No economic proposals were made during such discussion. Mr. Jorden noted that he would discuss the potential transaction with the Coterra Board.
On October 29, 2025, the Coterra Board held a regularly scheduled quarterly meeting at which Coterra officers and a representative of Gibson, Dunn & Crutcher LLP (“Gibson Dunn”), outside counsel to Coterra, attended. In connection with the Coterra Board’s regular periodic update, the representative of Gibson

Dunn presented materials with respect to the fiduciary duties of the members of the Coterra Board under Delaware law, which covered, among other things, duties in connection with merger and acquisition transactions. At this meeting, in executive session, Coterra officers also discussed with the Coterra Board updated financial analyses of a potential combination with Company A, which had been previously discussed with the Coterra Board as part of Coterra’s regular strategic updates.
On November 4, 2025, Kimmeridge Energy Management Company, LLC (“Kimmeridge”) published an open letter to the Coterra Board in respect of Coterra’s business operations and governance, including its belief that Coterra should seek strategic alternatives, including potential asset divestitures and consolidation.
On November 5, 2025, at a special meeting of the Coterra Board at which Coterra officers attended, Coterra officers provided an overview of the letter from Kimmeridge, including discussions that Coterra officers had with representatives of Kimmeridge and next steps, including evaluating strategic opportunities and continuing stockholder engagement. Coterra officers then discussed engaging financial advisors to assist in these efforts. The Coterra Board supported the engagement of financial advisors in connection with such review, and Coterra ultimately engaged Goldman Sachs & Co. LLC (“Goldman Sachs”) and J.P. Morgan Securities LLC (“J.P. Morgan”) as its financial advisors. Over the following weeks, the Coterra Board and Coterra senior management conducted extensive stockholder outreach and undertook a comprehensive review of strategic alternatives, including remaining a standalone business, potential asset monetization and potential business combinations.
On November 13, 2025, at a special meeting of the Coterra Board at which Coterra officers and representatives of Goldman Sachs and Gibson Dunn attended, Coterra officers updated the Coterra Board on stockholder engagement and next steps regarding the Kimmeridge letter. Representatives of Goldman Sachs further discussed the Kimmeridge letter, potential responses and strategy. Representatives of Gibson Dunn then reviewed the fiduciary duties of the members of the Coterra Board under Delaware law and strategies for engaging with an activist stockholder.
On November 14, 2025, Mr. Jorden and the chief executive officer of Company A met to discuss industry trends. At the end of the meeting, the chief executive officer of Company A mentioned continuing interest in a potential business combination. No economic proposals were made during such discussion.
On November 18 and 19, 2025, the Devon Board held its regularly scheduled meetings, with certain members of Devon management in attendance. As part of the meeting, Devon’s management provided an overview of the evaluation of potential strategic opportunities, including potential acquisition targets or merger partners for Devon (including Coterra), that management had conducted with assistance from Evercore Group L.L.C. (“Evercore”), Devon’s strategic financial advisor. Clay Gaspar, the President and Chief Executive Officer of Devon, advised the Devon Board that both he and Mr. Jorden were scheduled to attend an upcoming conference on November 20, 2025 and that he would seek to gauge Coterra’s receptivity to exploring a business combination with Devon.
On November 19, 2025, Coterra entered into an engagement letter with J.P. Morgan, formally engaging J.P. Morgan as an advisor in connection with shareholder activism matters.
On November 20, 2025, Mr. Gaspar met with Mr. Jorden at a conference. During their conversation, Messrs. Gaspar and Jorden discussed a variety of topics, including Kimmeridge and the potential merits of a combination between Devon and Coterra.
On November 24, 2025, Coterra entered into an engagement letter with Goldman Sachs, formally engaging Goldman Sachs as an advisor in connection with shareholder activism matters.
On November 24, 2025, Mr. Gaspar sent a summary of his meeting with Mr. Jorden to the Devon Board. Throughout the end of November and early December 2025, Mr. Gaspar and Devon management had several discussions with members of the Devon Board, including John E. Bethancourt, the Chair of the Devon Board, and representatives of Evercore about a potential business combination between Devon and Coterra. Devon management, with assistance from Evercore, evaluated the merits of a potential merger-of-equals combination of Devon and Coterra (the “Potential Merger”).

Also on November 24, 2025, at a special meeting of the Coterra Board at which Coterra officers and representatives of Goldman Sachs and Gibson Dunn attended, Coterra officers updated the Coterra Board regarding interactions with Kimmeridge, stockholder engagement and initial analysis of Coterra’s asset portfolio to facilitate the evaluation of strategic transactions. Representatives of Goldman Sachs then reviewed with the Coterra Board Goldman Sachs’ preliminary financial analysis of Coterra and potential public company counterparties, including Devon. Representatives of Gibson Dunn discussed with the Coterra Board Coterra’s stockholder engagement strategy and the financial presentation from Goldman Sachs.
On December 3, 2025, Mr. Jorden and the chief executive officer of Company A briefly met at a conference. During the meeting, the chief executive officer of Company A reaffirmed interest in a potential business combination, but no details were discussed.
On December 12, 2025, at a special meeting of the Coterra Board at which Coterra officers and representatives of Goldman Sachs, J.P. Morgan and Gibson Dunn attended, Coterra officers and representatives of each of Goldman Sachs and J.P. Morgan updated the Coterra Board regarding the status of stockholder engagement, including discussions with Kimmeridge. Coterra officers also discussed the recent discussions with Devon and Company A regarding potential strategic transactions.
On December 13, 2025, the chairman of Company B, a publicly traded exploration and production company, contacted Mr. Jorden, during which conversation the chairman of Company B informally requested that Company B be kept in mind should Coterra consider other business combinations.
On December 16, 2025, Messrs. Gaspar and Jorden met in person to discuss the Potential Merger. As part of their discussion, Mr. Gaspar provided Mr. Jorden with a presentation outlining Devon’s view of the benefits of the Potential Merger, including the synergy opportunities and other benefits that would accrue to the combined company, the structuring and positioning of the Potential Merger as an all-stock, at-the-market merger of equals and anticipated next steps as the respective companies evaluated the Potential Merger.
On December 18, 2025, Mr. Jorden and Shannon E. Young III, Executive Vice President and Chief Financial Officer of Coterra, met with the chairman and the chief executive officer of Company A, during which the representatives of Company A outlined a potential business combination for Coterra’s consideration. Representatives of Company A shared a presentation regarding the parties’ respective assets and the assets of the pro forma company, and explained the strategic merit of combining both companies’ assets. No economic proposals were made during such meeting.
Also on December 18, 2025, at a special meeting of the Coterra Board at which Coterra officers and representatives of Goldman Sachs, J.P. Morgan and Gibson Dunn attended, representatives of each of Goldman Sachs and J.P. Morgan reviewed with the Coterra Board an overview of market data and stock performance of Devon and Company A and discussed preliminary valuation considerations and comparative perspectives regarding potential transaction structures in respect of Devon and Company A. Mr. Jorden updated the Coterra Board on Coterra’s respective conversations with Devon and Company A. Representatives of Gibson Dunn then discussed process considerations and fiduciary duties in connection with ongoing discussions. Following such discussion, the Coterra Board reiterated that any potential transaction must provide compelling value to Coterra stockholders and authorized management to continue discussions consistent with these parameters.
On December 19, 2025, at a special meeting of the Devon Board, with certain members of Devon management in attendance, Mr. Gaspar updated the Devon Board regarding his December 16, 2025 meeting with Mr. Jorden.
On the morning of December 21, 2025, Messrs. Gaspar and Jorden met in person. The discussion centered around the Potential Merger and transaction value, governance and leadership matters, including board composition, executive management structure, headquarters location and next steps.
Later that afternoon, Devon representatives engaged the law firm Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) on the Potential Merger.
That evening, Mr. Gaspar met with certain officers, Mr. Bethancourt and representatives of Evercore to discuss the meeting earlier in the day between Messrs. Jorden and Gaspar.

Also that evening, at a special meeting of the Coterra Board at which Coterra officers attended, Coterra officers provided an update on the discussions held earlier that day between Messrs. Jorden and Gaspar regarding the Potential Merger. Coterra officers summarized that the discussions focused on transaction value, governance and leadership matters, including board composition, executive management structure and the importance to Coterra of the location of the combined company’s headquarters being in Houston, Texas. The Coterra Board then authorized Coterra to enter into a confidentiality agreement with Devon to continue the evaluation of the Potential Merger.
On the morning of December 22, 2025, Mr. Gaspar called Mr. Jorden to convey that the Devon Board was generally supportive of continuing discussions and that Devon and Coterra should enter into a mutual confidentiality agreement to begin exploring the feasibility of the Potential Merger. Skadden prepared a mutual confidentiality agreement that was delivered by Devon to Coterra on December 22, 2025. After discussions and negotiations between Skadden and Gibson Dunn, Coterra and Devon executed a mutual confidentiality agreement on December 23, 2025 to facilitate discussions and the exchange of information in connection with the Potential Merger. The agreement included mutual standstill provisions that would terminate in the event of a qualifying tender offer by any third party for the other party or if the other party entered into a definitive agreement to be acquired by a third party. Following execution of the mutual confidentiality agreement, over the next several weeks, members of Devon management worked closely with members of Coterra management to exchange due diligence information, including financial models of each party. Each company’s management, together with its advisors (i) conducted preliminary structuring, financial and operational due diligence regarding the Potential Merger (including a review of assets and liabilities), (ii) prepared analyses of the achievable synergies of the combined company following the Potential Merger, and (iii) considered the risks associated with change of control and consent rights and other risks described in “Risk Factors.”
On January 2, 2026, at a special meeting of the Coterra Board at which Coterra officers and representatives of Goldman Sachs, J.P. Morgan and Gibson Dunn attended, Coterra officers provided an update on various potential strategic transactions, including the diligence and preliminary analyses that Coterra officers had completed to date with respect to each potential counterparty. The participants discussed anticipated synergies, future organizational structure, overall transaction value and next steps.
On January 9, 2026, the Devon Board held a special meeting, with certain members of Devon management and a representative of Evercore in attendance. Devon management updated the Devon Board on the status of diligence, financial modeling and discussions with Coterra, including preliminary views on valuation, potential synergies and transaction structure. Evercore reviewed a preliminary financial analysis related to the Potential Merger. The Devon Board discussed these matters, including the potential exchange ratio, governance considerations and timing.
On January 9, 2026, following the Devon Board meeting, Messrs. Gaspar and Jorden met in person. With respect to board composition, Mr. Jorden indicated that the Coterra Board desired for him to fill the Chair role and suggested that the board composition should reflect the pro forma ownership mix, implying a 6/5 split in favor of Devon. Mr. Gaspar countered with a proposed 7/5 split in favor of Devon. On the topics of headquarters and management team, Mr. Jorden reiterated the Coterra Board’s view of the benefits of the executive headquarters being based in Houston, and he shared positive feedback about the Coterra team. In turn, Mr. Gaspar highlighted the strength of Devon’s employee base in Oklahoma City and its success in business optimization. Mr. Gaspar emphasized the need for effective integration to realize synergies for all stockholders. On next steps, Messrs. Gaspar and Jorden agreed to further evaluate potential transaction structures and senior leadership selections, including involving each party’s human resources leaders to discuss personnel, and concluded that their respective chief financial officers should discuss the general transaction terms and next steps.
On January 11, 2026, Mr. Young met with Jeff Ritenour, Devon’s Executive Vice President and Chief Financial Officer, to discuss general transaction terms in respect of the Potential Merger, including due diligence matters, communications rollout and accounting matters.
With the input of Devon’s advisors and Mr. Bethancourt and support of the Devon Board, on January 12, 2026, Mr. Gaspar delivered a written proposal to Mr. Jorden prior to a telephone call between them, which proposed that (a) Coterra would issue stock to Devon stockholders in an all-stock transaction, with an exchange ratio based on a modest premium to Devon stockholders, (b) Devon would appoint seven directors, including the chief executive officer of the combined company, (c) Coterra would appoint five directors, including the chairman of the combined company, (d) executive management of the combined company would consist of Mr. Gaspar, as President and Chief Executive Officer, together with four individuals designated by Devon and three designated by Coterra and (e) the parties would discuss further the organizational structure and related employee location of the combined company with a focus on stockholder value. In addition, Mr. Gaspar shared a presentation that outlined key characteristics of the combined company and the benefits of the Potential Merger. During the subsequent telephone call to discuss Devon’s proposal, Mr. Jorden expressed disappointment with some of the positions and indicated he would need time to consider the positions and whether to continue discussions, noting that Coterra was considering other opportunities. Thereafter, Mr. Gaspar discussed the status with Mr. Bethancourt and together they agreed to convene a special meeting of the Devon Board for January 16, 2026. On January 12, 2026, Mr. Gaspar also provided the Devon Board with a summary of his recent interactions with Mr. Jorden.
Over the next two days, Messrs. Jorden and Gaspar discussed the terms of the proposal, including with respect to transaction value and governance matters. The parties discussed that they should reconvene at a later date to evaluate whether the Potential Merger was viable. On January 14, 2026, Messrs. Gaspar and Jorden again met to discuss governance matters, including potential board and executive leadership composition and the headquarters of the combined company.
Also on January 14, 2026, at a special meeting of the Coterra Board at which Coterra officers and representatives of Goldman Sachs, J.P. Morgan and Gibson Dunn attended, Coterra officers and representatives of Goldman Sachs and J.P. Morgan led a financial review of the Potential Merger, provided an update on diligence findings and discussed the proposal letter from Devon. The Coterra Board then reviewed preliminary governance frameworks being discussed by the parties. The Coterra Board provided guidance regarding acceptable governance parameters and authorized management and advisors to continue negotiations.
On January 15, 2026, media sources published reports that Devon and Coterra were discussing a business combination transaction. That same day, Messrs. Ritenour and Young met to discuss a number of topics relating to the Potential Merger, including the media reports. The discussion concluded with Messrs. Ritenour and Young confirming that the transaction should be structured as an all-stock merger, with Devon issuing stock to Coterra stockholders.
On January 16, 2026, the Devon Board held a special meeting, with certain members of Devon management and a representative of Evercore in attendance. Devon management reviewed recent discussions with Coterra, including with respect to transaction structure, valuation and governance matters, a preliminary asset analysis, and summarized updated financial analyses, including preliminary synergy estimates and pro forma considerations. The Devon Board discussed the potential dividend of the combined company and financial analyses of the proposed dividend. Representatives of Evercore discussed with the Devon Board an updated preliminary financial analysis. The Devon Board discussed these matters, including potential governance arrangements, market reaction to recent media reports and balance sheet considerations.
Following the Devon special meeting, Messrs. Young and Ritenour met to discuss key transaction terms. Over the course of the next several days, Messrs. Gaspar and Jorden had numerous discussions on the open matters between the parties, including capital allocation, operational considerations and the impact of the media reports. Discussions also centered around people and company cultures and concluded with a high-level conversation about potential board and executive team leadership composition and an agreement to continue communications and next steps.
On January 20, 2026, the Devon Board held a special meeting, with certain members of Devon management and a representative of Evercore in attendance. Dennis Cameron, Devon’s Executive Vice President and General Counsel, reviewed with the Devon Board their fiduciary duties based on a commentary prepared by Skadden. Devon management and representatives of Evercore reviewed the status of negotiations with Coterra, including valuation, potential synergies and governance matters. In executive session, the Devon Board authorized Mr. Gaspar to execute and deliver to Coterra a non-binding proposal for the Potential Merger in alignment with discussions with the Devon Board.

Following the Devon Board’s special meeting, Devon management, together with Evercore and Skadden, prepared a formal, non-binding proposal for the Potential Merger.
Also on January 20, 2026, Messrs. Jorden and Young met with the chairman and the chief executive officer of Company B at the request of Company B, during which the Company B representatives presented a high level overview of a potential business combination for Coterra’s consideration. Messrs. Jorden and Young noted that, if Company B intended to deliver a proposal, it would need to do so quickly, after which the parties would consider entering into a confidentiality agreement to exchange information.
On January 21, 2026, Messrs. Gaspar and Jorden met in person. Mr. Gaspar outlined for Mr. Jorden Devon’s position on a number of issues, including (i) an exchange ratio of 0.6688 shares of Devon Common Stock for each share of Coterra Common Stock, which was based on trading values that preceded media reports of a potential transaction and would result in Coterra stockholders owning approximately 45% of the combined company, (ii) a willingness to move to an 11-person board with six members appointed by Devon (including Mr. Gaspar and a lead independent director) and five members appointed by Coterra (including Mr. Jorden as non-executive Chair with a term of no more than two years), (iii) a move of the executive functions to Houston, with the chief executive officer and executive team of the combined company to determine the balance of the organizational structure and employee locations, and (iv) the naming of the combined company as Devon Energy. Mr. Gaspar advised Mr. Jorden that he would send a formal letter outlining these points and, following the meeting, Mr. Gaspar sent Mr. Jorden a non-binding proposal for the Potential Merger memorializing these points.
On January 22, 2026, media sources reported that Kimmeridge planned to nominate former Pioneer Natural Resources’ chief executive officer, Scott Sheffield, and four others to the Coterra board of directors to challenge Mr. Jorden, in his role as Chairman, and four other sitting Coterra directors. Devon management, Mr. Bethancourt, Evercore and Skadden met to discuss the implications of this development on the process.
On January 23, 2026, the chief executive officer of Company A contacted Mr. Jorden to provide an overview of high level terms of a potential business combination. Following that discussion, the chief executive officer of Company A delivered a proposal letter to Mr. Jorden, which proposed (a) an all-stock acquisition of Coterra, with an exchange ratio reflecting a premium to Coterra stockholders of 12% based on the closing stock prices of the two companies as of the prior day, and expressed flexibility on discussing further the consideration mix and (b) signing of a definitive agreement in the next 30 days.
Later that day, Mr. Jorden met with the chief executive officer of Company B at Company B’s request, during which the chief executive officer of Company B further outlined Company B’s perspectives on a potential business combination. Following that discussion, the chief executive officer of Company B delivered a proposal to Mr. Jorden, which proposed (a) an all-stock acquisition of Coterra, with an exchange ratio reflecting a premium to Coterra stockholders of 9% based on the closing stock prices of the two companies as of the prior day, (b) potential post-closing actions with respect to the combined asset portfolio and (c) signing of a definitive agreement in approximately the next two weeks.
Also on January 23, 2026, the Devon Board held a special meeting, with certain members of Devon management and representatives of Evercore and Skadden in attendance. Mr. Gaspar updated the Devon Board on events that had transpired since the January 20 special meeting. Mr. Gaspar indicated that he presented a non-binding proposal for the Potential Merger to Mr. Jorden (verbally then followed by a letter) in alignment with the discussion at the Devon Board’s January 20 meeting and expected to receive feedback on the proposal following Coterra’s board meeting on January 24, 2026. Devon management, Evercore, Skadden and the Devon Board engaged in a discussion of possible implications associated with media reports of a potential proxy contest involving Kimmeridge and Coterra. In executive session, the Board determined to continue to fully engage with Coterra on the Potential Merger on the structure and terms discussed with Coterra to date.
On January 24, 2026, at a special meeting of the Coterra Board at which Coterra officers and representatives of Goldman Sachs, J.P. Morgan and Gibson Dunn attended, Coterra officers provided an overview of potential strategic transactions and representatives of Goldman Sachs and J.P. Morgan each reviewed with the Coterra Board their respective preliminary financial analysis. Representatives of Gibson

Dunn reviewed with the Coterra Board its fiduciary duties in connection with the proposed transaction. The Coterra Board then discussed next steps with respect to the various counterparties. The Coterra Board determined that the proposal from Company A, which would involve a significant divergence in Coterra’s strategy, was not compelling relative to the proposals from Company B and Devon. The Coterra Board also supported additional communications with Company B to obtain an improved proposal reflecting enhanced valuation. Following the meeting, Mr. Jorden contacted the chief executive officer of Company B to request an updated proposal that reflected an increase to the exchange ratio.
Later that day, the chief executive officer of Company B delivered a revised proposal to Mr. Jorden, which proposed (a) an increased exchange ratio reflecting a premium to Coterra stockholders of 12% based on the closing stock prices of the two companies as of the prior day and (b) a one-week timeline to signing a definitive agreement working on an exclusive basis. Company B noted that its revised proposal was its best and final.
Also that day, Messrs. Gaspar and Jorden met and discussed several principal issues: (i) the exchange ratio for the Potential Merger, (ii) the composition of the combined company’s board of directors and committees, (iii) the name of the combined company and (iv) the composition of the combined company’s executive committee. Mr. Jorden stated that Devon’s proposed exchange ratio of 0.6688 reflected the lower end of the range of implied exchange ratios based on the companies’ recent trading prices. He noted that some members of the Coterra Board believed that the exchange ratio should reflect the companies’ relative trading values at the time initial discussions commenced, and the Coterra Board would be willing to accept an exchange ratio of 0.71. Mr. Jorden stated that certain members of the Coterra Board expressed a preference for a 50/50 board structure, but the Coterra Board indicated its willingness to proceed with a 6/5 board composition split and the combined company name of Devon as part of a broader negotiated governance framework. However, he pressed for additional Coterra executives to be part of the executive management team, noting that this was important to the Coterra Board. Messrs. Gaspar and Jorden also discussed whether there should be a lead independent director and how such a director would be chosen.
Following this meeting, representatives of Evercore met with representatives of Goldman Sachs to discuss the exchange ratio and whether the combined company board should initially designate a lead independent director.
On January 25, 2026, following continued negotiations regarding valuation, Messrs. Gaspar and Jorden had a call and Mr. Gaspar delivered to Mr. Jorden a counterproposal on the exchange ratio of 0.69 shares of Devon for each outstanding share of Coterra.
Also on January 25, 2026, at a special meeting of the Coterra Board at which Coterra officers and representatives of Goldman Sachs, J.P. Morgan and Gibson Dunn attended, Coterra officers reviewed the status of negotiations with the various counterparties, including the exchange ratios, governance arrangements and leadership structure. Coterra officers then presented an update on the proposals received by Company A and Company B. Representatives of each of Goldman Sachs and J.P. Morgan then reviewed with the Coterra Board financial analyses of the proposals by the counterparties, focusing on per share upside and downside potential for each option. With respect to Company A, the Coterra Board discussed (i) its dissatisfaction with the proposed exchange ratio, (ii) the more limited asset overlap relative to a merger with Devon, (iii) strategic misalignment, (iv) overall risk for negative investor receptivity and (v) no clarity regarding governance considerations. With respect to Company B, the Coterra Board discussed (i) its dissatisfaction with the proposed exchange ratio, (ii) the more limited asset overlap relative to a merger with Devon, (iii) the misalignment of Company B’s long-term strategy with respect to certain of Coterra’s assets, (iv) that Coterra stockholders were not receiving proportionate ownership for their value contribution, (v) the limited potential for a valuation re-rating, including that Company B trades at a meaningfully higher cash flow per share multiple and lower free cash flow per share yield relative to Coterra or Devon, which could mean that the stock received by Coterra’s stockholders would not have the same upside as pro forma Devon, (vi) the fact that Coterra stockholders would have relatively less ownership in the combined entity limiting their ability to participate in those potential synergies, (vii) no clarity regarding governance considerations, (viii) the early stages of negotiations and due diligence with Company B relative to the advanced negotiations and diligence with Devon, and (ix) the inability to negotiate further with Company B given Company B’s communication of a best and final offer.

After discussing the relative merits and considerations of the proposals, the Coterra Board concluded that the combination of Devon and Coterra assets in the hands of leadership from both companies would maximize stockholder value more than either company could achieve independently and more than the proposals of Company A and B. The Coterra Board also observed that both Coterra and Devon have traded at a relative cash flow per share multiple and free cash flow per share yield discount to other larger comparable peers and concluded that the combination of the companies would result in a larger and better pro forma company to compete for investor capital. The Coterra Board concluded that the potential transaction with Devon offered the most attractive combination of strategic fit, governance and leadership structure and pro forma positioning, and therefore represented the most attractive opportunity to maximize stockholder value. Following discussion, the Coterra Board authorized management and Coterra’s advisors to proceed toward finalizing the terms of the proposed transaction with Devon, subject to continued negotiation and Board approval.
After the Coterra Board meeting, Mr. Jorden met with Mr. Gaspar to request a draft of the Merger Agreement while the parties continued to negotiate and evaluate the exchange ratio. Mr. Jorden also contacted representatives of Company A and Company B to inform them that Coterra would not be moving forward with their respective proposals. Neither Company A nor Company B entered into a confidentiality agreement with Coterra, and no subsequent proposals were made by either party.
On January 25, 2026, the Devon Board held a special meeting, with certain members of Devon management and a representative of Evercore in attendance. Mr. Gaspar reported on his conversation the prior day with Mr. Jorden. Representatives of Evercore reviewed an updated preliminary financial analysis regarding the Potential Merger. The Devon Board, in consultation with Devon management and Evercore, also discussed whether the combined company board should initially designate a lead independent director. Following discussion, the Devon Board provided guidance to management on a range of acceptable exchange ratios, the Devon Board’s potential acceptance of certain Coterra executive team members on the combined company’s executive committee (subject to further discussion) and the Devon Board’s preference for a lead independent director of the combined company’s board of directors.
On January 25, 2026, Skadden delivered to Gibson Dunn an initial draft of the Merger Agreement. The draft contemplated, among other things: (i) a transaction in which a wholly-owned subsidiary of Devon would be merged with Coterra, with Coterra surviving the transaction; (ii) largely reciprocal representations and warranties and operating covenants by which each party would be bound during the period between the signing of the Merger Agreement and the closing of the Potential Merger; (iii) that Devon would control the strategy and timing matters with respect to regulatory approvals; (iv) largely reciprocal non-solicitation provisions applicable to Coterra and Devon that would allow each of the Coterra Board and the Devon Board, under certain circumstances, to change its recommendation in response to a superior proposal or intervening event, subject to customary notice and matching rights; (v) a “force the vote” provision requiring that, in the case of Coterra, Coterra submit the adoption of the Merger Agreement or, in the case of Devon, Devon submit the issuance of Devon Common Stock and the approval of the related charter amendment, to its stockholders notwithstanding any change in recommendation by the Coterra Board or the Devon Board, as applicable; (vi) the ability of each party to pay its respective quarterly dividends in respect of such party’s common stock; (vii) an outside date of six months for completion of the transaction, subject to two automatic three-month extensions for the sole purpose of obtaining antitrust clearances; (viii) a termination fee equal to $850 million payable by each party under certain circumstances; (ix) expense reimbursement capped at $40 million payable by one party to the other if such party’s stockholders fail to approve the proposals presented to stockholders with respect to the Merger Agreement; and (x) initial provisions addressing governance matters, including unspecified board size and composition, leadership roles and committee structure. The initial draft of the Merger Agreement did not specifically address (a) the name or ticker symbol of the combined company or (b) the location of the combined company’s headquarters. The initial draft also provided for the adoption of a corporate governance policy that would address various corporate governance agreements for a two-year period that would, subject to applicable law, require a 75% supermajority of the combined company board to override.
On January 26, 2026, Messrs. Gaspar and Bethancourt had dinner with Mr. Jorden and Amanda M. Brock, Coterra’s Lead Independent Director, and Marcus A. Watts, an independent director on the Coterra Board. The dinner was set up to allow the participants to get to know each other better and to discuss the merits and benefits of the Potential Merger.

On January 27, 2026, the Devon Board held a special meeting, with certain members of Devon management in attendance. Mr. Bethancourt advised the Devon Board that he and Mr. Gaspar had met with Mr. Jorden as well as two of Coterra’s other board members. Mr. Gaspar provided an overview of the meeting and responded to questions from the Devon Board, during which he shared (i) the status of negotiations, (ii) the conversations with Coterra about integration of, and go-forward vision for, the combined company following the merger, and (iii) the potential timeline for closing the transaction after a definitive merger agreement has been executed. Mr. Gaspar reported that the key remaining significant open issue in the negotiations was the exchange ratio. He stated that Coterra appeared to have acknowledged that a lead independent director should be appointed for the combined company’s board of directors.
Also on January 27, 2026, Gibson Dunn delivered to Skadden a revised draft of the Merger Agreement. The draft largely accepted the reciprocal nature of Skadden’s initial draft, including with respect to representations, warranties, interim covenants, non-solicitation covenants and “force the vote” provisions and accepted the proposed mutual expense reimbursement in an amount not to exceed $40 million. However, the Gibson Dunn revised draft (i) provided for additional flexibility of the parties with respect to employee compensation, benefits and hiring, as well as the incurrence of additional indebtedness between signing and closing, (ii) called for a joint strategy with respect to regulatory approvals, (iii) provided that a superior proposal could involve an alternative acquisition proposal for 50% of the party in question, (iv) included additional protection for the compensation of Coterra employees who remain with the combined company, (v) specified the board composition, consisting of 11 total directors with six to be appointed by Devon (including Devon’s President and Chief Executive Officer), and five to be appointed by Coterra (including Coterra’s Chief Executive Officer and President), (vi) required that the combined company’s board committees be evenly split between directors designated by each party, (vii) provided that the combined company would be named Devon Energy and the trading ticker symbol would remain “DVN,” (viii) provided that the combined company’s headquarters would be in Houston at Coterra’s principal executive offices, and (ix) provided for distinct termination fees that were 4% of each party’s equity value.
On January 28, 2026, Skadden delivered to Gibson Dunn an initial draft of the corporate governance policy that would apply for two years following the consummation of the Merger (the “Governance Period”). The draft corporate governance policy memorialized that the combined company board would consist of 11 directors, six of which would be appointed by Devon, including the President and Chief Executive Officer of Devon (the “Devon Directors”), and five of which would be appointed by Coterra, including the Chairman, Chief Executive Officer and President of Coterra (the “Coterra Directors”). Subject to applicable law or a supermajority override, the combined company board would renominate, recommend and designate the Devon Directors and the Coterra Directors for the first two annual meetings following the effective time of the Merger. Subject to a supermajority override, Mr. Jorden would be appointed to serve as the Chair of the combined company board during the Governance Period and if he ceased to serve as the Chair, the full board would determine his successor. Similarly, subject to a supermajority override, Mr. Gaspar would be designated to serve as the President and Chief Executive Officer of the combined company during the Governance Period. During the Governance Period, the lead independent director would be an independent director selected by the Devon Directors. The draft corporate governance policy also addressed the committee composition of the combined company board. Skadden further delivered a draft of a governance schedule that (i) specified that the combined company’s executive committee would consist of Mr. Gaspar plus eight additional executives, five of whom would be designated by Coterra and three of whom would be designated by Devon, and (ii) stated that while the headquarters would be in Houston, the Chief Executive Officer, with input from the executive committee, would determine the allocation of key functions and the locations of employees.
Later that evening, Gibson Dunn delivered a revised version of the corporate governance policy to Skadden that (i) clarified that if the combined company board determined to not renominate any director, the replacement would be determined by the full combined company board, (ii) provided that if Mr. Jorden meets the independence standard of the NYSE with respect to the combined company, he will be entitled to participate in all meetings and executive sessions of non-management and independent directors, (iii) limited the ability of the Devon Directors to determine the lead independent director for only so long as Mr. Jorden serves as the Chair and (iv) deleted all provisions related to committee composition. Gibson Dunn also revised the draft of the governance schedule to eliminate the provision that the Chief Executive Officer, with input from the executive committee, would determine the allocation of key functions and the locations of employees.

On January 29, 2026, media sources published reports that Devon and Coterra were in advanced stage negotiations of a proposed transaction.
On January 29, 2026, Messrs. Jorden and Gaspar held a call to discuss open items in the Merger Agreement, including with respect to governance matters and the exchange ratio.
Later that day, Skadden delivered to Gibson Dunn a revised draft of the Merger Agreement. This revised draft provided for (i) the cashless settlement of outstanding Coterra stock options, (ii) provided that the parties would jointly control the regulatory approval strategy and, where the parties could not agree on a strategy with respect to regulatory approval, the final determination regarding such strategy would be made by Devon, (iii) required that a “superior proposal” involve all or substantially all of the assets or equity of the party in question, and (iv) provided for a single termination fee applicable to each party equal to 4% of the equity value of Coterra.
On January 30, 2026, representatives of Skadden and Gibson Dunn held a call to discuss open issues in the transaction documentation and the transaction timeline.
Later that day, Skadden delivered a revised version of the corporate governance policy to Gibson Dunn which provided, among other things: (i) Devon with the right to appoint three Devon designees to the combined company’s Governance, Environmental and Public Policy Committee and Coterra with the right to appoint two Coterra designees to the combined company’s Governance, Environmental and Public Policy Committee; and (ii) Coterra with the right to appoint three Coterra designees to the combined company’s Compensation Committee and Devon with the right to appoint two Devon designees to the combined company’s Compensation Committee.
On the evening of January 30, 2026, Messrs. Gaspar and Jorden met to discuss the exchange ratio. Mr. Gaspar indicated to Mr. Jorden that, following continued discussions regarding valuation and subject to the Devon Board’s ultimate approval, he believed the Devon Board would be willing to accept an exchange ratio of 0.70 Devon shares for each share of Coterra. Mr. Jorden subsequently confirmed to Mr. Gaspar that the proposed exchange ratio was acceptable to the Coterra Board.
Over the course of the next two days, representatives of Coterra and Devon exchanged multiple proposals regarding key open issues, ultimately agreeing to a termination fee equal to $865 million and key governance and leadership arrangements, including agreement on board composition, committee representation, the role of lead independent director and the allocation of executive positions.
On January 31, 2026, Coterra entered into an engagement letter with each of Goldman Sachs and J.P. Morgan, respectively, formally engaging each of them as a financial advisor in connection with the Potential Merger. Also on January 31, 2026, Evercore provided to the Devon Board customary disclosures regarding their material investment banking relationships with Devon and Coterra, and Evercore and Devon entered into an engagement letter in connection with the Potential Merger.
Over the course of January 31, 2026 and February 1, 2026, Skadden and Gibson Dunn worked to finalize the draft Merger Agreement, including the related disclosure schedules.
On January 31, 2026, the Devon Board held a special meeting, with certain members of Devon management in attendance. Representatives of Evercore and Skadden were also in attendance. Mr. Gaspar reviewed the negotiations with Coterra that had occurred to date and reported that due diligence had been completed. The Devon Board also discussed again the expected benefits of a transaction with Coterra. Following this discussion, representatives of Skadden reviewed with the Devon Board its fiduciary obligations and provided a detailed summary of the terms of the Merger Agreement. Representatives of Evercore then reviewed with the Devon Board the financial terms of the Potential Merger and presented a preliminary financial analysis with respect to the Potential Merger and advised the Devon Board that Evercore would be in a position, if so requested by the Devon Board, to deliver an opinion as to the fairness of the exchange ratio to Devon. The Devon Board then dismissed the advisors with instructions to finalize any remaining points with Coterra.
Following the Devon Board meeting, Messrs. Gaspar and Jorden met to discuss further the Potential Merger. After such discussions, the parties ultimately agreed not to memorialize specific committee composition in the corporate governance policy.

Also on January 31, 2026, at a special meeting of the Coterra Board at which Coterra officers and representatives of Gibson Dunn attended, Coterra’s Compensation Committee provided a report to the Coterra Board and recommended certain severance arrangements for certain Coterra executive officers and promotions. Following the discussion and ratification of the Compensation Committee’s recommendations, the Coterra Board invited representatives of Goldman Sachs, J.P. Morgan and Gibson Dunn to join the meeting. Coterra officers and representatives of Gibson Dunn updated the Coterra Board on the status of open items in the Merger Agreement and related transaction documentation. Representatives of Goldman Sachs presented financial analysis with respect to the proposals. Coterra officers updated the Coterra Board on the financial analysis of the proposed transaction and discussed the potential dividend of the combined company. The Coterra Board authorized management to proceed with finalizing the transaction documentation with Devon.
By January 31, 2026, the parties had substantially resolved the principal open governance matters, and Skadden circulated a near-final draft of the Merger Agreement and related governance exhibits incorporating the agreed-upon terms. Gibson Dunn reviewed this draft with management and the Coterra Board. A substantially final form of the Merger Agreement was then prepared for consideration by each party’s respective boards of directors the following day.
On February 1, 2026, the Coterra Board met with Coterra officers and representatives of Goldman Sachs, J.P. Morgan and Gibson Dunn to consider the proposed final terms of the Merger Agreement. Mr. Jorden and a representative of Gibson Dunn discussed the resolution of the open matters that had been discussed at the January 31 meeting of the Coterra Board. Representatives of Coterra updated the Coterra Board on discussions with Devon in respect of the potential dividend of the combined company and financial analyses of the proposed dividend, including comparisons between the proposed dividend to dividends of the combined company’s peers. The Coterra Board evaluated the dividend analysis, potential dividend growth, potential stock repurchases by the combined company and market reception. Representatives of Gibson Dunn reviewed with the Coterra Board its fiduciary duties in connection with the proposed transaction and provided a summary of the terms of the Merger Agreement. A representative of Goldman Sachs then rendered to the Coterra Board Goldman Sachs’ oral opinion, subsequently confirmed in writing, that, as of February 1, 2026 and based upon and subject to the assumptions, qualifications, limitations, and other matters set forth therein, the exchange ratio pursuant to the Merger Agreement was fair from a financial point of view to the holders (other than Devon and its affiliates) of the outstanding shares of Coterra common stock, as more fully described below in the section entitled “Opinion of Coterra’s Financial Advisor.” Following discussion of the proposed transaction by the Coterra Board, the Coterra Board unanimously (i) determined that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are in the best interests of, and are advisable to, Coterra and the holders of Coterra common stock, (ii) approved and declared advisable the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement and (iii) resolved to recommend that the Coterra stockholders adopt and approve the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement.
Also on February 1, 2026, the Devon Board held a special meeting to consider the Potential Merger. Certain members of Devon management and representatives of Evercore and Skadden were in attendance. A representative of Skadden reviewed for the Devon Board the resolution of the remaining issues in the Merger Agreement, including the agreement on the exchange ratio of 0.70, and discussed various other legal matters with the Devon Board. Representatives of Evercore provided its financial analysis with respect to the Potential Merger and rendered its oral opinion, subsequently confirmed by delivery of a written opinion dated February 1, 2026, that, as of such date and based upon and subject to the factors and assumptions set forth in Evercore’s written opinion, the exchange ratio in the Potential Merger was fair, from a financial point of view, to Devon. See the section entitled “Opinion of Devon’s Financial Advisor” for more information. Following discussions, the Devon Board unanimously approved the Merger Agreement, the merger, the other transactions contemplated by the Merger Agreement and resolved to recommend the approval by Devon’s stockholders of the Share Issuance and the Authorized Share Charter Amendment pursuant to the Merger Agreement.
Following their respective board meetings on February 1, 2026, Devon and Coterra executed the Merger Agreement.

Prior to the open of trading on the New York Stock Exchange on the morning of February 2, 2026, Devon and Coterra issued a joint press release announcing the transactions contemplated by the Merger Agreement, and Devon and Coterra hosted a joint conference telephonic meeting of the investor community to explain additional details and the strategic importance of the transaction.
Recommendation of the Devon Board and its Reasons for the Merger
At a meeting held on February 1, 2026, the Devon Board unanimously (a) determined that the Merger Agreement and the other transactions contemplated by the Merger Agreement, were in the best interests of, and advisable to, Devon and its stockholders, (b) approved and declared advisable the Merger Agreement, the merger, and the other transactions contemplated by the Merger Agreement, and (c) resolved to recommend that the Devon stockholders approve the Stock Issuance Proposal and the Authorized Share Charter Amendment Proposal. The Devon Board unanimously recommends that Devon stockholders vote “FOR” the Stock Issuance Proposal, “FOR” the Authorized Share Charter Amendment Proposal and “FOR” the Devon Adjournment Proposal.
This section summarizes the principal potential strategic and financial benefits that Devon expects to realize in the merger as well as the potential risks and negative factors concerning the merger. For a discussion of various factors that could prevent or limit the parties from realizing some or all of these benefits, see “Risk Factors” beginning on page 25. In evaluating the merger, the Devon Board consulted with Devon’s management, as well as Devon’s legal and financial advisors, and, in reaching its conclusion, considered a variety of factors, including (not necessarily in order of relative importance):
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The fact that the merger will create a leading large-cap shale operator with a high-quality asset base anchored by a premier position in the economic core of the Delaware Basin.

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The fact that the combined company will have a premier position in the Delaware Basin with a long-term drilling inventory (approximately 750,000 net acres in the economic core of the play).

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The Devon Board’s belief that highly economic opportunities across a diverse, high quality portfolio across leading shale basins will allow for the optimization of capital allocation.

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The Devon Board’s belief that the merger presents the combined organization with the opportunity to:

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realize approximately $1.0 billion in annual run-rate pre-tax merger synergies by year-end 2027, by capturing savings through a more efficient capital program, operating margin improvements and streamlined corporate costs;

•
maintain a strong balance sheet with a projected 0.9x pro forma net-debt-to EBITDAX ratio as of and for the twelve months ended September 30, 2025 and $4.4 billion of liquidity as of September 30, 2025;

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increase scale and enhance exposure in the highest quality shale basins; and

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create long-term value to stockholders.

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The Devon Board’s belief that the merger delivers on key strategic objectives that Devon has been targeting by driving higher free cash flow, lowering Devon’s cost of capital, accelerating cash returns and expanding net asset value for stockholders.

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The Devon Board’s belief that the combined company will be a best-in-class operator with a proven track record of achieving superior well results and top-tier capital efficiency.

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The Devon Board’s belief that the combined company will be a technology-focused leader, including the expectation that:

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Combined AI capabilities will establish a strong technology platform across subsurface, operations and enterprise functions; and

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AI-driven optimization will enhance capital efficiency, operational performance and decision-making at scale.

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The Devon Board’s belief that the combined company will prioritize stockholder value with disciplined capital allocation, including:

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a low capital expenditure reinvestment ratio that maximizes free cash flow;

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a strong balance sheet and liquidity;

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subject to approval by the board of the combined company, a sustainable and growing quarterly dividend;

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subject to approval by the board of the combined company, an expectation of meaningful share repurchases; and

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an expectation of per share growth through cost efficiencies and share repurchases.

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The Devon Board’s knowledge of Devon’s business, operations, financial condition, earnings and prospects and of Coterra’s business, operations, financial condition, earnings and prospects, taking into account the results of Devon’s due diligence review of Coterra.

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The Devon Board’s belief that the merger provides the potential for meaningful multiple expansion and improved credit ratings.

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Devon’s management team’s recommendation of the merger.

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The Exchange Ratio and merger consideration, including that Devon stockholders will own approximately 54% of the issued and outstanding shares of Devon following closing of the merger (based on fully diluted shares outstanding of Devon), and the Devon Board’s evaluation of the Exchange Ratio relative to the intrinsic value of shares of Devon Common Stock over various periods and relative to its current assessment of the cost synergies and other benefits of the merger.

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The fact that the Exchange Ratio is fixed and will not fluctuate in the event that the market price of Coterra Common Stock increases relative to the market price of Devon Common Stock between the date of the Merger Agreement and the closing of the merger.

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The likelihood that Devon and Coterra will complete the merger on a timely basis based on the strong commitment on the part of both parties, including the likelihood that both parties will satisfy all conditions with respect to the consummation of the merger.

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The fact that if the Merger Agreement is terminated under certain circumstances, Coterra would be required to pay to Devon a termination fee that would help offset some of the costs of the transaction.

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The terms of the Merger Agreement, taken as a whole, including the parties’ representations, warranties and covenants and the circumstances under which each party may terminate the Merger Agreement.

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The requirement that Devon stockholders’ approval is required as a condition to and in connection with the merger.

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The governance arrangements contained in the Merger Agreement, including the continuation of Devon’s practice of separating the Chair and Chief Executive Officer roles and the appointment of an independent lead director.

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The Devon Board’s belief that the addition of the Coterra nominated directors to the Board in connection with the merger will add further valuable expertise and experience and in-depth familiarity with Coterra to the Devon Board, which will enhance the likelihood of realizing the strategic benefits that Devon expects to derive from the merger.

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The Devon Board’s consideration of certain other factors, including historical information concerning Devon’s and Coterra’s respective businesses, financial conditions, results of operations, earnings, trading prices, management, competitive positions and prospects on a projected combined basis and the current and prospective business environment in which Devon and Coterra operate, including commodity price levels and volatility, economic conditions, the competitive and regulatory environment and the likely effect of these factors on Devon.

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The oral opinion of Evercore rendered to the Devon Board on February 1, 2026, which was subsequently confirmed in Evercore’s written opinion dated February 1, 2026, that as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the Exchange Ratio was fair, from a financial point of view, to Devon, as more fully described below in the section entitled “Opinion of Devon’s Financial Advisor” beginning on page 56 and the full text of the written opinion of Evercore attached as Annex B to this joint proxy statement/prospectus.
The Devon Board also considered potential risks and potentially negative factors concerning the merger in connection with its deliberations of the proposed transaction, including:
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The possibility that the closing of the merger may not occur, or that closing may be unduly delayed, for reasons beyond the control of Devon and Coterra, which could result in significant costs and disruption to Devon’s normal business.

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The potential for diversion of management and employee attention and for increased employee attrition during the period prior to the closing of the merger and the potential effect of the merger on Devon’s business and relations with customers, suppliers and regulators.

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The substantial costs to be incurred in connection with the merger, including the costs of integrating the businesses of Devon and Coterra and the transaction expenses arising from the merger.

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The risk of not capturing all of the anticipated synergies and the risk that other anticipated benefits might not be realized.

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The risk that anticipated actions and approvals for dividends and share repurchases may be delayed or not occur at all.

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The possibility that, as a result of the merger, Devon and Coterra may lose material contractual rights, and third parties may terminate or alter existing contracts or relationships with the combined company.

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The risk that certain members of Devon’s and Coterra’s senior management might choose not to remain employed with the combined company.

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The fact that the Merger Agreement includes customary restrictions on the ability of Devon to solicit offers for alternative proposals or to engage in discussions regarding such proposals, subject to exceptions, which could have the effect of discouraging such proposals from being made or pursued. The Devon Board understood that these provisions may have the effect of discouraging alternative proposals and may make it less likely that the transactions related to such proposals would be negotiated or pursued, even if potentially more favorable to the Devon stockholders than the merger.

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The potential that the termination payment provisions of the Merger Agreement could have the effect of discouraging an alternative proposal for Devon.

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The restrictions on the conduct of Devon’s business during the period between the signing of the Merger Agreement and the closing of the merger.

The foregoing discussion of the information and factors considered by the Devon Board is not exhaustive. In view of the Devon Board’s consideration of a wide variety of factors in connection with its evaluation of the Merger Agreement and the transactions contemplated thereby, including the merger, and the complexity of these matters, the Devon Board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. The actual benefits from the merger could be different from the foregoing estimates and those differences could be material. Accordingly, there can be no assurance that any of the potential benefits described above or included in the factors considered by the Devon Board will be realized. See “Risk Factors” beginning on page 25.
The foregoing discussion of the information and factors considered by the Devon Board is forward-looking in nature and should be read in light of the factors described in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 40.
Opinion of Devon’s Financial Advisor
Devon retained Evercore to act as its financial advisor in connection with the Devon Board’s evaluation of strategic and financial alternatives, including the merger. As part of this engagement, the Devon Board requested that Evercore evaluate the fairness of the Exchange Ratio pursuant to the Merger Agreement, from a financial point of view, to Devon. At a meeting of the Devon Board held on February 1, 2026, Evercore rendered to the Devon Board its oral opinion, subsequently confirmed by delivery of a written opinion dated February 1, 2026, that as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the Exchange Ratio was fair, from a financial point of view, to Devon.
The full text of the written opinion of Evercore, dated February 1, 2026, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex B and is incorporated herein by reference into this joint proxy statement/prospectus in its entirety. You are urged to read Evercore’s opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Devon Board (solely in its capacity as such) in connection with its evaluation of the merger. The opinion does not constitute a recommendation to the Devon Board or to any other persons in respect of the merger, including as to how any holder of shares of Devon Common Stock should vote or act in respect of the merger. Evercore’s opinion does not address the relative merits of the merger as compared to other business or financial strategies that might be available to Devon, nor does it address the underlying business decision of Devon to engage in the merger.
In connection with rendering its opinion Evercore, among other things:
•
reviewed certain publicly available business and financial information relating to Coterra and Devon that we deemed to be relevant, including publicly available research analysts’ estimates;

•
reviewed certain internal projected financial data relating to Coterra prepared and furnished to Evercore by the management of Coterra (the “Coterra management forecasts”) and certain internal projected financial data relating to Devon prepared and furnished to us by management of Devon, each as approved for Evercore’s use by Devon (the “Devon management forecasts” and together with the Coterra management forecasts, the “management forecasts”), including certain operating synergies and other estimates prepared by the management of Devon expected to result from the merger, as approved for Evercore’s use by Devon (the “synergies”);

•
discussed with managements of Devon and Coterra their assessment of the past and current operations of Coterra, the current financial condition and prospects of Coterra and the Coterra management forecasts, and discussed with management of Devon their assessment of the past and current operations of Devon, the current financial condition and prospects of Devon, and the management forecasts, including the synergies;

•
reviewed the reported prices and the historical trading activity of Coterra Common Stock and Devon Common Stock;

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compared the financial performance of Coterra and Devon and their respective stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;

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reviewed the financial terms and conditions of a draft, dated January 31, 2026, of the Merger Agreement; and

•
performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of Evercore’s analysis and opinion, Evercore assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, without any independent verification of such information (and Evercore did not assume responsibility or liability for any independent verification of such information), and further relied upon the assurances of the managements of Devon and Coterra that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the management forecasts, including the synergies, Evercore assumed with the consent of the Devon Board that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the managements of Devon and Coterra as to the future financial performance of Devon and Coterra and the other matters covered thereby. Evercore relied, at the direction of Devon on the assessments of the management of Devon as to Devon’s ability to achieve the synergies and was advised by Devon and Coterra, and assumed with the consent of the Devon Board that the synergies would be realized in the amounts and at the times projected. Evercore expressed no view as to the management forecasts, including the synergies, or the assumptions on which they were based.
For purposes of Evercore’s analysis and opinion, Evercore assumed, in all respects material to its analysis, that the final executed Merger Agreement would not differ from the draft Merger Agreement reviewed by Evercore, that the representations and warranties of each party contained in the Merger Agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the merger would be satisfied without waiver or modification thereof. Evercore further assumed, in all respects material to its analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the merger would be obtained without any delay, limitation, restriction or condition that would have an adverse effect on Coterra, Devon or the consummation of the merger or reduce the contemplated benefits to Devon of the merger.
Evercore did not conduct a physical inspection of the properties or facilities of Devon or Coterra and did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of Devon or Coterra, nor was Evercore furnished with any such valuations or appraisals, nor did Evercore evaluate the solvency or fair value of Devon or Coterra under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion was necessarily based upon information made available to Evercore as of the date of its opinion and financial, economic, market and other conditions as they existed and as could be evaluated by Evercore on the date of its opinion. Subsequent developments may affect Evercore’s opinion and Evercore does not have any obligation to update, revise or reaffirm its opinion.
Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness to Devon, from a financial point of view, of the Exchange Ratio. Evercore did not express any view on, and its opinion did not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors or other constituencies of Devon, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Devon, or any class of such persons, whether relative to the Exchange Ratio or otherwise.
Evercore was not asked to, nor did it express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement or the merger, including, without limitation, the structure or form of the merger, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement. Evercore’s opinion did not address the relative merits of the merger as compared to other business or financial strategies that might be available to Devon, nor does it address the underlying business decision of Devon to engage in the merger. Evercore did not express any view on, and its opinion did not address, what the value of Devon Common Stock actually will be when issued or the prices at which Devon Common Stock will trade at any time, including following announcement or consummation of the merger, as to the potential effects of volatility in the credit, financial and stock markets on Coterra or Devon or as to the impact of the merger on the solvency or viability of Coterra or Devon or the ability of Coterra or Devon to pay their obligations when they come due. Evercore’s opinion does not constitute a recommendation to the board of directors or to any other persons in respect of the merger, including as to how any holder of shares of Devon Common Stock should vote or act in respect of the merger. Evercore is not expressing any opinion as to the impact of the merger on the solvency or viability of Coterra or the ability of Coterra to pay its obligations when they come due. Evercore is not legal, regulatory, accounting or tax experts and assumed the accuracy and completeness of assessments by Devon and its advisors with respect to legal, regulatory, accounting and tax matters.
Set forth below is a summary of the material financial analyses reviewed by Evercore with the Devon Board on February 1, 2026, in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before January 27, 2026, and is not necessarily indicative of current market conditions.
The following summary of Evercore’s financial analyses includes information presented in tabular format. In order to fully understand the analyses, the tables should be read together with the full text of each summary. The tables are not intended to stand alone and alone do not constitute a complete description of Evercore’s financial analyses. Considering the tables below without considering the full narrative description of Evercore’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses.
Summary of Evercore’s Financial Analyses
Discounted Cash Flow Analyses
Devon
Evercore performed a discounted cash flow analysis of Devon to calculate ranges of implied present values of the per share equity value of Devon utilizing estimates of the standalone unlevered, after-tax free cash flows that Devon was forecasted to generate over the period from January 1, 2026, through December 31, 2030, based on the Devon management forecasts. Evercore calculated terminal values for Devon using two methods: (i) a perpetuity growth method — under which Evercore calculated terminal values for Devon by applying a range of perpetuity growth rates of 0.0% to 1.0%, which range was selected based on Evercore’s professional judgment and experience, to an estimate of the unlevered, after-tax free cash flows that Devon was forecasted to generate in the terminal year based on the Devon management forecasts and (ii) a terminal multiple method — under which Evercore calculated terminal values for Devon by applying a range of enterprise values to last twelve months (which is referred to as “LTM”) earnings before interest, taxes, depreciation, amortization and exploration expense (which is referred to as “EBITDAX”) multiples of 3.75x to 4.50x, which range was selected based on Evercore’s professional judgment and experience, to an estimate of Devon’s terminal year EBITDAX based on the Devon management forecasts.
The cash flows and terminal values in each case were then discounted to present value as of December 31, 2025, using discount rates ranging from 8.00% to 10.00%, representing an estimate of Devon’s weighted average cost of capital, as estimated by Evercore based on its professional judgment and experience, to derive implied enterprise value reference ranges for Devon. Based on these ranges of implied enterprise values, Devon’s estimated pro forma net debt and cash as of December 31, 2025, and the number of fully diluted outstanding shares of Devon Common Stock as of January 27, 2026, in each case based on the Devon management forecasts, this analysis indicated ranges of implied equity values per share of Devon Common Stock as set forth in the table below, as compared to the closing price of Devon Common Stock of $39.45 on January 27, 2026:
Methodology	Implied Equity Values Per Share
Perpetuity Growth Rate Method	$37.50 – $54.97
Terminal Multiple Method	$38.02 – $48.04
Coterra
Evercore performed a discounted cash flow analysis of Coterra to calculate ranges of implied present values of the per share equity value of Coterra utilizing estimates of the standalone unlevered, after-tax free cash flows that Coterra was forecasted to generate over the period from January 1, 2026, through December 31, 2030, based on the Coterra management forecasts. Evercore calculated terminal values for Coterra using two methods: (i) a perpetuity growth method — under which Evercore calculated terminal values for Coterra by applying a range of perpetuity growth rates of 1.0% to 2.0%, which range was selected based on Evercore’s professional judgment and experience, to an estimate of the unlevered, after-tax free cash flows that Coterra was forecasted to generate in the terminal year based on the Coterra management forecasts and (ii) a terminal multiple method — under which Evercore calculated terminal values for Coterra by applying a range of enterprise values to LTM EBITDAX multiples of 4.50x to 6.00x, which range was selected based on Evercore’s professional judgment and experience, to an estimate of Coterra’s terminal year EBITDAX based on the Coterra management forecasts.
The cash flows and terminal values in each case were then discounted to present value as of December 31, 2025, using discount rates ranging from 8.25% to 10.25%, representing an estimate of Coterra’s weighted average cost of capital, as estimated by Evercore based on its professional judgment and experience, to derive implied enterprise value reference ranges for Coterra. Based on these ranges of implied enterprise values, Coterra’s estimated net debt and cash as of December 31, 2025, and the number of fully diluted outstanding shares of Coterra Common Stock as of January 27, 2026, in each case based on the Coterra management forecasts, this analysis indicated ranges of implied equity values per share of Coterra Common Stock as set forth in the table below, as compared to the closing price of Coterra Common Stock of $27.52 on January 27, 2026:
Methodology	Implied Equity Values Per Share
Perpetuity Growth Rate Method	$25.04 – $37.39
Terminal Multiple Method	$25.16 – $34.27
Implied Exchange Ratio
Utilizing the approximate implied per share equity value derived for Devon and Coterra by application of the high and low ends of the relevant reference ranges selected of Devon and Coterra as described above, Evercore calculated the following ranges of implied exchange ratios, as compared to the exchange ratio of 0.698x based on the closing prices of Devon Common Stock and Coterra Common Stock on January 27, 2026 and the Exchange Ratio of 0.700x pursuant to the Merger Agreement:
Methodology	Implied Exchange Ratio
Perpetuity Growth Rate Method	0.456x – 0.997x
Terminal Multiple Method	0.524x – 0.901x
Selected Publicly Traded Companies Analysis
Devon
Evercore reviewed and compared certain financial information of Devon to corresponding financial multiples and ratios for the following selected publicly traded companies in the oil and gas industry:
•
APA Corporation

•
Coterra Energy Inc.

•
Diamondback Energy, Inc.

•
EOG Resources, Inc.

•
Matador Resources Company

•
Occidental Petroleum Corporation

•
Ovintiv Inc.

•
Permian Resources Corporation

For each of the selected companies and Devon, Evercore calculated (i) total enterprise value (defined as market value plus debt plus preferred equity plus capital leases, less cash and less equity method investments) as a multiple of estimated calendar years 2026 and 2027 EBITDAX (which is referred to as “TEV / EBITDAX”), and (ii) equity value as a multiple of estimated calendar years 2026 and 2027 cash flows from operations (which is referred to as “Equity Value / CFFO”).

The results of these calculations were as follows:
Benchmark	Mean	Median
TEV / EBITDAX (2026E)	4.9x	4.6x
TEV / EBITDAX (2027E)	4.4x	4.2x
Equity Value / CFFO (2026E)	4.1x	4.0x
Equity Value / CFFO (2027E)	3.8x	3.7x
Based on the multiples it derived for the selected companies and its professional judgment and experience, Evercore applied a (i) TEV / EBITDAX multiple reference ranges of 4.00x to 5.00x and 3.50x to 4.50x to an estimate of Devon’s calendar year 2026 EBITDAX and calendar year 2027 EBITDAX, respectively, in each case based on publicly available equity research analyst consensus estimates per FactSet, to derive implied enterprise value reference ranges for Devon (and, based on Devon’s estimated net debt, capital leases as of December 31, 2025 and equity method investments, in each case, as provided by Devon’s management, implied equity value reference ranges for Devon) and (ii) Equity Value / CFFO multiple reference ranges of 3.50x to 4.50x and 3.25x to 4.25x to an estimate of Devon’s calendar year 2026 CFFO and calendar year 2027 CFFO, respectively, in each case based on publicly available equity research analyst consensus estimates per FactSet, to derive implied equity value reference ranges for Devon. Based on these ranges of implied equity values, and the number of fully diluted outstanding shares of Devon Common Stock as of January 27, 2026, in each case as based on the Devon management forecasts, this analysis indicated ranges of implied equity values per share of Devon Common Stock as set forth in the table below, as compared to the closing price of Devon Common Stock of $39.45 on January 27, 2026:
Metric	Implied Equity Values Per Share
TEV / EBITDAX (Forecasts)	$32.89 – $44.36
Equity Value / CFFO (Forecasts)	$36.01 – $46.29
Although none of these companies is directly comparable to Devon, Evercore selected these companies because they are publicly traded companies in the oil and gas industry with operations and business characteristics that Evercore, in its professional judgment and experience, considered generally relevant to Devon for purposes of its financial analyses. In evaluating the selected companies, Evercore made judgments and assumptions with regard to general business, economic and market conditions affecting the selected companies and other matters, as well as differences in the selected companies’ financial, business and operating characteristics. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the selected companies and the multiples derived from the selected companies. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected companies.
Coterra
Evercore reviewed and compared certain financial information of Coterra to corresponding financial multiples and ratios for the following selected publicly traded companies in the oil and gas industry:
•
Devon Energy Corporation

•
Diamondback Energy, Inc.

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EOG Resources, Inc.

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Expand Energy Corporation

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Matador Resources Company

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Ovintiv Inc.

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Permian Resources Corporation

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Range Resources Corporation

For each of the selected companies and Coterra, Evercore calculated (i) total enterprise value as a multiple of estimated calendar years 2026 and 2027 EBITDAX, and (ii) equity value as a multiple of estimated calendar years 2026 and 2027 CFFO.The results of these calculations were as follows:
Benchmark	Mean	Median
TEV / EBITDAX (2026E)	5.2x	5.1x
TEV / EBITDAX (2027E)	4.7x	4.6x
Equity Value / CFFO (2026E)	4.5x	4.7x
Equity Value / CFFO (2027E)	4.2x	4.4x
Based on the multiples it derived for the selected companies and its professional judgment and experience, Evercore applied a (i) TEV / EBITDAX multiple reference ranges of 4.50x to 5.50x and 4.25x to 5.25x to an estimate of Coterra’s calendar year 2026 EBITDAX and calendar year 2027 EBITDAX, respectively, publicly available equity research analyst consensus estimates per FactSet, to derive implied enterprise value reference ranges for Coterra (and, based on Coterra’s estimated net debt and preferred equity as of December 31, 2025 as provided by Coterra’s management, implied equity value reference ranges for Coterra) and (ii) Equity Value / CFFO multiple reference ranges of 4.25x to 5.25x and 4.00x to 5.00x to an estimate of Coterra’s calendar year 2026 CFFO and calendar year 2027 CFFO, respectively, publicly available equity research analyst consensus estimates per FactSet, to derive implied equity value reference ranges for Coterra. Based on these ranges of implied equity values, and the number of fully diluted outstanding shares of Coterra Common Stock as of January 27, 2026, in each case based on the Coterra management forecasts, this analysis indicated ranges of implied equity values per share of Coterra Common Stock as set forth in the table below, as compared to the closing price of Devon Common Stock of $39.45 on January 27, 2026:
Metric	Implied Equity Values Per Share
TEV / EBITDAX (Forecasts)	$24.25 – $30.90
Equity Value / CFFO (Forecasts)	$24.77 – $30.78
Although none of these companies is directly comparable to Coterra, Evercore selected these companies because they are publicly traded companies in the oil and gas industry with operations and business characteristics that Evercore, in its professional judgment and experience, considered generally relevant to Coterra for purposes of its financial analyses. In evaluating the selected companies, Evercore made judgments and assumptions with regard to general business, economic and market conditions affecting the selected companies and other matters, as well as differences in the selected companies’ financial, business and operating characteristics. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the selected companies and the multiples derived from the selected companies. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected companies.
Implied Exchange Ratio
Utilizing the approximate implied per share equity value derived for Devon and Coterra by application of the high and low ends of the relevant reference ranges selected for Devon and Coterra as described above, Evercore calculated the following ranges of implied exchange ratios, as compared to the exchange ratio of 0.698x based on the closing prices of Devon Common Stock and Coterra Common Stock on January 27, 2026 and the Exchange Ratio of 0.700x pursuant to the Merger Agreement:
Metric	Implied Exchange Ratio
TEV / EBITDAX (Forecasts)	0.547x – 0.939x
Equity Value / CFFO (Forecasts)	0.535x – 0.855x

Other Factors
Evercore also noted certain other factors, which were not considered material to its financial analyses with respect to its opinion, but were referenced for informational purposes only, including, among other things, the following:
Equity Research Analysts’ Price Targets
Devon and Coterra
Evercore reviewed selected publicly available share price targets of research analysts’ estimates known to Evercore as of January 27, 2026, noting that the low and high share price targets ranged from (i) $35.00 to $60.00 for Devon Common Stock, as compared to the closing price of Devon Common Stock of $39.45 on January 27, 2026, and (ii) $26.00 to $40.00 for Coterra Common Stock, as compared to the closing price of Coterra Common Stock of $27.52 on January 27, 2026. Public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the shares of Devon Common Stock and Coterra Common Stock and these target prices and the analysts’ earnings estimates on which they were based are subject to risk and uncertainties, including factors affecting the financial performance of Devon, Coterra and future general industry and market conditions.
Implied Exchange Ratio
Utilizing the price targets published by research analysts that provided price targets for both Devon and Coterra, Evercore calculated, for each such analyst, an implied exchange ratio and derived an implied exchange ratio range of 0.567x to 0.943x, as compared to the exchange ratio of 0.698x based on the closing prices of Devon Common Stock and Coterra Common Stock on January 27, 2026 and the Exchange Ratio of 0.700x pursuant to the Merger Agreement.
52-Week Trading Range Analysis
Devon and Coterra
Evercore reviewed historical trading prices of shares of Devon Common Stock and shares of Coterra Common Stock during the 52-week period ended January 27, 2026, noting that low and high prices (based on closing values) during such period ranged from (i) $26.80 to $39.45 per share of Devon Common Stock, as compared to the closing price of Devon Common Stock of $39.45 on January 27, 2026, and (ii) $22.58 to $29.36 per share of Coterra Common Stock, as compared to the closing price of Coterra Common Stock of $27.52 on January 27, 2026.
Implied Exchange Ratio
Utilizing the high and low ends of historical trading prices of shares of Devon Common Stock and shares of Coterra Common Stock over the 52-week period ended January 27, 2026, Evercore calculated, for each trading day during such period, an implied exchange ratio and derived an implied exchange ratio range of 0.644x to 0.918x, as compared to the exchange ratio of 0.698x based on the closing prices of Devon Common Stock and Coterra Common Stock on January 27, 2026 and the Exchange Ratio of 0.700x pursuant to the Merger Agreement.
Pro Forma Analyses
Has / Gets Analysis — Perpetuity Growth Method Midpoint
Evercore reviewed the implied aggregate equity value of Devon attributable to the Devon stockholders on a pro forma basis giving effect to the merger based on a discounted cash flow analysis. The pro forma implied equity value attributable to the Devon stockholders was equal to the product obtained by multiplying approximately 54.0% (Devon’s stockholders’ pro forma ownership of the combined company immediately following the closing of the merger based the Exchange Ratio of 0.700x set forth in the Merger Agreement) by an amount equal to the implied aggregate equity value of Devon on a pro forma basis giving effect to the merger, calculated as (i) Devon’s standalone implied aggregate equity value calculated using the discounted cash flow analysis summarized above under the caption “Devon — Discounted Cash Flow Analysis” (calculated using the midpoint value determined by the Devon standalone discounted cash flow analysis based on the perpetuity growth method), plus (ii) Coterra’s standalone implied aggregate equity value calculated using the discounted cash flow analysis summarized above under the caption “Coterra — Discounted Cash Flow Analysis” (calculated using the midpoint value determined by the Coterra standalone discounted cash flow analysis based on the perpetuity growth method), plus (iii) the net present value, as of December 31, 2025, of the synergies (using the discount rate of 9.00%), less (iv) estimated cash transaction expenses and change of control payments, furnished to Evercore by the management of Devon as approved for Evercore’s use by Devon. This analysis resulted in an implied aggregate equity value of Devon on a pro forma basis attributable to the Devon stockholders (based on the midpoint value) of approximately $31,418 million including synergies and $27,174 million excluding synergies, each relative to Devon’s standalone implied aggregate equity value (based on the midpoint value) of $27,792 million calculated using the discounted cash flow analysis summarized above under the caption “Devon — Discounted Cash Flow Analysis” (calculated using the midpoint value determined by the Devon standalone discounted cash flow analysis).
Miscellaneous
The foregoing summary of Evercore’s financial analyses does not purport to be a complete description of the analyses or data presented by Evercore to the Devon Board. In connection with the review of the merger by the Devon Board, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its professional judgment and experience after considering the results of all the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the actual value of the shares of Devon Common Stock. Further, Evercore’s analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Devon or its advisors. Rounding may result in total sums set forth in this section not equaling the total of the figures shown. Evercore prepared these analyses for the purpose of providing an opinion to the Devon Board as to the fairness, from a financial point of view, of the Exchange Ratio to Devon. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates. Evercore’s financial advisory services and its opinion were provided for the information and benefit of the Devon Board (in its capacity as such) in connection with its evaluation of the merger. The issuance of Evercore’s opinion was approved by an Opinion Committee of Evercore. Evercore did not recommend any specific amount of consideration to the Devon Board or Devon management or that any specific amount of consideration constituted the only appropriate consideration in the transaction for the Devon stockholders.
Pursuant to the terms of Evercore’s engagement letter with Devon, Devon has agreed to pay Evercore a fee for its services in the aggregate amount of approximately $35 million, of which (i) $5 million was earned upon the execution of the Merger Agreement and paid promptly thereafter, (ii) $3 million was payable upon delivery of Evercore’s opinion in connection with the Merger Agreement and is fully creditable against any fee payable upon the consummation of the merger and (iii) the remainder will be payable contingent upon the consummation of the merger, plus an additional fee of up to $5,000,000 (with such additional fee being payable at the sole discretion of Devon). Devon has also agreed to reimburse Evercore for its expenses and to indemnify Evercore against certain liabilities arising out of its engagement.
During the two-year period prior to the date of its opinion, Evercore and its affiliates have not been engaged to provide financial advisory or other services to Devon for which Evercore received compensation from Devon during such period. During the two-year period prior to the date of its opinion, Evercore and its affiliates have not been engaged to provide financial advisory or other services to Coterra and Evercore has not received any compensation from Coterra during such period. Evercore may provide financial advisory or other services to Devon and Coterra in the future, and in connection with any such services Evercore may receive compensation.
Evercore and its affiliates engage in a wide range of activities for its and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore and its affiliates and/or its or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to Devon, Coterra, potential parties to the merger and/or any of their respective affiliates or persons that are competitors, customers or suppliers of Devon or Coterra.
Devon engaged Evercore to act as a financial advisor based on Evercore’s qualifications, experience and reputation. Evercore is an internationally recognized investment banking firm and regularly provides fairness opinions in connection with mergers and acquisitions, leveraged buyouts and valuations for corporate and other purposes.
Recommendation of the Coterra Board and its Reasons for the Merger
At a meeting held on February 1, 2026, the Coterra Board unanimously (i) determined that the Merger Agreement, the merger and the other transactions contemplated thereby are in the best interests of, and are advisable to, Coterra and the Coterra stockholders, (ii) approved and declared advisable the Merger Agreement, the merger and the other transactions contemplated thereby and (iii) resolved to recommend that the Coterra stockholders adopt and approve the Merger Agreement, the merger and the other transactions contemplated thereby. The Coterra Board unanimously recommends that Coterra stockholders vote “FOR” the Coterra Merger Proposal.
In evaluating the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement, the Coterra Board consulted with Coterra’s management, outside legal counsel and financial advisors and, in reaching its determination and recommendation, the Coterra Board considered a number of factors. The Coterra Board also consulted with outside legal counsel regarding its duties and obligations and the terms of the Merger Agreement and related documents.
The factors were considered as a whole, without assigning relative weights to each such factor, and favored the conclusion of the Coterra Board that the Merger Agreement is advisable and in the best interests of Coterra and its stockholders, including the following factors (not necessarily in order of relative importance):
•
Creates a Premier Large-Cap Operator with Increased Scale.   The fact that the combined company will be one of the largest shale producers in the U.S., with pro forma third quarter 2025 production exceeding 1.6 million barrels of oil equivalent per day, and the combined company’s portfolio will be anchored by world-class acreage in the Delaware Basin, complemented by a balanced and diversified product mix that positions the combined company to deliver a resilient free cash flow profile.

•
Significantly Expands Position in the Delaware Basin.   The combined company will be one of the largest producers in the Delaware Basin, with pro forma third quarter 2025 production of 863,000 barrels of oil equivalent per day distributed across nearly 750,000 net acres in the core of the basin and more than 10 years of inventory, including the largest amount of inventory in the Delaware Basin with a break-even point below $40 per barrel.

•
Combined Company Headquarters.   The combined company will be headquartered in Houston, Texas, considered the energy capital of the world with a deep base of energy professionals, while maintaining a significant presence in Oklahoma City, Oklahoma.

•
Immediately Accretive to Financial Metrics.   The merger is projected to be immediately accretive to key per-share financial measures, including free cash flow and net asset value.

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Drives Significant Cost Synergies.   The expectation that the merger will result in operational efficiencies, general and administrative savings and optimized capital allocation that will drive synergies of approximately $1.0 billion in annual pre-tax cost savings.

•
Supports Robust Shareholder Capital Return Program.   The Coterra Board’s expectation that the combined company will commit to returning capital to stockholders of the combined company through a planned quarterly dividend of $0.315 per share and a new share repurchase authorization exceeding $5 billion, both subject to approval by the board of the combined company.

•
Credit Profile and Cost of Capital.   The fact that the combined company will have an enhanced credit profile relative to Coterra’s credit profile, which is expected to result in a lower cost of capital than would be realized by Coterra on a stand-alone basis.

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Potential Multiple Expansion.   The fact that the combined company will be positioned among a peer group of larger exploration and production companies, while possessing a diversified asset base (both by geography and commodity mix), a leading presence in the Delaware Basin with significant low-breakeven inventory and an executive team with a demonstrated track record of operating excellence, could result in improved valuation multiples relative to what either Devon or Coterra could achieve individually.

•
Maintains Strong Balance Sheet and Liquidity.   The fact that the combined company will retain a strong balance sheet, with a pro forma net debt-to-EBITDAX ratio of 0.9x as of and for twelve months ended September 30, 2025, and strong liquidity, with approximately $4.4 billion in total pro forma liquidity as of September 30, 2025.

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Fixed Exchange Ratio and Form of Merger Consideration.   The exchange ratio is fixed and will not fluctuate in the event that the market price of Devon Common Stock increases relative to the market price of Coterra Common Stock between the date of the Merger Agreement and the closing of the merger. Additionally, the fact that the all-stock merger consideration will allow Coterra stockholders to potentially benefit from longer-term economic appreciation.

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Significantly Enhances Technology Platform.   The combined AI capabilities of both Coterra and Devon will establish a strong technology platform across subsurface, operations and enterprise functions. AI-driven optimization will enhance the combined company’s capital efficiency, operational performance and decision-making at scale.

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Meaningful Participation in the Combined Company.   The Coterra Board considered that the strategic combination with Devon would allow the Coterra stockholders to have a meaningful ownership interest in the combined company, with an expected pro forma ownership of approximately 46%, and allow certain Coterra officers and directors to have a continuing influence on the execution of the strategy and business plan of the combined company through the appointment of five current Coterra directors to the Devon Board following closing, including Thomas E. Jorden as Non-Executive Chairman.

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Alternative Combination Transactions.   The Coterra Board considered, with the assistance of Coterra’s management and advisors, the potential for and benefits of alternative transactions, including a potential business combination with either Company A or Company B, and believed that it was unlikely that an alternative transaction would provide more long-term value to the Coterra stockholders than the merger.

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Opportunity to Receive Alternative Acquisition Proposals.   The Coterra Board considered the terms of the Merger Agreement related to Coterra’s ability to respond to unsolicited acquisition proposals and determined that third parties would be unlikely to be deterred from making a competing proposal by the provisions of the Merger Agreement, including because the Coterra Board may, under certain circumstances, furnish information or enter into discussions in connection with an acquisition proposal if necessary to comply with their fiduciary duties. In this regard, the Coterra Board considered that:
•
subject to its compliance with the Merger Agreement and prior to the adoption of the Merger Agreement by the Coterra stockholders, the Coterra Board can change its recommendation to the Coterra stockholders with respect to the adoption of the Merger Agreement if it determines that such proposal constitutes or could reasonably be expected to lead to a superior proposal with respect to Coterra;

•
while the Merger Agreement contains a termination fee of $865 million that Coterra would be required to pay to Devon in certain circumstances, the Coterra Board believed that this fee is reasonable in light of such circumstances and the overall terms of the Merger Agreement, consistent with fees in comparable transactions, and not preclusive of other offers. For further discussion regarding the circumstances in which Coterra would be required to pay the termination fee to Devon, please see “The Merger Agreement — Termination Fee”; and

•
in other specified circumstances where the Merger Agreement is terminated following the failure to obtain the required stockholder approval and the termination fee described above is not otherwise payable by the party that failed to obtain such approval, the party whose stockholders failed to approve the transactions will be required to pay the other party up to $40 million as reimbursement for the other party’s reasonable and documented fees and expenses in connection with the merger, as further described in the section entitled “The Merger Agreement — Expenses in connection with a Termination.”

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Tax Considerations.   The Coterra Board considered that the merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes with the result that U.S. holders of shares of Coterra Common Stock generally will not recognize any gain or loss for U.S. federal income tax purposes upon receipt of any portion of the merger consideration delivered in the form of Devon Common Stock.

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Opinion of Coterra’s Financial Advisor.   The Coterra Board considered the financial presentation and opinion of Goldman Sachs, dated February 1, 2026, to the Coterra Board as to the fairness, from a financial point of view and as of the date of the opinion, to holders (other than Devon and its affiliates) of Coterra Common Stock of the exchange ratio provided for pursuant to the Merger Agreement, which opinion was based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Goldman Sachs in rendering its opinion, as more fully described below under the heading “Opinion of Coterra’s Financial Advisor.”

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Terms of the Merger Agreement; Likelihood of Completion.   The Coterra Board reviewed, in consultation with Coterra’s legal advisors, and considered that the terms of the Merger Agreement, taken as a whole, including the parties’ representations, warranties and covenants and the circumstances under which the Merger Agreement may be terminated, in its belief, are reasonable. The Coterra Board also reviewed and considered the conditions to the closing of the merger, including customary regulatory approvals.

The Coterra Board also considered and balanced against the potentially positive factors a number of uncertainties, risks and factors it deemed generally negative or unfavorable in making its determination, approval and related recommendation, including the following (not necessarily in order of relative importance):
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Merger Consideration.   The Coterra Board considered that, because the merger consideration is based on a fixed exchange ratio rather than a fixed value, Coterra stockholders bear the risk of a decrease in the trading price of Devon Common Stock during the pendency of the merger and the fact that the Merger Agreement does not provide Coterra with a value-based termination right or an adjustment to the consideration received. Further, as the merger consideration consists solely of Devon Common Stock, the value of such consideration is subject to certain risks related to the business and financial condition of Devon, as more fully described in the section entitled “Risk Factors — Risks Relating to Devon and Coterra.”

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Interim Operating Covenants.   The Coterra Board considered the restrictions on the conduct of Coterra’s and its subsidiaries’ businesses during the period between the execution of the Merger Agreement and the closing of the merger as set forth in the Merger Agreement, including that Coterra must conduct its business only in the ordinary course consistent with past practice, subject to specific limitations, which could negatively impact Coterra’s ability to pursue certain business opportunities or strategic transactions.

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Risks Associated with the Timing and Pendency of the Merger.   The Coterra Board considered the risks and contingencies relating to the announcement and pendency of the merger and the amount of time that may be required to consummate the merger (including the likelihood of litigation or other opposition brought by or on behalf of Coterra stockholders or Devon stockholders challenging the merger and the other transactions contemplated by the Merger Agreement, and the fact that the closing of the merger depends on factors outside of Coterra’s or Devon’s control) and the risks and costs to Coterra if the closing of the merger is not accomplished in a timely manner or if the merger does not close at all, either of which could have an adverse impact on Coterra, including potential employee attrition, the impact on Coterra’s relationships with third parties and the effect termination of the Merger Agreement may have on the trading price and volumes of Coterra Common Stock and Coterra’s operating results.

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Possible Failure to Achieve Synergies.   The Coterra Board considered the potential challenges and difficulties in integrating the business, operations and workforce of Coterra into those of Devon and the risk that anticipated cost synergies, operational efficiencies between the two companies, improved cost of capital, or other anticipated benefits of the merger, might not be realized or might take longer to realize than expected.

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Capital Return Program is Subject to Board Approval.   Any payment of future dividends and share repurchases will be at the discretion of the Board of the combined company and will depend on the combined company’s results of operations, financial condition, cash requirements, future prospects and other considerations that the board of the combined company deems relevant.

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Competing Proposals; Termination Fees.   The Coterra Board considered the terms of the Merger Agreement relating to the non-solicitation covenants and termination fees, and the potential that such provisions might deter alternative bidders that might have been willing to submit a superior proposal to Coterra. The Coterra Board also considered that, under specified circumstances, Coterra may be required to pay a termination fee in the event the Merger Agreement is terminated and the effect this could have on Coterra, including:

•
the possibility that the termination fee could discourage other potential parties from making an Acquisition Proposal, although the Coterra Board believed that the termination fee was reasonable in amount and would not unduly deter any other party that might be interested in making an Acquisition Proposal; and

•
if the merger is not consummated, Coterra will pay its own expenses incident to preparing for and entering into and carrying out its obligations under the Merger Agreement and the transactions contemplated thereby.

•
The Coterra Board also considered that the Devon Board could, under certain circumstances, consider alternative proposals and change its recommendation to its stockholders.

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Merger Costs.   The Coterra Board considered the substantial transaction costs, including severance costs, associated with entering into the Merger Agreement and the closing of the merger, as well as the possible diversion of management and employee time and energy, potential opportunity cost and disruption of Coterra’s business operations.

•
Litigation.   The potential for litigation relating to the merger and the associated costs, burden and inconvenience involved in defending those proceedings.

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Other Risks.   The Coterra Board considered risks of the type and nature described under the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

The Coterra Board considered all of these factors as a whole, as well as others, and, on balance, concluded that the potential benefits of the merger to Coterra stockholders outweighed the risks, uncertainties, restrictions and potentially negative factors associated with the merger. The foregoing discussion of factors considered by the Coterra Board is not intended to be exhaustive, but is meant to include material factors considered by the Coterra Board. The Coterra Board collectively reached the conclusion to approve the Merger Agreement in light of the various factors described above and other factors that the members of the Coterra Board believed were appropriate. In light of the variety of factors considered in connection with its evaluation of the merger, the Coterra Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Coterra Board applied his or her own personal business judgment to the process and may have given different weight to different factors. The Coterra Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Coterra Board based its recommendation on the totality of the information available to it, including discussions with Coterra’s management and outside legal and financial advisors.
In considering the recommendation of the Coterra Board that the Coterra stockholders vote to approve the Coterra Merger Proposal, Coterra stockholders should be aware that the executive officers and directors of Coterra may have certain interests in the proposed transactions that may be different from, or in addition to, the interests of Coterra stockholders generally. The Coterra Board was aware of these interests and considered them when approving the Merger Agreement and recommending that Coterra stockholders vote to approve the Coterra Merger Proposal. See “— Interests of Coterra’s Directors and Executive Officers in the Merger.”
It should be noted that this explanation of the reasoning of the Coterra Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Statement Regarding Forward-Looking Statements.”
Opinion of Coterra’s Financial Advisor
Goldman Sachs rendered its opinion to the Coterra Board that, as of February 1, 2026 and based upon and subject to the assumptions, qualifications, limitations and other matters set forth therein, the Exchange Ratio pursuant to the Merger Agreement was fair from a financial point of view to the holders (other than Devon and its affiliates) of Coterra Common Stock.
The full text of the written opinion of Goldman Sachs, dated February 1, 2026, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Coterra Board in connection with its consideration of the merger. Goldman Sachs’ opinion is not a recommendation as to how any holder of Coterra Common Stock should vote with respect to the merger, or any other matter.
In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:
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the Merger Agreement;

•
annual reports to stockholders and Annual Reports on Form 10-K of Coterra and Devon for the last five fiscal years ended December 31, 2024;

•
certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Coterra and Devon;

•
certain other communications from Coterra and Devon to their respective stockholders;

•
certain publicly available research analyst reports for Coterra and Devon; and

•
certain internal financial analyses and forecasts for Devon standalone prepared by its management, and certain internal financial analyses and forecasts for Coterra and certain financial analyses and forecasts for Devon standalone and pro forma for the merger, in each case, prepared by the management of Coterra and as approved for Goldman Sachs’ use by Coterra, which are referred to as the “Forecasts”, including certain operating synergies projected by the managements of Coterra and Devon to result from the merger, as approved for Goldman Sachs’ use by Coterra, which are referred to as “Synergies”.

Goldman Sachs also held discussions with members of the senior management of Coterra regarding their assessment of the strategic rationale for, and the potential benefits of, the merger and the past and current business operations, financial condition, and future prospects of Coterra and Devon; reviewed the reported price and trading activity for Coterra Common Stock and the shares of Devon Common Stock; compared certain financial and stock market information for Coterra and Devon with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the energy industry; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate. For purposes of rendering this opinion, Goldman Sachs, with Coterra’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with Coterra’s consent that the Forecasts, including Synergies were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Coterra. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Coterra or Devon or any of their respective subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on Coterra or Devon or on the expected benefits of the merger in any way meaningful to its analysis. Goldman Sachs also assumed that the merger will be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.
Goldman Sachs’ opinion does not address the underlying business decision of Coterra to engage in the transaction or the relative merits of the transaction as compared to any strategic alternatives that may be available to Coterra; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to the holders (other than Devon and its affiliates) of Coterra Common Stock, as of the date of the opinion, of the Exchange Ratio pursuant to the Merger Agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the Merger Agreement or the transaction or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the merger, including the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of Coterra; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Coterra, or class of such persons, in connection with the merger, whether relative to the Exchange Ratio to be paid to such holders for each share of Coterra Common Stock (other than the Excluded Shares) pursuant to the Merger Agreement or otherwise. Goldman Sachs’ opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion and Goldman Sachs assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. In addition, Goldman Sachs does not express any opinion as to the prices at which shares of Devon Common Stock or Coterra Common Stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on Coterra, Devon or the merger, or as to the impact of the merger on the solvency or viability of Coterra or Devon or the ability of Coterra or Devon to pay their respective obligations when they come due. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.
The following is a summary of the material financial analyses delivered by Goldman Sachs to the Coterra Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before January 30, 2026, the last trading day before the public announcement of the merger, and is not necessarily indicative of current market conditions.

Illustrative Discounted Cash Flow Analysis; Company Stand-Alone.
Using the Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on Coterra to derive a range of illustrative present values per share of Coterra Common Stock.
Using the mid-year convention for discounting cash flows and discount rates ranging from 7.5% to 9.0%, reflecting estimates of Coterra’s weighted average cost of capital, Goldman Sachs discounted to present value as of January 1, 2026 (i) estimates of unlevered free cash flow for Coterra for the fiscal years 2026 through 2030 as reflected in the Forecasts and (ii) a range of illustrative terminal values for Coterra, which were calculated by applying terminal year exit EBITDA multiples ranging from 4.25x to 5.25x, to a terminal year estimate of the EBITDA to be generated by Coterra, as reflected in the Forecasts (which analysis implied perpetuity growth rates ranging from (1.0)% to (0.6)%). The range of terminal year exit EBITDA multiples was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account historical trading multiples of Coterra. Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model (“CAPM”), which requires certain company-specific inputs, including Coterra’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for Coterra, as well as certain financial metrics for the United States financial markets generally.
Goldman Sachs derived ranges of illustrative enterprise values for Coterra by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Coterra the amount of Coterra’s net debt (calculated as total debt less cash and cash equivalents) and preferred stock as provided by and approved for Goldman Sachs’ use by the management of Coterra, to derive a range of illustrative equity values for Coterra. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Coterra, as provided by and approved for Goldman Sachs’ use by the management of Coterra, using the treasury stock method, to derive a range of illustrative present values per share ranging from $25.43 to $31.86.
Illustrative Present Value of Future Share Price Analysis; Company Stand-Alone.
Using the Forecasts, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of Coterra Common Stock. For this analysis, Goldman Sachs first calculated the implied enterprise value for Coterra as of December 31 for each of the fiscal years 2026 through 2027, by applying a range multiples of illustrative enterprise value (“EV”) to next twelve-month (“NTM”) EBITDA (“EV/NTM EBITDA”) of 4.25x to 5.25x to estimates of Coterra’s NTM EBITDA for each of the fiscal years 2026 through 2027. This illustrative range of EV/NTM EBITDA multiple estimates was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical EV/NTM EBITDA multiples for Coterra.
Goldman Sachs then subtracted the amount of Coterra’s forecasted net debt (calculated as total debt, less cash and cash equivalents) and preferred stock for each of the fiscal years 2026 to 2027, each as provided by and approved for Goldman Sachs’ use by the management of Coterra, from the respective implied enterprise values in order to derive a range of illustrative equity values as of December 31 for each of the fiscal years 2026 to 2027. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding shares of Coterra Common Stock each of fiscal years 2026 to 2027, calculated using information provided by and approved for Goldman Sachs’ use by the management of Coterra, to derive a range of implied future values per share of Coterra Common Stock (excluding dividends). By applying an illustrative discount rate of 9.0%, reflecting an estimate of Coterra’s cost of equity, and, for the dividends only, using a mid-year convention, Goldman Sachs discounted to present value as of January 1, 2026 both the theoretical future values per share it derived for Coterra and the estimated dividends to be paid per share of Coterra Common Stock. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific inputs, including a beta for Coterra, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $24.05 to $30.47 per share of Coterra Common Stock.
Illustrative Discounted Cash Flow Analysis; Devon Stand-Alone.
Using the Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on Devon to derive a range of illustrative present values per share of Devon Common Stock.

Using the mid-year convention for discounting cash flows and discount rates ranging from 7.5% to 9.0%, reflecting estimates of Devon’s weighted average cost of capital, Goldman Sachs discounted to present value as of January 1, 2026 (i) estimates of unlevered free cash flow for Devon for the fiscal years 2026 through 2030 as reflected in the Forecasts and (ii) a range of illustrative terminal values for Devon, which were calculated by applying terminal year exit EBITDA multiples ranging from 4.00x to 4.75x, to a terminal year estimate of the EBITDA to be generated by Devon, as reflected in the Forecasts (which analysis implied perpetuity growth rates ranging from (1.1)% to (1.0)%). The range of terminal year exit EBITDA multiples was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account historical trading multiples of Devon. Goldman Sachs derived such discount rates by application of the CAPM, which requires certain company-specific inputs, including Devon’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for Devon, as well as certain financial metrics for the United States financial markets generally.
Goldman Sachs derived ranges of illustrative enterprise values for Devon by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Devon the amount of Devon’s net debt (calculated as total debt, including the impact of the finance lease liabilities, less cash and cash equivalents) and unfunded pension liability and added equity method investments, as provided by the management of Devon and approved for Goldman Sachs’ use by the management of Coterra, to derive a range of illustrative equity values for Devon. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Devon, as provided by the management of Devon and approved for Goldman Sachs’ use by the management of Coterra, using the treasury stock method, to derive a range of illustrative present values per share ranging from $41.60 to $51.12.
Illustrative Present Value of Future Share Price Analysis; Devon Stand-Alone.
Using the Forecasts, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of Devon Common Stock. For this analysis, Goldman Sachs first calculated the implied enterprise value for Devon as of December 31 for each of the fiscal years 2026 through 2027, by applying a range multiples of illustrative EV/NTM EBITDA of 4.00x to 4.75x to estimates of Devon’s NTM EBITDA for each of the fiscal years 2026 through 2027. This illustrative range of EV/NTM EBITDA multiple estimates was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical EV/NTM EBITDA multiples for Devon.
Goldman Sachs then subtracted the amount of Devon’s forecasted net debt (calculated as total debt, including the impact of finance lease liabilities, less cash and cash equivalents) and unfunded pension liability and added equity method investments, for each of the fiscal years 2026 to 2027, each as provided by the management of Devon and approved for Goldman Sachs’ use by the management of Coterra, from the respective implied enterprise values in order to derive a range of illustrative equity values as of December 31 for each of the fiscal years 2026 to 2027. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding shares of Devon Common Stock each of fiscal years 2026 to 2027, calculated using information provided by the management of Devon and approved for Goldman Sachs’ use by the management of Coterra, to derive a range of implied future values per share of Devon Common Stock (excluding dividends). By applying an illustrative discount rate of 9.4%, reflecting an estimate of Devon’s cost of equity, and, for the dividends only, using a mid-year convention, Goldman Sachs discounted to present value as of January 1, 2026 both the theoretical future values per share it derived for Devon and the estimated dividends to be paid per share of Devon Common Stock. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific inputs, including a beta for Devon, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $37.76 to $49.29 per share of Devon Common Stock.
Illustrative Discounted Cash Flow Analysis; Pro Forma Combined Company.
Using the Forecasts, including the Synergies, Goldman Sachs performed an illustrative discounted cash flow analysis on the pro forma combined company on a pro forma basis to derive a range of illustrative present values of the Exchange Ratio to be paid per share of Coterra Common Stock

Using the mid-year convention for discounting cash flows and discounted rates ranging from 7.5% to 9%, reflecting estimates of the weighted average cost of capital of the pro forma combined company, Goldman Sachs discounted to present value as of January 1, 2026 (i) estimates of unlevered free cash flow for the pro forma combined company for the fiscal years 2026 through 2030 as reflected in the Forecasts, including the Synergies, and (ii) a range of illustrative terminal values for the pro forma combined company, which were calculated by applying terminal year exit EBITDA multiples ranging from 4.25x to 5.25x, to a terminal year estimate of the EBITDA to be generated by the pro forma combined company, as reflected in the Forecasts, including the Synergies (which analysis implied perpetuity growth rates ranging from (1.6)% to (1.1)%). The range of terminal year exit EBITDA multiples was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account historical trading multiples of Coterra and Devon. Goldman Sachs derived such discount rates by application of the CAPM, which requires certain company-specific inputs, including the pro forma combined company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the pro forma combined company, as well as certain financial metrics for the United States financial markets generally.
Goldman Sachs derived ranges of illustrative pro forma enterprise values for the pro forma combined company by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative pro forma enterprise values it derived for the pro forma combined company the amount of the pro forma combined company’s net debt (calculated as total debt, including the impact of finance lease liabilities, less cash and cash equivalents), preferred stock, and unfunded pension liability and added equity method investments pro forma for the merger, as provided by and approved for Goldman Sachs’ use by the management of Coterra, to derive a range of illustrative pro forma equity values for the pro forma combined company. Goldman Sachs then divided the range of illustrative pro forma equity values it derived by the number of pro forma fully diluted outstanding shares of common stock on a pro forma basis, as of January 27, 2026 (referred to in this section as the “Combined Company Common Stock”), as provided by and approved for Goldman Sachs’ use by the management of Coterra, using the treasury stock method. Goldman Sachs then multiplied the range of implied present value per share of Combined Company Common Stock by the Exchange Ratio. This analysis resulted in a range of implied present values of the Exchange Ratio to be paid per share of Coterra Common Stock ranging from $30.67 to $38.51.
Illustrative Present Value of Future Share Price Analysis; Pro Forma Combined Company.
Using the Forecasts, including the Synergies, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value of the Exchange Ratio to be paid per share of Coterra Common Stock. For this analysis, Goldman Sachs first calculated the implied enterprise value for the pro forma combined company as of December 31 for each of the fiscal years 2026 through 2027, by applying a range multiples of illustrative EV/NTM EBITDA of 4.25x to 5.25x to estimates of the pro forma combined company’s NTM EBITDA for each of the fiscal years 2026 through 2027. This illustrative range of EV/NTM EBITDA multiple estimates was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical EV/NTM EBITDA multiples for Coterra and Devon.
Goldman Sachs then subtracted the amount of the pro forma combined company’s forecasted net debt (calculated as total debt, including the impact of finance lease liabilities, less cash and cash equivalents), preferred stock, and unfunded pension liability and added equity method investments pro forma for the merger, for each of the fiscal years 2026 to 2027, each as provided by and approved for Goldman Sachs’ use by the management of Coterra from the respective implied enterprise values in order to derive a range of illustrative equity values as of December 31 for the pro forma combined company for each of the fiscal years 2026 to 2027. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding shares of Combined Company Common Stock pro forma for the merger in each of fiscal years 2026 to 2027, calculated using information provided by and approved for Goldman Sachs’ use by the management of Coterra, to derive a range of implied pro forma future values per share of Coterra Common Stock (excluding dividends). By applying an illustrative discount rate of 9.3%, reflecting an estimate of the pro forma combined company’s cost of equity pro forma for the merger, and, for the dividends only, using a mid-year convention, Goldman Sachs discounted to present value as of January 1, 2026 both the theoretical pro forma future values per share it derived for the pro forma combined company and the pro forma estimated dividends to be paid per share of Combined Company Common Stock. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific inputs, including a beta for the pro forma combined company, as well as certain financial metrics for the United States financial markets generally. Goldman Sachs then multiplied the range of implied present value of the pro forma future value per share of Combined Company Common Stock by the Exchange Ratio. This analysis resulted in a range of implied present values of the Exchange Ratio to be paid per share of Coterra Common Stock of $27.95 to $36.88.
Selected Precedent Transactions Premia Analysis.
Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia paid in certain transactions listed below announced from December 31, 2019 through January 30, 2026, involving a U.S. public company in the exploration and production industry with a transaction value greater than $3.0 billion. For the entire period, using publicly available information, Goldman Sachs calculated the high, low, median and mean premiums for the price paid in the 13 transactions relative to the target’s last undisturbed closing stock price prior to announcement of the transaction. This analysis indicated a median premium of 10.6% and a mean premium of 9.3% across the period. This analysis also indicated a high premium of 19.9% and a low premium of (2.9)% across the period. With respect to each of these transactions, Goldman Sachs calculated the implied premium of the price paid in the transaction relative to the last undisturbed closing share price of the acquired company prior to the announcement of the transaction. The following table presents the results of this analysis:
Announcement Date	Target	Acquiror	1-Day Implied Premium to Last Undisturbed Closing Share Price
5/29/2024	Marathon Oil Corporation	ConocoPhillips	14.7%
1/11/2024	Southwestern Energy Company	Chesapeake Energy Corporation	14.3%
1/4/2024	Callon Petroleum	APA Corporation	13.8%
10/23/2023	Hess Corporation	Chevron Corporation	4.9%
10/11/2023	Pioneer Natural Resources Company	Exxon Mobil Corporation	19.9%
8/21/2023	Earthstone Energy Inc.	Permian Resources Corporation	14.8%
5/22/2023	PDC Energy, Inc.	Chevron Corporation	10.6%
3/7/2022	Whiting Petroleum Corporation	Oasis Petroleum Inc.	(2.9)%
5/24/2021	Cimarex Energy Co.	Cabot Oil & Gas Corporation	0.4%
10/20/2020	Parsley Energy, Inc.	Pioneer Natural Resources Company	7.9%
10/19/2020	Concho Resources Inc.	ConocoPhillips	11.7%
9/28/2020	WPX Energy, Inc.	Devon Energy Corporation	2.6%
7/20/2020	Noble Energy, Inc.	Chevron Corporation	7.6%
Although none of the selected transactions is directly comparable to the merger, the target companies in the selected transactions were companies with certain operations or financial characteristics that, for the purposes of analysis, may be considered similar to certain of Coterra’s operations or financial characteristics, and as such, for purposes of analysis, the selected transactions may be considered similar to the merger.
Based on Goldman Sachs’ review of the foregoing data and its professional judgment and experience, Goldman Sachs applied a reference range of illustrative premia of (2.9)% to 19.9% to the undisturbed closing price per share of Coterra Common Stock of $27.79 as of January 28, 2026 and calculated a range of implied equity values per share of Coterra Common Stock of $26.98 to $33.32.
General.
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Coterra or Devon or the merger.
Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Coterra Board as to the fairness from a financial point of view to the holders (other than Devon and its affiliates) of Coterra Common Stock, as of the date of the opinion, of the Exchange Ratio pursuant to the Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Coterra, Devon, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.
The Exchange Ratio was determined through arm’s-length negotiations between Coterra and Devon and was approved by the Coterra Board. Goldman Sachs provided advice to the Coterra Board during these negotiations. Goldman Sachs did not, however, recommend any specific exchange ratio to Coterra or the Coterra Board or that any specific exchange ratio constituted the only appropriate exchange ratio for the merger.
As described above Goldman Sachs’ opinion to the Coterra Board was one of many factors taken into consideration by the Coterra Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex C.
Goldman Sachs and its affiliates (collectively, “Goldman Sachs Affiliated Entities”) are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Coterra, Devon, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transaction contemplated by the Merger Agreement. Goldman Sachs Investment Banking has an existing lending relationship with Coterra and Devon. Goldman Sachs acted as financial advisor to the Coterra Board in connection with, and participated in certain of the negotiations leading to, the transaction contemplated by the Merger Agreement. Goldman Sachs has provided certain financial advisory and/or underwriting services to Coterra and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as bookrunner with respect to Coterra’s offering of senior notes in December 2024. During the two-year period ended February 1, 2026, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to Coterra and/or its affiliates of approximately $0.3 million. Goldman Sachs has provided certain financial advisory and/or underwriting services to Devon and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as bookrunner with respect to Devon’s offering of senior notes in August 2024. During the two-year period ended February 1, 2026, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to Devon and/or its affiliates of approximately $0.9 million. As of February 1, 2026, Goldman Sachs Investment Banking was not mandated by Devon and/or its Related Entities (as defined below) (excluding, if applicable, any significant shareholders and their other affiliates) to provide to any such person financial advisory and/or underwriting services. As of February 1, 2026, Goldman Sachs Investment Banking was not soliciting Devon and/or its Related Entities (excluding, if applicable, any significant shareholders and their other affiliates) to work on financial advisory and/or underwriting matters for any such persons on which it has not been mandated. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to Coterra, Devon and their respective affiliates for which Goldman Sachs Investment Banking may receive compensation. As of February 1, 2026, Goldman Sachs Affiliated Entities had (i) no direct GS Principal Investment (as defined below) in Coterra and/or its affiliates and (ii) no direct GS Principal Investment in Devon and or its Related Entities (as defined below).
On the public side of Goldman Sachs’ informational wall (the “Public Side”) and in the ordinary course of its various business activities, Goldman Sachs Affiliated Entities may also own equity securities in the Relevant Parties, and/or their respective affiliates arising from engaging in market making, trade execution, clearing, custody, margin lending and other similar financing transactions, securities lending, and related activities (including by acting as agent for third parties executing their transactions or as principal supplying liquidity to market participants, and any related hedging, other risk management or inventory management) (collectively, “Market Making Activities”), which positions change frequently. Regulatory, informational and operational barriers separate the Public Side from Goldman Sachs Investment Banking.
For purposes of this section, (x) Goldman Sachs relied on its books and records to (i) unless otherwise indicated, calculate all amounts and (ii) determine whether an entity is an affiliate, portfolio company, subsidiary or majority-owned subsidiary of another entity, and (y) the following terms have the definitions set forth below:
GS Principal Investments (including any associated commitments) are (i) direct balance sheet investments in equity interests or equity securities held by Goldman Sachs Affiliated Entities for its own account or (ii) direct investments in equity interests held by a fund managed by a Goldman Sachs Affiliated Entity which fund is primarily for the benefit of Goldman Sachs Affiliated Entities and/or its current and former employees and not third party clients. GS Principal Investments do not include equity interests arising from Market Making Activities, equity derivatives, convertible debt instruments, or warrants or equity kickers received in connection with senior secured loans, mezzanine loans, warehouse loans, preferred equity with a fixed rate of return or other similar types of financing transactions (which may also be subject to hedging or other risk-mitigating instruments). GS Principal Investments also do not include investments by funds managed by Goldman Sachs Affiliated Entities which funds are almost entirely for the benefit of third party clients (“GS Client Funds”), which funds can co-invest alongside, and/or make Investments in, the Relevant Parties or their respective Related Entities. As investment managers for GS Client Funds, Goldman Sachs Affiliated Entities are required to fulfill a fiduciary responsibility to GS Client Funds in making decisions to purchase, sell, hold or vote on, or take any other action with respect to, any financial instrument.
Related Entities are, as applicable, a person or entity’s subsidiaries, affiliates, portfolio companies and/or funds managed thereby.
The Coterra Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement dated January 31, 2026, Coterra engaged Goldman Sachs to act as its financial advisor in connection with the merger. The engagement letter between the Coterra Board and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $37,500,000, plus an additional fee of $5,000,000 (with such additional fee being payable at the sole discretion of Coterra), all of which are contingent upon consummation of the merger. In addition, Coterra has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.
Certain Unaudited Forecasted Financial Information
Neither Coterra nor Devon, as a matter of course, makes public long-term forecasts or internal projections as to future performance, revenues, production, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with each party’s evaluation of the merger, Coterra’s management provided to the Coterra Board, Devon and Coterra’s and Devon’s respective financial advisors certain unaudited internal financial forecasts with respect to

Coterra on a stand-alone basis prepared by Coterra’s management (the “Coterra Stand-Alone Projections”). In addition, in connection with Coterra’s evaluation of the merger, Coterra’s management prepared and provided to the Coterra Board and Goldman Sachs certain unaudited internal financial forecasts with respect to Devon on a stand-alone basis (the “Coterra Projections for Devon”) and with respect to Coterra and Devon on a pro forma basis for the merger, including certain operating synergies projected by Coterra’s management to result from the merger (the “Coterra Pro Forma Projections” and, together with the Coterra Stand-Alone Projections and the Coterra Projections for Devon, the “Coterra Forecasted Financial Information”).
In connection with each party’s evaluation of the merger, Devon’s management provided to the Devon Board, Coterra and Devon’s and Coterra’s respective financial advisors certain unaudited internal financial forecasts with respect to Devon on a stand-alone basis prepared by Devon’s management (the “Devon Stand-Alone Projections”). In addition, in connection with Devon’s evaluation of the merger, Devon’s management prepared and provided to the Devon Board and Evercore certain unaudited internal financial forecasts with respect to Coterra and Devon on a pro forma basis for the merger, including certain operating synergies projected by Devon’s management (the “Devon Management Synergies Estimates”) to result from the merger (collectively, with the Devon Management Synergies Estimates, the “Devon Pro Forma Projections” and, together with the Devon Stand-Alone Projections, the “Devon Forecasted Financial Information” and, together with the Coterra Forecasted Financial Information, the “Forecasted Financial Information”).
The Coterra Forecasted Financial Information was provided by Coterra to Goldman Sachs for its use and reliance in connection with its financial analyses and opinion as described in the section entitled “The Merger — Opinion of Coterra’s Financial Advisor.” The Devon Forecasted Financial Information and the Coterra Stand-Alone Projections were provided by Devon to Evercore for its use and reliance in connection with its financial analyses and opinion as described in the section entitled “The Merger — Opinion of Devon’s Financial Advisor.” The inclusion of the Forecasted Financial Information should not be regarded as an indication that any of Coterra, Devon, their respective affiliates, officers, directors, advisors or other representatives or any other recipient of the Forecasted Financial Information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such summary projections set forth below should not be relied on as such.
The Forecasted Financial Information includes non-GAAP financial measures, including EBITDAX, Cash Flow from Operations (in the case of the Coterra Projections for Devon), and Unlevered Free Cash Flow for Coterra and EBITDAX, Cash Flow from Operations, and Unlevered Free Cash Flow for Devon. Please see the tables below for a description of how Coterra and Devon define these non-GAAP financial measures. Coterra and Devon believe that EBITDAX provides information useful in assessing operating and financial performance across periods, while Cash Flow from Operations and Unlevered Free Cash Flow each provides a useful measure of available cash generated by operating activities for other investing and financing activities. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP, and non-GAAP financial measures used by Coterra and Devon may not be comparable to similarly titled measures used by other companies.
The Forecasted Financial Information was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity, the Forecasted Financial Information reflects numerous estimates and assumptions (including, but not limited to, those related to industry performance and competition and general business, economic, market and financial conditions and additional matters specific to Coterra’s and Devon’s businesses) that are inherently uncertain and may be beyond the control of Coterra’s and Devon’s managements. Important factors that may affect actual results and cause these internal financial forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to Coterra’s and Devon’s businesses (including their ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, commodity prices, demand for oil and gas, general business and economic conditions and other factors described in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements,” “Where You Can Find More Information” and “Risk Factors.” The Forecasted Financial Information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Neither Coterra, Devon nor their respective affiliates, officers, directors, advisors or other representatives can give assurance that the Forecasted Financial Information and the underlying estimates and assumptions will be realized. The Forecasted Financial Information constitutes “forward-looking statements” and actual results may differ materially and adversely from those set forth below.
The Forecasted Financial Information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The Coterra Forecasted Financial Information included in this joint proxy statement/prospectus has been prepared by, and is the responsibility of, management of Coterra. The Devon Forecasted Financial Information included in this joint proxy statement/prospectus has been prepared by, and is the responsibility of, management of Devon. Neither Coterra’s public accountant nor Devon’s public accountant has audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying Forecasted Financial Information and, accordingly, neither Coterra’s public accountant nor Devon’s public accountant expresses an opinion or any other form of assurance with respect thereto. The report of Coterra’s public accountant’s contained in Coterra’s Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference into this joint proxy statement/prospectus, relates to the previously issued financial statements of Coterra, and such report does not extend to the Forecasted Financial Information and should not be read to do so. In addition, the Devon’s public accountant’s report contained in Devon’s Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference in this joint proxy statement/prospectus, relates to historical financial information of Devon, and such report does not extend to the Forecasted Financial Information and should not be read to do so.
The Forecasted Financial Information does not take into account any circumstances or events occurring after the date it was prepared. Neither Coterra nor Devon can give assurance that, had the Forecasted Financial Information been prepared either as of the date of the Merger Agreement or as of the date of this joint proxy statement/prospectus, similar estimates and assumptions would be used. Except as required by applicable securities laws, Coterra and Devon do not intend to, and disclaim any obligation to, make publicly available any update or other revision to the Forecasted Financial Information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions are shown to be inappropriate, including with respect to the accounting treatment of the merger under GAAP, or to reflect changes in general economic or industry conditions. The Forecasted Financial Information does not take into account all of the possible financial and other effects of the merger on Coterra or Devon, the effect on Coterra or Devon of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the Merger Agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the Forecasted Financial Information does not take into account the effect on Coterra or Devon of any possible failure of the merger to occur. None of Coterra or Devon or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any Coterra stockholder or Devon stockholder or other person regarding Coterra’s or Devon’s ultimate performance compared to the information contained in the Forecasted Financial Information or that the Forecasted Financial Information will be achieved. The inclusion of the Forecasted Financial Information herein should not be deemed an admission or representation by Coterra, Devon, their respective affiliates, officers, directors, advisors or other representatives or any other person that it is viewed as material information of Coterra or Devon, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the Forecasted Financial Information included below is not being included in this joint proxy statement/prospectus in order to influence any Coterra stockholder’s or Devon stockholder’s decision or to induce any stockholder to vote in favor of any of the proposals at the Coterra Special Meeting or the Devon Special Meeting, but is being provided solely because it was made available to the Coterra Board, Coterra’s financial advisor, the Devon Board and Devon’s financial advisor, as applicable, in connection with the merger.
In light of the foregoing, and considering that the Coterra Special Meeting and the Devon Special Meeting will be held several months after the Forecasted Financial Information was prepared, as well as the uncertainties inherent in any forecasted information, Coterra stockholders and Devon stockholders are cautioned not to place undue reliance on such information, and each of Coterra and Devon urges you to review Coterra’s and Devon’s most recent SEC filings for a description of Coterra’s and Devon’s reported financial results included therein. See the section entitled “Where You Can Find More Information.”
Coterra Forecasted Financial Information
The Coterra Forecasted Financial Information described below was based on various assumptions, including, but not limited to, the following natural gas and oil price assumptions of Coterra’s management, which were based on price assumptions for oil and natural gas pricing as of January 23, 2026:
	Coterra Commodity Prices
	2026E	2027E	2028E	2029E	2030E
WTI Oil ($/bbl)	$59.95	$59.73	$60.61	$60.61	$60.61
Henry Hub Gas ($/MMBtu)	$4.07	$3.79	$3.64	$3.64	$3.64
Coterra Stand-Alone Projections
The following table sets forth certain summarized prospective financial and operating information regarding Coterra for the fiscal years 2026 through 2030 on a stand-alone basis prepared by Coterra management.
	Coterra Stand-Alone(1)
($ in millions)	2026E	2027E	2028E	2029E	2030E
Production (Mboe/d)	778	802	791	821	849
EBITDAX(2)	$5,116	$5,081	$4,919	$5,073	$5,202
Cash Flow from Operations	$4,683	$4,442	$4,290	$4,454	$4,492
Capital Expenditures	$(2,320)	$(2,222)	$(2,315)	$(2,611)	$(2,367)
Unlevered Free Cash Flow(3)(4)	$2,370	$2,334	$2,062	$1,899	$2,137

(1)
The Coterra Stand-Alone Projections as set forth in this table do not take into account any circumstances or events occurring after the date they were prepared. Given that the Coterra Special Meeting and Devon Special Meeting will be held several months after the Coterra Stand-Alone Projections were prepared, as well as the uncertainties inherent in any forecasted information, Coterra and Devon stockholders are cautioned not to place undue reliance on such information.

(2)
EBITDAX is defined as earnings before interest, taxes, depreciation, and amortization and exploration expenses, and certain other adjustments. EBITDAX is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss) or other measures prepared in accordance with GAAP.

(3)
Unlevered Free Cash Flow is defined as cash flow from operations adjusted for capital expenditures (including timing related items), tax-affected interest expense and stock-based compensation. Unlevered Free Cash Flow is not a measure of financial performance or liquidity under GAAP. Accordingly, it should not be considered as a substitute for operating cash flow, net income (loss), operating income (loss) or other measures prepared in accordance with GAAP.

(4)
For purposes of Evercore’s financial analyses and opinion, Evercore used Unlevered Free Cash Flow of $2,386 million for 2026E, $2,330 million for 2027E, $2,060 million for 2028E, $1,899 million for 2029E and $2,134 million for 2030E, which is defined as EBITDAX less capital expenditures, change in working capital, exploration expenses, stock-based compensation and cash taxes, as approved by Devon to Evercore for Evercore’s use and reliance in connection with its financial analyses and opinion. Unlevered Free Cash Flow is not a measure of financial performance or liquidity under GAAP. Accordingly, it should not be considered as a substitute for operating cash flow, net income (loss), operating income (loss) or other measures prepared in accordance with GAAP.

Coterra Projections for Devon
The following table sets forth certain summarized prospective financial and operating information of Devon for the fiscal years 2026 through 2030 on a stand-alone basis prepared by Coterra management.
	Coterra Projections for Devon(1)
($ in millions)	2026E	2027E	2028E	2029E	2030E
Production (Mboe/d)	858	886	922	934	942
EBITDAX(2)	$7,084	$7,316	$7,655	$7,671	$7,787
Cash Flow from Operations(3)	$6,376	$6,503	$6,659	$6,702	$6,826
Capital Expenditures	$(3,584)	$(3,733)	$(3,809)	$(3,857)	$(3,890)
Unlevered Free Cash Flow(4)	$2,927	$2,955	$2,982	$2,937	$2,977

(1)
The Coterra Projections for Devon as set forth in this table do not take into account any circumstances or events occurring after the date they were prepared. Given that the Coterra Special Meeting and Devon Special Meeting will be held several months after the Coterra Projections for Devon were prepared, as well as the uncertainties inherent in any forecasted information, Coterra and Devon stockholders are cautioned not to place undue reliance on such information.

(2)
EBITDAX is defined as earnings before interest, taxes, depreciation, and amortization and exploration expenses, and certain other adjustments. EBITDAX is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss) or other measures prepared in accordance with GAAP.

(3)
Cash Flow from Operations is defined as operating cash flow adjusted for certain working capital and other items. Cash Flow from Operations is not a measure of financial performance or liquidity under GAAP. Accordingly, it should not be considered as a substitute for operating cash flow or other measures prepared in accordance with GAAP.

(4)
Unlevered Free Cash Flow is defined as cash flow from operations adjusted for capital expenditures, tax-affected interest expense and stock-based compensation. Unlevered Free Cash Flow is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss) or other measures prepared in accordance with GAAP.

Coterra Pro Forma Projections
The following table sets forth certain summarized prospective financial and operating information for the fiscal years 2026 through 2030 with respect to Coterra and Devon on a pro forma basis for the merger, prepared by Coterra management. The Coterra Pro Forma Projections were generally derived from the Coterra Stand-Alone Projections and the Coterra Projections for Devon. For purposes of the Coterra Pro Forma Projections, Coterra management gave effect to certain estimates of the amounts and timing of expected synergies anticipated by Coterra management to result from the merger, which assumed total synergies of $500 million for 2026 and $1.0 billion for 2027 through 2030.
	Coterra Pro Forma(1)
($ in millions)	2026E	2027E	2028E	2029E	2030E
Production (Mboe/d)	1,635	1,688	1,713	1,755	1,791
EBITDAX(2)	$12,524	$13,047	$13,224	$13,394	$13,638
Cash Flow from Operations(3)	$11,279	$11,385	$11,389	$11,596	$11,759
Capital Expenditures	$(5,729)	$(5,605)	$(5,775)	$(6,118)	$(5,907)
Unlevered Free Cash Flow(4)	$5,692	$6,078	$5,834	$5,626	$5,904

(1)
The Coterra Pro Forma Projections as set forth in this table do not take into account any circumstances or events occurring after the date they were prepared. Given that the Coterra Special Meeting and Devon Special Meeting will be held several months after the Coterra Pro Forma Projections were prepared, as well as the uncertainties inherent in any forecasted information, Coterra and Devon stockholders are cautioned not to place undue reliance on such information.
(2)
Pro Forma EBITDAX was determined by adding Coterra’s EBITDAX, Devon’s EBITDAX and the impact of the anticipated synergies described above. Pro Forma EBITDAX is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss) or other measures prepared in accordance with GAAP.

(3)
Pro Forma Cash Flow from Operations was determined by adding Coterra’s Cash Flow from Operations, Devon’s Cash Flow from Operations and the impact of the anticipated synergies described above. Pro Forma Cash Flow from Operations is not a measure of financial performance or liquidity under GAAP. Accordingly, it should not be considered as a substitute for operating cash flow or other measures prepared in accordance with GAAP.

(4)
Pro Forma Unlevered Free Cash Flow is defined as cash flow from operations adjusted for capital expenditures, tax-affected interest expense and stock-based compensation. Pro Forma Unlevered Free Cash Flow is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss) or other measures prepared in accordance with GAAP.

Devon Forecasted Financial Information
The Devon Forecasted Financial Information described below is based on various assumptions, including, but not limited to, the following commodity price assumptions of Devon’s management, which were based on price assumptions for oil and natural gas pricing as of January 23, 2026:
	Devon Commodity Prices
	2026E	2027E	2028E	2029E	2030E
WTI Oil ($/bbl)	$59.95	$59.73	$60.61	$60.61	$60.61
Henry Hub Gas ($/MMBtu)	$4.07	$3.79	$3.64	$3.64	$3.64
Devon Stand-Alone Projections
The following table sets forth certain summarized prospective financial and operating information of Devon for the fiscal years 2026 through 2030 on a stand-alone basis prepared by Devon management.
	Devon Stand-Alone(1)
($ in millions)	2026E	2027E	2028E	2029E	2030E
Production (Mboe/d)	858	886	922	934	942
EBITDAX(2)	$7,084	$7,316	$7,655	$7,671	$7,787
Cash Flow from Operations(3)	$6,496	$6,574	$6,729	$6,772	$6,897
Capital Expenditures	$(3,684)	$(3,733)	$(3,809)	$(3,857)	$(3,890)
Unlevered Free Cash Flow(4)	$2,918	$2,942	$2,969	$2,926	$2,966

(1)
The Devon Stand-Alone Projections as set forth in this table do not take into account any circumstances or events occurring after the date they were prepared. Given that the Coterra Special Meeting and Devon Special Meeting will be held several months after the Devon Stand-Alone Projections were prepared, as well as the uncertainties inherent in any forecasted information, Coterra and Devon stockholders are cautioned not to place undue reliance on such information.

(2)
EBITDAX is defined as earnings before interest, taxes, depreciation, and amortization and exploration expenses, and certain other adjustments. EBITDAX is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss) or other measures prepared in accordance with GAAP.

(3)
Cash Flow from Operations is defined as operating cash flow adjusted for balance sheet changes. Cash Flow from Operations is not a measure of financial performance or liquidity under GAAP.

Accordingly, it should not be considered as a substitute for operating cash flow or other measures prepared in accordance with GAAP.
(4)
Unlevered Free Cash Flow is defined as EBITDAX less capital expenditures, change in working capital, exploration expenses, stock-based compensation and cash taxes. Unlevered Free Cash Flow is not a measure of financial performance or liquidity under GAAP. Accordingly, it should not be considered as a substitute for operating cash flow, net income (loss), operating income (loss) or other measures prepared in accordance with GAAP.

Devon Pro Forma Projections
The following table sets forth certain unaudited internal financial forecasts for Coterra and Devon on a pro forma basis for the merger for the fiscal years 2026 through 2030 prepared by Devon management.
	Pro Forma(1)
($ in millions)	2026E	2027E	2028E	2029E	2030E
Production (Mboe/d)	1,635	1,688	1,713	1,755	1,791
EBITDAX(2)	$12,199	$12,722	$13,224	$13,394	$13,638
Cash Flow from Operations(3)	$11,179	$11,222	$11,433	$11,641	$11,804
Capital Expenditures	$(6,004)	$(5,780)	$(5,775)	$(6,118)	$(5,907)
Free Cash Flow(4)	$5,175	$5,443	$5,659	$5,523	$5,897

(1)
The Devon Pro Forma Forecasted Financial Information set forth in this table does not take into account any circumstances or events occurring after the date it was prepared. Given that the Coterra Special Meeting and Devon Special Meeting will be held several months after the Devon Pro Forma Forecasted Financial Information was prepared, as well as the uncertainties inherent in any forecasted information, Coterra and Devon stockholders are cautioned not to place undue reliance on such information.

(2)
Pro Forma EBITDAX was determined by adding Coterra’s EBITDAX, Devon’s EBITDAX and expected operating synergies of $0 million in 2026, $325 million in 2027 and $650 million in 2028, 2029 and 2030. Pro Forma EBITDAX is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss) or other measures prepared in accordance with GAAP.

(3)
Pro Forma Cash Flow from Operations was determined by adding Coterra’s Cash Flow from Operations, Devon’s Cash Flow from Operations and the impact of the Devon Management Synergies Estimates as described below. Pro Forma Cash Flow from Operations is not a measure of financial performance or liquidity under GAAP. Accordingly, it should not be considered as a substitute for operating cash flow or other measures prepared in accordance with GAAP.

(4)
Pro Forma Free Cash Flow is defined as cash flow from operations less capital expenditures and other items. Reflects total expected pre-tax synergies of $0 million in 2026, $500 million in 2027 and $1,000 million in 2028, 2029 and 2030. Pro Forma Free Cash Flow is not a measure of financial performance or liquidity under GAAP. Accordingly, it should not be considered as a substitute for operating cash flows, net income (loss), operating income (loss) or other measures prepared in accordance with GAAP.

Devon Management Synergies Estimates
For purposes of the Devon Management Synergies Estimates, Devon management estimated pre-tax operating synergies of $0 million in 2026, $325 million in 2027 and $650 million in 2028, 2029 and 2030, and estimated pre-tax development optimization synergies of $0 million in 2026, $175 million in 2027 and $350 million in 2028, 2029 and 2030. No value was attributed to net operating loss carryforwards and tax credits for purposes of the Devon Management Synergies Estimates. The Devon Management Synergies Estimates were based on certain assumptions regarding the types of synergies that may be achieved in connection with the merger, as well as the timing to achieve such synergies, including assumptions with respect to synergies achieved by capturing savings through an optimized capital program, operating margin improvements and streamlined corporate costs.

Coterra and Devon do not intend to update or otherwise revise the above Forecasted Financial Information to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying such Forecasted Financial Information are no longer appropriate, except as may be required by applicable law.
Board of Directors and Executive Officers After Closing of the Merger
The Devon Board at the Effective Time will be composed of (i) six directors serving on the Devon Board as of the date of the Merger Agreement designated by Devon prior to the Effective Time (at least five of whom will meet the independence standards of the NYSE with respect to Devon, and one of whom will be the President and Chief Executive Officer of Devon immediately prior to the Effective Time) and (ii) five directors serving on the Coterra Board as of the date of the Merger Agreement designated by Coterra prior to the Effective Time (at least four of whom will meet the independence standards of the NYSE with respect to Devon, and one of whom will be the Chief Executive Officer and President of Coterra immediately prior to the Effective Time).
At the Effective Time, the Devon Board will appoint (i) Thomas E. Jorden, who will be one of the five directors currently serving on the Coterra Board designated to the Devon Board by Coterra, to serve as non-executive Chair of the Devon Board and (ii) one of the six directors who meets the independence standards of the NYSE currently serving on the Devon Board to serve as the Lead Independent Director designated to the Devon Board by Devon.
The management of Devon following the closing of the merger is expected to include officers and other key employees from both Devon and Coterra. At the Effective Time, the executive committee of Devon is expected to consist of: (i) Clay M. Gaspar, the current President and Chief Executive Officer of Devon, who will continue to serve in that position; (ii) Andrea M. Alexander, the current Senior Vice President and Chief Human Resources Officer of Coterra, who will serve as Senior Vice President and Chief Administrative Officer of Devon; (iii) Michael D. DeShazer, the current Executive Vice President, Operations of Coterra, who will serve as Executive Vice President, Exploration & Production — Anadarko, Eagle Ford, Marcellus & Rockies of Devon; (iv) Robert (Trey) F. Lowe, III, the current Senior Vice President and Chief Technology Officer of Devon, who will serve as Executive Vice President and Chief Technology Officer of Devon; (v) John D. Raines, the current Senior Vice President, E&P Asset Management of Devon, who will serve as Executive Vice President, Exploration & Production — Permian of Devon; (vi) Jeffrey L. Ritenour, the current Executive Vice President and Chief Financial Officer of Devon, who will serve as Executive Vice President and Chief Corporate Development Officer of Devon; (vii) Blake A. Sirgo, the current Executive Vice President, Business Units of Coterra, who will serve as Executive Vice President, Operations of Devon; (viii) Adam M. Vela, the current Senior Vice President and General Counsel of Coterra, who will serve as Senior Vice President and General Counsel of Devon; and (ix) Shannon E. Young III, the current Executive Vice President and Chief Financial Officer of Coterra, who will serve as Executive Vice President and Chief Financial Officer of Devon.
Headquarters
Immediately following the Effective Time, the headquarters of Devon will be located in Houston, Texas, and the combined company will maintain a significant continuing presence in Oklahoma City, Oklahoma.
Treatment of Indebtedness
As of December 31, 2025, Devon had no borrowings outstanding and less than $1 million in outstanding letters of credit under the Devon Revolving Credit Agreement, and had $1 billion outstanding under the Devon Term Loan Credit Agreement. As of December 31, 2025, Devon also had approximately $7.4 billion aggregate principal amount outstanding in Existing Devon Notes.
As of December 31, 2025, Coterra had (i) $300 million outstanding under the Coterra Term Loan Credit Agreement, which was fully repaid in the first quarter of 2026, and (ii) no borrowings outstanding under the Coterra Revolving Credit Agreement. Unless the Coterra Credit Agreements are terminated or amended prior to or at the closing date of the merger, consummation of the merger would constitute a

“Change in Control” and result in an event of default under each of the Coterra Credit Agreements. The Merger Agreement requires Coterra to deliver to Devon, prior to or at the closing date of the merger, customary executed payoff letters for the repayment in full of all indebtedness, and terminate all commitments, under, and discharge and release all guarantees existing in connection with each of the Coterra Credit Agreements. As of December 31, 2025, Coterra also had $3.5 billion aggregate principal amount outstanding in Existing Coterra Notes.
The Merger Agreement requires Coterra to, at Devon’s request, use reasonable best efforts to (i) reasonably cooperate with Devon to commence any of (A) one or more offers to purchase for cash any or all of the outstanding series of Existing Coterra Notes or (B) one or more offers to exchange any or all of the outstanding Existing Coterra Notes for debt securities issued by Devon,(ii) conduct consent solicitations to obtain from the requisite holders thereof consent to certain amendments to the indentures and note purchase agreements governing the Existing Coterra Notes, and (iii) conduct any offering of debt securities or other customary debt financing to refinance the Existing Coterra Notes, the Existing Devon Notes, the Coterra Credit Agreements, the Devon Credit Agreements and any then outstanding commercial paper of Devon. No such offer to purchase or offer to exchange will be consummated prior to the closing date and any such transactions will be funded using consideration provided by Devon.
For a description of Devon’s and Coterra’s existing indebtedness, see Devon’s Annual Report on Form 10-K for the annual period ended December 31, 2025, filed on February 18, 2026, and Coterra’s Annual Report on Form 10-K for the annual period ended December 31, 2025, filed on February 27, 2026, each of which is incorporated by reference into this joint proxy statement/prospectus.
Interests of Coterra’s Directors and Executive Officers in the Merger
In considering the recommendation of the Coterra Board with respect to the Coterra proposals, Coterra stockholders should be aware that the directors and executive officers of Coterra have interests in the merger that may be different from, or in addition to, the interests of Coterra stockholders generally. These interests are described in more detail below, and certain of them are quantified in the narrative and tabular disclosure included in the section entitled “— Quantification of Potential Payments and Benefits to Coterra’s Named Executive Officers in Connection with the Merger”.
The members of the Coterra Board were aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement, in reaching their decision to approve the Merger Agreement and in determining to recommend that Coterra stockholders approve the Coterra proposals.
Coterra Directors To Be Appointed to the Combined Company Board
Pursuant to the Merger Agreement, Devon and Coterra have agreed that at the Effective Time, the board of directors of the combined company will have 11 members, including five directors serving on the Coterra Board as of February 1, 2026 and designated by Coterra prior to the Effective Time. At the Effective Time, Mr. Jorden will be appointed as non-executive Chair of the Devon Board. If the 2026 annual meeting of Devon stockholders occurs after the Effective Time, the board of directors of the combined company will re-nominate each Legacy Coterra Director then serving on the board of directors of the combined company for re-election by stockholders, subject to certain exceptions. See “Board of Directors and Management of Devon Following the Merger” above.
Coterra Executive Officers To Continue with the Combined Company
At the Effective Time, the senior leadership team of the combined company will include an executive committee, which will consist of Clay M. Gaspar plus eight additional members, five of whom will be designated by Coterra and the remaining three of whom will be existing officers of Devon. Specifically, at the Effective Time, the executive committee of Devon is expected to include: (i) Andrea M. Alexander, the current Senior Vice President and Chief Human Resources Officer of Coterra, who will serve as Senior Vice President and Chief Administrative Officer of Devon; (ii) Michael D. DeShazer, the current Executive Vice President, Operations of Coterra, who will serve as Executive Vice President, Exploration & Production — Anadarko, Eagle Ford, Marcellus & Rockies of Devon; (iii) Blake A. Sirgo, the current Executive Vice President, Business Units of Coterra, who will serve as Executive Vice President, Operations of Devon; (iv) Adam M. Vela, the current Senior Vice President and General Counsel of Coterra, who will serve as Senior Vice President and General Counsel of Devon; and (v) Shannon E. Young III, the current Executive Vice President and Chief Financial Officer of Coterra, who will serve as Executive Vice President and Chief Financial Officer of Devon.
Treatment of Coterra Equity Awards in the Merger
Coterra’s executive officers and directors hold one or more of the following equity-based awards: restricted stock units subject to solely time-based vesting (“Coterra RSUs”) and restricted stock units subject to performance-based vesting (“Coterra PSUs”). The Merger Agreement provides for the treatment set forth below with respect to the awards held by Coterra’s non-employee directors and executive officers at the Effective Time.
Coterra RSU Awards
Each Coterra RSU that is outstanding and vested as of immediately prior to the Effective Time, including each Coterra RSU that vests in accordance with its terms as in effect as of the date of the Merger Agreement as a result of the consummation of the merger (other than any vested deferred Coterra RSUs held by Coterra non-employee directors who are Legacy Coterra Directors) (each, a “Vested Coterra RSU”) will be converted into a number of shares (rounded to the nearest whole number of shares) of Devon Common Stock equal to the product of (i) the number of shares of Coterra Common Stock subject to the Vested Coterra RSU immediately prior to the Effective Time and (ii) the Exchange Ratio, plus an additional cash amount equal to any accrued but unpaid cash-based dividend equivalents, with the applicable withholding taxes satisfied by way of a net settlement.
Each Coterra RSU that is outstanding immediately prior to the Effective Time and that is not a Vested Coterra RSU will be assumed by Devon and converted into a number of restricted stock units with respect to a number of shares (rounded to the nearest whole number of shares) of Devon Common Stock equal to the product of (i) the number of shares of Coterra Common Stock subject to such Coterra RSU immediately prior to the Effective Time and (ii) the Exchange Ratio, and will otherwise continue to be governed by the same terms and conditions as were applicable to the corresponding Coterra RSU immediately prior to the Effective Time (including form of settlement, time-based vesting conditions, forfeiture and dividend equivalent rights).
The following table sets forth, for each executive officer and non-employee director of Coterra who served in such capacity since January 1, 2025, the aggregate number of shares of Coterra Common Stock subject to unvested Coterra RSUs held by such executive officers and non-employee directors as of March 1, 2026. The estimated value of the Coterra RSUs has been calculated based on $30.18 per share of Coterra Common Stock, which is equal to the average closing market price of a share of Coterra Common Stock over the first five business days following February 2, 2026, which was the date of the first public announcement of the merger.
	Number of Shares Subject to Outstanding Coterra RSUs (#)	Value of Outstanding Coterra RSUs ($)
Executive Officer Name
Thomas E. Jorden	563,165	16,997,446
Shannon E. Young III	210,239	6,345,434
Andrea M. Alexander	175,054	5,283,480
Michael D. DeShazer	130,969	3,952,906
Blake A. Sirgo	130,969	3,952,906
Kevin W. Smith	129,226	3,900,299
Adam M. Vela	104,614	3,157,460
Gregory F. Conaway	26,230	791,674
Todd M. Roemer(1)	58,467	1,764,651

	Number of Shares Subject to Outstanding Coterra RSUs (#)	Value of Outstanding Coterra RSUs ($)
Stephen P. Bell(2)	164,435	4,962,977
Non-Employee Director Name
Amanda M. Brock	9,293	280,481
Dorothy M. Ables	9,293	280,481
Paul N. Eckley	9,293	280,481
Hans Helmerich	9,293	280,481
Jacinto J. Hernandez	9,293	280,481
Jeffrey E. Shellebarger	9,293	280,481
Lisa A. Stewart	9,293	280,481
Frances M. Vallejo	9,293	280,481
Marcus A. Watts	9,293	280,481
Dan O. Dinges(3)	—	—
Robert S. Boswell(4)	—	—

(1)
Mr. Roemer retired from Coterra on March 2, 2026.

(2)
Mr. Bell retired from Coterra on December 31, 2025.

(3)
Mr. Dinges retired from the Coterra Board as of Coterra’s 2025 annual meeting of stockholders.

(4)
Mr. Boswell retired from the Coterra Board as of Coterra’s 2025 annual meeting of stockholders.

Coterra PSU Awards
Each Coterra PSU that is outstanding and vested immediately prior to the Effective Time, including each Coterra PSU that vests in accordance with its terms as in effect as of the date of the Merger Agreement as a result of the consummation of the merger (each, a “Vested Coterra PSU”) will be converted into a number of shares (rounded to the nearest whole number of shares) of Devon Common Stock equal to the product of (i) the number of shares of Coterra Common Stock subject to the Vested Coterra PSU immediately prior to the Effective Time (with performance levels deemed achieved at the greater of (x) 100% of the target performance level and (y) the actual level of performance achieved prior to the Effective Time as determined by the Coterra Board (or an appropriate committee thereof) in consultation with Devon) and (ii) the Exchange Ratio, plus an additional cash amount equal to any accrued but unpaid cash-based dividend equivalents, with the applicable withholding taxes satisfied by way of a net settlement, provided that, consistent with the settlement terms of existing award agreements, any Vested Coterra PSUs earned over target levels of performance will not be converted into shares of Devon Common Stock and will instead be paid solely in cash based on the closing price per share of Coterra Common Stock on the business day immediately prior to the closing date.
Each Coterra PSU that is outstanding immediately prior to the Effective Time and that is not a Vested Coterra PSU will be assumed by Devon and converted into a number of restricted stock units with respect to a number of shares of Devon Common Stock equal to the product of (i) the number of shares of Coterra Common Stock subject to such Coterra PSU immediately prior to the Effective Time (with performance levels deemed achieved at the greater of (x) 100% of the target performance level and (y) the actual level of performance achieved prior to the Effective Time as determined by the Coterra Board (or an appropriate committee thereof) in consultation with Devon) and (ii) the Exchange Ratio, and will otherwise continue to be governed by the same terms and conditions as were applicable to the corresponding Coterra PSU immediately prior to the Effective Time (including time-based vesting conditions, accelerated vesting rights, forfeiture and dividend equivalents, but excluding any performance-based vesting conditions and cash settlement features).
The following table sets forth, for each executive officer of Coterra, the aggregate number of shares of Coterra Common Stock subject to unvested Coterra PSUs based on the deemed achievement of target performance, in each case, as of March 1, 2026. The estimated value of the Coterra PSUs has been calculated based on $30.18 per share of Coterra Common Stock, which is equal to the average closing price of a share of Coterra Common Stock over the first five business days following February 2, 2026, which was the date of the first public announcement of the merger. None of Coterra’s non-employee directors hold Coterra PSUs as of March 1, 2026 or is expected to hold any Coterra PSUs as of the merger’s closing date.
	Number of Shares Subject to Outstanding Coterra PSUs (Based on Target Performance) (#)	Value of Outstanding Coterra PSUs (Based on Target Performance) ($)
Executive Officer Name
Thomas E. Jorden	563,165	16,997,446
Shannon E. Young III	210,239	6,345,434
Andrea M. Alexander	105,870	3,195,368
Michael D. DeShazer	130,969	3,952,906
Blake A. Sirgo	130,969	3,952,906
Kevin W. Smith	129,226	3,900,299
Adam M. Vela	104,614	3,157,460
Gregory F. Conaway	—	—
Todd M. Roemer	—	—
Stephen P. Bell	164,435	4,962,977
Change in Control Payments and Benefits
For purposes of the agreements described below, the closing of the merger will constitute a “change in control” as defined within the applicable documents.
Coterra has entered into severance compensation agreements with each of its executive officers other than Mr. Bell (as each such agreement may be amended from time to time, the “Coterra Severance Agreements”), pursuant to which the executive officers may become eligible to receive severance benefits upon a qualifying termination of employment following the merger. Mr. Bell retired from Coterra effective December 31, 2025 and, accordingly, is no longer party to a Coterra Severance Agreement. Under the Coterra Severance Agreements, if an executive officer terminates his or her employment for “good reason” (as defined below) or if his or her employment is terminated by Coterra without “cause” (as defined below) and not by reason of disability or death, and such termination occurs on or within 24 months following the date of the consummation of the merger (each, a “qualifying termination” for purposes of the Coterra Severance Agreements), then such executive officer would be eligible to receive the following payments and benefits, subject to such executive officer’s timely execution and non-revocation of a full release of claims in favor of Coterra:
•
For Mr. Jorden, a cash amount equal to three times the sum of (i) his annual base salary received during the 24 months prior to his termination date, divided by two, and (ii) the aggregate amount of cash incentive awards received by him during the 24 months prior to his termination date, divided by two, with such amount payable in equal monthly installments for 36 months.

•
For all executive officers other than for Mr. Jorden, a cash amount equal to two times the sum of (i) the executive officer’s highest annualized base salary in effect during the 24 months prior to the date of termination, and (ii) the higher of (A) the average cash incentive award received by the executive officer during the 24 months prior to the applicable termination date and (B) the executive officer’s highest target annual bonus in effect during the 24 months prior to the applicable termination date, payable in equal monthly installments for 24 months.

•
A pro-rated target annual bonus for the termination year (or for Mr. Jorden, the average of the annual bonuses paid for the two fiscal years prior to the date of termination), pro-rated based on the number of days in the calendar year of termination through the date of termination, payable in a lump sum at the same time that bonuses are paid to active executives or employees.
•
Continued medical, dental, vision, disability and life insurance benefits for the executive officer and the executive officer’s dependents for up to 24 months (or for Mr. Jorden, 36 months) following the date of termination as though the executive officer’s employment had not been terminated.

•
Outplacement benefits (other than for Mr. Jorden) in an aggregate amount of up to $20,000 per individual, and continued participation in any financial planning services program offered by Coterra for up to 12 months.

•
Full vesting of all outstanding equity-based awards (with any performance-based awards outstanding on the executive officer’s termination date deemed achieved at the greater of (i) 100% of the target level and (ii) the actual level of performance achievement through the termination date).

Under the Coterra Severance Agreements:
•
“cause” means, generally, the applicable executive officer’s: (i) willful and continued failure to perform substantially the executive’s duties, after a written demand for substantial performance is delivered; (ii) willful engagement in misconduct materially and demonstrably injurious to Coterra or an affiliate; or (iii) conviction for or plea of guilty to a business crime or felony involving moral turpitude.

•
“good reason” for Mr. Jorden means, generally: (i) a diminution in his duties, responsibilities, authorities powers and functions; (ii) the failure to renominate him to the Board; (iii) a reduction in his base salary, subject to limited exceptions; (iv) a material reduction in his target annual incentive opportunity or target long-term incentive opportunity; (v) a relocation of his principal place of business to a place other than Coterra’s corporate headquarters in Houston, Texas; or (vi) Coterra’s breach of his severance compensation agreement or employment letter agreements.

•
“good reason” for all other executive officers means, generally: (i) a reduction in the executive’s base salary other than as a result of an isolated and inadvertent action not taken in bad faith and which is remedied by Coterra promptly after receipt of notice from the executive officer; (ii) a material reduction in the executive’s annual incentive compensation opportunity (provided that Coterra may modify its annual incentive compensation arrangement so long as such change is comparably applied to all other employees); (iii) a required relocation of the executive’s principal place of business by more than 50 miles, other than a relocation to Houston, Texas; or (iv) a material diminution in the scope of the executive’s duties or responsibilities.

The Coterra Severance Agreements also contain restrictive covenants, including (i) non-competition and non-solicitation obligations during employment and for one year following the employment termination date, and (ii) perpetual confidentiality obligations. In the event of a breach of such covenants, Coterra has the right to suspend any payments or benefits otherwise due to the executive under the Coterra Severance Agreements.
For an estimate of the value of the payments and benefits described above that would be payable to Coterra’s named executive officers under the Coterra Severance Agreements upon a qualifying termination in connection with the merger, see the section entitled “— Quantification of Potential Payments and Benefits to Coterra’s Named Executive Officers in Connection with the Merger — Golden Parachute Compensation” below.
Additionally, pursuant to the Merger Agreement, Devon will pay to each Coterra employee (including each of the executive officers) who, as of immediately prior to the Effective Time, is eligible to receive a 2026 cash incentive bonus, such bonus to the extent earned pursuant to the terms of the applicable Coterra bonus plan (and, for the avoidance of doubt, subject to all continued service requirements and forfeiture provisions of the applicable bonus plan). Any earned 2026 bonus will be no less than the amount accrued by Coterra in respect of such employee under the applicable Coterra bonus plan for the 2026 calendar year prior to the Effective Time (with such accrual based on the actual levels of performance achieved as of immediately prior to the Effective Time, as determined by the Coterra Board (or an appropriate committee thereof) in consultation with Devon).

Quantification of Potential Payments and Benefits to Coterra’s Named Executive Officers in Connection with the Merger
This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation of each of Coterra’s named executive officers, that is based on or otherwise relates to the merger and that will or may become payable to the named executive officers at the closing of the merger or on a qualifying termination of employment upon or following the consummation of the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the merger-related compensation payable to the Coterra named executive officers. The “golden parachute” compensation payable to these individuals is subject to a non-binding advisory vote of Coterra stockholders. The “named executive officers” are the individuals listed as such in Coterra’s most recent annual proxy statement filed with the SEC on March 20, 2025.
The table below sets forth, for the purposes of this golden parachute disclosure, the amount of payments and benefits (on a pre-tax basis) that each of Coterra’s named executive officers would receive using the following assumptions: (i) the Effective Time occurs on March 1, 2026; (ii) each named executive officer experiences a qualifying termination at such time; (iii) the named executive officers’ base salary rate and annual target bonus remain unchanged from that in effect as of the date of this filing; (iv) Coterra equity awards outstanding as of March 1, 2026 do not otherwise vest prior to the Effective Time and, in connection with the merger, are subject to the treatment as described above under “— Treatment of Coterra Equity Awards in the Merger”; (v) the closing price of a share of Coterra Common Stock on the closing of the merger is $30.18 (which, in accordance with Item 402(t), is the average closing market price per share of Coterra Common Stock over the first five business days following February 2, 2026, which was the first public announcement of the merger); (vi) no named executive officers receive any additional equity grants prior to the Effective Time; and (vii) each named executive officer has properly executed any required releases and complied with all requirements (including any applicable restrictive covenants) necessary in order to receive the payments and benefits. Values shown below do not take into account any impact of excise taxes or payment reductions imposed in connection with Sections 280G or 4999 of the Code, or any increase in compensation that may occur following the date of this filing or following the closing of the merger. Some of the assumptions used in the table below are based upon information not currently available and, as a result, the actual amounts to be received by the Coterra named executive officers may differ materially from the amounts set forth below.
Golden Parachute Compensation
Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total
Thomas E. Jorden	11,669,178	33,994,892	137,539	45,801,609
Shannon E. Young III	3,815,068	12,690,867	97,956	16,603,891
Andrea M. Alexander	2,457,260	8,478,848	80,155	11,016,263
Michael D. DeShazer	3,113,630	7,905,813	97,956	11,117,399
Stephen P. Bell	—	9,925,954	—	9,925,954

(1)
The amounts shown in this column reflect the cash components of the severance benefits payable under the Coterra Severance Agreements entered into with each named executive officer other than Mr. Bell. Mr. Bell retired from Coterra effective December 31, 2025 and is not entitled to any severance or other non-equity compensation or benefits in connection with the merger. Details of the cash severance benefits are shown in the following supplemental table:

	Cash Severance ($)	Pro-Rated Bonus ($)	Total ($)
Thomas E. Jorden	11,250,000	419,178	11,669,178
Shannon E. Young III	3,700,000	115,068	3,815,068

	Cash Severance ($)	Pro-Rated Bonus ($)	Total ($)
Andrea M. Alexander	2,380,000	77,260	2,457,260
Michael D. DeShazer	3,015,000	98,630	3,113,630

(2)
The amounts shown in this column reflect the potential value of the acceleration of outstanding unvested Coterra Equity Awards that each named executive officer could receive upon the closing of the merger, as described under “— Treatment of Coterra Equity Awards in the Merger” and assuming payments in respect of Coterra PSUs corresponding to achievement at 100% of target, as further detailed in the following table:

	Coterra RSU Awards ($)(a)	Coterra PSU Awards ($)(b)	Equity Total ($)
Thomas E. Jorden	16,997,446	16,997,446	33,994,892
Shannon E. Young III	6,345,434	6,345,434	12,690,868
Andrea M. Alexander	5,283,480	3,195,368	8,478,848
Michael D. DeShazer	3,952,906	3,952,906	7,905,812
Stephen P. Bell	4,962,977	4,962,977	9,925,954

(a)
Amounts in this column for each named executive officer include (i) the value attributable to “single-trigger” acceleration of Coterra RSUs automatically upon the closing of the merger (and not as a result of a concurrent or subsequent qualifying termination of employment), as follows: $5,768,746 for Mr. Jorden, $2,163,295 for Mr. Young, $3,241,879 for Ms. Alexander, and $923,026 for Mr. DeShazer, and (ii) the value attributable to “double-trigger” acceleration of Coterra RSUs upon a qualifying termination of employment within 24 months following the closing of the merger, as follows: $11,228,700 for Mr. Jorden, $4,182,139 for Mr. Young, $2,041,601 for Ms. Alexander, and $3,029,880 for Mr. DeShazer. Mr. Bell retired from Coterra effective December 31, 2025 and amounts shown for him are attributable to “single-trigger” acceleration of his outstanding Coterra RSUs upon the closing of the merger.

(b)
Amounts in this column for each named executive officer include (i) the value attributable to “single-trigger” acceleration of Coterra PSUs automatically upon the closing of the merger, as follows: $5,768,746 for Mr. Jorden, $2,163,295 for Mr. Young, $1,153,767 for Ms. Alexander, and $923,026 for Mr. DeShazer, and (ii) the value attributable to “double-trigger” acceleration of Coterra PSUs upon a qualifying termination of employment within 24 months following the closing of the merger, as follows: $11,228,700 for Mr. Jorden, $4,182,139 for Mr. Young, $2,041,601 for Ms. Alexander, and $3,029,880 for Mr. DeShazer. Mr. Bell retired from Coterra effective December 31, 2025 and amounts shown for him are attributable to acceleration of his outstanding Coterra PSUs upon the closing of the merger.

(3)
The amounts shown in this column reflect the value of continued medical, dental, vision, disability and life insurance ($120,239 for Mr. Jorden, $60,656 for Mr. Young, $42,855 for Ms. Alexander, and $60,656 for Mr. DeShazer), up to $20,000 of outplacement services for our named executive officers other than for Mr. Jorden, and continued financial planning services ($17,300 for each of Mr. Jorden, Mr. Young, Ms. Alexander, and Mr. DeShazer) as provided under the Coterra Severance Agreements.

Interests of Devon’s Directors and Executive Officers in the Merger
When considering the recommendation of the Devon Board that Devon stockholders vote “FOR” the Devon Merger Proposals, Devon stockholders should be aware that Devon’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of other Devon stockholders generally. The Devon Board was aware of these interests when it approved the Merger Agreement and the transactions contemplated thereby and recommended that Devon stockholders vote “FOR” the Devon Merger Proposals.

For the purposes of this disclosure, Devon’s current executive officers who have interests in the merger are:
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Clay M. Gaspar, President and Chief Executive Officer

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Jeffrey L. Ritenour, Executive Vice President and Chief Financial Officer

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Dennis C. Cameron, Executive Vice President and General Counsel

•
Tana K. Cashion, Executive Vice President, Human Resources and Administration

•
Thomas Hellman, Senior Vice President, E&P Operations

•
Robert F. (Trey) Lowe III, Senior Vice President and Chief Technology Officer

•
John D. Raines, Senior Vice President, E&P Asset Management

Richard E. Muncrief (our former President and Chief Executive Officer) retired on March 1, 2025, and David G. Harris (our former Executive Vice President and Chief Corporate Development Officer) departed in connection with the elimination of his position on February 10, 2025. These individuals served as executive officers during a portion of the fiscal year ended December 31, 2025, but do not have any interests in the merger that are different from, or in addition to, the interests of Devon stockholders generally.
The interests Devon’s current directors and executive officers have in the merger include the following and are more fully summarized below:
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Certain directors and executive officers are expected to continue as directors and executive officers of Devon following consummation of the merger. Specifically, at the Effective Time, the executive committee of Devon is expected to include: (i) Clay M. Gaspar, the current President and Chief Executive Officer of Devon, who will continue to serve in that position; (ii) Robert (Trey) F. Lowe, III, the current Senior Vice President and Chief Technology Officer of Devon, who will serve as Executive Vice President and Chief Technology Officer of Devon; (iii) John D. Raines, the current Senior Vice President, E&P Asset Management of Devon, who will serve as Executive Vice President, Exploration & Production — Permian of Devon; and (iv) Jeffrey L. Ritenour, the current Executive Vice President and Chief Financial Officer of Devon, who will serve as Executive Vice President and Chief Corporate Development Officer of Devon.

•
The executive officers of Devon are party to employment or severance agreements with Devon that would provide them with certain severance benefits if their employment is terminated either by Devon without cause or by the executive with good reason. Presently, it is expected that only the employment of Mr. Cameron and Ms. Cashion will be terminated in connection with the merger.

•
The Devon executive officers hold restricted shares of Devon stock and performance share units in respect of Devon stock. If an executive’s employment is terminated either by Devon without cause or by the executive for good reason, the restricted shares would vest at the time of employment termination and the performance share units would remain eligible to vest based on actual Devon performance notwithstanding the employment termination.

The merger does not constitute a “change in control” for purposes of the executives’ employment and severance arrangements or their equity award agreements, and accordingly the benefits potentially provided under those agreements are not enhanced by reason of the merger, although Devon may amend the existing severance arrangements to add certain benefits that generally only apply following a change in control (including benefits continuation, relocation assistance and service crediting). Equity-based awards under Devon’s equity plans will remain outstanding and continue to be governed by the same terms and conditions that applied prior to the closing of the merger.
Continued Service of Certain Devon Directors and Executive Officers
As described more fully above under “— Board of Directors and Executive Officers After Closing of the Merger,” certain Devon directors and executive officers are expected to continue as directors and executive officers following consummation of the merger.

Potential Severance Benefits
Each of Devon’s executive officers is party to an employment agreement (or, in the case of Mr. Hellman, Mr. Lowe and Mr. Raines, a severance agreement) with Devon pursuant to which they would become entitled to certain severance benefits if their employment with Devon is terminated following consummation of the merger either by Devon without “cause” or by the executive for “good reason” (as those terms are defined in their respective agreements). The potential severance benefits include a lump-sum cash severance payment, a prorated bonus for the year of termination, reasonable outplacement benefits and provision for the continuation of certain welfare benefits, all subject to a release of claims by the executive in favor of Devon. The merger does not constitute a “change in control” within the meaning of the agreements and accordingly the severance benefits to which the executives would become entitled are not increased by reason of the merger; the benefits are the same as that would be provided if their employment terminated in such circumstances without regard to the occurrence of the merger, although Devon may amend the existing severance arrangements to add certain benefits that generally only apply following a change in control (including benefits continuation, relocation assistance and service crediting).
Assuming a qualifying termination of employment on March 1, 2026, the cash severance amount (which includes a prorated bonus for the year of termination and three times (two times in the case of Messrs. Hellman, Lowe and Raines) the sum of annual base salary and the highest annual performance bonus paid over the prior three years) would be: for Mr. Gaspar, $8,244,904; for Mr. Ritenour, $5,392,480; for Mr. Cameron, $4,488,948; for Ms. Cashion, $3,322,904; for Mr. Hellman, $1,885,668; for Mr. Lowe, $1,693,762; and for Mr. Raines, $1,970,668. The outplacement assistance is valued with a maximum value of $25,000. Each of Messrs. Gaspar, Ritenour, and Cameron and Ms. Cashion would also be entitled to 12 months of continued medical and dental benefits at active employee rates with a respective value of $27,039, $27,039, $19,129 and $27,039, a respective cash payment of $96,311, $96,311, $68,136 and $96,311 to provide the equivalent of 24 months of subsidized medical and dental coverage on an after-tax basis, 12 months of continued company-paid life and accidental death and disability insurance with a respective value of $852, $852, $852 and $816, and a respective cash payment of $1,748, $1,748, $1,748 and $1,674 to provide the equivalent of 24 months of life insurance coverage of up to $1 million, in each case assuming a qualifying termination of employment on March 1, 2026. Messrs. Hellman, Lowe and Raines would also be entitled to 12 months of continued medical and dental benefits at active employee rates with a respective value of $27,039, $27,039 and $27,039; a respective cash payment of $48,155, $48,155 and $48,155 to provide the equivalent of 12 months of subsidized medical and dental coverage on an after-tax basis, 12 months of continued company-paid life and accidental death and disability insurance with a respective value of $809, $724 and $809 and a respective cash payment of $830, $743 and $830 to provide the equivalent of 12 months of life insurance coverage of up to $1 million, in each case assuming a qualifying termination of employment on March 1, 2026.
In addition, if the executive’s employment is terminated either by Devon without “cause” or by the executive for “good reason” as those terms are defined in the executive’s respective restricted share and performance share unit agreements with Devon, the restricted shares (the “RSA”) would vest in full at the time of termination of employment and the performance share units (the “PSU”) would remain eligible to vest based on actual Devon performance notwithstanding the employment termination, in each case subject to the executive’s execution of a general release of claims and pro-ration for awards granted within one year before the date of termination. The merger does not constitute a “change in control” within the meaning of the equity award agreements and accordingly the enhanced vesting benefits to which the executives would become entitled upon such an employment termination are not increased by reason of the merger. In addition, the merger itself, absent a subsequent termination of employment, does not impact the treatment of the RSAs and PSUs held by the executives.
Assuming a qualifying termination of employment on March 1, 2026 and a per-share Devon Common Stock price of $42.99 (which is the average closing market price per share of Devon Common Stock over the first five business days following February 2, 2026, which was the first public announcement of the merger), the aggregate value of the RSAs and PSUs subject to acceleration or continuation of vesting, respectively, would be: for Mr. Gaspar, $13,106,834; for Mr. Ritenour, $7,824,653; for Mr. Cameron, $5,356,253; for Ms. Cashion, $3,499,902; for Mr. Hellman, $1,786,707; for Mr. Lowe, $1,474,041; and for Mr. Raines, $2,422,658, with the number of shares subject to acceleration or continuation of vesting (RSA /

PSU) as follows: for Mr. Gaspar, 99,317 / 205,564; for Mr. Ritenour, 58,754 / 123,257; for Mr. Cameron, 40,259 / 84,334; for Ms. Cashion, 26,270 / 55,142; for Mr. Hellman, 13,998 / 27,563; for Mr. Lowe, 12,764 / 21,524; and for Mr. Raines, 19,913 / 36,441. The foregoing amounts assume target levels of performance are achieved for the PSUs.
In connection with their termination of employment with Devon, Messrs. Muncrief and Harris received severance benefits and payments pursuant to the terms of their employment agreements with Devon and agreements applicable to previously granted awards of restricted shares and performance share units. As of March 1, 2025, the time of Mr. Muncrief’s termination of employment, 120,246 shares of restricted stock remained outstanding and eligible to continue to vest as scheduled subject to annual execution of an agreement with certain restrictive covenants. For Messrs. Muncrief and Harris, certain performance share unit awards granted in 2024 and 2025 also remained outstanding after their termination of employment. The number of shares ultimately paid out for the 2024 grants will be determined based on Devon’s total shareholder return over the three-year performance period ending on December 31, 2026 and the number of shares ultimately paid out for the 2025 grants will be determined based on Devon’s total shareholder return over the three-year performance period ending on December 31, 2027. The merger does not constitute a “change in control” within the meaning of the agreements and accordingly the severance benefits to which Mr. Muncrief and Mr. Harris are currently entitled are not increased by reason of the merger.
Non-Qualified Deferred Compensation Plans
Devon maintains the Devon Deferred Compensation Plan, the Devon Supplemental Contribution Restoration Plans, the WPX Deferred Compensation Plan and WPX Restoration Plan (collectively, the “NQDC Plans”), which are nonqualified deferred compensation plans for certain key or highly compensated employees of Devon. Unless otherwise distributed in accordance with the terms of a scheduled in-service withdrawal, a participant’s account is payable upon the earliest to occur of a change-in-control event or the participant’s separation from service, disability or death. If the participant experiences a separation from service, distribution will be made within ninety days, or as otherwise specified pursuant to the NQDC Plans’ terms and by prior participant elections, unless the participant is a specified employee under Section 409A of the Internal Revenue Code, in which case payment will be delayed for six months. Only Mr. Cameron and Ms. Cashion are expected to experience a separation from service with Devon in connection with the consummation of the merger. Assuming a separation from service on March 1, 2026, Mr. Cameron’s balance that would become payable under the NQDC Plans was $2,104,856, and Ms. Cashion’s balance that would become payable under the NQDC Plans was $780,392. The consummation of the merger will not constitute a “change in control” under the NQDC Plans, and amounts payable thereunder will not be increased by reason of the merger.
Indemnification and Insurance
Pursuant to the Merger Agreement, each of Devon and Coterra (solely in its capacity as the surviving corporation after the closing of the merger (the “Surviving Corporation”)) agreed that from and after the Effective Time, to the fullest extent permitted by law, it will jointly and severally indemnify, defend and hold harmless (and advance expenses in connection therewith) each present and former director and officer of (i) Coterra or any of its subsidiaries or (ii) any other entity that was serving in such capacity at Coterra’s request (in each case, when acting in such capacity) (the “Indemnified Parties”), against any costs or expenses (including attorneys’ and other professionals’ fees and disbursements), judgments, fines, penalties, losses, claims, damages or liabilities, or amounts that are paid in settlement, of or incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative to which such Indemnified Party is a party or is otherwise involved (including as a witness), and arises out of or pertains to the fact that the Indemnified Party is or was an officer or director of Coterra or any of its subsidiaries, with respect to matters existing or occurring at or prior to the Effective Time (including the Merger Agreement, the merger and the other transactions contemplated thereby), whether asserted or claimed prior to, at or after the Effective Time.
Pursuant to the Merger Agreement, for a period of six years from the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation will contain provisions no less favorable with respect to exculpation, indemnification and advancement of expenses of individuals who were directors and officers prior to the Effective Time than are set forth, as of the date of the Merger Agreement, in Coterra’s certificate of incorporation and bylaws.
The Surviving Corporation (or Devon on the Surviving Corporation’s behalf) will, in its sole discretion, either (i) continue to maintain in effect for a period of at least six years from and after the Effective Time for the persons who, as of the date of the Merger Agreement, are covered by Coterra’s directors’ and officers’ liability insurance (the “D&O Insurance”) with recognized insurance companies and with terms, conditions, retentions and levels of coverage at least as favorable as provided in Coterra’s existing policies as of the date of the Merger Agreement, or, if such insurance is unavailable, the Surviving Corporation or Devon on the Surviving Corporation’s behalf will purchase the best available D&O Insurance from a recognized insurance company for such six-year period with terms, conditions, retentions and with levels of coverage at least as favorable as provided in Coterra’s existing policies as of the date of the Merger Agreement or (ii) obtain and fully pay for “tail” insurance policies with a claims period of at least six years from and after the Effective Time with recognized insurance companies for the persons who, as of the date of the Merger Agreement, are covered by Coterra’s existing D&O Insurance, with terms, conditions, retentions and levels of coverage at least as favorable as Coterra’s existing D&O Insurance with respect to matters existing or occurring at or prior to the Effective Time (including in connection with the Merger Agreement or the transactions or actions contemplated thereby), with respect to Coterra’s D&O Insurance.
Notwithstanding anything to the contrary in the foregoing, in no event will Devon or the Surviving Corporation be required to expend for such policies an annual premium amount in excess of 300% of the annual premiums currently paid by Coterra for such insurance; and provided, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation (or Devon on the Surviving Corporation’s behalf) will obtain a policy with the greatest coverage available for a cost not exceeding such amount. Devon will provide a reasonable opportunity to Coterra to comment on the terms of any endorsements or policies in connection with such “tail” policy.
Dividend Policy
Although Devon has paid cash dividends on Devon Common Stock in the past, the Devon Board may determine not to declare dividends in the future or may reduce the amount of dividends paid in the future. Any payment of future dividends will be at the discretion of the Devon Board and will depend on Devon’s results of operations, financial condition, cash requirements, future prospects and other considerations that the Devon Board deems relevant.
Listing of Devon Common Stock; Delisting and Deregistration of Coterra Common Stock
Before closing of the merger, Devon has agreed to use its reasonable best efforts to cause the shares of Devon Common Stock to be issued in the merger and reserved for issuance under any Coterra equity awards to be approved for listing on the NYSE. The approval and authorization for listing on the NYSE, subject to official notice of issuance, of the new shares of Devon Common Stock to be issued to former Coterra stockholders in the merger is a condition to the consummation of the merger. If the merger is completed, Coterra Common Stock will cease to be listed on the NYSE and will be deregistered under the Exchange Act.
Accounting Treatment of the Merger
Devon and Coterra prepare their respective financial statements in accordance with GAAP. Although the parties have structured the merger as a merger of equals, GAAP requires that one party to the merger be identified as the acquirer. The merger will be accounted for using the acquisition method of accounting, with Devon being treated as the accounting acquirer. In identifying Devon as the acquiring entity for accounting purposes, Devon and Coterra took into account a number of factors as of the date of this joint proxy statement/prospectus, including which entity is issuing its equity interests, the expectation that following the Effective Time holders of shares of Devon Common Stock as of immediately prior to the Effective Time will hold, in the aggregate, approximately 54% of the issued and outstanding shares of Devon Common Stock (based on fully diluted shares outstanding of Devon) immediately following the Effective Time, the intended corporate governance structure of Devon following the Effective Time, the intended senior management of Devon following the Effective Time and the terms of the share exchange. No single factor was the sole determinant in the overall conclusion that Devon is the acquirer for accounting purposes; rather, all factors were considered in arriving at such conclusion.
Regulatory Matters
The closing of the merger is subject to antitrust review in the United States. Under the HSR Act and the rules promulgated thereunder, the merger cannot be completed until the parties to the Merger Agreement have given notification and furnished information to the FTC and the DOJ and until the applicable waiting period (and any extension of such period) has expired or has been terminated.
No Appraisal Rights
Appraisal rights are statutory rights that, if applicable under law, enable stockholders of a corporation to dissent from a merger and to demand that such corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to such stockholders in connection with the transaction. Under the DGCL, stockholders do not have appraisal rights if the shares of stock they hold are either listed on a national securities exchange or held of record by more than 2,000 holders. In addition, stockholders of the constituent corporation surviving the merger are not entitled to appraisal rights if the merger did not require the vote of the stockholders of the surviving corporation pursuant to Section 251(f) of the DGCL. Notwithstanding the foregoing, appraisal rights are available if stockholders are required by the terms of the Merger Agreement to accept for their shares anything other than (i) shares of stock of the surviving or resulting corporation, (ii) shares of stock of another corporation that will either be listed on a national securities exchange or held of record by more than 2,000 holders, (iii) cash in lieu of fractional shares or (iv) any combination of the foregoing.
No dissenters’ or appraisal rights will be available with respect to the merger, the Stock Issuance Proposal or any of the other transactions contemplated by the Merger Agreement.

THE MERGER AGREEMENT
The following description sets forth the principal terms of the Merger Agreement, which is attached as Annex A and incorporated by reference into this joint proxy statement/prospectus. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not by this description, which is summary by nature. This description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement. You are encouraged to read the Merger Agreement carefully and in its entirety, as well as this joint proxy statement/prospectus, before making any decisions regarding any of the proposals described in this joint proxy statement/prospectus. This section is only intended to provide you with information regarding the terms of the Merger Agreement. Neither Devon nor Coterra intends that the Merger Agreement will be a source of business or operational information about Devon or Coterra. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this joint proxy statement/prospectus and in the public filings Devon and Coterra make with the SEC, as described in “Where You Can Find More Information.”
Explanatory Note Regarding the Merger Agreement
The Merger Agreement and this summary of terms are included to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about Devon and Coterra contained in this joint proxy statement/prospectus or in the public reports of Devon and Coterra filed with the SEC may supplement, update or modify the factual disclosures about Devon and Coterra contained in the Merger Agreement. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement, as of a specific date. In addition, these representations, warranties and covenants were made solely for the benefit of the parties to the Merger Agreement and may be qualified and subject to important limitations agreed to by Devon and Coterra in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with a principal purpose of allocating risk between parties to the Merger Agreement rather than the purpose of establishing these matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to stockholders and reports and documents filed with the SEC and, in some cases, were qualified by the matters contained in the confidential disclosures that Devon and Coterra each delivered in connection with the Merger Agreement, which disclosures were not reflected in the Merger Agreement itself. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this joint proxy statement/prospectus, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this joint proxy statement/prospectus or in the respective public filings made by Devon and Coterra with the SEC.
Additional information about Devon and Coterra may be found elsewhere in this joint proxy statement/prospectus or incorporated by reference into this joint proxy statement/prospectus. Please see “Where You Can Find More Information.”
Structure of the Merger
Upon satisfaction or waiver of the conditions to closing in the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into Coterra, the separate corporate existence of Merger Sub will cease and Coterra will continue as the surviving corporation in the merger as a wholly-owned, direct subsidiary of Devon.
Closing and Effectiveness of the Merger
The closing of the merger will take place on a date to be mutually agreed upon by Devon and Coterra, which date will be no later than the third business day after the conditions set forth in the Merger Agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions), or such other time as Devon and Coterra will mutually agree.

Immediately following the closing, Coterra and Devon will cause a certificate of merger to be executed and filed with the Secretary of State of the State of Delaware in accordance with the DGCL. The merger will become effective upon such filing and acceptance of the certificate of merger with the Secretary of State of the State of Delaware, or at such later date and time as agreed by Devon and Coterra and as set forth in the certificate of merger.
Merger Consideration
At the Effective Time, by virtue of the merger and without any further action on the part of Devon, Merger Sub, Coterra or any holder of capital stock thereof:
•
the Excluded Shares will remain outstanding and no consideration will be delivered in exchange therefor; and

•
subject to certain terms of the Merger Agreement, each share of Coterra Common Stock issued and outstanding (other than Excluded Shares) immediately prior to the Effective Time will be converted into the right to receive from Devon 0.70 fully paid and nonassessable shares of Devon Common Stock.

The number of shares of Devon Common Stock into which each share of Coterra Common Stock will be converted, as specified in the second bullet above (as such number may be adjusted in accordance with the Merger Agreement), is referred to as the Exchange Ratio. The aggregate number of shares of Devon Common Stock issuable pursuant to the Merger Agreement, together with any cash amount to be paid in lieu of fractional shares of Devon Common Stock in accordance with the Merger Agreement, is referred to as the merger consideration.
Without limiting the parties’ respective obligations under certain parts of the Merger Agreement, if, during the period between the date of the Merger Agreement and the Effective Time, any change in the outstanding shares of Coterra Common Stock or Devon Common Stock occurs as a result of any reclassification, recapitalization, stock split (including reverse stock split), merger, combination, exchange or readjustment of shares, subdivision or other similar transaction, or any stock dividend thereon with a record date during such period, then the Exchange Ratio and any other amounts payable pursuant to the Merger Agreement will be appropriately adjusted to eliminate the effect of such event on the Exchange Ratio or any such other amounts payable pursuant to the Merger Agreement.
No fractional shares of Devon Common Stock will be issued in connection with the merger, and no certificates or scrip for any such fractional shares will be issued, and such fractional share interests will not entitle the owner thereof to vote or to any rights as a holder of Devon Common Stock. Any holder of Coterra Common Stock who would otherwise be entitled to receive a fraction of a share of Devon Common Stock pursuant to the merger (after taking into account all shares of Coterra Common Stock held immediately prior to the Effective Time by such holder) will, in lieu of such fraction of a share and upon surrender of such holder’s certificate (a “Coterra Stock Certificate”) formerly representing any share of Coterra Common Stock (other than an Excluded Share) or each uncertificated share of Coterra Common Stock (“Book-Entry Common Shares”), be paid in cash the dollar amount as specified in the Merger Agreement.
At the Effective Time, by virtue of the merger and without any action on the part of Devon, Merger Sub, Coterra or any holder of capital stock thereof, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation, other than the Excluded Shares, and will constitute the only outstanding shares of capital stock of the Surviving Corporation immediately following the Effective Time. From and after the Effective Time, all certificates representing the common stock of Merger Sub will be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.
Treatment of Coterra Equity Awards
At the Effective Time, by virtue of the occurrence of the closing and without any action by Coterra, Merger Sub, Devon, or the holder thereof, each restricted stock unit granted pursuant to a Coterra stock plan and subject to solely time-based vesting conditions (a “Coterra RSU”) (i) each Vested Coterra RSU will be converted into a number of shares (rounded to the nearest number of whole shares) of Devon Common Stock equal to the product obtained by multiplying (A) the number of shares of Coterra Common Stock subject to the Vested Coterra RSU immediately prior to the Effective Time by (B) the Exchange Ratio, plus an additional amount in cash equal to any accrued but unpaid cash-based dividend equivalents, with the applicable withholding taxes satisfied by way of a net settlement and (ii) that is outstanding immediately prior to the Effective Time and is not a Vested Coterra RSU will be assumed by Devon and converted into a number of restricted stock units with respect to shares (rounded to the nearest number of whole shares) of Devon Common Stock (each a “Converted RSU”) equal to the product obtained by multiplying (A) the number of shares of Coterra Common Stock subject to the Coterra RSU immediately prior to the Effective Time by (B) the Exchange Ratio. Immediately following the Effective Time, each Converted RSU will continue to be governed by the same terms and conditions as were applicable to the corresponding Coterra RSU immediately prior to the Effective Time (including form of settlement, time-based vesting conditions, forfeiture and dividend equivalent rights).
At the Effective Time, by virtue of the occurrence of the closing and without any action by Coterra, Merger Sub, Devon, or the holder thereof, each restricted stock unit granted pursuant to a Coterra stock plan and subject to performance-based vesting conditions (a “Coterra PSU”) (i) each Vested Coterra PSU will be converted into a number of shares (rounded to the nearest number of whole shares) of Devon Common Stock equal to the product obtained by multiplying (A) the number of shares of Coterra Common Stock subject to the Vested Coterra PSU immediately prior to the Effective Time (with performance levels deemed achieved at the greater of (x) 100% of the target level of all performance measures and (y) the actual level of performance achieved prior to the Effective Time as determined by the Coterra Board (or an appropriate committee thereof) in consultation with Devon) by (B) the Exchange Ratio, plus an additional amount in cash equal to any accrued but unpaid cash-based dividend equivalents, with the applicable withholding taxes satisfied by way of a net settlement; provided that, any Vested Coterra PSUs earned over target levels of performance will not be converted into shares of Devon Common Stock and will instead be paid solely in cash based on the closing price per share of Coterra Common Stock on the business day immediately prior to the closing as quoted on NYSE (the “Coterra Stock Price”) and (ii) that is outstanding immediately prior to the Effective Time and is not a Vested Coterra PSU will be assumed by Devon and converted into a number of restricted stock units with respect to shares (rounded to the nearest number of whole shares) of Devon Common Stock (each a “Converted PSU”) equal to the product obtained by multiplying (A) the number of shares of Coterra Common Stock subject to the Coterra PSU immediately prior to the Effective Time (with performance levels deemed achieved at the greater of (x) 100% of the target level of all performance measures and (y) the actual level of performance achieved prior to the Effective Time as determined by the Coterra Board (or an appropriate committee thereof) in consultation with Devon) by (B) the Exchange Ratio. Immediately following the Effective Time, each Converted PSU will continue to be governed by the same terms and conditions as were applicable to the corresponding Coterra PSU immediately prior to the Effective Time (including time-based vesting conditions, accelerated vesting rights, forfeiture, and dividend equivalent rights, but excluding any performance-based vesting conditions and cash settlement features).
At the Effective Time, by virtue of the occurrence of the closing and without any action by Coterra, Merger Sub, Devon, or the holder thereof, each option to purchase shares of Coterra Common Stock granted pursuant to a Coterra equity plan (each a “Coterra Option”), whether vested or unvested, that is outstanding immediately prior to the Effective Time (i) will be deemed to be fully vested, (ii) will be converted into the right of the holder to receive from Devon or its applicable affiliate an amount, in cash, without interest, equal to the product of (A) the total number of shares of Coterra Common Stock subject to such Coterra Option after giving effect to the vesting of such Coterra Option pursuant to the Merger Agreement and (B) the excess, if any, of the Coterra Stock Price over the exercise price per share of Coterra Common Stock of such Coterra Option (the “Option Cash Payment”) and (iii) from and after the Effective Time, will no longer be outstanding and will automatically be canceled and cease to exist, and each applicable holder of such Coterra Options will cease to have any rights with respect thereto, except the right to receive the Option Cash Payment in accordance with the Merger Agreement. If the per share exercise price of any Coterra Option is equal to or greater than the Coterra Stock Price, such Coterra Option will be canceled as of the Effective Time without payment therefor.

Corporate Governance Matters
Governance
Prior to the Effective Time, Devon will take:
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all actions as may be necessary to cause, as of the Effective Time:

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the number of directors constituting the Devon Board to be eleven;

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the Devon Board to be composed of (A) six directors serving on the Devon Board as of the date of the Merger Agreement designated by Devon prior to the Effective Time (at least five of whom will meet the independence standards of the NYSE with respect to Devon, and one of whom will be the President and Chief Executive Officer of Devon immediately prior to the Effective Time) and (B) five directors serving on the Coterra Board as of the date of the Merger Agreement designated by Coterra prior to the Effective Time (at least four of whom will meet the independence standards of the NYSE with respect to Devon, and one of whom will be the Chief Executive Officer and President of Coterra immediately prior to the Effective Time);

At the Effective Time, the Devon Board will:
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appoint Thomas E. Jorden, who will be one of the five directors currently serving on the Coterra Board designated to the Devon Board by Coterra pursuant to the Merger Agreement, to serve as Chair of the Devon Board. Each of the other four directors currently serving on the Coterra Board designated to the Devon Board by Coterra pursuant to the Merger Agreement will meet the independence standards of the NYSE with respect to Devon;

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designate Clay M. Gaspar to serve as the President and Chief Executive Officer of Devon; and

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appoint one of the six directors currently serving on the Devon Board designated to the Devon Board by Devon pursuant to the Merger Agreement and who shall be one of the five Devon directors who meets the independence standards of the NYSE with respect to Devon, to serve as the Lead Independent Director of the Devon Board.

Immediately following the Effective Time, the Devon Board will take:
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all necessary action to cause Devon’s Executive Committee to consist of Clay M. Gaspar (the Chief Executive Officer) plus eight additional members, five of whom shall be designated by Coterra and the remaining three of whom shall be existing officers of Devon. The Executive Committee shall report to the Chief Executive Officer.

Following the Closing:
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the Chief Executive Officer and the principal executive functions of Devon will be based in the combined company’s Houston, Texas headquarters and the combined company will maintain a significant continuing presence in Oklahoma City, Oklahoma.

Corporate Governance Policy
On or prior to the closing, Devon will amend the Corporate Governance Guidelines of Devon to reflect the board governance structure described above (the “Corporate Governance Policy”).
For a period of two years following the Effective Time (the “Governance Period”), unless required by applicable law or stock exchange rule or listing standard (as determined in good faith by the Devon Board after consultation with outside legal counsel), Devon will not amend, modify or terminate, or agree to amend, modify or terminate the Corporate Governance Policy or take any action, or agree to take any action that would have the effect of causing Devon to no longer be bound by the Corporate Governance Policy, except as approved by at least 75% of the Devon Board or in compliance with the terms of the Corporate Governance Policy.
Throughout the duration of the Governance Period, unless required by applicable law or stock exchange rule or listing standard (as determined in good faith by the Devon Board after consultation with outside legal counsel), Devon will comply in all material respects with the Corporate Governance Policy.

In the Merger Agreement, Devon and Coterra agreed that, notwithstanding any other provision of the Merger Agreement that may be to the contrary:
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each non-management director designated by Coterra and non-management director designated by Devon will be an express third party beneficiary of the Corporate Governance Policy provision of the Merger Agreement; and

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the Corporate Governance Policy provision of the Merger Agreement will survive the consummation of the merger until the expiration of the Governance Period and will be enforceable against Devon and its successors and assigns by any non-management director designated by Coterra who is, at the time of such enforcement action, a director of Devon; provided, however, that none of such persons will be entitled to bring any claim for damages or other remedies at law or equity except for claims for injunctive relief to specifically perform the Corporate Governance Policy provision of the Merger Agreement; provided, further, that any and all fees, costs and expenses incurred by any such person in enforcing the Corporate Governance Policy of the Merger Agreement will be paid for by Devon.

Exchange of Shares
Exchange Agent
Prior to the date of closing, Devon and Coterra will mutually select a bank or trust company, which may be the transfer agent for Devon Common Stock, to act as Exchange Agent in the merger, and, not later than the Effective Time, Devon will enter into an agreement with the Exchange Agent reasonably acceptable to Coterra, which will provide that, at or prior to the Effective Time, Devon will deposit with the Exchange Agent all of the shares of Devon Common Stock to pay the aggregate merger consideration pursuant to the Merger Agreement (the “Merger Consideration”). The shares of Devon Common Stock so deposited with the Exchange Agent, together with (i) any dividends or distributions received by the Exchange Agent with respect to such shares and (ii) proceeds received from the sale of the Devon Excess Shares pursuant to the Merger Agreement, are referred to collectively as the “Exchange Fund.”
Exchange Procedures
As soon as practicable after the Effective Time, but in no event more than two business days after the date of closing, Devon will cause the Exchange Agent to mail to the record holders of Coterra Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Devon and Coterra may reasonably specify prior to the Effective Time (including a provision confirming that delivery of Coterra Stock Certificates will be effected, and risk of loss and title to Coterra Stock Certificates will pass, only upon delivery of such Coterra Stock Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of Coterra Stock Certificates in exchange for Devon Common Stock, as provided in the Merger Agreement, and any cash in lieu of a fractional share, which the shares of Coterra Common Stock represented by such Coterra Stock Certificates shall be converted into the right to receive pursuant to the Merger Agreement, as well as any dividends or distributions to be paid pursuant to the Merger Agreement. Upon surrender of a Coterra Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Devon, (A) the holder of such Coterra Stock Certificate will be entitled to receive in book-entry form the number of whole shares of Devon Common Stock that such holder has the right to receive pursuant to certain provisions of the Merger Agreement (and cash in lieu of any fractional share of Devon Common Stock) as well as any dividends or distributions to be paid pursuant to the Merger Agreement and (B) the Coterra Stock Certificate so surrendered will be immediately canceled.
Lost, Stolen, or Destroyed Certificates
In the event of a transfer of ownership of shares of Coterra Common Stock that is not registered in the transfer records of Coterra, shares in book-entry form representing the proper number of shares of Devon Common Stock may be issued to a person other than the person in whose name such Coterra Stock Certificate so surrendered is registered if such Coterra Stock Certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such issuance pays any transfer or other taxes required by reason of the issuance of Devon Common Stock to a person other than the registered holder of such Coterra Stock Certificate or establishes to the satisfaction of Devon that such taxes have been paid or are not applicable. If any Coterra Stock Certificate is lost, stolen or destroyed, Devon may, in its discretion and as a condition precedent to the issuance of any shares in book-entry form representing Devon Common Stock require the owner of such lost, stolen or destroyed Coterra Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Devon may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Devon or the Surviving Corporation with respect to such Coterra Stock Certificate.
Distributions with Respect to Unexchanged Devon Common Stock
No dividends or other distributions declared with respect to Devon Common Stock will be paid to the holder of any unsurrendered Coterra Stock Certificate until the holder thereof surrenders such Coterra Stock Certificate in accordance with the Merger Agreement. After the surrender of a Coterra Stock Certificate in accordance with the Merger Agreement, the record holder thereof will be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the whole shares of Devon Common Stock, which the shares of Coterra Common Stock represented by such Coterra Stock Certificate have been converted into the right to receive.
Until surrendered as contemplated by the Merger Agreement, each Coterra Stock Certificate will be deemed, from and after the Effective Time, to represent only the right to receive shares of Devon Common Stock (and cash in lieu of any fractional share of Devon Common Stock) as contemplated by the Merger Agreement and any distribution or dividend with respect to Devon Common Stock the record date for which is after the Effective Time.
Treatment of Excess Shares
As promptly as practicable following the Effective Time, the Exchange Agent will (i) determine the number of whole shares of Devon Common Stock and the number of fractional shares of Devon Common Stock that each holder of Coterra Common Stock is entitled to receive in connection with the consummation of the merger and (ii) on behalf of former stockholders of Coterra, sell the Devon Excess Shares at then-prevailing prices on the NYSE, all in the manner provided in the Merger Agreement.
The sale of Devon Excess Shares by the Exchange Agent will be executed on the NYSE through one or more member firms of the NYSE and will be executed in round lots to the extent practicable. The Exchange Agent will use reasonable efforts to complete the sale of the Devon Excess Shares as promptly following the Effective Time as, in the Exchange Agent’s sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the former holders of Coterra Common Stock, the Exchange Agent will hold such proceeds in the Coterra Common Stock Trust. Devon will pay all commissions and other out-of-pocket transaction costs (other than any transfer or similar taxes imposed on a holder of Coterra Common Stock), including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Devon Excess Shares. The Exchange Agent will determine the portion of the Coterra Common Stock Trust to which each former holder of Coterra Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds composing the Coterra Common Stock Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of Coterra Common Stock is entitled (after taking into account all shares of Coterra Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all former holders of Coterra Common Stock are entitled.
As soon as practicable after the determination of the amount of cash, if any, to be paid to former holders of Coterra Common Stock with respect to any fractional share interests, the Exchange Agent will make available such amounts to such holders, subject to and in accordance with the terms of Section 1.9 of the Merger Agreement.
Termination of the Exchange Fund
Any portion of the Exchange Fund that remains undistributed to stockholders of Coterra as of the date six months after the Effective Time will be delivered to Devon upon demand, and any holders of

Coterra Stock Certificates who have not theretofore surrendered their Coterra Stock Certificates to the Exchange Agent in accordance with the Merger Agreement and any holders of Book-Entry Common Shares who have not theretofore cashed any check payable to them in accordance with the Merger Agreement will thereafter look only to Devon for satisfaction of their claims for Devon Common Stock, cash in lieu of fractional shares of Devon Common Stock and any dividends or distributions with respect to Devon Common Stock subject to applicable abandoned property law, escheat laws or similar laws.
Withholding Rights
Each of the Exchange Agent, Devon and the Surviving Corporation are entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to the Merger Agreement such amounts as are required to be deducted or withheld therefrom under the Code, or any provision of state, local or foreign tax law or under any other applicable law; provided that the parties to the Merger Agreement agree that the consideration payable or deliverable pursuant to the Merger Agreement will not be subject to withholding under Section 1445 of the Code or the Treasury regulations promulgated thereunder. To the extent that amounts are so deducted or withheld, and timely remitted to the appropriate governmental entity, such amounts will be treated as having been paid to the person for which such deduction or withholding was made.
Escheat Laws
The Merger Agreement provides that neither Devon nor the Surviving Corporation will be liable to any holder or former holder of Coterra Common Stock or to any other person with respect to any share of Coterra Common Stock (or any dividends or distributions with respect thereto), or for any cash amounts, properly delivered to any public official in compliance with any applicable abandoned property law, escheat law or similar Law. The Merger Agreement also provides that if any Coterra Stock Certificate has not been surrendered immediately prior to such date on which any such shares of Devon Common Stock or any dividends or other distributions payable to the holder thereof would otherwise escheat to or become the property of any governmental entity, any shares of Devon Common Stock issuable upon the surrender of, or any dividends or other distributions in respect of, such Coterra Stock Certificate shall, to the extent permitted by applicable law, become the property of Devon, free and clear of all claims or interest of any person previously entitled thereto.
No Interest
The Merger Agreement provides that no interest shall be paid or accrued on any merger consideration, cash in lieu of fractional shares, or any unpaid dividends or distributions payable to holders of Coterra Common Stock.
Stock Certificates and Transfer Books
At the Effective Time:
•
all shares of Coterra Common Stock outstanding immediately prior to the Effective Time, other than Excluded Shares, will automatically be canceled and will cease to exist and (i) each Coterra Stock Certificate and (ii) each Book-Entry Common Share formerly representing any share of Coterra Common Stock (other than an Excluded Share) will represent only the right to receive shares of Devon Common Stock (and cash in lieu of any fractional share of Devon Common Stock) as contemplated by the Merger Agreement and any dividends or other distributions to which the holders thereof are entitled pursuant to the Merger Agreement, and all holders of Coterra Stock Certificates or Book-Entry Common Shares will cease to have any rights as stockholders of Coterra; and

•
the stock transfer books of Coterra will be closed with respect to all shares of Coterra Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Coterra Common Stock will be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid Coterra Stock Certificate is presented to the Exchange Agent or to the Surviving Corporation or Devon, such Coterra Stock Certificate will be canceled and will be exchanged as provided in the Merger Agreement.

Adjustments to Exchange Ratio
If after the date of the Merger Agreement and at or prior to the Effective Time, there is any change in the outstanding shares of Devon Common Stock or Coterra Common Stock as a result of any reclassification, recapitalization, stock split (including reverse stock split), merger, combination, exchange or readjustment of shares, subdivision or other similar transaction, or any stock dividend thereon with a record date during such period (any such action, an “Adjustment Event”), then the Exchange Ratio and any other amounts payable pursuant to the Merger Agreement will be appropriately adjusted to eliminate the effect of such Adjustment Event on the Exchange Ratio or any such other amounts payable pursuant to the Merger Agreement.
Representations and Warranties
The Merger Agreement contains representations and warranties made by Devon to Coterra and by Coterra to Devon. Certain of the representations and warranties in the Merger Agreement are subject to materiality or Material Adverse Effect qualifications (that is, they will not be deemed to be inaccurate or incorrect unless their failure to be true or correct is material or would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the party making such representation or warranty). In addition, certain of the representations and warranties in the Merger Agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain officers of the party making the representation did not have actual knowledge. Furthermore, each of the representations and warranties is subject to the qualifications set forth on the disclosure letter delivered to Coterra by Devon, in the case of representations and warranties made by Devon, or to Devon by Coterra, in the case of representations and warranties made by Coterra, as well as certain of the reports of Devon and Coterra filed with or furnished to the SEC prior to the date of the Merger Agreement (excluding any disclosures set forth under the heading “Risk Factors” or “Cautionary Statement Regarding Forward-Looking Statements” or similar heading to the extent that such information is cautionary or forward-looking in nature (other than any historical factual information contained within such headings, disclosure or statements)).
In the Merger Agreement, Coterra has made representations and warranties to Devon regarding:
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organization, good standing and qualification to do business;

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corporate authority and power with respect to the execution, delivery and performance of the Merger Agreement;

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voting requirements;

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capitalization;

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the absence of violations of, or conflicts with, organizational documents, applicable law and certain contracts as a result of the execution, delivery and performance of the Merger Agreement and the consummation of the merger and the other transactions contemplated by the Merger Agreement;

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SEC filings, financial statements, SEC comments, relationships with auditors and off-balance sheet arrangements;

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the absence of certain material changes and effects since September 30, 2025;

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the absence of undisclosed liabilities;

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compliance with laws and regulations;

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material contracts;

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tax matters;

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employment, labor and benefit plan matters;

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environmental matters;

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reserve reports;

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legal proceedings and orders;

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oil and gas matters and real properties;

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intellectual property, information technology and privacy;

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affiliate transactions;

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insurance;

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information to be supplied;

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regulatory proceedings;

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not being an “investment company”;

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takeover statutes;

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financial advisor;

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opinion of financial advisor; and

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certain regulatory matters.

In the Merger Agreement, Devon has made representations and warranties to Coterra regarding:
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organization, good standing and qualification to do business;

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corporate authority and power with respect to the execution, delivery and performance of the Merger Agreement;

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voting requirements;

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capitalization;

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the absence of violations of, or conflicts with, organizational documents, applicable law and certain contracts as a result of the execution, delivery and performance of the Merger Agreement and the consummation of the merger and the other transactions contemplated by the Merger Agreement;

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SEC filings, financial statements, SEC comments, relationships with auditors and off-balance sheet arrangements;

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the absence of certain material changes and effects since September 30, 2025;

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the absence of undisclosed liabilities;

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compliance with laws and regulations;

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material contracts;

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tax matters;

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employment, labor and benefit plan matters;

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environmental matters;

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reserve reports;

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legal proceedings and orders;

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oil and gas matters and real properties;

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intellectual property, information technology and privacy;

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affiliate transactions;

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insurance;

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information to be supplied;

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regulatory proceedings;

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not being an “investment company”;

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takeover statutes;

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financial advisor;

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opinion of financial advisor;

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certain regulatory matters; and

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the ownership and assets and liabilities of Merger Sub.

For purposes of the Merger Agreement, a “Material Adverse Effect” means (A) a material adverse effect on the ability of a party and its subsidiaries to perform or comply with any material obligation under the Merger Agreement or to consummate the transactions contemplated by the Merger Agreement in accordance with the terms of the Merger Agreement or (B) any changes, events, developments, conditions, occurrences, effects or combination of the foregoing that materially adversely affects the business, results of operations or financial condition of such party and its subsidiaries, taken as a whole, but none of the following changes, events, developments, conditions, occurrences or effects (either alone or in combination) will be taken into account for purposes of determining whether or not a Material Adverse Effect has occurred:
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changes in the general economic, financial, credit or securities markets, including prevailing interest rates or currency rates, tariffs or regulatory or political conditions and changes in oil, natural gas, condensate or natural gas liquids prices or the prices of other commodities, including changes in price differentials;

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changes in general economic conditions in the:

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oil and gas exploration and production industry;

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oil and gas gathering, compressing, treating, processing and transportation industry generally;

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natural gas liquids fractionating and transportation industry generally;

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crude oil and condensate logistics and marketing industry generally; and

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natural gas marketing and trading industry generally (including in each case changes in law affecting such industries);

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the outbreak or escalation of hostilities or acts of war or terrorism, or any escalation or worsening thereof;

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any hurricane, tornado, flood, earthquake or other natural disaster;

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any epidemic, pandemic or disease outbreak, or other public health condition, or any other force majeure event, or any escalation or worsening thereof;

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the identity of, or actions or omissions of, the other party or any of their respective affiliates, or any action taken pursuant to or in accordance with the Merger Agreement or at the request of or with the consent of the other party; provided that this exception does not apply to references to “Material Adverse Effect” in certain representations and warranties of each party, and, to the extent related thereto, certain conditions of each party;

•
the announcement or pendency of the Merger Agreement (including, for the avoidance of doubt, compliance with or performance of obligations under the Merger Agreement or the transactions contemplated thereby); provided that this exception does not apply to references to “Material Adverse Effect” in certain representations and warranties of each party, and, to the extent related thereto, certain conditions of each party;

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any change in the market price or trading volume of the common stock of either party (however, the exception described in this bullet will not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such change (unless excepted under the other clauses of the definition of Material Adverse Effect) should be deemed to constitute, or be taken into account in determining whether there has been, a Material Adverse Effect);

•
any failure to meet any financial projections or estimates or forecasts of revenues, earnings or other financial metrics for any period (however, this exception will not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such failure (unless excepted under the other clauses of the definition of Material Adverse Effect) should be deemed to constitute, or be taken into account in determining whether there has been, a Material Adverse Effect);

•
any downgrade in rating of any indebtedness or debt securities of the parties or any of their respective subsidiaries (however, this exception will not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such downgrade (unless excepted under the other clauses of the definition of Material Adverse Effect) should be deemed to constitute, or be taken into account in determining whether there has been, a Material Adverse Effect);

•
changes in any laws or regulations applicable to either party or any of its subsidiaries or their respective assets or operations;

•
changes in applicable accounting regulations or the interpretations thereof; and

•
any legal proceedings commenced by or involving any current or former director or stockholder of either party (on its own behalf or on behalf of the applicable party) arising out of or related to the Merger Agreement or the merger or other transactions contemplated by the Merger Agreement;

provided, however, that any change, event, development, circumstance, condition, occurrence or effect referred to in the foregoing first, second, third, fourth, fifth and twelfth bullets will, unless otherwise excluded, be taken into account for purposes of determining whether a Material Adverse Effect has occurred if and to the extent that such change, event, development, circumstance, condition, occurrence or effect disproportionately affects such party and its subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which such party and its subsidiaries operate.
Covenants
Conduct of Business Prior to the Effective Time
Coterra
Except (i) as provided in certain parts of Coterra’s disclosure letter, (ii) as required by applicable law, (iii) as expressly permitted or required by the Merger Agreement, (iv) with the prior written consent of Devon (which consent will not be unreasonably delayed, withheld or conditioned) or (v) as expressly provided for in Coterra’s capital budget (the “Coterra Budget”), provided to Devon, from the date of the Merger Agreement until the earlier of the Effective Time or the date the Merger Agreement is terminated in accordance with its terms (the “Pre-Closing Period”), Coterra and its subsidiaries will use commercially reasonable efforts to (A) conduct the business and operations of Coterra and its subsidiaries, taken as a whole, in all material respects in the ordinary course consistent with past practice and (B) preserve intact the current business organizations of Coterra and its subsidiaries, (C) maintain in effect all of Coterra’s existing material permits, (D) maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, (E) maintain their existing relations and goodwill with governmental entities, key employees, lessors, suppliers, customers, regulators, distributors, landlords, creditors, licensors, licensees and other persons having business relationships with them; provided that Coterra and any of its subsidiaries will not be prohibited from taking commercially reasonable actions outside of the ordinary course or not consistent with past practice in response to an emergency condition that presents, or is reasonably likely to present, a significant risk of imminent harm to human health, any material property or asset or the environment; provided, however, that Coterra will, as promptly as reasonably practicable, inform Devon of such condition and any such actions taken pursuant to this proviso.
Except (x) as expressly permitted or required by the Merger Agreement, the Coterra Budget or as set forth on certain parts of Coterra’s disclosure letter to the Merger Agreement, (y) as required by any Coterra material contract in effect as of the date of the Merger Agreement or (z) as required by law, during the Pre-Closing Period, Coterra will not and will not permit any of its subsidiaries, without the prior written consent of Devon (which consent will not be unreasonably delayed, withheld or conditioned) to:
•
declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, or other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of specific events) into or exchangeable for any shares of capital stock of, Coterra or any of its subsidiaries, except for (1) regular quarterly cash dividends payable by Coterra in respect of shares of Coterra Common Stock not exceeding $0.22 per share of Coterra Common Stock and in accordance with Coterra’s current dividend policy and quarterly cash dividends of $20.3125 per share of Sub Preferred Stock in accordance with the terms thereof and (2) dividends or distributions by a wholly owned subsidiary of Coterra to Coterra or another wholly owned subsidiary of Coterra;

•
split, combine or reclassify any capital stock of, or other equity interests in, Coterra or any of its subsidiaries;

•
purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Coterra or any of its subsidiaries, except as required by the terms of any capital stock or equity interest of any subsidiary of Coterra or as contemplated or permitted by the terms of any Coterra benefit plan in effect as of the date of the Merger Agreement (including any award agreement applicable to any Coterra Option, Coterra RSU or Coterra PSU outstanding on the date of the Merger Agreement or issued in accordance with the Merger Agreement);

•
except for (A) issuances of shares of Coterra Common Stock in respect of any exercise of Coterra Options or settlement of any Coterra RSUs or Coterra PSUs outstanding on the date of the Merger Agreement, (B) the sale of shares of Coterra Common Stock issued pursuant to the exercise of Coterra Options or vesting of Coterra RSUs or Coterra PSUs, in each case, if necessary to effectuate exercise or the withholding of taxes, (C) issuances of shares of Coterra Common Stock in respect of any conversion of Sub Preferred Stock and (D) transactions solely between or among Coterra and its wholly owned subsidiaries, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, (x) any shares of its capital stock or other ownership interest in Coterra or any of its subsidiaries, (y) any securities convertible into or exchangeable or exercisable for any such shares or ownership interest and (z) any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities;

•
except as required by the terms of any Coterra benefit plan or applicable labor agreement in effect as of the date of the Merger Agreement, (A) amend, modify, renew or terminate any Coterra benefit plan, or enter into or adopt any compensation or benefit plan, program, policy, agreement or arrangement that would be a Coterra benefit plan if it were in existence as of the date of the Merger Agreement, (B) increase or agree to increase the compensation or benefits payable to any Coterra service provider, (C) grant, pay, award, or accelerate the vesting of, or lapsing of restrictions with respect to, any severance or termination pay, bonuses, retention, change in control, or incentive compensation, to any Coterra service provider, (D) hire, transfer, promote, or terminate the employment or service of any Coterra service provider other than terminations for cause, (E) modify, extend or enter into any labor agreements, (F) recognize or certify any unions, employee representative bodies or other labor organizations as the bargaining representative for any employees of Coterra or any of its subsidiaries or (G) implement any “mass layoff,” “plant closing” or similar act requiring notice under the WARN Act;

•
waive the restrictive covenant obligations of any officers of Coterra or any of its subsidiaries;

•
(A) in the case of Coterra, amend or permit the adoption of any amendment to the Coterra organizational documents or (B) in the case of any of Coterra’s subsidiaries, except for amendments that would not materially restrict the operation of their businesses, amend or permit the adoption of any amendment to the Coterra organizational documents of such Coterra subsidiaries;

•
(A) merge, consolidate, combine or amalgamate with any person or announce, authorize, propose or recommend any such merger, consolidation, combination or amalgamation (other than the merger) or (B) acquire or agree to acquire (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, exchanging, licensing or by any other manner), any properties, assets, business or any corporation, partnership, association or other business organization or division thereof, in each case other than (1) any such action solely between or among Coterra and its wholly owned subsidiaries or between or among wholly owned subsidiaries of Coterra, (2) acquisitions of inventory or other assets in the ordinary course of business consistent with past practice or pursuant to existing contracts, which are listed on certain parts of Coterra’s disclosure letter to the Merger Agreement, (3) excluding transactions described in clause (4) below, acquisitions where no indebtedness is assumed and for which the consideration is equal to or less than $150 million (for any single transaction) or $500 million in the aggregate for all such transactions, or (4) any acquisition that is in connection with an acreage trade or similar transaction pursuant to which Coterra or any of its subsidiaries acquires interests if the value of the interests acquired by Coterra or any of its subsidiaries, and the value of interests transferred by Coterra or any of its subsidiaries, in such exchange (taking into account any associated cash consideration paid by or to Coterra or any of its subsidiaries in connection with the exchange), have reasonably equivalent value, as determined by Coterra in good faith, and in the case of clause (B) above, other than participation in, or acquisition of oil and gas, or oil, gas and mineral leases pursuant to, any lease sale or auction conducted by, on behalf of or at the direction of any governmental entity or university lands, including, but not limited to, auctions conducted by the U.S. Bureau of Land Management, the New Mexico State Land Office, the Montana Department of Natural Resources and Conservation, or the North Dakota Department of Trust Lands;
•
consummate, authorize, recommend, propose or announce any intention to adopt a plan of complete or partial liquidation or dissolution of Coterra or any of its subsidiaries, or a restructuring, recapitalization or other reorganization of Coterra or any of its subsidiaries of a similar nature;

•
authorize, make or commit to make capital expenditures in any trailing three-month period that are greater than one hundred and thirty three percent (133%) of the aggregate amount of capital expenditures for such time period as set forth in the Coterra Budget, or in the aggregate greater than one hundred and ten percent (110%) of the aggregate amount of capital expenditures set forth in the Coterra Budget, except to the extent such operations are specifically further described in certain parts of Coterra’s disclosure letter to the Merger Agreement, except, in each case, for capital expenditures to repair damage resulting from insured casualty events or capital expenditures required on an emergency basis or for the safety of individuals, assets or the environment;

•
sell, lease, exchange or otherwise dispose of, or agree to sell, lease, exchange or otherwise dispose of, any of its assets or properties, other than (A) pursuant to a contract of Coterra or any of its subsidiaries in effect on the date of the Merger Agreement and listed on certain parts of Coterra’s disclosure letter to the Merger Agreement, (B) among Coterra and its wholly owned subsidiaries or among wholly owned subsidiaries of Coterra, (C) excluding transactions described in clause (G) below, sales, leases, exchanges or dispositions for which the consideration (or fair value if the consideration is non-cash) of less than $50 million (for any individual transaction) or $150 million (in the aggregate for all such transactions), (D) sales of hydrocarbons made in the ordinary course of business, (E) sales of obsolete or worthless equipment, (F) the expiration of any oil and gas lease in accordance with its terms and in the ordinary course of business consistent with past practice, or (G) any divestiture that is in connection with an acreage trade or similar transaction pursuant to which Coterra or any of its subsidiaries acquires interests if the value of the interests acquired by Coterra or any of its subsidiaries, and the value of interests transferred by Coterra or any of its subsidiaries, in such exchange (taking into account any associated cash consideration paid by or to Coterra or any of its subsidiaries in connection with the exchange), have reasonably equivalent value, as determined by Coterra in good faith;

•
fail to maintain material intellectual property owned by Coterra or any of its subsidiaries, or maintain rights in material intellectual property, in the ordinary course of business, provided that neither Coterra nor any of its subsidiaries is required to take any action to alter the terms of any license or other contract with respect to intellectual property;

•
(A) incur, create or suffer to exist any encumbrance with respect to the equity securities of Coterra and any of its subsidiaries or any oil and gas property encumbrance with respect to any oil and gas property of Coterra and any of its subsidiaries other than (1) encumbrances or oil and gas property encumbrance, as applicable, in existence on the date of the Merger Agreement, (2) permitted encumbrances or (3) customary oil and gas property encumbrances that may be incurred in connection with any acreage trade permitted under the Merger Agreement, or (B) incur, create, assume (including pursuant to an acquisition permitted by the Merger Agreement) or guarantee any indebtedness, other than (1) indebtedness in the ordinary course of business under the Coterra Revolving Credit Agreement in an aggregate outstanding principal amount that would not cause the aggregate outstanding principal amount of borrowings of Coterra under the Coterra Revolving Credit Agreement to exceed $500 million, (2) indebtedness solely between or among Coterra and its wholly owned subsidiaries or solely between or among wholly owned subsidiaries of Coterra, and in each case guarantees thereof, or (3) indebtedness incurred under the Coterra Revolving Credit Agreement to fund the purchase price and related costs, fees and expenses of any acquisition permitted under the Merger Agreement; provided that in the case of each of foregoing clauses (1) through (3), such indebtedness does not (x) impose or result in any additional material restrictions or limitations on Coterra or any of its subsidiaries or (y) subject Coterra or any of its subsidiaries, or, following the closing, Devon or any of its subsidiaries, to any additional material covenants or obligations (other than the obligation to make payments on such indebtedness);
•
other than the settlement of any legal proceedings reflected or reserved against on the balance sheet of Coterra (or in the notes thereto) for an amount not in excess of such reserve, settle or offer or propose to settle, any legal proceeding (excluding (A) any audit, claim or legal proceeding in respect of taxes, which will be governed exclusively by certain parts of the Merger Agreement and (B) any stockholder litigation against Coterra, Devon or their respective directors or officers relating to the merger and the other transactions contemplated by the Merger Agreement, which will be governed exclusively by the Merger Agreement) involving solely the payment of monetary damages by Coterra or any of its subsidiaries of any amount exceeding $25 million in the aggregate (but excluding any amounts paid on behalf of Coterra or any of its subsidiaries by any applicable insurance policy maintained by Coterra or any of its subsidiaries); provided, however, that neither Coterra nor any of its subsidiaries will settle or compromise any legal proceeding if such settlement or compromise (1) involves a material conduct remedy or material injunctive or similar relief, (2) involves an admission of criminal wrongdoing by Coterra or any of its subsidiaries or (3) has a materially restrictive impact on the business of Coterra or any of its subsidiaries;

•
change in any material respect any of its financial accounting principles, practices or methods that would materially affect the consolidated assets, liabilities or results of operations of Coterra and its subsidiaries, except as required by GAAP or applicable law;

•
other than in the ordinary course of business consistent with past practice: (A) make, change or rescind any material election relating to taxes (including any such election for any joint venture, partnership, limited liability company or other investment where Coterra has the authority to make such binding election), (B) amend any tax return that results in a material increase to a tax liability, (C) settle or compromise any tax claim or assessment by any taxing authority, (D) surrender any right to claim a refund, offset or other reduction in tax liability, (E) fail to timely pay any material tax or file any material tax return when due (taking into account any valid extension of time within which to pay or file), (F) change any material method of tax accounting from those employed in the preparation of its tax returns that have been filed for prior taxable years, (G) agree to an extension or waiver of the statute of limitations with respect to a material amount of taxes, or (H) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. law) with respect to any material tax;

•
except as expressly permitted by the Merger Agreement (A) enter into or assume any Coterra contract or contract that would have been a Coterra contract had it been entered into prior to the date of the Merger Agreement or (B) terminate, extend, materially amend, assign, transfer, materially modify, materially supplement, deliver a notice of termination under or waive or accelerate any material rights or defer any material liabilities under any Coterra contract or any contract that would have been a Coterra contract had it been entered into prior to the date of the Merger Agreement, excluding any termination upon expiration of a term in accordance with the terms of such Coterra contract;

•
fail to maintain in full force and effect in all material respects, or fail to replace or renew, the material insurance policies of Coterra and its subsidiaries to the extent commercially reasonable in Coterra’s business judgment in light of prevailing conditions in the insurance market;

•
take any action, cause any action to be taken, knowingly fail to take any action or knowingly fail to cause any action to be taken, which action or failure to act would prevent or impede, or could reasonably be expected to prevent or impede, the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

•
enter into or suffer to exist any hedging activities or arrangements (including pursuant to any derivative product) (A) for speculative purposes or (B) in violation of the Coterra risk policies; or

•
agree to take any action described in the foregoing bullets.

Devon
Except (i) as provided in certain parts of Devon’s disclosure letter, (ii) as required by applicable law, (iii) as expressly permitted or required by the Merger Agreement, (iv) with the prior written consent of Coterra (which consent will not be unreasonably delayed, withheld or conditioned) or (v) as expressly provided for in Devon’s capital budget (the “Devon Budget”), provided to Coterra from the date of the Merger Agreement until the earlier of the Effective Time or the Pre-Closing Period, Devon and its subsidiaries will use commercially reasonable efforts to (A) conduct the business and operations of Devon and its subsidiaries, taken as a whole, in all material respects in the ordinary course consistent with past practice and (B) preserve intact the current business organizations of Devon and its subsidiaries, (C) maintain in effect all of Devon’s existing material permits, (D) maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, (E) maintain their existing relations and goodwill with governmental entities, key employees, lessors, suppliers, customers, regulators, distributors, landlords, creditors, licensors, licensees and other persons having business relationships with them; provided that Devon and any of its subsidiaries will not be prohibited from taking commercially reasonable actions outside of the ordinary course or not consistent with past practice in response to an emergency condition that presents, or is reasonably likely to present, a significant risk of imminent harm to human health, any material property or asset or the environment; provided, however, that Devon will, as promptly as reasonably practicable, inform Coterra of such condition and any such actions taken pursuant to this proviso.
Except (x) as expressly permitted or required by the Merger Agreement, the Devon Budget or as set forth on certain parts of Devon’s disclosure letter to the Merger Agreement, (y) as required by any Devon material contract in effect as of the date of the Merger Agreement or (z) as required by law, during the Pre-Closing Period, Devon will not and will not permit any of its subsidiaries, without the prior written consent of Coterra (which consent will not be unreasonably delayed, withheld or conditioned) to:
•
declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, or other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of specific events) into or exchangeable for any shares of capital stock of, Devon or any of its subsidiaries, except for (1) regular quarterly cash dividends payable by Devon in respect of shares of Devon Common Stock not exceeding $0.24 per share of Devon Common Stock and in accordance with Devon’s current dividend policy and (2) dividends or distributions by a wholly owned subsidiary of Devon to Devon or another wholly owned subsidiary of Devon;

•
split, combine or reclassify any capital stock of, or other equity interests in, Devon or any of its subsidiaries;

•
purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Devon or any of its subsidiaries, except as required by the terms of any capital stock or equity interest of any Devon subsidiary or as contemplated or permitted by the terms of any Devon benefit plan in effect as of the date of the Merger Agreement (including any award agreement applicable to any Devon RSU, Devon DSU, Devon PSU, or Devon RSA outstanding on the date of the Merger Agreement or issued in accordance with the Merger Agreement);

•
except for (A) issuances of shares of Devon Common Stock in respect of any settlement of any Devon RSUs, Devon DSUs, or Devon PSUs outstanding on the date of the Merger Agreement,

(B) the sale of shares of Devon Common Stock issued pursuant to vesting of Devon RSUs, Devon DSUs, Devon PSUs, or Devon RSAs, in each case, if necessary to effectuate exercise or the withholding of taxes and (C) transactions solely between or among Devon and its wholly owned subsidiaries, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, (x) any shares of its capital stock or other ownership interest in Devon or any of its subsidiaries, (y) any securities convertible into or exchangeable or exercisable for any such shares or ownership interest and (z) any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities;
•
except as required by the terms of any Devon benefit plan or applicable labor agreement in effect as of the date of the Merger Agreement, (A) amend, modify, renew or terminate any Devon benefit plan, or enter into or adopt any compensation or benefit plan, program, policy, agreement or arrangement that would be a Devon benefit plan if it were in existence as of the date of the Merger Agreement, (B) increase or agree to increase the compensation or benefits payable to any Devon service provider, (C) grant, pay, award, or accelerate the vesting of, or lapsing of restrictions with respect to, any severance or termination pay, bonuses, retention, change in control, or incentive compensation, to any Devon service provider, (D) hire, transfer, promote, or terminate the employment or service of any Devon service provider other than terminations for cause, (E) modify, extend or enter into any labor agreements, (F) recognize or certify any unions, employee representative bodies or other labor organizations as the bargaining representative for any employees of Devon or any of its subsidiaries or (G) implement any “mass layoff,” “plant closing” or similar act requiring notice under the WARN Act;

•
waive the restrictive covenant obligations of any officers of Devon or any of its subsidiaries;

•
(A) in the case of Devon, amend or permit the adoption of any amendment to the Devon organizational documents or (B) in the case of any of Devon’s subsidiaries, except for amendments that would not materially restrict the operation of their businesses, amend or permit the adoption of any amendment to Devon’s organizational documents of such Devon subsidiaries;

•
(A) merge, consolidate, combine or amalgamate with any person or announce, authorize, propose or recommend any such merger, consolidation, combination or amalgamation (other than the merger) or (B) acquire or agree to acquire (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, exchanging, licensing or by any other manner), any properties, assets, business or any corporation, partnership, association or other business organization or division thereof, in each case other than (1) any such action solely between or among Devon and its wholly owned subsidiaries or between or among wholly owned subsidiaries of Devon (2) acquisitions of inventory or other assets in the ordinary course of business consistent with past practice or pursuant to existing contracts, which are listed on certain parts of Devon’s disclosure letter to the Merger Agreement, (3) excluding transactions described in clause (4) below, acquisitions where no indebtedness is assumed and for which the consideration is equal to or less than $150 million (for any single transaction) or $500 million in the aggregate for all such transactions, or (4) any acquisition that is in connection with an acreage trade or similar transaction pursuant to which Devon or any of its subsidiaries acquires interests if the value of the interests acquired by Devon or any of its subsidiaries, and the value of interests transferred by Devon or any of its subsidiaries, in such exchange (taking into account any associated cash consideration paid by or to Devon or any of its subsidiaries in connection with the exchange), have reasonably equivalent value, as determined by Devon in good faith, and in the case of clause (B) above, other than participation in, or acquisition of oil and gas, or oil, gas and mineral leases pursuant to, any lease sale or auction conducted by, on behalf of or at the direction of any governmental entity or university lands, including, but not limited to, auctions conducted by the U.S. Bureau of Land Management, the New Mexico State Land Office, the Montana Department of Natural Resources and Conservation, or the North Dakota Department of Trust Lands;

•
consummate, authorize, recommend, propose or announce any intention to adopt a plan of complete or partial liquidation or dissolution of Devon or any of its subsidiaries, or a restructuring, recapitalization or other reorganization of Devon or any of its subsidiaries of a similar nature;

•
authorize, make or commit to make capital expenditures in any trailing three-month period that are greater than one hundred and thirty three percent (133%) of the aggregate amount of capital expenditures for such time period as set forth in the Devon Budget, or in the aggregate greater than one hundred and ten percent (110%) of the aggregate amount of capital expenditures set forth in the Devon Budget, except to the extent such operations are specifically further described in certain parts of Devon’s disclosure letter to the Merger Agreement, except, in each case, for capital expenditures to repair damage resulting from insured casualty events or capital expenditures required on an emergency basis or for the safety of individuals, assets or the environment;

•
sell, lease, exchange or otherwise dispose of, or agree to sell, lease, exchange or otherwise dispose of, any of its assets or properties, other than (A) pursuant to a contract of Devon or any of its subsidiaries in effect on the date of the Merger Agreement and listed on certain parts of Devon’s disclosure letter to the Merger Agreement, (B) among Devon and its wholly owned subsidiaries or among wholly owned subsidiaries of Devon, (C) excluding transactions described in clause (G) below, sales, leases, exchanges or dispositions for which the consideration (or fair value if the consideration is non-cash) of less than $50 million (for any individual transaction) or $150 million (in the aggregate for all such transactions), (D) sales of hydrocarbons made in the ordinary course of business, (E) sales of obsolete or worthless equipment, (F) the expiration of any oil and gas lease in accordance with its terms and in the ordinary course of business consistent with past practice, or (G) any divestiture that is in connection with an acreage trade or similar transaction pursuant to which Devon or any of its subsidiaries acquires interests if the value of the interests acquired by Devon or any of its subsidiaries, and the value of interests transferred by Devon or any of its subsidiaries, in such exchange (taking into account any associated cash consideration paid by or to Devon or any of its subsidiaries in connection with the exchange), have reasonably equivalent value, as determined by Devon in good faith;

•
fail to maintain material intellectual property owned by Devon or any of its subsidiaries, or maintain rights in material intellectual property, in the ordinary course of business, provided that neither Devon nor any of its subsidiaries is required to take any action to alter the terms of any license or other contract with respect to intellectual property;

•
(A) incur, create or suffer to exist any encumbrance with respect to the equity securities of Devon and any of its subsidiaries or any oil and gas property encumbrance with respect to any oil and gas property of Devon and any of its subsidiaries other than (1) encumbrances or oil and gas property encumbrance, as applicable, in existence on the date of the Merger Agreement, (2) permitted encumbrances or (3) customary oil and gas property encumbrances that may be incurred in connection with any acreage trade permitted under the Merger Agreement, or (B) incur, create, assume (including pursuant to an acquisition permitted by the Merger Agreement) or guarantee any indebtedness, other than (1) indebtedness in the ordinary course of business under the Devon Revolving Credit Agreement in an aggregate outstanding principal amount that would not cause the aggregate outstanding principal amount of borrowings of Devon under the Devon Revolving Credit Agreement to exceed $500 million, (2) indebtedness solely between or among Devon and its wholly owned subsidiaries or solely between or among wholly owned subsidiaries of Devon, and in each case guarantees thereof, or (3) indebtedness incurred under the Devon Revolving Credit Agreement to fund the purchase price and related costs, fees and expenses of any acquisition permitted under the Merger Agreement; provided that in the case of each of foregoing clauses (1) through (3), such indebtedness does not (x) impose or result in any additional material restrictions or limitations on Devon or any of its subsidiaries or (y) subject Devon or any of its subsidiaries, or, following the closing, Devon or any of its subsidiaries, to any additional material covenants or obligations (other than the obligation to make payments on such indebtedness);

•
other than the settlement of any legal proceedings reflected or reserved against on the balance sheet of Devon (or the notes thereto) for an amount not in excess of such reserve, settle or offer or propose to settle, any legal proceeding (excluding (A) any audit, claim or legal proceeding in respect of taxes, which will be governed exclusively by certain parts of the Merger Agreement and (B) any stockholder litigation against Coterra, Devon or their respective directors or officers relating to the merger and the other transactions contemplated by the Merger Agreement, which will be governed exclusively by the Merger Agreement) involving solely the payment of monetary damages by Devon or any of its subsidiaries of any amount exceeding $25 million in the aggregate (but excluding any amounts paid on behalf of Devon or any of its subsidiaries by any applicable insurance policy maintained by Devon or any of its subsidiaries); provided, however, that neither Devon nor any of its subsidiaries will settle or compromise any legal proceeding if such settlement or compromise (1) involves a material conduct remedy or material injunctive or similar relief, (2) involves an admission of criminal wrongdoing by Devon or any of its subsidiaries or (3) has a materially restrictive impact on the business of Devon or any of its subsidiaries;
•
change in any material respect any of its financial accounting principles, practices or methods that would materially affect the consolidated assets, liabilities or results of operations of Devon and its subsidiaries, except as required by GAAP or applicable law;

•
other than in the ordinary course of business consistent with past practice: (A) make, change or rescind any material election relating to taxes (including any such election for any joint venture, partnership, limited liability company or other investment where Devon has the authority to make such binding election), (B) amend any tax return that results in a material increase to a tax liability, (C) settle or compromise any tax claim or assessment by any taxing authority, (D) surrender any right to claim a refund, offset or other reduction in tax liability, (E) fail to timely pay any material tax or file any material tax return when due (taking into account any valid extension of time within which to pay or file), (F) change any material method of tax accounting from those employed in the preparation of its tax returns that have been filed for prior taxable years, (G) agree to an extension or waiver of the statute of limitations with respect to a material amount of taxes, or (H) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. law) with respect to any material tax;

•
except as expressly permitted by the Merger Agreement, (A) enter into or assume any Devon contract or contract that would have been a Devon material contract had it been entered into prior to the date of the Merger Agreement or (B) terminate, extend, materially amend, assign, transfer, materially modify, materially supplement, deliver a notice of termination under, or waive or accelerate any material rights or defer any material liabilities under any Devon contract or any contract that would have been a Devon contract had it been entered into prior to the date of the Merger Agreement, excluding any termination upon expiration of a term in accordance with the terms of such Devon contract;

•
fail to maintain in full force and effect in all material respects, or fail to replace or renew, the material insurance policies of Devon and its subsidiaries to the extent commercially reasonable in Devon’s business judgment in light of prevailing conditions in the insurance market;

•
take any action, cause any action to be taken, knowingly fail to take any action or knowingly fail to cause any action to be taken, which action or failure to act would prevent or impede, or could reasonably be expected to prevent or impede, the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

•
enter into or suffer to exist any hedging activities or arrangements (including pursuant to any derivative product) (A) for speculative purposes; or (B) in violation of the Devon risk policies; or

•
agree to take any action described in the foregoing bullets.

No Solicitation of Acquisition Proposals
Coterra
Coterra agreed that, except as expressly contemplated by the Merger Agreement, neither it nor any of its subsidiaries will, and Coterra will use its reasonable best efforts to, and will cause each of Coterra’s subsidiaries to use its respective reasonable best efforts to, cause their respective representatives not to:
•
directly or indirectly initiate or solicit, or knowingly encourage or knowingly facilitate (including by way of furnishing non-public information relating to Coterra or any of its subsidiaries) any inquiries or the making or submission of any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal with respect to Coterra;
•
other than clarifying terms of the Acquisition Proposal in accordance with the Merger Agreement, participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to Coterra or any of its subsidiaries or afford access to the properties, books or records of Coterra or any of its subsidiaries to any person that has made an Acquisition Proposal with respect to Coterra or to any person in contemplation of making an Acquisition Proposal with respect to Coterra; or

•
accept an Acquisition Proposal with respect to Coterra or enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding:

•
constituting or related to, or that is intended to or could reasonably be expected to lead to, any Acquisition Proposal with respect to Coterra (other than an acceptable confidentiality agreement permitted pursuant to the Merger Agreement); or

•
requiring, intending to cause, or which could reasonably be expected to cause Coterra to abandon, terminate or fail to consummate a Coterra Acquisition Agreement.

Any violation of the preceding restrictions by subsidiaries or representatives of Coterra or any representative of any subsidiary of Coterra, whether or not such representative is so authorized and whether or not such representative is purporting to act on behalf of Coterra or any of its subsidiaries or otherwise, will be deemed to be a breach of the Merger Agreement by Coterra.
Notwithstanding anything to the contrary in the Merger Agreement, prior to obtaining the approval of the Coterra Merger Proposal by Coterra’s stockholders, Coterra and the Coterra Board may take any actions described in the immediately preceding second bullet with respect to a third party if (i) after the date of the Merger Agreement, Coterra receives a written Acquisition Proposal with respect to Coterra from such third party (and such Acquisition Proposal was not initiated, solicited, knowingly encouraged or knowingly facilitated by Coterra or any of its subsidiaries or any representative of Coterra or any of its subsidiaries), (ii) Coterra provides Devon the notice required by the Merger Agreement with respect to such Acquisition Proposal, (iii) the Coterra Board determines in good faith (after consultation with Coterra’s financial advisors and outside legal counsel) that such proposal constitutes or could reasonably be expected to lead to a superior proposal with respect to Coterra and (iv) the Coterra Board determines in good faith (after consultation with Coterra’s outside legal counsel) that the failure to participate in such discussions or negotiations or to disclose such information or data to such third party would be inconsistent with its fiduciary duties; provided that Coterra will not deliver any information to such third party without first entering into an acceptable confidentiality agreement with such third party.
Notwithstanding the limitations described above, and subject to compliance with certain of Coterra’s obligations contained in the non-solicitation provisions of the Merger Agreement, if Coterra receives, following the date of the Merger Agreement and prior to the Coterra Special Meeting, an unsolicited bona fide written Acquisition Proposal that did not result from a material breach of the non-solicitation provisions of the Merger Agreement, Coterra and its representatives may contact the person or any of such person’s representatives who has made such Acquisition Proposal solely to clarify the terms of such Acquisition Proposal so that Coterra may inform itself about such Acquisition Proposal.
Nothing described above will prohibit Coterra or the Coterra Board from taking and disclosing to the Coterra stockholders a position with respect to an Acquisition Proposal with respect to Coterra pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any similar disclosure, in either case to the extent required by law; provided that, the preceding clause will not be deemed to permit Coterra or the Coterra Board to effect a Coterra Adverse Recommendation Change except in accordance with the Merger Agreement.

Devon
Devon agreed that, except as expressly contemplated by the Merger Agreement, neither it nor any of its subsidiaries will, and Devon will use its reasonable best efforts to, and will cause each of Devon’s subsidiaries to use its respective reasonable best efforts to, cause their respective representatives not to:
•
directly or indirectly initiate or solicit, or knowingly encourage or knowingly facilitate (including by way of furnishing non-public information relating to Devon or any of its subsidiaries) any inquiries or the making or submission of any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal with respect to Devon;

•
other than clarifying terms of the Acquisition Proposal in accordance with the Merger Agreement, participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to Devon or any of its subsidiaries or afford access to the properties, books or records of Devon or any of its subsidiaries to any person that has made an Acquisition Proposal with respect to Devon or to any person in contemplation of making an Acquisition Proposal with respect to Devon; or

•
accept an Acquisition Proposal with respect to Devon or enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding:

•
constituting or related to, or that is intended to or could reasonably be expected to lead to, any Acquisition Proposal with respect to Devon (other than an acceptable confidentiality agreement permitted pursuant to the Merger Agreement); or

•
requiring, intending to cause, or which could reasonably be expected to cause Devon to abandon, terminate or fail to consummate a Devon Acquisition Agreement.

Any violation of the preceding restrictions by subsidiaries or representatives of Devon or any representative of any subsidiary of Devon, whether or not such representative is so authorized and whether or not such representative is purporting to act on behalf of Devon or any of its subsidiaries or otherwise, will be deemed to be a breach of the Merger Agreement by Devon.
Notwithstanding anything to the contrary in the Merger Agreement, prior to obtaining the approval of the Devon Merger Proposals by Devon’s stockholders, Devon and the Devon Board may take any actions described in the immediately preceding second bullet with respect to a third party if (i) after the date of the Merger Agreement, Devon receives a written Acquisition Proposal with respect to Devon from such third party (and such Acquisition Proposal was not initiated, solicited, knowingly encouraged or knowingly facilitated by Devon or any of its subsidiaries or any representative of Devon or any of its subsidiaries), (ii) Devon provides Coterra the notice required by the Merger Agreement with respect to such Acquisition Proposal, (iii) the Devon Board determines in good faith (after consultation with Devon’s financial advisors and outside legal counsel) that such proposal constitutes or could reasonably be expected to lead to a superior proposal with respect to Devon and (iv) the Devon Board determines in good faith (after consultation with Devon’s outside legal counsel) that the failure to participate in such discussions or negotiations or to disclose such information or data to such third party would be inconsistent with its fiduciary duties; provided that Devon will not deliver any information to such third party without first entering into an acceptable confidentiality agreement with such third party.
Notwithstanding the limitations described above, and subject to compliance with Devon’s obligations contained in the non-solicitation provisions of the Merger Agreement, if Devon receives, following the date of the Merger Agreement and prior to the Devon Special Meeting, an unsolicited bona fide written Acquisition Proposal that did not result from a material breach of the non-solicitation provisions of the Merger Agreement, Devon and its representatives may contact the person or any of such person’s representatives who has made such Acquisition Proposal solely to clarify the terms of such Acquisition Proposal so that Devon may inform itself about such Acquisition Proposal.
Nothing described above will prohibit Devon or the Devon Board from taking and disclosing to the Devon stockholders a position with respect to an Acquisition Proposal with respect to Devon pursuant to

Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any similar disclosure, in either case to the extent required by law; provided that, the preceding clause will not be deemed to permit Devon or the Devon Board to effect a Devon Adverse Recommendation Change except in accordance with the Merger Agreement.
The term “Acquisition Proposal,” with respect to a party, means any bona fide proposal, whether or not in writing, for the (i) direct or indirect acquisition or purchase of a business or assets of such party that constitutes fifteen percent (15%) or more of the net revenues, net income or the assets (based on the fair market value thereof) of such party and its subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of fifteen percent (15%) or more of any class of equity securities or capital stock of such party or any of its subsidiaries whose business constitutes fifteen percent (15%) or more of the net revenues, net income or assets of such party and its subsidiaries, taken as a whole or (iii) merger, consolidation, restructuring, transfer of assets or other business combination, sale of shares of capital stock, tender offer, exchange offer, recapitalization, stock repurchase program or other similar transaction that if consummated would result in any person or persons beneficially owning fifteen percent (15%) or more of any class of equity securities of such party or any of its subsidiaries whose business constitutes fifteen percent (15%) or more of the net revenues, net income or assets of such party and its subsidiaries, taken as a whole, other than the transactions contemplated by the Merger Agreement.
The term “Superior Proposal” means, with respect to a party to the Merger Agreement, any bona fide written Acquisition Proposal with respect to such party made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, share exchange, consolidation or other business combination, (A) all or substantially all of the assets of such party and its subsidiaries, taken as a whole or (B) all or substantially all of the common equity securities of such party, in each case on terms which a majority of the board of directors of such party determines in good faith (after consultation with its financial advisors and outside legal counsel, and taking into account all financial, legal and regulatory terms and conditions of the Acquisition Proposal and the Merger Agreement, including financing terms, the identity of the third party making such Acquisition Proposal and potential synergies expected to be realized from the transactions contemplated under the Merger Agreement, any alternative transaction (including any modifications to the terms of the Merger Agreement) proposed by the other party to the Merger Agreement pursuant to the non-solicitation provisions of the Merger Agreement, and including any conditions to and expected timing of consummation, and any risks of non-consummation, of such Acquisition Proposal) to be more favorable to such party and its stockholders (in their capacity as stockholders) as compared to the transactions contemplated by the Merger Agreement and to any alternative transaction (including any modifications to the terms of the Merger Agreement) proposed by any other party thereto pursuant to the non-solicitation provisions of the Merger Agreement.
No Change of Recommendation
Coterra
The Merger Agreement provides that neither:
•
the Coterra Board nor any committee thereof will directly or indirectly:

•
withhold or withdraw (or amend, modify or qualify in a manner adverse to Devon or Merger Sub), or publicly propose or announce any intention to withhold or withdraw (or amend, modify or qualify in a manner adverse to Devon or Merger Sub), the Coterra Recommendation;

•
make a Coterra Adverse Recommendation Change; nor

•
Coterra nor any of its subsidiaries will execute or enter into a Coterra Acquisition Agreement.

Permitted Change of Recommendation — Superior Proposal
At any time prior to obtaining Coterra stockholders’ approval of the Coterra Merger Proposal (the “Coterra Stockholder Approval”) and subject to Coterra’s compliance in all material respects at all times with the provisions of the Merger Agreement, in response to a Superior Proposal with respect to Coterra that was not initiated, solicited, knowingly encouraged or knowingly facilitated by Coterra or any of its subsidiaries or any of their respective representatives, the Coterra Board may make a Coterra Adverse Recommendation Change; provided, however, that Coterra will not be entitled to exercise its right to make a Coterra Adverse Recommendation Change in response to a Superior Proposal with respect to Coterra (i) until five business days after a Coterra Notice advising Devon that the Coterra Board or a committee thereof has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, and identifying the person or group making such Superior Proposal, (ii) if during such five business day period, Devon proposes any alternative transaction (including any modifications to the terms of the Merger Agreement), unless the Coterra Board determines in good faith (after consultation with Coterra’s financial advisors and outside legal counsel, and taking into account all financial, legal, and regulatory terms and conditions of such alternative transaction proposal, including any conditions to and expected timing of consummation, and any risks of non-consummation of such alternative transaction proposal) that such alternative transaction proposal is not at least as favorable to Coterra and its stockholders as the Superior Proposal (it being understood that any change in the financial or other material terms of a Superior Proposal will require a new Coterra Notice and a new three business day period under the Merger Agreement) and (iii) unless the Coterra Board, after consultation with outside legal counsel, determines that the failure to make a Coterra Adverse Recommendation Change would be inconsistent with its fiduciary duties.
Permitted Change of Recommendation — Intervening Event
At any time prior to obtaining the Coterra Stockholder Approval, and subject to Coterra’s compliance in all material respects at all times with certain provisions of the Merger Agreement, in response to a Coterra Intervening Event, the Coterra Board may make a Coterra Adverse Recommendation Change if the Coterra Board:
•
determines in good faith, after consultation with Coterra’s outside legal counsel and any other advisor it chooses to consult, that the failure to make such Coterra Adverse Recommendation Change would be inconsistent with its fiduciary duties;

•
determines in good faith that the reasons for making such Coterra Adverse Recommendation Change are independent of any Acquisition Proposal (whether pending, potential or otherwise) with respect to Coterra; and

•
provides a Coterra Notice of Change advising Devon that the Coterra Board is contemplating making a Coterra Adverse Recommendation Change and specifying the material facts and information constituting the basis for such contemplated determination;

provided, however, that (x) the Coterra Board may not make such a Coterra Adverse Recommendation Change until the third business day after receipt by Devon of the Coterra Notice of Change and (y) during such three business day period, at the request of Devon, Coterra will negotiate in good faith with respect to any changes or modifications to the Merger Agreement which would allow the Coterra Board not to make such Coterra Adverse Recommendation Change consistent with its fiduciary duties.
The term “Coterra Intervening Event” means a material event, fact, circumstance, development or occurrence not related to an Acquisition Proposal that is not known or reasonably foreseeable (or if known or reasonably foreseeable, the probability or magnitude of consequences of which were not known or reasonably foreseeable) to or by the Coterra Board as of the date of the Merger Agreement, which event, fact, circumstance, development or occurrence becomes known to the Coterra Board prior to obtaining the Coterra Stockholder Approval of the Coterra Merger Proposal. Notwithstanding the foregoing, in no event will the following events, changes or developments constitute a Coterra Intervening Event: changes in the market price or trading volume of Devon Common Stock, Coterra Common Stock or any other securities of Devon or Coterra, or the fact that Devon or Coterra meets, fails to meet, or exceeds internal or published estimates, projections, forecasts or predictions for any period (it being understood that the underlying cause thereof may constitute a Coterra Intervening Event).

Devon
The Merger Agreement provides that neither:
•
the Devon Board nor any committee thereof will directly or indirectly:

•
withhold or withdraw (or amend, modify or qualify in a manner adverse to Coterra), or publicly propose or announce any intention to withhold or withdraw (or amend, modify or qualify in a manner adverse to Coterra), the Devon Recommendation or the Devon Merger Proposals; or

•
make a Devon Adverse Recommendation Change; nor

•
Devon nor any of its subsidiaries will execute or enter into a Devon Acquisition Agreement.

Permitted Change of Recommendation — Superior Proposal
At any time prior to obtaining the Devon Stockholder Approval, and subject to Devon’s compliance in all material respects at all times with the provisions of the Merger Agreement, in response to a Superior Proposal with respect to Devon that was not initiated, solicited, knowingly encouraged or knowingly facilitated by Devon or any of its subsidiaries or any of their respective representatives, the Devon Board may make a Devon Adverse Recommendation Change; provided, however, that Devon will not be entitled to exercise its right to make a Devon Adverse Recommendation Change in response to a Superior Proposal with respect to Devon (x) until five business days after a Devon Notice advising Coterra that the Devon Board or a committee thereof has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, and identifying the person or group making such Superior Proposal, (y) if during such five business day period, Coterra proposes any alternative transaction (including any modifications to the terms of the Merger Agreement), unless the Devon Board determines in good faith (after consultation with Devon’s financial advisors and outside legal counsel, and taking into account all financial, legal, and regulatory terms and conditions of such alternative transaction proposal, including any conditions to and expected timing of consummation, and any risks of non-consummation of such alternative transaction proposal) that such alternative transaction proposal is not at least as favorable to Devon and its stockholders as the Superior Proposal (it being understood that any change in the financial or other material terms of a Superior Proposal will require a new Devon Notice and a new three business day period under the Merger Agreement) and (z) unless the Devon Board, after consultation with outside legal counsel, determines that the failure to make a Devon Adverse Recommendation Change would be inconsistent with its fiduciary duties.
Permitted Change of Recommendation — Intervening Event
At any time prior to obtaining the Devon Stockholder Approval, and subject to Devon’s compliance in all material respects at all times with certain provisions of the Merger Agreement, in response to a Devon Intervening Event, the Devon Board may make a Devon Adverse Recommendation Change if the Devon Board:
•
determines in good faith, after consultation with Devon’s outside legal counsel and any other advisor it chooses to consult, that the failure to make such Devon Adverse Recommendation Change would be inconsistent with its fiduciary duties;

•
determines in good faith that the reasons for making such Devon Adverse Recommendation Change are independent of any Acquisition Proposal (whether pending, potential or otherwise) with respect to Devon; and

•
provides a Devon Notice of Change advising Coterra that the Devon Board is contemplating making a Devon Adverse Recommendation Change and specifying the material facts and information constituting the basis for such contemplated determination;

provided, however, that (x) the Devon Board may not make such a Devon Adverse Recommendation Change until the third business day after receipt by Coterra of the Devon Notice of Change and (y) during such three business day period, at the request of Coterra, Devon will negotiate in good faith with respect to any changes or modifications to the Merger Agreement which would allow the Devon Board not to make such Devon Adverse Recommendation Change consistent with its fiduciary duties.

The term “Devon Intervening Event” means a material event, fact, circumstance, development or occurrence not related to an Acquisition Proposal that is not known or reasonably foreseeable (or if known or reasonably foreseeable, the probability or magnitude of consequences of which were not known or reasonably foreseeable) to or by the Devon Board as of the date of the Merger Agreement, which event, fact, circumstance, development or occurrence becomes known to the Devon Board prior to obtaining the Devon Stockholder Approval. Notwithstanding the foregoing, in no event will the following events, changes or developments constitute a Devon Intervening Event: changes in the market price or trading volume of Coterra Common Stock, Devon Common Stock or any other securities of Coterra or Devon, or the fact that Coterra or Devon meets, fails to meet, or exceeds internal or published estimates, projections, forecasts or predictions for any period (it being understood that the underlying cause thereof may constitute a Devon Intervening Event).
Investigation
Each of Coterra and Devon will afford to the other party and to the directors, officers, employees, accountants, consultants, legal counsel, financial advisors and agents and other representatives (collectively, “Representatives”) of such other party reasonable access during normal business hours, throughout the Pre-Closing Period, to its and its subsidiaries’ personnel and properties (to the extent and only to the extent Coterra or Devon, as applicable, or its respective subsidiaries has to right to permit access to such properties), contracts, commitments, books and records and any report, schedule or other documents filed or received by it pursuant to the requirements of applicable laws and with such additional financing, operating and other data and information regarding Coterra and its subsidiaries, as Devon may reasonably request in connection with activities related to the closing of the transactions contemplated by the Merger Agreement (collectively, the “Activities”), or regarding Devon and its subsidiaries, as Coterra may reasonably request in connection with the Activities, as the case may be, provided, however, that in no event will access be provided to conduct any invasive sampling, monitoring or other investigations, including any Phase II environmental assessments or investigations, except that, for the avoidance of doubt, the preceding restriction will not prohibit any visual inspections, including use of customary visual inspection devices (such as Optical Gas Imaging Cameras, LIDAR, FLIR or other imaging devices), whether on land or by air.
Notwithstanding the foregoing, (i) neither Coterra nor Devon nor their respective subsidiaries will be required to afford such access if it would unreasonably disrupt the operations of such party or any of its subsidiaries, would cause a violation of any applicable law, contract or obligation of confidentiality to which such party or any of its subsidiaries is a party (provided that Devon or Coterra, as the case may be, has used its reasonable efforts to find an alternative way to provide the access or information contemplated by the Merger Agreement), cause a risk of a loss of privilege to such party or any of its subsidiaries or would constitute a violation of any applicable law, and (ii) Coterra, Devon and their respective subsidiaries will, and will cause their respective affiliates and representatives to, observe and comply with all bona fide health, safety and security rules, regulations, requirements and instructions of such other party, as well as any applicable third party operator of such party (including the execution and delivery of any documentation or paperwork required by such third party operators with respect to any party’s access to any of the oil and gas properties of the other party), as applicable, and the terms and conditions of the Confidentiality Agreement.
With respect to any applicable oil and gas properties where access has been provided pursuant to the Merger Agreement, each of Coterra and Devon, as applicable, will defend, indemnify and hold harmless the other party, its affiliates and their respective representatives and third party operators (if applicable) from and against any and all losses and liabilities arising out of, resulting from or relating to, any field visit, environmental site assessment, or other due diligence activity conducted by Coterra or Devon, as applicable, on the other party’s oil and gas properties, and its affiliates or representatives (including any environmental consultant or landman), even if such losses or liabilities arise out of or result from, solely or in part, the sole, active, passive, concurrent or comparative negligence, strict liability or other fault or violation of law of or by any indemnified person in this provision, excepting losses or liabilities to the extent actually resulting from the gross negligence or willful misconduct of any indemnified person in this provision; provided that nothing in this provision will require either party to indemnify or hold harmless the other party from and against any damages or claims arising from the mere discovery or identification of existing conditions or circumstances to the extent not caused, contributed to, or exacerbated by the party (including its affiliates and representatives) that is being afforded access to such oil and gas property.
The parties agreed that all information provided to them or their respective representatives in connection with the Merger Agreement and the consummation of the transactions contemplated thereby is deemed to be subject to the terms of that certain Confidentiality Agreement, effective as of December 23, 2025, between Coterra and Devon (the “Confidentiality Agreement”).
Consummation of the Merger; Additional Agreements
Coterra and Devon agreed that as promptly as reasonably practicable (but in no event later than twenty business days), following the date of the Merger Agreement, Coterra and Devon each will file with the FTC and the DOJ Notification and Report Forms relating to the transactions contemplated in the Merger Agreement to the extent any such filing is required by the HSR Act. Coterra and Devon will each request and use reasonable best efforts to obtain early termination of any waiting period under the HSR Act and Coterra and Devon will each promptly (i) supply the other with any information which may be required in order to effectuate such filings and (ii) supply any additional information which reasonably may be required by the FTC or the DOJ.
Each of Coterra and Devon agreed that they each will use reasonable best efforts to file, as soon as practicable after the date of the Merger Agreement, all other notices, reports and other documents required to be filed with any governmental entity with respect to the merger and the other transactions contemplated by the Merger Agreement. Each of Devon and Coterra will promptly (i) supply the other with any information which may be required in order to effectuate such filings and (ii) supply any additional information which reasonably may be required by a governmental entity of any jurisdiction and which the parties may reasonably deem appropriate.
No party will independently participate in any meeting, or engage in any substantive meeting, with any governmental entity in respect to any filings, investigation or other inquiry without giving the other party prior notice of the meeting and, unless prohibited by such governmental entity, the opportunity to attend or participate.
The parties will consult and cooperate with one another and permit the other party or its counsel to review in advance any proposed communication by such party to any governmental entity in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with proceedings under or relating to the HSR Act, other antitrust laws or any applicable state laws in connection with the merger and the other transactions contemplated by the Merger Agreement. The parties will discuss in advance and jointly determine the strategy and timing for obtaining any clearances required or advisable under any applicable law in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement.
Each of Devon and Coterra have agreed that they each will (i) give the other party prompt notice of the commencement or threat of commencement of any legal proceeding by or before any governmental entity with respect to the merger or any of the other transactions contemplated by the Merger Agreement, (ii) keep the other party informed as to the status of any such legal proceeding or threat and (iii) subject to applicable legal limitations and the instructions of any governmental entity, keep each other apprised of the status of matters relating to the closing of the transactions contemplated by the Merger Agreement and promptly inform the other party of any communication to or from any governmental entity regarding the merger. In connection therewith, if any legal proceeding is instituted (or threatened to be instituted) challenging the merger or the other transactions contemplated by the Merger Agreement as violative of the HSR Act or any other applicable competition laws, Coterra and Devon will use their commercially reasonable efforts to initiate or participate in any legal proceedings, whether judicial or administrative, in order to (a) oppose or defend against any legal proceeding by any governmental entity to prevent or enjoin the consummation of the merger or the other transactions contemplated by the Merger Agreement or (b) take such action as necessary to overturn any regulatory legal proceeding by any governmental entity to block consummation of the merger or the other transactions contemplated by the Merger Agreement, including by defending any such legal proceeding brought by any governmental entity in order to avoid the entry of, or to have vacated, overturned or terminated, including by appeal if necessary, any order that makes illegal or prohibits the consummation of the merger or the other transactions contemplated by the Merger Agreement resulting from any such legal proceeding.
Subject to the conditions and upon the terms of the Merger Agreement, each of Devon and Coterra have agreed that they each will use reasonable best efforts to take, or cause to be taken, all actions necessary to carry out the intent and purposes of the Merger Agreement and to consummate the merger and make effective the other transactions contemplated by the Merger Agreement. Without limiting the generality of the foregoing, subject to the conditions and upon the terms of the Merger Agreement, each party to the Merger Agreement will (i) reasonably cooperate with the other party, execute and deliver such further documents, certificates, agreements and instruments and take such other actions as may be reasonably requested by the other party to evidence or reflect the transactions contemplated by the Merger Agreement (including the execution and delivery of all documents, certificates, agreements and instruments reasonably necessary for all filings under the Merger Agreement); (ii) give all notices (if any) required to be made and given by such party in connection with the merger and the other transactions contemplated by the Merger Agreement; (iii) use reasonable best efforts to obtain each approval, consent, ratification, permission, waiver of authorization (including any authorization of a governmental entity) required to be obtained from parties to any material contracts (if any) or required to be obtained (pursuant to any applicable law or contract, or otherwise) by such party in connection with the merger or any of the other transactions contemplated by the Merger Agreement (provided, however, that Devon, Merger Sub and Coterra will not be required to pay any fees or make any other payments to any such person in order to obtain any such approval, consent, ratification, permission, waiver or authorization (other than normal filing fees imposed by law)); and (iv) use reasonable best efforts to lift any restraint, injunction or other legal bar to the merger.
Notwithstanding anything to the contrary contained in the Merger Agreement, (i) neither Coterra nor Devon will, nor will it permit any of its subsidiaries to, without the prior written consent of the other party, divest or hold separate or otherwise take or commit to take any action that limits its freedom, or after the merger, the freedom of action of Devon or any of Devon’s affiliates with respect to, or its ability to retain, Coterra and its subsidiaries, Devon or its subsidiaries or any of the respective businesses or assets of Devon, Coterra or any of their respective subsidiaries or affiliates and (ii) neither Devon nor Coterra, nor any of their respective affiliates, will be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, Coterra and its subsidiaries, Devon or its subsidiaries, or any of the respective businesses or assets of Devon, Coterra or any of their respective subsidiaries or affiliates, in each case if such divestiture or other action with respect thereto (a) is not conditioned on the closing or (b) would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to either party.
Proxy Statement / Form S-4; Stockholders’ Meeting
Coterra and Devon agreed that as soon as practicable following the execution of the Merger Agreement, Devon and Coterra will jointly prepare and each will file with the SEC a joint proxy statement/prospectus in preliminary form, which will contain each of the Devon Recommendation and the Coterra Recommendation (unless, in either case, a Devon Adverse Recommendation Change or a Coterra Adverse Recommendation Change, as applicable, occurs) and comply with applicable laws, and Devon will prepare and file with the SEC:
•
a Registration Statement on Form S-4, in which the joint proxy statement/prospectus will be included; and

•
a prospectus relating to Devon Common Stock to be offered and sold pursuant to the Merger Agreement and the merger.

Devon and Coterra will use their respective reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after its filing. Each of Devon and Coterra will use its reasonable best efforts to mail the S-4 to its stockholders as promptly as practicable after the joint proxy statement/prospectus is declared effective under the Securities Act. Devon will also use its reasonable best efforts to take any action required to be taken under any applicable state securities laws and other applicable laws in connection with the issuance of shares of Devon Common Stock pursuant to the Merger Agreement, and each party will furnish all information concerning Coterra, Devon and the holders of capital stock of Coterra and Devon, as applicable, as may be reasonably requested by the other party in connection with any such action and the preparation, filing and distribution of the joint proxy statement/prospectus.
No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to the joint proxy statement/prospectus will be made by Coterra, Devon or any of their subsidiaries, without providing the other party a reasonable opportunity to review and comment thereon. Devon will advise Coterra, promptly after it receives notice thereof, of the time when the S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Devon Common Stock issuable in connection with the merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the joint proxy statement/prospectus or comments thereon and responses thereto or requests by the SEC for additional information.
Each of Devon and Coterra will advise the other party, promptly after it receives notice thereof, of any request by the SEC for the amendment of the joint proxy statement/prospectus or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to Coterra or Devon, or any of their respective affiliates, officers or directors, is discovered by Coterra or Devon which should be set forth in an amendment or supplement to either the S-4 or this joint proxy statement/prospectus, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information must promptly notify the other party to the Merger Agreement and an appropriate amendment or supplement describing such information will be promptly filed with the SEC, after the other party has had a reasonable opportunity to review and comment thereon, and, to the extent required by applicable law, disseminated to either the Devon stockholders or the Coterra stockholders, as applicable.
Notification of Certain Matters
Each of Coterra and Devon will give prompt written notice to the other (and will subsequently keep the other informed on a current basis of any developments related to such notice) upon it obtaining knowledge of the occurrence or existence of any fact, event or circumstance that is reasonably likely to result in any of the conditions set forth in the Merger Agreement not being able to be satisfied prior to the Termination Date.
Directors’ and Officers’ Insurance and Indemnification
From and after the Effective Time, to the fullest extent permitted by law, each of Devon and the Surviving Corporation agreed that it will jointly and severally indemnify, defend and hold harmless (and advance expenses in connection therewith) each present and former director and officer of (i) Coterra or any of its subsidiaries or (ii) any other entity that was serving in such capacity at Coterra’s request (in each case, when acting in such capacity) (the “Indemnified Parties”), against any costs or expenses (including attorneys’ and other professionals’ fees and disbursements), judgments, fines, penalties, losses, claims, damages or liabilities, or amounts that are paid in settlement, of or incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative to which such Indemnified Party is a party or is otherwise involved (including as a witness), and arises out of or pertains to the fact that the Indemnified Party is or was an officer or director of Coterra or any of its subsidiaries, with respect to matters existing or occurring at or prior to the Effective Time (including the Merger Agreement, the merger and the other transactions contemplated thereby), whether asserted or claimed prior to, at or after the Effective Time.
For a period of six years from the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation will contain provisions no less favorable with respect to exculpation, indemnification and advancement of expenses of individuals who were directors and officers prior to the Effective Time than are set forth, as of the date of the Merger Agreement, in Coterra’s certificate of incorporation and bylaws.
The Surviving Corporation (or Devon on the Surviving Corporation’s behalf) will, in its sole discretion, either (i) continue to maintain in effect for a period of at least six years from and after the Effective Time for the persons who, as of the date of the Merger Agreement, are covered by Coterra’s directors’ and officers’ liability insurance (the “D&O Insurance”) with recognized insurance companies and with terms, conditions, retentions and levels of coverage at least as favorable as provided in Coterra’s existing policies as of the date of the Merger Agreement, or, if such insurance is unavailable, the Surviving Corporation or Devon on the Surviving Corporation’s behalf will purchase the best available D&O Insurance from a recognized insurance company for such six-year period with terms, conditions, retentions and with levels of coverage at least as favorable as provided in Coterra’s existing policies as of the date of the Merger Agreement or (ii) obtain and fully pay for “tail” insurance policies with a claims period of at least six years from and after the Effective Time with recognized insurance companies for the persons who, as of the date of the Merger Agreement, are covered by Coterra’s existing D&O Insurance, with terms, conditions, retentions and levels of coverage at least as favorable as Coterra’s existing D&O Insurance with respect to matters existing or occurring at or prior to the Effective Time (including in connection with the Merger Agreement or the transactions or actions contemplated thereby), with respect to Coterra’s D&O Insurance. Notwithstanding anything to the contrary in the foregoing, in no event will Devon or the Surviving Corporation be required to expend for such policies an annual premium amount in excess of three hundred percent (300%) of the annual premiums currently paid by Coterra for such insurance; and provided further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation (or Devon on the Surviving Corporation’s behalf) will obtain a policy with the greatest coverage available for a cost not exceeding such amount. Devon will provide a reasonable opportunity to Coterra to comment on the terms of any endorsements or policies in connection with such “tail” policy.
In the event of any claim, action, suit, proceeding or investigation in which any claims are made in respect of which such Indemnified Party would be entitled to indemnification pursuant to the Merger Agreement, any Indemnified Party wishing to claim such indemnification will promptly notify Devon thereof in writing, but the failure to so notify will not relieve Devon or the Surviving Corporation of any liability it may have to such Indemnified Party except to the extent such failure materially prejudices Devon or the Surviving Corporation. In the event of any such claim, action, suit, proceeding or investigation:
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Devon or the Surviving Corporation will have the right to assume the defense thereof (it being understood that by electing to assume the defense thereof, neither Devon nor the Surviving Corporation will be deemed to have waived any right to object to the Indemnified Party’s entitlement to indemnification under the Merger Agreement with respect thereto or assumed any liability with respect thereto), except that if Devon or the Surviving Corporation elects not to assume such defense or legal counsel for the Indemnified Party advises that there are issues which raise conflicts of interest between Devon or the Surviving Corporation and the Indemnified Party, the Indemnified Party may retain legal counsel satisfactory to Devon and to the provider of any insurance obtained in accordance with the Merger Agreement, and Devon or the Surviving Corporation will cooperate in the defense of any such matter as reasonably requested and pay all reasonable and documented fees, costs and expenses of such legal counsel for the Indemnified Party as statements therefor are received; provided, however, that (1) Devon and the Surviving Corporation will be obligated pursuant to the Merger Agreement to pay for only one firm of legal counsel for all Indemnified Parties in any jurisdiction unless the use of one legal counsel for such Indemnified Parties would present such legal counsel with a conflict of interest (in which case the fewest number of legal counsels necessary to avoid conflicts of interest will be used) and (2) the Indemnified Party will have made an undertaking to repay all such fees, costs or expenses paid by Devon or the Surviving Corporation if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment that the Indemnified Party is not entitled to be indemnified by Devon or the Surviving Corporation;

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the Indemnified Parties will cooperate in the defense of any such matter if Devon or the Surviving Corporation elects to assume such defense;

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Devon and the Surviving Corporation will not be liable for any settlement effected without their prior written consent and the prior written consent of the provider of any insurance obtained in accordance with the Merger Agreement, in each case if Devon or the Surviving Corporation elects not to assume such defense; and

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Devon and the Surviving Corporation will not have any obligation under the Merger Agreement to any Indemnified Party if and when a court of competent jurisdiction ultimately determines, and such determination will have become final, that the indemnified action of such Indemnified Party in the manner contemplated by the Merger Agreement is prohibited by applicable law.
Notwithstanding anything in the Merger Agreement to the contrary, neither Devon nor the Surviving Corporation will settle, compromise or consent to the entry of any judgment in any claim, action, suit or other legal proceeding (and in which indemnification could be sought by Indemnified Parties under the Merger Agreement), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such claim, action, suit or other legal proceeding or such Indemnified Party otherwise consents in writing.
If Devon or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other corporation or entity and will not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions will be made (whether by operation of law or otherwise) so that the successors and assigns of Devon or the Surviving Corporation will assume all of the obligations set forth in the Merger Agreement.
The indemnification provisions of the Merger Agreement are intended to be for the benefit of, and will be enforceable by, each of the Indemnified Parties and their respective successors, heirs and legal representatives, will be binding on all successors and assigns of Devon and the Surviving Corporation and will not be amended in any manner that is adverse to the Indemnified Parties (including their successors, heirs and legal representatives) without the written consent of the Indemnified Party (including the successors, heirs and legal representatives) affected thereby.
The rights of the Indemnified Parties under the Merger Agreement will be in addition to any rights such Indemnified Parties may have under the organizational documents of Coterra or under any applicable contracts or laws in effect on the date of the Merger Agreement and, in the case of such documents and contracts, disclosed to Devon prior to the execution of the Merger Agreement, and Devon will, and will cause the Surviving Corporation to, honor and perform under all indemnification agreements entered into by Coterra or any of its subsidiaries in effect on the date of the Merger Agreement and disclosed to Devon prior to the execution thereof, and any provisions under any such applicable contracts (including such indemnification agreements) will not be amended, repealed or otherwise modified in any manner that would materially adversely affect the rights thereunder of any such individual.
Devon and the Surviving Corporation will indemnify any Indemnified Party against all reasonable costs and expenses (including reasonable attorneys’ fees and expenses), such amounts to be payable in advance upon request, relating to the enforcement of such Indemnified Party’s rights under the Merger Agreement; provided, that such Indemnified Party receiving any such advance executes a written undertaking to repay all such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification thereunder.
Public Disclosure
Coterra and Devon agreed that the initial press release relating to the Merger Agreement would be a joint press release and thereafter Devon and Coterra will consult with each other before issuing, and provide each other the reasonable opportunity to review and comment upon, any press release or other public statements with respect to the merger or the other transactions contemplated by the Merger Agreement; provided, however, that no such consultation will be required if (a) such release or public statement is consistent with a disclosure previously approved by the other party in compliance with the Merger Agreement or (b) prior to the date of such release or public statement, a Coterra Adverse Recommendation Change or a Devon Adverse Recommendation Change has occurred in compliance in all respects with the terms of the Merger Agreement. No provision of the Merger Agreement will prohibit either Coterra or Devon from issuing any press release or public statement in the event of a Coterra Adverse Recommendation Change or a Devon Adverse Recommendation Change that is in either case in compliance in all respects with the terms of the Merger Agreement.
Stock Exchange Listing
Devon agreed, in accordance with the requirements of the NYSE, to use its reasonable best efforts to file with the NYSE a subsequent listing application covering the shares of Devon Common Stock to be issued to Coterra stockholders pursuant to the Merger Agreement, subject to official notice of issuance, prior to the date of closing.
Prior to the closing, upon Devon’s request, Coterra will take all actions necessary to be taken prior to closing to cause the delisting of Coterra Common Stock from the NYSE and the termination of Coterra’s registration of Coterra Common Stock under the Exchange Act, in each case, as soon as practicable following the Effective Time, subject to compliance with Coterra’s obligations under the Exchange Act.
Employee Matters
The following applies with respect to the compensation and benefits to be provided after the Effective Time in respect of individuals who are employees of Devon or any of its subsidiaries as of immediately prior to the Effective Time (the “Devon Employees”) and to individuals who are employees of Coterra or any of its subsidiaries as of immediately prior to the Effective Time (the “Coterra Employees” and, together with the Devon Employees, the “Continuing Employees”):
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Except where applicable law requires more favorable treatment or as required under any labor agreement, Devon and Coterra agreed that for the period beginning at the Effective Time and ending one year following the Effective Time (or if earlier, upon the Continuing Employee’s termination of employment), each Continuing Employee will receive the following compensation and benefits: (i) base salary or hourly wage rate and target annual cash incentive opportunity that are no less favorable in the aggregate than what was provided to such Continuing Employee immediately prior to the Effective Time; provided that such base salary or hourly wage will be no less than that provided to such Continuing Employee immediately prior to the Effective Time, (ii) a target long-term incentive opportunity that is no less favorable than that provided to such Continuing Employee immediately prior to the Effective Time, (iii) severance payments and benefits in accordance with the applicable benefit plan in which such Continuing Employee was eligible to participate in as of immediately prior to the Effective Time, and (iv) other employee benefits (excluding any change in control, transaction and retention bonuses and payments, and defined benefit pension benefits) that are substantially comparable in the aggregate to either (x) those provided to such Continuing Employee as of immediately prior to the Effective Time or (y) those provided to similarly situated employees of Devon.

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Subject to applicable law and any obligations under any labor agreement, for all purposes under the benefit and compensation plans of Devon and its subsidiaries providing benefits to any Continuing Employee after the Effective Time (excluding any defined benefit pension benefits and retiree medical benefits) (the “New Plans”), each Coterra Employee and Devon Employee will be credited with his or her years of service with Coterra or Devon and their subsidiaries (and any predecessors) before the Effective Time, as applicable, to the same extent as such Continuing Employee was entitled, before the Effective Time, to credit for such service under any similar Coterra benefit plan or Devon benefit plan, as applicable; provided that such service crediting will not be required to the extent (i) it would result in a duplication of benefits, nor (ii) the Coterra Employees and Devon Employees are affected without regard to whether employment before the Effective Time was with Coterra, Devon or their subsidiaries (for example, in the event a New Plan is adopted under which no participants receive credit for service before the effective date of the New Plan).

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In addition:

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each Continuing Employee will be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a comparable Coterra benefit plan or Devon benefit plan in which such Continuing Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”); and

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for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee, Devon will cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, and Devon will cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Continuing Employee’s participation in the corresponding New

Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
Devon or one of its subsidiaries will pay, or cause to be paid, to each Coterra Employee who, as of immediately prior to the Effective Time, is eligible to receive a bonus or other cash-based incentive award in respect of the 2026 calendar year pursuant to any Coterra benefit plan disclosed on certain parts of the Coterra Disclosure Letter that is a cash bonus or other cash-based incentive plan or program (each, a “Coterra Bonus Plan,” and each such individual, a “Potential Bonus Recipient”), such bonus or other cash-based incentive award, to the extent earned pursuant to the terms of the applicable Coterra Bonus Plan (the “Earned Bonus”), at substantially the same time, and in substantially the manner, prescribed by the applicable Coterra Bonus Plan as in effect immediately prior to the Effective Time (subject to all continued service requirements and forfeiture provisions of the applicable Coterra Bonus Plan). Any Earned Bonus payable to a Potential Bonus Recipient will in no event be less than the amount accrued by Coterra in respect of such Potential Bonus Recipient under the applicable Coterra Bonus Plan for the 2026 calendar year, beginning on the first day of the 2026 calendar year and ending at the Effective Time (with such accrual based on the actual levels of performance achieved as of immediately prior to the Effective Time, as determined by the Coterra Board (or an appropriate committee thereof) in consultation with Devon).
Nothing contained in the provisions of the Merger Agreement described in this “Employee Matters” section (whether express or implied) will:
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create or confer any rights, remedies or claims upon any employee, director, officer, or individual service provider or any right of employment or engagement or continued employment or engagement or any particular term or condition of employment or engagement for any Coterra service provider, Devon service provider or any other person;

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be considered or deemed to establish, amend, or modify any Devon benefit plan, Coterra benefit plan, New Plan, or any other benefit or compensation plan, program, policy, agreement, arrangement, or contract; or

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confer any rights or benefits (including any third party beneficiary rights) on any person other than the parties to the Merger Agreement.

The provisions of the Merger Agreement described in this “Employee Matters” section will not be construed to prevent the termination of employment of any Coterra service provider, Devon service provider or the amendment or termination of any Coterra benefit plan or Devon benefit plan to the extent permitted by its terms and subject to compliance with the terms of this “Employee Matters” section.
Prior to making any broad-based communication or written communications pertaining to compensation or benefit matters that are affected by the transactions contemplated in the Merger Agreement (including any schedules thereto), each party will provide the other party with a copy of the intended communication, and such other party will have a reasonable period of time to review and comment on the communication (such comments to be considered in good faith by the other party). Coterra and Devon will cooperate in providing any such employee communication.
Devon and Coterra agreed that the consummation of the merger will constitute a “change of control” (or “change in control” or transaction of similar import) for purposes of the Coterra benefit plans identified on certain parts of Coterra’s disclosure letter, and from and after the Effective Time, Devon will, or will cause its subsidiaries, including Coterra after the closing of the merger, to assume and honor such arrangements that provide for severance payments or benefits or the termination rights in accordance with the terms of such arrangements.
Certain Tax Matters
The Merger Agreement is intended to constitute and be adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and within the meaning of Treasury Regulations §§ 1.368-2(g) and 1.368-3(a).

Coterra and Devon agreed that they each will (i) use its reasonable best efforts to cause the merger to qualify and (ii) not take (and will prevent any Affiliate of such party from taking) or fail to take any actions that could reasonably be expected to prevent the merger from qualifying, in each case, as a “reorganization” within the meaning of Section 368(a) of the Code (the “Reorganization Treatment”).
Coterra and Devon will use commercially reasonable efforts to cooperate with one another in connection with the issuance of any opinion of counsel relating to the Reorganization Treatment (including in connection with the filing or effectiveness of the S-4), including using commercially reasonable efforts to deliver to the relevant counsel certificates (dated as of the necessary date and signed by an officer of Coterra or Devon, as applicable) containing customary representations and covenants.
Each of Coterra and Devon will notify the other party promptly after becoming aware of any reason to believe that the merger may not qualify for the Reorganization Treatment.
Takeover Laws
If any “Moratorium,” “Control Share Acquisition,” “Fair Price,” “Supermajority,” “Affiliate Transactions,” or “Business Combination Statute or Regulation” or any other similar state antitakeover law (a “Takeover Law”) may become, or may purport to be, applicable to the transactions contemplated in the Merger Agreement, each of Devon, Coterra, the Devon Board and the Coterra Board, to the extent permissible under applicable laws, will grant such approvals and take such actions, in accordance with the terms of the Merger Agreement, as are necessary so that the merger and the other transactions contemplated by the Merger Agreement may be consummated as promptly as practicable, and in any event prior to the Termination Date, on the terms and conditions contemplated by the Merger Agreement and otherwise, to the extent permissible under applicable laws, act to eliminate the effect of any Takeover Law on any of the transactions contemplated by the Merger Agreement.
Section 16 Matters
Devon has agreed that it will, prior to the Effective Time, cause the Devon Board to approve the issuance of Devon equity securities in connection with the merger with respect to any directors or employees of Coterra who, as a result of their relationship with Devon as of or following the Effective Time, are subject or will become subject to the reporting requirements of Section 16 of the Exchange Act to the extent necessary for such issuance to be an exempt acquisition pursuant to SEC Rule 16b-3. Prior to the Effective Time, the Coterra Board will approve the disposition of Coterra equity securities (including derivative securities) in connection with the merger by those directors and officers of Coterra subject to the reporting requirements of Section 16 of the Exchange Act to the extent necessary for such disposition to be an exempt disposition pursuant to SEC Rule 16b-3.
Treatment of Existing Indebtedness
Prior to or at the closing, Coterra will deliver (or cause to be delivered) to Devon an executed, customary payoff letter (or similar document) (each, a “Payoff Letter”), in form and substance reasonably acceptable to Devon, from the lenders, or the administrative agent (or similar person) on behalf of the lenders, under each Coterra Credit Agreements (as defined below) (as applicable) (in each case, a draft of which must be provided to Devon no less than two business days prior to the anticipated date of closing). Such Payoff Letter will (i) specify the aggregate payoff amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs or any other outstanding and unpaid indebtedness under the applicable Coterra Credit Agreement (other than (x) any contingent indemnification obligations as to which no claim has been asserted, (y) any other obligations which, by their terms, are to survive the termination of the applicable Coterra Credit Agreement and (z) any obligations in respect of any Backstopped/Rolled LCs (as defined below)) as of the anticipated date of closing (and the daily accrual of interest thereafter), (ii) contain payment instructions and (iii) evidence the satisfaction, release and discharge of the indebtedness under the Coterra Credit Agreement upon the payment of such amount in accordance with the payment instructions; provided that it is understood that at Coterra’s election, any Payoff Letter in respect of the Coterra Revolving Credit Agreement may require Devon to provide back-stop letters of credit or cash collateral (in the amount required by the Coterra Revolving Credit Agreement or such Payoff Letter), or at the option (and to the satisfaction) of the issuer of any such letter of credit, make other arrangements satisfactory to such issuer in respect of any of its letters of credit (any such letters of credit, the “Backstopped/Rolled LCs”). Prior to or at the closing, Coterra will deliver (by the applicable date required under the terms of the Coterra Credit Agreement), or will have obtained waivers of any requirement to deliver, any notices necessary to permit the prepayment, payoff, discharge and termination in full at the closing of all indebtedness under each of the Coterra Credit Agreements on the date of closing.
If requested by Devon, Coterra will, and will cause its subsidiaries and their respective representatives to, use its and their reasonable best efforts to reasonably cooperate with Devon, to (i) commence any of (1) one or more offers to purchase any or all of the outstanding series of Existing Coterra Notes for cash (the “Offers to Purchase”) or (2) one or more offers to exchange any or all of the outstanding Existing Coterra Notes for debt securities issued by Devon (the “Offers to Exchange”), (ii) conduct consent solicitations to obtain from the requisite holders thereof consent to certain amendments to the indentures and note purchase agreements governing the Existing Coterra Notes (the “Consent Solicitations” and, together with the Offers to Purchase and Offers to Exchange, if any, the “Coterra Note Offers and Consent Solicitations”), and (iii) conduct any offering of debt securities or other customary debt financing to refinance the Existing Coterra Notes, the Existing Devon Notes, the Coterra Credit Agreements, the Devon Credit Agreements and any then outstanding commercial paper of Devon (the “Existing Debt Refinancing”); provided that any such Coterra Note Offers and Consent Solicitations will be funded using consideration provided by Devon, Devon will be responsible for all other liabilities, fees and expenses incurred by Coterra or any of its subsidiaries in connection with any Coterra Notes Offers and Consent Solicitations and any Existing Debt Refinancing, and no Offer to Purchase or Offer to Exchange will be consummated prior to closing. Any Coterra Note Offers and Consent Solicitations will be made on customary terms and conditions (including price to be paid and conditionality) as are reasonably proposed by Devon, are reasonably acceptable to Coterra and are permitted or required by the terms of such Existing Coterra Notes, the applicable indentures or note purchase agreements and applicable laws, including applicable rules and regulations of the SEC. Subject to the receipt of the requisite consents, in connection with any or all of the Coterra Note Offers and Consent Solicitations, Coterra will execute supplemental indentures or amendments to the applicable Existing Coterra Notes indentures or note purchase agreements in accordance with the terms thereof amending the terms and provisions of such indentures or note purchase agreements in a form as reasonably requested by Devon and reasonably acceptable to Coterra, which supplemental indentures or amendments will not become effective until closing. At Devon’s expense, Coterra will, and will cause its subsidiaries to, and will use reasonable best efforts to cause it and its respective subsidiaries and Representatives to, on a timely basis, upon the reasonable request of Devon, provide reasonable assistance and cooperation in connection with any Existing Debt Refinancing or Coterra Note Offers and Consent Solicitations, including, but not limited to, using reasonable best efforts to (i) cause Coterra’s independent accountants (and certified independent auditors of any entity recently acquired or whose acquisition by Coterra is pending of whose financial statements would be required to be included in order for a registration statement on Form S-3 filed by Coterra to be declared effective) to provide customary consents for use of their reports and to provide customary comfort letters (including “negative assurances” comfort) for the financial information relating to Coterra and its subsidiaries (including any entity recently acquired by Coterra or whose acquisition by Coterra is pending), in each case, to the extent required in connection with any Existing Debt Refinancing or Coterra Note Offers and Consent Solicitations, (ii) provide reasonable cooperation to the underwriters, dealer managers, lenders, administrative agents or similar agents in any Existing Debt Refinancing or Coterra Note Offers and Consent Solicitations in connection with their related diligence activities, including providing access to documentation reasonably requested by such persons, (iii) provide reasonable assistance in the preparation of customary documentation, including prospectuses, offers to purchase or similar documents (which may incorporate, by reference, periodic and current reports filed by Coterra with the SEC), and (iv) provide information regarding Coterra and its subsidiaries reasonably necessary to assist Devon in preparing pro forma financial statements or other pro forma financial information if Devon determines such pro forma financial statements or other information are legally required or customary in connection with any Existing Debt Refinancing or Coterra Note Offers and Consent Solicitations, it being understood that in respect of any pro forma financial statements or other pro forma financial information, Coterra need only assist in the preparation thereof and will not be required to independently prepare any separate pro forma financial statements or other pro forma financial information. The dealer manager, solicitation agent, information agent, depositary or other agent retained in connection with any Coterra Note Offers and Consent Solicitations will be selected by Devon and must be reasonably acceptable to Coterra, and the fees and expenses of such agents will be paid directly by Devon.

Notwithstanding anything in the Merger Agreement to the contrary, in fulfilling its obligations pursuant to the Merger Agreement, (i) none of Coterra, its subsidiaries or its or their respective representatives will be required to pay any commitment or other fee, provide any security or incur any other liability in connection with any financing prior to the Effective Time, (ii) any requested cooperation will not unreasonably interfere with the ongoing operations of Coterra and its subsidiaries or any Representative of the foregoing, (iii) nothing in the Merger Agreement will require Coterra and its subsidiaries to cause the delivery of (A) any legal opinions or any representation or reliance letters (except any customary representation and authorization letters and customary management representation letters required by Coterra’s independent auditors in connection with delivery of “comfort” letters), (B) any solvency certificates, (C) conduct any offering of debt securities or other debt financing of Coterra to refinance any then existing Indebtedness of Devon or Coterra (or their respective subsidiaries) or (D) any other financial information in form or substance not customarily prepared by Coterra with respect to any financial period, (iv) neither Coterra nor any of its subsidiaries will be required to execute or enter into or perform any agreement with respect to any financing by Devon that is not contingent on the closing or that would be effective prior to the closing, (v) persons who are on the board of directors or the board of managers (or similar governing body) of Coterra or any of its subsidiaries prior to the closing in their capacity as such will not be required to pass resolutions or consents to approve or authorize the execution of any such financing, in each case, that are not contingent on the closing or that would be effective prior to the closing and (vi) neither Coterra nor any of its subsidiaries will be required to take any action that will conflict with or violate their formation or organizational documents or result in the contravention of, or that would reasonably be expected to result in a violation or breach of or default (with or without notice, lapse of time or both) under, any Contract to which Coterra or any Coterra Subsidiary is a party or bound or any applicable law (in each case, prior to the closing). Devon will, promptly upon written request by the Coterra, reimburse Coterra for all reasonable and documented out-of-pocket costs (including reasonable and documented out-of-pocket fees and expenses of counsel) suffered or incurred by Coterra, any of its subsidiaries or any of their respective representatives in connection with such cooperation and any information utilized in connection therewith. Devon will indemnify and hold harmless Coterra and its subsidiaries from and against any and all losses or damages actually suffered or incurred by them directly in connection with the arrangement of any such financing and any information (other than to the extent related to information provided by Coterra, its subsidiaries or their respective representatives for use in connection with any financing) utilized in connection therewith (other than to the extent such losses or damages arise from the bad faith, gross negligence or willful misconduct of Coterra, its subsidiaries, or any of their respective affiliates). Nothing in the Merger Agreement will require any cooperation to the extent that it would require providing access to or disclosing information reasonably be expected to threaten the loss of any attorney-client privilege or other applicable legal privilege of Coterra or any of its subsidiaries.
Notwithstanding anything to the contrary in the Merger Agreement, the condition set forth in Section 6.2(a) of the Merger Agreement as it applies to Coterra’s obligations under Section 5.14(b) of the Merger Agreement will be deemed satisfied unless (i) Coterra has failed to satisfy its obligations under Section 5.14(b) of the Merger Agreement in any material respect, (ii) Devon has notified Coterra of such failure in writing a reasonably sufficient amount of time prior to the closing date to afford Coterra with a reasonable opportunity to cure such failure and (iii) such failure has been a proximate cause of Devon’s failure to receive the proceeds of any Existing Debt Refinancing or to consummate the Coterra Note Offers and Consent Solicitations. Devon acknowledges and agrees that obtaining any financing or consummating the Coterra Note Offers and Consent Solicitations or any Existing Debt Refinancing is not a condition to its obligations under the Merger Agreement. If any financing (including any Existing Debt Refinancing) has not been obtained or any Offer to Purchase, Offer to Exchange or Consent Solicitation has not been consummated, Devon will continue to be obligated, until such time as the Merger Agreement is terminated in accordance with Article VII of the Merger Agreement and subject to the waiver or fulfillment of the conditions set forth in Article VI of the Merger Agreement, to complete the transactions contemplated by the Merger Agreement.
Stockholder Litigation
Coterra will give Devon a reasonable opportunity to participate in the defense or settlement of any stockholder litigation against Coterra or its directors or officers relating to the merger and the other transactions contemplated by the Merger Agreement, and no such settlement will be agreed to without the prior written consent of Devon, which consent will not be unreasonably withheld, conditioned or delayed. Devon will give Coterra a reasonable opportunity to participate in the defense or settlement of any stockholder litigation against Devon or its directors or officers relating to the merger and the other transactions contemplated by the Merger Agreement, and no such settlement will be agreed to without the prior written consent of Coterra, which consent will not be unreasonably withheld, conditioned or delayed. Without limiting in any way the parties’ obligations under certain provisions of the Merger Agreement, each of Devon and Coterra will cooperate, will cause their respective subsidiaries, as applicable, to cooperate and will use its reasonable best efforts to cause its Representatives to cooperate in the defense against such litigation.
Conditions to the Merger
Conditions to Each Party’s Obligation to Effect the Merger
Each party’s obligation to effect the merger is subject to the satisfaction at closing, or waiver at or prior to closing, of each of the following conditions:
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the approval of the Coterra Merger Proposal by the Coterra stockholders;

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the approval of the Devon Merger Proposals by the Devon stockholders;

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the absence of any applicable law or order (preliminary or otherwise) prohibiting the consummation of the merger;

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the expiration or termination of the waiting period under the HSR Act as well as any agreement not to close embodied in a “timing agreement” between the parties and a governmental entity (and any extension of the waiting period or such “timing agreement”) applicable to the transactions contemplated by the Merger Agreement;

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the SEC having declared effective the S-4 and no stop order suspending the use of the S-4 or the joint proxy statement/prospectus having been issued by the SEC and no proceedings seeking a stop order having been initiated or, to the knowledge of Coterra or Devon, as the case may be, threatened by the SEC; and

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Devon having filed with the NYSE the subsequent listing application with respect to the shares of Devon Common Stock issued or issuable pursuant to the Merger Agreement and the NYSE having approved the listing of the shares of Devon Common Stock to be issued.

Conditions to the Obligation of Devon and Merger Sub to Effect the Merger
In addition, the respective obligations of Devon and Merger Sub to consummate the merger are subject to the satisfaction at closing, or to the extent permitted by Law, the waiver on or prior to the Effective Time, of each of the following conditions:
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Coterra’s performance or compliance in all material respects with all of its material covenants, obligations or agreements required to be performed or complied with under the Merger Agreement prior to the Effective Time;

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the accuracy of the representations and warranties of Coterra as follows:

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the representations and warranties of Coterra contained (i) in the first sentence of Section 2.1(a), Section 2.2, Section 2.3, Section 2.4(a), and Section 2.4(c) of the Merger Agreement will be true and correct in all respects as of the date of the Merger Agreement and as of the closing date, as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except, with respect to Section 2.4(a) and Section 2.4(c), for de minimis inaccuracies, (ii) in Section 2.7(b) of the Merger Agreement will be true and correct in all respects as of the date of the Merger Agreement and as of the closing date, as if made as of such date and (iii) in the Merger Agreement (other than the representations and warranties of Coterra set forth in the first sentence of Section 2.1(a), Section 2.2, Section 2.3, Section 2.4(a), Section 2.4(c) and Section 2.7(b)) will be true and correct (without giving effect to any limitation as to “materiality” or Coterra Material Adverse Effect set forth in any individual such representation or warranty) as of the date of the Merger Agreement and as of the closing date, as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except (in the case of this clause (iii)) where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or Coterra Material Adverse Effect set forth in any individual such representation or warranty) would not reasonably be expected to have, individually or in the aggregate, a Coterra Material Adverse Effect; and
•
Coterra having delivered to Devon a certificate of a duly authorized officer certifying the matters of the immediately preceding bullets.

Conditions to the Obligation of Coterra to Effect the Merger
Coterra’s obligation to consummate the merger is subject to the satisfaction or, to the extent permitted by law, the waiver by Coterra on or prior to the Effective Time of each of the following conditions:
•
Devon’s and Merger Sub’s performance or compliance in all material respects with all of its material covenants, obligations or agreements required to be performed or complied with under the Merger Agreement prior to the Effective Time;

•
the accuracy of the representations and warranties of Devon as follows:

•
The representations and warranties of Devon contained (i) in the first sentence of Section 3.1(a), Section 3.2, Section 3.3, Section 3.4(a) and Section 3.4(c) of the Merger Agreement will be true and correct in all respects as of the date of the Merger Agreement and as of the closing date, as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except, with respect to Section 3.4(a) and Section 3.4(c) of the Merger Agreement, for de minimis inaccuracies, (ii) in Section 3.7(b) of the Merger Agreement will be true and correct in all respects as of the date of the Merger Agreement and as of the closing date, as if made as of such date and (iii) in the Merger Agreement (other than the representations and warranties of Devon set forth in the first sentence of Section 3.1(a), Section 3.2, Section 3.3, Section 3.4(a), Section 3.4(c) and Section 3.7(b) of the Merger Agreement) will be true and correct (without giving effect to any limitation as to “materiality” or “Devon Material Adverse Effect” set forth in any individual such representation or warranty) as of the date of the Merger Agreement and as of the closing date, as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except (in the case of this clause (iii)) where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or Devon Material Adverse Effect set forth in any individual such representation or warranty) would not reasonably be expected to have, individually or in the aggregate, a Devon Material Adverse Effect; and

•
Devon having delivered to Coterra a certificate of a duly authorized officer certifying the matters of the immediately preceding bullets.

Termination of the Merger Agreement
Termination by Mutual Consent
The Merger Agreement may be terminated prior to the Effective Time, whether before or after approval and adoption of the Merger Agreement by the Coterra stockholders or approval of the Devon Proposals by the Devon stockholders, by mutual written consent of Devon and Coterra.
Termination by Either Devon or Coterra
Either party may terminate the Merger Agreement prior to the Effective Time, whether before or after approval and adoption of the Merger Agreement by the Coterra stockholders or approval of the Devon Proposals by the Devon stockholders if:
•
the merger has not been consummated on or prior to the Termination Date, provided as such Termination Date will be automatically extended if the condition that any waiting period under the HSR Act as well as any agreement not to close embodied in a “timing agreement” between the parties and a governmental entity shall have expired or otherwise been terminated will not have been satisfied or waived, but all of the other conditions set forth in Article VI of the Merger Agreement have been satisfied or waived (or are then capable of being satisfied if the closing were to take place on such date in the case of those conditions to be satisfied at the closing), then the Termination Date will automatically be extended to the First Extended Termination Date, unless Devon and Coterra mutually agree to an earlier First Extended Termination Date; provided as such First Extended Termination Date will be automatically extended if the condition that any waiting period under the HSR Act as well as any agreement not to close embodied in a “timing agreement” between the parties and a governmental entity shall have expired or otherwise been terminated will not have been satisfied or waived (or are then capable of being satisfied if the closing were to take place on such date in the case of those conditions to be satisfied at the closing), such First Extended Termination Date will automatically be extended to the Second Extended Termination Date, unless Devon and Coterra mutually agree to an earlier Second Extended Termination Date; provided, however, that the right to terminate the Merger Agreement under Section 7.1(b)(i) of the Merger Agreement will not be available to any party whose action or failure to act has been the primary cause of the failure of the merger to occur on or before such date and such action or failure to act constitutes a material breach of the Merger Agreement by such party;
•
a court of competent jurisdiction or other governmental entity issues a final and nonappealable order, or takes any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the merger; provided, however, the right to terminate the Merger Agreement in respect of any such order or action is not available to any party whose failure to perform any of its obligations pursuant to Section 5.5 of the Merger Agreement resulted in the entry of the order or the taking of such other action;

•
the required approval of Coterra Stockholders contemplated by the Merger Agreement at the Coterra Stockholders’ Meeting (or any adjournment thereof) is not obtained; provided, however, that such right to terminate the Merger Agreement is not available to Coterra where the failure to obtain the required approval of the Coterra Stockholders is caused by the action or failure to act of Coterra and such action or failure to act constitutes a material breach by Coterra of the Merger Agreement; or

•
the required approval of the Devon Stockholders contemplated by the Merger Agreement at the Devon Stockholders’ Meeting (or at any adjournment thereof) is not obtained; provided, however, that such right to terminate the Merger Agreement is not available to Devon where the failure to obtain the required approval of the Devon Stockholders is caused by the action or failure to act of Devon and such action or failure to act constitutes a material breach by Devon of the Merger Agreement.

The party desiring to terminate the Merger Agreement pursuant to Section 7.1 of the Merger Agreement (other than pursuant to Section 7.1(a)) will give written notice of such termination to the other party.
See “The Merger Agreement — Conditions to the Merger” for additional details.
Termination by Devon
Devon may terminate the Merger Agreement:
•
at any time prior to the Effective Time, if any of Coterra’s covenants, representations or warranties contained in the Merger Agreement will have been breached or any of Coterra’s representations and warranties will have become untrue, such that any of the conditions set forth in Section 6.2(a) or Section 6.2(b) of the Merger Agreement would not be satisfied, and such breach (i) is incapable of being cured by Coterra or (ii) will not have been cured within thirty days of receipt by Coterra of written notice of such breach describing in reasonable detail such breach; provided, however, that Devon’s termination right set forth in Section 7.1(c)(i) of the Merger Agreement will not be available if Devon is in breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement such that the condition set forth in Section 6.3(a) or Section 6.3(b) of the Merger Agreement would not be satisfied;

•
at any time prior to the receipt of the Coterra Stockholder Approval, if the Coterra Board or any committee thereof:

•
makes a Coterra Adverse Recommendation Change;

•
approves or adopts or recommends the approval or adoption of any Acquisition Proposal with respect to Coterra or the execution of a definitive agreement with respect to an Acquisition Proposal with respect to Coterra (other than any acceptable confidentiality agreement permitted by the Merger Agreement);

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does not include the Coterra Recommendation in the joint proxy statement; or

•
resolves, agrees to, publicly proposes to or allows Coterra to publicly propose to take any of the foregoing actions; or

•
at any time prior to the receipt of the Coterra Stockholder Approval, if Coterra materially breaches Section 5.4 of the Merger Agreement, other than in the case where:

•
such material breach is a result of an isolated action by a person that is a representative of Coterra;

•
Coterra uses reasonable best efforts to remedy such material breach; and

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Devon is not significantly harmed as a result thereof.

Termination by Coterra
Coterra may terminate the Merger Agreement:
•
at any time prior to the Effective Time, if any of Devon’s or Merger Sub’s covenants, representations or warranties contained in the Merger Agreement will have been breached or any of Devon’s and Merger Sub’s representations and warranties will have become untrue, such that any of the conditions set forth in Section 6.3(a) or Section 6.3(b) of the Merger Agreement would not be satisfied, and such breach (A) is incapable of being cured by Devon or Merger Sub, as the case may be, or (B) will not have been cured within thirty (30) days of receipt by Devon of written notice of such breach describing in reasonable detail such breach; provided, however, that Coterra’s termination right set forth in Section 7.1(d)(i) of the Merger Agreement will not be available if Coterra is in breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement such that the condition set forth in Section 6.2(a) or Section 6.2(b) of the Merger Agreement would not be satisfied;

•
at any time prior to the receipt of the Devon Stockholder Approval, if the Devon Board or any committee thereof:

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makes a Devon Adverse Recommendation Change;

•
approves or adopts or recommends the approval or adoption of any Acquisition Proposal with respect to Devon or the execution of a definitive agreement with respect to an Acquisition Proposal with respect to Devon (other than any acceptable confidentiality agreement permitted by the Merger Agreement);

•
does not include the Devon Recommendation in the joint proxy statement; or

•
resolves, agrees to, publicly proposes to or allows Devon to publicly propose to take any of the foregoing actions; or

•
at any time prior to the receipt of the Devon Stockholder Approval, if Devon materially breaches Section 5.4 of the Merger Agreement, other than in the case where:

•
such material breach is a result of an isolated action by a person that is a representative of Devon;

•
Devon uses reasonable best efforts to remedy such material breach; and

•
Coterra is not significantly harmed as a result thereof.

The party desiring to terminate the Merger Agreement pursuant to Section 7.1 of the Merger Agreement (other than pursuant to Section 7.1(a)) will give written notice of such termination to the other party.

Expenses in connection with a Termination
Except as provided in certain parts of the Merger Agreement, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be borne solely and entirely by the party incurring such expenses, whether or not the merger is consummated.
•
In the event that the Merger Agreement is terminated by either Devon or Coterra pursuant to Section 7.1(b)(iii) of the Merger Agreement (No Coterra Stockholder Approval) under circumstances in which the Termination Fee is not then payable under Section 7.3(b) of the Merger Agreement, then Coterra will pay to Devon the Expenses. Any Expenses due under Section 7.3(a)(ii) of the Merger Agreement will be paid no later than three business days after receipt of documentation supporting such Expenses.

•
In the event that the Merger Agreement is terminated by either Devon or Coterra pursuant to Section 7.1(b)(iv) of the Merger Agreement (No Devon Stockholder Approval) under circumstances in which the Termination Fee is not then payable under Section 7.3(b) of the Merger Agreement, then Devon will pay to Coterra the Expenses. Any Expenses due under Section 7.3(a)(iii) of the Merger Agreement will be paid no later than three business days after receipt of documentation supporting such Expenses.

Termination Fee
•
In the event that the Merger Agreement is terminated by Coterra pursuant to Section 7.1(d)(ii) of the Merger Agreement (Devon Adverse Recommendation Change) or Section 7.1(d)(iii) of the Merger Agreement (Devon Material Breach of Non-Solicitation), then Devon will pay to Coterra the Termination Fee as promptly as possible (but in any event within three business days) following such termination.

•
In the event that the Merger Agreement is terminated by Devon pursuant to Section 7.1(c)(ii) of the Merger Agreement (Coterra Adverse Recommendation Change) or Section 7.1(c)(iii) of the Merger Agreement (Coterra Material Breach of Non-Solicitation), then Coterra will pay to Devon the Termination Fee as promptly as possible (but in any event within three business days) following such termination.

•
In the event that (A) prior to the Coterra Stockholders’ Meeting (with respect to clause (B)(2)) or the date of termination (with respect to clause (B)(1) or (B)(3)), an Acquisition Proposal with respect to Coterra is communicated to the Coterra Board or publicly disclosed after the date of the Merger Agreement, (B) the Merger Agreement is terminated by Devon or Coterra pursuant to (1) Section 7.1(b)(i) of the Merger Agreement (Termination Date), (2) Section 7.1(b)(iii) of the Merger Agreement (No Coterra Stockholder Approval) or (3) Section 7.1(c)(i) of the Merger Agreement (Coterra Breach) and (C) concurrently with or within twelve (12) months after any such termination described in clause (B), Coterra or any of its subsidiaries enters into a definitive agreement with respect to, or otherwise consummates, any Acquisition Proposal with respect to Coterra (substituting fifty percent (50%) for the fifteen percent (15%) threshold set forth in the definition of “Acquisition Proposal” for all purposes under this bullet), then Coterra will pay to Devon the Termination Fee as promptly as possible (but in any event within three business days) following the earlier of the entry into such definitive agreement or consummation of such Acquisition Proposal; provided, however, that solely in the event that (x) the Merger Agreement is terminated by Devon or Coterra pursuant to Section 7.1(b)(i) of the Merger Agreement (Termination Date) and at such time the Coterra Stockholder Approval has been received and (y) after the receipt of such Coterra Stockholder Approval but prior to the date of termination, one or more Acquisition Proposals with respect to Coterra are communicated to the Coterra Board or publicly disclosed, then the Termination Fee payable by Coterra pursuant to Section 7.3(b)(iii) of the Merger Agreement will be payable only in the event that concurrently with or within twelve (12) months after such termination, Coterra or any of its subsidiaries enters into a definitive agreement with respect to, or otherwise consummates, an Acquisition Proposal with respect to Coterra that was communicated to the Coterra Board or publicly disclosed as set forth in clause (y) of this proviso.

•
In the event that (A) prior to the Devon Stockholders’ Meeting (with respect to clause (B)(2)) or the date of termination (with respect to clause (B)(1) or (B)(3)), an Acquisition Proposal with respect to

Devon is communicated to the Devon Board or publicly disclosed after the date of the Merger Agreement, (B) the Merger Agreement is terminated by Devon or Coterra pursuant to (1) Section 7.1(b)(i) of the Merger Agreement (Termination Date), (2) Section 7.1(b)(iv) of the Merger Agreement (No Devon Stockholder Approval) or (3) Section 7.1(d)(i) of the Merger Agreement (Devon Breach) and (C) concurrently with or within twelve (12) months after any such termination described in clause (B), Devon or any of Devon’s subsidiaries enters into a definitive agreement with respect to, or otherwise consummates, any Acquisition Proposal with respect to Devon (substituting fifty percent (50%) for the fifteen percent (15%) threshold set forth in the definition of “Acquisition Proposal” for all purposes under this bullet), then Devon will pay to Coterra the Termination Fee as promptly as possible (but in any event within three business days) following the earlier of the entry into such definitive agreement or consummation of such Acquisition Proposal; provided, however, that solely in the event that (x) the Merger Agreement is terminated by Devon or Coterra pursuant to Section 7.1(b)(i) of the Merger Agreement (Termination Date) and at such time the Devon Stockholder Approval has been received and (y) after the receipt of such Devon Stockholder Approval but prior to the date of termination, one or more Acquisition Proposals with respect to Devon are communicated to the Devon Board or publicly disclosed, then the Termination Fee payable by Devon pursuant to Section 7.3(b)(iv) of the Merger Agreement will be payable only in the event that concurrently with or within twelve (12) months after such termination, Devon or any of its subsidiaries enters into a definitive agreement with respect to, or otherwise consummates, an Acquisition Proposal with respect to Devon that was communicated to the Devon Board or publicly disclosed as set forth in clause (y) of this proviso.
•
In the event that the Merger Agreement is terminated by either party pursuant to Section 7.1(b)(i) of the Merger Agreement (Termination Date) and at the time of such termination, (i) the Coterra Stockholder Approval was not obtained and (ii) Devon would have been permitted to terminate the Merger Agreement pursuant to Section 7.1(c)(ii) of the Merger Agreement (Coterra Adverse Recommendation Change) or Section 7.1(c)(iii) of the Merger Agreement (Coterra Material Breach of Non-Solicitation), then Coterra will pay to Devon the Termination Fee as promptly as possible (but in any event within three business days) following such termination.

•
In the event that the Merger Agreement is terminated by either party pursuant to Section 7.1(b)(i) of the Merger Agreement (Termination Date) and at the time of such termination, (i) the Devon Stockholder Approval was not obtained and (ii) Coterra would have been permitted to terminate the Merger Agreement pursuant to Section 7.1(d)(ii) of the Merger Agreement (Devon Adverse Recommendation Change) or Section 7.1(d)(iii) of the Merger Agreement (Devon Material Breach of Non-Solicitation), then Devon will pay to Coterra the Termination Fee as promptly as possible (but in any event within three business days) following such termination.

Upon payment of the Termination Fee, the paying party will have no further liability with respect to the Merger Agreement or the transactions contemplated thereby to the other party (provided that nothing therein will release any party from liability for fraud or willful and material breach). The parties acknowledge and agree that in no event will either party be required to pay the Termination Fee or the Expenses, as applicable, on more than one occasion.
Notwithstanding anything to the contrary contained in Section 7.3 of the Merger Agreement, if Coterra or Devon receives a Termination Fee, then such Person will not be entitled to also receive a payment for the Expenses and if the Termination Fee is payable at such time as such Person has already received payment or concurrently receives payment in respect of the Expenses, the amount of the Expenses received by (or on behalf of) such Person will be deducted from the Termination Fee.
Amendment; Waiver
The Merger Agreement may be amended with the approval of the respective boards of directors of Coterra, Merger Sub and Devon at any time (whether before or after any required approval by the Coterra stockholders or the Devon stockholders); provided, however, that after the receipt of the Devon Stockholder Approval or the Coterra Stockholder Approval, no amendment may be made which by applicable law or the rules of the NYSE requires further approval of the Devon Stockholders or the Coterra stockholders, as applicable, without the further approval of such stockholders. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties to the Merger Agreement.
No failure on the part of any party to exercise any power, right, privilege or remedy under the Merger Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under the Merger Agreement, will operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy will preclude any other or further exercise thereof or of any other power, right, privilege or remedy.
No party will be deemed to have waived any claim arising out of the Merger Agreement, or any power, right, privilege or remedy under the Merger Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver will not be applicable or have any effect except in the specific instance in which it is given.
No Survival of Representations and Warranties
None of the representations, warranties or agreements contained in the Merger Agreement or in any certificate delivered pursuant to the Merger Agreement will survive the Effective Time, except for agreements which expressly by their terms survive the Effective Time.
Entire Agreement; Counterparts
The Merger Agreement (and the Confidentiality Agreement and the Coterra Disclosure Letter and Devon Disclosure Letter) constitutes the entire agreement among the parties thereto and supersedes all other prior agreements and understandings, both written and oral, among or between any of the parties thereto with respect to the subject matter thereof, it being understood that the Confidentiality Agreement will continue in full force and effect until the closing and will survive any termination of the Merger Agreement. The Merger Agreement may be executed in several counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument.
Applicable Law; Jurisdiction
The Merger Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws. The parties thereto declare that it is their intention that the Merger Agreement will be regarded as made under the laws of the State of Delaware and that the laws of said State will be applied in interpreting its provisions in all cases where legal interpretation will be required. Each of the parties thereto agrees that any action, suit or other legal proceeding arising out of the transactions contemplated by the Merger Agreement (a “Proceeding”) will be commenced and conducted exclusively in the federal or state courts of the State of Delaware, and each of the parties thereby irrevocably and unconditionally: (a) consents to submit to the exclusive jurisdiction of the federal and state courts in the State of Delaware for any proceeding (and each party agrees not to commence any proceeding, except in such courts); (b) waives any objection to the laying of venue of any proceeding in the federal or state courts of the State of Delaware; (c) waives, and agrees not to plead or to make, any claim that any proceeding brought in any federal or state court of the State of Delaware has been brought in an improper or otherwise inconvenient forum; and (d) waives, and agrees not to plead or to make, any claim that any proceeding will be transferred or removed to any other forum. Each of the parties thereto irrevocably and unconditionally agree: (i) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and (ii) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to clauses (i) or (ii) above will have the same legal force and effect as if served upon such party personally within the State of Delaware.
Waiver of Jury Trial
Each of the parties irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to the Merger Agreement or the transactions contemplated thereby.

Assignability
The Merger Agreement will be binding upon, and will be enforceable by and inure solely to the benefit of, the parties thereto and their respective successors and permitted assigns; provided, however, that neither the Merger Agreement nor any rights, interests or obligations thereunder may be assigned by any party thereto without the prior written consent of all other parties thereto, and any attempted assignment of the Merger Agreement or any of such rights, interests or obligations without such consent will be void and of no effect.
Specific Performance
The parties agreed that irreparable damage would occur in the event that any provision of the Merger Agreement is not performed in accordance with its specific terms or is otherwise breached. The parties agreed that, in the event of any breach by the other party of any covenant or obligation contained in the Merger Agreement, the other party will be entitled (in addition to any other remedy that may be available to it, including monetary damages) to obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (b) an injunction restraining such breach. The parties further agreed that no party to the Merger Agreement will be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
Third-Party Beneficiaries
Except for (a) the right to receive the merger consideration as provided in Article I of the Merger Agreement and the provisions of Section 1.7 of the Merger Agreement but only from and after, and subject to the occurrence of, the Effective Time, (b) the right of the Indemnified Parties to enforce the provisions of Section 5.7 of the Merger Agreement only (which from and after the Effective Time is intended for the benefit of, and will be enforceable by, the Indemnified Parties referred to therein and by their respective heirs, executors, successors and assigns) but only from and after, and subject to the occurrence of, the Effective Time, (c) the right of Coterra, on its own behalf or as representative of the Coterra stockholders, to pursue damages (including claims for damages based on the loss of economic benefits of the merger suffered by Coterra or the Coterra stockholders) and other relief (including equitable relief) for the benefit of Coterra or the Coterra stockholders in the event of Devon or Merger Sub’s failure to effect the merger as required by the Merger Agreement or as a result of a willful and material breach by Devon or Merger Sub, (d) the right of Devon, on its own behalf or as representative of the Devon stockholders, to pursue damages (including claims for damages based on the loss of economic benefits of the merger suffered by Devon or the Devon stockholders) and other relief (including equitable relief) for the benefit of Devon or the Devon stockholders in the event of Coterra’s failure to effect the merger as required by the Merger Agreement or as a result of a willful and material breach by Coterra (it being agreed that in no event will any shareholder of Coterra or Devon be entitled to enforce any of their rights, or any of the parties’ obligations, under the Merger Agreement directly in the event of any such breach, but rather than (x) Coterra will have the sole and exclusive right to do so in its sole and absolute discretion, as agent for the Coterra stockholders and (y) Devon will have the sole and exclusive right to do so in its sole and absolute discretion, as agent of the Devon stockholders) and (e) the rights of the non-management directors specified in Section 5.18 of the Merger Agreement, Devon and Coterra agree that (i) their respective representations, warranties and covenants set forth therein are solely for the benefit of the other party thereto, in accordance with and subject to the terms of the Merger Agreement and (ii) the Merger Agreement is not intended to, and does not, confer upon any Person other than the parties thereto any rights or remedies thereunder, including the right to rely upon the representations and warranties set forth therein.
Severability
If any provision of the Merger Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction will not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction and (b) the invalidity or unenforceability of such provision or part thereof will not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of the Merger Agreement; provided that the economic or legal substance of the transactions contemplated thereby is not affected in a materially adverse manner to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties thereto will negotiate in good faith to modify the Merger Agreement so as to effect the original interest of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated thereby are fulfilled to the maximum extent possible.

DEVON SPECIAL MEETING
General
This joint proxy statement/prospectus is first being mailed on or about [•], 2026 and constitutes notice of the Devon Special Meeting in conformity with the requirements of the DGCL and the Devon Bylaws.
This joint proxy statement/prospectus is being provided to Devon stockholders as part of a solicitation of proxies by the Devon Board for use at the Devon Special Meeting and at any adjournment or postponement of the Devon Special Meeting. Devon stockholders are encouraged to read the entire document carefully, including the annexes to this document, for more detailed information regarding the Merger Agreement and the transactions contemplated by the Merger Agreement.
Date, Time and Place
The Devon Special Meeting will be held virtually at [•], on [•], 2026, at [•] [a.m./p.m.], Central Time. The Devon Special Meeting can be accessed by visiting [•], where Devon stockholders will be able to participate and vote online. This joint proxy statement/prospectus is first being furnished to Devon’s stockholders on or about [•], 2026.
Purpose of the Devon Special Meeting
At the Devon Special Meeting, Devon stockholders will be asked to consider and vote on the following:
•
to approve the Stock Issuance Proposal;

•
to approve the Authorized Share Charter Amendment Proposal; and

•
to approve the Devon Adjournment Proposal.

Devon will transact no other business at the Devon Special Meeting or any adjournment or postponement thereof, except such business as may properly be brought before the Devon Special Meeting by or at the direction of the Devon Board in accordance with the Devon Bylaws. This joint proxy statement/prospectus, including the Merger Agreement attached thereto as Annex A, contains further information with respect to these matters.
Recommendation of the Devon Board
The Devon Board has unanimously determined that the Devon Merger Proposals and the transactions contemplated by the Merger Agreement, including the merger, are advisable and fair to, and in the best interests of, Devon and its stockholders and has unanimously adopted, approved and declared advisable the Devon Merger Proposals. A description of factors considered by the Devon Board in reaching its decision to approve and declare advisable the Devon Merger Proposals can be found in “The Merger — Recommendation of the Devon Board and its Reasons for the Merger” beginning on page 54.
The Devon Board unanimously recommends that Devon stockholders vote “FOR” the Stock Issuance Proposal, “FOR” the Authorized Share Charter Amendment Proposal and “FOR” the Devon Adjournment Proposal.
Devon stockholders’ approval of the Devon Merger Proposals is a condition for the merger to occur. If Devon stockholders fail to approve the Devon Merger Proposals by the requisite vote, the merger will not occur.
Record Date; Stockholders Entitled to Vote
Only holders of Devon Common Stock at the close of business on [•], 2026, the record date for the Devon Special Meeting, will be entitled to notice of, and to vote at, the Devon Special Meeting or any adjournment or postponement of the Devon Special Meeting. At the close of business on the Devon Record Date, [•] shares of Devon Common Stock were issued and outstanding.

Holders of Devon Common Stock are entitled to one vote for each share of Devon Common Stock they own at the close of business on the Devon Record Date.
A complete list of stockholders entitled to vote at the Devon Special Meeting will be available for a period of at least ten days prior to the Devon Special Meeting. If you would like to inspect the list of Devon stockholders of record, please call the Investor Relations department at (405) 228-4450 to schedule an appointment or request access.
Quorum; Adjournment
The presence at the Devon Special Meeting of the holders of a majority of the outstanding shares of Devon Common Stock entitled to vote at the meeting, represented in person or by proxy, will constitute a quorum. As a result, there must be [•] shares represented by proxy or by stockholders present and entitled to vote at the Devon Special Meeting in order to have a quorum. Virtual attendance at the special meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the Devon Special Meeting. There must be a quorum for business to be conducted at the Devon Special Meeting.
The chair of the meeting or the stockholders, by the affirmative vote of a majority of the voting power of the shares so represented, may adjourn the meeting from time to time, whether or not there is such a quorum. Failure of a quorum to be represented at the Devon Special Meeting will result in an adjournment of the Devon Special Meeting and may subject Devon to additional expense. Even if a quorum is present, the Devon Special Meeting may also be adjourned in order to provide more time to solicit additional proxies in favor of approval of the Devon Merger Proposals if sufficient votes are cast in favor of the Devon Adjournment Proposal or the chairman of the meeting so moves.
Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken unless the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for the stockholders entitled to vote is fixed for the adjourned meeting, the Devon Board must fix a record date for the adjourned meeting in accordance with the DGCL and provide a new notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting. In addition, the Devon Special Meeting could be postponed before it commences.
If the Devon Special Meeting is adjourned or postponed for the purpose of soliciting additional votes, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you submit your proxy over the Internet or by telephone or submit a properly executed proxy card, even if you abstain from voting, your shares will be counted as present for purposes of determining whether a quorum exists at the Devon Special Meeting.
Required Vote
Assuming a quorum is present, approval of the Stock Issuance Proposal requires the affirmative vote of holders of a majority of the shares of Devon Common Stock present in person or represented by proxy at the Devon Special Meeting and entitled to vote thereat. Accordingly, with respect to a Devon stockholder who is present in person or represented by proxy at the Devon Special Meeting, such stockholder’s abstention from voting or the failure of a Devon stockholder to vote will have the same effect as a vote “against” the Stock Issuance Proposal. The failure of a Devon stockholder who holds shares in “street name” through a bank, broker or other nominee to give voting instructions to the bank, broker or other nominee will have no effect on the outcome of the Stock Issuance Proposal. However, if a Devon stockholder instructs its bank, broker or other nominee regarding some of the proposals but not the Stock Issuance Proposal, such broker non-vote will have the same effect as voting “against” the Stock Issuance Proposal.
Approval of the Authorized Share Charter Amendment Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Devon Common Stock entitled to vote on the proposal. Accordingly, with respect to a Devon stockholder who is present in person or represented by proxy at the Devon Special Meeting, such stockholder’s abstention from voting or the failure of a Devon stockholder to vote (including the failure of a Devon stockholder who holds shares in “street name” through a bank, broker or other nominee to give voting instructions to that bank, broker or other nominee) will have the same effect as a vote “against” the Authorized Share Charter Amendment Proposal.
Under the Devon Bylaws, approval of the Devon Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Devon Common Stock present in person or represented by proxy at the Devon Special Meeting and entitled to vote thereat, whether or not a quorum is present. Under the Devon Bylaws, virtual attendance at the special meeting constitutes presence in person for purposes of the vote required. Regardless of whether a quorum is present at the Devon Special Meeting, the chair of the meeting may also adjourn the Devon Special Meeting.
Abstentions and Broker Non-Votes
An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. At the Devon Special Meeting, abstentions will be counted as present for purposes of determining whether a quorum exists. Abstaining from voting will have the same effect as voting “AGAINST” the Stock Issuance Proposal, Authorized Share Charter Amendment Proposal and the Devon Adjournment Proposal.
If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be voted “FOR” (i) the Stock Issuance Proposal, (ii) Authorized Share Charter Amendment Proposal and (iii) the Devon Adjournment Proposal.
Broker non-votes occur when (i) a bank, broker or other nominee has discretionary authority to vote on one or more proposals to be voted on at a meeting of stockholders, but is not permitted to vote on other proposals without instructions from the beneficial owner of the shares and (ii) the beneficial owner fails to provide the bank, broker or other nominee with such instructions. Under NYSE rules, banks, brokers and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the Devon proposals described in this joint proxy statement/prospectus. Accordingly, if a beneficial owner of shares of Devon Common Stock held in “street name” does not give voting instructions to the bank, broker or other nominee, then those shares will not be counted as present in person or by proxy at the Devon Special Meeting.
Failure to Vote
If you are a stockholder of record and you do not sign and return your proxy card or vote over the Internet, by telephone or at the Devon Special Meeting, your shares will not be voted at the Devon Special Meeting, will not be counted as present in person or by proxy at the Devon Special Meeting and will not be counted as present for purposes of determining whether a quorum exists.
For purposes of the Stock Issuance Proposal, provided a quorum is present, a failure to vote, or a failure to instruct your bank, broker, trust or other nominee to vote, will have no effect on the outcome of a vote on the Stock Issuance Proposal. Under the NYSE rules, an abstention from voting will be considered as a vote cast and, accordingly, will have the same effect as a vote “AGAINST” the Stock Issuance Proposal.
A failure to vote, or a failure to instruct your bank, broker, trust or other nominee to vote and an abstention from voting, will have the same effect as a vote “AGAINST” the Authorized Share Charter Amendment Proposal.
A failure to vote, or a failure to instruct your bank, broker, trust or other nominee to vote, will have no effect on the outcome of a vote on the Devon Adjournment Proposal. An abstention from voting will have the same effect as a vote “AGAINST” the Devon Adjournment Proposal.
Voting by Devon’s Directors and Executive Officers
At the close of business on [•], 2026, directors and executive officers of Devon were entitled to vote approximately [•] shares of Devon Common Stock, or approximately [•]% of the shares of Devon Common Stock issued and outstanding on that date. Devon currently expects that all of its directors and executive officers will vote their shares in favor of the Stock Issuance Proposal, the Authorized Share Charter Amendment Proposal and the Devon Adjournment Proposal, although none of the directors and executive officers are obligated to do so.

Voting at the Devon Special Meeting
The Devon Special Meeting will be a completely virtual meeting. There will be no physical meeting location and the meeting will only be conducted via live webcast. The virtual Devon Special Meeting will be held on [•] at [•] [a.m./p.m.], Central Time. To participate in the Devon Special Meeting and submit questions during the special meeting, visit [•] and enter the 16-digit control number on the proxy card, voting instruction form or notice you received. Online check-in will begin at [•] [a.m./p.m.], Central Time. Please allow time for online check-in procedures.
The virtual stockholder meeting format uses technology designed to increase stockholder access, save Devon and Devon stockholders time and money, and provide Devon stockholders rights and opportunities to participate in the meeting similar to what they would have at an in-person meeting. In addition to online attendance, Devon provides stockholders with an opportunity to hear all portions of the official meeting, submit written questions and comments during the meeting, and vote online during the open poll portion of the meeting.
Although Devon offers four different voting methods, Devon encourages you to submit a proxy to vote either over the Internet or by telephone to ensure that your shares are represented and voted at the Devon Special Meeting.
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To Submit a Proxy to Vote over the Internet:   To submit a proxy to vote over the Internet, go to [•] and follow the steps outlined on the secured website. You will need the number included on your proxy card to obtain your records and to create an electronic voting instruction form. If you submit your proxy to vote over the Internet, you do not have to mail in a proxy card. If you choose to submit your vote via proxy over the Internet, you must do so prior to 11:59 p.m., Eastern Time, on [•], 2026.

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To Submit a Proxy by Telephone:   To submit a proxy to vote by telephone, call toll-free [•] within the U.S., U.S. territories and Canada on a touch-tone telephone. Please have your proxy card available for reference because you will need the validation details that are located on your proxy card in order to submit your vote by proxy by telephone. If you submit your proxy to vote by telephone, you do not have to mail in a proxy card. If you choose to submit your vote via proxy by telephone, you must do so prior to 11:59 p.m., Eastern Time, on [•], 2026.

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To Submit a Proxy by Mail:   To submit a proxy to vote by mail, complete, sign and date the proxy card and return it promptly to the address indicated on the proxy card in the postage paid enveloped provided. If you sign and return your proxy card without indicating how you want your shares of Devon Common Stock to be voted with regard to a particular proposal, your shares of Devon Common Stock will be voted in favor of such proposal. If you return your proxy card without a signature, your shares will not be counted as present at the Devon Special Meeting and cannot be voted.

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Voting Virtually at the Devon Special Meeting:   Voting virtually at the Devon Special Meeting.

If your shares are held by your bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a vote instruction form from your bank, broker or other nominee seeking instruction from you as to how your shares should be voted.
If you sign your proxy, but do not indicate how you wish to vote, your shares will be voted “FOR” the Stock Issuance Proposal, “FOR” the Authorized Share Charter Amendment Proposal and “FOR” the Devon Adjournment Proposal.
Revocation of Proxies
You can change or revoke your proxy at any time before the final vote at the Devon Special Meeting. If you are the stockholder of record of your shares, you may revoke your proxy by:
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submitting another proxy over the Internet or by telephone prior to 11:59 p.m., Eastern Time, on [•], 2026;

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timely delivering a written notice that you are revoking your proxy to Devon’s Corporate Secretary;

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timely delivering a valid, later-dated proxy;

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attending the Devon Special Meeting and voting. Your attendance at the Devon Special Meeting will not revoke your proxy unless you give written notice of revocation to Devon’s Corporate Secretary before your proxy is exercised or unless you vote your shares in person at the Devon Special Meeting; or

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if you are the beneficial owner of shares held in “street name,” you should contact your bank, broker or other nominee with questions about how to change or revoke your voting instructions.

Solicitation of Proxies
The Devon Board is soliciting your proxy in connection with the Devon Special Meeting, and Devon will bear the cost of soliciting such proxies, including the costs of printing and mailing this joint proxy statement/prospectus. Devon has retained MacKenzie Partners as proxy solicitor to assist with the solicitation of proxies in connection with the Devon Special Meeting. [Devon estimates it will pay MacKenzie Partners a fee of approximately $[•], in addition to the reimbursement of expenses, for these services.] Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through banks, brokers and other nominees to the beneficial owners of shares of Devon Common Stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by certain of Devon’s directors, officers and employees, without additional compensation.
Appraisal Rights
Devon stockholders are not entitled to appraisal or dissenters’ rights in connection with the merger. For additional information, please see “The Merger — No Appraisal Rights.”
Householding of Devon Special Meeting Materials
Each registered Devon stockholder will receive one copy of this joint proxy statement/prospectus per account, regardless of whether you have the same address as another stockholder of record. SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, commonly called “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. For more details, see “Householding of Proxy Materials.”
Questions
If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy card or voting instructions, please contact the Corporate Secretary, at Devon’s principal executive offices, 333 W. Sheridan Ave., Oklahoma City, Oklahoma 73102-5015.
Assistance
If you need assistance voting or in completing your proxy card or have questions regarding the Devon Special Meeting, please contact the Devon Solicitation Agent:
MacKenzie Partners, Inc.
7 Penn Plaza, Suite 503
New York, New York 10001
Stockholders, banks and brokers call: (800) 322-2885

DEVON PROPOSAL 1 — THE STOCK ISSUANCE PROPOSAL
This joint proxy statement/prospectus is being furnished to Devon stockholders as part of the solicitation of proxies by the Devon Board for use at the Devon Special Meeting to consider and vote upon the approval of the Stock Issuance Proposal pursuant to the Merger Agreement, which is attached as Annex A to this joint proxy statement/prospectus.
The Devon Board, after due and careful discussion and consideration, unanimously adopted, approved and declared advisable the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement and determined that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, Devon and its stockholders.
Approval of the Stock Issuance Proposal is a condition to closing of the merger.
The vote on the Stock Issuance Proposal is a vote separate and apart from the vote to approve the Authorized Share Charter Amendment Proposal or the Devon Adjournment Proposal. Accordingly, a Devon stockholder may vote to approve the Stock Issuance Proposal and vote not to approve the Authorized Share Charter Amendment Proposal or the Devon Adjournment Proposal, and vice versa.
THE DEVON BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE STOCK ISSUANCE PROPOSAL

DEVON PROPOSAL 2 — THE AUTHORIZED SHARE CHARTER AMENDMENT PROPOSAL
This joint proxy statement/prospectus is being furnished to Devon stockholders as part of the solicitation of proxies by the Devon Board for use at the Devon Special Meeting to consider and vote upon a proposal to adopt an amendment of Devon’s restated certificate of incorporation to increase the number of authorized shares of Devon Common Stock from 1,000,000,000 to 2,000,000,000, in the form attached to the accompanying joint proxy statement/prospectus as Annex D. If adopted by the Devon stockholders, the amendment would become effective upon filing of an appropriate certificate of amendment with the Secretary of State of the State of Delaware. The proposed amendment would replace Clause A of Article IV of Devon’s restated certificate of incorporation with the following language:
“The Corporation shall be authorized to issue a total of 2,004,500,000 shares of capital stock divided into two classes as follows: (1) 2,000,000,000 shares of Common Stock, par value $0.10 per share (“Common Stock”), and (2) 4,500,000 shares of Preferred Stock, par value $1.00 per share (“Preferred Stock”).”
As of February 28, 2026, Devon had 1,000,000,000 shares of Devon Common Stock authorized, with 621,455,188 shares of Devon Common Stock outstanding. In addition, if the merger is completed, it is currently estimated that Devon will issue approximately [•] shares of Devon Common Stock.
The Devon Board, after due and careful discussion and consideration, unanimously adopted, approved and declared advisable the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement and determined that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, Devon and its stockholders.
Approval of the Authorized Share Charter Amendment Proposal is a condition to closing of the merger.
The vote on the Authorized Share Charter Amendment Proposal is a vote separate and apart from the vote to approve the Stock Issuance Proposal or the Devon Adjournment Proposal. Accordingly, a Devon stockholder may vote to approve the Authorized Share Charter Amendment Proposal and vote not to approve the Stock Issuance Proposal or Devon Adjournment Proposal, and vice versa. The increase in authorized shares of Devon Common Stock is required to issue the shares of Devon Common Stock that comprise the Merger Consideration. The Devon Board also believes that the increased number of authorized shares of Devon Common Stock contemplated by the Authorized Share Charter Amendment Proposal is important to the combined company in order for additional shares to be available for issuance from time to time, without further action or authorization by the Devon stockholders (except as required by applicable law or NYSE rules), for such corporate purposes as may be determined by the Devon Board, including, but not limited to, financings, potential strategic transactions, including mergers, acquisitions and business combinations, grants under equity compensation plans, stock dividends, and stock splits, as well as other general corporate purposes. The additional shares authorized would be a part of the existing class of Devon Common Stock and, if issued, would have the same rights and privileges as the shares of Devon Common Stock presently issued and outstanding.
Other than the issuance of shares in the merger and issuances of shares available for grant under Devon’s equity incentive plans, Devon has no current plan, commitment, arrangement, understanding or agreement regarding the issuance of the additional shares of Devon Common Stock that will result from Devon’s adoption of the proposed amendment. While adoption of the proposed amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of Devon’s existing stockholders, any future issuance of additional authorized shares of Devon’s Common Stock may, among other things, dilute the earnings per share of Devon Common Stock and the equity and voting rights of those holding Devon Common Stock at the time the additional shares are issued.
In addition to the corporate purposes mentioned above, an increase in the number of authorized shares of Devon Common Stock may make it more difficult to, or discourage an attempt to, obtain control of Devon by means of a takeover bid that the Devon Board determines is not in the best interest of Devon and its stockholders. However, the Devon Board does not intend or view the proposed increase in the number of authorized shares of Devon Common Stock as an anti-takeover measure and is not aware of any attempt or plan to obtain control of Devon.

In the event the Authorized Share Charter Amendment Proposal is approved by the Devon stockholders, but the Merger Agreement is terminated (without the merger being completed) prior to the issuance of shares of Devon Common Stock in the merger, Devon will not file the certificate of amendment with the Secretary of State of the State of Delaware as a result of the approval of the Authorized Share Charter Amendment Proposal and will abandon the amendment.
THE DEVON BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AUTHORIZED SHARE CHARTER AMENDMENT PROPOSAL.

DEVON PROPOSAL 3 — THE DEVON ADJOURNMENT PROPOSAL
The Devon Special Meeting may be adjourned to another time and place, including, if necessary to permit solicitation of additional proxies if there are not sufficient votes to approve the Devon Merger Proposals or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Devon stockholders.
Devon is asking its stockholders to authorize the holder of any proxy solicited by the Devon Board to vote in favor of any adjournment of the Devon Special Meeting to solicit additional proxies if there are not sufficient votes to approve the Devon Merger Proposals or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Devon stockholders.
The vote on the Devon Adjournment Proposal is a vote separate and apart from the vote to approve the Stock Issuance Proposal or the Authorized Share Charter Amendment Proposal. Accordingly, a Devon stockholder may vote to approve the Stock Issuance Proposal or the Authorized Share Charter Amendment Proposal and vote not to approve the Devon Adjournment Proposal, and vice versa.
THE DEVON BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE DEVON ADJOURNMENT PROPOSAL

COTERRA SPECIAL MEETING
General
This joint proxy statement/prospectus constitutes notice of the Coterra Special Meeting in conformity with the requirements of the DGCL and the amended and restated bylaws of Coterra (the “Coterra Bylaws”).
This joint proxy statement/prospectus is being provided to Coterra stockholders as part of a solicitation of proxies by the Coterra Board for use at the Coterra Special Meeting and at any adjournment or postponement of the Coterra Special Meeting. Coterra stockholders are encouraged to read the entire document carefully, including the annexes to this document, for more detailed information regarding the Merger Agreement and the transactions contemplated by the Merger Agreement.
Date, Time and Place
The Coterra Special Meeting will be held virtually at [•], on [•], 2026, at [•] [a.m./p.m.].
Purpose of the Coterra Special Meeting
At the Coterra Special Meeting, Coterra stockholders will be asked to consider and vote on the following:
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the Coterra Merger Proposal;

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the Advisory Compensation Proposal; and

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the Coterra Adjournment Proposal.

Coterra will transact no other business at the Coterra Special Meeting except such business as may properly be brought before the Coterra Special Meeting or any adjournment or postponement thereof. This joint proxy statement/prospectus, including the Merger Agreement attached thereto as Annex A, contains further information with respect to these matters.
Recommendation of the Coterra Board
The Coterra Board has unanimously (i) determined that the Merger Agreement, the merger and the other transactions contemplated thereby are in the best interests of, and are advisable to, Coterra and the Coterra stockholders, (ii) approved and declared advisable the Merger Agreement, the merger and the other transactions contemplated thereby and (iii) resolved to recommend that the Coterra stockholders adopt and approve the Merger Agreement, the merger and the other transactions contemplated thereby. A description of factors considered by the Coterra Board in reaching its decision to approve and declare advisable the Coterra Merger Proposal can be found in “The Merger — Recommendation of the Coterra Board and its Reasons for the Merger” beginning on page 65.
The Coterra Board unanimously recommends that Coterra stockholders vote “FOR” the Coterra Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Coterra Adjournment Proposal.
Coterra stockholders’ approval of the Coterra Merger Proposal is a condition for the merger to occur. If Coterra stockholders fail to approve the Coterra Merger Proposal by the requisite vote, the merger will not occur. Approval of the Advisory Compensation Proposal is advisory only, and neither the Advisory Compensation Proposal nor the Coterra Adjournment Proposal are conditions to closing of the merger.
Record Date; Stockholders Entitled to Vote
Only holders of Coterra Common Stock at the close of business on [•], 2026, the record date for the Coterra Special Meeting, will be entitled to notice of, and to vote at, the Coterra Special Meeting or any adjournment or postponement of the Coterra Special Meeting. At the close of business on the Coterra Record Date, [•] shares of Coterra Common Stock were issued and outstanding.
Holders of Coterra Common Stock are entitled to one vote for each share of Coterra Common Stock they own at the close of business on the Coterra Record Date.

A complete list of stockholders entitled to vote at the Coterra Special Meeting will be available for a period of at least ten days prior to the Coterra Special Meeting. If you would like to inspect the list of Coterra stockholders of record, please contact the Corporate Secretary at corporatesecretary@coterra.com to schedule an appointment or request access.
Quorum; Adjournment
The presence at the Coterra Special Meeting of the holders of a majority of the shares of Coterra Common Stock entitled to vote at the meeting as of the close of business on the Coterra Record Date, represented in person or by proxy, will constitute a quorum. There must be a quorum for business to be conducted at the Coterra Special Meeting.
The chairman of the meeting or the stockholders, by the affirmative vote of a majority of the voting power of the shares so represented, may adjourn the meeting from time to time, whether or not there is such a quorum. Failure of a quorum to be represented at the Coterra Special Meeting will result in an adjournment of the Coterra Special Meeting and may subject Coterra to additional expense. Even if a quorum is present, the Coterra Special Meeting may also be adjourned in order to provide more time to solicit additional proxies in favor of approval of the Coterra Merger Proposal if sufficient votes are cast in favor of the Coterra Adjournment Proposal or the chairman of the meeting so moves.
Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken unless the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for the stockholders entitled to vote is fixed for the adjourned meeting, the Coterra Board must fix a record date for the adjourned meeting in accordance with the DGCL and provide a new notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting. In addition, the Coterra Special Meeting could be postponed before it commences.
If the Coterra Special Meeting is adjourned or postponed for the purpose of soliciting additional votes, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you submit your proxy over the Internet or by telephone or submit a properly executed proxy card, even if you abstain from voting, your shares will be counted as present for purposes of determining whether a quorum exists at the Coterra Special Meeting.
Required Vote
Approval of the Coterra Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Coterra Common Stock entitled to vote on the proposal. Accordingly, with respect to a Coterra stockholder who is present in person or represented by proxy at the Coterra Special Meeting, such stockholder’s abstention from voting will have the same effect as a vote “against” the Coterra Merger Proposal. Additionally, the failure of a Coterra stockholder who holds shares in “street name” through a bank, broker or other nominee to give voting instructions to the bank, broker or other nominee will have the same effect as a vote “against” the Coterra Merger Proposal.
Under the Coterra Bylaws, approval of the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of Coterra Common Stock present in person or represented by proxy at the Coterra Special Meeting and entitled to vote thereon. Accordingly, with respect to a Coterra stockholder who is present in person or represented by proxy at the Coterra Special Meeting, such stockholder’s abstention will be counted in connection with the determination of whether a quorum is present and will have the same effect as a vote “against” the Advisory Compensation Proposal. The failure of a Coterra stockholder who holds shares in “street name” through a bank, broker or other nominee to give voting instructions to the bank, broker or other nominee will have no effect on the outcome of the Advisory Compensation Proposal. However, if a Coterra stockholder instructs its bank, broker or other nominee regarding some of the proposals but not the Advisory Compensation Proposal, such broker non-vote will have the same effect as a vote “against” the Advisory Compensation Proposal.
Under the Coterra Bylaws, approval of the Coterra Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Coterra Common Stock present in person or represented by proxy at the Coterra Special Meeting and entitled to vote thereat, whether or not a quorum is present. Accordingly, with respect to a Coterra stockholder who is present in person or represented by proxy at the Coterra Special Meeting, such stockholder’s abstention from voting or the failure of a Coterra stockholder to vote will have the same effect as a vote “against” the Coterra Adjournment Proposal. The failure of a Coterra stockholder who holds shares in “street name” through a bank, broker or other nominee to give voting instructions to the bank, broker or other nominee will have no effect on the outcome of the Coterra Adjournment Proposal. However, if a Coterra stockholder instructs its bank, broker or other nominee regarding some of the proposals but not the Coterra Adjournment Proposal, such broker non-vote will have the same effect as a vote “against” the Coterra Adjournment Proposal. Regardless of whether a quorum is present at the Coterra Special Meeting, the chairman of the meeting may also adjourn the Coterra Special Meeting.
The merger is conditioned on, among other things, the approval of the Coterra Merger Proposal at the Coterra Special Meeting. Coterra stockholders will also be asked to approve the Advisory Compensation Proposal and the Coterra Adjournment Proposal. Approval of the Advisory Compensation Proposal is advisory only, and neither the Advisory Compensation Proposal nor the Coterra Adjournment Proposal are conditions to closing of the merger.
Abstentions and Broker Non-Votes
An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. At the Coterra Special Meeting, abstentions will be counted as present for purposes of determining whether a quorum exists. Abstaining from voting will have the same effect as voting “AGAINST” the Coterra Merger Proposal, the Advisory Compensation Proposal and the Coterra Adjournment Proposal.
If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be voted “FOR” the Coterra Merger Proposal, the Advisory Compensation Proposal and the Coterra Adjournment Proposal.
Broker non-votes occur when (i) a bank, broker or other nominee has discretionary authority to vote on one or more proposals to be voted on at a meeting of stockholders, but is not permitted to vote on other proposals without instructions from the beneficial owner of the shares and (ii) the beneficial owner fails to provide the bank, broker or other nominee with such instructions. Under NYSE rules, banks, brokers and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the Coterra proposals described in this joint proxy statement/prospectus. Accordingly, if a beneficial owner of shares of Coterra Common Stock held in “street name” does not give voting instructions to the bank, broker or other nominee, then those shares will not be counted as present in person or by proxy at the Coterra Special Meeting.
Failure to Vote
If you are a stockholder of record and you do not sign and return your proxy card or vote over the Internet, by telephone or at the Coterra Special Meeting, your shares will not be voted at the Coterra Special Meeting, will not be counted as present in person or by proxy at the Coterra Special Meeting and will not be counted as present for purposes of determining whether a quorum exists.
Provided a quorum is present, a failure to vote, or a failure to instruct your bank, broker, trust or other nominee to vote, will have the same effect as a vote “AGAINST” the Coterra Merger Proposal.
Provided a quorum is present, a failure to vote, or a failure to instruct your bank, broker, trust or other nominee to vote, will have no effect on the outcome of a vote on the Advisory Compensation Proposal.
A failure to vote, or a failure to instruct your bank, broker, trust or other nominee to vote, will have no effect on the outcome of a vote on the Coterra Adjournment Proposal.
Voting by Coterra’s Directors and Executive Officers
At the close of business on [•], 2026, directors and executive officers of Coterra were entitled to vote [•] shares of Coterra Common Stock, or approximately [•]% of the shares of Coterra Common Stock issued and outstanding on that date. Coterra currently expects that its directors and executive officers will vote their shares in favor of the Coterra Merger Proposal, the Advisory Compensation Proposal and the Coterra Adjournment Proposal, although none of the directors and executive officers are obligated to do so.
Voting at the Coterra Special Meeting
The Coterra Special Meeting will be a completely virtual meeting. There will be no physical meeting location and the meeting will only be conducted via live webcast. The virtual Coterra Special Meeting will be held on [•] at [•] [a.m.], Central Time. To participate in the Coterra Special Meeting and submit questions during the special meeting, visit [•] and enter the 16-digit control number on the proxy card, voting instruction form or notice you received. Online check-in will begin at [•] [a.m.], Central Time. Please allow time for online check-in procedures.
The virtual stockholder meeting format uses technology designed to increase stockholder access, save Coterra and Coterra stockholders time and money, and provide Coterra stockholders rights and opportunities to participate in the meeting similar to what they would have at an in-person meeting. In addition to online attendance, Coterra provides stockholders with an opportunity to hear all portions of the official meeting, submit written questions and comments during the meeting, and vote online during the open poll portion of the meeting.
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To Submit a Proxy to Vote over the Internet:   To submit a proxy to vote over the Internet, go to [•] and follow the steps outlined on the secured website. You will need the number included on your proxy card to obtain your records and to create an electronic voting instruction form. If you submit your proxy to vote over the Internet, you do not have to mail in a proxy card. If you choose to submit your vote via proxy over the Internet, you must do so prior to 11:59 p.m., Eastern Time, on [•], 2026.

•
To Submit a Proxy by Telephone:   You may submit a proxy to vote by telephone by calling toll-free [•] within the U.S., U.S. territories and Canada on a touch-tone telephone. Please have your proxy card available for reference because you will need the validation details that are located on your proxy card in order to submit your vote by proxy by telephone. If you submit your proxy to vote by telephone, you do not have to mail in a proxy card. If you choose to submit your vote via proxy by telephone, you must do so prior to 11:59 p.m., Eastern Time, on [•], 2026.

•
To Submit a Proxy by Mail:   To submit a proxy to vote by mail, complete, sign and date the proxy card and return it promptly to the address indicated on the proxy card in the postage paid enveloped provided. If you sign and return your proxy card without indicating how you want your shares of Coterra Common Stock to be voted with regard to a particular proposal, your shares of Coterra Common Stock will be voted in favor of such proposal. If you return your proxy card without a signature, your shares will not be counted as present at the Coterra Special Meeting and will not be voted.

If your shares are held by your bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a vote instruction form from your bank, broker or other nominee seeking instruction from you as to how your shares should be voted.
Revocation of Proxies
You can change or revoke your proxy at any time before the final vote at the Coterra Special Meeting. If you are the stockholder of record of your shares, you may revoke your proxy by:
•
submitting another proxy over the Internet or by telephone prior to 11:59 p.m., Eastern Time, on [•], 2026;

•
timely delivering a written notice that you are revoking your proxy to Coterra’s Corporate Secretary;

•
timely delivering a valid, later-dated proxy; or

•
attending the Coterra Special Meeting and voting. Your attendance at the Coterra Special Meeting will not revoke your proxy unless you give written notice of revocation to Coterra’s Corporate Secretary before your proxy is exercised or unless you vote your shares in person at the Coterra Special Meeting.

If you are the beneficial owner of shares held in “street name,” you should contact your bank, broker or other nominee with questions about how to change or revoke your voting instructions.
Solicitation of Proxies
The Coterra Board is soliciting your proxy in connection with the Coterra Special Meeting, and Coterra will bear the cost of soliciting such proxies, including the costs of printing and filing this joint proxy statement/prospectus. Coterra has retained Innisfree M&A Incorporated as proxy solicitor to assist with the solicitation of proxies in connection with the Coterra Special Meeting. Coterra estimates it will pay Innisfree a fee of up to $75,000, in addition to the reimbursement of expenses, for these services. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through banks, brokers and other nominees to the beneficial owners of shares of Coterra Common Stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by certain of Coterra’s directors, officers and employees, without additional compensation.
Appraisal Rights
Coterra stockholders are not entitled to appraisal or dissenters’ rights in connection with the merger. For additional information, please see “The Merger — No Appraisal Rights.”
Householding of Coterra Special Meeting Materials
Each registered Coterra stockholder will receive one copy of this joint proxy statement/prospectus per account, regardless of whether you have the same address as another stockholder of record. SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, commonly called “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. For more details, see “Householding of Proxy Materials.”
Questions
If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy card or voting instructions, please contact Coterra’s Corporate Secretary at Coterra’s principal executive offices at Three Memorial City Plaza, 840 Gessner Road, Suite 1400, Houston, Texas 77024.
Assistance
If you need assistance voting or in completing your proxy card or have questions regarding the Coterra Special Meeting, please contact Coterra’s proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 19th floor
New York, New York 10022
Shareholders May Call Toll Free: (877) 750-9499
Banks and Brokers Call: (212) 750-5833

COTERRA PROPOSAL 1 — THE COTERRA MERGER PROPOSAL
This proxy statement/prospectus is being furnished to Coterra stockholders as part of the solicitation of proxies by the Coterra Board for use at the Coterra Special Meeting to consider and vote upon a proposal to adopt and approve the Merger Agreement, which is attached as Annex A to this joint proxy statement/prospectus, the merger and the other transactions contemplated by the Merger Agreement.
The Coterra Board has unanimously (i) determined that the Merger Agreement, the merger and the other transactions contemplated thereby are in the best interests of, and are advisable to, Coterra and the Coterra stockholders, (ii) approved and declared advisable the Merger Agreement, the merger and the other transactions contemplated thereby and (iii) resolved to recommend that the Coterra stockholders adopt and approve the Merger Agreement, the merger and the other transactions contemplated thereby.
Approval of the Coterra Merger Proposal is a condition to closing of the merger.
The vote on the Coterra Merger Proposal is a vote separate and apart from the vote to approve the Advisory Compensation Proposal or the Coterra Adjournment Proposal. Accordingly, a Coterra stockholder may vote to approve the Coterra Merger Proposal and vote not to approve the Advisory Compensation Proposal or the Coterra Adjournment Proposal, or vice versa.
THE COTERRA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE COTERRA MERGER PROPOSAL

COTERRA PROPOSAL 2 — THE ADVISORY COMPENSATION PROPOSAL
Pursuant to Section 14A of the Exchange Act and Rule 14a-21(c) thereunder, Coterra is seeking a non-binding advisory stockholder approval of the compensation of Coterra’s named executive officers that is based on or otherwise relates to the merger as disclosed in “The Merger — Interests of Coterra’s Directors and Executive Officers in the Merger — Quantification of Potential Payments and Benefits to Coterra’s Named Executive Officers in Connection with the Merger.” The Advisory Compensation Proposal gives Coterra stockholders the opportunity to express their views on the merger-related compensation of Coterra’s named executive officers.
Accordingly, Coterra is asking Coterra stockholders to vote “FOR” the adoption of the following resolution, on a non-binding advisory basis:
“RESOLVED, that Coterra stockholders approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Coterra’s named executive officers in connection with the merger, as disclosed pursuant to Item 402(t) of Regulation S-K under “The Merger — Interests of Coterra’s Directors and Executive Officers in the Merger” of the joint proxy statement/prospectus (which disclosure includes the compensation table and related narrative named executive officer compensation disclosures required pursuant to Item 402(t) of Regulation S-K).”
The vote on the Advisory Compensation Proposal is a vote separate and apart from the vote to approve the Coterra Merger Proposal or the Coterra Adjournment Proposal. Accordingly, a Coterra stockholder may vote to approve the Advisory Compensation Proposal and vote not to approve the Coterra Merger Proposal or the Coterra Adjournment Proposal, or vice versa. If the merger is completed, the merger-related compensation may be paid to Coterra’s named executive officers to the extent payable in accordance with the terms of the compensation agreements and arrangements even if Coterra stockholders vote against the approval of the Advisory Compensation Proposal.
THE COTERRA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY COMPENSATION PROPOSAL
COTERRA PROPOSAL 3 — THE COTERRA ADJOURNMENT PROPOSAL
The Coterra Special Meeting may be adjourned to another time and place, including, if necessary to permit solicitation of additional proxies if there are not sufficient votes to approve the Coterra Merger Proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Coterra stockholders.
Coterra is asking its stockholders to authorize the holder of any proxy solicited by the Coterra Board to vote in favor of any adjournment of the Coterra Special Meeting to solicit additional proxies if there are not sufficient votes to approve the Coterra Merger Proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Coterra stockholders.
The vote on the Coterra Adjournment Proposal is a vote separate and apart from the vote to approve the Coterra Merger Proposal or the Advisory Compensation Proposal. Accordingly, a Coterra stockholder may vote to approve the Coterra Adjournment Proposal and vote not to approve the Coterra Merger Proposal or the Advisory Compensation Proposal, and vice versa.
THE COTERRA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE COTERRA ADJOURNMENT PROPOSAL

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
On February 1, 2026, Devon, Merger Sub and Coterra entered into the Merger Agreement, which provides that Merger Sub, a wholly-owned, direct subsidiary of Devon, will merge with and into Coterra, with Coterra continuing as the surviving corporation and a wholly-owned, direct subsidiary of Devon. If the merger is completed, Coterra stockholders will receive, in exchange for each share of Coterra Common Stock, 0.70 shares of Devon Common Stock.
The following unaudited pro forma combined financial statements (the “Pro Forma Financial Statements”) have been prepared from the respective historical consolidated financial statements of Devon and Coterra and have been adjusted to reflect the closing of the merger. The unaudited pro forma combined statement of operations (the “Pro Forma Statement of Operations”) for the year ended December 31, 2025, is presented as if the merger had been completed on January 1, 2025. The unaudited pro forma combined balance sheet (the “Pro Forma Balance Sheet”) is presented as if the merger had been closed on December 31, 2025.
The Pro Forma Financial Statements have been developed from and should be read in conjunction with:
•
the audited consolidated financial statements of Devon included in its Annual Report on Form 10-K for the year ended December 31, 2025;

•
the audited consolidated financial statements of Coterra and related notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2025;

•
other information relating to Devon and Coterra contained in or incorporated by reference into this joint proxy statement/prospectus.

The Pro Forma Financial Statements have been prepared to reflect adjustments to Devon’s historical consolidated financial information that are (i) directly attributable to the merger, (ii) factually supportable and (iii) with respect to the Pro Forma Statement of Operations, expected to have a continuing impact on Devon’s results. Accordingly, the Pro Forma Financial Statements reflect the following:
•
the merger, using the acquisition method of accounting, with Devon as the accounting acquirer and each share of Coterra Common Stock converted into 0.70 shares of Devon Common Stock;

•
the assumption of liabilities for expenses directly attributable to the merger; and

•
the conforming of Coterra’s historical amounts to Devon’s financial statement presentation and accounting policies, including reclassifications of certain line items for consistent presentation.

The acquisition method of accounting requires fair values to be estimated and determined for the merger consideration, as well as the assets acquired and liabilities assumed by Devon upon completing the merger. As of the date of this joint proxy statement/prospectus, Devon has used currently available information to determine preliminary fair value estimates for the merger consideration and its allocation to the Coterra assets acquired and liabilities assumed. Until the merger is completed, Devon and Coterra are limited in their ability to share certain information. Therefore, Devon estimated the fair value of Coterra’s assets and liabilities based on reviews of Coterra’s SEC filings, preliminary valuation studies, allowed discussions with Coterra’s management and other due diligence procedures. The assumptions and estimates used to make the preliminary pro forma adjustments are described in the notes accompanying the Pro Forma Financial Statements.
Upon completing the merger, Devon will determine the value of the merger consideration using Devon Common Stock closing price and Coterra Common Stock outstanding on the merger’s closing date. Additionally, after completing the merger, Devon will identify the Coterra assets acquired and liabilities assumed and make final determinations of their fair values using relevant information available at that time. As a result of the foregoing, the pro forma adjustments with respect to the merger are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. Any increases or decreases in the merger consideration and the fair value of assets acquired and liabilities assumed upon completion of the final valuations may be materially different from the information presented in the Pro Forma Financial Statements.

The Pro Forma Financial Statements are presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the merger occurred on the dates indicated. Further, the Pro Forma Financial Statements do not purport to project the future operating results or financial position of the combined company following the merger. Devon’s actual financial position and results of operations following the closing of the merger may differ materially from these Pro Forma Financial Statements.
Although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, the Pro Forma Financial Statements do not reflect the benefits of expected cost savings (or associated costs to achieve such savings), opportunities to earn additional revenue or other factors that may result after the merger and, accordingly, do not attempt to predict or suggest future results. Specifically, the Pro Forma Statement of Operations excludes projected synergies expected to be achieved as a result of the merger, which are described in the section entitled “The Merger — Recommendation of the Devon Board and its Reasons for the Merger” beginning on page 54, as well as any associated costs that may be required to achieve the identified synergies. Further, the Pro Forma Financial Statements do not reflect the effect of any regulatory actions that may impact the results of the combined company following the merger.

DEVON ENERGY CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
DECEMBER 31, 2025
(IN MILLIONS)
	Historical			Transaction Accounting Adjustments
	Devon	Coterra	Total	Reclass(a)	Coterra Merger	Pro Forma Devon
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$1,434	$—	$1,434	$119	$—	$1,553
Cash and cash equivalents	—	114	114	(114)	—	—
Restricted cash	—	5	5	(5)	—	—
Accounts receivable	1,792	1,208	3,000	—	—	3,000
Income tax receivable	—	201	201	(201)	—	—
Inventory	336	48	384	—	—	384
Other current assets	444	273	717	201	—	918
Total current assets	4,006	1,849	5,855	—	—	5,855
Oil and gas property and equipment, net	23,731	—	23,731	21,039	10,875(b)	55,645
Other property and equipment, net	1,688	—	1,688	1,019	—	2,707
Properties and equipment, net	—	22,058	22,058	(22,058)	—	—
Total property and equipment, net	25,419	22,058	47,477	—	10,875	58,352
Goodwill	753	—	753	—	—	753
Right-of-use assets	299	—	299	181	—	480
Investments	727	—	727	12	—	739
Other long-term assets	395	334	729	(193)	—	536
Total assets	$31,599	$24,241	$55,840	$—	$10,875	$66,715
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$790	$1,056	$1,846	$(619)	$—	$1,227
Revenues and royalties payable	1,491	—	1,491	650	—	2,141
Accrued liabilities	—	197	197	(197)	—	—
Interest payable	—	54	54	(54)	—	—
Short-term debt	998	250	1,248	—	—	1,248
Other current liabilities	807	—	807	220	39(e)	1,066
Total current liabilities	4,086	1,557	5,643	—	39	5,682
Long-term debt	7,391	3,568	10,959	—	(19)(b)	10,940
Lease liabilities	197	—	197	120	—	317
Asset retirement obligations	863	329	1,192	—	(207)(b)	985
Other long-term liabilities	907	238	1,145	(120)	—	1,025
Deferred income taxes	2,627	3,703	6,330	—	2,553(b)	8,883
Redeemable preferred stock	—	8	8	—	—	8
Stockholders’ equity:
Common stock	62	76	138	—	53(c)	115
					(76)(d)
Additional paid-in capital	5,388	7,854	13,242	—	23,333(c)	28,721
					(7,854)(d)
Retained earnings	10,200	6,894	17,094	—	(6,894)(d)	10,161
					(39)(e)
Accumulated other comprehensive loss	(122)	14	(108)	—	(14)(d)	(122)
Total equity	15,528	14,838	30,366	—	8,509	38,875
Total liabilities and equity	$31,599	$24,241	$55,840	$—	$10,875	$66,715

DEVON ENERGY CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2025
(IN MILLIONS)
	Historical			Transaction Accounting Adjustments
	Devon	Coterra	Total	Reclass(a)	Coterra Merger	Pro Forma Devon
Oil, gas and NGL sales	$11,223	$—	$11,223	$7,176	$—	$18,399
Oil	—	3,699	3,699	(3,699)	—	—
Natural gas	—	2,633	2,633	(2,633)	—	—
NGL	—	844	844	(844)	—	—
Oil, gas and NGL derivatives	402	—	402	351	—	753
Gain on derivative instruments	—	351	351	(351)	—	—
Other	—	118	118	(118)	—	—
Marketing and midstream revenues	5,563	—	5,563	90	—	5,653
Total revenues	17,188	7,645	24,833	(28)	—	24,805
Production expenses	3,567	—	3,567	2,398	—	5,965
Exploration expenses	43	27	70	—	—	70
Marketing and midstream expenses	5,635	—	5,635	52	—	5,687
Depreciation, depletion and amortization	3,595	2,370	5,965	(13)	717(f)	6,669
Asset impairments	254	—	254	—	—	254
Asset dispositions	(343)	—	(343)	(5)	—	(348)
General and administrative expenses	492	323	815	—	—	815
Financing costs, net	455	—	455	191	—	646
Direct operations	—	1,023	1,023	(1,023)	—	—
Gathering, processing and transportation	—	1,089	1,089	(1,089)	—	—
Taxes other than income	—	366	366	(366)	—	—
Gain on sale of assets	—	(5)	(5)	5	—	—
Interest expense	—	205	205	(205)	—	—
Interest income	—	(14)	(14)	14	—	—
Other income	—	(2)	(2)	2	—	—
Other, net	24	—	24	11	50(e)	85
Total expenses	13,722	5,382	19,104	(28)	767	19,843
Earnings before income taxes	3,466	2,263	5,729	—	(767)	4,962
Income tax expense (benefit)	785	546	1,331	—	(176)(g)	1,155
Net earnings	2,681	1,717	4,398	—	(591)	3,807
Net earnings attributable to noncontrolling interests	39	—	39	—	—	39
Net earnings attributable to Devon	$2,642	$1,717	$4,359	$—	$(591)	$3,768
Net earnings per share:
Basic net earnings per share	$4.18					$3.24
Diluted net earnings per share	$4.17					$3.24
Weighted average shares outstanding:
Basic	632				531(h)	1,163
Diluted	633				531(h)	1,164

Basis of Presentation
The Devon and Coterra historical financial information have been derived from each respective company’s Annual Report on Form 10-K for the year ended December 31, 2025. Certain of Coterra’s historical amounts have been reclassified to conform to Devon’s financial statement presentation. These Pro Forma Financial Statements should be read in conjunction with the historical financial statements and related notes thereto of Devon and Coterra.
The Pro Forma Balance Sheet is presented as if the merger had been completed on December 31, 2025. The Pro Forma Statement of Operations is presented as if the merger had been completed on January 1, 2025.
The Pro Forma Financial Statements reflect pro forma adjustments that are described in the accompanying notes and are based on currently available information. Preliminary adjustments have been made that are necessary to present fairly the Pro Forma Financial Statements and are subject to change as additional information becomes available and as additional analysis is performed. The Pro Forma Financial Statements do not purport to represent what the combined company’s financial position or results of operations would have been if the merger had actually occurred on the dates indicated, nor are they indicative of Devon’s future financial position or results of operations. Actual results may differ materially from the assumptions and estimates reflected in these Pro Forma Financial Statements.
Merger Consideration and Purchase Price Allocation
As the accounting acquirer, Devon will account for the merger using the acquisition method of accounting for business combinations. The allocation of the preliminary estimated purchase price with respect to the merger is based upon Devon’s estimates of, and assumptions related to, the fair value of assets to be acquired and liabilities to be assumed as of December 31, 2025 using currently available information. Because the unaudited pro forma combined financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations of the combined companies may be materially different from the pro forma amounts included herein. Devon expects to finalize the purchase price allocation as soon as practicable after completing the merger.
The preliminary purchase price allocation is subject to change due to several factors, including, but not limited to:
•
changes in the estimated fair value of Devon Common Stock consideration issued to Coterra stockholders, based on Devon Common Stock closing price and Coterra Common Stock outstanding at the closing date of the merger;

•
changes in the estimated fair value of Coterra’s identifiable assets acquired and liabilities assumed as of the closing of the merger, which could result from changes in oil and natural gas commodity prices, reserve estimates, discount rates and other factors;

•
the tax bases of Coterra’s assets and liabilities as of the closing date of the merger; and

•
the factors described in the section entitled “Risk Factors” beginning on page 25.

The preliminary value of the merger consideration and its allocation to the net assets acquired is as follows (in millions, except exchange ratio, share, and per share data):

Preliminary Purchase Price Allocation
Consideration:
Coterra Common Stock outstanding on March 3, 2026	759.3
Exchange Ratio	$0.70
Devon common stock issued	531.5
Devon closing price on March 3, 2026	$44.00
Total consideration	$23,386
Assets acquired:
Cash, cash equivalents and restricted cash	$119
Accounts receivable	1,208
Inventory	48
Other current assets	474
Oil and gas property and equipment, net	31,914
Other property and equipment, net	1,019
Right-of-use assets	181
Investments	12
Other long-term assets	141
Total assets acquired	$35,116
Liabilities assumed:
Accounts payable	437
Revenues and royalties payable	650
Short-term debt	250
Other current liabilities	220
Long-term debt	3,549
Lease liabilities	120
Asset retirement obligations	122
Other long-term liabilities	118
Deferred income taxes	6,256
Redeemable preferred stock	8
Total liabilities assumed	11,730
Net assets acquired	$23,386
As a result of the merger, Coterra stockholders will receive, in exchange for each share of Coterra Common Stock, 0.70 shares of Devon Common Stock.
The final merger consideration could significantly differ from the amounts presented in the pro forma financial statements due to fluctuations in Devon’s Common Stock price up to the closing date. From January 30, 2026, the last trading date prior to the initial public announcement of the merger to March 3, 2026, the preliminary value of Devon’s merger consideration to be issued had increased by approximately $2 billion, as a result of the increase in the share price for Devon Common Stock from $40.21 to $44.00. The final value of Devon’s consideration will be determined based on the actual number of shares of Devon Common Stock issued and the market price of Devon Common Stock at the effective time of the merger. The following table shows the estimated purchase consideration resulting from a change in Devon’s share price (amounts in millions, except for share price):

Change in Share Price	Share Price	Estimated Purchase Consideration
Increase of 10%	$48.40	$25,724
Decrease of 10%	$39.60	$21,047
Pro Forma Adjustments
The following adjustments have been made to the accompanying Pro Forma Financial Statements to give effect to the merger:
(a)
The following reclassifications conform Coterra’s historical financial information to Devon’s financial statement presentation:

Pro Forma Balance Sheet as of December 31, 2025
•
Current assets:   Reclassification of $114 million cash and cash equivalents and $5 million restricted cash to cash, cash equivalents and restricted cash. Reclassification of $201 million income tax receivable to other current assets.

•
Property and equipment:   Reclassification of $22.1 billion of properties and equipment, net to oil and gas property and equipment, net, for $21.0 billion and other property and equipment, net, for $1.0 billion.

•
Other long-term assets:   Reclassification of $193 million of other long-term assets to right-of-use assets for $181 million and investments for $12 million.

•
Current liabilities:   Reclassification of $619 million of accounts payable and $31 million of accrued liabilities to revenues and royalties payable. Reclassification of $166 million of accrued liabilities and $54 million of interest payable to other current liabilities.

•
Other long-term liabilities:   Reclassification of $120 million of other long-term liabilities to lease liabilities.

Pro Forma Statement of Operations for the Year Ended December 31, 2025
•
Revenues:   Reclassification of $3.7 billion, $2.6 billion and $0.8 billion of Coterra’s disaggregated oil, natural gas and NGL sales, respectively, to aggregated oil, gas and NGL sales. Reclassification of $351 million gain on derivatives, net to oil, gas and NGL derivatives. Reclassification of $118 million of other revenues to marketing and midstream revenues and production expenses for $90 million and $28 million, respectively.

•
Expenses:   Reclassification of $1.0 billion from direct operations expenses, $1.1 billion of gathering, processing and transportation expenses and $366 million of taxes other than income to production expenses. Reclassification of $52 million of gathering, processing and transportation expenses to marketing and midstream expenses. Reclassification $205 million of interest expense and $14 million of interest income to financing costs, net. Reclassification of $5 million gain on sale of assets to asset dispositions. Reclassification of $2 million of other income and $13 million of asset retirement obligation accretion expense included in depreciation, depletion and amortization to other, net.

(b)
These adjustments reflect the estimated fair value of Devon Common Stock of $23.4 billion allocated to the estimated fair values of the assets acquired and liabilities assumed as follows:

•
Total property and equipment, net:   $10.9 billion increase in Coterra’s net book value of oil and gas properties.

•
Long-term debt:   $19 million decrease in Coterra’s book value.

•
Asset retirement obligations:   $207 million decrease in Coterra’s book value.

•
Deferred income taxes:   $2.6 billion increase in deferred tax liabilities resulting from the fair value adjustments, calculated using the estimated blended statutory tax rate of 23%.

(c)
These adjustments reflect the increase in Devon Common Stock and additional paid-in capital resulting from the issuance of Devon Common Stock to Coterra stockholders to effect the transaction.

(d)
These adjustments reflect the elimination of Coterra’s historical equity balances.

(e)
This adjustment reflects the estimated transaction costs of $50 million ($39 million, net of tax) related to the merger, including financial advisory, banking, legal and accounting fees that are not capitalized as part of the transaction. The costs are not reflected in the historical December 31, 2025 consolidated balance sheets of Devon and Coterra, but are reflected in the Pro Forma Balance Sheet as an increase to other current liabilities as they will be expensed as incurred. These amounts and their corresponding tax effect have been reflected in the Pro Forma Statement of Operations.

(f)
These adjustments reflect the increase to depreciation, depletion and amortization expense resulting from the change in the basis of property and equipment.

(g)
Reflects the income tax benefit of $176 million on the pro forma adjustments, primarily incremental depreciation, depletion, and amortization, calculated using the estimated blended statutory tax rate of 23%.

(h)
These adjustments reflect Devon Common Stock issued to Coterra stockholders.

Supplemental Pro Forma Oil and Natural Gas Reserves Information
The following tables present the estimated pro forma combined net proved developed and undeveloped oil, natural gas and NGL reserves prepared as of December 31, 2025, along with a summary of changes in the quantities of net remaining proved reserves during the year ended December 31, 2025. The pro forma combined standardized measure of discounted future net cash flows relating to proved reserves as of December 31, 2025, as well as changes to the standardized measure for the year ended December 31, 2025, are also presented.
This pro forma reserve, production and standardized measure information gives effect to the merger as if it had been completed on January 1, 2025. However, the proved reserves and standardized measures presented below represent the respective estimates made as of December 31, 2025 by Devon and Coterra while they were separate companies. These estimates have not been updated for changes in development plans or other factors, which have occurred or may occur subsequent to December 31, 2025 or the merger. This pro forma information has been prepared for illustrative purposes and is not intended to be a projection of future results of the combined company.
	Oil (MMBbls)
	Devon Historical	Coterra Historical	Devon Pro Forma Combined
December 31, 2024	902	270	1,172
Revisions	11	5	16
Extensions and discoveries	185	61	246
Purchase of reserves	23	107	130
Production	(142)	(58)	(200)
Sale of reserves	(18)	—	(18)
December 31, 2025	961	385	1,346
Proved developed reserves:
December 31, 2024	706	189	895
December 31, 2025	714	283	997
Proved undeveloped reserves:
December 31, 2024	196	81	277
December 31, 2025	247	102	349

	Natural Gas (Bcf)
	Devon Historical	Coterra Historical	Devon Pro Forma Combined
December 31, 2024	3,776	9,834	13,610
Revisions	444	816	1,260
Extensions and discoveries	778	759	1,537
Purchase of reserves	59	188	247
Production	(505)	(1,086)	(1,591)
Sale of reserves	(70)	—	(70)
December 31, 2025	4,482	10,511	14,993
Proved developed reserves:
December 31, 2024	3,057	8,420	11,477
December 31, 2025	3,476	9,051	12,527
Proved undeveloped reserves:
December 31, 2024	719	1,414	2,133
December 31, 2025	1,006	1,460	2,466
	NGL (MMBbls)
	Devon Historical	Coterra Historical	Devon Pro Forma Combined
December 31, 2024	624	362	986
Revisions	49	21	70
Extensions and discoveries	129	63	192
Purchase of reserves	10	28	38
Production	(81)	(46)	(127)
Sale of reserves	(11)	—	(11)
December 31, 2025	720	428	1,148
Proved developed reserves:
December 31, 2024	500	271	771
December 31, 2025	551	335	886
Proved undeveloped reserves:
December 31, 2024	124	91	215
December 31, 2025	169	93	262
	Combined (MMBoe)
	Devon Historical	Coterra Historical	Devon Pro Forma Combined
December 31, 2024	2,155	2,271	4,426
Revisions	134	162	296
Extensions and discoveries	443	251	694
Purchase of reserves	43	167	210
Production	(307)	(286)	(593)
Sale of reserves	(40)	—	(40)
December 31, 2025	2,428	2,565	4,993
Proved developed reserves:
December 31, 2024	1,715	1,864	3,579
December 31, 2025	1,844	2,127	3,971
Proved undeveloped reserves:
December 31, 2024	440	407	847
December 31, 2025	584	438	1,022

The pro forma combined standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves as of December 31, 2025 is as follows:
	Year Ended December 31, 2025
	Devon Historical	Coterra Historical	Devon Pro Forma Combined
Future cash inflows	$81,155	$56,872	$138,027
Future costs:
Development	(6,035)	(3,365)	(9,400)
Production	(38,022)	(22,326)	(60,348)
Future income tax expense	(5,653)	(5,992)	(11,645)
Future net cash flow	31,445	25,189	56,634
10% discount to reflect timing of cash flows	(12,680)	(11,592)	(24,272)
Standardized measure of discounted future net cash flows	$18,765	$13,597	$32,362
The changes in the pro forma combined standardized measure of discounted future net cash flows relating to proved oil, natural gas and NGL reserves for the year ended December 31, 2025 are as follows:
	Year Ended December 31, 2025
	Devon Historical	Coterra Historical	Devon Pro Forma Combined
Beginning balance	$19,770	$8,453	$28,223
Net changes in prices and production costs	(3,027)	3,877	850
Oil, gas and NGL sales, net of production costs	(7,656)	(4,727)	(12,383)
Changes in estimated future development costs	582	145	727
Extensions and discoveries, net of future development costs	4,367	2,109	6,476
Purchase of reserves	791	2,439	3,230
Sales of reserves in place	(744)	—	(744)
Revisions of quantity estimates	1,430	1,191	2,621
Previously estimated development costs incurred during the period	1,792	982	2,774
Accretion of discount	1,623	1,077	2,700
Net change in income taxes and other	(163)	(1,949)	(2,112)
Ending balance	$18,765	$13,597	$32,362

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following is a summary of material U.S. federal income tax consequences generally applicable to a “U.S. holder” (as defined below) of Coterra Common Stock that receives Devon Common Stock pursuant to the merger. This discussion is based upon the Code, Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions in effect as of the date of this joint proxy statement/prospectus, all of which are subject to change at any time, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any state or local or non-U.S. tax considerations or any U.S. federal estate, gift, alternative minimum tax, or Medicare contribution tax considerations.
The following discussion applies only to U.S. holders of Coterra Common Stock who hold shares of Coterra Common Stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to U.S. holders in light of their specific circumstances and does not apply to U.S. holders subject to special treatment under the U.S. federal income tax laws (such as, for example, dealers or brokers in securities, commodities or foreign currencies, traders in securities that elect to apply a mark-to-market method of accounting, banks and certain other financial institutions, insurance companies, mutual funds, tax-exempt organizations, holders subject to the alternative minimum tax provisions of the Code, partnerships, S corporations or other pass-through entities (or investors in such partnerships, S corporations or other such pass-through entities), regulated investment companies, real estate investment trusts, former citizens or residents of the United States, holders whose functional currency is not the U.S. dollar, holders who hold shares of Coterra Common Stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, or holders who acquired Coterra Common Stock pursuant to the exercise of employee stock options, through a tax qualified retirement plan or otherwise as compensation, or holders who actually or constructively own more than 5% of the outstanding shares of Coterra Common Stock).
For purposes of this discussion, a “U.S. holder” is a beneficial owner of Coterra Common Stock that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation, or entity treated as a corporation, organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) such trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Coterra Common Stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partner and the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds Coterra Common Stock, and any partners in such partnership, should consult their tax advisors regarding the tax consequences of the merger to their specific circumstances.
The tax consequence of the merger to any holder of Coterra Common Stock that is not a U.S. holder are not discussed in this joint proxy statement/prospectus. Such holders should consult their own tax advisors regarding the tax consequences of the merger to them in light of their specific circumstances.
Assuming that the merger is completed as currently contemplated, Devon and Coterra intend for (and have agreed to use their respective reasonable best efforts to cause) the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. However, it is not a condition to Devon’s obligation or Coterra’s obligation to complete the transactions that the merger qualifies as a “reorganization.” Moreover, neither Devon nor Coterra will request a ruling from the IRS with respect to the tax treatment of the merger, and as a result, no assurance can be given that the IRS will not challenge the treatment of the merger as a reorganization or that a court would not sustain such a challenge. If the IRS were to challenge the “reorganization” status of the merger successfully or the form or structure of the merger was changed in a manner such that it did not qualify as a “reorganization,” the tax consequences would differ from those set forth in this joint proxy statement/prospectus and holders of Coterra Common Stock could be subject to U.S. federal income tax upon the receipt of Devon Common Stock in the merger.

Provided the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, the material U.S. federal income tax consequences of the merger will generally be as follows:
Exchange of Shares of Coterra Common Stock for Shares of Devon Common Stock
Upon the exchange of a U.S. holder’s Coterra Common Stock for Devon Common Stock in the merger, a U.S. holder will generally not recognize gain or loss, except with respect to cash received in lieu of fractional shares of Devon Common Stock (as discussed below). Further, such holder will have an aggregate tax basis in Devon Common Stock received in the merger (including any fractional shares of Devon Common Stock deemed received and exchanged for cash as described below) equal to such U.S. holder’s aggregate adjusted tax basis in the Coterra Common Stock surrendered in exchange therefor. A U.S. holder of Coterra Common Stock will have a holding period for the shares of Devon Common Stock received in the merger (including any fractional shares deemed received and exchanged for cash as described below) that includes the holding period of the shares of Coterra Common Stock surrendered in the merger.
A U.S. holder that acquired different blocks of Coterra Common Stock at different times or different prices should consult its own tax advisor regarding the manner in which the basis and holding period should be allocated among the U.S. holder’s Coterra Common Stock in light of the U.S. holder’s specific circumstance.
Receipt of Cash in Lieu of Fractional Shares
If a U.S. holder of Coterra Common Stock receives cash in lieu of a fractional share of Devon Common Stock, the U.S. holder will generally be treated as having received such fractional share of Devon Common Stock pursuant to the merger and then as having received cash in exchange for such fractional share of Devon Common Stock. As a result, the U.S. holder will generally recognize gain or loss equal to the difference between the amount of cash received in lieu of a fractional share and the U.S. holder’s basis in the fractional share of Devon Common Stock as set forth above. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if, as of the Effective Time, the U.S. holder’s holding period for such fractional share (including the holding period of shares of Coterra Common Stock surrendered therefor) exceeds one year. For U.S. holders of shares of Coterra Common Stock that are non-corporate holders, long-term capital gain generally will be taxed at a U.S. federal income tax rate that is lower than the rate for ordinary income or for short-term capital gains. The deductibility of capital losses is subject to limitations.
Backup Withholding and Information Reporting
Payments of any cash in lieu of a fractional share of Devon Common Stock are subject to information reporting unless the U.S. holder is an exempt recipient and may, under certain circumstances, be subject to backup withholding (currently, at a rate of 24%), unless such holder provides the withholding agent with its taxpayer identification number and otherwise complies with the backup withholding rules. Any amounts withheld from payments to a U.S. holder of shares of Coterra Common Stock under the backup withholding rules are not additional tax and generally will be allowed as a refund or credit against such U.S. holder’s U.S. federal income tax liability; provided that such U.S. holder timely furnishes the required information to the IRS.
This discussion of material U.S. federal income tax consequences of the merger is for general information purposes only and is not intended to be, and should not be construed as, tax advice. Determining the actual tax consequences of the merger to you may be complex and will depend on your specific situation and on factors that are not within Devon’s nor Coterra’s knowledge or control. You should consult your tax advisors with respect to the application of U.S. federal income tax laws to your specific situation as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction.

DESCRIPTION OF DEVON CAPITAL STOCK
The following description of Devon Common Stock is not complete and may not contain all the information you should consider before investing in Devon Common Stock. This description is a summary of certain provisions contained in, and is qualified in its entirety by reference to, Devon’s restated certificate of incorporation and Devon’s amended and restated bylaws.
General
Devon’s authorized capital stock consists of:
•
1.0 billion shares of Devon Common Stock; and

•
4.5 million shares of preferred stock, par value $1.00 per share (“preferred stock”).

As of [•], 2026, there were [•] shares of Devon Common Stock outstanding and no shares of preferred stock outstanding. If the Authorized Share Charter Amendment Proposal is approved and the merger is completed, Devon’s authorized capital stock will consist of 2.0 billion shares of Devon Common Stock and 4.5 million shares of preferred stock.
Common Stock
Holders of Devon Common Stock will be entitled to receive dividends out of legally available funds when and if declared by the Devon Board. Subject to the rights of the holders of any outstanding shares of preferred stock, holders of shares of Devon Common Stock will be entitled to cast one vote for each share held of record on all matters submitted to a vote of stockholders. They will not be entitled to cumulative voting rights for the election of directors. The shares of Devon Common Stock have no preemptive, conversion or other rights to subscribe for or purchase any of Devon’s securities. Upon Devon’s liquidation or dissolution, the holders of shares of Devon Common Stock are entitled to share ratably in any of Devon’s assets that remain after payment or provision for payment to creditors and holders of preferred stock.
Preferred Stock
The preferred stock may be issued in one or more series. The Devon Board may establish attributes of any series, including the designation and number of shares in the series, dividend rates (cumulative or noncumulative), voting rights, redemptions, conversion or preference rights, and any other rights and qualifications, preferences and limitations or restrictions on shares of a series. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Devon without any vote or action by the stockholders and may adversely affect the voting and other rights of the holders of shares of Devon Common Stock. The specific terms of a particular series of preferred stock will be described in a certificate of designation relating to that series.
Subject to the Devon Charter and to any limitations imposed by any then outstanding preferred stock, Devon may issue additional series of preferred stock, at any time or from time to time, with such powers, preferences, rights and qualifications, limitations or restrictions as the Devon Board determines, and without further action of the stockholders, including holders of Devon’s then outstanding preferred stock, if any.
Certain Anti-takeover Matters
The Devon Charter and the Devon Bylaws contain provisions that may make it more difficult for a potential acquirer to acquire Devon by means of a transaction that is not negotiated with the Devon Board. These provisions and certain provisions of the DGCL could delay or prevent a merger or acquisition that Devon’s stockholders consider favorable.
These provisions may also discourage acquisition proposals or have the effect of delaying or preventing a change in control, which could harm Devon’s stock price. Following is a description of the anti-takeover effects of certain provisions of the Devon Charter and the Devon Bylaws.

No cumulative voting
The DGCL provides that stockholders of a Delaware corporation are not entitled to the right to cumulate votes in the election of directors unless its certificate of incorporation provides otherwise. The Devon Charter provides that cumulative voting is not permitted.
Calling of special meetings of stockholders
The Devon Charter and the Devon Bylaws provide that special meetings of Devon’s stockholders may be called only by resolutions adopted by a majority of the Devon Board, the chair of the Devon Board, Devon’s president or chief executive officer or by Devon’s secretary upon an appropriately made written request of one or more record holders owning, and having held continuously for a period of at least one year prior to the date such request is delivered, an aggregate of not less than 25% of the voting power of all outstanding shares of Devon’s capital stock.
Advance notice requirements for stockholder proposals and director nominations.
The Devon Bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders or a stockholder requested special meeting of stockholders must provide timely notice of their proposal in writing to Devon’s corporate secretary.
Generally, to be timely, a stockholder’s notice regarding an annual meeting of stockholders must be received at Devon’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the previous year’s annual meeting. Additionally, if a stockholder or beneficial owner, if any, or any of their respective affiliates, associates, or others acting in concert therewith intend to solicit proxies in support of any director nominee other than Devon’s nominees, such stockholders must, among other requirements as identified in the Devon Bylaws, deliver to Devon not later than five business days prior to the applicable meeting of stockholders, reasonable evidence that it has met the requirements of Rule 14a-19 of the Exchange Act with respect to such nominees. The Devon Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders, a stockholder requested special meeting of stockholders or make nominations for directors.
No action by stockholder consents
The Devon Charter provides that any action required or permitted to be taken by the stockholders of Devon must be effected at a duly called annual or special meeting of Devon’s stockholders, and specifically denies to the stockholders the ability to consent in writing to the taking of any action.
Limitations on liability and indemnification of officers and directors.
The DGCL authorizes corporations to limit or eliminate the personal liability of officer and directors to corporations and their stockholders for monetary damages for breaches of directors’ and officers’ fiduciary duties. The Devon Charter provides that directors and officers shall not be liable to the corporation or Devon’s stockholders for monetary damages for breach of fiduciary duty, except for liability (i) for any breach of the director or officer’s duty of loyalty to Devon or its stockholders, (ii) for any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) with respect to any director, under Section 174 of the DGCL, (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) with respect to any officer, in any action by or in the right of Devon. In addition to the circumstances in which a director or officer of Devon is not personally liable as set forth in the preceding sentence, a director or officer of Devon shall not be liable to the fullest extent permitted by any amendment to the DGCL hereafter enacted that further limits or permits Devon to limit the liability of a director or officer.
The Devon Charter and the Devon Bylaws require Devon to indemnify Devon’s directors, officers, employees and agents in certain circumstances and also authorize Devon to carry directors’ and officers’ insurance for the benefit of Devon’s directors, officers, employees and agents. Devon believes that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.

The limitation of liability and indemnification provisions in the Devon Charter and the Devon Bylaws may discourage Devon’s stockholders from bringing lawsuits against Devon’s directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against Devon’s directors and officers, even though such an action, if successful, might otherwise benefit Devon and Devon’s stockholders. In addition, a stockholder’s investment may be adversely affected to the extent Devon pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Board authority to amend bylaws.
Under the Devon Charter and the Devon Bylaws, the Devon Board has the authority to adopt, amend or repeal the Devon Bylaws without the approval of its stockholders. However, Devon’s stockholders also have the right, with the affirmative vote of the holders of at least a majority of the combined voting power of the then-outstanding shares of voting stock and without the approval of the Devon Board, to adopt, amend or repeal the Devon Bylaws.
General Corporation Law of the State of Delaware.
Devon is a Delaware corporation that is subject to Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified therein, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless:
•
prior to such time, the Devon Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•
at or subsequent to that time, the business combination is approved by the Devon Board of the corporation and by the affirmative vote of holders of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction that results in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of Devon’s voting stock.
Under certain circumstances, Section 203 could make it more difficult for a person who would be an “interested stockholder” to effect a “business combination” with Devon. Section 203 of the DGCL may encourage any person interested in acquiring Devon to negotiate in advance with the Devon Board because the stockholder approval requirement would be avoided if the Devon Board approves either the business combination or the transaction that results in such person becoming an interested stockholder. Section 203 of the DGCL also may make it more difficult to effect transactions involving Devon that stockholders may otherwise deem to be in their best interests.
Exclusive Forum for Certain Lawsuits.
The Devon Bylaws designate the Court of Chancery in the State of Delaware and the federal district courts of the United States of America as the exclusive forums for certain claims involving Devon. This forum selection provision in the Devon Bylaws may limit a stockholder’s ability to bring a claim against Devon or Devon’s directors, officers or employees in a judicial forum that it finds favorable and otherwise may discourage lawsuits with respect to such claims.
Listing
Devon Common Stock is listed and traded on the New York Stock Exchange under the symbol “DVN.”

Transfer Agent and Registrar
The transfer agent and registrar for Devon Common Stock is Computershare Trust Company, N.A. Its address is c/o Computershare Investor Services, P.O. Box 43078, Providence, RI 02940-3078 and its telephone number is (877) 860-5820.

COMPARISON OF STOCKHOLDERS’ RIGHTS
If the merger is completed, Coterra stockholders will receive shares of Devon Common Stock. The second restated certificate of incorporation of Devon, subject to the amendment thereto, dated [•] (the “Devon Charter”) will be the combined company’s charter. The Devon Bylaws will be the combined company’s bylaws.
Coterra and Devon are both Delaware corporations subject to the DGCL. If the merger is completed, the rights of Coterra stockholders who become Devon stockholders through the exchange of shares and the rights of Devon stockholders will continue to be governed by the DGCL, the Devon Charter and the Devon Bylaws.
The following description summarizes certain material differences between the rights of Coterra stockholders and the rights of Devon stockholders. This does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist. Coterra stockholders should read carefully the relevant provisions of the DGCL, the Devon Charter, the Devon Bylaws, the second amended and restated certificate of incorporation of Coterra (the “Coterra Charter”), and the Coterra Bylaws. Copies of the documents referred to in this summary may be obtained as described under “Where You Can Find More Information.”
Coterra	Devon
AUTHORIZED CAPITAL STOCK; OUTSTANDING CAPITAL STOCK
Coterra is authorized to issue 1,800,000,000 shares of common stock, par value $0.10 per share, and 5,000,000 shares of preferred stock, par value $0.10 per share.
Devon is authorized to issue 1,000,000,000 shares of common stock, par value $0.10 per share, and 4,500,000 shares of preferred stock, $1.00 par value per share.
If the Authorized Share Charter Amendment Proposal is approved and the merger is completed, Devon will be authorized to issue 2,000,000,000 shares of common stock, par value $0.10 per share, and 4,500,000 shares of preferred stock, $1.00 par value per share.

RIGHTS OF PREFERRED STOCK
The Coterra Board is authorized to issue preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, and the powers, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, if any. Unless required by applicable law or any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by the holders of Coterra common stock.
Shares of Devon preferred stock may be issued from time to time in one or more series as may from time to time be determined by the Devon Board, each of said series to be distinctly designated.
The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Devon Board is expressly granted the authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each such series, including, but without limiting the generality of the foregoing, the following:
•
the rights in respect of dividends, if any, of such series of Preferred Stock, the extent of the

Coterra	Devon

preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of Devon, and whether or in what circumstances such dividends shall be cumulative;
•
the right, if any, of the holders of such series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock or other securities of Devon or any other person, and the terms and conditions of such conversion or exchange;

•
whether or not shares of such series of Preferred Stock shall be subject to redemption, and, if so, the terms and conditions of such redemption (including whether such redemption shall be optional or mandatory), including the date or dates or event or events upon or after which they shall be redeemable, and the amount and type of consideration payable upon redemption, which may vary under different conditions and at different redemption dates;

•
the rights, if any, of the holders of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of Devon or in the event of any merger or consolidation of or sale of assets by Devon;

•
the terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of such series of the Preferred Stock;

•
the voting powers, if any, of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of Devon generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Devon Board adopted pursuant to the Devon Charter, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock; and

Coterra	Devon
• any other powers, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions of shares of such series of Preferred Stock.
VOTING RIGHTS

Each holder of shares of Coterra Common Stock represented at a meeting of stockholders will be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder on the record date for any action, on all matters on which the Coterra stockholders are entitled to vote.
The holders of Coterra Common Stock do not have cumulative voting rights.

Each holder of shares of Devon Common Stock represented at a meeting of stockholders will be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder.
The holders of Devon Common Stock do not have cumulative voting rights.

QUORUM

The Coterra Bylaws provide that, at any meeting of the stockholders, a quorum for the election of any director or for the consideration of any question consists of a majority in interest of all capital stock issued and outstanding and entitled to vote for the election of such director or upon such question, except in any case that the presence of a larger quorum is required by applicable law, the Coterra certificate of incorporation or the Coterra Bylaws.
The Coterra Bylaws provide that any annual or special meeting of stockholders may be adjourned by the chairman of the meeting from time to time, and for any reason, to reconvene at the same or some other place, and notice need not be given of any such reconvened meeting if the time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and holders of proxies for stockholders may be deemed present in person and vote at that reconvened meeting are announced at the meeting at which the adjournment is taken.

The Devon Bylaws provide that unless otherwise required by law or the Devon Charter, the presence in person, by proxy or by means of remote communication (if authorized by the Devon Board as provided in the Devon Bylaws) of holders of a majority of the voting power of the then-outstanding shares of voting stock on the record date, shall constitute a quorum at all meetings of the stockholders for the transaction of business.
A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chair of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in the Devon Bylaws, until a quorum shall be present or represented.

SPECIAL MEETINGS OF STOCKHOLDERS
The Coterra Bylaws provide that special meetings of the Coterra stockholders may be called only by the chairman of the Coterra Board, by the chief executive officer, by the president or by the Coterra Board.
The Devon Bylaws provides that unless otherwise required by law, special meetings of stockholders, for any purpose or purposes, may be called only (i) pursuant to the Devon Charter, as amended and restated from time to time (including any certificates of designation with respect to any Preferred Stock) or (ii) with the concurrence of a majority of the then-authorized number of directors of Devon, by the Chair of the Devon Board or the President or Chief Executive Officer of Devon.
The Devon Charter provides that special meetings of stockholders of Devon may be called only

Coterra	Devon
(i) pursuant to a resolution adopted by a majority of the then-authorized number of directors of Devon, (ii) if permitted by the Devon Bylaws, by the Chair of the Board or the President of Devon as and in the manner provided in the Devon Bylaws or (iii) by the Secretary of Devon upon receipt of the written request of one or more record holders owning, and having held continuously for a period of at least one year prior to the date such request is delivered, an aggregate of not less than 25% of the voting power of all outstanding shares of capital stock of Devon entitled to vote on the matter or matters to be brought before the proposed special meeting, provided that such written request is made in accordance with and subject to the applicable requirements and procedures of the Devon Bylaws, including any limitations on the stockholders’ ability to request a special meeting set forth in the Devon Bylaws. Special meetings of stockholders may not be called by any other person or persons or in any other manner. Elections of directors need not be by written ballot unless the Devon Bylaws shall so provide.
NOTICE OF MEETINGS OF STOCKHOLDERS
Record Date	Record Date

Pursuant to the Coterra Bylaws, in order that Coterra may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Coterra Board may fix in advance a record date, which record date shall not precede the date upon which the resolutions fixing the record date is adopted by the Coterra Board and which record date shall, unless otherwise required by law, not be more than 60 days nor less than 10 days before the date of any meeting of stockholders.
If no record date is fixed by the Coterra Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Coterra Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting.

Pursuant to the Devon Bylaws, in order that Devon may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Devon Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Devon Board and which record date shall not be more than 60 nor less than ten days before the date of such meeting.
If no record date is fixed by the Devon Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Devon Board may fix a new record date for the adjourned meeting.

Coterra	Devon

Notice of Stockholder Meetings
Under the Coterra Bylaws, written notice stating the place (if any), day and hour of any meeting, the means of remote communication (if any) by which stockholders and holders of proxies for stockholders may participate in that meeting and be deemed present in person and vote at that meeting, and, in the case of a special meeting, the purposes for which the meeting is called will be given to stockholders entitled to vote at the meeting not less than 10 days nor more than 60 days before the date of the meeting.
In accordance with Section 232 of the DGCL, without limiting the manner in which notice otherwise may be given effectively to stockholders, any notice to stockholders given by Coterra may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the corporation and shall be given (1) if mailed, when the notice is deposited in the U.S. mail, postage prepaid; (2) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address; or (3) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is otherwise prohibited.

Notice of Stockholder Meetings
Pursuant to the Devon Bylaws, whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given by Devon which shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders or proxyholders may be deemed to be present and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, the written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting.
Written notice shall be given by Devon to any stockholder by any manner permitted by law, including, without limitation, either (a) personally or (b) by mail or other means of written communication (including electronic transmission by Devon), charges prepaid, addressed to such stockholder at such stockholder’s physical or electronic address appearing on the books of Devon or given by such stockholder to Devon for the purpose of notice. If a stockholder gives no address or no such address appears on the books of Devon, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the principal executive office of Devon is located, or if published at least once in a newspaper of general circulation in the county in which such office is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the United States mail, postage prepaid, or sent by other means of written communication and addressed as hereinbefore provided. An affidavit of delivery or mailing, or other authorized means of transmitting, of any notice in accordance with the provisions of Section 14 of the Devon’s Bylaws, executed by the Secretary, any Assistant Secretary or any transfer agent, shall be prima facie evidence of the giving of the notice. If any notice addressed to the stockholder at the address of such stockholder appearing on the books of Devon is returned to Devon by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at such address, all future notices shall be deemed to have been duly given without further mailing if the same shall be available for the stockholder upon written demand of the stockholder at the principal

Coterra	Devon
executive office of Devon for a period of one year from the date of the giving of the notice to all other stockholders. Notice shall not be given by electronic transmission by Devon after either one of the following: (i) Devon is unable to deliver two consecutive notices to the stockholder by that means or (ii) the inability to so deliver such notices to the stockholder becomes known to the Secretary, any Assistant Secretary, the transfer agent, or other person responsible for the giving of the notice.
STOCKHOLDER RIGHTS PLANS
Coterra does not currently have a stockholder rights plan in effect.	Devon does not currently have a stockholder rights plan in effect.
STOCKHOLDER INSPECTION RIGHTS; STOCKHOLDER LISTS

Under Section 220 of the DGCL, a stockholder or his or her agent has a right to inspect the corporation’s stock ledger, a list of its stockholders and its other books and records during usual hours of business upon written demand stating a proper purpose (which must be reasonably related to such person’s interest as a stockholder). If the corporation refuses to permit such inspection or fails to reply to the request within five business days of the demand, the stockholder may apply to the Court of Chancery for an order to compel such inspection.
Pursuant to the Coterra Bylaws, Coterra shall prepare or cause to be prepared, no later than the 10th day before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the date of such meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date), arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation.
The original or duplicate stock ledger shall conclusively list and identify the stockholders of Coterra entitled to examine such list or to vote in person or by proxy at any meeting of stockholders.

Under Section 220 of the DGCL, a stockholder or his or her agent has a right to inspect the corporation’s stock ledger, a list of its stockholders and its other books and records during usual hours of business upon written demand stating a proper purpose (which must be reasonably related to such person’s interest as a stockholder). If the corporation refuses to permit such inspection or fails to reply to the request within five business days of the demand, the stockholder may apply to the Court of Chancery for an order to compel such inspection.
Pursuant to the Devon Bylaws, the officer of Devon who has charge of the stock ledger of Devon shall prepare and make, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days ending on the date before the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at Devon’s principal place of business. In the event that Devon determines to make the list available on an electronic network, it may take reasonable steps to ensure that such information is available only to its stockholders.
The stock ledger of Devon shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by the Devon Bylaws or the books of Devon, or to vote in person or by proxy at any meeting of stockholders.

Coterra	Devon
NUMBER OF DIRECTORS; TERM
Number of Directors	Number of Directors

The Coterra Bylaws provide that the Coterra Board will have no less than three nor more than 15 directors, with the exact number to be determined by resolution of the Coterra Board. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.
There are currently ten members of the Coterra Board.
The Coterra governance guidelines express the intention that a substantial majority of Coterra’s directors will meet the definition of “independent,” as defined in applicable statutes, regulations and NYSE Governance Standards.

The Devon Charter provides that the number of directors which shall constitute the entire Devon Board shall not be less than three nor more than twenty, and shall be determined by resolution adopted by a majority of the entire Devon Board. Except as otherwise provided pursuant to the Devon Charter relating to additional directors elected by the holders of one or more series of Preferred Stock, no decrease in the number of directors constituting the Devon Board shall shorten the term of any incumbent director.
There are currently eleven members of the Devon Board.

Term	Term
Any Coterra director properly elected shall hold office until the next annual meeting of the stockholders and until such director’s successor is elected and qualified.	Any Devon director properly elected shall hold office for a term ending at the next following annual meeting of stockholders, and until such director’s successor shall have been duly elected and qualified, subject to his or her earlier death, disqualification, resignation or removal.
ELECTION OF DIRECTORS

The Coterra Bylaws provide that each director will be elected by the affirmative vote of the holders of the majority of the votes cast at a meeting for the election of directors at which a quorum is present; provided, however, that the directors will be elected by a plurality of the voting power of the capital stock present at any meeting for which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the secretary as of the 10th day preceding the date Coterra first mails or delivers its notice of meeting for such meeting to stockholders.
The Coterra governance guidelines provide that each director nominee will submit an irrevocable letter of resignation which would be effective only upon such nominee failing to receive the required vote for election and the Coterra Board accepting such resignation. In such event, the Governance and Social Responsibility Committee of the Coterra Board will promptly consider whether to accept the resignation of such nominee and make a recommendation to the Coterra Board concerning the acceptance or rejection of such resignation. The Coterra Board will then determine whether to accept such director’s resignation, taking into account the recommendation of the Governance and Social Responsibility Committee of the Coterra Board.
The Devon Bylaws provide that, subject to the Devon Charter and except as provided in the Devon Bylaws, at any meeting of stockholders in which the election of directors shall be considered (i) a nominee for director in an uncontested election shall be elected if the votes cast “for” such nominee’s election exceed the votes cast “withheld” in such nominee’s election and (ii) any nominee for director in a contested election shall be elected by a plurality of the votes cast. The directors shall be elected in the manner set forth in the Devon Charter, and as provided in the DGCL. Any nominee for director who fails to receive the requisite vote in any uncontested election in accordance with the Devon Bylaws shall, within 90 days from the date of the election, tender his or her written offer of resignation for consideration by the Governance Committee of the Devon Board (or such other committee of the Devon Board performing the nominating/corporate governance duties of the Devon Board).

Coterra	Devon
FILLING VACANCIES ON THE BOARD OF DIRECTORS
The Coterra Bylaws provide that, if the office of any director becomes vacant, by reason of death, resignation or removal, a successor may be elected by the Coterra Board by vote of a majority of the remaining directors then in office, whether or not the remaining directors constitute a quorum. Each such successor will hold office for the unexpired term of office to which such successor was appointed, and until his or her successor will be appointed and qualified, or until he or she sooner dies, resigns, is removed or replaced or becomes disqualified. Newly created directorships resulting from any increase in the authorized number of directors voted by the Coterra Board between annual meetings may be filled, at the discretion of the board, by an election at a meeting of stockholders held for that purpose, or by an election at a meeting of the Coterra Board, or by vote of a majority of the directors then in office though less than a quorum. Each director so chosen will hold office until the next annual meeting of the stockholders.	Pursuant to the Devon Charter, except as otherwise subject to the provisions the Devon Charter, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Devon Board resulting from death, resignation, disqualification, removal, or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Devon Board.
REMOVAL OF DIRECTORS
The Coterra Bylaws allow for the stockholders to remove any director from office with or without cause, by the affirmative vote of the holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote for such removal, at any meeting called for that purpose.	Neither the Devon Charter nor the Devon Bylaws discuss removal of directors from the board. However, under the DGCL, any director or the entire board of directors may be removed, with or without cause, by the stockholders holding a majority of the outstanding shares of Devon Common Stock entitled to vote on the election of directors.
DIRECTOR NOMINATIONS BY STOCKHOLDERS

The Coterra Bylaws provide that a stockholder must give advance written notice to the secretary of Coterra of a director nomination or any proposal for business to be considered at an annual meeting. A stockholder must give advance written notice to the secretary of Coterra of a director nomination to be considered at a special meeting at which the Coterra Board has determined that directors are to be elected. The Coterra Bylaws do not provide for the consideration of stockholder proposals at a special meeting.
With respect to director nominations or proposals for matters to be considered at an annual meeting, the notice must be in writing, meet the notice requirements of the Coterra Bylaws and be delivered not less than 90 days nor more than 120 days prior to the first anniversary date of the
Pursuant to the Devon Bylaws, nominations of persons for election to the Devon Board (except as otherwise provided in the Devon Charter with respect to directors to be elected by the holders of any class or series of Preferred Stock) may be made at an annual meeting of stockholders only (a) by or at the direction of the Devon Board, (b) by any stockholder of Devon who is entitled to vote at the meeting, who has complied with all applicable procedures set forth in the Devon Bylaws, and who was a stockholder of record at the time the required notice is delivered to the Secretary of Devon and on the record date for the determination of stockholders certified to vote at such meeting or (c) by any Eligible Stockholder (as defined in the Devon Bylaws) who has complied with all applicable procedures set forth in the Devon Bylaws.

Coterra	Devon

immediately preceding annual meeting, except that in the event that the annual meeting is called for a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting (or, if less than 100 days’ prior notice or public announcement of the scheduled meeting date is given or made, then the 10th day following the earlier of the day on which the notice of such meeting was mailed to Coterra stockholders or the day on which such public announcement was made).
In the event that the number of directors to be elected to the Coterra Board at an annual meeting is increased and there is no prior notice or public announcement by Coterra that names all of the nominees for director or specifies the size of the increased board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice to nominate a director will be considered timely, but only with respect to nominees for any new positions created by such increase if it is delivered to the Coterra Secretary not later than the close of business on the 10th day following the earlier day on which the notice of such meeting was mailed to Coterra stockholders or such public announcement was made.
Director nominations to be considered at a special meeting must be in writing, meeting the requirements of the Coterra Bylaws and be delivered not earlier than the close of business on the 120th day prior to the special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting (or if the first public announcement of the date of the special meeting is less than 100 days prior to the date of the meeting, then the 10th day following the earlier of the day on which the notice of such meeting was mailed to Coterra stockholders or the day on which such public announcement was made).
Proxy Access Nomination
The Coterra Bylaws contain proxy access provisions providing that eligible stockholders of Coterra may deliver a notice of nominees to the Coterra Secretary for election of directors at an annual meeting to be included in Coterra’s proxy materials

In addition to any other applicable requirements, for nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to the Devon Bylaws, the stockholder must have given timely notice thereof in proper written form to the Secretary of Devon, and in the case of business other than nominations, such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to, and received by, the Secretary at the principal executive offices of Devon not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. To be in proper written form, such stockholder’s notice must set forth or be accompanied by the information, representations and other documents required by the Devon Bylaws.
Pursuant to the Devon Bylaws, nominations of persons for election to the Devon Board at a special meeting called for the purpose of electing directors other than pursuant to a Special Meeting Request (as defined in the Devon Bylaws) may be made only (a) by or at the direction of the Devon Board or (b) by any stockholder of Devon who is entitled to vote at the meeting, who has complied with all applicable procedures set forth in the Devon Bylaws and who was a stockholder of record at the time the required notice is delivered to the Secretary of Devon and on the record date for the determination of stockholders certified to vote at such meeting.
In addition to any other applicable requirements, for nominations to be made by a stockholder pursuant to the paragraph above, the stockholder must have given timely notice thereof in proper written form to the Secretary of Devon. To be timely, a stockholder’s notice must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to, and received by, the Secretary at the principal executive offices of Devon not later than the close of business on the 10th day following the day on

Coterra	Devon

for such annual meeting, provided that certain conditions set forth in the Coterra Bylaws are satisfied.
In order for a stockholder nominee to be included in Coterra proxy materials for an annual meeting, a nomination notice meeting the requirements of the Coterra Bylaws must be delivered by an “eligible stockholder” (as described below) not less than 120 days nor more than 150 days prior to the first anniversary of the date that Coterra first mailed its proxy statement to stockholders for the previous year’s annual meeting of stockholders.
An “eligible stockholder” is a Coterra stockholder (or a group of no more than 20 stockholders) who has continuously owned for at least three years that number of shares of Coterra common stock that constitutes 3% or more of the outstanding shares of Coterra common stock as of the date of delivery of the nomination notice and the record date of the annual meeting. Such stockholder must also own shares of Coterra common stock satisfying such requirements through the date of the annual meeting in order to be an eligible stockholder.
The number of stockholder nominees appearing in the proxy materials with respect to an annual meeting of stockholders must not exceed 20% of the number of directors in office as of the last day on which a nomination notice may be delivered, or, if such amount is not a whole number, the largest whole number below 20%.

which public announcement is first made of the date of the special meeting. To be in proper written form, such stockholder’s notice must set forth or be accompanied by the information, representations and other documents required by the Devon Bylaws.
As to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (ii) the written representation and agreement required by clause (D)(8) of Section 9 of the Devon Bylaws must accompany the notice requirement described in the preceding paragraph.
Proxy Access Nomination
Pursuant to the Devon Bylaws, whenever the Devon Board solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of Section 9(C) of the Devon Bylaws, Devon shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Devon Board, the name, together with the Required Information (as defined below), of any person nominated for election to the Devon Board pursuant to Section 9(C) of the Devon Bylaws (a “Stockholder Nominee”) by an Eligible Stockholder who expressly elects at the time of providing the notice required by Section 9(C) of the Devon Bylaws to have such nominee included in Devon’s proxy materials pursuant to Section 9(C) of the Devon Bylaws. For purposes of Section 9(C) of the Devon Bylaws, the “Required Information” that Devon will include in its proxy statement is (a) the information provided to the Secretary of Devon concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in Devon’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (b) if the Eligible Stockholder so elects, a Supporting Statement (as defined in the Devon Bylaws). For the avoidance of doubt, nothing in Section 9(C) of the Devon Bylaws shall limit Devon’s ability to solicit against any Stockholder Nominee or include in its proxy materials Devon’s own statements or other

Coterra	Devon

information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to Devon pursuant to Section 9(C) of the Devon Bylaws. Subject to the provisions of “Proxy Access Nomination” section, the name of any Stockholder Nominee included in Devon’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by Devon in connection with such annual meeting.
In addition to any other applicable requirements, for a nomination to be made by an Eligible Stockholder pursuant to Section 9(C) of the Devon Bylaws, the Eligible Stockholder must have given timely notice thereof (the “Notice of Proxy Access Nomination”) in proper written form to the Secretary of Devon. To be timely, the Notice of Proxy Access Nomination must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to, and received by, the Secretary at the principal executive offices of Devon not less than 120 days nor more than 150 days prior to the first anniversary of the date that Devon first distributed its proxy statement to stockholders for the preceding year’s annual meeting of stockholders.
The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in Devon’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (a) two or (b) 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with Section 9(C) of the Devon Bylaws (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20% (such greater number, the “Permitted Number”). In the event that one or more vacancies for any reason occurs on the Devon Board after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Devon Board resolves to reduce the size of the Devon Board in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. For purposes of determining when the Permitted Number has been reached, each of the following persons shall be counted as one of the Stockholder Nominees: (i) any individual nominated by an Eligible Stockholder for inclusion in Devon’s proxy materials pursuant to Section 9(C) of the Devon Bylaws whose nomination is

Coterra	Devon
subsequently withdrawn; (ii) any individual nominated by an Eligible Stockholder for inclusion in Devon’s proxy materials pursuant to Section 9(C) of the Devon Bylaws whom the Devon Board decides to nominate for election to the Devon Board; (iii) any director in office as of the Final Proxy Access Nomination Date who was included in Devon’s proxy materials as a Stockholder Nominee for any of the two preceding annual meetings of stockholders (including any individual counted as a Stockholder Nominee pursuant to the immediately preceding clause (ii)) and whose re-election at the upcoming annual meeting of stockholders is being recommended by the Devon Board; and (iv) any individual for whom Devon shall have received notice (whether or not subsequently withdrawn) that a stockholder intends to nominate such individual for election to the Devon Board pursuant to the Devon Bylaws. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in Devon’s proxy materials pursuant to Section 9(C) of the Devon Bylaws shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in Devon’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to Section 9(C) of the Devon Bylaws exceeds the Permitted Number. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to Section 9(C) of the Devon Bylaws exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of Section 9(C) of the Devon Bylaws from each Eligible Stockholder will be selected for inclusion in Devon’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of Voting Stock of Devon each Eligible Stockholder disclosed as Owned (as defined in the Devon Bylaws) in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of Section 9(C) of the Devon Bylaws from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of Section 9(C) of the Devon Bylaws from each Eligible Stockholder will be selected for inclusion in Devon’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

Coterra	Devon
STOCKHOLDER PROPOSALS

The Coterra Bylaws provide that for the proposal of business to be considered by the stockholders (other than director nominations, which may only be made in accordance with the Coterra Bylaws), it may be made at an annual meeting of stockholders only by any stockholder of Coterra who is entitled to vote at the meeting, who has complied with all applicable procedures set forth in Article I, Section 4 of the Coterra Bylaws, and who was a stockholder of record at the time the required notice is delivered and on the record date for the determination of stockholders entitled to vote at such meeting.
To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if less than 100 days’ prior notice or public announcement of the scheduled meeting date is given or made, the 10th day following the earlier of the day on which the notice of such meeting was mailed to stockholders of the Corporation or the day on which such public announcement was made. To be in proper written form, such stockholder’s notice must set forth or be accompanied by the information, representations and other documents required by the Coterra Bylaws.
In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting, if practicable (or, if not practicable, on the first

The Devon Bylaws provide that for the proposal of business to be considered by the stockholders (other than nominations of persons for election to the Devon Board, which may only be made in accordance with the Devon Bylaws), it may be made at an annual meeting of stockholders only by any stockholder of Devon who is entitled to vote at the meeting, who has complied with all applicable procedures set forth in clause (A)(3) and clause (D) of Section 9 of the Devon Bylaws, and who was a stockholder of record at the time the required notice is delivered to the Secretary of Devon and on the record date for the determination of stockholders certified to vote at such meeting.
To be timely, a stockholder’s notice shall be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to, and received by, the Secretary at the principal executive offices of Devon not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. To be in proper written form, such stockholder’s notice must set forth or be accompanied by the information, representations and other documents required by the Devon Bylaws.
In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of Devon not later than five business days after the later of the record date for the meeting or the date such record date is first publicly disclosed, in the case of the update and supplement required to be made as of the record date, and not later than eight business days prior to the date for the meeting, or any adjournment or postponement thereof, in the case of the update and supplement required to be made

Coterra	Devon

practicable date prior to the date for the meeting) or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).
To be in proper form, in addition to any other applicable requirements, any stockholder’s notice pursuant to the Coterra Bylaws shall set forth or be accompanied by the following (as applicable):
•
as to any other business that the stockholder proposes to bring before the meeting, a description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, together with the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment);

•
underlying shares of capital stock of Coterra,
as to such stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (a) the name and address of such stockholder, as they appear on Coterra’s books, and of such beneficial owner, if any, and the name and address of any other stockholders known by such stockholder to be supporting such business or proposal, (b)(1) the class or series and number of shares of capital stock of Coterra which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (2) any Derivative Instrument directly or indirectly owned beneficially by such stockholder and by such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock of Coterra, (3) any proxy, contract, arrangement, understanding or relationship the effect or intent of which is to increase or decrease the voting power of such stockholder or beneficial owner with respect to any shares of any security of Coterra, (4) any pledge by such stockholder or beneficial owner of any security of Coterra or any short interest of such stockholder or beneficial owner in any security of Coterra, (5) any rights to dividends on the shares of capital stock of Coterra owned beneficially by such stockholder and by such beneficial owner that are separated or separable from the as of ten business days prior to the meeting or any adjournment or postponement thereof.
To be in proper form, in addition to any other applicable requirements, any stockholder’s notice pursuant to the Devon Bylaws, any Special Meeting Request and any Notice of Proxy Access Nomination shall set forth or be accompanied by the following (as applicable):
•
as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (ii) the written representation and agreement required by clause (D)(8) of Section 9 of the Devon Bylaws;

•
as to any other business that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting (which, if the proposal is for any alteration, amendment, rescission or repeal of the Devon Bylaws, shall include the text of the resolution which will be proposed to implement the same), which business shall, in any case, be a proper subject to be brought before such meeting and (ii) the reasons for conducting such business at the meeting;

•
as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such person (including, if applicable, the name and address of such person as they appear on Devon’s books), (ii) the class and number of shares of stock of Devon which are owned beneficially and of record by such person and any affiliates or associates of such person, (iii) the name of each nominee holder of shares of stock of Devon owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of Devon held by each such nominee holder, (iv) whether and the extent to which any option, warrant, forward contract, swap, contract of sale or other derivative instrument has been entered into by or on behalf

Coterra	Devon

(6) any proportionate interest in shares of capital stock of Coterra or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of capital stock of Coterra or Derivative Instruments, if any, as of the date of such notice, including, without limitation, for purposes of clauses (b)(1) through (b)(7) above, any of the foregoing held by members of such stockholder’s or beneficial owner’s immediate family sharing the same household and (c) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the proposal, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
•
any material interest of such stockholder and beneficial owner, if any, in such business or proposal;

•
a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting;

•
a representation that such stockholder or beneficial owner, if any, intends or is part of a group that intends (x) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and (y) otherwise to solicit proxies or votes from stockholders in support of such proposal; and a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with such business or proposal by such stockholder.

of such person, or any affiliates or associates of such person, with respect to any share of stock of Devon, (v) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of Devon) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of which is to manage the risk or benefit of share price changes in the stock price of Devon for such person, or any affiliates or associates of such person, to mitigate loss to such person, or any affiliates or associates of such person, with respect to any share of stock of Devon, or to increase or decrease the voting power of such person, or any affiliates or associates of such person, with respect to any share of stock of Devon, (vi) a description of (x) all agreements, arrangements or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee, or any affiliates or associates of such nominee, (y) all agreements, arrangements or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with the nomination or the proposal of business by such person, or otherwise relating to Devon or the ownership of stock of Devon and (z) any material interest of such person, or any affiliates or associates of such person, in the nomination or the proposal of business, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person and (vii) any other information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;
•
a representation that the stockholder giving the notice (or a representative thereof) intends to appear at the meeting to present the nomination or bring such business before the meeting; and

•
a representation as to whether or not the stockholder giving notice or the beneficial owner, if any, or any of their affiliates, associates or other persons acting in concert therewith

Coterra	Devon

intend to solicit proxies in support of any proposed nominee other than Devon’s nominees, and if any such person intends to solicit such proxies, a statement containing the additional information required under Rule 14a-19 of the Exchange Act.

STOCKHOLDER ACTION BY WRITTEN CONSENT

The DGCL provides that, unless otherwise stated in a company’s certificate of incorporation, any action which may be taken at an annual meeting or special meeting of stockholders may be taken without a meeting, if a consent in writing is signed by the holders of the outstanding stock having the minimum number of votes necessary to authorize the action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted.
The Coterra Bylaws permit stockholders to act by written consent without a meeting. Any stockholder of record seeking to have the stockholders act by written consent must by written notice request the Coterra Board fix a record date. No written consent will be effective unless, within 60 days of the record date established by the Coterra Board, a written consent or consents signed by a sufficient number of holders to take such action are delivered to Coterra in the manner prescribed by the Coterra Bylaws.

The DGCL provides that, unless otherwise stated in a company’s certificate of incorporation, any action which may be taken at an annual meeting or special meeting of stockholders may be taken without a meeting, if a consent in writing is signed by the holders of the outstanding stock having the minimum number of votes necessary to authorize the action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted.
The Devon Charter provides that any action required or permitted to be taken by the stockholders of Devon must be effected at a duly called annual or special meeting of stockholders of Devon, and the ability of the stockholders of Devon to consent in writing to the taking of any action is specifically denied by the Devon Charter.

CERTIFICATE OF INCORPORATION AMENDMENTS
Under the DGCL, amendments to the Coterra certificate of incorporation generally must be approved by the Coterra Board and by a majority of the outstanding stock entitled to vote on the amendment, and, if applicable, by a majority of the outstanding stock of each class or series entitled to vote on the amendment as a class or series.
Under Section 242 of the DGCL, a company’s certificate of incorporation may be amended upon a resolution of the board of directors and, subject to certain exceptions, approved by:
•
the holders of a majority of the outstanding shares entitled to vote; and

•
a majority of the outstanding shares of each class entitled to a class vote if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class or alter or change the powers, preference, or special rights of the shares of such class so as to affect them adversely, provided that if the amendment would alter or change the powers, preferences or special rights of one or more series of a class so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected shall be considered a separate class for purposes of the vote.

Coterra	Devon
The Devon Charter provides that in addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV of the Devon Charter, any alteration, amendment, repeal or rescission (each, a “Change”) of any provision of the Devon Charter must be approved by at least a majority of the then-authorized number of directors and by the affirmative vote of the holders of at least a majority of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class. Subject to the provisions of the Devon Charter, Devon reserves the right at any time, and from time to time, to amend, alter, repeal or rescind any provision contained in the Devon Charter in the manner now or later prescribed by law, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to the Devon Charter in its present form or as later amended are granted subject to the rights reserved in Article XI of the Devon Charter.
BYLAW AMENDMENTS

The Coterra certificate of incorporation provides that the Coterra Board has concurrent power with the stockholders to make, alter, amend, change, add to or repeal the Coterra Bylaws.
The Coterra Bylaws provide that the bylaws may be altered, amended or repealed by the affirmative vote of the majority of voting power of the issued and outstanding capital stock, or by the affirmative vote of the majority of the directors then holding office at any annual, regular or special stockholders or directors meeting, as applicable.

The Devon Charter provides that in addition to any affirmative vote required by law, any Change of the Devon Bylaws may be adopted either:
•
by the Devon Board by the affirmative vote of at least a majority of the then-authorized number of directors; or

•
by the stockholders by the affirmative vote of the holders of at least a majority of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class.

INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Coterra Bylaws provide that Coterra will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (and whether or not by or in right of Coterra), by reason of the fact that such person is or was a director, officer, employee or agent of Coterra, or is or was serving at the request of Coterra as a director, officer, employee or agent of	The Devon Bylaws provide, subject to certain limitations under the Devon Bylaws, that Devon shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Devon) by reason of the fact that such person is or was a director or officer of Devon, or is or was a director or officer of Devon serving at the request of

Coterra	Devon

another company, partnership, joint venture, trust or other enterprise or is or was serving as a fiduciary of any employee benefit plan, fund or program sponsored by Coterra or such other company, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and actually and reasonably incurred by such person in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by DGCL.
The DGCL permits Coterra to purchase and maintain insurance on behalf of any director or officer of Coterra serving at the request of Coterra as a director, officer, employee or agent of Coterra or another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not Coterra would have the power to indemnify such person against such liability or loss under applicable law.

Devon as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any and all liability and loss suffered or incurred and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Devon and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of Devon and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
The Devon Bylaws provide, subject to certain limitations under the Devon Bylaws, that Devon shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Devon to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of Devon, or is or was a director or officer of Devon serving at the request of Devon as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Devon; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Devon unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Coterra	Devon

Any indemnification under the Devon Bylaws (unless ordered by a court) shall be made by Devon only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of Article VII of the Devon Bylaws, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of Devon. To the extent, however, that a present or former director or officer of Devon has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.
Notwithstanding any contrary determination in the specific case under Section 3 of Article VII of the Devon Bylaws and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of Article VII of the Devon Bylaws. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 1 or 2 of Article VII of the Devon Bylaws, as the case may be. Neither a contrary determination in the specific case under Section 3 of Article VII of the Devon Bylaws nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this paragraph shall be

Coterra	Devon

given to Devon promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.
Expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by Devon in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by Devon as authorized in the Devon Bylaws.
The indemnification and advancement of expenses provided by, or granted pursuant to, the Devon Bylaws shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person
Notwithstanding any of the foregoing, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of the Devon Bylaws), Devon shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Devon Board.
For purposes of any determination under Section 3 of Article VIII of the Devon Bylaws, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Devon or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of Devon or another enterprise, or on information supplied to such person by the officers of Devon or another enterprise in the course of such person’s duties, or on the advice of legal counsel for Devon or another enterprise or on information or records given or reports made to Devon or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by Devon or another enterprise. The term “another enterprise” as used in Section 4 of the Devon Bylaws shall mean any other corporation or any partnership, joint venture, trust, employee

Coterra	Devon
benefit plan or other enterprise of which such person is or was serving at the request of Devon as a director, officer, employee or agent. The provisions of Section 4 of the Devon Bylaws shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of Article VIII of the Devon Bylaws, as the case may be.
LIMITATION OF LIABILITY OF DIRECTORS

The DGCL provides that a corporation may limit or eliminate a director’s personal liability for monetary damages to the corporation or its stockholders for breach of fiduciary duty as a director, except for liability for: (1) any breach of the director’s duty of loyalty to such corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) willful or negligent violation of provisions of Delaware law governing payment of dividends and stock purchases or redemptions or (4) any transaction from which the director derived an improper personal benefit.
The Coterra certificate of incorporation provides that no director of Coterra will be personally liable to Coterra or any of its stockholders for monetary damages for breach of fiduciary duty as a director of Coterra, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL as described above.

The DGCL provides that a corporation may limit or eliminate a director’s personal liability for monetary damages to the corporation or its stockholders for breach of fiduciary duty as a director, except for liability for: (i) any breach of the director’s duty of loyalty to such corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) willful or negligent violation of provisions of Delaware law governing payment of dividends and stock purchases or redemptions; or (iv) any transaction from which the director derived an improper personal benefit.
The Devon Charter provides that a director or officer of Devon shall not be liable to Devon or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director or officer’s duty of loyalty to Devon or its stockholders, (ii) for any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) with respect to any director, under Section 174 of the DGCL, (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) with respect to any officer, in any action by or in the right of Devon. In addition to the circumstances in which a director or officer of Devon is not personally liable as set forth in the preceding sentence, a director or officer of Devon will not be liable to the fullest extent permitted by any amendment to the DGCL hereafter enacted that further limits or permits Devon to limit the liability of a director or officer. Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of Devon existing under the Devon Charter with respect to any act or omission occurring prior to such repeal or modification.

Coterra	Devon
CERTAIN BUSINESS COMBINATIONS
Coterra has not opted out of Section 203 of the DGCL, which provides that a corporation may not engage in certain business combinations, including mergers, sales and leases of assets, issuances of securities and other similar transactions, with any stockholder that owns 15% or more of the outstanding voting stock of a corporation (which we refer to as an “interested stockholder”) for three years following the date such stockholder became an interested stockholder unless one of the following exceptions applies: (1) the Coterra Board approved the business combination or the transaction that resulted in the person becoming an interested stockholder prior to the time that the person became an interested stockholder, (2) upon consummation of the transaction that resulted in the person becoming an interested stockholder such person owned at least 85% of the outstanding voting stock of the corporation, excluding, for purposes of determining the voting stock outstanding, voting stock owned by directors who are also officers and certain employee stock plans or (3) the transaction is approved by the Coterra Board and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder. An “interested stockholder” also includes the affiliates and associates of a 15% or more owner and any affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock within the preceding three-year period (subject to certain exceptions).
In general, Section 203 of the DGCL, subject to certain exceptions set forth therein, prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless (i) prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans or (iii) at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting of at least 66 2∕3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder.
Section 203 defines a “business combination” as a merger, sale or lease of assets, issuance of securities, or other similar transaction. Section 203 defines an “interested stockholder” as a person who owns, or is an affiliate or associate of the corporation and within three years prior did own, 15% or more of such corporation’s outstanding voting stock, and the affiliates and associates of such person.
Devon has not opted out of Section 203 of the DGCL.

FORUM SELECTION

Under the Coterra Bylaws, unless Coterra consents in writing to the selection of an alternative forum, the sole and exclusive forum for certain actions is the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the United States federal district court for the District of Delaware). These actions include:
•
any derivative action or proceeding brought on behalf of Coterra;

•
abetting of such a breach of fiduciary duty;
any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or agent of Coterra to Coterra or Coterra stockholders, including a claim alleging the aiding and

Unless Devon consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of Devon, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or agent or stockholder of Devon to Devon or Devon’s stockholders, (c) any action against Devon arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (d) any action against Devon or any director, officer, other employee or agent of Devon asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Devon Charter or the Devon Bylaws (as they shall be amended from time

Coterra	Devon

•
any action asserting a claim arising pursuant to any provision of the DGCL, the Coterra certificate of incorporation or the Coterra Bylaws; or

•
any action asserting a claim governed by the internal affairs doctrine.

The federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, unless Coterra consents in writing to the selection of an alternative forum.
to time), shall be the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware, in each case, subject to that court having personal jurisdiction over the indispensable parties named defendants therein), in each case subject to such Court of Chancery (or if the Court of Chancery does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware, in each case, subject to that court having personal jurisdiction over the indispensable parties named defendants therein) having personal jurisdiction over the indispensable parties named as defendants therein. Unless Devon consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of Devon will be deemed to have notice of and consented to the provisions of Article VI Section 6 of the Devon Bylaws.
APPRAISAL RIGHTS AND DISSENTERS’ RIGHTS

As Coterra is a Delaware corporation subject to the DGCL, the stockholders of Coterra have those appraisal rights provided by Section 262 of the DGCL, to the extent applicable, provided they satisfy the special criteria and conditions set forth in Section 262 of the DGCL.
Under Section 262 of the DGCL, Coterra stockholders are not entitled to appraisal or dissenters’ rights in connection with the merger. Please see “The Merger — No Appraisal Rights.”

As Devon is a Delaware corporation subject to the DGCL, the stockholders of Devon have those appraisal rights provided by Section 262 of the DGCL, to the extent applicable, provided they satisfy the special criteria and conditions set forth in Section 262 of the DGCL.
Under Section 262 of the DGCL, Devon stockholders are not entitled to appraisal or dissenters’ rights in connection with the merger. Please see “The Merger — No Appraisal Rights.”

BUSINESS OPPORTUNITIES
The Coterra Charter and the Coterra Bylaws are silent on business opportunities.	The Devon Charter and the Devon Bylaws are silent on business opportunities.

LEGAL MATTERS
The validity of Devon Common Stock to be issued in connection with the merger and being offered by this document will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, Houston, Texas. Certain U.S. federal income tax consequences relating to the merger will be passed upon for Coterra by Gibson, Dunn & Crutcher LLP, Houston, Texas.
EXPERTS
Devon
The consolidated financial statements of Devon Energy Corporation as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
Certain estimates of Devon’s oil and natural gas reserves and related future net cash flows related to Devon’s properties as of December 31, 2025, incorporated by reference in this joint proxy statement/prospectus and elsewhere in the registration statement were based upon reserve estimates made by Devon’s reservoir engineers under the supervision of Devon’s management. A portion of these reserve estimates are audited each year by DeGolyer and MacNaughton, an independent petroleum engineering firm.
Coterra
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Coterra Energy Inc. incorporated in this joint proxy statement/prospectus by reference to Coterra Energy Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Certain estimates of Coterra’s oil and natural gas reserves and related future net cash flows related to Coterra’s properties as of December 31, 2025, incorporated by reference in this joint proxy statement/prospectus and elsewhere in the registration statement were based upon reserve estimates made by Coterra’s reservoir engineers under the supervision of Coterra’s management. A portion of these reserve estimates are audited each year by DeGolyer and MacNaughton, an independent petroleum engineering firm.

STOCKHOLDER PROPOSALS
Devon
Devon will hold an annual meeting of stockholders in 2026 (the “Devon 2026 Meeting”) regardless of whether the merger is completed.
Proposals for Inclusion in the Devon 2026 Proxy Statement
SEC rules permit stockholders to submit proposals to be included in Devon’s proxy statement for the Devon 2026 meeting (the “Devon 2026 Proxy Statement”) if the stockholder and the proposal satisfy the requirements specified in Rule 14a-8 under the Exchange Act. For a stockholder proposal to be considered for inclusion in the Devon 2026 Proxy Statement, the proposal must have been received at the address provided below by December 24, 2025.
Director Nominations for Inclusion in the Devon 2026 Proxy Statement (Proxy Access)
Our proxy-access bylaw permits a stockholder (or a group of up to 20 stockholders) owning 3% or more of the voting power of the outstanding Devon Common Stock continuously for at least three years to nominate and include in the Devon 2026 Proxy Statement director candidates constituting up to the greater of two individuals or 20% of the Devon Board, if the nominating stockholder(s) and the nominee(s) satisfy the requirements specified in the Devon Bylaws. For the Devon 2026 Meeting, notice of a proxy-access nomination must have been received at the address provided below no later than December 24, 2025, and no earlier than November 24, 2025. Devon received no timely proxy access nominations for consideration at the Devon 2026 Meeting.
Proposals and Nominations to Be Brought before Devon 2026 Meeting But Not for Inclusion in the Devon 2026 Proxy Statement
The Devon Bylaws permit a stockholder to propose items of business and nominate director candidates that are not intended to be included in the Devon 2026 Proxy Statement if the stockholder complies with the procedures set forth in the Devon Bylaws. For the Devon 2026 Meeting, notice of such proposals or nominations must have been received at the address provided below no later than March 6, 2026, and no earlier than February 4, 2026. Devon received no timely notices of proposals or nominations for consideration at the Devon 2026 Annual Meeting that are not intended to be included in the Devon 2026 Proxy Statement.
If Devon moves the Devon 2026 Meeting to a date that is more than 30 days before or after the date which is the one-year anniversary of the Devon 2026 Meeting date (i.e., June 4, 2026), Devon must receive notice of such proposals no earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
Coterra
Coterra held its 2025 annual meeting of stockholders on April 30, 2025. Coterra will only hold an annual meeting of stockholders in 2026 (the “Coterra 2026 Meeting”) if the merger is not completed.
If the Coterra 2026 Meeting occurs, pursuant to the Coterra Bylaws, Coterra stockholders of record may nominate persons to serve on the Coterra Board or present proposals that are proper subjects for consideration at an annual meeting at the Coterra 2026 Meeting. As the date of any Coterra 2026 Meeting likely would be more than 60 days after the anniversary of Coterra’s annual meeting held in 2025, the Coterra Bylaws require that notice of any such nomination or proposal be provided in writing to the Secretary of Coterra at Coterra’s principal executive offices no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if less than 100 days’ prior notice or public announcement of the scheduled meeting date is given or made, the 10th day following the earlier of the day on which the notice of such meeting is mailed to Coterra stockholders or the day on which such public announcement is made. The Coterra Bylaws require that notices of such nominations or proposals contain certain information about the noticing stockholder. A copy of the relevant bylaw provisions may be obtained on www.sec.gov or by contacting the Secretary, Coterra Energy Inc., Three Memorial City Plaza, 840 Gessner Road, Suite 1400, Houston, Texas 77024.
Stockholder proposals intended to be presented for possible inclusion in Coterra’s proxy materials for the Coterra 2026 Meeting pursuant to Rule 14a-8 under the Exchange Act must be received by Coterra (at the same address noted above) a reasonable time before the company begins to print and send its proxy materials.
Eligible stockholders may nominate a candidate for election to the Coterra Board for inclusion in Coterra’s proxy materials in accordance with the “proxy access” provisions of the Coterra Bylaws. The Coterra Bylaws require that notice must have been provided in writing to the Secretary of Coterra (at the same address noted above) no later than the close of business on November 20, 2025, and no earlier than the close of business on October 21, 2025. Coterra received no timely proxy access nominations for consideration at the Coterra 2026 Meeting, if held.
HOUSEHOLDING OF PROXY MATERIALS
Each registered Coterra and Devon stockholder (meaning you own shares in your own name on (i) the books of Coterra’s transfer agent, Equiniti or (ii) the books of Devon’s transfer agent, Computershare) will receive one copy of this joint proxy statement/prospectus per account, regardless of whether you have the same address as another stockholder of record. SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, commonly called “householding,” provides cost savings for companies. If you hold shares through a broker, some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.
Coterra will promptly deliver, upon oral or written request, a separate copy of this joint proxy statement/prospectus to any Coterra stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Coterra Energy Inc., Attn: Corporate Secretary or Investor Relations, 840 Gessner Road, Suite 1400, Houston, Texas 77024, or contact Coterra Investor Relations by telephone at (281) 589-4600 or by email at corporatesecretary@coterra.com or IR@coterra.com.
Devon will promptly deliver, upon oral or written request, a separate copy of this joint proxy statement/prospectus to any Devon stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Chris Carr, Director, Investor Relations, at Devon’s principal executive offices, 333 W. Sheridan Ave., Oklahoma City, Oklahoma 73102-5015, or contact Devon Investor Relations by telephone at (405) 228-4450 or by email at investor.relations@dvn.com.
WHERE YOU CAN FIND MORE INFORMATION
Devon and Coterra file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including both Devon and Coterra, which you can access at www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this joint proxy statement/prospectus.
Devon has filed with the SEC a registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part. The registration statement registers the shares of Devon Common Stock to be issued to Coterra stockholders in connection with the merger. The registration statement, including the attached exhibits and annexes, contains additional relevant information about Devon and Coterra, respectively. The rules and regulations of the SEC allow Devon and Coterra to omit certain information included in the registration statement from this joint proxy statement/prospectus.
In addition, the SEC allows Devon and Coterra to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information included directly in this joint proxy statement/prospectus or incorporated by reference subsequent to the date of this joint proxy statement/prospectus as described below.
This joint proxy statement/prospectus incorporates by reference the documents listed below that Devon and Coterra have previously filed with the SEC. They contain important information about the companies and their financial condition.
Devon SEC Filings
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2025;

•
Definitive Proxy Statement on Schedule 14A for the 2025 annual meeting of stockholders filed on April 23, 2025 (solely to the extent incorporated by reference into Part III of Devon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024);

•
The Current Report on Form 8-K filed on February 2, 2026 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act); and

•
The description of Devon Common Stock set forth in Devon’s Current Report on Form 8-K, filed September 14, 2017, including any amendment or report filed for the purposes of updating such description.

Coterra SEC Filings
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2025;

•
Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders filed on March 20, 2025 (solely to the extent incorporated by reference into Part III of Coterra’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024); and

•
The Current Reports on Form 8-K filed on February 2, 2026 and February 26, 2026.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.
In addition, Devon and Coterra incorporate by reference any future filings they make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of this registration statement and prior to the effectiveness of this registration statement (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Devon and Coterra also incorporate by reference any such documents that they file after the date of this joint proxy statement/prospectus and before the date of the Coterra Special Meeting and Devon Special Meeting (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this joint proxy statement/prospectus, effective as of the date they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.
Statements contained in this joint proxy statement/prospectus regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to the full text of that contract or other document filed as an exhibit with the SEC.
You can obtain any of the other documents listed above from the SEC, through the SEC’s website at the address indicated above, or from Devon or Coterra, as applicable, by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:
Devon Energy Corporation 333 W. Sheridan Ave. Oklahoma City, Oklahoma 73102-5015 (405) 235-3611	Coterra Energy Inc. Three Memorial City Plaza, 840 Gessner Road, Suite 1400 Houston, Texas 77024 (281) 589-4600

These documents are available from Devon or Coterra, as the case may be, without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this joint proxy statement/prospectus forms a part. You can also find information about Devon and Coterra at their Internet websites at www.devonenergy.com and www.coterra.com, respectively. Information contained on these websites does not constitute part of this joint proxy statement/prospectus.
If you are a Coterra stockholder and would like to request documents, please do so by [•], 2026 to receive them before the Coterra Special Meeting. If you are a Devon stockholder and would like to request documents, please do so by [•], 2026 to receive them before the Devon Special Meeting. If you request any documents from Devon or Coterra, Devon or Coterra will mail them to you by first class mail, or another equally prompt means, within one business day after Devon or Coterra, as the case may be, receives your request.
This document is a prospectus of Devon and is a joint proxy statement of Coterra and Devon for the Coterra Special Meeting and Devon Special Meeting, as the case may be. Neither Devon nor Coterra has authorized anyone to give any information or make any representation about the merger or Devon or Coterra that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that Devon or Coterra has incorporated by reference into this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

ANNEX A

Agreement and Plan of Merger
By and Among
DEVON ENERGY CORPORATION,
CUBS MERGER SUB, INC.
and
COTERRA ENERGY INC.

February 1, 2026

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF CUBS

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF DODGERS AND MERGER SUB
ARTICLE IV
COVENANTS RELATING TO CONDUCT OF BUSINESS
Section 4.1 Covenants of Cubs	A-45
Section 4.2 Covenants of Dodgers	A-49

ARTICLE V
ADDITIONAL COVENANTS OF THE PARTIES
ARTICLE VI
CONDITIONS TO THE MERGER
ARTICLE VII
TERMINATION
ARTICLE VIII
MISCELLANEOUS PROVISIONS

Agreement and Plan of Merger
This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into on February 1, 2026, by and among Devon Energy Corporation, a Delaware corporation (“Dodgers”), Cubs Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned Subsidiary of Dodgers (“Merger Sub”) and Coterra Energy Inc., a Delaware corporation (“Cubs”).
Recitals
WHEREAS, Dodgers, Merger Sub and Cubs intend to effect a merger (the “Merger”) of Merger Sub with and into Cubs in accordance with this Agreement and the General Corporation Law of the State of Delaware (the “DGCL”);
WHEREAS, the Board of Directors of Cubs (the “Cubs Board”) has unanimously (i) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are in the best interests of, and are advisable to, Cubs and the holders of Cubs Common Stock (the “Cubs Stockholders”), (ii) approved and declared advisable this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) resolved to recommend that the Cubs Stockholders adopt and approve this Agreement, the Merger and the other transactions contemplated by this Agreement (the recommendation referred to in this clause (iii), the “Cubs Recommendation”);
WHEREAS, the Board of Directors of Dodgers (the “Dodgers Board”) has unanimously (i) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are in the best interests of, and advisable to, Dodgers and its stockholders (the “Dodgers Stockholders”), (ii) approved and declared advisable this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) resolved to recommend that the Dodgers Stockholders approve (A) the amendment of the certificate of incorporation of Dodgers (the “Dodgers Certificate of Incorporation”) to increase the amount of shares authorized for issuance as set forth on Exhibit A (the “Authorized Share Charter Amendment”), which amendment would be effective concurrently with the Effective Time and (B) the issuance of shares of Dodgers Common Stock in connection with the Merger (the “Stock Issuance”) (the recommendation referred to in this clause (iii), the “Dodgers Recommendation”);
WHEREAS, (i) the Board of Directors of Merger Sub has unanimously (a) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are in the best interests of, and advisable to, Merger Sub and its sole stockholder, (b) approved and declared advisable this Agreement, the Merger and the other transactions contemplated by this Agreement and (c) recommended that its sole stockholder adopt and approve this Agreement, the Merger and the other transactions contemplated by this Agreement and (ii) Dodgers, which is the sole stockholder of Merger Sub, has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement;
WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement constitute and be adopted as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a); and
WHEREAS, Dodgers, Merger Sub and Cubs desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.
NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements hereinafter set forth, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I
THE MERGER
Section 1.1   Merger of Merger Sub into Cubs.   Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into Cubs, and the separate corporate existence of Merger Sub shall cease, and Cubs shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) as a direct, wholly-owned Subsidiary of Dodgers.
Section 1.2   Effect of the Merger.   At the Effective Time, the Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. At the Effective Time, all of the properties, rights, privileges, immunities, powers and franchises of Cubs and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Cubs and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.
Section 1.3   Closing; Effective Time.   The consummation of the Merger (the “Closing”) shall take place by the exchange of documents by “portable document format” (“.pdf”) or other electronic means at 9:00 a.m., Central Time, on a date to be mutually agreed upon by Dodgers and Cubs (the “Closing Date”), which date shall be no later than the third Business Day after the conditions set forth in Article VI shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or such other time as Dodgers and Cubs shall mutually agree. Immediately following the Closing, Cubs and Dodgers shall cause a certificate of merger (the “Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in accordance with the DGCL. The Merger shall become effective upon such filing and acceptance of the Certificate of Merger with the Secretary of State of the State of Delaware, or at such later date and time as agreed by Dodgers and Cubs and as set forth in the Certificate of Merger (the “Effective Time”).
Section 1.4   Certificate of Incorporation and Bylaws of the Surviving Corporation; Certificate of Incorporation of Dodgers.
(a)   At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended and restated pursuant to the Merger in its entirety so that it reads to be the same as the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, except that (i) all references therein to Merger Sub shall be automatically amended to become references to the Surviving Corporation and (ii) the provisions naming the initial director(s) or incorporator(s) of Merger Sub shall be omitted and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein, subject to Section 5.7(b), and as provided by applicable Law.
(b)   At the Effective Time, and without any further action on the part of Cubs and Merger Sub, the bylaws of the Surviving Corporation shall be amended and restated in their entirety so that they read to be the same as the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, except that all references therein to Merger Sub shall be automatically amended to become references to the Surviving Corporation and, as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein, subject to Section 5.7(b), and as provided by applicable Law.
(c)   Subject to the approval of the Authorized Share Charter Amendment by the holders of a majority of the outstanding shares of Dodgers Common Stock, Dodgers shall cause the Dodgers Certificate of Incorporation, as in effect immediately prior to the Effective Time, to be amended as set forth in Exhibit A, effective concurrently with the Effective Time.
Section 1.5   Directors and Officers of the Surviving Corporation.
(a)   Subject to applicable Law, the parties shall take all actions necessary such that the persons who are the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, and such initial directors shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

(b)   The parties shall take all action necessary such that the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, and such initial officers shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.
Section 1.6   Effect on Capital Stock.
(a)   At the Effective Time, by virtue of the Merger and without any further action on the part of Dodgers, Merger Sub, Cubs or any holder of capital stock thereof:
(i)   each share of common stock, $0.10 par value, of Cubs (the “Cubs Common Stock”) held immediately prior to the Effective Time by Dodgers, Merger Sub or any of Dodgers’ other Subsidiaries (together with Merger Sub, the “Dodgers Subsidiaries”), or by Cubs or any of Cubs’ Subsidiaries (the “Cubs Subsidiaries”) (collectively, the “Excluded Shares”) shall remain outstanding and no consideration shall be delivered in exchange therefor; and
(ii)   subject to Section 1.6(b) and Section 1.6(c), each share of Cubs Common Stock issued and outstanding (other than Excluded Shares) immediately prior to the Effective Time shall be converted into the right to receive from Dodgers 0.70 fully paid and nonassessable shares of common stock, $0.10 par value, of Dodgers (the “Dodgers Common Stock”).
The number of shares of Dodgers Common Stock into which each share of Cubs Common Stock shall be converted, as specified in Section 1.6(a)(ii) (as such number may be adjusted in accordance with Section 1.6(b)) is referred to as the “Exchange Ratio.” The aggregate number of shares of Dodgers Common Stock issuable pursuant to Section 1.6(a)(ii), together with any cash amount to be paid in lieu of fractional shares in accordance with Section 1.6(c), is referred to as the “Merger Consideration.”
(b)   Without limiting the parties’ respective obligations under Section 4.1 and Section 4.2, including Section 4.1(b)(i) and Section 4.2(b)(i), if, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of Cubs Common Stock or Dodgers Common Stock shall occur as a result of any reclassification, recapitalization, stock split (including reverse stock split), merger, combination, exchange or readjustment of shares, subdivision or other similar transaction, or any stock dividend thereon with a record date during such period, then the Exchange Ratio and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to eliminate the effect of such event on the Exchange Ratio or any such other amounts payable pursuant to this Agreement.
(c)   No fractional shares of Dodgers Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued, and such fractional share interests shall not entitle the owner thereof to vote or to any rights as a holder of Dodgers Common Stock. Any holder of Cubs Common Stock who would otherwise be entitled to receive a fraction of a share of Dodgers Common Stock pursuant to the Merger (after taking into account all shares of Cubs Common Stock held immediately prior to the Effective Time by such holder) shall, in lieu of such fraction of a share and upon surrender of such holder’s Cubs Stock Certificate(s) or Book-Entry Common Shares, be paid in cash the dollar amount specified by Section 1.9(e).
(d)   At the Effective Time, by virtue of the Merger and without any action on the part of Dodgers, Merger Sub, Cubs or any holder of capital stock thereof, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and, other than the Excluded Shares, shall constitute the only outstanding shares of capital stock of the Surviving Corporation immediately following the Effective Time. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.
Section 1.7   Cubs Equity Awards.
(a)   Cubs RSUs.   At the Effective Time, by virtue of the occurrence of the Closing and without any action by Cubs, Merger Sub, Dodgers, or the holder thereof, each restricted stock unit granted pursuant to a Cubs Stock Plan and subject to solely time-based vesting conditions (each a “Cubs RSU”):

(i)   that is outstanding and vested as of immediately prior to the Effective Time (other than any vested deferred Cubs RSUs held by a Cubs non-employee director who will commence service on the Dodger Board at the Effective Time) or that vests in accordance with its terms as in effect as of the date hereof as a result of the consummation of the Merger (each a “Vested Cubs RSU”) shall be converted into a number of shares (rounded to the nearest number of whole shares) of Dodgers Common Stock equal to the product obtained by multiplying (A) the number of shares of Cubs Common Stock subject to the Vested Cubs RSU immediately prior to the Effective Time by (B) the Exchange Ratio, plus an additional amount in cash equal to any accrued but unpaid cash-based dividend equivalents, with the applicable withholding Taxes satisfied by way of a net settlement; and
(ii)   that is outstanding immediately prior to the Effective Time and is not a Vested Cubs RSU shall be assumed by Dodgers and converted into a number of restricted stock units with respect to shares (rounded to the nearest number of whole shares) of Dodgers Common Stock (each a “Converted RSU”) equal to the product obtained by multiplying (A) the number of shares of Cubs Common Stock subject to the Cubs RSU immediately prior to the Effective Time by (B) the Exchange Ratio. Immediately following the Effective Time, each Converted RSU shall continue to be governed by the same terms and conditions as were applicable to the corresponding Cubs RSU immediately prior to the Effective Time (including form of settlement, time-based vesting conditions, forfeiture and dividend equivalent rights).
(b)   Cubs PSUs.   At the Effective Time, by virtue of the occurrence of the Closing and without any action by Cubs, Merger Sub, Dodgers, or the holder thereof, each restricted stock unit granted pursuant to a Cubs Stock Plan and subject to performance-based vesting conditions (each a “Cubs PSU”):
(i)   that is outstanding and vested as of immediately prior to the Effective Time or that vests in accordance with its terms as in effect as of the date hereof as a result of the consummation of the Merger (each a “Vested Cubs PSU”) shall be converted into a number of shares (rounded to the nearest number of whole shares) of Dodgers Common Stock equal to the product obtained by multiplying (A) the number of shares of Cubs Common Stock subject to the Vested Cubs PSU immediately prior to the Effective Time (with performance levels deemed achieved at the greater of (x) 100% of the target level of all performance measures and (y) the actual level of performance achieved prior to the Effective Time as determined by the Cubs Board (or an appropriate committee thereof) in consultation with Dodgers) by (B) the Exchange Ratio, plus an additional amount in cash equal to any accrued but unpaid cash-based dividend equivalents, with the applicable withholding Taxes satisfied by way of a net settlement; provided that, any Vested Cubs PSUs earned over target levels of performance shall not be converted into shares of Dodgers Common Stock and shall instead be paid solely in cash based on the closing price per share of Cubs Common Stock on the Business Day immediately prior to the Closing as quoted on NYSE (the “Cubs Stock Price”); and
(ii)   that is outstanding immediately prior to the Effective Time and is not a Vested Cubs PSU shall be assumed by Dodgers and converted into a number of restricted stock units with respect to shares (rounded to the nearest number of whole shares) of Dodgers Common Stock (each a “Converted PSU”) equal to the product obtained by multiplying (A) the number of shares of Cubs Common Stock subject to the Cubs PSU immediately prior to the Effective Time (with performance levels deemed achieved at the greater of (x) 100% of the target level of all performance measures and (y) the actual level of performance achieved prior to the Effective Time as determined by the Cubs Board (or an appropriate committee thereof) in consultation with Dodgers) by (B) the Exchange Ratio. Immediately following the Effective Time, each Converted PSU shall continue to be governed by the same terms and conditions as were applicable to the corresponding Cubs PSU immediately prior to the Effective Time (including time-based vesting conditions, accelerated vesting rights, forfeiture, and dividend equivalent rights, but excluding any performance-based vesting conditions and cash settlement features).
(c)   Cubs Options.   At the Effective Time, by virtue of the occurrence of the Closing and without any action by Cubs, Merger Sub, Dodgers, or the holder thereof, each option to purchase shares of Cubs Common Stock granted pursuant to a Cubs Stock Plan (each a “Cubs Option”), whether vested or unvested, that is outstanding immediately prior to the Effective Time (i) shall be deemed to be fully vested, (ii) shall be converted into the right of the holder to receive from Dodgers or its applicable Affiliate an amount, in cash, without interest, equal to the product of (A) the total number of shares of Cubs Common Stock subject to such Cubs Option after giving effect to clause (i) of this Section 1.7(c) and (B) the excess, if any, of the Cubs Stock Price over the exercise price per share of Cubs Common Stock of such Cubs Option (the “Option Cash Payment”) and (iii) from and after the Effective Time, shall no longer be outstanding and shall automatically be canceled and cease to exist, and each applicable holder of such Cubs Options shall cease to have any rights with respect thereto, except the right to receive the Option Cash Payment in accordance with this Section 1.7(c). For the avoidance of doubt, in the event that the per share exercise price of any Cubs Option is equal to or greater than the Cubs Stock Price, such Cubs Option shall be canceled as of the Effective Time without payment therefor and shall have no further force or effect and the applicable holder shall cease to have any rights with respect thereto, and Cubs shall take all such action necessary to effect such treatment.
(d)   Section 409A.   To the extent that any award or amount described in this Section 1.7 constitutes nonqualified deferred compensation subject to Section 409A of the Code, any payment contemplated hereby with respect to such award or amount shall be made in accordance with this Agreement and the applicable terms thereof or, if later, at the earliest time permitted under the terms thereof that will not result in the application of a tax or penalty under Section 409A of the Code.
(e)   Required Actions.   Prior to the Effective Time, the Cubs Board (or, if appropriate, any committee thereof administering any Cubs Benefit Plan) shall take all such actions as necessary to approve and effectuate the foregoing provisions of this Section 1.7, including making any determinations or adopting resolutions as may be necessary. Dodgers shall take such actions as are necessary for the conversion of the Cubs RSUs, Cubs PSUs and Cubs Options pursuant to this Section 1.7, including reservation, issuance and listing of shares of Dodgers Common Stock as are necessary to effectuate the transactions contemplated by this Section 1.7. Dodgers shall prepare and file with the SEC a registration statement on an appropriate form, or a post-effective amendment to a registration statement previously filed under the Securities Act, with respect to the shares of Dodgers Common Stock subject to the Converted RSUs and Converted PSUs and, where applicable, shall use its reasonable best efforts to have such registration statement declared effective as of the Effective Time and to maintain the effectiveness of such registration statement covering the Converted RSUs and Converted PSUs (and to maintain the current status of the prospectus contained therein) for so long as the Converted RSUs and Converted PSUs remain outstanding.
Section 1.8   Closing of Cubs’ Transfer Books.
(a)   At the Effective Time: (i) all shares of Cubs Common Stock outstanding immediately prior to the Effective Time, other than Excluded Shares, shall automatically be canceled and shall cease to exist, and (A) each certificate (an “Cubs Stock Certificate”) formerly representing any share of Cubs Common Stock (other than an Excluded Share) and (B) each Book-Entry Common Share formerly representing any share of Cubs Common Stock (other than an Excluded Share) shall represent only the right to receive shares of Dodgers Common Stock (and cash in lieu of any fractional share of Dodgers Common Stock) as contemplated by Section 1.6 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.9(c), and all holders of Cubs Stock Certificates or Book-Entry Common Shares shall cease to have any rights as stockholders of Cubs; and (ii) the stock transfer books of Cubs shall be closed with respect to all shares of Cubs Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Cubs Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid Cubs Stock Certificate is presented to the Exchange Agent or to the Surviving Corporation or Dodgers, such Cubs Stock Certificate shall be canceled and shall be exchanged as provided in this Article I.
Section 1.9   Exchange Fund; Exchange of Certificates.
(a)   Prior to the Closing Date, Dodgers and Cubs shall mutually select a bank or trust company, which may be the transfer agent for the Dodgers Common Stock, to act as exchange agent in the Merger

(the “Exchange Agent”), and, not later than the Effective Time, Dodgers shall enter into an agreement with the Exchange Agent reasonably acceptable to Cubs, which will provide that, at or prior to the Effective Time, Dodgers shall deposit with the Exchange Agent all of the shares of Dodgers Common Stock to pay the aggregate Merger Consideration pursuant to Section 1.6(a)(ii) and Section 1.9(f). The shares of Dodgers Common Stock so deposited with the Exchange Agent, together with (i) any dividends or distributions received by the Exchange Agent with respect to such shares and (ii) proceeds received from the sale of the Dodgers Excess Shares pursuant to Section 1.9(f), are referred to collectively as the “Exchange Fund.”
(b)   As soon as practicable after the Effective Time, but in no event more than two (2) Business Days after the Closing Date, Dodgers shall cause the Exchange Agent to mail to the record holders of Cubs Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Dodgers and Cubs may reasonably specify prior to the Effective Time (including a provision confirming that delivery of Cubs Stock Certificates shall be effected, and risk of loss and title to Cubs Stock Certificates shall pass, only upon delivery of such Cubs Stock Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of Cubs Stock Certificates in exchange for Dodgers Common Stock, as provided in Section 1.6, and any cash in lieu of a fractional share which the shares of Cubs Common Stock represented by such Cubs Stock Certificates shall have been converted into the right to receive pursuant to this Agreement, as well as any dividends or distributions to be paid pursuant to Section 1.9(c). Upon surrender of a Cubs Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Dodgers, (A) the holder of such Cubs Stock Certificate shall be entitled to receive in book-entry form the number of whole shares of Dodgers Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.6 (and cash in lieu of any fractional share of Dodgers Common Stock) as well as any dividends or distributions to be paid pursuant to Section 1.9(c), and (B) the Cubs Stock Certificate so surrendered shall be immediately canceled.
(c)   No dividends or other distributions declared with respect to the Dodgers Common Stock shall be paid to the holder of any unsurrendered Cubs Stock Certificate until the holder thereof shall surrender such Cubs Stock Certificate in accordance with this Article I. After the surrender of a Cubs Stock Certificate in accordance with this Article I, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the whole shares of Dodgers Common Stock which the shares of Cubs Common Stock represented by such Cubs Stock Certificate have been converted into the right to receive.
(d)   Until surrendered as contemplated by this Section 1.9, each Cubs Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Dodgers Common Stock (and cash in lieu of any fractional share of Dodgers Common Stock) as contemplated by this Article I and any distribution or dividend with respect to Dodgers Common Stock the record date for which is after the Effective Time.
(e)   In the event of a transfer of ownership of shares of Cubs Common Stock that is not registered in the transfer records of Cubs, shares in book-entry form representing the proper number of shares of Dodgers Common Stock may be issued to a Person other than the Person in whose name such Cubs Stock Certificate so surrendered is registered if such Cubs Stock Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such issuance shall pay any transfer or other Taxes required by reason of the issuance of Dodgers Common Stock to a Person other than the registered holder of such Cubs Stock Certificate or establish to the satisfaction of Dodgers that such Taxes have been paid or are not applicable. If any Cubs Stock Certificate shall have been lost, stolen or destroyed, Dodgers may, in its discretion and as a condition precedent to the issuance of any shares in book-entry form representing Dodgers Common Stock require the owner of such lost, stolen or destroyed Cubs Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Dodgers may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Dodgers or the Surviving Corporation with respect to such Cubs Stock Certificate.
(f)
(i)   As promptly as practicable following the Effective Time, the Exchange Agent shall (A) determine the number of whole shares of Dodgers Common Stock and the number of fractional shares of Dodgers Common Stock that each holder of Cubs Common Stock is entitled to receive in connection with the consummation of the Merger and (B) aggregate all such fractional shares of Dodgers Common Stock that would, except as provided in Section 1.6(c), be issued to the holders of Cubs Common Stock, rounding up to the nearest whole number (the “Dodgers Excess Shares”), and the Exchange Agent shall, on behalf of former stockholders of Cubs, sell the Dodgers Excess Shares at then-prevailing prices on the New York Stock Exchange (the “NYSE”), all in the manner provided in Section 1.9(f)(ii).
(ii)   The sale of the Dodgers Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use reasonable efforts to complete the sale of the Dodgers Excess Shares as promptly following the Effective Time as, in the Exchange Agent’s sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the former holders of Cubs Common Stock, the Exchange Agent shall hold such proceeds in trust for such holders (the “Cubs Common Stock Trust”). Dodgers shall pay all commissions and other out-of-pocket transaction costs (other than any transfer or similar Taxes imposed on a holder of Cubs Common Stock), including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Dodgers Excess Shares. The Exchange Agent shall determine the portion of the Cubs Common Stock Trust to which each former holder of Cubs Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds composing the Cubs Common Stock Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of Cubs Common Stock is entitled (after taking into account all shares of Cubs Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all former holders of Cubs Common Stock are entitled.
(iii)   As soon as practicable after the determination of the amount of cash, if any, to be paid to former holders of Cubs Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders, subject to and in accordance with the terms of this Section 1.9.
(g)   Any portion of the Exchange Fund that remains undistributed to stockholders of Cubs as of the date six (6) months after the Effective Time shall be delivered to Dodgers upon demand, and any holders of Cubs Stock Certificates who have not theretofore surrendered their Cubs Stock Certificates to the Exchange Agent in accordance with this Section 1.9 and any holders of Book-Entry Common Shares who have not theretofore cashed any check payable to them in accordance with Section 1.10 shall thereafter look only to Dodgers for satisfaction of their claims for Dodgers Common Stock, cash in lieu of fractional shares of Dodgers Common Stock and any dividends or distributions with respect to Dodgers Common Stock subject to applicable abandoned property law, escheat laws or similar Laws.
(h)   Each of the Exchange Agent, Dodgers and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom under the Code, or any provision of state, local or foreign Tax Law or under any other applicable Law; provided that the parties hereto agree that the consideration payable or deliverable pursuant to this Agreement shall not be subject to withholding under Section 1445 of the Code or the Treasury Regulations promulgated thereunder. To the extent that amounts are so deducted or withheld, and timely remitted to the appropriate Governmental Entity, such amounts shall be treated as having been paid to the Person for which such deduction or withholding was made.
(i)   Neither Dodgers nor the Surviving Corporation shall be liable to any holder or former holder of Cubs Common Stock or to any other Person with respect to any share of Cubs Common Stock (or any dividends or distributions with respect thereto), or for any cash amounts, properly delivered to any public official in compliance with any applicable abandoned property law, escheat law or similar Law. If any Cubs Stock Certificate shall not have been surrendered immediately prior to such date on which any such shares of Dodgers Common Stock or any dividends or other distributions payable to the holder thereof would otherwise escheat to or become the property of any Governmental Entity, any shares of Dodgers Common Stock issuable upon the surrender of, or any dividends or other distributions in respect of, such Cubs Stock Certificate shall, to the extent permitted by applicable Law, become the property of Dodgers, free and clear of all claims or interest of any Person previously entitled thereto.
(j)   No interest shall be paid or accrued on any Merger Consideration, cash in lieu of fractional shares, or any unpaid dividends or distributions payable to holders of Cubs Common Stock.
Section 1.10   Book-Entry Common Shares.
(a)   Subject to applicable provisions of Section 1.9, with respect to Book-Entry Common Shares held through DTC, Dodgers and Cubs shall cooperate to establish procedures with the Exchange Agent and DTC to ensure that the Exchange Agent will transmit to DTC or its nominees as soon as reasonably practicable on or after the Closing Date, upon surrender of shares of Cubs Common Stock held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the Merger Consideration (including cash to be paid in lieu of any fractional shares of Dodgers Common Stock in accordance with Section 1.6(c), if any) and any other dividends or distributions that DTC has the right to receive pursuant to this Article I and cancel such Book-Entry Common Shares.
(b)   Subject to applicable provisions of Section 1.9, Dodgers, without any action on the part of any holder, will cause the Exchange Agent to (i) issue, as of the Effective Time, to each holder of Book-Entry Common Shares not held through DTC that number of book-entry whole shares of Dodgers Common Stock that the holder is entitled to receive pursuant to this Article I and cancel such Book-Entry Common Shares and (ii) mail to each holder of Book-Entry Common Shares (other than Excluded Shares) a check in the amount of any cash payable in respect of the holder’s Book-Entry Common Shares pursuant to Section 1.6(c) and any other dividends or distributions such holder has the right to receive pursuant to this Article I. Dodgers will also cause the Exchange Agent to mail to each such holder materials (in a form to be reasonably agreed by Dodgers and Cubs prior to the Effective Time) advising the holder of the effectiveness of the Merger and the conversion of the holder’s Book-Entry Common Shares pursuant to the Merger.
Section 1.11   No Dissenters’ Rights.   In accordance with the DGCL, no dissenters’ or appraisal rights shall be available with respect to the Merger or the other transactions contemplated by this Agreement.
Section 1.12   Further Action.   If, at any time after the Effective Time, any further action is determined by Dodgers to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and Cubs, the officers and directors of the Surviving Corporation and Dodgers shall be fully authorized (in the name of Merger Sub, in the name of Cubs and otherwise) to take such action.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF CUBS
Except as disclosed in (a) the Cubs SEC Documents furnished to or filed with the SEC and available on EDGAR prior to the date hereof (excluding any disclosures set forth in any “risk factor” section and in any section relating to forward-looking statements to the extent that they are cautionary, predictive or forward-looking in nature (other than any historical factual information contained within such sections or statements)), where it is reasonably apparent on its face that such disclosure is applicable to the representation; or (b) the disclosure letter delivered by Cubs to Dodgers and Merger Sub prior to the execution and delivery of this Agreement (the “Cubs Disclosure Letter”) (each section of which qualifies the correspondingly numbered representation, warranty or covenant to the extent specified therein and such other representations, warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to such other representation, warranty or covenant reasonably apparent), Cubs represents and warrants to Dodgers and Merger Sub as follows:
Section 2.1   Due Organization; Subsidiaries.
(a)   Cubs is duly organized, validly existing and in good standing under the Laws of the State of Delaware. Cubs has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Cubs Material Adverse Effect. Cubs is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Cubs Material Adverse Effect. Cubs has delivered or made available to Dodgers accurate and complete copies of the certificate of incorporation and bylaws, including any amendments thereto, of Cubs. Cubs is not in material violation of the Cubs Organizational Documents.
(b)   Each of the Cubs Subsidiaries is a legal Entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization, except where the failure to be so organized, existing or in good standing would not reasonably be expected to have, individually or in the aggregate, a Cubs Material Adverse Effect. Each of the Cubs Subsidiaries has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Cubs Material Adverse Effect. Each of the Cubs Subsidiaries is qualified to do business and is in good standing as a foreign corporation or other legal Entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Cubs Material Adverse Effect. Cubs has delivered or made available to Dodgers accurate and complete copies of the certificate of incorporation and bylaws (or similar organizational documents) of each Cubs Subsidiary that constitutes a “significant subsidiary” of Cubs as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC as of the date hereof (together with the organizational documents of Cubs, the “Cubs Organizational Documents”).
(c)   Section 2.1(c) of the Cubs Disclosure Letter sets forth Cubs’ and any of Cubs Subsidiaries’ capital stock, equity interests or other direct or indirect ownership interests in any other Person other than capital stock, equity interests or other direct or indirect ownership interests or securities of direct or indirect wholly-owned Subsidiaries of Cubs. All such capital stock, equity interests or other direct or indirect ownership interests (i) have, to the Knowledge of Cubs, been validly issued and are fully paid (in the case of an interest in a limited partnership or a limited liability company, to the extent required under the applicable Cubs Organizational Documents) and nonassessable (if such entity is a corporate entity) and (ii) are owned by Cubs, by one or more Subsidiaries of Cubs or by Cubs and one or more of the Cubs Subsidiaries, in each case free and clear of all Encumbrances.
Section 2.2   Authority; Binding Nature of Agreement.
(a)   Cubs has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to the receipt of Cubs Stockholder Approval, to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by Cubs and the consummation by Cubs of the Merger and of the other transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Cubs (other than, with respect to the Merger, the receipt of Cubs Stockholder Approval).
(b)   The Cubs Board has unanimously (i) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are in the best interests of, and are advisable to, Cubs and the Cubs Stockholders, (ii) approved and declared advisable this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) resolved to make the Cubs Recommendation. Except in connection with a Cubs Adverse Recommendation Change in accordance with Section 5.4, such resolutions of the Cubs Board have not been rescinded, modified or withdrawn in any way.
(c)   This Agreement has been duly executed and delivered by Cubs and, assuming the due execution and delivery of this Agreement by Dodgers and Merger Sub, constitutes the legal, valid and binding obligation of Cubs, enforceable against Cubs in accordance with its terms, subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies (collectively (i) and (ii), “Enforceability Exceptions”).
Section 2.3   Vote Required.   The affirmative vote of the holders of a majority of the outstanding shares of Cubs Common Stock, voting at a meeting at which a majority of the outstanding shares of Cubs Common Stock are present and voting (the “Cubs Stockholder Approval”) is the only vote of the holders of any class or series of Cubs’ capital stock necessary to adopt this Agreement and otherwise approve and consummate the Merger and the other transactions contemplated by this Agreement as set forth herein.
Section 2.4   Capitalization.
(a)   The authorized capital stock of Cubs consists of 1,800,000,000 shares of Cubs Common Stock and 5,000,000 shares of preferred stock, $0.10 par value (the “Cubs Preferred Stock”). As of January 27, 2026, (i) 758,644,058 shares of Cubs Common Stock are issued and outstanding, (ii) 1,244,479 shares of Cubs Common Stock are held in Cubs’ treasury or by any of the Cubs Subsidiaries, (iii) 24,128,552 shares of Cubs Common Stock are issuable pursuant to the Cubs Stock Plans, of which, 96,769 shares are subject to Cubs Options, 6,889,217 shares are issuable in respect of Cubs RSUs, 1,678,813 shares are issuable in respect of Cubs PSUs, assuming maximum level of performance, and 15,463,753 shares are reserved for the grant of additional awards under Cubs Stock Plans, and (iv) no shares of Cubs Preferred Stock are issued, reserved for issuance or outstanding. All of the outstanding shares of capital stock of Cubs have been duly authorized and validly issued, and are fully paid and nonassessable and are not subject to any preemptive right, and all shares of Cubs Common Stock which may be issued pursuant to the exercise or vesting of Cubs Options, Cubs RSUs and Cubs PSUs will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive right. Except as described in clause (iii) of this Section 2.4(a), there are not any phantom stocks or other contractual rights the value of which is determined in whole or in part by the value of any capital stock of Cubs and there are no outstanding stock appreciation rights with respect to the capital stock of Cubs. Other than Cubs Common Stock and Cubs Preferred Stock, there are no other authorized classes of capital stock of Cubs.
(b)   Except for the Cubs Organizational Documents, there are no voting trusts or other agreements or understandings to which Cubs, any of the Cubs Subsidiaries or, to the Knowledge of Cubs, any of their respective executive officers or directors is a party with respect to the voting of Cubs Common Stock or the capital stock or other equity interests of any of the Cubs Subsidiaries.
(c)   Other than the Cubs RSUs, Cubs PSUs, Cubs Options and 8 1/8% Series A Cumulative Perpetual Convertible Preferred Stock, par value, $0.01 per share, of Coterra Energy Operating Co. (f/k/a Cimerax Energy Co.) (the “Sub Preferred Stock”), there are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock or other equity interests to which Cubs or any of the Cubs Subsidiaries is a party obligating Cubs or any of the Cubs Subsidiaries to (i) issue, transfer or sell any shares of capital stock or other equity interests of Cubs or any of the Cubs Subsidiaries or securities convertible into or exchangeable or exercisable for such shares or equity interests, (ii) grant, extend or enter into such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (iii) redeem or otherwise acquire any such shares of capital stock or other equity interests or (iv) provide a material amount of funds to, or make any material investment (in the form of loan, capital contribution or otherwise) in any of the Cubs Subsidiaries. At the Effective Time, other than the Sub Preferred Stock, there will not be any outstanding subscriptions, options, warrants, calls, preemptive rights, subscriptions, or other rights, convertible or exchangeable securities, agreements, claims or commitments of any character by which Cubs or any of the Cubs Subsidiaries will be bound calling for the purchase or issuance of any shares of the capital stock of Cubs or any of the Cubs Subsidiaries or securities convertible into or exchangeable or exercisable for such shares or any other such securities or agreements.
(d)   Section 2.4(d) of the Cubs Disclosure Letter (i) lists each of the Cubs Subsidiaries and their respective jurisdictions of organization and (ii) designates which of the Cubs Subsidiaries are “significant subsidiaries,” as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC. All of the outstanding shares of capital stock or other ownership interests of the Cubs Subsidiaries that are direct or indirect wholly-owned Subsidiaries of Cubs (A) have been validly issued and are fully paid (in the case of an interest in a limited partnership or a limited liability company, to the extent required under the applicable Cubs Organizational Documents) and nonassessable (if such entity is a corporate entity) and (B) are owned by Cubs, by one or more of the Cubs Subsidiaries or by Cubs and one or more of the Cubs Subsidiaries, in each case free and clear of all Encumbrances.
(e)   There are no outstanding bonds, debentures, notes or other Indebtedness of Cubs or any of the Cubs Subsidiaries having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matter on which the stockholders or other equity holders of Cubs or any of the Cubs Subsidiaries may vote.
Section 2.5   Governmental Filings; No Violations.
(a)   Other than the filings, notices, waiting periods or approvals required by (i) Section 1.3, (ii) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), (iii) the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) and (iv) the NYSE rules and regulations, no consent, approval, Order, license, Permit or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is necessary or required to be obtained or made by or with respect to Cubs or any of the Cubs Subsidiaries in connection with the execution and delivery of this Agreement, the performance by Cubs of its obligations under this Agreement and the consummation by Cubs of the Merger and the other transactions contemplated hereby, except those that the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Cubs Material Adverse Effect.
(b)   The execution and delivery of this Agreement by Cubs does not, and the consummation of the Merger and the other transactions contemplated hereby will not (with or without notice or lapse of time or both), (i) violate or conflict with any provision of the Cubs Organizational Documents, (ii) subject to the filings, notices, waiting periods or approvals contemplated by Section 2.5(a) and obtaining the Cubs Stockholder Approval, violate or conflict with any Laws or any Order applicable to Cubs or any of the Cubs Subsidiaries or any of their respective assets or properties, (iii) subject to obtaining the third-party consents and approvals set forth in Section 2.5(b) of the Cubs Disclosure Letter and the termination of the Cubs Credit Agreements, in each case, prior to or at the Closing, violate, conflict with, or result in a breach of any provision of, or constitute a default under, or trigger any obligation to repurchase, redeem or otherwise retire Indebtedness under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, guaranteed payment or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Encumbrance upon any of the assets of Cubs or any of the Cubs Subsidiaries pursuant to any provisions of any mortgage, indenture, deed of trust, Permit, concession, lease, instrument, obligation or other Contract of any kind to which Cubs or any of the Cubs Subsidiaries is now a party or by which it or any of its assets may be bound, or (iv) result in the creation of any Encumbrance upon any of the properties or assets of Cubs or any of the Cubs Subsidiaries except, in the case of the foregoing clauses (ii), (iii) and (iv) for any breach, violation, conflict, termination, default, acceleration, creation, change, conflict or Encumbrance that would not reasonably be expected to have, individually or in the aggregate, a Cubs Material Adverse Effect.
Section 2.6   SEC Filings; Financial Statements.
(a)   All forms, documents and reports, together with all exhibits, financial statements and schedules filed or furnished therewith, and all information, documents and agreements incorporated in any such form, document or report (but not including any document incorporated by reference into an exhibit), excluding the Joint Proxy Statement, required to have been filed with or furnished to the United States Securities and Exchange Commission (the “SEC”) by Cubs or any of the Cubs Subsidiaries since January 1, 2024 (the “Cubs SEC Documents”) have been timely filed or furnished, as the case may be. As of their respective dates (or, if amended, supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such amendment, supplement or superseding filing): (i) each of the Cubs SEC Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the

“Securities Act”), or the Exchange Act (as the case may be), and the requirements of Sarbanes-Oxley Act of 2002 (“SOX”) and (ii) none of the Cubs SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(b)   The financial statements (including related notes, if any) contained in the Cubs SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not have contained notes and were subject to normal and recurring year-end adjustments); and (iii) fairly presented in all material respects the consolidated financial position of Cubs and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Cubs and its consolidated Subsidiaries for the periods covered thereby. For purposes of this Agreement, “Cubs Balance Sheet” means that consolidated balance sheet (and notes thereto) of Cubs and its consolidated Subsidiaries as of September 30, 2025 (the “Cubs Balance Sheet Date”) set forth in Cubs’ Quarterly Report on Form 10-Q filed with the SEC on November 4, 2025.
(c)   Cubs maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Cubs’ disclosure controls and procedures are designed to provide reasonable assurance that information required to be disclosed by Cubs is recorded and reported on a timely basis to the individuals responsible for the preparation of Cubs’ filings with the SEC and other public disclosure documents. Cubs maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Cubs’ internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Cubs, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of Cubs are being made only in accordance with authorizations of management and directors of Cubs and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Cubs’ assets that could have a material effect on its financial statements. Cubs has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, to Cubs’ auditors and the audit committee of the Cubs Board (A) any significant deficiencies in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect Cubs’ ability to record, process, summarize and report financial information and has identified for Cubs’ auditors and the audit committee of the Cubs Board any material weaknesses in internal control over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Cubs’ internal control over financial reporting. Since January 1, 2024, any material change in internal control over financial reporting required to be disclosed in any Cubs SEC Document has been so disclosed.
(d)   Since the Cubs Balance Sheet Date, neither Cubs nor any of the Cubs Subsidiaries nor, to the Knowledge of Cubs, any director, officer, employee, auditor, accountant or representative of Cubs or any of the Cubs Subsidiaries has received or otherwise obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Cubs or any of the Cubs Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Cubs or any of the Cubs Subsidiaries has engaged in questionable accounting or auditing practices.
(e)   All existing Derivative Products of Cubs or any of the Cubs Subsidiaries were, and any Derivative Product entered into after the date of this Agreement will be, entered into in accordance in all material respects with applicable Laws, and in accordance in all material respects with the investment, securities, commodities, risk management and other policies, practices and procedures employed by Cubs and the Cubs Subsidiaries (collectively, the “Cubs Risk Policies”), and were, and will be, entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Product. Section 2.6(e) of the Cubs Disclosure Letter identifies any such counterparty as to which, to the Knowledge of Cubs, Cubs or any of the Cubs Subsidiaries has any reasonable concerns regarding financial responsibility with respect to any such Derivative Product. Cubs and each of the Cubs Subsidiaries have, and will have, duly performed in all material respects all of their respective obligations under the Derivative Product to the extent that such obligations to perform have accrued, and, to the Knowledge of Cubs, there are and will be no material breaches, violations, collateral deficiencies, requests for collateral or demands for payment, or defaults or allegations or assertions of such by any party thereunder. Since December 31, 2023, there have been no material violations of the Cubs Risk Policies.
(f)   As of the date of this Agreement, there are no outstanding or unresolved comments in the comment letters received from the SEC staff with respect to the Cubs SEC Documents. To the Knowledge of Cubs, none of the Cubs SEC Documents is subject to ongoing review or outstanding SEC comment or investigation.
Section 2.7   Absence of Changes.   Since the Cubs Balance Sheet Date, (a) as of the date of this Agreement, Cubs and the Cubs Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business consistent with past practice, and (b) there has not been any event, change, effect, development, condition or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Cubs Material Adverse Effect.
Section 2.8   Absence of Undisclosed Liabilities.   Since the Cubs Balance Sheet Date, neither Cubs nor any of the Cubs Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise that would be required to be reflected in financial statements prepared in accordance with GAAP, except for: (a) liabilities reflected or reserved against in Cubs’ consolidated balance sheets (or the notes thereto) included in the Cubs SEC Documents, (b) liabilities that have been incurred by Cubs or any of the Cubs Subsidiaries since the Cubs Balance Sheet Date in the ordinary course of business, (c) liabilities incurred in connection with the transactions contemplated by this Agreement and (d) liabilities which have not and would not reasonably be expected to have, individually or in the aggregate, a Cubs Material Adverse Effect. Neither Cubs nor any of the Cubs Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including any Contract relating to any transaction or relationship between or among Cubs and any of the Cubs Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand) or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Cubs or any of the Cubs Subsidiaries, in Cubs’ consolidated financial statements or the Cubs SEC Documents.
Section 2.9   Compliance with Laws; Regulation.
(a)   Each of Cubs and the Cubs Subsidiaries, since December 31, 2022, have been conducting the businesses and operations of Cubs and the Cubs Subsidiaries in compliance with all applicable Laws (other than compliance with (i) Tax Laws, which is covered solely by Section 2.11, (ii) Environmental Laws, which is covered solely by Section 2.14, (iii) all Laws directed to data privacy and security, which is covered solely by Section 2.18 and (iv) Anti-Corruption Laws, Economic Sanctions/Trade Laws or Money-Laundering Laws, which are covered solely by Section 2.26), except for instances of non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Cubs Material Adverse Effect. Since December 31, 2022, neither Cubs nor any of the Cubs Subsidiaries has received any written notice from any Governmental Entity regarding any actual or possible violation of, or failure to comply with, any Law, which has had or would reasonably be expected to have, individually or in the aggregate, a Cubs Material Adverse Effect.
(b)   Each of Cubs and the Cubs Subsidiaries is in possession of all Permits (other than Permits required under Environmental Laws, which are covered solely by Section 2.14) necessary for them to own, lease and (if applicable) operate their respective properties or otherwise to carry on their respective businesses as they are now being conducted, as applicable (collectively, the “Cubs Permits”), and all

Cubs Permits are in full force and effect and no suspension, revocation, termination, cancellation, non-renewal, or modification not requested by Cubs of any of the Cubs Permits is pending or, to the Knowledge of Cubs, threatened, except where the failure to have possession, the failure to be in full force and effect, or the suspension, revocation, termination, non-renewal, cancellation or modification of, any of the Cubs Permits would not reasonably be expected to have, individually or in the aggregate, a Cubs Material Adverse Effect. Cubs and the Cubs Subsidiaries, and their respective businesses as currently conducted, are in compliance with the terms of the Cubs Permits, except failures so to comply that would not reasonably be expected to have, individually or in the aggregate, a Cubs Material Adverse Effect.
(c)   (i) Each of Cubs and the Cubs Subsidiaries and, to the Knowledge of Cubs, its and their respective directors and officers, is in compliance in all material respects with the provisions of SOX and the related rules and regulations promulgated thereunder or under the Exchange Act and (ii) Cubs is in compliance in all material respects with the listing and corporate governance rules and regulations of the NYSE, in each case in the foregoing clauses (i) and (ii) as such provisions, rules and regulations are applicable to such Person.
Section 2.10   Material Contracts.
(a)   All Contracts, including amendments thereto, required to be filed as exhibits to any Cubs SEC Documents filed after January 1, 2025, pursuant to Item 601(b)(10) of Regulation S-K under the Exchange Act have been so filed as of the date hereof, and no such Contract has been amended or modified (or further amended or modified, as applicable) that would require a filing pursuant to Item 601(b)(10) of Regulation S-K since the date such Contract or amendment was filed. To the extent any such Contracts were filed in redacted form (including any omission of exhibits, schedules or other attachments), Cubs has made available to Dodgers correct and complete copies thereof (including all material amendments, modifications, extensions or renewals with respect thereto and all exhibits, schedules and other attachments).
(b)   Other than the Contracts set forth in clause (a) above, Section 2.10(b) of the Cubs Disclosure Letter sets forth a correct and complete list, and Cubs has made available to Dodgers correct and complete copies (including all material amendments, modifications, extensions or renewals with respect thereto), of each of the following Contracts (other than any Cubs Benefit Plans) to which Cubs or any of the Cubs Subsidiaries is a party or bound as of the date hereof:
(i)   any Contract which is between Cubs or any of the Cubs Subsidiaries, on the one hand, and any of their respective officers, directors or principals (or any such Person’s Affiliates) or any Person that holds or owns five percent (5%) or more of the shares of Cubs’ capital stock (or any Affiliates of any such Person), on the other hand, involving aggregate annual payments in excess of $120,000, other than compensation arrangements with the directors on the Cubs Board in their capacity as such;
(ii)   each Contract or Cubs Organizational Document that would, on or after the Closing Date, prohibit or restrict the ability of the Surviving Corporation or any of its Subsidiaries to declare and pay dividends or distributions with respect to their capital stock, pay any Indebtedness for borrowed money, obligations or liabilities from time to time owed to the Surviving Corporation or any of its Subsidiaries, make loans or advances or transfer any of its properties or assets;
(iii)   each Contract containing any area of mutual interest, joint bidding area, joint acquisition area, or non-compete or similar type of provision that (A) materially restricts the ability of Cubs or any of the Cubs Subsidiaries to (x) compete in any material line of business or material geographic area or with any Person during any period of time after the Effective Time or (y) make, sell or distribute any material products or services, or use, transfer or distribute, or enforce any of their rights with respect to, any of their material assets or properties or (B) could require the disposition of any material assets or line of business of Cubs or any of the Cubs Subsidiaries;
(iv)   each Contract that creates, evidences, provides commitments in respect of, secures or guarantees (A) Indebtedness for borrowed money in any amount in excess of $50,000,000 or (B) other Indebtedness (other than obligations under a Derivative Product or any guarantee or other credit support thereof) of Cubs or any of the Cubs Subsidiaries (whether incurred, assumed, guaranteed or secured by any asset) in excess of $50,000,000, other than, in each case, agreements solely between or among Cubs and the Cubs Subsidiaries;
(v)   any Labor Agreement;
(vi)   any Contract relating to any pending acquisition or divestiture pursuant to which the aggregate consideration (whether in cash or otherwise) is equal to or greater than $150,000,000; or
(vii)   any Contract of the type set forth on Section 2.10(b)(vii) of the Cubs Disclosure Letter.
(c)   The Contracts described in the foregoing clauses (a) and (b), together with all exhibits and schedules to such Contracts, as amended through the date hereof or as hereafter amended in accordance with Section 4.1 hereof, are referred to herein as “Cubs Material Contracts.”
(d)   Each Cubs Material Contract is valid and binding on Cubs or the Cubs Subsidiary party thereto, as the case may be, and, to the Knowledge of Cubs, each other party thereto, and is in full force and effect in accordance with its terms, except for (i) terminations or expirations at the end of the stated term or (ii) such failures to be valid and binding or to be in full force and effect as would not reasonably be expected to have, individually or in the aggregate, a Cubs Material Adverse Effect, in each case subject to Enforceability Exceptions.
(e)   Neither Cubs nor any of the Cubs Subsidiaries is in breach of, or default under the terms of, and, to the Knowledge of Cubs, no other party to any Cubs Material Contract is in breach of, or default under the terms of, any Cubs Material Contract, nor is any event of default (or similar term) continuing under any Cubs Material Contract, in each case where such breach, default or event of default (or similar term) would reasonably be expected to have, individually or in the aggregate, a Cubs Material Adverse Effect.
Section 2.11   Tax Matters.
(a)   Except as would not have, individually or in the aggregate, a Cubs Material Adverse Effect:
(i)   all Tax Returns required to be filed by Cubs or any of the Cubs Subsidiaries have been timely filed (taking into account any extension of time within which to file), and all such Tax Returns are true, correct and complete in all respects;
(ii)   Cubs and each of the Cubs Subsidiaries has timely paid all Taxes required to be paid by it (whether or not reflected on any Tax Return) or adequate reserves in respect thereof have been established on the financial statements of Cubs in accordance with GAAP;
(iii)   no deficiency for Taxes has been proposed, assessed or asserted in writing against Cubs or any of the Cubs Subsidiaries (except those that are being contested in good faith and for which adequate accruals or reserves have been established in accordance with GAAP);
(iv)   none of the Cubs Subsidiaries have any material liability for the Taxes of any Person as a transferee or successor, or by Contract (other than (x) any commercially reasonable agreements providing for the reallocation or payment of real property Taxes attributable to real property leased or occupied by Cubs or any of the Cubs Subsidiaries, (y) commercially reasonable agreements for the allocation or payment of personal property Taxes, sales or use Taxes or value added Taxes with respect to personal property leased, used, owned or sold by Cubs or any of the Cubs Subsidiaries in the ordinary course of business and (z) commercially reasonable credit or other commercial agreements, the primary purposes of which do not relate to Taxes, that contain customary indemnifications for Taxes);
(v)   no Taxes of Cubs or any of the Cubs Subsidiaries are being contested and there are no audits, claims, assessments, levies or administrative or judicial proceedings pending or proposed in writing, against Cubs or any of the Cubs Subsidiaries in respect of Taxes;

(vi)   neither Cubs nor any of the Cubs Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business); and
(vii)   there are no Encumbrances for Taxes on any of the assets of Cubs or any of the Cubs Subsidiaries other than Permitted Encumbrances.
(b)   Neither Cubs nor any of the Cubs Subsidiaries has been a “distributing corporation” or a “controlled corporation,” each within the meaning of Section 355(a)(1)(A) of the Code, in a distribution intended to qualify under Section 355 of the Code (i) within the past two (2) years or (ii) as part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.
(c)   Neither Cubs nor any of the Cubs Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (as in effect at the relevant time) (or any comparable Laws of any state, local or foreign jurisdiction).
(d)   Neither Cubs nor any of the Cubs Subsidiaries is bound with respect to the current or any future taxable period by any closing agreement (within the meaning of Section 7121(a) of the Code (or any similar or analogous provision of state, local or non-U.S. Law)) or other ruling or written agreement with a Taxing Authority.
(e)   Neither Cubs nor any of the Cubs Subsidiaries is aware of the existence of any fact, or has taken or agreed to take any action, that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
Section 2.12   Cubs Benefit Plans.
(a)   Section 2.12(a) of the Cubs Disclosure Letter contains a true and complete list as of the date of this Agreement of each material Cubs Benefit Plan. Cubs has made available to Dodgers, to the extent applicable, true and complete copies of (i) the current plan document for each written material Cubs Benefit Plan, including all amendments thereto, and any related trust agreement currently in effect, (ii) the current summary plan description, including all summaries of material modification thereto, for each Cubs Benefit Plan that is subject to ERISA, (iii) the most recent annual report on Form 5500 series, with accompanying schedules and attachments (including accountants’ opinions, if applicable), filed with respect to each Cubs Benefit Plan required to make such a filing, (iv) the most recent actuarial valuation for each Cubs Benefit Plan for which such a valuation was prepared and (v) the most recent favorable determination letter issued for each Cubs Benefit Plan which is intended to be qualified under Section 401(a) of the Code.
(b)   Except for such matters that, individually or in the aggregate, would not reasonably be expected to result in a material liability to Cubs or any of the Cubs Subsidiaries, (i) each Cubs Benefit Plan has been maintained, operated and administered in all respects in accordance with its terms and all applicable Laws, including ERISA and the Code; (ii) all contributions required to be made with respect to any Cubs Benefit Plan have been timely made and deposited; (iii) all material reports, returns, notices and similar documents required to be filed with any Governmental Entity or distributed to any Cubs Benefit Plan participant have been timely filed or distributed; (iv) no non-exempt “prohibited transaction” (within the meaning of Section 4975 of the Code and Section 406 of ERISA) has occurred or is reasonably expected to occur with respect to any Cubs Benefit Plan; and (v) no breach of fiduciary duty has occurred in connection with the administration or investment of the assets of any Cubs Benefit Plan in connection with which Cubs or, to the Knowledge of Cubs, a third-party plan fiduciary would reasonably be expected to incur any liability.
(c)   None of the Cubs Benefit Plans promises or provides post-termination or retiree medical or life insurance benefits to any former or current employee of Cubs or any of the Cubs Subsidiaries (other than continuation coverage to the extent required by applicable Law, whether pursuant to Section 4980B of the Code or other state Law).

(d)   There are no pending or, to the Knowledge of Cubs, threatened claims by or on behalf of any of the Cubs Benefit Plans or otherwise relating to any Cubs Benefit Plan (other than routine claims for benefits). No Cubs Benefit Plan is, nor within the last three years has been, under audit or the subject of an investigation by the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation, the SEC or any other Governmental Entity, nor is any such audit or investigation pending or, to the Knowledge of Cubs, threatened. No Cubs Benefit Plan is the subject of an application or filing under, or a participant in, a government-sponsored amnesty, voluntary compliance, self-correction or similar program.
(e)   No Cubs Benefit Plan is, and neither Cubs nor any Cubs Subsidiary nor any of their respective ERISA Affiliates has within the last six years sponsored, contributed to, been required to contribute to or has or otherwise has had any obligations or incurred any liability, whether actual or contingent, with respect to (i) any employee benefit plan that is subject to Title IV of ERISA or Section 412 of the Code (including any “defined benefit plan” within the meaning of Section 3(35) of ERISA), (ii) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA), (iii) a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA, or (iv) a multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA). No liability under Title IV or Section 302 of ERISA has been incurred by Cubs or any Cubs Subsidiary or any of their respective ERISA Affiliates that has not been satisfied in full, and no condition exists that would reasonably be expected to present a risk to Cubs, any Cubs Subsidiary or any of their respective ERISA Affiliates of incurring any such liability, other than any liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due).
(f)   Each Cubs Benefit Plan that is intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has received a favorable determination letter or may rely on an opinion letter from the Internal Revenue Service as to its qualified status under Section 401(a) of the Code and to the Knowledge of Cubs, no events have occurred or conditions exist since the issuance of such letter that would reasonably be expected to adversely affect the qualified status of such plan and trust.
(g)   Neither the execution and delivery or performance of this Agreement nor the consummation of the transactions contemplated by this Agreement (whether alone or together with any other event(s), including a termination of employment) will (i) entitle any Cubs Service Provider to any payment or benefit (or result in the funding of any such payment or benefit), (ii) increase the amount or value of any compensation or benefit otherwise payable or required to be provided to any Cubs Service Provider, (iii) accelerate the time of payment, funding, or vesting of amounts due to any Cubs Service Provider, (iv) limit or restrict the right of Cubs or any Cubs Subsidiary to merge, amend, or terminate any Cubs Benefit Plan in accordance with its terms and applicable Law, or (v) result in any payment or benefit with respect to any “disqualified individual” (as defined in Section 280G of the Code and the regulations thereunder) that would reasonably be expected to, individually or in combination with any other such payment or benefit, be characterized as an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code.
(h)   Neither Cubs nor any Cubs Subsidiary has any obligation to provide, and no Cubs Benefit Plan provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional Taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code.
Section 2.13   Employee and Labor Matters.
(a)   Neither Cubs nor any of the Cubs Subsidiaries are party to or otherwise bound by, or in the process of negotiating, any labor agreements, collective bargaining agreements and any other labor-related agreements or arrangements with any union or other labor organization (collectively, “Labor Agreements”). No employee of Cubs nor any of the Cubs Subsidiaries is represented by any union, works council or other labor organization.

(b)   There is not now in existence, nor has there been since one (1) year prior to the date of this Agreement, any pending or, to the Knowledge of Cubs, threat of any: (i) strike, slowdown, stoppage, picketing or lockout against or affecting Cubs or any of the Cubs Subsidiaries; or (ii) labor-related demand for representation. There is not now in existence any pending or, to the Knowledge of Cubs, threatened material Legal Proceeding alleging or involving any violation of any employment-related, labor-related or benefits-related Law against, in respect of or relating to Cubs, any of the Cubs Subsidiaries or any Cubs Benefit Plan, including claims arising under any such Law by any independent contractor or leased personnel. Cubs and the Cubs Subsidiaries are, and for the past one (1) year have been, in material compliance with all applicable Laws respecting employment and employment practices, including, without limitation, all laws respecting terms and conditions of employment, health and safety, wages and hours, child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, employee leave issues, unemployment insurance, and automated employment decision tools and other artificial intelligence.
(c)   To the Knowledge of Cubs, no current or former employee of Cubs or any of the Cubs Subsidiaries at the level of Vice President or above is in violation in any material respect, or has threatened a violation in any material respect, of any term or provision of any employment Contract, confidentiality or other proprietary information disclosure Contract arising out of or relating to such Person’s current or former employment or engagement by Cubs or any of the Cubs Subsidiaries.
(d)   Neither Cubs nor any of the Cubs Subsidiaries have any employees employed outside of the United States.
(e)   In the last five (5) years, neither Cubs nor any of the Cubs Subsidiaries have entered into a settlement agreement with a current or former officer, employee or independent contractor of Cubs or any of the Cubs Subsidiaries that involves, to the Knowledge of Cubs, allegations relating to sexual harassment by an officer or employee of Cubs or any of the Cubs Subsidiaries at the level of Vice President or above. To the Knowledge of Cubs, in the last five (5) years, no allegations of sexual harassment have been made against any officer or employee of Cubs or any of the Cubs Subsidiaries at a level of Vice President or above.
(f)   Cubs and the Cubs Subsidiaries are, and for the past one (1) year have been, in material compliance with all notice and other requirements under the Worker Adjustment and Retraining Notification Act or any similar foreign, state or local Law relating to plant closings and layoffs (the “WARN Act”). Neither Cubs nor any of the Cubs Subsidiaries have plans to engage in any layoffs, furloughs or employment terminations, whether temporary or permanent, within the next six (6) months.
(g)   To the Knowledge of Cubs, there are no work-related accidents for which Cubs or the Cubs Subsidiaries are not insured and with respect to which Cubs or the Cubs Subsidiaries could be expected to accrue a material liability.
Section 2.14   Environmental Matters.
(a)   Each of Cubs and the Cubs Subsidiaries is in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by Cubs and the Cubs Subsidiaries of all Permits required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except for matters that have been fully resolved with the applicable Governmental Entity or where failure to be in compliance would not reasonably be expected to have, individually or in the aggregate, a Cubs Material Adverse Effect.
(b)   Since December 31, 2020, there has been no past or present Release of any Hazardous Material which could form the basis of any Environmental Claim against Cubs or any of the Cubs Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Cubs Material Adverse Effect.
(c)   There is no Environmental Claim pending or, to the Knowledge of Cubs, threatened in writing against Cubs or any of the Cubs Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Cubs Material Adverse Effect.

(d)   Except as would not reasonably be expected to have, individually or in the aggregate, a Cubs Material Adverse Effect, Cubs and Cubs Subsidiaries have not assumed, undertaken, become subject to or provided an indemnity with respect to any liability of any other Person relating to any Environmental Law or Hazardous Materials.
Section 2.15   Legal Proceedings; Orders.   There is no pending Legal Proceeding with respect to which Cubs has received service of process (other than Legal Proceedings involving Tax matters, employee and labor matters, or environmental matters, which are covered solely by Section 2.11, Section 2.12, Section 2.13 and Section 2.14, respectively) and, within the past twelve (12) months, to the Knowledge of Cubs, no Person has threatened in writing to commence any Legal Proceeding (other than Legal Proceedings involving Tax matters, employee and labor matters, or environmental matters, which are covered solely by Section 2.11, Section 2.12, Section 2.13 and Section 2.14, respectively), against Cubs or any of the Cubs Subsidiaries or any of the material assets owned or used by any of them, in each case which would reasonably be expected to have, individually or in the aggregate, a Cubs Material Adverse Effect. There is no Order to which Cubs or any of the Cubs Subsidiaries, or any of the material assets owned or used by any of them, is subject which would reasonably be expected to have, individually or in the aggregate, a Cubs Material Adverse Effect.
Section 2.16   Reserve Reports.   The factual, non-interpretive data relating to the Oil and Gas Properties of Cubs and the Cubs Subsidiaries on which (i) Cubs’ estimate of the proved Hydrocarbon reserves of Cubs and the Cubs Subsidiaries with respect to the Oil and Gas Properties of Cubs and the Cubs Subsidiaries as of December 31, 2024, referred to in Cubs’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Cubs Reserve Report”), and (ii) the report of DeGolyer and MacNaughton (“D&M”) regarding its audit, as of December 31, 2024, of certain of the proved Hydrocarbon reserves of Cubs and the Cubs Subsidiaries referred to in Cubs’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Cubs D&M Audit Report”) were based was complete and accurate at the time such data was used by Cubs in the preparation of the Cubs Reserve Report and provided to D&M for use in the Cubs D&M Audit Report, except for any incompleteness or inaccuracy that would not be reasonably expected to have, individually or in the aggregate, a Cubs Material Adverse Effect. To the Knowledge of Cubs, there are no material errors in the assumptions and estimates used by Cubs and the Cubs Subsidiaries in connection with the preparation of the Cubs Reserve Report or by D&M in connection with the preparation of the Cubs D&M Audit Report. The proved Hydrocarbon reserve estimates of Cubs and the Cubs Subsidiaries set forth in the Cubs Reserve Report fairly reflect, in all material respects, the proved Hydrocarbon reserves of Cubs and the Cubs Subsidiaries at the dates indicated therein and are in accordance with the rules promulgated by the SEC, as applied on a consistent basis throughout the periods reflected therein. Except for (x) changes (including changes in Hydrocarbon commodity prices) generally affecting the oil and gas industry, (y) normal depletion by production, and (z) assets sold or otherwise disposed of in the ordinary course of business or as otherwise permitted by this Agreement, there has been no change in respect of the matters addressed in the Cubs Reserve Report that would be reasonably expected to have, individually or in the aggregate, a Cubs Material Adverse Effect. The estimates of proved Hydrocarbon reserves used by Cubs and the Cubs Subsidiaries in connection with the preparation of the Cubs Reserve Report complied in all material respects with Rule 4-10 of Regulation S-X promulgated by the SEC, and the estimates of proved Hydrocarbon reserves provided to D&M in connection with the preparation of the Cubs D&M Audit Report complied in all material respects with Rule 4-10 of Regulation S-X promulgated by the SEC.
Section 2.17   Oil and Gas Matters; Real Properties; Certain Third-Party Rights.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Cubs Material Adverse Effect and except for any property (i) sold or otherwise disposed of in the ordinary course of business or as otherwise permitted by this Agreement, in each case, since the date of the Cubs Reserve Report relating to the interests of Cubs and the Cubs Subsidiaries referred to therein or (ii) reflected in the Cubs Reserve Report or in the Cubs SEC Documents as having been sold or otherwise disposed of, as of the date hereof, Cubs and the Cubs Subsidiaries have good and defensible title to all Oil and Gas Properties forming the basis for the reserves reflected in the Cubs Reserve Report and in each case as attributable to interests owned by Cubs and the Cubs Subsidiaries. For purposes of the foregoing sentence, “good and defensible title” means that Cubs’ or one or more of the Cubs Subsidiaries’, as applicable, title (as of the date hereof and as of the Effective Time), beneficially or of record, to each of the Oil and Gas Properties held or owned by them (or purported to be held or owned by them) that (subject to Permitted Encumbrances) (A) entitles Cubs (or one or more of the Cubs Subsidiaries, as applicable) to receive (after satisfaction of all Production Burdens applicable thereto), not less than the net revenue interest share reflected in the Cubs Reserve Report of all Hydrocarbons produced from such Oil and Gas Properties throughout the life of such Oil and Gas Properties, (B) obligates Cubs (or one or more of the Cubs Subsidiaries, as applicable) to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to, such Oil and Gas Properties, of not greater than the working interest reflected in the Cubs Reserve Report as applicable, for such Oil and Gas Properties (other than any increases that are accompanied by a proportionate (or greater) net revenue interest in such Oil and Gas Properties) and (C) is free and clear of all Oil and Gas Property Encumbrances (other than Permitted Encumbrances).
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Cubs Material Adverse Effect, to the Knowledge of Cubs, none of Cubs or any Cubs Subsidiaries has violated any provision of, or taken or failed to take any act that, with or without notice, lapse of time, or both, would constitute a material default under the provisions of any Oil and Gas Lease (or entitle the lessor thereunder to cancel or terminate such Oil and Gas Lease) included in the Oil and Gas Properties of Cubs or any Cubs Subsidiaries.
(c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Cubs Material Adverse Effect, and with respect to clauses (i) and (ii) below, except with respect to any of the Oil and Gas Properties owned or held for use by Cubs or any of the Cubs Subsidiaries, (i) Cubs and the Cubs Subsidiaries have good, valid and defensible title to all material real property owned by Cubs or any of the Cubs Subsidiaries (collectively, the “Cubs Material Owned Real Property”) and valid leasehold estates in all material real property leased, subleased, licensed or otherwise occupied (whether as tenant, subtenant or pursuant to other occupancy arrangements) by Cubs or any of the Cubs Subsidiaries (collectively, including the improvements thereon, the “Cubs Material Leased Real Property”, and, together with the Cubs Material Owned Real Property, the “Cubs Material Real Property”) free and clear of all Encumbrances, except Permitted Encumbrances, (ii) each Contract under which Cubs or any of the Cubs Subsidiaries is the landlord, sublandlord, tenant, subtenant or occupant with respect to Cubs Material Leased Real Property (each, a “Cubs Material Real Property Lease”), to the Knowledge of Cubs, is in full force and effect and is valid and enforceable against the parties thereto in accordance with its terms, subject, as to enforceability, to Enforceability Exceptions, and neither Cubs nor any of the Cubs Subsidiaries, or to the Knowledge of Cubs, any other party thereto, has received written notice of any default under any Cubs Material Real Property Lease and (iii) there does not exist any pending or, to the Knowledge of Cubs, threatened in writing, condemnation or eminent domain proceedings that affect any of the Cubs Material Real Property.
(d)   Except for such arrangements solely between or among Cubs and the Cubs Subsidiaries, there are no outstanding options or rights of first refusal or first offer in favor of any other party to purchase any Cubs Material Owned Real Property or any portion thereof or interest therein that would reasonably be expected to have, individually or in the aggregate, a Cubs Material Adverse Effect. The Cubs Material Real Property and all other real property leased or owned by Cubs and the Cubs Subsidiaries constitutes all of the real estate (other than, for the avoidance of doubt, Oil and Gas Properties) used in and necessary for the operation of the respective businesses of Cubs and the Cubs Subsidiaries as currently operated by Cubs or the Cubs Subsidiaries.
(e)   Except (i) for amounts being held in suspense or escheated (by Cubs, any of the Cubs Subsidiaries, any third-party operator thereof or any other Person) in accordance with applicable Law, as reported in the Cubs SEC Documents or as a result of the ongoing preparation and approval of division order title opinions for recently drilled Wells, or (ii) as would not reasonably be expected to have, individually or in the aggregate, a Cubs Material Adverse Effect, (A) all proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties of Cubs and the Cubs Subsidiaries are being received by Cubs or the applicable Cubs Subsidiary in a timely manner, (B) all rentals, shut-ins and similar payments owed to any Person under (or otherwise with respect to) any Oil and Gas Properties operated by Cubs or any of the Cubs Subsidiaries have been timely and properly paid, and (C) all royalties, minimum royalties, overriding royalties and other Production Burdens with respect to any Oil and

Gas Properties operated by Cubs or any of the Cubs Subsidiaries have been timely and properly paid. Neither Cubs nor any of the Cubs Subsidiaries is obligated by virtue of a take-or-pay payment, advance payment, or similar payment (other than royalties, overriding royalties and similar arrangements established in the Oil and Gas Leases of Cubs or any of the Cubs Subsidiaries or other instruments of record related thereto) to deliver Hydrocarbons or proceeds from the sale thereof, attributable to such Person’s interest in its Oil and Gas Properties at some future time without receiving payment therefor at the time of delivery, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Cubs Material Adverse Effect.
(f)   Except as would not reasonably be expected to have, individually or in the aggregate, a Cubs Material Adverse Effect and to the Knowledge of Cubs, all Hydrocarbon Wells and all water, CO2 or injection Wells operated by Cubs or any of the Cubs Subsidiaries have been drilled, completed and operated, as applicable, within the limits permitted by the applicable Contracts and applicable Law and all plugging and abandonment (including plugging and abandonment of permanently plugged wells operated by Cubs or any of the Cubs Subsidiaries) of Hydrocarbon Wells and such other Wells and has been conducted in compliance with all applicable Law.
(g)   No Oil and Gas Properties of Cubs or any of the Cubs Subsidiaries are subject to any (i) preferential purchase, consent or similar right or obligation, (ii) right of termination or cancellation, (iii) liquidated damages or similar payment obligation, or (iv) operatorship relinquishment or transfer obligation, in the case of each of (i)-(iv), that would become operative or be required by Cubs or any of its Affiliates as a result of the transactions contemplated by this Agreement, except as would not reasonably be expected to have, individually or in the aggregate, a Cubs Material Adverse Effect.
(h)   Except as would not reasonably be expected to have a Cubs Material Adverse Effect, to the Knowledge of Cubs, there are no Wells that constitute a part of the Oil and Gas Properties of Cubs or any of the Cubs Subsidiaries in respect of which Cubs or any of the Cubs Subsidiaries has received a notice, claim, demand or Order from any Governmental Entity notifying, claiming, demanding or requiring that such Wells be temporarily or permanently plugged and abandoned.
Section 2.18   Intellectual Property; IT and Privacy.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Cubs Material Adverse Effect: (i) each of Cubs and the Cubs Subsidiaries owns or has a valid right to use, free and clear of all Encumbrances (other than Permitted Encumbrances), all Intellectual Property used or held for use in, or necessary to conduct, the business of Cubs and the Cubs Subsidiaries as currently conducted; provided that the foregoing is not a representation or warranty with respect to infringement, misappropriation or other violation of Intellectual Property; (ii) to Cubs’ Knowledge, the conduct of the business of Cubs and each of the Cubs Subsidiaries, since December 31, 2022, has not infringed upon, misappropriated or otherwise violated, and is not infringing upon, misappropriating or otherwise violating any Intellectual Property of any other Person; (iii) to Cubs’ Knowledge, no Person is infringing, misappropriating or otherwise violating, or since December 31, 2022, has infringed, misappropriated or otherwise violated, any Intellectual Property owned by Cubs or any of the Cubs Subsidiaries; and (iv) each of Cubs and the Cubs Subsidiaries takes and has taken actions to protect the proprietary rights in trade secrets owned by, or in the possession of, Cubs or any Cubs Subsidiary, and, since December 31, 2022, there has been no unauthorized loss of trade secret rights in any such trade secrets due to acts or omissions by Cubs or any of the Cubs Subsidiaries.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Cubs Material Adverse Effect, since December 31, 2022: (i) there has been no failure in, or disruptions of, any IT Assets owned by, or licensed or leased to, Cubs or any Cubs Subsidiary (the “Cubs IT Assets”) that has not been remedied; (ii) each of Cubs and the Cubs Subsidiaries has been and is in compliance with all Data Privacy Requirements; (iii) each of Cubs and the Cubs Subsidiaries has implemented and maintained technical, physical, and organizational measures, security systems, and technologies in compliance with all applicable Data Privacy Requirements, that are designed to protect the Cubs IT Assets and personal information and material business information (collectively, the “Cubs Data”) in the possession or control of, or being processed by or on behalf of Cubs or any Cubs Subsidiary; (iv) to the Knowledge of Cubs, there has been no unauthorized access, use, modification, processing, or exfiltration, or security breach, including any such access, use or exfiltration that requires disclosure to a Governmental Entity or breach notification under applicable Law (“Security Breach”) with respect to any Cubs IT Asset or Cubs Data; (v) neither Cubs nor any of the Cubs Subsidiaries has provided or been required to provide any written notice to any Person in connection with an unauthorized disclosure of Cubs Data or other Security Breach; and (vi) the Cubs IT Assets operate in a manner that permits Cubs and the Cubs Subsidiaries to conduct their respective businesses as currently conducted and are in sufficient, adequate and satisfactory working order in all material respects.
Section 2.19   Affiliate Transactions.   Except for (i) Contracts filed or incorporated by reference as an exhibit to the Cubs SEC Documents and (ii) the Cubs Benefit Plans, Section 2.19 of the Cubs Disclosure Letter sets forth a true and complete list of the Contracts or understandings that are in existence as of the date of this Agreement between, on the one hand, Cubs or any of the Cubs Subsidiaries and, on the other hand, any (x) present executive officer or director of Cubs or any of the Cubs Subsidiaries or any Person that has served as an executive officer or director Cubs or any of the Cubs Subsidiaries within the last three (3) years or any of such officer’s or director’s immediate family members, (y) record or beneficial owner of more than five percent (5%) of the Cubs Common Stock as of the date of this Agreement or (z) to the Knowledge of Cubs, any Affiliate of any such officer, director or owner (other than Cubs or any of the Cubs Subsidiaries).
Section 2.20   Insurance.   Section 2.20 of the Cubs Disclosure Letter sets forth (i) a list of the material insurance policies (including directors and officers liability insurance) covering Cubs and the Cubs Subsidiaries as of the date hereof and (ii) material pending claims under such policies as of the date of this Agreement. Except for failures to maintain insurance that have not had and would not reasonably be expected to have, individually or in the aggregate, a Cubs Material Adverse Effect, from December 31, 2022, through the date of this Agreement, each of Cubs and the Cubs Subsidiaries has been continuously insured with recognized insurers or has self-insured, in each case in such amounts and with respect to such risks and losses as are customary for the nature of the property so insured and for companies in the United States conducting the business conducted by Cubs and the Cubs Subsidiaries during such time period. Neither Cubs nor any of the Cubs Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of Cubs or any of the Cubs Subsidiaries.
Section 2.21   Information to be Supplied.   None of the information supplied or to be supplied by or on behalf of Cubs for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement is filed with the SEC or becomes effective under the Securities Act or (b) the Joint Proxy Statement will, at the time the Joint Proxy Statement is mailed to Cubs Stockholders, or at the time of the Cubs Stockholders’ Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein, necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement of a material fact in any earlier communication with respect to the solicitation of proxies for the Cubs Stockholders’ Meeting which has become false or misleading. The Joint Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, Cubs makes no representation or warranty with respect to any information supplied by or to be supplied by Dodgers or Merger Sub that is included or incorporated by reference in the foregoing documents.
Section 2.22   Regulatory Proceedings.
(a)   Cubs is not a “holding company,” a “subsidiary company” of a “holding company,” an affiliate of a “holding company,” a “public utility” or a “public-utility company,” as each such term is defined in the U.S. Public Utility Holding Company Act of 2005.
(b)   Except for certain facilities that are subject to Section 2.22(c), all properties and related facilities constituting Cubs’ and the Cubs Subsidiaries’ properties (including any facilities under development) are (i) exempt from or otherwise not subject to regulation by the U.S. Federal Energy Regulatory Commission under applicable Law and (ii) not subject to rate regulation or comprehensive nondiscriminatory access regulation under the Laws of any state or other local jurisdiction.
(c)   Except for certain facilities, as described on Section 2.22(c) of the Cubs Disclosure Letter, used in the transport of Hydrocarbons which are subject to the Interstate Commerce Act and are subject to the jurisdiction of the U.S. Federal Energy Regulatory Commission, and which are in substantial compliance with the applicable Laws, rules and regulations issued by any Governmental Entity, neither Cubs nor any of the Cubs Subsidiaries owns, controls, or has under development any (i) refining capacity or (ii) oil or gas transportation infrastructure (other than gathering facilities).
(d)   Cubs is not an “investment company” within the meaning of the U.S. Investment Company Act of 1940.
Section 2.23   Takeover Statutes; Rights Plan.   The approval by the Cubs Board referred to in Section 2.2(b) constitutes the approval of this Agreement and the transactions contemplated hereby, including the Merger, for purposes of the DGCL and represents the only action necessary to ensure that any “business combination” (as defined in Section 203 of the DGCL) or other applicable provision of the DGCL does not and will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger and the other transactions contemplated hereby. To the Knowledge of Cubs, no other Takeover Laws or any anti-takeover provision in the Cubs Organizational Documents are, or at the Effective Time will be, applicable to Cubs, the Merger, this Agreement or any of the transactions contemplated hereby. As of the date hereof, there is no stockholder rights plan, “poison pill” anti-takeover plan or other similar device in effect to which Cubs is a party or is otherwise bound.
Section 2.24   Financial Advisor.   Except for Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC (the fees and expenses of which will be paid by Cubs and are reflected in its respective engagement letter with Cubs), neither Cubs nor any of the Cubs Subsidiaries has employed any financial advisor, investment bank, broker or finder who is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement. Cubs has furnished to Dodgers an accurate and complete copy of Cubs’ engagement letter with each of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC relating to the Merger.
Section 2.25   Opinion of Financial Advisor.   Goldman Sachs & Co. LLC, a financial advisor of Cubs, has delivered to the Cubs Board on or prior to the date of this Agreement its opinion to the effect that, based upon and subject to the assumptions, qualifications, limitations, and other matters set forth therein, as of the date hereof, the Exchange Ratio pursuant to this Agreement is fair to the holders (other than Dodgers and its Affiliates) of Cubs Common Stock.
Section 2.26   Regulatory Matters.
(a)   Except as would not, individually or in the aggregate, be reasonably likely to have a Cubs Material Adverse Effect, since December 31, 2023, (i) none of Cubs, any of the Cubs Subsidiaries, nor, to the Knowledge of Cubs, any Cubs or Cubs Subsidiary director, officer, employee, representative, agent or any other Person acting on behalf of Cubs or any of the Cubs Subsidiaries, has violated any applicable Anti-Corruption Law, Economic Sanctions/Trade Laws or Money-Laundering Laws; and (ii) none of Cubs, any of the Cubs Subsidiaries nor, to the Knowledge of Cubs, any Cubs or Cubs Subsidiary director, officer, employee, representative, agent or any other Person acting on behalf of Cubs or any of the Cubs Subsidiaries, has offered, paid, given, promised or authorized the payment of, anything of value (including money, checks, wire transfers, tangible and intangible gifts, favors, services or entertainment and travel) directly or indirectly to any employee, officer, or representative of, or any Person otherwise acting in an official capacity for or on behalf of a Governmental Entity, whether elected or appointed, including an officer or employee of a state-owned or state-controlled enterprise, a political party, political party official or employee, candidate for public office, or an officer or employee of a public international organization (such as the World Bank, United Nations, International Monetary Fund, or Organization for Economic Cooperation and Development) (any such Person, a “Government Official”) (A) for the purpose of (1) influencing any act or decision of a Government Official or any other Person in his or her official capacity, (2) inducing a Government Official or any other Person to do or omit to do any act in violation of his or her lawful duties, (3) securing any improper advantage, (4) inducing a Government Official or any other Person to influence or affect any act or decision of any Governmental Entity or (5) assisting Cubs, any of the Cubs Subsidiaries, or any Cubs or Cubs Subsidiary director, officer employee, agent, representative or any other Person acting on behalf of Cubs or any of the Cubs Subsidiaries in obtaining or retaining business or (B) in a manner which would constitute or have the purpose or effect of public or commercial bribery or corruption, acceptance of, or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining or retaining business or any improper advantage.
(b)   Except as would not, individually or in the aggregate, be reasonably likely to have a Cubs Material Adverse Effect, since December 31, 2023, Cubs and the Cubs Subsidiaries have implemented and have at all times maintained internal controls, policies and procedures reasonably designed to detect, prevent and deter violations of Anti-Corruption Laws, Economic Sanctions/Trade Laws and Money-Laundering Laws.
Section 2.27   No Additional Representations.
(a)   Except for those representations and warranties expressly set forth in this Article II and except as otherwise expressly set forth in this Agreement, neither Cubs nor any of the Cubs Subsidiaries or other Person acting on behalf of Cubs makes any representation or warranty of any kind or nature, express or implied, in connection with the transactions contemplated by this Agreement. Neither Cubs nor any of the Cubs Subsidiaries has made or makes any representation or warranty with respect to any projections, estimates or budgets made available to the public, Dodgers or Merger Sub or their Affiliates of future revenues, future production, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of Cubs and the Cubs Subsidiaries or the future business and operations of Cubs and the Cubs Subsidiaries.
(b)   Notwithstanding anything contained in this Agreement to the contrary, Cubs acknowledges and agrees that none of Dodgers, Merger Sub or any other Person has made or is making any representations or warranties relating to Dodgers or the Dodgers Subsidiaries (including Merger Sub) whatsoever, express or implied, beyond those expressly given by Dodgers and Merger Sub in Article III or the certificate delivered by Dodgers pursuant to Section 6.3(c), including any implied representation or warranty as to the accuracy or completeness of any information regarding Dodgers furnished or made available to Cubs or any of its Representatives and that Cubs has not relied on any such other representation or warranty not set forth in this Agreement. Without limiting the generality of the foregoing, Cubs acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to Cubs or any of its Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Merger or any other transactions contemplated hereby).
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF DODGERS AND MERGER SUB
Except as disclosed in (a) the Dodgers SEC Documents furnished to or filed with the SEC and available on EDGAR prior to the date hereof (excluding any disclosures set forth in any “risk factor” section and in any section relating to forward-looking statements to the extent that they are cautionary, predictive or forward-looking in nature (other than any historical factual information contained within such sections or statements)), where it is reasonably apparent on its face that such disclosure is applicable to the representation; or (b) the disclosure letter delivered by Dodgers to Cubs prior to the execution and delivery of this Agreement (the “Dodgers Disclosure Letter”) (each section of which qualifies the correspondingly numbered representation, warranty or covenant to the extent specified therein and such other representations, warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to such other representation, warranty or covenant reasonably apparent), Dodgers represents and warrants to Cubs as follows:
Section 3.1   Due Organization; Subsidiaries.
(a)   Dodgers is duly organized, validly existing and in good standing under the Laws of the State of Delaware. Dodgers has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect. Dodgers is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect. Dodgers has delivered or made available to Cubs accurate and complete copies of the certificate of incorporation and bylaws, including any amendments thereto, of Dodgers and the certificate of incorporation and bylaws of Merger Sub. Dodgers is not in material violation of the Dodgers Organizational Documents.
(b)   Each of the Dodgers Subsidiaries is a legal Entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization, except where the failure to be so organized, existing or in good standing would not reasonably be expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect. Each of the Dodgers Subsidiaries has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect. Each of the Dodgers Subsidiaries is qualified to do business and is in good standing as a foreign corporation or other legal Entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect. Dodgers has delivered or made available to Cubs accurate and complete copies of the certificate of incorporation and bylaws (or similar organizational documents) of each Dodgers Subsidiary that constitutes a “significant subsidiary” of Dodgers as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC as of the date hereof (together with the organizational documents of Dodgers, the “Dodgers Organizational Documents”).
(c)   Section 3.1(c) of the Dodgers Disclosure Letter sets forth Dodgers’ and any of Dodgers Subsidiaries’ capital stock, equity interests or other direct or indirect ownership interests in any other Person other than capital stock, equity interests or other direct or indirect ownership interests or securities of direct or indirect wholly-owned Subsidiaries of Dodgers. All such capital stock, equity interests or other direct or indirect ownership interests (i) have, to the Knowledge of Dodgers, been validly issued and are fully paid (in the case of an interest in a limited partnership or a limited liability company, to the extent required under the applicable Dodgers Organizational Documents) and nonassessable (if such entity is a corporate entity) and (ii) are owned by Dodgers, by one or more Subsidiaries of Dodgers or by Dodgers and one or more of the Dodgers Subsidiaries, in each case free and clear of all Encumbrances.
Section 3.2   Authority; Binding Nature of Agreement.
(a)   Each of Dodgers and Merger Sub has all requisite corporate power and authority to enter into and to perform their respective obligations under this Agreement and, subject to the receipt of Dodgers Stockholder Approval, to consummate the Merger and the other transactions contemplated hereby, including the Stock Issuance and the Authorized Share Charter Amendment. The execution and delivery of this Agreement by Dodgers and Merger Sub and the consummation by Dodgers and Merger Sub of the Merger and of the other transactions contemplated by this Agreement, including the Stock Issuance and the Authorized Share Charter Amendment, have been duly authorized by all necessary corporate action on the part of Dodgers and Merger Sub (other than, with respect to the Stock Issuance and the Authorized Share Charter Amendment, the receipt of Dodgers Stockholder Approval).
(b)   The Dodgers Board has unanimously (i) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are in the best interests of, and are advisable to, Dodgers and the Dodgers Stockholders, (ii) approved and declared advisable this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) resolved to make the Dodgers Recommendation. Except in connection with a Dodgers Adverse Recommendation Change in accordance with Section 5.4, such resolutions of the Dodgers Board have not been rescinded, modified or withdrawn in any way.
(c)   This Agreement has been duly executed and delivered by Dodgers and Merger Sub and, assuming the due execution and delivery of this Agreement by Cubs, constitutes the legal, valid and binding obligation of Dodgers and Merger Sub, enforceable against Dodgers and Merger Sub in accordance with its terms, subject to Enforceability Exceptions.
Section 3.3   Vote Required.   (a) The affirmative vote of the holders of a majority of the outstanding shares of Dodgers Common Stock, voting at a meeting at which a majority of the outstanding shares of Dodgers Common Stock are present and voting is the only vote of the holders of any class or series of capital stock of Dodgers necessary to approve the Authorized Share Charter Amendment, and (b) the affirmative vote of the holders of a majority of the votes cast at a meeting at which a majority of the outstanding shares of Dodgers Common Stock are present and voting is the only vote of the holders of any class or series of capital stock of Dodgers necessary to authorize the Stock Issuance under Sections 312.03(b), 312.03(c) and 312.07 of the NYSE Listed Company Manual (together with clause (a), the “Dodgers Stockholder Approval,” and such proposals, collectively, the “Dodgers Proposals”).
Section 3.4   Capitalization.
(a)   The authorized capital stock of Dodgers consists of 1,000,000,000 shares of Dodgers Common Stock and 4,500,000 shares of preferred stock, par value $1.00 per share (“Dodgers Preferred Stock”). As of January 27, 2026, (i) 620,264,320 shares of Dodgers Common Stock are issued and outstanding, which such number includes the shares subject to outstanding Dodgers RSAs, (ii) 949 shares of Dodgers Common Stock are held in Dodgers’ treasury, (iii) no shares of Dodgers Common Stock are held by any of the Dodgers Subsidiaries, (iv) 113,234.22 shares of Dodgers Common Stock are issuable in respect of Dodgers DSUs, 2,586,778 shares of Dodgers Common Stock are issuable in respect of Dodgers PSUs, assuming maximum levels of performance, 4,526,683 shares are subject to outstanding Dodgers RSAs, and 26,962,290 shares of Dodgers Common Stock are reserved for the grant of additional awards under Dodgers Stock Plans and (v) no shares of Dodgers Preferred Stock are issued, reserved for issuance or outstanding. All of the outstanding shares of capital stock of Dodgers have been duly authorized and validly issued, and are fully paid and nonassessable and are not subject to any preemptive right, and all shares of Dodgers Common Stock which may be issued pursuant to the vesting of Dodgers RSUs, Dodgers DSUs and Dodgers PSUs will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive right. Except as described in clause (iv) of this Section 3.4(a), there are not any phantom stocks or other contractual rights the value of which is determined in whole or in part by the value of any capital stock of Dodgers and there are no outstanding stock appreciation rights with respect to the capital stock of Dodgers. Other than Dodgers Common Stock and Dodgers Preferred Stock, there are no other authorized classes of capital stock of Dodgers.
(b)   The shares of Dodgers Common Stock to be issued pursuant to the Merger when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued and fully paid, and not subject to any preemptive right.
(c)   Except for the Dodgers Organizational Documents, there are no voting trusts or other agreements or understandings to which Dodgers, any of the Dodgers Subsidiaries or, to the Knowledge of Dodgers, any of their respective executive officers or directors is a party with respect to the voting of Dodgers Common Stock or the capital stock or other equity interests of any of the Dodgers Subsidiaries.
(d)   Other than the Dodgers RSUs, Dodgers DSUs, Dodgers PSUs, and Dodgers RSAs, there are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock or other equity interests to which Dodgers or any of the Dodgers Subsidiaries is a party obligating Dodgers or any of the Dodgers Subsidiaries to (i) issue, transfer or sell any shares of capital stock or other equity interests of Dodgers or any of the Dodgers Subsidiaries or securities convertible into or exchangeable or exercisable for such shares or equity interests, (ii) grant, extend or enter into such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (iii) redeem or otherwise acquire any such shares of capital stock or other equity interests or (iv) provide a material amount of funds to, or make any material investment (in the form of loan, capital contribution or otherwise) in any of the Dodgers Subsidiaries. Other than the Dodgers RSUs, Dodgers DSUs, Dodgers PSUs, and Dodgers RSAs, at the Effective Time, there will not be any outstanding subscriptions, options, warrants, calls, preemptive rights, subscriptions, or other rights, convertible or exchangeable securities, agreements, claims or commitments of any character by which Dodgers or any of the Dodgers Subsidiaries will be bound calling for the purchase or issuance of any shares of the capital stock of Dodgers or any of the Dodgers Subsidiaries or securities convertible into or exchangeable or exercisable for such shares or any other such securities or agreements.
(e)   The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.01 per share. All of the issued and outstanding capital stock of Merger Sub is directly owned by Dodgers.
(f)   Section 3.4(f) of the Dodgers Disclosure Letter (i) lists each of the Dodgers Subsidiaries and their respective jurisdictions of organization and (ii) designates which of the Dodgers Subsidiaries are “significant subsidiaries,” as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC. All of the outstanding shares of capital stock or other ownership interests of the Dodgers Subsidiaries that are direct or indirect wholly-owned Subsidiaries of Dodgers, including Merger Sub, (A) have been validly issued and are fully paid (in the case of an interest in a limited partnership or a limited liability company, to the extent required under the applicable Dodgers Organizational Documents) and nonassessable (if such entity is a corporate entity) and (B) are owned by Dodgers, by one or more of the Dodgers Subsidiaries or by Dodgers and one or more of the Dodgers Subsidiaries, in each case free and clear of all Encumbrances.
(g)   There are no outstanding bonds, debentures, notes or other Indebtedness of Dodgers or any of the Dodgers Subsidiaries having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matter on which the stockholders or other equity holders of Dodgers or any of the Dodgers Subsidiaries may vote.
Section 3.5   Governmental Filings; No Violations.
(a)   Other than the filings, notices, waiting periods or approvals required by (i) Section 1.3 and Section 1.4(c), (ii) the HSR Act, (iii) the Exchange Act, (iv) the filing with the SEC of the registration statement on Form S-4 by Dodgers in connection with the Stock Issuance pursuant to this Agreement (as amended or supplemented from time to time, the “Registration Statement”) and other filings required under federal or state securities laws and (v) the NYSE rules and regulations, no consent, approval, Order, license, Permit or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is necessary or required to be obtained or made by or with respect to Dodgers or any of the Dodgers Subsidiaries, including Merger Sub, in connection with the execution and delivery of this Agreement, the performance by each of Dodgers and Merger Sub of its obligations under this Agreement and the consummation by Dodgers and Merger Sub of the Merger and the other transactions contemplated hereby, except those that the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect.
(b)   The execution and delivery of this Agreement by Dodgers and Merger Sub does not, and the consummation of the Merger and the other transactions contemplated hereby will not (with or without notice or lapse of time or both), (i) violate or conflict with any provision of the Dodgers Organizational Documents, (ii) subject to the filings, notices, waiting periods or approvals contemplated by Section 3.5(a) and obtaining the Dodgers Stockholder Approval, violate or conflict with any Laws or any Order applicable to Dodgers or any of the Dodgers Subsidiaries or any of their respective assets or properties, (iii) subject to obtaining the third-party consents and approvals set forth in Section 3.5(b) of the Dodgers Disclosure Letter, violate, conflict with, or result in a breach of any provision of, or constitute a default under, or trigger any obligation to repurchase, redeem or otherwise retire Indebtedness under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, guaranteed payment or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Encumbrance upon any of the assets of Dodgers or any of the Dodgers Subsidiaries pursuant to any provisions of any mortgage, indenture, deed of trust, Permit, concession, lease, instrument, obligation or other Contract of any kind to which Dodgers or any of the Dodgers Subsidiaries is now a party or by which it or any of its assets may be bound, or (iv) result in the creation of any Encumbrance upon any of the properties or assets of Dodgers or any of the Dodgers Subsidiaries (including Cubs and the Cubs Subsidiaries following the Merger), except in the case of the foregoing clauses (ii), (iii) and (iv) for any breach, violation, conflict, termination, default, acceleration, creation, change, conflict or Encumbrance that would not reasonably be expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect.
Section 3.6   SEC Filings; Financial Statements.
(a)   All forms, documents and reports, together with all exhibits, financial statements and schedules filed or furnished therewith, and all information, documents and agreements incorporated in any such form, document or report (but not including any document incorporated by reference into an exhibit), excluding the Joint Proxy Statement, required to have been filed with or furnished to the SEC by Dodgers or any of the Dodgers Subsidiaries since January 1, 2024 (the “Dodgers SEC Documents”) have been timely filed or furnished, as the case may be. As of their respective dates (or, if amended, supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such amendment, supplement or superseding filing): (i) each of the Dodgers SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be), and the requirements of SOX and (ii) none of the Dodgers SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(b)   The financial statements (including related notes, if any) contained in the Dodgers SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not have contained notes and were subject to normal and recurring year-end adjustments); and (iii) fairly presented in all material respects the consolidated financial position of Dodgers and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Dodgers and its consolidated Subsidiaries for the periods covered thereby. For purposes of this Agreement, “Dodgers Balance Sheet” means that consolidated balance sheet (and notes thereto) of Dodgers and its consolidated Subsidiaries as of September 30, 2025 (the “Dodgers Balance Sheet Date”) set forth in Dodgers’ Quarterly Report on Form 10-Q filed with the SEC on November 6, 2025.
(c)   Dodgers maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Dodgers’ disclosure controls and procedures are designed to provide reasonable assurance that information required to be disclosed by Dodgers is recorded and reported on a timely basis to the individuals responsible for the preparation of Dodgers’ filings with the SEC and other public disclosure documents. Dodgers maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Dodgers’ internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Dodgers, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of Dodgers are being made only in accordance with authorizations of management and directors of Dodgers and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Dodgers’ assets that could have a material effect on its financial statements. Dodgers has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, to Dodgers’ auditors and the audit committee of the Dodgers Board (A) any significant deficiencies in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect Dodgers’ ability to record, process, summarize and report financial information and has identified for Dodgers’ auditors and the audit committee of the Dodgers Board any material weaknesses in internal control over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in

Dodgers’ internal control over financial reporting. Since January 1, 2024, any material change in internal control over financial reporting required to be disclosed in any Dodgers SEC Document has been so disclosed.
(d)   Since the Dodgers Balance Sheet Date, neither Dodgers nor any of the Dodgers Subsidiaries nor, to the Knowledge of Dodgers, any director, officer, employee, auditor, accountant or representative of Dodgers or any of the Dodgers Subsidiaries has received or otherwise obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Dodgers or any of the Dodgers Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Dodgers or any of the Dodgers Subsidiaries has engaged in questionable accounting or auditing practices.
(e)   All existing Derivative Products of Dodgers or any of the Dodgers Subsidiaries were, and any Derivative Product entered into after the date of this Agreement will be, entered into in accordance in all material respects with applicable Laws, and in accordance in all material respects with the investment, securities, commodities, risk management and other policies, practices and procedures employed by Dodgers and the Dodgers Subsidiaries (collectively, the “Dodgers Risk Policies”), and were, and will be, entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Product. Section 3.6(e) of the Dodgers Disclosure Letter identifies any such counterparty as to which, to the Knowledge of Dodgers, Dodgers or any of the Dodgers Subsidiaries has any reasonable concerns regarding financial responsibility with respect to any such Derivative Product. Dodgers and each of the Dodgers Subsidiaries have, and will have, duly performed in all material respects all of their respective obligations under the Derivative Product to the extent that such obligations to perform have accrued, and, to the Knowledge of Dodgers, there are and will be no material breaches, violations, collateral deficiencies, requests for collateral or demands for payment, or defaults or allegations or assertions of such by any party thereunder. Since December 31, 2023, there have been no material violations of the Dodgers Risk Policies.
(f)   As of the date of this Agreement, there are no outstanding or unresolved comments in the comment letters received from the SEC staff with respect to the Dodgers SEC Documents. To the Knowledge of Dodgers, none of the Dodgers SEC Documents is subject to ongoing review or outstanding SEC comment or investigation.
Section 3.7   Absence of Changes.   Since the Dodgers Balance Sheet Date, (a) as of the date of this Agreement, Dodgers and the Dodgers Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business consistent with past practice, and (b) there has not been any event, change, effect, development, condition or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect.
Section 3.8   Absence of Undisclosed Liabilities.   Since the Dodgers Balance Sheet Date, neither Dodgers nor any of the Dodgers Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise that would be required to be reflected in financial statements prepared in accordance with GAAP, except for: (a) liabilities reflected or reserved against in Dodgers’ consolidated balance sheets (or the notes thereto) included in the Dodgers SEC Documents, (b) liabilities that have been incurred by Dodgers or any of the Dodgers Subsidiaries since the Dodgers Balance Sheet Date in the ordinary course of business, (c) liabilities incurred in connection with the transactions contemplated by this Agreement and (d) liabilities which have not and would not reasonably be expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect. Neither Dodgers nor any of the Dodgers Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including any Contract relating to any transaction or relationship between or among Dodgers and any of the Dodgers Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand) or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Dodgers or any of the Dodgers Subsidiaries, in Dodgers’ consolidated financial statements or the Dodgers SEC Documents.

Section 3.9   Compliance with Laws; Regulation.
(a)   Each of Dodgers and the Dodgers Subsidiaries, since December 31, 2022, have been conducting the businesses and operations of Dodgers and the Dodgers Subsidiaries in compliance with all applicable Laws (other than compliance with (i) Tax Laws, which is covered solely by Section 3.11, (ii) Environmental Laws, which is covered solely by Section 3.14, (iii) all Laws directed to data privacy and security, which is covered solely by Section 3.18 and (iv) Anti-Corruption Laws, Economic Sanctions/Trade Laws or Money-Laundering Laws, which are covered solely by Section 3.26), except for instances of non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect. Since December 31, 2022, neither Dodgers nor any of the Dodgers Subsidiaries has received any written notice from any Governmental Entity regarding any actual or possible violation of, or failure to comply with, any Law, which has had or would reasonably be expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect.
(b)   Each of Dodgers and the Dodgers Subsidiaries is in possession of all Permits (other than Permits required under Environmental Laws, which are covered solely by Section 3.14) necessary for them to own, lease and (if applicable) operate their respective properties or otherwise to carry on their respective businesses as they are now being conducted, as applicable (collectively, the “Dodgers Permits”), and all Dodgers Permits are in full force and effect and no suspension, revocation, termination, cancellation, non-renewal, or modification not requested by Dodgers of any of the Dodgers Permits is pending or, to the Knowledge of Dodgers, threatened, except where the failure to have possession, the failure to be in full force and effect, or the suspension, revocation, termination, non-renewal, cancellation or modification of, any of the Dodgers Permits would not reasonably be expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect. Dodgers and the Dodgers Subsidiaries, and their respective businesses as currently conducted, are in compliance with the terms of the Dodgers Permits, except failures so to comply that would not reasonably be expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect.
(c)   (i) Each of Dodgers and the Dodgers Subsidiaries and, to the Knowledge of Dodgers, its and their respective directors and officers, is in compliance in all material respects with the provisions of SOX and the related rules and regulations promulgated thereunder or under the Exchange Act and (ii) Dodgers is in compliance in all material respects with the listing and corporate governance rules and regulations of the NYSE, in each case in the foregoing clauses (i) and (ii) as such provisions, rules and regulations are applicable to such Person.
Section 3.10   Material Contracts.
(a)   All Contracts, including amendments thereto, required to be filed as exhibits to any Dodgers SEC Documents filed after January 1, 2025, pursuant to Item 601(b)(10) of Regulation S-K under the Exchange Act have been so filed as of the date hereof, and no such Contract has been amended or modified (or further amended or modified, as applicable) that would require a filing pursuant to Item 601(b)(10) of Regulation S-K since the date such Contract or amendment was filed. To the extent any such Contracts were filed in redacted form (including any omission of exhibits, schedules or other attachments), Dodgers has made available to Cubs correct and complete copies thereof (including all material amendments, modifications, extensions or renewals with respect thereto and all exhibits, schedules and other attachments).
(b)   Other than the Contracts set forth in clause (a) above, Section 3.10(b) of the Dodgers Disclosure Letter sets forth a correct and complete list, and Dodgers has made available to Cubs correct and complete copies (including all material amendments, modifications, extensions or renewals with respect thereto), of each of the following Contracts (other than any Dodgers Benefit Plans) to which Dodgers or any of the Dodgers Subsidiaries is a party or bound as of the date hereof:
(i)   any Contract which is between Dodgers or any of the Dodgers Subsidiaries, on the one hand, and any of their respective officers, directors or principals (or any such Person’s Affiliates) or any Person that holds or owns five percent (5%) or more of the shares of Dodgers’ capital stock (or any Affiliates of any such Person), on the other hand, involving aggregate annual payments in excess of $120,000, other than compensation arrangements with the directors on the Dodgers Board in their capacity as such;

(ii)   each Contract or Dodgers Organizational Document that would, on or after the Closing Date, prohibit or restrict the ability of Dodgers or any of its Subsidiaries (including the Surviving Corporation or any of its Subsidiaries) to declare and pay dividends or distributions with respect to their capital stock, pay any Indebtedness for borrowed money, obligations or liabilities from time to time owed to Dodgers or any of its Subsidiaries (including the Surviving Corporation or any of its Subsidiaries), make loans or advances or transfer any of its properties or assets;
(iii)   each Contract containing any area of mutual interest, joint bidding area, joint acquisition area, or non-compete or similar type of provision that (A) materially restricts the ability of Dodgers or any of the Dodgers Subsidiaries to (x) compete in any material line of business or material geographic area or with any Person during any period of time after the Effective Time or (y) make, sell or distribute any material products or services, or use, transfer or distribute, or enforce any of their rights with respect to, any of their material assets or properties or (B) could require the disposition of any material assets or line of business of Dodgers or any of the Dodgers Subsidiaries;
(iv)   each Contract that creates, evidences, provides commitments in respect of, secures or guarantees (A) Indebtedness for borrowed money in any amount in excess of $50,000,000 or (B) other Indebtedness (other than obligations under a Derivative Product or any guarantee or other credit support thereof) of Dodgers or any of the Dodgers Subsidiaries (whether incurred, assumed, guaranteed or secured by any asset) in excess of $50,000,000, other than, in each case, agreements solely between or among Dodgers and the Dodgers Subsidiaries;
(v)   any Labor Agreement; or
(vi)   any Contract relating to any pending acquisition or divestiture pursuant to which the aggregate consideration (whether in cash or otherwise) is equal to or greater than $150,000,000.
(c)   The Contracts described in the foregoing clauses (a) and (b), together with all exhibits and schedules to such Contracts, as amended through the date hereof or as hereafter amended in accordance with Section 4.2 hereof, are referred to herein as “Dodgers Material Contracts.”
(d)   Each Dodgers Material Contract is valid and binding on Dodgers or the Dodgers Subsidiary party thereto, as the case may be, and, to the Knowledge of Dodgers, each other party thereto, and is in full force and effect in accordance with its terms, except for (i) terminations or expirations at the end of the stated term or (ii) such failures to be valid and binding or to be in full force and effect as would not reasonably be expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect, in each case subject to Enforceability Exceptions.
(e)   Neither Dodgers nor any of the Dodgers Subsidiaries is in breach of, or default under the terms of, and, to the Knowledge of Dodgers, no other party to any Dodgers Material Contract is in breach of, or default under the terms of, any Dodgers Material Contract, nor is any event of default (or similar term) continuing under any Dodgers Material Contract, in each case where such breach, default or event of default (or similar term) would reasonably be expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect.
Section 3.11   Tax Matters.
(a)   Except as would not have, individually or in the aggregate, a Dodgers Material Adverse Effect:
(i)   all Tax Returns required to be filed by Dodgers or any of the Dodgers Subsidiaries have been timely filed (taking into account any extension of time within which to file), and all such Tax Returns are true, correct and complete in all respects;
(ii)   Dodgers and each of the Dodgers Subsidiaries has timely paid all Taxes required to be paid by it (whether or not reflected on any Tax Return) or adequate reserves in respect thereof have been established on the financial statements of Dodgers in accordance with GAAP;
(iii)   no deficiency for Taxes has been proposed, assessed or asserted in writing against Dodgers or any of the Dodgers Subsidiaries (except those that are being contested in good faith and for which adequate accruals or reserves have been established in accordance with GAAP);

(iv)   none of the Dodgers Subsidiaries have any material liability for the Taxes of any Person as a transferee or successor, or by Contract (other than (x) any commercially reasonable agreements providing for the reallocation or payment of real property Taxes attributable to real property leased or occupied by Dodgers or any of the Dodgers Subsidiaries, (y) commercially reasonable agreements for the allocation or payment of personal property Taxes, sales or use Taxes or value added Taxes with respect to personal property leased, used, owned or sold by Dodgers or any of the Dodgers Subsidiaries in the ordinary course of business and (z) commercially reasonable credit or other commercial agreements, the primary purposes of which do not relate to Taxes, that contain customary indemnifications for Taxes);
(v)   no Taxes of Dodgers or any of the Dodgers Subsidiaries are being contested and there are no audits, claims, assessments, levies or administrative or judicial proceedings pending or proposed in writing, against Dodgers or any of the Dodgers Subsidiaries in respect of Taxes;
(vi)   neither Dodgers nor any of the Dodgers Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business); and
(vii)   there are no Encumbrances for Taxes on any of the assets of Dodgers or any of the Dodgers Subsidiaries other than Permitted Encumbrances.
(b)   Neither Dodgers nor any of the Dodgers Subsidiaries has been a “distributing corporation” or a “controlled corporation,” each within the meaning of Section 355(a)(1)(A) of the Code, in a distribution intended to qualify under Section 355 of the Code (i) within the past two (2) years or (ii) as part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.
(c)   Neither Dodgers nor any of the Dodgers Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4 (b)(2) (as in effect at the relevant time) (or any comparable Laws of any state, local or foreign jurisdiction).
(d)   Neither Dodgers nor any of the Dodgers Subsidiaries is bound with respect to the current or any future taxable period by any closing agreement (within the meaning of Section 7121(a) of the Code (or any similar or analogous provision of state, local or non-U.S. Law)) or other ruling or written agreement with a Taxing Authority.
(e)   Neither Dodgers nor any of the Dodgers Subsidiaries is aware of the existence of any fact, or has taken or agreed to take any action, that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
Section 3.12   Dodgers Benefit Plans.
(a)   Section 3.12 of the Dodgers Disclosure Letter contains a true and complete list as of the date of this Agreement of each material Dodgers Benefit Plan. Dodgers has made available to Cubs, to the extent applicable, true and complete copies of (i) the current plan document for each written material Dodgers Benefit Plan, including all amendments thereto, and any related trust agreement currently in effect, (ii) the current summary plan description, including all summaries of material modification thereto, for each Dodgers Benefit Plan that is subject to ERISA, (iii) the most recent annual report on Form 5500 series, with accompanying schedules and attachments (including accountants’ opinions, if applicable), filed with respect to each Dodgers Benefit Plan required to make such a filing, (iv) the most recent actuarial valuation for each Dodgers Benefit Plan for which such a valuation was prepared and (v) the most recent favorable determination letter issued for each Dodgers Benefit Plan which is intended to be qualified under Section 401(a) of the Code.
(b)   Except for such matters that, individually or in the aggregate, would not reasonably be expected to result in a material liability to Dodgers or any of the Dodgers Subsidiaries, (i) each Dodgers Benefit Plan has been maintained, operated and administered in all respects in accordance with its terms and all applicable Laws, including ERISA and the Code; (ii) all contributions required to be made with respect to any Dodgers Benefit Plan have been timely made and deposited; (iii) all material reports, returns, notices and similar documents required to be filed with any Governmental Entity or distributed to any Dodgers Benefit Plan participant have been timely filed or distributed; (iv) no non-exempt “prohibited transaction” (within the meaning of Section 4975 of the Code and Section 406 of ERISA) has occurred or is reasonably expected to occur with respect to any Dodgers Benefit Plan; and (v) no breach of fiduciary duty has occurred in connection with the administration or investment of the assets of any Dodgers Benefit Plan in connection with which Dodgers or, to the Knowledge of Dodgers, a third-party plan fiduciary would reasonably be expected to incur any liability.
(c)   None of the Dodgers Benefit Plans promises or provides post-termination or retiree medical or life insurance benefits to any former or current employee of Dodgers or any of the Dodgers Subsidiaries (other than continuation coverage to the extent required by applicable Law, whether pursuant to Section 4980B of the Code or other state Law).
(d)   There are no pending or, to the Knowledge of Dodgers, threatened claims by or on behalf of any of the Dodgers Benefit Plans or otherwise relating to any Dodgers Benefit Plan (other than routine claims for benefits). No Dodgers Benefit Plan is, or within the last three years has been, under audit or the subject of an investigation by the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation, the SEC or any other Governmental Entity, nor is any such audit or investigation pending or, to the Knowledge of Dodgers, threatened. No Dodgers Benefit Plan is the subject of an application or filing under, or a participant in, a government-sponsored amnesty, voluntary compliance, self-correction or similar program.
(e)   No Dodgers Benefit Plan is, and neither Dodgers nor any Dodgers Subsidiary nor any of their respective ERISA Affiliates has within the last six years sponsored, contributed to, been required to contribute to or has or otherwise has had any obligations or incurred any liability, whether actual or contingent, with respect to (i) any employee benefit plan that is subject to Title IV of ERISA or Section 412 of the Code (including any “defined benefit plan” within the meaning of Section 3(35) of ERISA), (ii) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA), (iii) a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA, or (iv) a multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA). No liability under Title IV or Section 302 of ERISA has been incurred by Dodgers or any Dodgers Subsidiary or any of their respective ERISA Affiliates that has not been satisfied in full, and no condition exists that would reasonably be expected to present a risk to Dodgers, any Dodgers Subsidiary or any of their respective ERISA Affiliates of incurring any such liability, other than any liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due).
(f)   Each Dodgers Benefit Plan that is intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has received a favorable determination letter or may rely on an opinion letter from the Internal Revenue Service as to its qualified status under Section 401(a) of the Code and to the Knowledge of Dodgers, no events have occurred or conditions exist since the issuance of such letter that would reasonably be expected to adversely affect the qualified status of such plan and trust.
(g)   Neither the execution and delivery or performance of this Agreement nor the consummation of the transactions contemplated by this Agreement (whether alone or together with any other event(s), including a termination of employment) will (i) entitle any Dodgers Service Provider to any payment or benefit (or result in the funding of any such payment or benefit), (ii) increase the amount or value of any compensation or benefit otherwise payable or required to be provided to any Dodgers Service Provider, (iii) accelerate the time of payment, funding, or vesting of amounts due to any Dodgers Service Provider, (iv) limit or restrict the right of Dodgers or any Dodgers Subsidiary to merge, amend, or terminate any Dodgers Benefit Plan in accordance with its terms and applicable Law, or (v) result in any payment or benefit with respect to any “disqualified individual” (as defined in Section 280G of the Code and the regulations thereunder) that would reasonably be expected to, individually or in combination with any other such payment or benefit, be characterized as an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code.

(h)   Neither Dodgers nor any Dodgers Subsidiary has any obligation to provide, and no Dodgers Benefit Plan provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional Taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code.
Section 3.13   Employee and Labor Matters
(a)   Neither Dodgers nor any of the Dodgers Subsidiaries are party to or otherwise bound by or is in the process of negotiating any Labor Agreements. No employee of Dodgers nor any of the Dodgers Subsidiaries is represented by any union, works council or other labor organization.
(b)   There is not now in existence, nor has there been since one (1) year prior to the date of this Agreement, any pending or, to the Knowledge of Dodgers, threat of any: (i) strike, slowdown, stoppage, picketing or lockout against or affecting Dodgers or any of the Dodgers Subsidiaries; or (ii) labor-related demand for representation. There is not now in existence any pending or, to the Knowledge of Dodgers, threatened material Legal Proceeding alleging or involving any violation of any employment-related, labor-related or benefits-related Law against, in respect of or relating to Dodgers, any of the Dodgers Subsidiaries or any Dodgers Benefit Plan, including claims arising under any such Law by any independent contractor or leased personnel. Dodgers and the Dodgers Subsidiaries are, and for the past one (1) year have been, in material compliance with all applicable Laws respecting employment and employment practices, including, without limitation, all laws respecting terms and conditions of employment, health and safety, wages and hours, child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, employee leave issues, unemployment insurance, and automated employment decision tools and other artificial intelligence.
(c)   To the Knowledge of Dodgers, no current or former employee of Dodgers or any of the Dodgers Subsidiaries at the level of Vice President or above is in violation in any material respect, or has threatened a violation in any material respect, of any term or provision of any employment Contract, confidentiality or other proprietary information disclosure Contract arising out of or relating to such Person’s current or former employment or engagement by Dodgers or any of the Dodgers Subsidiaries.
(d)   Neither Dodgers nor any of the Dodgers Subsidiaries have any employees employed outside of the United States.
(e)   In the last five (5) years, neither Dodgers nor any of the Dodgers Subsidiaries have entered into a settlement agreement with a current or former officer, employee or independent contractor of Dodgers or any of the Dodgers Subsidiaries that involves, to the Knowledge of Dodgers, allegations relating to sexual harassment by an officer or employee of Dodgers or any of the Dodgers Subsidiaries at the level of Vice President or above. To the Knowledge of Dodgers, in the last five (5) years, no allegations of sexual harassment have been made against any officer or employee of Dodgers or the Dodgers Subsidiaries at a level of Vice President or above.
(f)   Dodgers and the Dodgers Subsidiaries are, and for the past one (1) year have been, in material compliance with all notice and other requirements under the WARN Act. Neither Dodgers nor any of the Dodgers Subsidiaries have plans to engage in any layoffs, furloughs or employment terminations, whether temporary or permanent, within the next six (6) months.
(g)   To the Knowledge of Dodgers, there are no work-related accidents for which Dodgers or the Dodgers Subsidiaries are not insured and with respect to which Dodgers or the Dodgers Subsidiaries could be expected to accrue a material liability.
Section 3.14   Environmental Matters.
(a)   Each of Dodgers and the Dodgers Subsidiaries is in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by Dodgers and the Dodgers Subsidiaries of all Permits required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except for matters that have been fully resolved with the applicable Governmental Entity or where failure to be in compliance would not reasonably be expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect.
(b)   Since December 31, 2020, there has been no past or present Release of any Hazardous Material which could form the basis of any Environmental Claim against Dodgers or any of the Dodgers Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect.
(c)   There is no Environmental Claim pending or, to the Knowledge of Dodgers, threatened in writing against Dodgers or any of the Dodgers Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect.
(d)   Except as would not reasonably be expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect, Dodgers and Dodgers Subsidiaries have not assumed, undertaken, become subject to or provided an indemnity with respect to any liability of any other Person relating to any Environmental Law or Hazardous Materials.
Section 3.15   Legal Proceedings; Orders.   There is no pending Legal Proceeding with respect to which Dodgers has received service of process (other than Legal Proceedings involving Tax matters, employee and labor matters, or environmental matters, which are covered solely by Section 3.11, Section 3.12, Section 3.13 and Section 3.14, respectively) and, within the past twelve (12) months, to the Knowledge of Dodgers, no Person has threatened in writing to commence any Legal Proceeding (other than Legal Proceedings involving Tax matters, employee and labor matters, or environmental matters, which are covered solely by Section 3.11, Section 3.12, Section 3.13 and Section 3.14, respectively), against Dodgers or any of the Dodgers Subsidiaries or any of the material assets owned or used by any of them, in each case which would reasonably be expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect. There is no Order to which Dodgers or any of the Dodgers Subsidiaries, or any of the material assets owned or used by any of them, is subject which would reasonably be expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect.
Section 3.16   Reserve Reports.   The factual, non-interpretive data relating to the Oil and Gas Properties of Dodgers and the Dodgers Subsidiaries on which (i) Dodgers’ estimate of the proved Hydrocarbon reserves of Dodgers and the Dodgers Subsidiaries with respect to the Oil and Gas Properties of Dodgers and the Dodgers Subsidiaries as of December 31, 2024, referred to in Dodgers’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Dodgers Reserve Report”), and (ii) the report of D&M regarding its independent audit, as of December 31, 2024, of certain of the proved Hydrocarbon reserves of Dodgers and the Dodgers Subsidiaries referred to in Dodgers’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Dodgers D&M Report”) were based was complete and accurate at the time such data was used by Dodgers in the preparation of the Dodgers Reserve Report and provided to D&M for use in the Dodgers D&M Report, except for any incompleteness or inaccuracy that would not be reasonably expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect. To the Knowledge of Dodgers, there are no material errors in the assumptions and estimates used by Dodgers and the Dodgers Subsidiaries in connection with the preparation of the Dodgers Reserve Report or by D&M in connection with the preparation of the Dodgers D&M Report. The proved Hydrocarbon reserve estimates of Dodgers and the Dodgers Subsidiaries set forth in the Dodgers Reserve Report fairly reflect, in all material respects, the proved Hydrocarbon reserves of Dodgers and the Dodgers Subsidiaries at the dates indicated therein and are in accordance with the rules promulgated by the SEC, as applied on a consistent basis throughout the periods reflected therein. Except for (x) changes (including changes in Hydrocarbon commodity prices) generally affecting the oil and gas industry, (y) normal depletion by production, and (z) assets sold or otherwise disposed of in the ordinary course of business or as otherwise permitted by this Agreement, there has been no change in respect of the matters addressed in the Dodgers Reserve Report that would be reasonably expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect. The estimates of proved Hydrocarbon reserves used by Dodgers and the Dodgers Subsidiaries in connection with the preparation of the Dodgers Reserve Report complied in all material respects with Rule 4-10 of Regulation S-X promulgated by the SEC, and the estimates of proved Hydrocarbon reserves provided to D&M in connection with the preparation of the Dodgers D&M Report complied in all material respects with Rule 4-10 of Regulation S-X promulgated by the SEC.

Section 3.17   Oil and Gas Matters; Real Properties; Certain Third-Party Rights.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect and except for any property (i) sold or otherwise disposed of in the ordinary course of business or as otherwise permitted by this Agreement, in each case, since the date of the Dodgers Reserve Report relating to the interests of Dodgers and the Dodgers Subsidiaries referred to therein or (ii) reflected in the Dodgers Reserve Report or in the Dodgers SEC Documents as having been sold or otherwise disposed of, as of the date hereof, Dodgers and the Dodgers Subsidiaries have good and defensible title to all Oil and Gas Properties forming the basis for the reserves reflected in the Dodgers Reserve Report and in each case as attributable to interests owned by Dodgers and the Dodgers Subsidiaries. For purposes of the foregoing sentence, “good and defensible title” means that Dodgers’ or one or more of the Dodgers Subsidiaries’, as applicable, title (as of the date hereof and as of the Effective Time), beneficially or of record, to each of the Oil and Gas Properties held or owned by them (or purported to be held or owned by them) that (subject to Permitted Encumbrances) (A) entitles Dodgers (or one or more of the Dodgers Subsidiaries, as applicable) to receive (after satisfaction of all Production Burdens applicable thereto), not less than the net revenue interest share reflected in the Dodgers Reserve Report of all Hydrocarbons produced from such Oil and Gas Properties throughout the life of such Oil and Gas Properties, (B) obligates Dodgers (or one or more of the Dodgers Subsidiaries, as applicable) to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to, such Oil and Gas Properties, of not greater than the working interest reflected in the Dodgers Reserve Report, as applicable, for such Oil and Gas Properties (other than any increases that are accompanied by a proportionate (or greater) net revenue interest in such Oil and Gas Properties) and (C) is free and clear of all Oil and Gas Property Encumbrances (other than Permitted Encumbrances).
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect, to the Knowledge of Dodgers, none of Dodgers or any Dodgers Subsidiaries has violated any provision of, or taken or failed to take any act that, with or without notice, lapse of time, or both, would constitute a material default under the provisions of any Oil and Gas Lease (or entitle the lessor thereunder to cancel or terminate such Oil and Gas Lease) included in the Oil and Gas Properties of Dodgers or any Dodgers Subsidiaries.
(c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect, and with respect to clauses (i) and (ii) below, except with respect to any of the Oil and Gas Properties owned or held for use by Dodgers or any of the Dodgers Subsidiaries, (i) Dodgers and the Dodgers Subsidiaries have good, valid and defensible title to all material real property owned by Dodgers or any of the Dodgers Subsidiaries (collectively, the “Dodgers Material Owned Real Property”) and valid leasehold estates in all material real property leased, subleased, licensed or otherwise occupied (whether as tenant, subtenant or pursuant to other occupancy arrangements) by Dodgers or any of the Dodgers Subsidiaries (collectively, including the improvements thereon, the “Dodgers Material Leased Real Property”, and, together with the Dodgers Material Owned Real Property, the “Dodgers Material Real Property”) free and clear of all Encumbrances, except Permitted Encumbrances, (ii) each Contract under which Dodgers or any of the Dodgers Subsidiaries is the landlord, sublandlord, tenant, subtenant or occupant with respect to Dodgers Material Leased Real Property (each, a “Dodgers Material Real Property Lease”), to the Knowledge of Dodgers, is in full force and effect and is valid and enforceable against the parties thereto in accordance with its terms, subject, as to enforceability, to Enforceability Exceptions, and neither Dodgers nor any of the Dodgers Subsidiaries, or to the Knowledge of Dodgers, any other party thereto, has received written notice of any default under any Dodgers Material Real Property Lease and (iii) there does not exist any pending or, to the Knowledge of Dodgers, threatened in writing, condemnation or eminent domain proceedings that affect any of the Dodgers Material Real Property.
(d)   Except for such arrangements solely between or among Dodgers and the Dodgers Subsidiaries, there are no outstanding options or rights of first refusal or first offer in favor of any other party to purchase any Dodgers Material Owned Real Property or any portion thereof or interest therein that would reasonably be expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect. The Dodgers Material Real Property and all other real property leased or owned by Dodgers and the Dodgers Subsidiaries constitutes all of the real estate (other than, for the avoidance of doubt, Oil and Gas Properties) used in and necessary for the operation of the respective businesses of Dodgers and the Dodgers Subsidiaries as currently operated by Dodgers or the Dodgers Subsidiaries.
(e)   Except (i) for amounts being held in suspense or escheated (by Dodgers, any of the Dodgers Subsidiaries, any third-party operator thereof or any other Person) in accordance with applicable Law, as reported in the Dodgers SEC Documents or as a result of the ongoing preparation and approval of division order title opinions for recently drilled Wells, or (ii) as would not reasonably be expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect, (A) all proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties of Dodgers and the Dodgers Subsidiaries are being received by Dodgers or the applicable Dodgers Subsidiary in a timely manner, (B) all rentals, shut-ins and similar payments owed to any Person under (or otherwise with respect to) any Oil and Gas Properties operated by Dodgers or any of the Dodgers Subsidiaries have been timely and properly paid, and (C) all royalties, minimum royalties, overriding royalties and other Production Burdens with respect to any Oil and Gas Properties operated by Dodgers or any of the Dodgers Subsidiaries have been timely and properly paid. Neither Dodgers nor any of the Dodgers Subsidiaries is obligated by virtue of a take-or-pay payment, advance payment, or similar payment (other than royalties, overriding royalties and similar arrangements established in the Oil and Gas Leases of Dodgers or any of the Dodgers Subsidiaries or other instruments of record related thereto) to deliver Hydrocarbons or proceeds from the sale thereof, attributable to such Person’s interest in its Oil and Gas Properties at some future time without receiving payment therefor at the time of delivery, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect.
(f)   Except as would not reasonably be expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect and to the Knowledge of Dodgers, all Hydrocarbon Wells and all water, CO2 or injection Wells operated by Dodgers or any of the Dodgers Subsidiaries have been drilled, completed and operated, as applicable, within the limits permitted by the applicable Contracts and applicable Law and all plugging and abandonment (including plugging and abandonment of permanently plugged wells operated by Dodgers or any of the Dodgers Subsidiaries) of Hydrocarbon Wells and such other Wells and has been conducted in compliance with all applicable Law.
(g)   No Oil and Gas Properties of Dodgers or any of the Dodgers Subsidiaries are subject to any (i) preferential purchase, consent or similar right or obligation, (ii) right of termination or cancellation, (iii) liquidated damages or similar payment obligation, or (iv) operatorship relinquishment or transfer obligation, in the case of each of (i) – (iv), that would become operative or be required by Dodgers or any of its Affiliates as a result of the transactions contemplated by this Agreement, except as would not reasonably be expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect.
(h)   Except as would not reasonably be expected to have a Dodgers Material Adverse Effect, to the Knowledge of Dodgers, there are no Wells that constitute a part of the Oil and Gas Properties of Dodgers or any of the Dodgers Subsidiaries in respect of which Dodgers or any of the Dodgers Subsidiaries has received a notice, claim, demand or Order from any Governmental Entity notifying, claiming, demanding or requiring that such Wells be temporarily or permanently plugged and abandoned.
Section 3.18   Intellectual Property; IT and Privacy.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect: (i) each of Dodgers and the Dodgers Subsidiaries owns or has a valid right to use, free and clear of all Encumbrances (other than Permitted Encumbrances), all Intellectual Property used or held for use in, or necessary to conduct, the business of Dodgers and the Dodgers Subsidiaries as currently conducted; provided that the foregoing is not a representation or warranty with respect to infringement, misappropriation or other violation of Intellectual Property; (ii) to Dodgers’ Knowledge, the conduct of the business of Dodgers and each of the Dodgers Subsidiaries, since December 31, 2022, has not infringed upon, misappropriated or otherwise violated, and is not infringing upon, misappropriating or otherwise violating any Intellectual Property of any other Person; (iii) to Dodgers’ Knowledge, no Person is infringing, misappropriating or otherwise violating, or since December 31, 2022, has infringed, misappropriated or otherwise violated, any Intellectual Property owned by Dodgers or any of the Dodgers Subsidiaries; and (iv) each of Dodgers and the Dodgers

Subsidiaries takes and has taken actions to protect the proprietary rights in trade secrets owned by, or in the possession of, Dodgers or any Dodgers Subsidiary, and, since December 31, 2022, there has been no unauthorized loss of trade secret rights in any such trade secrets due to acts or omissions by Dodgers or any of the Dodgers Subsidiaries.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect, since December 31, 2022: (i) there has been no failure in, or disruptions of, any IT Assets owned by, or licensed or leased to, Dodgers or any Dodgers Subsidiary (the “Dodgers IT Assets”) that has not been remedied; (ii) each of Dodgers and the Dodgers Subsidiaries has been and is in compliance with all Data Privacy Requirements; (iii) each of Dodgers and the Dodgers Subsidiaries has implemented and maintained technical, physical, and organizational measures, security systems, and technologies in compliance with all applicable Data Privacy Requirements, that are designed to protect the Dodgers IT Assets and personal information and material business information (collectively, the “Dodgers Data”) in the possession or control of, or being processed by or on behalf of Dodgers or any Dodgers Subsidiary; (iv) to the Knowledge of Dodgers, there has been no Security Breach with respect to any Dodgers IT Asset or Dodgers Data; (v) neither Dodgers nor any of the Dodgers Subsidiaries has provided or been required to provide any written notice to any Person in connection with an unauthorized disclosure of Dodgers Data or other Security Breach; and (vi) the Dodgers IT Assets operate in a manner that permits Dodgers and the Dodgers Subsidiaries to conduct their respective businesses as currently conducted and are in sufficient, adequate and satisfactory working order in all material respects.
Section 3.19   Affiliate Transactions.   Except for (i) Contracts filed or incorporated by reference as an exhibit to the Dodgers SEC Documents and (ii) the Dodgers Benefit Plans, Section 3.19 of the Dodgers Disclosure Letter sets forth a true and complete list of the Contracts or understandings that are in existence as of the date of this Agreement between, on the one hand, Dodgers or any of the Dodgers Subsidiaries and, on the other hand, any (x) present executive officer or director of Dodgers or any of the Dodgers Subsidiaries or any Person that has served as an executive officer or director Dodgers or any of the Dodgers Subsidiaries within the last three (3) years or any of such officer’s or director’s immediate family members, (y) record or beneficial owner of more than five percent (5%) of the Dodgers Common Stock as of the date of this Agreement or (z) to the Knowledge of Dodgers, any Affiliate of any such officer, director or owner (other than Dodgers or any of the Dodgers Subsidiaries).
Section 3.20   Insurance.   Section 3.20 of the Dodgers Disclosure Letter sets forth (i) a list of the material insurance policies (including directors and officers liability insurance) covering Dodgers and the Dodgers Subsidiaries as of the date hereof and (ii) material pending claims under such policies as of the date of this Agreement. Except for failures to maintain insurance that have not had and would not reasonably be expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect, from December 31, 2022, through the date of this Agreement, each of Dodgers and the Dodgers Subsidiaries has been continuously insured with recognized insurers or has self-insured, in each case in such amounts and with respect to such risks and losses as are customary for the nature of the property so insured and for companies in the United States conducting the business conducted by Dodgers and the Dodgers Subsidiaries during such time period. Neither Dodgers nor any of the Dodgers Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of Dodgers or any of the Dodgers Subsidiaries.
Section 3.21   Information to be Supplied.   None of the information supplied or to be supplied by or on behalf of Dodgers for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement is filed with the SEC or becomes effective under the Securities Act or (b) the Joint Proxy Statement will, at the time the Joint Proxy Statement is mailed to the Dodgers Stockholders, or at the time of the Dodgers Stockholders’ Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein, necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement of a material fact in any earlier communication with respect to the solicitation of proxies for the Dodgers Stockholders’ Meeting which has become false or misleading. The Joint Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, Dodgers makes no representation or warranty with respect to any information supplied by or to be supplied by Cubs that is included or incorporated by reference in the foregoing documents.

Section 3.22   Regulatory Proceedings.
(a)   Dodgers is not a “holding company,” a “subsidiary company” of a “holding company,” an affiliate of a “holding company,” a “public utility” or a “public-utility company,” as each such term is defined in the U.S. Public Utility Holding Company Act of 2005.
(b)   Except for certain facilities that are subject to Section 3.22(c), all properties and related facilities constituting Dodgers’ and the Dodgers Subsidiaries’ properties (including any facilities under development) are (i) exempt from or otherwise not subject to regulation by the U.S. Federal Energy Regulatory Commission under applicable Law and (ii) not subject to rate regulation or comprehensive nondiscriminatory access regulation under the Laws of any state or other local jurisdiction.
(c)   Except for certain facilities, as described on Section 3.22(c) of the Dodgers Disclosure Letter, used in the transport of Hydrocarbons which are subject to the Interstate Commerce Act and are subject to the jurisdiction of the U.S. Federal Energy Regulatory Commission, and which are in substantial compliance with the applicable Laws, rules and regulations issued by any Governmental Entity, neither Dodgers nor any of the Dodgers Subsidiaries owns, controls, or has under development any (i) refining capacity or (ii) oil or gas transportation infrastructure (other than gathering facilities).
(d)   Dodgers is not an “investment company” within the meaning of the U.S. Investment Company Act of 1940.
Section 3.23   Takeover Statutes; Rights Plan.   The approval by the Dodgers Board referred to in Section 3.2(b) constitutes the approval of this Agreement and the transactions contemplated hereby, including the Merger, for purposes of the DGCL and represents the only action necessary to ensure that any “business combination” (as defined in Section 203 of the DGCL) or other applicable provision of the DGCL does not and will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger and the other transactions contemplated hereby. To the Knowledge of Dodgers, no other Takeover Laws or any anti-takeover provision in the Dodgers Organizational Documents are, or at the Effective Time will be, applicable to Dodgers, the Merger, this Agreement or any of the transactions contemplated hereby. As of the date hereof, there is no stockholder rights plan, “poison pill” anti-takeover plan or other similar device in effect to which Dodgers is a party or is otherwise bound.
Section 3.24   Financial Advisor.   Except for Evercore Group L.L.C. (the fees and expenses of which will be paid by Dodgers and are reflected in its engagement letter with Dodgers), neither Dodgers nor any of the Dodgers Subsidiaries has employed any financial advisor, investment bank, broker or finder who is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement. Dodgers has furnished to Cubs an accurate and complete copy of Dodgers’ engagement letter with Evercore Group L.L.C. relating to the Merger.
Section 3.25   Opinion of Financial Advisor.   The Dodgers Board has received the oral opinion of Evercore Group L.L.C. (to be confirmed by delivery of a written opinion) to the effect that, as of the date of such opinion and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as set forth therein, the Exchange Ratio, is fair, from a financial point of view, to Dodgers.
Section 3.26   Regulatory Matters.
(a)   Except as would not, individually or in the aggregate, be reasonably likely to have a Dodgers Material Adverse Effect, since December 31, 2023, (i) none of Dodgers, any of the Dodgers Subsidiaries, nor, to the Knowledge of Dodgers, any Dodgers or Dodgers Subsidiary director, officer, employee, representative, agent or any other Person acting on behalf of Dodgers or any of the Dodgers Subsidiaries, has violated any applicable Anti-Corruption Law, Economic Sanctions/Trade Laws or Money-Laundering Laws; and (ii) none of Dodgers, any of the Dodgers Subsidiaries nor, to the Knowledge of Dodgers, any Dodgers or Dodgers Subsidiary director, officer, employee, representative, agent or any other Person acting on behalf of Dodgers or any of the Dodgers Subsidiaries, has offered, paid, given, promised or authorized the payment of, anything of value (including money, checks, wire transfers, tangible and intangible gifts, favors, services or entertainment and travel) directly or indirectly to any Government Official (A) for the purpose of (1) influencing any act or decision of a Government Official or any other Person in his or her official capacity, (2) inducing a Government Official or any other Person to do or omit to do any act in violation of his or her lawful duties, (3) securing any improper advantage, (4) inducing a Government Official or any other Person to influence or affect any act or decision of any Governmental Entity or (5) assisting Dodgers, any of the Dodgers Subsidiaries, or any Dodgers or Dodgers Subsidiary director, officer employee, agent, representative or any other Person acting on behalf of Dodgers or any of the Dodgers Subsidiaries in obtaining or retaining business or (B) in a manner which would constitute or have the purpose or effect of public or commercial bribery or corruption, acceptance of, or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining or retaining business or any improper advantage.
(b)   Except as would not, individually or in the aggregate, be reasonably likely to have a Dodgers Material Adverse Effect, since December 31, 2023, Dodgers and the Dodgers Subsidiaries have implemented and have at all times maintained internal controls, policies and procedures reasonably designed to detect, prevent and deter violations of Anti-Corruption Laws, Economic Sanctions/Trade Laws and Money-Laundering Laws.
Section 3.27   Merger Sub.   Merger Sub is a direct, wholly-owned Subsidiary of Dodgers that was formed solely for the purpose of engaging in the Merger. Since the date of its incorporation and prior to the Effective Time, Merger Sub has not engaged in any activities other than the performance of activities ancillary hereto, and prior to the Effective Time will have no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger.
Section 3.28   No Additional Representations.
(a)   Except for those representations and warranties expressly set forth in this Article III and except as otherwise expressly set forth in this Agreement, neither Dodgers nor any of the Dodgers Subsidiaries or other Person acting on behalf of Dodgers makes any representation or warranty of any kind or nature, express or implied, in connection with the transactions contemplated by this Agreement. Neither Dodgers nor any of the Dodgers Subsidiaries has made or makes any representation or warranty with respect to any projections, estimates or budgets made available to the public, Cubs or its Affiliates of future revenues, future production, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of Dodgers and the Dodgers Subsidiaries or the future business and operations of Dodgers and the Dodgers Subsidiaries.
(b)   Notwithstanding anything contained in this Agreement to the contrary, Dodgers acknowledges and agrees that none of Cubs or any other Person has made or is making any representations or warranties relating to Cubs or the Cubs Subsidiaries whatsoever, express or implied, beyond those expressly given by Cubs in Article II or the certificate delivered by Cubs pursuant to Section 6.2(c), including any implied representation or warranty as to the accuracy or completeness of any information regarding Cubs furnished or made available to Dodgers or any of its Representatives and that Dodgers and Merger Sub have not relied on any such other representation or warranty not set forth in this Agreement. Without limiting the generality of the foregoing, Dodgers acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to Dodgers or any of its Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Merger or any other transactions contemplated hereby).
ARTICLE IV
COVENANTS RELATING TO CONDUCT OF BUSINESS
Section 4.1   Covenants of Cubs.
(a)   Except (i) as set forth in Section 4.1(a) of the Cubs Disclosure Letter, (ii) as required by applicable Law, (iii) as expressly permitted or required by this Agreement, (iv) with the prior written consent of Dodgers (which consent shall not be unreasonably delayed, withheld or conditioned), or (v) as expressly provided for in Cubs’ capital budget (the “Cubs Budget”), a correct and complete copy of which has been made available to Dodgers, from the date hereof until the earlier of the Effective Time or the date this Agreement shall be terminated in accordance with Article VII (the “Pre-Closing Period”), Cubs (which for purposes of this Section 4.1(a) shall include the Cubs Subsidiaries) shall use commercially reasonable efforts to (A) conduct the business and operations of Cubs and the Cubs Subsidiaries, taken as a whole, in all material respects in the ordinary course consistent with past practice, (B) preserve intact the current business organizations of Cubs and the Cubs Subsidiaries, (C) maintain in effect all existing material Cubs Permits, (D) maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, and (E) maintain their existing relations and goodwill with Governmental Entities, key employees, lessors, suppliers, customers, regulators, distributors, landlords, creditors, licensors, licensees and other Persons having business relationships with them; provided that this Section 4.1(a) shall not prohibit Cubs and any of the Cubs Subsidiaries from taking commercially reasonable actions outside of the ordinary course or not consistent with past practice in response to an emergency condition that presents, or is reasonably likely to present, a significant risk of imminent harm to human health, any material property or asset or the environment; provided, however, that Cubs shall, as promptly as reasonably practicable, inform Dodgers of such condition and any such actions taken pursuant to this proviso.
(b)   Except (x) as expressly permitted or required by this Agreement, as contemplated by the Cubs Budget or as set forth on Section 4.1(b) of the Cubs Disclosure Letter, (y) as required by any Cubs Material Contract in effect as of the date hereof or (z) as required by Law, during the Pre-Closing Period, Cubs shall not and shall not permit any of the Cubs Subsidiaries, without the prior written consent of Dodgers (which consent shall not be unreasonably delayed, withheld or conditioned, and which for purposes solely of this Section 4.1(b) may consist of an email consent from an executive officer of Dodgers) to:
(i)   (A) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, or other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of specific events) into or exchangeable for any shares of capital stock of, Cubs or any of the Cubs Subsidiaries, except for (1) regular quarterly cash dividends payable by Cubs in respect of shares of Cubs Common Stock not exceeding $0.22 per share of Cubs Common Stock and in accordance with Cubs’ current dividend policy and quarterly cash dividends of $20.3125 per share of Sub Preferred Stock in accordance with the terms thereof and (2) dividends or distributions by a wholly-owned Subsidiary of Cubs to Cubs or another wholly-owned Subsidiary of Cubs; (B) split, combine or reclassify any capital stock of, or other equity interests in, Cubs or any of the Cubs Subsidiaries; or (C) purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Cubs or any of the Cubs Subsidiaries, except as required by the terms of any capital stock or equity interest of any Cubs Subsidiary or as contemplated or permitted by the terms of any Cubs Benefit Plan in effect as of the date hereof (including any award agreement applicable to any Cubs Option, Cubs RSU, or Cubs PSU outstanding on the date hereof or issued in accordance with this Agreement);
(ii)   except for (A) issuances of shares of Cubs Common Stock in respect of any exercise of Cubs Options or settlement of Cubs RSUs or Cubs PSUs outstanding on the date hereof, (B) the sale of shares of Cubs Common Stock issued pursuant to the exercise of Cubs Options or vesting of Cubs RSUs or Cubs PSUs if necessary to effectuate exercise or the withholding of Taxes, (C) issuances of shares of Cubs Common Stock in respect of any conversion of Sub Preferred Stock and (D) transactions solely between or among Cubs and its wholly-owned Subsidiaries, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, (x) any shares of its capital stock or other ownership interest in Cubs or any of the Cubs Subsidiaries, (y) any securities convertible into or exchangeable or exercisable for any such shares or ownership interest and (z) any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities;
(iii)   except as required by the terms of any Cubs Benefit Plan or applicable Labor Agreement in effect as of the date of this Agreement, (A) amend, modify, renew or terminate any Cubs Benefit Plan, or enter into or adopt any compensation or benefit plan, program, policy, agreement or arrangement that would be a Cubs Benefit Plan if it were in existence as of the date hereof, (B) increase or agree to increase the compensation or benefits payable to any Cubs Service Provider, (C) grant, pay, award, or accelerate the vesting of, or lapsing of restrictions with respect to, any severance or termination pay, bonuses, retention, change in control, or incentive compensation, to any Cubs Service Provider, (D) hire, transfer, promote, or terminate the employment or service of any Cubs Service Provider other than terminations for cause, (E) modify, extend or enter into any Labor Agreements, (F) recognize or certify any unions, employee representative bodies or other labor organizations as the bargaining representative for any employees of Cubs or any of the Cubs Subsidiaries, or (G) implement any “mass layoff,” “plant closing” or similar act requiring notice under the WARN Act;
(iv)   waive the restrictive covenant obligations of any officers of Cubs or any of the Cubs Subsidiaries;
(v)   (A) in the case of Cubs, amend or permit the adoption of any amendment to the Cubs Organizational Documents or (B) in the case of any of the Cubs Subsidiaries, except for amendments that would not materially restrict the operation of their businesses, amend or permit the adoption of any amendment to the Cubs Organizational Documents of such Cubs Subsidiaries;
(vi)   (A) merge, consolidate, combine or amalgamate with any Person or announce, authorize, propose or recommend any such merger, consolidation, combination or amalgamation (other than the Merger) or (B) acquire or agree to acquire (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, exchanging, licensing or by any other manner), any properties, assets, business or any corporation, partnership, association or other business organization or division thereof, in each case other than (1) any such action solely between or among Cubs and its wholly-owned Subsidiaries or between or among wholly-owned Subsidiaries of Cubs, (2) acquisitions of inventory or other assets in the ordinary course of business consistent with past practice or pursuant to existing Contracts which are listed in Section 4.1(b)(vi) of the Cubs Disclosure Letter, (3) excluding transactions described in clause (4) below, acquisitions where no Indebtedness is assumed and for which the consideration is equal to or less than $150,000,000 (for any single transaction) or $500,000,000 in the aggregate for all such transactions, or (4) any acquisition that is in connection with an acreage trade or similar transaction pursuant to which Cubs or any Cubs Subsidiary acquires interests if the value of the interests acquired by Cubs or any Cubs Subsidiary, and the value of interests transferred by Cubs or any Cubs Subsidiary, in such exchange (taking into account any associated cash consideration paid by or to Cubs or any Cubs Subsidiary in connection with the exchange), have reasonably equivalent value, as determined by Cubs in good faith, and in the case of clause (B) above, other than participation in, or acquisition of oil and gas, or oil, gas and mineral leases pursuant to, any lease sale or auction conducted by, on behalf of or at the direction of any Governmental Entity or University Lands, including but not limited to auctions conducted by the U.S. Bureau of Land Management, the New Mexico State Land Office, the Montana Department of Natural Resources and Conservation, or the North Dakota Department of Trust Lands;
(vii)   consummate, authorize, recommend, propose or announce any intention to adopt a plan of complete or partial liquidation or dissolution of Cubs or any of the Cubs Subsidiaries, or a restructuring, recapitalization or other reorganization of Cubs or any of the Cubs Subsidiaries of a similar nature;
(viii)   authorize, make or commit to make capital expenditures in any trailing three (3) month period that are greater than one hundred and thirty three percent (133%) of the aggregate amount of capital expenditures for such time period as set forth in the Cubs Budget, or in the aggregate greater than one hundred and ten percent (110%) of the aggregate amount of capital expenditures set forth in the Cubs Budget, except to the extent such operations are specifically further described in Section 4.1(b)(viii) of the Cubs Disclosure Letter, except, in each case, for capital expenditures to repair damage resulting from insured casualty events or capital expenditures required on an emergency basis or for the safety of individuals, assets or the environment;

(ix)   sell, lease, exchange or otherwise dispose of, or agree to sell, lease, exchange or otherwise dispose of, any of its assets or properties, other than (A) pursuant to a Contract of Cubs or any of the Cubs Subsidiaries in effect on the date of this Agreement and listed in Section 4.1(b)(ix) of the Cubs Disclosure Letter, (B) among Cubs and its wholly-owned Subsidiaries or among wholly-owned Subsidiaries of Cubs, (C) excluding transactions described in clause (G) below, sales, leases, exchanges or dispositions for which the consideration (or fair value if the consideration is non-cash) of less than $50,000,000 (for any individual transaction) or $150,000,000 (in the aggregate for all such transactions), (D) sales of Hydrocarbons made in the ordinary course of business, (E) sales of obsolete or worthless equipment, (F) the expiration of any Oil and Gas Lease in accordance with its terms and in the ordinary course of business consistent with past practice, or (G) any divestiture that is in connection with an acreage trade or similar transaction pursuant to which Cubs or any Cubs Subsidiary acquires interests if the value of the interests acquired by Cubs or any Cubs Subsidiary, and the value of interests transferred by Cubs or any Cubs Subsidiary, in such exchange (taking into account any associated cash consideration paid by or to Cubs or any Cubs Subsidiary in connection with the exchange), have reasonably equivalent value, as determined by Cubs in good faith;
(x)   fail to maintain material Intellectual Property owned by Cubs or any of the Cubs Subsidiaries, or maintain rights in material Intellectual Property, in the ordinary course of business; provided that the foregoing shall not require Cubs or any of the Cubs Subsidiaries to take any action to alter the terms of any license or other Contract with respect to Intellectual Property;
(xi)   (A) incur, create or suffer to exist any Encumbrance with respect to the equity securities of Cubs and its Subsidiaries or any Oil and Gas Property Encumbrance with respect to any Oil and Gas Property of Cubs and its Subsidiaries other than (1) Encumbrances or Oil and Gas Property Encumbrance, as applicable, in existence on the date hereof, (2) Permitted Encumbrances or (3) customary Oil and Gas Property Encumbrances that may be incurred in connection with any acreage trade permitted under Section 4.1(b)(vi)(B)(4) and Section 4.1(b)(ix)(G) above, or (B) incur, create, assume (including pursuant to an acquisition permitted by Section 4.1(b)(vi)) or guarantee any Indebtedness, other than (1) Indebtedness in the ordinary course of business under the Cubs Revolving Credit Agreement in an aggregate outstanding principal amount under this clause (xi)(B)(1) that would not cause the aggregate outstanding principal amount of borrowings of Cubs under the Cubs Revolving Credit Agreement to exceed $500,000,000, (2) Indebtedness solely between or among Cubs and its wholly-owned Subsidiaries or solely between or among wholly-owned Subsidiaries of Cubs, and in each case guarantees thereof, or (3) Indebtedness incurred under the Cubs Revolving Credit Agreement to fund the purchase price and related costs, fees and expenses of any acquisition permitted under Section 4.1(b)(vi); provided that in the case of each of foregoing clauses (1) through (3), such Indebtedness does not (x) impose or result in any additional material restrictions or limitations on Cubs or any of the Cubs Subsidiaries or (y) subject Cubs or any of the Cubs Subsidiaries, or, following the Closing, Dodgers or any of Dodgers Subsidiaries, to any additional material covenants or obligations (other than the obligation to make payments on such Indebtedness);
(xii)   other than the settlement of any Legal Proceedings reflected or reserved against on the Cubs Balance Sheet (or in the notes thereto) for an amount not in excess of such reserve, settle or offer or propose to settle, any Legal Proceeding (excluding (A) any audit, claim or Legal Proceeding in respect of Taxes, which shall be governed exclusively by Section 4.1(b)(xiv) and (B) any shareholder litigation against Cubs, Dodgers or their respective directors or officers relating to the Merger and the other transactions contemplated by this Agreement, which shall be governed exclusively by Section 5.15) involving solely the payment of monetary damages by Cubs or any of the Cubs Subsidiaries of any amount exceeding $25,000,000 in the aggregate (but excluding any amounts paid on behalf of Cubs or any of the Cubs Subsidiaries by any applicable insurance policy maintained by Cubs or any of the Cubs Subsidiaries); provided, however, that neither Cubs nor any of the Cubs Subsidiaries shall settle or compromise any Legal Proceeding if such settlement or compromise (1) involves a material conduct remedy or material injunctive or similar relief, (2) involves an admission of criminal wrongdoing by Cubs or any of the Cubs Subsidiaries or (3) has a materially restrictive impact on the business of Cubs or any of the Cubs Subsidiaries;
(xiii)   change in any material respect any of its financial accounting principles, practices or methods that would materially affect the consolidated assets, liabilities or results of operations of Cubs and the Cubs Subsidiaries, except as required by GAAP or applicable Law;
(xiv)   other than in the ordinary course of business consistent with past practice: (A) make, change or rescind any material election relating to Taxes (including any such election for any joint venture, partnership, limited liability company or other investment where Cubs has the authority to make such binding election), (B) amend any Tax Return that results in a material increase to a Tax liability, (C) settle or compromise any Tax claim or assessment by any Taxing Authority, (D) surrender any right to claim a refund, offset or other reduction in Tax liability, (E) fail to timely pay any material Tax or file any material Tax Return when due (taking into account any extension of time within which to pay or file), (F) change any material method of Tax accounting from those employed in the preparation of its Tax Returns that have been filed for prior taxable years, (G) agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes, or (H) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. Law) with respect to any material Tax;
(xv)   except as expressly permitted in this Section 4.1, (A) enter into or assume any Cubs Contract or Contract that would have been a Cubs Contract had it been entered into prior to the date of this Agreement or (B) terminate, extend, materially amend, assign, transfer, materially modify, materially supplement, deliver a notice of termination under or waive or accelerate any material rights or defer any material liabilities under any Cubs Contract or any Contract that would have been a Cubs Contract had it been entered into prior to the date of this Agreement, excluding any termination upon expiration of a term in accordance with the terms of such Cubs Contract;
(xvi)   fail to maintain in full force and effect in all material respects, or fail to replace or renew, the material insurance policies of Cubs and the Cubs Subsidiaries to the extent commercially reasonable in Cubs’ business judgment in light of prevailing conditions in the insurance market;
(xvii)   take any action, cause any action to be taken, knowingly fail to take any action or knowingly fail to cause any action to be taken, which action or failure to act would prevent or impede, or could reasonably be expected to prevent or impede, the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;
(xviii)   enter into or suffer to exist any hedging activities or arrangements (including pursuant to any Derivative Product) (A) for speculative purposes; or (B) in violation of the Cubs Risk Policies; or
(xix)   agree to take any action that is prohibited by this Section 4.1(b).
Section 4.2   Covenants of Dodgers.
(a)   Except (i) as set forth in Section 4.2(a) of the Dodgers Disclosure Letter, (ii) as required by applicable Law, (iii) as expressly permitted or required by this Agreement, (iv) with the prior written consent of Cubs (which consent shall not be unreasonably delayed, withheld or conditioned), or (v) as expressly provided for in Dodgers’ capital budget (the “Dodgers Budget”), a correct and complete copy of which has been made available to Cubs, from the date hereof until the earlier of the Effective Time or the Pre-Closing Period, Dodgers (which for purposes of this Section 4.2(a) shall include the Dodgers Subsidiaries) shall use commercially reasonable efforts to (A) conduct the business and operations of Dodgers and the Dodgers Subsidiaries, taken as a whole, in all material respects in the ordinary course consistent with past practice, (B) preserve intact the current business organizations of Dodgers and the Dodgers Subsidiaries, (C) maintain in effect all existing material Dodgers Permits, (D) maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, and (E) maintain their existing relations and goodwill with Governmental Entities, key employees, lessors, suppliers, customers, regulators, distributors, landlords, creditors, licensors, licensees and other Persons having business relationships with them; provided that this Section 4.2(a) shall not prohibit Dodgers and any of the Dodgers Subsidiaries from taking commercially reasonable actions outside of the ordinary course or not consistent with past practice in response to an emergency condition that presents, or is reasonably likely to present, a significant risk of imminent harm to human health, any material property or asset or the environment; provided, however, that Dodgers shall, as promptly as reasonably practicable, inform Cubs of such condition and any such actions taken pursuant to this proviso.
(b)   Except (x) as expressly permitted or required by this Agreement, as contemplated by the Dodgers Budget or as set forth on Section 4.2(b) of the Dodgers Disclosure Letter, (y) as required by any Dodgers Material Contract in effect as of the date hereof or (z) as required by Law, during the Pre-Closing Period, Dodgers shall not and shall not permit any of the Dodgers Subsidiaries, without the prior written consent of Cubs (which consent shall not be unreasonably delayed, withheld or conditioned, and which for purposes solely of this Section 4.2(b) may consist of an email consent from an executive officer of Cubs) to:
(i)   (A) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, or other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of specific events) into or exchangeable for any shares of capital stock of, Dodgers or any of the Dodgers Subsidiaries, except for (1) regular quarterly cash dividends payable by Dodgers in respect of shares of Dodgers Common Stock not exceeding $0.24 per share of Dodgers Common Stock and in accordance with Dodgers’ current dividend policy; and (2) dividends or distributions by a wholly-owned Subsidiary of Dodgers to Dodgers or another wholly-owned Subsidiary of Dodgers; (B) split, combine or reclassify any capital stock of, or other equity interests in, Dodgers or any of the Dodgers Subsidiaries; or (C) purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Dodgers or any of the Dodgers Subsidiaries, except as required by the terms of any capital stock or equity interest of any Dodgers Subsidiary or as contemplated or permitted by the terms of any Dodgers Benefit Plan in effect as of the date hereof (including any award agreement applicable to any Dodgers RSU, Dodgers DSU, Dodgers PSU, or Dodgers RSA outstanding on the date hereof or issued in accordance with this Agreement);
(ii)   except for (A) issuances of shares of Dodgers Common Stock in respect of any settlement of any Dodgers RSUs, Dodgers DSUs, or Dodgers PSUs outstanding on the date hereof, (B) the sale of shares of Dodgers Common Stock issued pursuant to the vesting of Dodgers RSUs, Dodgers DSUs, Dodgers PSUs, or Dodgers RSAs, in each case, if necessary to effectuate exercise or the withholding of Taxes and (C) transactions solely between or among Dodgers and its wholly-owned Subsidiaries, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, (x) any shares of its capital stock or other ownership interest in Dodgers or any of the Dodgers Subsidiaries, (y) any securities convertible into or exchangeable or exercisable for any such shares or ownership interest and (z) any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities;
(iii)   except as required by the terms of any Dodgers Benefit Plan or applicable Labor Agreement in effect as of the date of this Agreement, (A) amend, modify, renew or terminate any Dodgers Benefit Plan, or enter into or adopt any compensation or benefit plan, program, policy, agreement or arrangement that would be a Dodgers Benefit Plan if it were in existence as of the date hereof, (B) increase or agree to increase the compensation or benefits payable to any Dodgers Service Provider, (C) grant, pay, award, or accelerate the vesting of, or lapsing of restrictions with respect to, any severance or termination pay, bonuses, retention, change in control, or incentive compensation, to any Dodgers Service Provider, (D) hire, transfer, promote, or terminate the employment or service of any Dodgers Service Provider other than terminations for cause, (E) modify, extend or enter into any Labor Agreements, (F) recognize or certify any unions, employee representative bodies or other labor organizations as the bargaining representative for any employees of Dodgers or any of the Dodgers Subsidiaries, or (G) implement any “mass layoff,” “plant closing” or similar act requiring notice under the WARN Act;

(iv)   waive the restrictive covenant obligations of any officers of Dodgers or any of the Dodgers Subsidiaries;
(v)   (A) in the case of Dodgers, amend or permit the adoption of any amendment to the Dodgers Organizational Documents or (B) in the case of any of the Dodgers Subsidiaries, except for amendments that would not materially restrict the operation of their businesses, amend or permit the adoption of any amendment to the Dodgers Organizational Documents of such Dodgers Subsidiaries;
(vi)   (A) merge, consolidate, combine or amalgamate with any Person or announce, authorize, propose or recommend any such merger, consolidation, combination or amalgamation (other than the Merger) or (B) acquire or agree to acquire (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, exchanging, licensing or by any other manner), any properties, assets, business or any corporation, partnership, association or other business organization or division thereof, in each case other than (1) any such action solely between or among Dodgers and its wholly-owned Subsidiaries or between or among wholly-owned Subsidiaries of Dodgers, (2) acquisitions of inventory or other assets in the ordinary course of business consistent with past practice or pursuant to existing Contracts which are listed in Section 4.2(b)(vi) of the Dodgers Disclosure Letter, (3) excluding transactions described in clause (4) below, acquisitions where no Indebtedness is assumed and for which the consideration is equal to or less than $150,000,000 (for any single transaction) or $500,000,000 in the aggregate for all such transactions or (4) any acquisition that is in connection with an acreage trade or similar transaction pursuant to which Dodgers or any Dodgers Subsidiary acquires interests if the value of the interests acquired by Dodgers or any Dodgers Subsidiary, and the value of interests transferred by Dodgers or any Dodgers Subsidiary, in such exchange (taking into account any associated cash consideration paid by or to Dodgers or any Dodgers Subsidiary in connection with the exchange), have reasonably equivalent value, as determined by Dodgers in good faith, and in the case of clause (B) above, other than participation in, or acquisition of oil and gas, or oil, gas and mineral leases pursuant to, any lease sale or auction conducted by, on behalf of or at the direction of any Governmental Entity or University Lands, including but not limited to auctions conducted by the U.S. Bureau of Land Management, the New Mexico State Land Office, the Montana Department of Natural Resources and Conservation, or the North Dakota Department of Trust Lands;
(vii)   consummate, authorize, recommend, propose or announce any intention to adopt a plan of complete or partial liquidation or dissolution of Dodgers or any of the Dodgers Subsidiaries, or a restructuring, recapitalization or other reorganization of Dodgers or any of the Dodgers Subsidiaries of a similar nature;
(viii)   authorize, make or commit to make capital expenditures in any trailing three (3) month period that are greater than one hundred and thirty three percent (133%) of the aggregate amount of capital expenditures for such time period as set forth in the Dodgers Budget, or in the aggregate greater than one hundred and ten percent (110%) of the aggregate amount of capital expenditures set forth in the Dodgers Budget, except to the extent such operations are specifically further described in Section 4.2(b)(viii) of the Dodgers Disclosure Letter, except, in each case, for capital expenditures to repair damage resulting from insured casualty events or capital expenditures required on an emergency basis or for the safety of individuals, assets or the environment;
(ix)   sell, lease, exchange or otherwise dispose of, or agree to sell, lease, exchange or otherwise dispose of, any of its assets or properties, other than (A) pursuant to a Contract of Dodgers or any of the Dodgers Subsidiaries in effect on the date of this Agreement and listed in Section 4.2(b)(ix) of the Dodgers Disclosure Letter, (B) among Dodgers and its wholly-owned Subsidiaries or among wholly-owned Subsidiaries of Dodgers, (C) excluding transactions described in clause (G) below, sales, leases, exchanges or dispositions for which the consideration (or fair value if the consideration is non-cash) of less than $50,000,000 (for any individual transaction) or $150,000,000 (in the aggregate for all such transactions), (D) sales of Hydrocarbons made in the ordinary course of business, (E) sales of obsolete or worthless equipment, (F) the expiration of any Oil and Gas Lease in accordance with its terms and in the ordinary course of business consistent with past practice or (G) any divestiture that is in connection with an acreage trade or similar transaction pursuant to which Dodgers or any Dodgers Subsidiary acquires interests if the value of the interests acquired by Dodgers or any Dodgers Subsidiary, and the value of interests transferred by Dodgers or any Dodgers Subsidiary, in such exchange (taking into account any associated cash consideration paid by or to Dodgers or any Dodgers Subsidiary in connection with the exchange), have reasonably equivalent value, as determined by Dodgers in good faith;
(x)   fail to maintain material Intellectual Property owned by Dodgers or any of the Dodgers Subsidiaries, or maintain rights in material Intellectual Property, in the ordinary course of business; provided that the foregoing shall not require Dodgers or any of the Dodgers Subsidiaries to take any action to alter the terms of any license or other Contract with respect to Intellectual Property;
(xi)   (A) incur, create or suffer to exist any Encumbrance with respect to the equity securities of Dodgers and its Subsidiaries or any Oil and Gas Property Encumbrance with respect to any Oil and Gas Property of Dodgers and its Subsidiaries other than (1) Encumbrances or Oil and Gas Property Encumbrance, as applicable, in existence on the date hereof, (2) Permitted Encumbrances or (3) customary Oil and Gas Property Encumbrances that may be incurred in connection with any acreage trade permitted under Section 4.2(b)(vi)(B)(4) and Section 4.2(b)(ix)(G) above, or (B) incur, create, assume (including pursuant to an acquisition permitted by Section 4.2(b)(vi)) or guarantee any Indebtedness, other than (1) Indebtedness in the ordinary course of business under the Dodgers Revolving Credit Agreement in an aggregate outstanding principal amount under this clause (xi)(B)(1) that would not cause the aggregate outstanding principal amount of borrowings of Dodgers under the Dodgers Revolving Credit Agreement to exceed $500,000,000, (2) Indebtedness solely between or among Dodgers and its wholly-owned Subsidiaries or solely between or among wholly-owned Subsidiaries of Dodgers, and in each case guarantees thereof, (3) Indebtedness incurred under Dodgers’ existing commercial paper program (as amended, restated, amended and restated, replaced, refinanced, supplemented, modified, extended or otherwise changed) or (4) Indebtedness incurred under the Dodgers Revolving Credit Agreement to fund the purchase price and related costs, fees and expenses of any acquisition permitted under Section 4.2(b)(vi); provided that in the case of each of foregoing clauses (1) through (4), such Indebtedness does not (x) impose or result in any additional material restrictions or limitations on Dodgers or any of the Dodgers Subsidiaries or (y) subject Dodgers or any of the Dodgers Subsidiaries, or, following the Closing, Cubs or any of the Cubs Subsidiaries, to any additional material covenants or obligations (other than the obligation to make payments on such Indebtedness);
(xii)   other than the settlement of any Legal Proceedings reflected or reserved against on the Dodgers Balance Sheet (or in the notes thereto) for an amount not in excess of such reserve, settle or offer or propose to settle, any Legal Proceeding (excluding (A) any audit, claim or Legal Proceeding in respect of Taxes, which shall be governed exclusively by Section 4.2(b)(xiv) and (B) any shareholder litigation against Cubs, Dodgers or their respective directors or officers relating to the Merger and the other transactions contemplated by this Agreement, which shall be governed exclusively by Section 5.15) involving solely the payment of monetary damages by Dodgers or any of the Dodgers Subsidiaries of any amount exceeding $25,000,000 in the aggregate (but excluding any amounts paid on behalf of Dodgers or any of the Dodgers Subsidiaries by any applicable insurance policy maintained by Dodgers or any of the Dodgers Subsidiaries); provided, however, that neither Dodgers nor any of the Dodgers Subsidiaries shall settle or compromise any Legal Proceeding if such settlement or compromise (1) involves a material conduct remedy or material injunctive or similar relief, (2) involves an admission of criminal wrongdoing by Dodgers or any of the Dodgers Subsidiaries or (3) has a materially restrictive impact on the business of Dodgers or any of the Dodgers Subsidiaries;
(xiii)   change in any material respect any of its financial accounting principles, practices or methods that would materially affect the consolidated assets, liabilities or results of operations of Dodgers and the Dodgers Subsidiaries, except as required by GAAP or applicable Law;
(xiv)   other than in the ordinary course of business consistent with past practice: (A) make, change or rescind any material election relating to Taxes (including any such election for any joint venture, partnership, limited liability company or other investment where Dodgers has the authority to make such binding election), (B) amend any Tax Return that results in a material increase to a Tax liability, (C) settle or compromise any Tax claim or assessment by any Taxing Authority, (D) surrender any right to claim a refund, offset or other reduction in Tax liability, (E) fail to timely pay any material Tax or file any material Tax Return when due (taking into account any extension of time within which to pay or file), (F) change any material method of Tax accounting from those employed in the preparation of its Tax Returns that have been filed for prior taxable years, (G) agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes, or (H) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. Law) with respect to any material Tax;
(xv)   except as expressly permitted in this Section 4.2, (A) enter into or assume any Dodgers Contract or Contract that would have been a Dodgers Contract had it been entered into prior to the date of this Agreement or (B) terminate, extend, materially amend, assign, transfer, materially modify, materially supplement, deliver a notice of termination under, or waive or accelerate any material rights or defer any material liabilities under any Dodgers Contract or any Contract that would have been a Dodgers Contract had it been entered into prior to the date of this Agreement, excluding any termination upon expiration of a term in accordance with the terms of such Dodgers Contract;
(xvi)   fail to maintain in full force and effect in all material respects, or fail to replace or renew, the material insurance policies of Dodgers and the Dodgers Subsidiaries to the extent commercially reasonable in Dodgers’ business judgment in light of prevailing conditions in the insurance market;
(xvii)   take any action, cause any action to be taken, knowingly fail to take any action or knowingly fail to cause any action to be taken, which action or failure to act would prevent or impede, or could reasonably be expected to prevent or impede, the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;
(xviii)   enter into or suffer to exist any hedging activities or arrangements (including pursuant to any Derivative Product) (A) for speculative purposes; or (B) in violation of the Dodgers Risk Policies; or
(xix)   agree to take any action that is prohibited by this Section 4.2(b).
ARTICLE V
ADDITIONAL COVENANTS OF THE PARTIES
Section 5.1   Investigation.
(a)   Each of Cubs and Dodgers shall afford to the other party and to the directors, officers, employees, accountants, consultants, legal counsel, financial advisors and agents and other representatives (collectively, “Representatives”) of such other party reasonable access during normal business hours, throughout the Pre-Closing Period, to its and its Subsidiaries’ personnel and properties (to the extent and only to the extent Cubs or Dodgers, as applicable, or its respective Subsidiaries has the right to permit access to such properties), Contracts, commitments, books and records and any report, schedule or other documents filed or received by it pursuant to the requirements of applicable Laws and with such additional financing, operating and other data and information regarding Cubs and the Cubs Subsidiaries, as Dodgers may reasonably request in connection with activities related to the completion of the transactions contemplated by this Agreement (collectively, the “Activities”), or regarding Dodgers and the Dodgers Subsidiaries, as Cubs may reasonably request in connection with the Activities, as the case may be; provided, however, that in no event shall the accessing Party and its Representatives be permitted to conduct any invasive sampling, monitoring or other invasive investigations, including any Phase II environmental assessment or investigations, except that, for the avoidance of doubt, the preceding restriction shall not prohibit any visual inspections, including use of customary visual inspection devices (such as Optical Gas Imaging Cameras, LIDAR, FLIR or other imaging devices), whether on land or by air. Notwithstanding the foregoing, (i) neither Cubs nor Dodgers nor their respective Subsidiaries shall be required to afford such access if it would unreasonably disrupt the operations of such party or any of its Subsidiaries, would cause a violation of any applicable Law, Contract or obligation of confidentiality to which such party or any of its Subsidiaries is a party (provided that Dodgers or Cubs, as the case may be, has used its reasonable efforts to find an alternative way to provide the access or information contemplated by this Section 5.1), cause a risk of a loss of privilege to such party or any of its Subsidiaries or would constitute a violation of any applicable Law, and (ii) Cubs, Dodgers and their respective Subsidiaries shall, and shall cause their respective Affiliates and Representatives to, observe and comply with all bona fide health, safety and security rules, regulations, requirements and instructions of such other party, as well as any applicable third party operator of such party (including the execution and delivery of any documentation or paperwork required by such third party operators with respect to any party’s access to any of the Oil and Gas Properties of the other party), as applicable, and the terms and conditions of the Confidentiality Agreement.
(b)   With respect to any applicable Oil and Gas Properties where access has been provided pursuant to Section 5.1(a), each of Cubs and Dodgers, as applicable, hereby agrees to defend, indemnify and hold harmless the other party, its Affiliates and their respective Representatives and third party operators (if applicable) from and against any and all losses and liabilities arising out of, resulting from or relating to, any field visit, environmental site assessment, or other due diligence activity conducted by Cubs or Dodgers, as applicable, on the other party’s Oil and Gas Properties, and its Affiliates or Representatives (including any environmental consultant or landman), even if such losses or liabilities arise out of or result from, solely or in part, the sole, active, passive, concurrent or comparative negligence, strict liability or other fault or violation of law of or by any indemnified person in this Section 5.1(b), excepting losses or liabilities to the extent actually resulting from the gross negligence or willful misconduct of any indemnified person in this Section 5.1(b); provided that nothing in this Section 5.1(b) shall require either party to indemnify or hold harmless the other party from and against any damages or claims arising from the mere discovery or identification of existing conditions or circumstances to the extent not caused, contributed to, or exacerbated by the party (including its Affiliates and Representatives) that is being afforded access to such Oil and Gas Property.
(c)   The parties hereto hereby agree that all information provided to them or their respective Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be deemed to be subject to the terms of that certain Confidentiality Agreement, effective as of December 23, 2025, between Cubs and Dodgers (the “Confidentiality Agreement”).
Section 5.2   Registration Statement and Proxy Statement for Stockholder Approval.   As soon as practicable following the execution of this Agreement, Dodgers and Cubs shall jointly prepare and each shall file with the SEC a joint proxy statement in preliminary form, which shall contain each of the Dodgers Recommendation and the Cubs Recommendation (unless, in either case, a Dodgers Adverse Recommendation Change or a Cubs Adverse Recommendation Change, as applicable, occurs) and comply with applicable Laws (the “Joint Proxy Statement”), and Dodgers shall prepare and file with the SEC (i) a Registration Statement on Form S-4, in which the Joint Proxy Statement will be included, and (ii) a prospectus relating to the Dodgers Common Stock to be offered and sold pursuant to this Agreement and the Merger. Dodgers and Cubs shall use their respective reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after its filing. Each of Dodgers and Cubs shall use its reasonable best efforts to mail the Joint Proxy Statement to its stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Dodgers shall also use its reasonable best efforts to take any action required to be taken under any applicable state securities Laws and other applicable Laws in connection with the issuance of shares of Dodgers Common Stock pursuant to this Agreement, and each party shall furnish all information concerning Cubs, Dodgers and the holders of capital stock of Cubs and Dodgers, as applicable, as may be reasonably requested by the other party in connection with any such action and the preparation, filing and distribution of the Joint Proxy Statement. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to the Registration Statement will be made by Dodgers, or with respect to the Joint Proxy Statement will be made by Cubs, Dodgers or any of their Subsidiaries, without providing the other party a reasonable opportunity to review and comment thereon. Dodgers will advise Cubs, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Dodgers Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. Each of Dodgers and Cubs shall advise the other party, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Joint Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to Cubs or Dodgers, or any of their respective Affiliates, officers or directors, is discovered by Cubs or Dodgers which should be set forth in an amendment or supplement to either the Registration Statement or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC, after the other party has had a reasonable opportunity to review and comment thereon, and, to the extent required by applicable Law, disseminated to either the Dodgers Stockholders or the Cubs Stockholders, as applicable.
Section 5.3   Stockholders Meetings.
(a)   Cubs shall take all action necessary in accordance with applicable Laws and the Cubs Organizational Documents to duly give notice of, convene and hold a meeting of the Cubs Stockholders, to be held as promptly as practicable after the Registration Statement is declared effective under the Securities Act, to consider the adoption of this Agreement and the approval of the transactions contemplated hereby, including the Merger (the “Cubs Stockholders’ Meeting”). Subject to Section 5.4(b) and (c), Cubs will, through the Cubs Board, recommend that the Cubs Stockholders adopt this Agreement and will use commercially reasonable efforts to solicit from the Cubs Stockholders proxies in favor of the adoption of this Agreement and to take all other action necessary or advisable to secure the vote or consent of the Cubs Stockholders required by the rules of the NYSE or applicable Laws to obtain such approvals. Without limiting the generality of the foregoing, Cubs agrees that (i) its obligations pursuant to the first sentence of this Section 5.3(a) shall not be affected by (A) the commencement, public proposal, public disclosure or communication to Cubs of any Acquisition Proposal with respect to Cubs or (B) any Cubs Adverse Recommendation Change and (ii) no Acquisition Proposal with respect to Cubs shall be presented to the Cubs Stockholders for approval at the Cubs Stockholders’ Meeting or any other meeting of the Cubs Stockholders; provided that, nothing set forth in this Section 5.3 shall prohibit Cubs or the Cubs Board from disclosing to the Cubs Stockholders the existence of, or any terms or provisions of, any Acquisition Proposal with respect to Cubs or any of the modifications thereto. In the event of a Cubs Adverse Recommendation Change specifically permitted by Section 5.4(b) or (c), Cubs shall have an obligation to use commercially reasonable efforts to cause its proxy solicitation firm to solicit proxies to attend and vote at the Cubs Stockholders’ Meeting but shall have no other obligation to solicit proxies to obtain the Cubs Stockholder Approval. Notwithstanding anything to the contrary contained in this Agreement, Cubs (i) shall be required to adjourn or postpone the Cubs Stockholders’ Meeting (A) to the extent necessary to ensure that any legally required supplement or amendment to the Joint Proxy Statement is provided to the Cubs Stockholders or (B) if, as of the time for which the Cubs Stockholders’ Meeting is scheduled, there are insufficient shares of Cubs Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such Cubs Stockholders’ Meeting and (ii) may adjourn or postpone the Cubs Stockholders’ Meeting if, as of the time for which the Cubs Stockholders’ Meeting is scheduled, there are insufficient shares of Cubs Common Stock represented (either in person or by proxy) to obtain the Cubs Stockholders’ Approval; provided, however, that the Cubs Stockholders’ Meeting shall not be adjourned or postponed to a date on or after three (3) Business Days prior to the Termination Date.
(b)   Dodgers shall take all action necessary in accordance with applicable Laws and the Dodgers Organizational Documents to duly give notice of, convene and hold a meeting of the Dodgers Stockholders, to be held as promptly as practicable after the Registration Statement is declared effective under the Securities Act, to vote upon the Dodgers Proposals (the “Dodgers Stockholders’ Meeting”). Subject to Sections 5.4(e) and (f), Dodgers will, through the Dodgers Board, recommend that the Dodgers Stockholders approve the Dodgers Proposals and will use commercially reasonable efforts to solicit from the Dodgers Stockholders proxies in favor of the Dodgers Proposals and to take all other action necessary or advisable to secure the vote or consent of the Dodgers Stockholders required by the rules of the NYSE or applicable Laws to obtain such approvals. Without limiting the generality of the foregoing, Dodgers agrees that (i) its obligations pursuant to the first sentence of this Section 5.3(b) shall not be affected by (A) the commencement, public proposal, public disclosure or communication to Dodgers of any Acquisition Proposal with respect to Dodgers or (B) any Dodgers Adverse Recommendation Change and (ii) no Acquisition Proposal with respect to Dodgers shall be presented to the Dodgers Stockholders for approval at the Dodgers Stockholders’ Meeting or any other meeting of the Dodgers Stockholders; provided that, nothing set forth in this Section 5.3 shall prohibit Dodgers or the Dodgers Board from disclosing to the Dodgers Stockholders the existence of, or any terms or provisions of, any Acquisition Proposal with respect to Dodgers or any of the modifications thereto. In the event of a Dodgers Adverse Recommendation Change specifically permitted by Sections 5.4(e) or (f), Dodgers shall have an obligation to use commercially reasonable efforts to cause its proxy solicitation firm to solicit proxies to attend and vote at the Dodgers Stockholders’ Meeting but shall have no other obligation to solicit proxies to obtain the Dodgers Stockholder Approval. Notwithstanding anything to the contrary contained in this Agreement, Dodgers (i) shall be required to adjourn or postpone the Dodgers Stockholders’ Meeting (A) to the extent necessary to ensure that any legally required supplement or amendment to the Joint Proxy Statement is provided to the Dodgers Stockholders or (B) if, as of the time for which the Dodgers Stockholders’ Meeting is scheduled, there are insufficient shares of Dodgers Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such Dodgers Stockholders’ Meeting and (ii) may adjourn or postpone the Dodgers Stockholders’ Meeting if, as of the time for which the Dodgers Stockholders’ Meeting is scheduled, there are insufficient shares of Dodgers Common Stock represented (either in person or by proxy) to obtain the Dodgers Stockholders’ Approval; provided, however, that the Dodgers Stockholders’ Meeting shall not be adjourned or postponed to a date on or after three (3) Business Days prior to the Termination Date.
(c)   Cubs and Dodgers shall (i) as promptly as practicable after the date of this Agreement and in consultation with the other party, set a preliminary record date for the Cubs Stockholders’ Meeting or the Dodgers Stockholders’ Meeting, as applicable, and commence a broker search pursuant to Rule 14a-13 under the Exchange Act in connection therewith and (ii) cooperate and use their reasonable best efforts to schedule and convene the Cubs Stockholders’ Meeting and the Dodgers Stockholders’ Meeting on the same date. Cubs and Dodgers each agrees (x) to provide the other reasonably detailed periodic updates concerning proxy solicitation results on a timely basis and (y) to give written notice to the other party one day prior to the Cubs Stockholders’ Meeting or the Dodgers Stockholders’ Meeting, as applicable, and on the day of, but prior to the Cubs Stockholders’ Meeting or the Dodgers Stockholders’ Meeting, as applicable, indicating whether as of such date sufficient proxies representing the Cubs Stockholder Approval or the Dodgers Stockholder Approval, as applicable, have been obtained.
(d)   The only matters to be voted upon at the Cubs Stockholders’ Meeting and the Dodgers Stockholders’ Meeting are (i) in the case of the Cubs, the Cubs Stockholder Approval and routine proposals required in connection with such vote and (ii) in the case of Dodgers, the Dodgers Stockholder Approval and routine proposals required in connection with such vote.
Section 5.4   Non-Solicitation.
(a)   Cubs agrees that, except as expressly contemplated by this Agreement, neither it nor any of the Cubs Subsidiaries shall, and Cubs shall use its reasonable best efforts, and shall cause each of the Cubs Subsidiaries to use their respective reasonable best efforts to, cause their respective Representatives not to (i) directly or indirectly initiate or solicit, or knowingly encourage or knowingly facilitate (including by way of furnishing non-public information relating to Cubs or any of the Cubs Subsidiaries) any inquiries or the making or submission of any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal with respect to Cubs, (ii) other than clarifying terms of the Acquisition Proposal in accordance with the penultimate sentence of this Section 5.4(a), participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to Cubs or any of the Cubs Subsidiaries or afford access to the properties, books or records of Cubs or any of the Cubs Subsidiaries to any Person that has made an Acquisition Proposal with respect to Cubs or to any Person in contemplation of making an Acquisition Proposal with respect to Cubs, or (iii) accept an Acquisition Proposal with respect to Cubs or enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding, (A) constituting or related to, or that is intended to or could reasonably be expected to lead to, any Acquisition Proposal with respect to Cubs (other than an Acceptable Confidentiality Agreement permitted pursuant to this Section 5.4) or (B) requiring, intending to cause, or which could reasonably be expected to cause Cubs to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement (each, a “Cubs Acquisition Agreement”). Any violation of the foregoing restrictions by any of the Cubs Subsidiaries or by any Representatives of Cubs or any of the Cubs Subsidiaries, whether or not such Representative is so authorized and whether or not such Representative is purporting to act on behalf of Cubs or any of the Cubs Subsidiaries or otherwise, shall be deemed to be a breach of this Agreement by Cubs. Notwithstanding anything to the contrary in this Agreement, prior to obtaining the Cubs Stockholder Approval, Cubs and the Cubs Board may take any actions described in clause (ii) in the first sentence of this Section 5.4(a) with respect to a third party if (w) after the date of this Agreement, Cubs receives a written Acquisition Proposal with respect to Cubs from such third party (and such Acquisition Proposal was not initiated, solicited, knowingly encouraged or knowingly facilitated by Cubs or any of the Cubs Subsidiaries or any of their respective Representatives), (x) Cubs provides Dodgers the notice required by Section 5.4(g) with respect to such Acquisition Proposal, (y) the Cubs Board determines in good faith (after consultation with Cubs’ financial advisors and outside legal counsel) that such proposal constitutes or could reasonably be expected to lead to a Superior Proposal with respect to Cubs, and (z) the Cubs Board determines in good faith (after consultation with Cubs’ outside legal counsel) that the failure to participate in such discussions or negotiations or to disclose such information or data to such third party would be inconsistent with its fiduciary duties; provided that Cubs shall not deliver any information to such third party without first entering into an Acceptable Confidentiality Agreement with such third party. Notwithstanding the limitations set forth in this Section 5.4(a) and subject to compliance with Cubs’ obligations contained in Section 5.4(g), if Cubs receives, following the date hereof and prior to the Cubs Stockholders’ Meeting, an unsolicited bona fide written Acquisition Proposal that did not result from a material breach of this Section 5.4, Cubs and its Representatives may contact the Person or any of such Person’s Representatives who has made such Acquisition Proposal solely to clarify the terms of such Acquisition Proposal so that Cubs may inform itself about such Acquisition Proposal. Nothing contained in this Section 5.4 shall prohibit Cubs or the Cubs Board from taking and disclosing to the Cubs Stockholders a position with respect to an Acquisition Proposal with respect to Cubs pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any similar disclosure, in either case to the extent required by applicable Law; provided that, the foregoing clause shall not be deemed to permit Cubs or the Cubs Board to effect a Cubs Adverse Recommendation Change except in accordance with Section 5.4(b) or Section 5.4(c).
(b)   Neither (i) the Cubs Board nor any committee thereof shall directly or indirectly (A) withhold or withdraw (or amend, modify or qualify in a manner adverse to Dodgers or Merger Sub), or publicly propose or announce any intention to withhold or withdraw (or amend, modify or qualify in a manner adverse to Dodgers or Merger Sub), the Cubs Recommendation or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Acquisition Proposal with respect to Cubs (any action described in this clause (i) being referred to as a “Cubs Adverse Recommendation Change”) nor (ii) shall Cubs or any of the Cubs Subsidiaries execute or enter into a Cubs Acquisition Agreement. Notwithstanding the foregoing, at any time prior to obtaining the Cubs Stockholder Approval, and subject to Cubs’ compliance in all material respects at all times with the provisions of this Section 5.4 and Section 5.3, in response to a Superior Proposal with respect to Cubs that was not initiated, solicited, knowingly encouraged or knowingly facilitated by Cubs or any of the Cubs Subsidiaries or any of their respective Representatives, the Cubs Board may make a Cubs Adverse Recommendation Change; provided, however, that Cubs shall not be entitled to exercise its right to make a Cubs Adverse Recommendation Change in response to a Superior Proposal with respect to Cubs (x) until five (5) Business Days after Cubs provides written notice to Dodgers (a “Cubs Notice”) advising Dodgers that the Cubs Board or a committee thereof has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, and identifying the Person or group making such Superior Proposal, (y) if during such five (5) Business Day period, Dodgers proposes any alternative transaction (including any modifications to the terms of this Agreement), unless the Cubs Board determines in good faith (after consultation with Cubs’ financial advisors and outside legal counsel, and taking into account all financial, legal, and regulatory terms and conditions of such alternative transaction proposal, including any conditions to and expected timing of consummation, and any risks of non-consummation of such alternative transaction proposal) that such alternative transaction proposal is not at least as favorable to Cubs and its stockholders as the Superior Proposal (it being understood that any change in the financial or other material terms of a Superior Proposal shall require a new Cubs Notice and a new three (3) Business Day period under this Section 5.4(b)) and (z) unless the Cubs Board, after consultation with outside legal counsel, determines that the failure to make a Cubs Adverse Recommendation Change would be inconsistent with its fiduciary duties.
(c)   Notwithstanding the first sentence of Section 5.4(b), at any time prior to obtaining the Cubs Stockholder Approval, and subject to Cubs’ compliance in all material respects at all times with the provisions of this Section 5.4 and Section 5.3, in response to a Cubs Intervening Event, the Cubs Board may make a Cubs Adverse Recommendation Change described in clause (A) of the definition thereof if the Cubs Board (i) determines in good faith, after consultation with Cubs’ outside legal counsel and any other advisor it chooses to consult, that the failure to make such Cubs Adverse Recommendation Change would be inconsistent with its fiduciary duties, (ii) determines in good faith that the reasons for making such Cubs Adverse Recommendation Change are independent of any Acquisition Proposal (whether pending, potential or otherwise) with respect to Cubs and (iii) provides written notice to Dodgers (a “Cubs Notice of Change”) advising Dodgers that the Cubs Board is contemplating making a Cubs Adverse Recommendation Change and specifying the material facts and information constituting the basis for such contemplated determination; provided, however, that (x) the Cubs Board may not make such a Cubs Adverse Recommendation Change until the third Business Day after receipt by Dodgers of the Cubs Notice of Change and (y) during such three (3) Business Day period, at the request of Dodgers, Cubs shall negotiate in good faith with respect to any changes or modifications to this Agreement which would allow the Cubs Board not to make such Cubs Adverse Recommendation Change consistent with its fiduciary duties.
(d)   Dodgers agrees that, except as expressly contemplated by this Agreement, neither it nor any of the Dodgers Subsidiaries shall, and Dodgers shall use its reasonable best efforts, and shall cause each of the Dodgers Subsidiaries to use their respective reasonable best efforts to, cause their respective Representatives not to (i) directly or indirectly initiate or solicit, or knowingly encourage or knowingly facilitate (including by way of furnishing non-public information relating to Dodgers or any of the Dodgers Subsidiaries) any inquiries or the making or submission of any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal with respect to Dodgers, (ii) other than clarifying terms of the Acquisition Proposal in accordance with the penultimate sentence of this Section 5.4(d), participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to Dodgers or any of the Dodgers Subsidiaries or afford access to the properties, books or records of Dodgers or any of the Dodgers Subsidiaries to any Person that has made an Acquisition Proposal with respect to Dodgers or to any Person in contemplation of making an Acquisition Proposal with respect to Dodgers, or (iii) accept an Acquisition Proposal with respect to Dodgers or enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding, (A) constituting or related to, or that is intended to or could reasonably be expected to lead to, any Acquisition Proposal with respect to Dodgers (other than an Acceptable Confidentiality Agreement permitted pursuant to this Section 5.4) or (B) requiring, intending to cause, or which could reasonably be expected to cause Dodgers to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement (each, a “Dodgers Acquisition Agreement”). Any violation of the foregoing restrictions by any of the Dodgers Subsidiaries or by any Representatives of Dodgers or any of the Dodgers Subsidiaries, whether or not such Representative is so authorized and whether or not such Representative is purporting to act on behalf of Dodgers or any of the Dodgers Subsidiaries or otherwise, shall be deemed to be a breach of this Agreement by Dodgers. Notwithstanding anything to the contrary in this Agreement, prior to obtaining the Dodgers Stockholder Approval, Dodgers and the Dodgers Board may take any actions described in clause (ii) in the first sentence of this Section 5.4(d) with respect to a third party if (w) after the date of this Agreement, Dodgers receives a written Acquisition Proposal with respect to Dodgers from such third party (and such Acquisition Proposal was not initiated, solicited, knowingly encouraged or knowingly facilitated by Dodgers or any of the Dodgers Subsidiaries or any of their respective Representatives), (x) Dodgers provides Cubs the notice required by Section 5.4(g) with respect to such Acquisition Proposal, (y) the Dodgers Board determines in good faith (after consultation with Dodgers’ financial advisors and outside legal counsel) that such proposal constitutes or could reasonably be expected to lead to a Superior Proposal with respect to Dodgers, and (z) the Dodgers Board determines in good faith (after consultation with Dodgers’ outside legal counsel) that the failure to participate in such discussions or negotiations or to disclose such information or data to such third party would be inconsistent with its fiduciary duties; provided that Dodgers shall not deliver any information to such third party without first entering into an Acceptable Confidentiality Agreement with such third party. Notwithstanding the limitations set forth in this Section 5.4(d), and subject to compliance with Dodgers’ obligations contained in Section 5.4(g), if Dodgers receives, following the date hereof and prior to the Dodgers Stockholders’ Meeting, an unsolicited bona fide written Acquisition Proposal that did not result from a material breach of this Section 5.4, Dodgers and its Representatives may contact the Person or any of such Person’s Representatives who has made such Acquisition Proposal solely to clarify the terms of such Acquisition Proposal so that Dodgers may inform itself about such Acquisition Proposal. Nothing contained in this Section 5.4 shall prohibit Dodgers or the Dodgers Board from taking and disclosing to the Dodgers Stockholders a position with respect to an Acquisition Proposal with respect to Dodgers pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any similar disclosure, in either case to the extent required by applicable Law; provided that, the foregoing clause shall not be deemed to permit Dodgers or the Dodgers Board to effect a Dodgers Adverse Recommendation Change except in accordance with Section 5.4(e) or Section 5.4(f).
(e)   Neither (i) the Dodgers Board nor any committee thereof shall directly or indirectly (A) withhold or withdraw (or amend, modify or qualify in a manner adverse to Cubs), or publicly propose or announce any intention to withhold or withdraw (or amend, modify or qualify in a manner adverse to Cubs), the Dodgers Recommendation or the Dodgers Proposals or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Acquisition Proposal with respect to Dodgers (any action described in this clause (i) being referred to as a “Dodgers Adverse Recommendation Change”) nor (ii) shall Dodgers or any of the Dodgers Subsidiaries execute or enter into, a Dodgers Acquisition Agreement. Notwithstanding the foregoing, at any time prior to obtaining the Dodgers Stockholder Approval, and subject to Dodgers’ compliance in all material respects at all times with the provisions of this Section 5.4 and Section 5.3, in response to a Superior Proposal with respect to Dodgers, that was not initiated, solicited, knowingly encouraged or knowingly facilitated by Dodgers or any of the Dodgers Subsidiaries or any of their respective Representatives, the Dodgers Board may make a Dodgers Adverse Recommendation Change; provided, however, that Dodgers shall not be entitled to exercise its right to make a Dodgers Adverse Recommendation Change in response to a Superior Proposal with respect to Dodgers (x) until five (5) Business Days after Dodgers provides written notice to Cubs (a “Dodgers Notice”) advising Cubs that the Dodgers Board or a committee thereof has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, and identifying the Person or group making such Superior Proposal, (y) if during such five (5) Business Day period, Cubs proposes any alternative transaction (including any modifications to the terms of this Agreement), unless the Dodgers Board determines in good faith (after consultation with Dodgers’ financial advisors and outside legal counsel, and taking into account all financial, legal, and regulatory terms and conditions of such alternative transaction proposal, including any conditions to and expected timing of consummation, and any risks of non-consummation of such alternative transaction proposal) that such alternative transaction proposal is not at least as favorable to Dodgers and its stockholders as the Superior Proposal (it being understood that any change in the financial or other material terms of a Superior Proposal shall require a new Dodgers Notice and a new three (3) Business Day period under this Section 5.4(e)) and (z) unless the Dodgers Board, after consultation with outside legal counsel, determines that the failure to make a Dodgers Adverse Recommendation Change would be inconsistent with its fiduciary duties.
(f)   Notwithstanding the first sentence of Section 5.4(e), at any time prior to obtaining the Dodgers Stockholder Approval, and subject to Dodgers’ compliance in all material respects at all times with the provisions of this Section 5.4 and Section 5.3, in response to a Dodgers Intervening Event, the Dodgers Board may make a Dodgers Adverse Recommendation Change described in clause (A) of the definition thereof if the Dodgers Board (i) determines in good faith, after consultation with Dodgers’ outside legal counsel and any other advisor it chooses to consult, that the failure to make such Dodgers Adverse Recommendation Change would be inconsistent with its fiduciary duties, (ii) determines in good faith that the reasons for making such Dodgers Adverse Recommendation Change are independent of any Acquisition Proposal (whether pending, potential or otherwise) with respect to Dodgers and (iii) provides written notice to Cubs (a “Dodgers Notice of Change”) advising Cubs that the Dodgers Board is contemplating making a Dodgers Adverse Recommendation Change and specifying the material facts and information constituting the basis for such contemplated determination; provided, however, that (x) the Dodgers Board may not make such a Dodgers Adverse Recommendation Change until the third Business Day after receipt by Cubs of the Dodgers Notice of Change and (y) during such three (3) Business Day period, at the request of Cubs, Dodgers shall negotiate in good faith with respect to any changes or modifications to this Agreement which would allow the Dodgers Board not to make such Dodgers Adverse Recommendation Change consistent with its fiduciary duties.
(g)   The parties agree that in addition to the obligations of Cubs and Dodgers set forth in the foregoing paragraphs (a) through (f) of this Section 5.4, as promptly as practicable (and in any event within twenty-four (24) hours) after receipt thereof, Cubs or Dodgers, as applicable, shall advise Dodgers or Cubs, respectively, in writing of any request for information or any Acquisition Proposal with respect to such party received from any Person, or any inquiry, discussions or negotiations with respect to any Acquisition Proposal with respect to such party, and the terms and conditions of such request, Acquisition Proposal, inquiry, discussions or negotiations, and Cubs or Dodgers, as applicable, shall promptly provide to Dodgers or Cubs, respectively, copies of any written materials received by Cubs or Dodgers, as applicable, in connection with any of the foregoing, and the identity of the Person or group making any such request, Acquisition Proposal or inquiry or with whom any discussions or negotiations are taking place. Each of Cubs and Dodgers agrees that it shall simultaneously provide to the other any non-public information concerning itself or its Subsidiaries provided to any other Person or group in connection with any Acquisition Proposal which was not previously provided to the other. Cubs and Dodgers shall keep Dodgers and Cubs, respectively, fully informed of the status of any Acquisition Proposals (including the identity of the parties and price involved and any changes to any material terms and conditions thereof). Each of Cubs and Dodgers agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it is a party; provided, however, that prior to, but not after, obtaining the Cubs Stockholder Approval or Dodgers Stockholder Approval (as applicable), if, in response to an unsolicited request from a third party to waive any “standstill” or similar provision, the Cubs Board or Dodgers Board (as applicable) determines in good faith after consultation with Cubs’ or Dodgers’ (as applicable) outside legal counsel that the failure to take such action would be inconsistent with its fiduciary duties, Cubs or Dodgers (as applicable) shall be permitted to waive, without the other’s prior written consent, such standstill or similar provision solely to the extent necessary to permit such third party to make an Acquisition Proposal to Cubs or Dodgers (as applicable), on a confidential basis; provided, however, that Cubs or Dodgers (as applicable) shall advise the other party in writing at least two (2) calendar days prior to taking such action.
(h)   Immediately after the execution and delivery of this Agreement, each party hereto will, and will cause its Subsidiaries and their respective Representatives to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore relating to any possible Acquisition Proposal with respect to such party. Each party agrees that it shall (i) take the necessary steps to promptly inform its Representatives involved in the transactions contemplated by this Agreement of the obligations undertaken in this Section 5.4 and (ii) promptly request each Person who has heretofore executed a confidentiality agreement in connection with such Person’s consideration of acquiring such party or any material portion thereof to return or destroy all confidential information heretofore furnished to such Person by or on its behalf.
Section 5.5   Consummation of the Merger; Additional Agreements.
(a)   As promptly as reasonably practicable (but in no event later than twenty (20) Business Days) following the date of this Agreement, Cubs and Dodgers each shall file with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “DOJ”) Notification and Report Forms relating to the transactions contemplated herein to the extent any such filing is required by the HSR Act. Cubs and Dodgers shall each request and shall use reasonable best efforts to obtain early termination of any waiting period under the HSR Act and Cubs and Dodgers shall each promptly (i) supply the other with any information which may be required in order to effectuate such filings and (ii) supply any additional information which reasonably may be required by the FTC or the DOJ.
(b)   Each of Cubs and Dodgers shall use reasonable best efforts to file, as soon as practicable after the date of this Agreement, all other notices, reports and other documents required to be filed with any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. Each of Dodgers and Cubs shall promptly (i) supply the other with any information which may be required in order to effectuate such filings and (ii) supply any additional information which reasonably may be required by a Governmental Entity of any jurisdiction and which the parties may reasonably deem appropriate. No party shall independently participate in any meeting, or engage in any substantive meeting, with any Governmental Entity in respect to any filings, investigation or other inquiry without giving the other party prior notice of the meeting and, unless prohibited by such Governmental Entity, the opportunity to attend or participate. The parties will consult and cooperate with one another and permit the other party or its counsel to review in advance any proposed communication by such party to any Governmental Entity in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with proceedings under or relating to the HSR Act, other antitrust Laws or any applicable state Laws in connection with the Merger and the other transactions contemplated by this Agreement. The parties shall discuss in advance and jointly determine the strategy and timing for obtaining any clearances required or advisable under any applicable Law in connection with this Agreement or the transactions contemplated by this Agreement.
(c)   Each of Cubs and Dodgers shall (i) give the other party prompt notice of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) keep the other party informed as to the status of any such Legal Proceeding or threat and (iii) subject to applicable legal limitations and the instructions of any Governmental Entity, keep each other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement and promptly inform the other party of any communication to or from any Governmental Entity regarding the Merger. In connection therewith, if any Legal Proceeding is instituted (or threatened to be instituted) challenging the Merger or the other transactions contemplated by this Agreement as violative of the HSR Act or any other applicable competition Laws, Cubs and Dodgers shall use their commercially reasonable efforts to initiate or participate in any Legal Proceedings, whether judicial or administrative, in order to (i) oppose or defend against any Legal Proceeding by any Governmental Entity to prevent or enjoin the consummation of the Merger or the other transactions contemplated by this Agreement or (ii) take such action as necessary to overturn any regulatory Legal Proceeding by any Governmental Entity to block consummation of the Merger or the other transactions contemplated by this Agreement, including by defending any such Legal Proceeding brought by any Governmental Entity in order to avoid the entry of, or to have vacated, overturned or terminated, including by appeal if necessary, any Order that makes illegal or prohibits the consummation of the Merger or the other transactions contemplated by this Agreement resulting from any such Legal Proceeding.
(d)   Subject to the conditions and upon the terms of this Agreement, each of Dodgers and Cubs shall use reasonable best efforts to take, or cause to be taken, all actions necessary to carry out the intent and purposes of this Agreement and to consummate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, subject to the conditions and upon the terms of this Agreement, each party to this Agreement shall (i) reasonably cooperate with the other party, execute and deliver such further documents, certificates, agreements and instruments and take such other actions as may be reasonably requested by the other party to evidence or reflect the transactions contemplated by this Agreement (including the execution and delivery of all documents, certificates, agreements and instruments reasonably necessary for all filings hereunder); (ii) give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement; (iii) use reasonable best efforts to obtain each approval, consent, ratification, permission, waiver of authorization (including any authorization of a Governmental Entity) required to be obtained from parties to any material Contracts (if any) or required to be obtained (pursuant to any applicable Law or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement (provided, however, that Dodgers, Merger Sub and Cubs shall not be required to pay any fees or make any other payments to any such Person in order to obtain any such approval, consent, ratification, permission, waiver or authorization (other than normal filing fees imposed by Law)); and (iv) use reasonable best efforts to lift any restraint, injunction or other legal bar to the Merger.
(e)   Notwithstanding anything to the contrary contained in this Agreement, (i) neither Cubs nor Dodgers shall, nor shall it permit any of its Subsidiaries to, without the prior written consent of the other party, divest or hold separate or otherwise take or commit to take any action that limits its freedom, or after the Merger, its freedom of action with respect to, or its ability to retain, Cubs and the Cubs Subsidiaries, Dodgers or the Dodgers Subsidiaries, or any of the respective businesses or assets of Dodgers, Cubs or any of their respective Subsidiaries or Affiliates and (ii) neither Dodgers nor Cubs, nor any of their respective Affiliates, shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, Cubs and the Cubs Subsidiaries, Dodgers or the Dodgers Subsidiaries, or any of the respective businesses or assets of Dodgers, Cubs or any of their respective Subsidiaries or Affiliates, in each case if such divestiture or other action with respect thereto (i) is not conditioned on the Closing or (ii) would, individually or in the aggregate, reasonably be expected to have a Cubs Material Adverse Effect or a Dodgers Material Adverse Effect.
Section 5.6   Employee and Labor Matters.
(a)   The following provisions shall apply with respect to the compensation and benefits to be provided after the Effective Time in respect of individuals who are employees of Dodgers or any of the Dodgers Subsidiaries as of immediately prior to the Effective Time (the “Dodgers Employees”) and to individuals who are employees of Cubs or any of the Cubs Subsidiaries as of immediately prior to the Effective Time (the “Cubs Employees” and, together with the Dodgers Employees, the “Continuing Employees”). Except where applicable Law requires more favorable treatment or as required under any Labor Agreement, Dodgers and Cubs agree that for the period beginning at the Effective Time and ending one (1) year following the Effective Time (or if earlier, upon the Continuing Employee’s termination of employment), each Continuing Employee shall receive the following compensation and benefits: (i) base salary or hourly wage rate and target annual cash incentive opportunity that are no less favorable in the aggregate than what was provided to such Continuing Employee immediately prior to the Effective Time; provided that, in all cases, such base salary or hourly wage shall be no less than that provided to such Continuing Employee immediately prior to the Effective Time, (ii) a target long-term incentive opportunity that is no less favorable than that provided to such Continuing Employee immediately prior to the Effective Time, (iii) severance payments and benefits in accordance with the applicable Benefit Plan in which such Continuing Employee was eligible to participate in as of immediately prior to the Effective Time, and (iv) other employee benefits (excluding any change in control, transaction and retention bonuses and payments, and defined benefit pension benefits) that are substantially comparable in the aggregate to either (x) those provided to such Continuing Employee as of immediately prior to the Effective Time or (y) those provided to similarly situated employees of Dodgers.
(b)   Subject to applicable Law and any obligations under any Labor Agreement, for all purposes under the benefit and compensation plans of Dodgers and the Dodgers Subsidiaries providing benefits to any Continuing Employee after the Effective Time (excluding any defined benefit pension benefits and retiree medical benefits) (the “New Plans”), each Cubs Employee shall be credited with his or her years of service with Cubs and the Cubs Subsidiaries (and any predecessors) before the Effective Time, and each Dodgers Employee shall be credited with his or her years of service with Dodgers and the Dodgers Subsidiaries (and any predecessors) before the Effective Time, to the same extent as such Continuing Employee was entitled, before the Effective Time, to credit for such service under any similar Cubs Benefit Plan or Dodgers Benefit Plan, as applicable; provided that such service crediting shall not be required (i) to the extent it would result in a duplication of benefits, nor (ii) to the extent Cubs Employees and Dodgers Employees are affected without regard to whether employment before the Effective Time was with Cubs and the Cubs Subsidiaries or Dodgers and the Dodgers Subsidiaries (for example, in the event a New Plan is adopted for Cubs Employees and Dodgers Employees under which no participants receive credit for service before the effective date of the New Plan). In addition, and without limiting the generality of the foregoing provisions of this paragraph (b): (x) each Continuing Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a comparable Cubs Benefit Plan or Dodgers Benefit Plan in which such Continuing Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”); and (y) for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee, Dodgers shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, and Dodgers shall cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Continuing Employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
(c)   Dodgers or one of the Dodgers Subsidiaries shall pay, or cause to be paid, to each Cubs Employee who, as of immediately prior to the Effective Time, is eligible to receive a bonus or other cash-based incentive award in respect of the 2026 calendar year pursuant to any Cubs Benefit Plan disclosed on Section 2.12(a) of the Cubs Disclosure Letter that is a cash bonus or other cash-based incentive plan or program (each, a “Cubs Bonus Plan”, and each such individual, a “Potential Bonus Recipient”), such bonus or other cash-based incentive award, to the extent earned pursuant to the terms of the applicable Cubs Bonus Plan (the “Earned Bonus”), at substantially the same time, and in substantially the manner, prescribed by the applicable Cubs Bonus Plan as in effect immediately prior to the Effective Time (and, for the avoidance of doubt, subject to all continued service requirements and forfeiture provisions of the applicable Cubs Bonus Plan). Any Earned Bonus payable to a Potential Bonus Recipient pursuant to this Section 5.6(c) shall in no event be less than the amount accrued by Cubs in respect of such Potential Bonus Recipient under the applicable Cubs Bonus Plan for the 2026 calendar year, beginning on the first day of the 2026 calendar year and ending at the Effective Time (with such accrual based on the actual levels of performance achieved as of immediately prior to the Effective Time, as determined by the Cubs Board (or an appropriate committee thereof) in consultation with Dodgers).
(d)   Nothing contained in this Section 5.6(d) (whether express or implied) shall (i) create or confer any rights, remedies or claims upon any employee, director, officer, or individual service provider or any right of employment or engagement or continued employment or engagement or any particular term or condition of employment or engagement for any Cubs Service Provider, Dodgers Service Provider, or any other Person, (ii) be considered or deemed to establish, amend, or modify any Dodgers Benefit Plan, Cubs Benefit Plan, New Plan, or any other benefit or compensation plan, program, policy, agreement, arrangement, or contract, or (iii) confer any rights or benefits (including any third-party beneficiary rights) on any Person other than the parties to this Agreement. The provisions of this Section 5.6(d) shall not be construed to prevent the termination of employment or service of any Cubs Service Provider or Dodgers Service Provider or the amendment or termination of any Cubs Benefit Plan or Dodgers Benefit Plan to the extent permitted by its terms and subject to compliance with the terms of this Section 5.6(d).
(e)   Prior to making any broad-based communication or written communications pertaining to compensation or benefit matters that are affected by the transactions contemplated in this Agreement

(including any schedules hereto), each party shall provide the other party with a copy of the intended communication, and such other party shall have a reasonable period of time to review and comment on the communication (such comments to be considered in good faith by the other party). Cubs and Dodgers shall cooperate in providing any such employee communication.
(f)   It is acknowledged and agreed that the consummation of the transactions contemplated hereby will constitute a “change of control” (or “change in control” or transaction of similar import) for purposes of the Cubs Benefit Plans identified on Section 5.6(f) of the Cubs Disclosure Letter, and from and after the Effective Time, Dodgers shall, or shall cause its Subsidiaries, including the Surviving Corporation, to assume and honor such arrangements identified on Section 2.12(a) of the Cubs Disclosure Letter that provide for severance payments or benefits or the termination rights in accordance with the terms of such arrangements (including terms related to the amendment and termination thereof).
Section 5.7   Indemnification of Officers and Directors.
(a)   From and after the Effective Time, to the fullest extent permitted by Law, each of Dodgers and the Surviving Corporation agrees that it shall jointly and severally indemnify, defend and hold harmless (and advance expenses in connection therewith) each present and former director and officer of (i) Cubs or any of the Cubs Subsidiaries or (ii) any other Entity that was serving in such capacity at Cubs’ request (in each case, when acting in such capacity) (the “Indemnified Parties”), against any costs or expenses (including attorneys’ and other professionals’ fees and disbursements), judgments, fines, penalties, losses, claims, damages or liabilities or amounts that are paid in settlement, of or incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative to which such Indemnified Party is a party or is otherwise involved (including as a witness), and arises out of or pertains to the fact that the Indemnified Party is or was an officer or director of Cubs or any of the Cubs Subsidiaries, with respect to matters existing or occurring at or prior to the Effective Time (including this Agreement, the Merger and the other transactions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time.
(b)   For a period of six (6) years from the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to exculpation, indemnification and advancement of expenses of individuals who were directors and officers prior to the Effective Time than are set forth, as of the date of this Agreement, in Cubs’ certificate of incorporation and bylaws.
(c)   The Surviving Corporation (or Dodgers on the Surviving Corporation’s behalf) shall, in its sole discretion, either (i) continue to maintain in effect for a period of at least six (6) years from and after the Effective Time for the Persons who, as of the date of this Agreement, are covered by Cubs’ directors’ and officers’ liability insurance (the, “D&O Insurance”) with recognized insurance companies and with terms, conditions, retentions and levels of coverage at least as favorable as provided in Cubs’ existing policies as of the date of this Agreement, or, if such insurance is unavailable, the Surviving Corporation or Dodgers on the Surviving Corporation’s behalf shall purchase the best available D&O Insurance from a recognized insurance company for such six-year period with terms, conditions, retentions and with levels of coverage at least as favorable as provided in Cubs’ existing policies as of the date of this Agreement, or (ii) obtain and fully pay for “tail” insurance policies with a claims period of at least six (6) years from and after the Effective Time with recognized insurance companies for the Persons who, as of the date of this Agreement, are covered by Cubs’ existing D&O Insurance, with terms, conditions, retentions and levels of coverage at least as favorable as Cubs’ existing D&O Insurance with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby), with respect to Cubs’ D&O Insurance. Notwithstanding anything to the contrary in the foregoing, in no event shall Dodgers or the Surviving Corporation be required to expend for such policies an annual premium amount in excess of three hundred percent (300%) of the annual premiums currently paid by Cubs for such insurance; and provided further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation (or Dodgers on the Surviving Corporation’s behalf) shall obtain a policy with the greatest coverage available for a cost not exceeding such amount. Dodgers shall provide a reasonable opportunity to Cubs to comment on the terms of any endorsements or policies in connection with such “tail” policy.
(d)   In the event of any claim, action, suit, proceeding or investigation in which any claims are made in respect of which such Indemnified Party would be entitled to indemnification pursuant to this Section 5.7(d), any Indemnified Party wishing to claim such indemnification shall promptly notify Dodgers thereof in writing, but the failure to so notify shall not relieve Dodgers or the Surviving Corporation of any liability it may have to such Indemnified Party except to the extent such failure materially prejudices Dodgers or the Surviving Corporation. In the event of any such claim, action, suit, proceeding or investigation: (i) Dodgers or the Surviving Corporation shall have the right to assume the defense thereof (it being understood that by electing to assume the defense thereof, neither Dodgers nor the Surviving Corporation will be deemed to have waived any right to object to the Indemnified Party’s entitlement to indemnification hereunder with respect thereto or assumed any liability with respect thereto), except that if Dodgers or the Surviving Corporation elects not to assume such defense or legal counsel for the Indemnified Party advises that there are issues which raise conflicts of interest between Dodgers or the Surviving Corporation and the Indemnified Party, the Indemnified Party may retain legal counsel satisfactory to Dodgers and to the provider of any insurance obtained in accordance with the foregoing Section 5.7(c), and Dodgers or the Surviving Corporation shall cooperate in the defense of any such matter as reasonably requested and pay all reasonable and documented fees, costs and expenses of such legal counsel for the Indemnified Party as statements therefor are received; provided, however, that (1) Dodgers and the Surviving Corporation shall be obligated pursuant to this Section 5.7(d) to pay for only one firm of legal counsel for all Indemnified Parties in any jurisdiction unless the use of one legal counsel for such Indemnified Parties would present such legal counsel with a conflict of interest (in which case the fewest number of legal counsels necessary to avoid conflicts of interest shall be used) and (2) the Indemnified Party shall have made an undertaking to repay all such fees, costs or expenses paid by Dodgers or the Surviving Corporation if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment that the Indemnified Party is not entitled to be indemnified by Dodgers or the Surviving Corporation; (ii) the Indemnified Parties shall cooperate in the defense of any such matter if Dodgers or the Surviving Corporation elects to assume such defense; (iii) Dodgers and the Surviving Corporation shall not be liable for any settlement effected without their prior written consent and the prior written consent of the provider of any insurance obtained in accordance with the foregoing Section 5.7(c), in each case if Dodgers or the Surviving Corporation elects not to assume such defense; and (iv) Dodgers and the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnified action of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law. Notwithstanding anything herein to the contrary, neither Dodgers nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any claim, action, suit or other Legal Proceeding (and in which indemnification could be sought by Indemnified Parties hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such claim, action, suit or other Legal Proceeding or such Indemnified Party otherwise consents in writing.
(e)   If Dodgers or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or Entity and shall not be the continuing or surviving corporation or Entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other Entity, then, and in each such case, proper provisions shall be made (whether by operation of law or otherwise) so that the successors and assigns of Dodgers or the Surviving Corporation shall assume all of the obligations set forth in this Section 5.7.
(f)   The provisions of this Section 5.7 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective successors, heirs and legal representatives, shall be binding on all successors and assigns of Dodgers and the Surviving Corporation and shall not be amended in any manner that is adverse to the Indemnified Parties (including their successors, heirs and legal representatives) without the written consent of the Indemnified Party (including the successors, heirs and legal representatives) affected thereby.
(g)   The rights of the Indemnified Parties under this Section 5.7 shall be in addition to any rights such Indemnified Parties may have under the Cubs Organizational Documents or under any applicable Contracts or Laws in effect on the date of this Agreement and, in the case of such documents and Contracts, disclosed to Dodgers prior to the execution hereof, and Dodgers shall, and shall cause the Surviving Corporation to, honor and perform under all indemnification agreements entered into by Cubs or any of the Cubs Subsidiaries in effect on the date of this Agreement and disclosed to Dodgers prior to the execution hereof, and any provisions under any such applicable Contracts (including such indemnification agreements) shall not be amended, repealed or otherwise modified in any manner that would materially adversely affect the rights thereunder of any such individual.
(h)   Dodgers and the Surviving Corporation shall indemnify any Indemnified Party against all reasonable costs and expenses (including reasonable attorneys’ fees and expenses), such amounts to be payable in advance upon request, relating to the enforcement of such Indemnified Party’s rights under this Section 5.7; provided, that such Indemnified Party receiving any such advance executes a written undertaking to repay all such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification hereunder.
Section 5.8   Public Disclosure.   The initial press release relating to this Agreement shall be a joint press release and thereafter Dodgers and Cubs shall consult with each other before issuing, and provide each other the reasonable opportunity to review and comment upon, any press release or other public statements with respect to the Merger or the other transactions contemplated by this Agreement; provided, however, that no such consultation shall be required if (a) such release or public statement is consistent with a disclosure previously approved by the other party in compliance with this Section 5.8 or (b) prior to the date of such release or public statement, a Cubs Adverse Recommendation Change or a Dodgers Adverse Recommendation Change shall have occurred in compliance in all respects with the terms of Section 5.4 of this Agreement. No provision of this Agreement shall prohibit either Cubs or Dodgers from issuing any press release or public statement in the event of a Cubs Adverse Recommendation Change or a Dodgers Adverse Recommendation Change that is in either case in compliance in all respects with the terms of Section 5.4 of this Agreement.
Section 5.9   NYSE Listing of Additional Shares; Delisting.
(a)   Dodgers shall, in accordance with the requirements of the NYSE, use its reasonable best efforts to file with the NYSE a subsequent listing application (“Subsequent Listing Application”) covering the shares of Dodgers Common Stock to be issued to Cubs Stockholders pursuant to this Agreement, subject to official notice of issuance, prior to the Closing Date.
(b)   Prior to the Closing, upon Dodgers’ request, Cubs shall take all actions necessary to be taken prior to Closing to cause the delisting of Cubs Common Stock from the NYSE and the termination of Cubs’ registration of Cubs Common Stock under the Exchange Act, in each case, as soon as practicable following the Effective Time, subject to compliance with Cubs’ obligations under the Exchange Act.
Section 5.10   Takeover Laws.   If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated in this Agreement, each of Dodgers, Cubs, the Dodgers Board and the Cubs Board, to the extent permissible under applicable Laws, will grant such approvals and take such actions, in accordance with the terms of this Agreement, as are necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable, and in any event prior to the Termination Date, on the terms and conditions contemplated hereby and otherwise, to the extent permissible under applicable Laws, act to eliminate the effect of any Takeover Law on any of the transactions contemplated by this Agreement.
Section 5.11   Section 16.   Dodgers shall, prior to the Effective Time, cause the Dodgers Board to approve the issuance of Dodgers equity securities in connection with the Merger with respect to any directors or employees of Cubs who, as a result of their relationship with Dodgers as of or following the Effective Time, are subject or will become subject to the reporting requirements of Section 16 of the Exchange Act to the extent necessary for such issuance to be an exempt acquisition pursuant to SEC Rule 16b-3. Prior to the Effective Time, the Cubs Board shall approve the disposition of Cubs equity securities (including derivative securities) in connection with the Merger by those directors and officers of Cubs subject to the reporting requirements of Section 16 of the Exchange Act to the extent necessary for such disposition to be an exempt disposition pursuant to SEC Rule 16b-3.
Section 5.12   Notice of Changes.   Each of Cubs and Dodgers shall give prompt written notice to the other (and will subsequently keep the other informed on a current basis of any developments related to such notice) upon it obtaining Knowledge of the occurrence or existence of any fact, event or circumstance that is reasonably likely to result in any of the conditions set forth in Article VI not being able to be satisfied prior to the Termination Date.
Section 5.13   Tax Matters.
(a)   For U.S. federal income Tax purposes, it is intended that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code (the “Reorganization Treatment”). Each of Cubs and Dodgers shall (i) use its reasonable best efforts to cause the Merger to qualify, and (ii) not take (and shall prevent any Affiliate of such party from taking) or fail to take any actions that could reasonably be expected to prevent the Merger from qualifying, in each case, for the Reorganization Treatment. Each of Cubs and Dodgers shall cause all Tax Returns relating to the Merger filed by such party to be filed on the basis of treating the Merger as qualifying for the Reorganization Treatment unless otherwise required by a “determination” (within the meaning of Section 1313(a) of the Code).
(b)   Cubs and Dodgers shall use its commercially reasonable efforts to cooperate with one another to obtain any opinions required to be filed with the SEC regarding the Reorganization Treatment in connection with the filing or effectiveness of the Registration Statement (the “SEC Opinion”), such opinion to be prepared by Gibson, Dunn & Crutcher LLP (or other such counsel as may be reasonably acceptable to Cubs and Dodgers, it being understood that Skadden, Arps, Slate, Meagher & Flom LLP is mutually agreed to be acceptable other counsel). In connection with the foregoing, the officers of each of Dodgers, Merger Sub and the Cubs shall, to the extent legally permitted to do so, execute and deliver to the counsel delivering the SEC Opinion, a certificate containing customary representations and covenants, dated and executed as of the date the Registration Statement shall have been declared effective by the SEC or such other date(s) as determined necessary by counsel in connection with the filing of the Registration Statement or its exhibits and the Closing. Dodgers and Cubs shall use commercially reasonable efforts to provide such other information as reasonably requested by the applicable counsel for purposes of rendering the SEC Opinion. Each of Dodgers and Cubs shall use its commercially reasonable efforts not to take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the certifications, covenants and representations included in the certificates described in this Section 5.13(b).
(c)   Each of Cubs and Dodgers shall promptly notify the other party after becoming aware of any reason to believe that the Merger may not qualify for the Reorganization Treatment.
(d)   This Agreement is intended to constitute and be adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).
Section 5.14   Treatment of Existing Indebtedness.
(a)   Prior to or at the Closing, Cubs shall deliver (or cause to be delivered) to Dodgers an executed, customary payoff letter (or similar document) in form and substance reasonably acceptable to Dodgers (each, a “Payoff Letter”) with respect to each Cubs Credit Agreement, from the lenders, or the administrative agent (or similar Person) on behalf of the lenders, under such Cubs Credit Agreement (as applicable) (in each case, with Cubs to provide a draft of each Payoff Letter to Dodgers no less than two (2) Business Days prior to the anticipated Closing Date). Each Payoff Letter shall (i) specify the aggregate payoff amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs or any other outstanding and unpaid Indebtedness under the applicable Cubs Credit Agreement (other than (x) any contingent indemnification obligations as to which no claim has been asserted, (y) any other obligations which, by their terms, are to survive the termination of the applicable Cubs Credit Agreement, and (z) any obligations in respect of any Backstopped/Rolled LCs (as defined below)), as of the anticipated Closing Date (and the daily accrual of interest thereafter), (ii) contain payment instructions and (iii) evidence the satisfaction, release and discharge of the Indebtedness under the applicable Cubs Credit Agreement upon the payment of such amount in accordance with the payment instructions; provided that it is understood that at Cubs’ election, any Payoff Letter in respect of the Cubs Revolving Credit Agreement may require Dodgers to provide back-stop letters of credit or cash collateral (in the amount required by the Cubs Revolving Credit Agreement or such Payoff Letter), or at the option (and to the satisfaction) of the issuer of any such letter of credit, make other arrangements satisfactory to such issuer in respect of any of its letters of credit (any such letters of credit, the “Backstopped/Rolled LCs”). Prior to or at the Closing, Cubs shall have delivered (by the applicable date required under the terms of the applicable Cubs Credit Agreement), or shall have obtained waivers of any requirement to deliver, any notices necessary to permit the prepayment, payoff, discharge and termination in full at the Closing of all Indebtedness under each of the Cubs Credit Agreements on the Closing Date.
(b)   If requested by Dodgers, Cubs shall, and shall cause its Subsidiaries and their respective Representatives to, use its and their reasonable best efforts to reasonably cooperate with Dodgers, to (i) commence any of (1) one or more offers to purchase any or all of the outstanding series of Existing Cubs Notes for cash (the “Offers to Purchase”) or (2) one or more offers to exchange any or all of the outstanding Existing Cubs Notes for debt securities issued by Dodgers (the “Offers to Exchange”), (ii) conduct consent solicitations to obtain from the requisite holders thereof consent to certain amendments to the indentures and note purchase agreements governing the Existing Cubs Notes (the “Consent Solicitations” and, together with the Offers to Purchase and Offers to Exchange, if any, the “Cubs Note Offers and Consent Solicitations”), and (iii) conduct any offering of debt securities or other customary debt financing to refinance the Existing Cubs Notes, the Existing Dodgers Notes, the Cubs Credit Agreements, the Dodgers Credit Agreements and any then outstanding commercial paper of Dodgers (the “Existing Debt Refinancing”); provided that any such Cubs Note Offers and Consent Solicitations shall be funded using consideration provided by Dodgers, Dodgers shall be responsible for all other liabilities, fees and expenses incurred by Cubs or any Cubs Subsidiary in connection with any Cubs Note Offers and Consent Solicitations and any Existing Debt Refinancing, and no Offer to Purchase or Offer to Exchange shall be consummated prior to Closing. Any Cubs Note Offers and Consent Solicitations shall be made on customary terms and conditions (including price to be paid and conditionality) as are reasonably proposed by Dodgers, are reasonably acceptable to Cubs and are permitted or required by the terms of such Existing Cubs Notes, the applicable indentures or note purchase agreements and applicable Laws, including applicable rules and regulations of the SEC. Subject to the receipt of the requisite consents, in connection with any or all of the Cubs Note Offers and Consent Solicitations, Cubs shall execute supplemental indentures or amendments to the applicable Existing Cubs Notes indentures or note purchase agreements in accordance with the terms thereof amending the terms and provisions of such indentures or note purchase agreements in a form as reasonably requested by Dodgers and reasonably acceptable to Cubs, which supplemental indentures or amendments shall not become effective until Closing. At Dodgers’ expense, Cubs shall, and shall cause the Cubs Subsidiaries to, and shall use reasonable best efforts to cause its and their respective Subsidiaries and Representatives to, on a timely basis, upon the reasonable request of Dodgers, provide reasonable assistance and cooperation in connection with any Existing Debt Refinancing or Cubs Note Offers and Consent Solicitations, including, but not limited to, using reasonable best efforts to (i) cause Cubs’ independent accountants (and certified independent auditors of any Entity recently acquired or whose acquisition by Cubs is pending of whose financial statements would be required to be included in order for a registration statement on Form S-3 filed by Cubs to be declared effective) to provide customary consents for use of their reports and to provide customary comfort letters (including “negative assurances” comfort) for the financial information relating to Cubs and the Cubs Subsidiaries (including any Entity recently acquired by Cubs or whose acquisition by Cubs is pending), in each case, to the extent required in connection with any Existing Debt Refinancing or Cubs Note Offers and Consent Solicitations, (ii) provide reasonable cooperation to the underwriters, dealer managers, lenders, administrative agents or similar agents in any Existing Debt Refinancing or Cubs Note Offers and Consent Solicitations in connection with their related diligence activities, including providing access to documentation reasonably requested by such persons, (iii) provide reasonable assistance in the preparation of customary documentation, including prospectuses, offers to purchase or similar documents (which may incorporate, by reference, periodic and current reports filed by Cubs with the SEC), and (iv) provide information regarding Cubs and its Subsidiaries reasonably necessary to assist Dodgers in preparing pro forma financial statements or other pro forma financial information if Dodgers determines such pro forma financial statements or other information are legally required or customary in connection with any Existing Debt Refinancing or Cubs Note Offers and Consent Solicitations, it being understood that in respect of any pro forma financial statements or other pro forma financial information, Cubs need only assist in the preparation thereof and shall not be required to independently prepare any separate pro forma financial statements or other pro forma financial information. The dealer manager, solicitation agent, information agent, depositary or other agent retained in connection with any Cubs Note Offers and Consent Solicitations will be selected by Dodgers and must be reasonably acceptable to Cubs, and the fees and expenses of such agents will be paid directly by Dodgers.
(c)   Notwithstanding anything in this Section 5.14 to the contrary, in fulfilling its obligations pursuant to Section 5.14(b), (i) none of Cubs, the Cubs Subsidiaries or its or their respective Representatives shall be required to pay any commitment or other fee, provide any security or incur any other liability in connection with any financing prior to the Effective Time, (ii) any requested cooperation shall not unreasonably interfere with the ongoing operations of Cubs and the Cubs Subsidiaries or any Representative of the foregoing, (iii) nothing in this Agreement shall require Cubs and the Cubs Subsidiaries to cause the delivery of (A) any legal opinions or any representation or reliance letters (except any customary representation and authorization letters and customary management representation letters required by Cubs’ independent auditors in connection with delivery of “comfort” letters), (B) any solvency certificates, (C) conduct any offering of debt securities or other debt financing of Cubs to refinance any then existing Indebtedness of Dodgers or Cubs (or their respective Subsidiaries) or (D) any other financial information in form or substance not customarily prepared by Cubs with respect to any financial period, (iv) neither Cubs nor any of the Cubs Subsidiaries shall be required to execute or enter into or perform any agreement with respect to any financing by Dodgers that is not contingent on the Closing or that would be effective prior to the Closing, (v) persons who are on the board of directors or the board of managers (or similar governing body) of Cubs or any of the Cubs Subsidiaries prior to the Closing in their capacity as such shall not be required to pass resolutions or consents to approve or authorize the execution of any such financing, in each case, that are not contingent on the Closing or that would be effective prior to the Closing and (vi) neither Cubs nor any of the Cubs Subsidiaries shall be required to take any action that will conflict with or violate their formation or organizational documents or result in the contravention of, or that would reasonably be expected to result in a violation or breach of or default (with or without notice, lapse of time or both) under, any Contract to which Cubs or any Cubs Subsidiary is a party or bound or any applicable Law (in each case, prior to the Closing). Dodgers shall, promptly upon written request by the Cubs, reimburse Cubs for all reasonable and documented out-of-pocket costs (including reasonable and documented out-of-pocket fees and expenses of counsel) suffered or incurred by Cubs, any of the Cubs Subsidiaries or any of their respective Representatives in connection with such cooperation and any information utilized in connection therewith. Dodgers shall indemnify and hold harmless Cubs and the Cubs Subsidiaries from and against any and all losses or damages actually suffered or incurred by them directly in connection with the arrangement of any such financing and any information (other than to the extent related to information provided by Cubs, the Cubs Subsidiaries or their respective Representatives for use in connection with any financing) utilized in connection therewith (other than to the extent such losses or damages arise from the bad faith, gross negligence or willful misconduct of Cubs, the Cubs Subsidiaries, or any of their respective affiliates). Nothing in this Agreement shall require any cooperation to the extent that it would require providing access to or disclosing information reasonably be expected to threaten the loss of any attorney-client privilege or other applicable legal privilege of Cubs or any of its Subsidiaries.
(d)   Notwithstanding anything to the contrary herein, the condition set forth in Section 6.2(a) as it applies to Cubs’ obligations under Section 5.14(b) shall be deemed satisfied unless (i) Cubs has failed to satisfy its obligations under Section 5.14(b) in any material respect, (ii) Dodgers has notified Cubs of such failure in writing a reasonably sufficient amount of time prior to the Closing Date to afford Cubs with a reasonable opportunity to cure such failure and (iii) such failure has been a proximate cause of

Dodgers’ failure to receive the proceeds of any Existing Debt Refinancing or to consummate the Cubs Note Offers and Consent Solicitations. Dodgers acknowledges and agrees that obtaining any financing or consummating the Cubs Note Offers and Consent Solicitations or any Existing Debt Refinancing is not a condition to its obligations under this Agreement. If any financing (including any Existing Debt Refinancing) has not been obtained or any Offer to Purchase, Offer to Exchange or Consent Solicitation has not been consummated, Dodgers shall continue to be obligated, until such time as this Agreement is terminated in accordance with Article VII and subject to the waiver or fulfillment of the conditions set forth in Article VI, to complete the transactions contemplated by this Agreement.
Section 5.15   Shareholder Litigation.   Cubs shall give Dodgers a reasonable opportunity to participate in the defense or settlement of any shareholder litigation against Cubs or its directors or officers relating to the Merger and the other transactions contemplated by this Agreement, and no such settlement shall be agreed to without the prior written consent of Dodgers, which consent shall not be unreasonably withheld, conditioned or delayed. Dodgers shall give Cubs a reasonable opportunity to participate in the defense or settlement of any stockholder litigation against Dodgers or its directors or officers relating to the Merger and the other transactions contemplated by this Agreement, and no such settlement shall be agreed to without the prior written consent of Cubs, which consent shall not be unreasonably withheld, conditioned or delayed. Without limiting in any way the parties’ obligations under Section 5.5, each of Dodgers and Cubs shall cooperate, shall cause their respective Subsidiaries, as applicable, to cooperate and shall use its reasonable best efforts to cause its Representatives to cooperate in the defense against such litigation.
Section 5.16   Cooperation.   Each of Cubs and Dodgers will, and will cause its Subsidiaries and Representatives to, use its reasonable best efforts, subject to applicable Law, to cooperate with the other party in connection with planning the integration of the business operations of Cubs and Dodgers and their respective Subsidiaries.
Section 5.17   Governance.
(a)   Prior to the Effective Time, Dodgers shall take:
(i)   all actions as may be necessary to cause (A) the number of directors constituting the Dodgers Board as of the Effective Time to be eleven (11), and (B) the Dodgers Board as of the Effective Time to be composed of (1) six (6) directors currently serving on the Dodgers Board designated by Dodgers prior to the Effective Time (at least five (5) of whom shall meet the independence standards of the NYSE with respect to Dodgers, and one of whom shall be the President and Chief Executive Officer of Dodgers immediately prior to the Effective Time) and (2) five (5) directors currently serving on the Cubs Board designated by Cubs prior to the Effective Time (at least four (4) of whom shall meet the independence standards of the NYSE with respect to Dodgers, and one of whom shall be the Chief Executive Officer and President of Cubs immediately prior to the Effective Time); and
(ii)   such other action as is identified in Section 5.17 of the Dodgers Disclosure Letter.
(b)   The name and the ticker symbol of Dodgers as of the Effective Time shall be the name and the ticker symbol of Dodgers as of the date hereof.
Section 5.18   Corporate Governance Policy.   On or prior to the Closing, Dodgers shall take all actions (including holding a meeting of the Dodgers Board (or a duly authorized committee thereof)) to approve and adopt the Corporate Governance Policy. For a period of two years following the Effective Time (the “Governance Period”), unless required by applicable Law or stock exchange rule or listing standard (as determined in good faith by the Dodgers Board after consultation with outside legal counsel), Dodgers shall not amend, modify or terminate or agree to amend, modify or terminate the Corporate Governance Policy or take any action, or agree to take any action that would have the effect of causing Dodgers to no longer be bound by the Corporate Governance Policy, except as approved by at least 75% of the Dodgers Board or in compliance with the terms of the Corporate Governance Policy. Throughout the duration of the Governance Period, unless required by applicable Law or stock exchange rule or listing standard (as determined in good faith by the Dodgers Board after consultation with outside legal counsel), Dodgers shall comply in all material respects with the Corporate Governance Policy. It is expressly agreed that, notwithstanding any other provision of this Agreement that may be to the contrary, (i) each non-management director designated by Cubs and non-management director designated by Dodgers shall be an express third party beneficiary of this Section 5.18 and (ii) this Section 5.18 shall survive consummation of the Merger until the expiration of the Governance Period and shall be enforceable against Dodgers and its successors and assigns by any non-management director designated by Cubs who is, at the time of such enforcement action, a director of Dodgers; provided, however, that none of such persons shall be entitled to bring any claim for damages or other remedies at law or equity except for claims for injunctive relief to specifically perform this Section 5.18; provided, further, that any and all fees, costs and expenses incurred by any such person in enforcing this Section 5.18 shall be paid for by Dodgers.
Section 5.19   Notification of Legal Proceedings and Material Notices.
(a)   Each of Cubs and Dodgers and their Subsidiaries shall use commercially reasonable efforts to (i) notify the other party reasonably promptly of (A) any material Legal Proceedings filed with or by any Governmental Entity, or, to the Knowledge of such party, threatened in writing against such party or its Subsidiaries, (B) any material notices received (and to the extent not breaching any applicable Law or any duty of confidentiality, will promptly provide a copy of any such notices) from any Governmental Entity, (C) any material notice from any Governmental Entity of any material Release of Hazardous Materials, in each case of clauses (A) – (C), that pertain to the Oil and Gas Properties or the transactions contemplated herein or (D) any third party material casualty loss, and (ii) notify the other party reasonably promptly of any material injury occurring after the date of this Agreement in connection with the ownership or operation of the Oil and Gas Properties of which such party or its Subsidiaries obtains Knowledge after the date of this Agreement.
(b)   Notwithstanding anything to the contrary in this Agreement, the failure of any party or its Subsidiaries to give such notice in a timely manner, in and of itself, shall not be deemed a material breach of this Agreement or a condition precedent to the consummation of the transactions contemplated herein, and no such notice shall cure any breach of, or non-compliance with, any of the other representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.
Section 5.20   Dividends.   After the date of this Agreement, subject to Section 4.1(b)(i) and Section 4.2(b)(i), each of Cubs and Dodgers shall coordinate with the other on the declaration of any dividends in respect of Cubs Common Stock and Dodgers Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties that holders of Cubs Common Stock and Dodgers Common Stock shall not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of Cubs Common Stock, on the one hand, and any shares of Dodgers Common Stock any such holder receives in exchange therefor in the Merger, on the other.
Section 5.21   Obligations of Merger Sub and Surviving Corporation.   Dodgers shall take all action necessary to cause Merger Sub, prior to the Effective Time, and the Surviving Corporation, at or following the Effective Time, to perform their respective obligations under this Agreement, on the terms and subject to the conditions of this Agreement.
ARTICLE VI
CONDITIONS TO THE MERGER
Section 6.1   Conditions to Each Party’s Obligation.   The respective obligations of Cubs, Dodgers and Merger Sub to consummate the Merger are subject to the satisfaction or, to the extent permitted by Law, the waiver by each party on or prior to the Effective Time, of each of the following conditions:
(a)   The Cubs Stockholder Approval shall have been obtained;
(b)   The Dodgers Stockholder Approval shall have been obtained;
(c)   No provision of any applicable Law and no Order (preliminary or otherwise) shall be in effect that prohibits the consummation of the Merger;

(d)   Any waiting period under the HSR Act as well as any agreement not to close embodied in a “timing agreement” between the parties and a Governmental Entity (and any extension of the waiting period or such “timing agreement”) applicable to the transactions contemplated hereby shall have expired or otherwise been terminated;
(e)   The Registration Statement shall have become effective under the Securities Act and no stop order suspending the use of the Registration Statement or the Joint Proxy Statement shall have been issued by the SEC nor shall proceedings seeking a stop order have been initiated or, to the Knowledge of Cubs or Dodgers, as the case may be, be threatened by the SEC; and
(f)   Dodgers shall have filed with the NYSE the Subsequent Listing Application with respect to the shares of Dodgers Common Stock issued or issuable pursuant to this Agreement and such shares of Dodgers Common Stock shall have been approved and authorized for listing on the NYSE, subject to official notice of issuance.
Section 6.2   Additional Conditions to Dodgers’ and Merger Sub’s Obligations.   The respective obligations of Dodgers and Merger Sub to consummate the Merger are subject to the satisfaction or, to the extent permitted by Law, the waiver by Dodgers and Merger Sub on or prior to the Effective Time of each of the following conditions:
(a)   Cubs shall have performed or complied in all material respects with all of its material covenants, obligations or agreements required to be performed or complied with under this Agreement prior to the Effective Time;
(b)   The representations and warranties of Cubs contained (i) in the first sentence of Section 2.1(a), Section 2.2, Section 2.3, Section 2.4(a) and Section 2.4(c) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except, with respect to Section 2.4(a) and Section 2.4(c), for de minimis inaccuracies, (ii) in Section 2.7(b) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as if made as of such date and (iii) in this Agreement (other than the representations and warranties of Cubs set forth in the first sentence of Section 2.1(a), Section 2.2, Section 2.3, Section 2.4(a), Section 2.4(c) and Section 2.7(b)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Cubs Material Adverse Effect” set forth in any individual such representation or warranty) as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except (in the case of this clause (iii)) where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Cubs Material Adverse Effect” set forth in any individual such representation or warranty) would not reasonably be expected to have, individually or in the aggregate, a Cubs Material Adverse Effect; and
(c)   Dodgers shall have received a certificate from a duly authorized officer of Cubs certifying as to the matters set forth in foregoing paragraphs (a) and (b) of this Section 6.2.
The foregoing conditions are for the sole benefit of Dodgers and Merger Sub and may, subject to the terms of this Agreement, be waived by Dodgers and Merger Sub, in whole or in part at any time and from time to time, in the sole discretion of Dodgers and Merger Sub. The failure by Dodgers and Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time prior to the Effective Time.
Section 6.3   Additional Conditions to Cubs’ Obligations.   The obligations of Cubs to consummate the Merger are subject to the satisfaction or, to the extent permitted by Law, the waiver by Cubs on or prior to the Effective Time of each of the following conditions:
(a)   Each of Dodgers and Merger Sub shall have performed or complied in all material respects with all of its respective material covenants, obligations or agreements required to be performed or complied with under this Agreement prior to the Effective Time;

(b)   The representations and warranties of Dodgers contained (i) in the first sentence of Section 3.1(a), Section 3.2, Section 3.3, Section 3.4(a) and Section 3.4(c) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except, with respect to Section 3.4(a) and Section 3.4(c), for de minimis inaccuracies, (ii) in Section 3.7(b) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as if made as of such date and (iii) in this Agreement (other than the representations and warranties of Dodgers set forth in the first sentence of Section 3.1(a), Section 3.2, Section 3.3, Section 3.4(a), Section 3.4(c) and Section 3.7(b)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Dodgers Material Adverse Effect” set forth in any individual such representation or warranty) as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except (in the case of this clause (iii)) where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Dodgers Material Adverse Effect” set forth in any individual such representation or warranty) would not reasonably be expected to have, individually or in the aggregate, a Dodgers Material Adverse Effect; and
(c)   Cubs shall have received a certificate from a duly authorized officer of Dodgers certifying as to the matters set forth in foregoing paragraphs (a) and (b) of this Section 6.3.
The foregoing conditions are for the sole benefit of Cubs and may, subject to the terms of this Agreement, be waived by Cubs, in whole or in part at any time and from time to time, in the sole discretion of Cubs. The failure by Cubs at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time prior to the Effective Time.
ARTICLE VII
TERMINATION
Section 7.1   Termination.   This Agreement may be terminated prior to the Effective Time, whether before or after adoption of this Agreement by Cubs Stockholders or approval of the Dodgers Proposals by the Dodgers Stockholders, in the following circumstances:
(a)   by mutual written consent of Dodgers and Cubs;
(b)   by either Dodgers or Cubs if:
(i)   the Merger shall not have been consummated on or prior to August 1, 2026 (the “Termination Date”), as such Termination Date may be extended pursuant to this Section 7.1(b)(i); provided, however, that if as of the Termination Date, the condition set forth in Section 6.1(d) shall not have been satisfied or waived, but all of the other conditions set forth in ARTICLE VI have been satisfied or waived (or are then capable of being satisfied if the Closing were to take place on such date in the case of those conditions to be satisfied at the Closing), then the Termination Date shall automatically be extended to 11:59 p.m. Central time on November 1, 2026 (the “First Extended Termination Date”), unless Dodgers and Cubs mutually agree to an earlier First Extended Termination Date; provided, further, that if at the First Extended Termination Date, the condition set forth in Section 6.1(d) shall not have been satisfied or waived, but all of the other conditions set forth in ARTICLE VI have been satisfied or waived (or are then capable of being satisfied if the Closing were to take place on such date in the case of those conditions to be satisfied at the Closing), then the First Extended Termination Date shall automatically be extended to 11:59 p.m. Central time on February 1, 2027 (the “Second Extended Termination Date”), unless Dodgers and Cubs mutually agree to an earlier Second Extended Termination Date; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose action or failure to act has been the primary cause of the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement by such party;

(ii)   a court of competent jurisdiction or other Governmental Entity shall have issued a final and non-appealable Order, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; provided, however, the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to any party whose failure to perform any of its obligations pursuant to Section 5.5 resulted in the entry of the Order or the taking of such other action;
(iii)   the required approval of Cubs Stockholders contemplated by this Agreement at the Cubs Stockholders’ Meeting (or at any adjournment thereof) shall not have been obtained; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(iii) shall not be available to Cubs where the failure to obtain the required approval of the Cubs Stockholders shall have been caused by the action or failure to act of Cubs and such action or failure to act constitutes a material breach by Cubs of this Agreement; or
(iv)   the required approval of the Dodgers Stockholders contemplated by this Agreement at the Dodgers Stockholders’ Meeting (or any adjournment thereof) shall not have been obtained; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(iv) shall not be available to Dodgers where the failure to obtain the required approval of the Dodgers Stockholders shall have been caused by the action or failure to act of Dodgers and such action or failure to act constitutes a material breach by Dodgers of this Agreement;
(c)   by Dodgers:
(i)   at any time prior to the Effective Time, if any of Cubs’ covenants, representations or warranties contained in this Agreement shall have been breached or, any of Cubs’ representations and warranties shall have become untrue, such that any of the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied, and such breach (i) is incapable of being cured by Cubs or (ii) shall not have been cured within thirty (30) days of receipt by Cubs of written notice of such breach describing in reasonable detail such breach; provided, however, that Dodgers’ termination right set forth in this Section 7.1(c)(i) shall not be available if Dodgers is in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement such that the condition set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied;
(ii)   at any time prior to the receipt of the Cubs Stockholder Approval, if the Cubs Board or any committee thereof (A) shall make a Cubs Adverse Recommendation Change, (B) shall approve or adopt or recommend the approval or adoption of any Acquisition Proposal with respect to Cubs or the execution of a definitive agreement with respect to an Acquisition Proposal with respect to Cubs (other than any Acceptable Confidentiality Agreement permitted by Section 5.4(a)), (C) shall not include the Cubs Recommendation in the Joint Proxy Statement or (D) shall resolve, agree to, publicly propose to or allow Cubs to publicly propose to take any of the actions in the foregoing clauses (A) – (C); or
(iii)   at any time prior to the receipt of the Cubs Stockholder Approval, if Cubs materially breaches Section 5.4, other than in the case where (A) such material breach is a result of an isolated action by a Person that is a Representative of Cubs, (B) Cubs uses reasonable best efforts to remedy such material breach and (C) Dodgers is not significantly harmed as a result thereof;
(d)   by Cubs:
(i)   at any time prior to the Effective Time, if any of Dodgers’ or Merger Sub’s covenants, representations or warranties contained in this Agreement shall have been breached or, any of Dodgers’ and Merger Sub’s representations and warranties shall have become untrue, such that any of the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied, and such breach (A) is incapable of being cured by Dodgers or Merger Sub, as the case may be, or (B) shall not have been cured within thirty (30) days of receipt by Dodgers of written notice of such breach describing in reasonable detail such breach; provided, however, that Cubs’ termination right set forth in this Section 7.1(d)(i) shall not be available if Cubs is in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement such that the condition set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied;

(ii)   at any time prior to the receipt of the Dodgers Stockholder Approval, if the Dodgers Board, or any committee thereof (A) shall make a Dodgers Adverse Recommendation Change, (B) shall approve or adopt or recommend the approval or adoption of any Acquisition Proposal with respect to Dodgers or the execution of a definitive agreement with respect to an Acquisition Proposal with respect to Dodgers (other than any Acceptable Confidentiality Agreement permitted by Section 5.4(d)), (C) shall not include the Dodgers Recommendation in the Joint Proxy Statement or (D) shall resolve, agree to, publicly propose to or allow Dodgers to publicly propose to take any of the actions in the foregoing clauses (A) – (C); or
(iii)   at any time prior to the receipt of the Dodgers Stockholder Approval, if Dodgers materially breaches Section 5.4, other than in the case where (A) such material breach is a result of an isolated action by a Person that is a Representative of Dodgers, (B) Dodgers uses reasonable best efforts to remedy such material breach and (C) Cubs is not significantly harmed as a result thereof.
The party desiring to terminate this Agreement pursuant to this Section 7.1 (other than pursuant to Section 7.1(a)) shall give written notice of such termination to the other party.
Section 7.2   Effect of Termination.   In the event of the termination of this Agreement as provided in Section 7.1 of this Agreement, this Agreement shall be of no further force or effect; provided, however, that (a) this Section 7.2, Section 5.1(b), Section 7.3 and Article VIII of this Agreement shall survive the termination of this Agreement and shall remain in full force and effect, (b) the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms and (c) the termination of this Agreement shall not relieve any party from any liability or damages resulting from fraud or any Willful and Material Breach of any provision contained in this Agreement.
Section 7.3   Expenses; Termination Fees.
(a)   Expenses.
(i)   Except as provided below, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne solely and entirely by the party incurring such expenses, whether or not the Merger is consummated.
(ii)   In the event that this Agreement is terminated by either Dodgers or Cubs pursuant to Section 7.1(b)(iii) [No Cubs Stockholder Approval] under circumstances in which the Termination Fee is not then payable under Section 7.3(b), then Cubs shall pay to Dodgers the Expenses. Any Expenses due under this Section 7.3(a)(ii) shall be paid no later than three (3) Business Days after receipt of documentation supporting such Expenses.
(iii)   In the event that this Agreement is terminated by either Dodgers or Cubs pursuant to Section 7.1(b)(iv) [No Dodgers Stockholder Approval] under circumstances in which the Termination Fee is not then payable under Section 7.3(b), then Dodgers shall pay to Cubs the Expenses. Any Expenses due under this Section 7.3(a)(iii) shall be paid no later than three (3) Business Days after receipt of documentation supporting such Expenses.
(b)   Termination Fee.
(i)   In the event that this Agreement is terminated by Cubs pursuant to Section 7.1(d)(ii) [Dodgers Adverse Recommendation Change] or Section 7.1(d)(iii) [Dodgers Material Breach of Non-Solicitation], then Dodgers shall pay to Cubs the Termination Fee as promptly as possible (but in any event within three (3) Business Days) following such termination.
(ii)   In the event that this Agreement is terminated by Dodgers pursuant to Section 7.1(c)(ii) [Cubs Adverse Recommendation Change] or Section 7.1(c)(iii) [Cubs Material Breach of Non-Solicitation], then Cubs shall pay to Dodgers the Termination Fee as promptly as possible (but in any event within three (3) Business Days) following such termination.
(iii)   In the event that (A) prior to the Cubs Stockholders’ Meeting (with respect to clause (B)(2)) or the date of termination (with respect to clause (B)(1)) or (B)(3)), an Acquisition

Proposal with respect to Cubs is communicated to the Cubs Board or publicly disclosed after the date of this Agreement, (B) this Agreement is terminated by Dodgers or Cubs pursuant to (1) Section 7.1(b)(i) [Termination Date], (2) Section 7.1(b)(iii) [No Cubs Stockholder Approval] or (3) Section 7.1(c)(i) [Cubs Breach], and (C) concurrently with or within twelve (12) months after any such termination described in clause (B), Cubs or any of the Cubs Subsidiaries enters into a definitive agreement with respect to, or otherwise consummates, any Acquisition Proposal with respect to Cubs (substituting fifty percent (50%) for the fifteen percent (15%) threshold set forth in the definition of “Acquisition Proposal” for all purposes under this Section 7.3(b)(iii), including the proviso hereof), then Cubs shall pay to Dodgers the Termination Fee as promptly as possible (but in any event within three (3) Business Days) following the earlier of the entry into such definitive agreement or consummation of such Acquisition Proposal; provided, however, that solely in the event that (x) this Agreement is terminated by Dodgers or Cubs pursuant to Section 7.1(b)(i) [Termination Date] and at such time the Cubs Stockholder Approval has been received and (y) after the receipt of such Cubs Stockholder Approval but prior to the date of termination, one or more Acquisition Proposals with respect to Cubs are communicated to the Cubs Board or publicly disclosed, then the Termination Fee payable by Cubs pursuant to this Section 7.3(b)(iii) shall be payable only in the event that concurrently with or within twelve (12) months after such termination, Cubs or any of the Cubs Subsidiaries enters into a definitive agreement with respect to, or otherwise consummates, an Acquisition Proposal with respect to Cubs that was communicated to the Cubs Board or publicly disclosed as set forth in clause (y) of this proviso.
(iv)   In the event that (A) prior to the Dodgers Stockholders’ Meeting (with respect to clause (B)(2)) or the date of termination (with respect to clause (B)(1) or (B)(3)), an Acquisition Proposal with respect to Dodgers is communicated to the Dodgers Board or publicly disclosed after the date of this Agreement, (B) this Agreement is terminated by Dodgers or Cubs pursuant to (1) Section 7.1(b)(i) [Termination Date], (2) Section 7.1(b)(iv) [No Dodgers Stockholder Approval] or (3) Section 7.1(d)(i) [Dodgers Breach], and (C) concurrently with or within twelve (12) months after any such termination described in clause (B), Dodgers or any of the Dodgers Subsidiaries enters into a definitive agreement with respect to, or otherwise consummates, any Acquisition Proposal with respect to Dodgers (substituting fifty percent (50%) for the fifteen percent (15%) threshold set forth in the definition of “Acquisition Proposal” for all purposes under this Section 7.3(b)(iv), including the proviso hereof), then Dodgers shall pay to Cubs the Termination Fee as promptly as possible (but in any event within three (3) Business Days) following the earlier of the entry into such definitive agreement or consummation of such Acquisition Proposal; provided, however, that solely in the event that (x) this Agreement is terminated by Dodgers or Cubs pursuant to Section 7.1(b)(i) [Termination Date] and at such time the Dodgers Stockholder Approval has been received and (y) after the receipt of such Dodgers Stockholder Approval but prior to the date of termination, one or more Acquisition Proposals with respect to Dodgers are communicated to the Dodgers Board or publicly disclosed, then the Termination Fee payable by Dodgers pursuant to this Section 7.3(b)(iv) shall be payable only in the event that concurrently with or within twelve (12) months after such termination, Dodgers or any of the Dodgers Subsidiaries enters into a definitive agreement with respect to, or otherwise consummates, an Acquisition Proposal with respect to Dodgers that was communicated to the Dodgers Board or publicly disclosed as set forth in clause (y) of this proviso.
(v)   In the event that this Agreement is terminated by either party pursuant to Section 7.1(b)(i) [Termination Date] and at the time of such termination, (A) the Cubs Stockholder Approval shall not have been obtained and (B) Dodgers would have been permitted to terminate this Agreement pursuant to Section 7.1(c)(ii) [Cubs Adverse Recommendation Change] or Section 7.1(c)(iii) [Cubs Material Breach of Non-Solicitation], then Cubs shall pay to Dodgers the Termination Fee as promptly as possible (but in any event within three (3) Business Days) following such termination.
(vi)   In the event that this Agreement is terminated by either party pursuant to Section 7.1(b)(i) [Termination Date] and at the time of such termination, (A) the Dodgers Stockholder Approval shall not have been obtained and (B) Cubs would have been permitted to terminate this Agreement pursuant to Section 7.1(d)(ii) [Dodgers Adverse Recommendation Change] or Section 7.1(d)(iii)

[Dodgers Material Breach of Non-Solicitation], then Dodgers shall pay to Cubs the Termination Fee as promptly as possible (but in any event within three (3) Business Days) following such termination.
(vii)   As used in this Agreement:
(1)   “Termination Fee” shall mean $865,000,000.
(2)   “Expenses” shall mean reasonable and documented out-of-pocket fees and expenses incurred or paid by or on behalf of the party receiving payment thereof and its Affiliates in connection with the Merger or the other transactions contemplated by this Agreement, or related to the authorization, preparation, negotiation, execution and performance of this Agreement, in each case including all reasonable and documented fees and expenses of law firms, commercial banks, investment banking firms, financing sources, accountants, experts and consultants to such party and its Affiliates; provided that the aggregate amount of Expenses reimbursable shall not exceed $40,000,000.
(viii)   Upon payment of the Termination Fee, the paying party shall have no further liability with respect to this Agreement or the transactions contemplated hereby to the other party (provided that nothing herein shall release any party from liability for fraud or Willful and Material Breach). The parties acknowledge and agree that in no event shall either party be required to pay the Termination Fee or the Expenses, as applicable, on more than one occasion.
(ix)   Notwithstanding anything to the contrary contained in this Section 7.3, if Cubs or Dodgers receives a Termination Fee, then such Person will not be entitled to also receive a payment for the Expenses and if the Termination Fee is payable at such time as such Person has already received payment or concurrently receives payment in respect of the Expenses, the amount of the Expenses received by (or on behalf of) such Person shall be deducted from the Termination Fee.
(x)   Each of the parties hereto acknowledges and agrees: (A) the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement and (B) that the Termination Fee and the Expenses, as applicable, are not intended to be a penalty, but rather are liquidated damages in a reasonable amount that will compensate a party hereto in the circumstances in which such payment is due and payable and which do not involve fraud or a Willful and Material Breach, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. If Cubs or Dodgers, as applicable, fails to pay in a timely manner any amount due pursuant to this Section 7.3, then (1) Cubs or Dodgers, as applicable, shall reimburse the other for all costs and expenses (including disbursements and reasonable fees of counsel) incurred in the collection of such overdue amount, including in connection with any related actions commenced and (2) Cubs or Dodgers, as applicable, shall pay to the other interest on such amount from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus 2%.
(xi)   The parties agree that the monetary remedies set forth in this Section 7.3 and the specific performance remedies set forth in Section 8.11 shall be the sole and exclusive remedies of (A) Cubs and its Subsidiaries against Dodgers and its Subsidiaries, including Merger Sub, and any of their respective former, current or future directors, officers, stockholders, Representatives or Affiliates for any loss suffered as a result of the failure of the Merger to be consummated and upon payment of such amount, none of Dodgers and its Subsidiaries, including Merger Sub, or any of their respective former, current or future directors, officers, stockholders, Representatives or Affiliates shall have any further liability or obligation relating to or arising out of this Agreement or the Merger or the transactions contemplated by this Agreement; provided, however, that no such payment shall relieve Dodgers or Merger Sub of any liability or damages to Cubs as a result of fraud or a Willful and Material Breach of any covenant, agreement or obligation (in which case only Dodgers and Merger Sub shall be liable for damages for such fraud or Willful and Material Breach); and (B) Dodgers and its Subsidiaries, including Merger Sub, against Cubs and its Subsidiaries and any of their respective former, current or future directors, officers, stockholders, Representatives or Affiliates for any loss suffered as a result of the failure of the Merger to be consummated and upon payment of such amount, none of Cubs and its Subsidiaries or any of their respective former, current or future directors, officers, stockholders, Representatives or Affiliates shall have any further liability or obligation relating to or arising out of this Agreement or the Merger or the transactions contemplated by this Agreement; provided, however, that no such payment shall relieve Cubs of any liability or damages to Dodgers and Merger Sub as a result of fraud or a Willful and Material Breach of any covenant, agreement or obligation (in which case only Cubs shall be liable for damages for such fraud or Willful and Material Breach).
ARTICLE VIII
MISCELLANEOUS PROVISIONS
Section 8.1   Amendment.   This Agreement may be amended with the approval of the respective Boards of Directors of Cubs, Merger Sub and Dodgers at any time (whether before or after any required approval by the Cubs Stockholders or the Dodgers Stockholders); provided, however, that after the receipt of the Dodgers Stockholder Approval or the Cubs Stockholder Approval, no amendment shall be made which by applicable Laws or the rules of the NYSE requires further approval of the Dodgers Stockholders or the Cubs Stockholders, as applicable, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
Section 8.2   Waiver.
(a)   No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.
(b)   No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
Section 8.3   No Survival of Representations and Warranties.   None of the representations, warranties or agreements contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Effective Time, except for agreements which expressly by their terms survive the Effective Time.
Section 8.4   Entire Agreement; Counterparts.   This Agreement (and the Confidentiality Agreement and the Cubs Disclosure Letter and Dodgers Disclosure Letter) constitutes the entire agreement among the parties hereto and supersedes all other prior agreements and understandings, both written and oral, among or between any of the parties hereto with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.
Section 8.5   Applicable Law; Jurisdiction.   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws. The parties hereto hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees that any action, suit or other Legal Proceeding arising out of the transactions contemplated by this Agreement (a “Proceeding”) shall be commenced and conducted exclusively in the federal or state courts of the State of

Delaware, and each of the parties hereby irrevocably and unconditionally: (a) consents to submit to the exclusive jurisdiction of the federal and state courts in the State of Delaware for any Proceeding (and each party agrees not to commence any Proceeding, except in such courts); (b) waives any objection to the laying of venue of any Proceeding in the federal or state courts of the State of Delaware; (c) waives, and agrees not to plead or to make, any claim that any Proceeding brought in any federal or state court of the State of Delaware has been brought in an improper or otherwise inconvenient forum; and (d) waives, and agrees not to plead or to make, any claim that any Proceeding shall be transferred or removed to any other forum. Each of the parties hereto hereby irrevocably and unconditionally agrees: (i) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and (ii) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to clauses (i) or (ii) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware.
Section 8.6   Waiver of Jury Trial.   EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 8.7   Assignability.   This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of all other parties hereto, and any attempted assignment of this Agreement or any of such rights, interests or obligations without such consent shall be void and of no effect.
Section 8.8   No Third-Party Beneficiaries.   Except for (a) the right to receive the Merger Consideration as provided in Article I and the provisions of Section 1.7 but only from and after, and subject to the occurrence of, the Effective Time, (b) the right of the Indemnified Parties to enforce the provisions of Section 5.7 only (which from and after the Effective Time is intended for the benefit of, and shall be enforceable by, the Indemnified Parties referred to therein and by their respective heirs, executors, successors and assigns) but only from and after, and subject to the occurrence of, the Effective Time, (c) the right of Cubs, on its own behalf or as representative of the Cubs Stockholders, to pursue damages (including claims for damages based on the loss of economic benefits of the Merger suffered by Cubs or the Cubs Stockholders) and other relief (including equitable relief) for the benefit of Cubs or the Cubs Stockholders in the event of Dodgers or Merger Sub’s failure to effect the Merger as required by this Agreement or as a result of a Willful and Material Breach by Dodgers or Merger Sub, (d) the right of Dodgers, on its own behalf or as representative of the Dodgers Stockholders, to pursue damages (including claims for damages based on the loss of economic benefits of the Merger suffered by Dodgers or the Dodgers Stockholders) and other relief (including equitable relief) for the benefit of Dodgers or the Dodgers Stockholders in the event of Cubs’ failure to effect the Merger as required by this Agreement or as a result of a Willful and Material Breach by Cubs (it being agreed that in no event shall any shareholder of Cubs or Dodgers be entitled to enforce any of their rights, or any of the parties’ obligations, under this Agreement directly in the event of any such breach, but rather than (x) Cubs shall have the sole and exclusive right to do so in its sole and absolute discretion, as agent for the Cubs Stockholders and (x) Dodgers shall have the sole and exclusive right to do so in its sole and absolute discretion, as agent of the Dodgers stockholders) and (e) the rights of the non-management directors specified in Section 5.18, Dodgers and Cubs agree that (i) their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement and (ii) this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.
Section 8.9   Notices.   Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) on the date of delivery if delivered personally, (b) on the date of confirmation of receipt (or the first Business Day following such receipt if the transmission is after 5 p.m. Central Time on such date or if the date is not a Business Day) of transmission by electronic mail, or (c) on the date of confirmation of receipt

(or the first Business Day following such receipt if the date is not a Business Day) if delivered by a nationally recognized overnight courier service. All notices hereunder shall be delivered to the address or electronic mail set forth beneath the name of such party below (or to such other address or electronic mail as such party shall have specified in a written notice given to the other parties hereto):
If to Cubs:
Coterra Energy Inc.
Three Memorial Plaza
800 Gessner Road, Suite 1400
Houston, Texas 77024
Attn: Adam M. Vela
Email: adam.vela@coterra.com
with a copy to (which copy shall not constitute notice hereunder):
Gibson, Dunn & Crutcher LLP
811 Main Street, Suite 3000
Houston, Texas 77002
Attention: Tull Florey; Hillary Holmes; Andrew Kaplan
Email: TFlorey@gibsondunn.com; HHolmes@gibsondunn.com; AKaplan@gibsondunn.com
If to Dodgers or Merger Sub:
Devon Energy Corporation
333 West Sheridan Avenue
Oklahoma City, Oklahoma 73102
Attention: Clay Morgan
Email: clayton.morgan@dvn.com
with a copy to (which copy shall not constitute notice hereunder):
Devon Energy Corporation
333 West Sheridan Avenue
Oklahoma City, OK 73102
Attention: Rachel Evans; Edward T. Highberger
Email: rachel.evans@dvn.com; edward.highberger@dvn.com
with a copy to (which copy shall not constitute notice hereunder):
Skadden, Arps, Slate, Meagher & Flom LLP
1000 Louisiana Street
Suite 6800
Houston, Texas 77002
Attention: Stephen M. Gill; Mingda Zhao
Email: steve.gill@skadden.com; mingda.zhao@skadden.com
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention: Dohyun Kim
Email: dohyun.kim@skadden.com
Section 8.10   Severability.   If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction and (b) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement; provided that the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original interest of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.
Section 8.11   Specific Performance.   The parties agree that irreparable damage would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. The parties agree that, in the event of any breach by the other party of any covenant or obligation contained in this Agreement, the other party shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (b) an injunction restraining such breach. The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.11 and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
Section 8.12   Construction.
Unless expressly provided for elsewhere in this Agreement, this Agreement will be interpreted in accordance with the following provisions:
(a)   for purposes of this Agreement, whenever the context requires: the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders;
(b)   the parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement;
(c)   examples are not to be construed to limit, expressly or by implication, the matter they illustrate;
(d)   the word “including” and its derivatives means “including without limitation” and is a term of illustration and not of limitation;
(e)   all definitions set forth herein are deemed applicable whether the words defined are used herein in the singular or in the plural and correlative forms of defined terms have corresponding meanings;
(f)   the word “or” is not exclusive, and has the inclusive meaning represented by the phrase “and/or”;
(g)   a defined term has its defined meaning throughout this Agreement and each exhibit and schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;
(h)   all references to prices, values or monetary amounts refer to United States dollars;
(i)   this Agreement has been jointly prepared by the parties hereto, and this Agreement will not be construed against any Person as the principal draftsperson hereof or thereof and no consideration may be given to any fact or presumption that any party had a greater or lesser hand in drafting this Agreement;
(j)   the captions of the articles, sections or subsections appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement;
(k)   any references herein to a particular Section, Article, Annex or Schedule means a Section or Article of, or an Annex or Schedule to, this Agreement unless otherwise expressly stated herein;

(l)   the Annexes and Schedules attached hereto are incorporated herein by reference and will be considered part of this Agreement;
(m)   all references to a Person include such Person’s predecessors and permitted successors and assigns;
(n)   unless otherwise specified herein, all accounting terms used herein will be interpreted, and all determinations with respect to accounting matters hereunder will be made, in accordance with GAAP, applied on a consistent basis;
(o)   all references to days mean calendar days unless otherwise provided;
(p)   all references to time mean Central time;
(q)   all references to “the date of this Agreement,” “date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to February 1, 2026;
(r)   with respect to information provided by a party to another party, the term “made available,” “delivered” or such term with similar import used in this Agreement means that the information referred to is included in the Cubs SEC Documents or Dodgers SEC Documents, as applicable, made publicly available, included in the “data room” established by the applicable party or its directors, officers or Representatives or delivered in person or electronically by the applicable party of its Representatives to the other party or its directors, officers or Representatives, in each case, no later than 5:00 p.m. (Central Time) on the date that is one day prior to the execution of this Agreement; and
(s)   the Cubs Disclosure Letter and the Dodgers Disclosure Letter are “facts ascertainable” as that term is used in Section 251(b) of the DGCL, and do not form part of this Agreement but instead operate upon the terms of this Agreement as provided herein.
Section 8.13   Knowledge Qualifications.   Notwithstanding anything to the contrary in this Agreement, to the extent that Dodgers or Cubs make any representation or warranty in this Agreement with respect to any Oil and Gas Properties that such party does not operate, the applicable portion of each such representation or warranty shall be deemed to be qualified by the phrase “to such party’s Knowledge.”
Section 8.14   Certain Definitions.
(a)   As used in this Agreement, the following terms have the following meanings:
(i)   “Acceptable Confidentiality Agreement” shall mean (a) a confidentiality agreement on terms no less favorable to Cubs or Dodgers, as applicable, than the terms of the Confidentiality Agreement and (b) such confidentiality agreement shall not prohibit compliance by Dodgers or Cubs, as applicable, with any of the provisions of Section 5.4 as between Dodgers, on the one hand, and Cubs, on the other hand.
(ii)   “Acquisition Proposal” with respect to a party, shall mean any bona fide proposal, whether or not in writing, for the (i) direct or indirect acquisition or purchase of a business or assets of such party that constitutes fifteen percent (15%) or more of the net revenues, net income or the assets (based on the fair market value thereof) of such party and its Subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of fifteen percent (15%) or more of any class of equity securities or capital stock of such party or any of its Subsidiaries whose business constitutes fifteen percent (15%) or more of the net revenues, net income or assets of such party and its Subsidiaries, taken as a whole, or (iii) merger, consolidation, restructuring, transfer of assets or other business combination, sale of shares of capital stock, tender offer, exchange offer, recapitalization, stock repurchase program or other similar transaction that if consummated would result in any Person or Persons beneficially owning fifteen percent (15%) or more of any class of equity securities of such party or any of its Subsidiaries whose business constitutes fifteen percent (15%) or more of the net revenues, net income or assets of such party and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement.

(iii)   “Affiliate” shall have the meaning as defined in Rule 12b-2 under the Exchange Act; provided that, for the avoidance of doubt, neither Catalyst Midstream Partners, LLC, nor any of its Subsidiaries, shall be deemed to be an Affiliate of Dodgers for purposes of this Agreement.
(iv)   “Anti-Corruption Laws” shall mean any applicable law for the prevention or punishment of public or commercial corruption and bribery, including the U.S. Foreign Corrupt Practices Act, U.K. Bribery Act 2010 and any applicable anti-corruption or anti-bribery law of any other applicable jurisdiction.
(v)   “Benefit Plan” shall mean each “employee benefit plan” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) and each other bonus, commission or other incentive, stock option, stock purchase, stock appreciation, restricted stock, restricted stock unit, performance stock unit, phantom equity or other equity-based award, employment, retention, change in control, severance, termination, pension, retirement, profit-sharing, deferred compensation, vacation, health, welfare, fringe benefit, retiree medical or life insurance, or other benefit or compensation plan, program, policy, Contract or other arrangement, whether or not in writing and whether or not funded.
(vi)   “Book-Entry Common Share” shall mean each uncertificated share of Cubs Common Stock.
(vii)   “Business Day” shall mean any day, other than a Saturday, a Sunday or a day on which banking and savings and loan institutions in New York, Texas or Oklahoma are authorized or required by Law to be closed.
(viii)   “Cleanup” shall mean all actions required to be taken under or pursuant to any Environmental Law to: (1) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (2) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.
(ix)   “Contract” shall mean any legally binding written or oral agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or commitment or undertaking of any nature, but in each case specifically excluding, however, any Oil and Gas Lease, Permit, or other instrument creating or evidencing an interest in any Oil and Gas Property or any real property related to or used or held for use in connection with the operation of the business.
(x)   “Corporate Governance Policy” means the amended Corporate Governance Guidelines of Dodgers to be adopted by Dodgers in accordance with Section 5.18 and appended to this Agreement as Exhibit D.
(xi)   “Cubs Benefit Plan” shall mean each Benefit Plan that is entered into, sponsored, maintained, contributed to or required to be contributed to by Cubs or any Cubs Subsidiary for the benefit of any Cubs Service Provider, or with respect to which Cubs or any Cubs Subsidiary (or any of their respective ERISA Affiliates) has or would reasonably be expected to have any liability, whether actual or contingent, but excluding workers’ compensation, unemployment compensation and other programs that are required under applicable Law and maintained by any Governmental Entity.
(xii)   “Cubs Contract” shall mean any Contract to which Cubs or any of the Cubs Subsidiaries is a party or bound as of the date hereof that fits, and any Contract which Cubs or any of the Cubs Subsidiaries may enter into after the date hereof that would fit, the following descriptions:
(1)   each Cubs Material Contract;

(2)   each Contract for lease of personal property or real property (excluding Oil and Gas Leases) involving annual payments in excess of $25,000,000 that are not terminable without penalty or other liability to Cubs or any of the Cubs Subsidiaries (other than any ongoing obligation pursuant to such Contract that is not caused by any such termination) within sixty (60) days, other than Contracts related to drilling rigs;
(3)   each joint development agreement, exploration agreement, participation, farmout, farm-in or program agreement or similar Contract requiring Cubs or any of the Cubs Subsidiaries to make, or reasonably likely to result in Cubs or any of the Cubs Subsidiaries making, annual expenditures in excess of $50,000,000 (net to the interest of Cubs and the Cubs Subsidiaries) following the date of this Agreement, other than customary joint operating agreements, unit agreements, unit operating agreements, communitization agreements, participating area agreements or designations, unit development agreements with any Governmental Entity or University Lands of Texas, and similar agreements, and continuous development obligations under Oil and Gas Leases;
(4)   each agreement that contains any exclusivity (other than, for avoidance of doubt, acreage dedications), “most favored nation” or most favored customer provision, call or put option, preferential right or rights of first or last offer, negotiation or refusal, to which Cubs or any of the Cubs Subsidiaries or any of their respective Affiliates is subject, and, in each case, is material to the business of Cubs and the Cubs Subsidiaries, taken as a whole, in each case other than those contained in (A) any agreement in which such provision is solely for the benefit of Cubs or any of the Cubs Subsidiaries, (B) customary royalty pricing provisions in Oil and Gas Leases or (C) customary preferential rights in joint operating agreements, unit agreements, unit operating agreements, communitization agreements, participating area agreement or designation, unit development agreements with any Governmental Entity or University Lands of Texas, and similar agreements affecting the business or the Oil and Gas Properties of Cubs or any of the Cubs Subsidiaries;
(5)   any Contract that provides for (i) any midstream services (including Hydrocarbon gathering, processing, transportation and related services and water handling, recycling or disposal services) to Cubs or any of the Cubs Subsidiaries, or (ii) the sale or purchase of Hydrocarbons by Cubs or any of the Cubs Subsidiaries, in each case, where the primary term plus any renewal or extension terms (whether optional or automatic) is greater than or equal to five (5) years (including, for the avoidance of doubt, any renewal or extension of such Contract that would result in the term being greater than or equal to five (5) years) or that does not allow Cubs or the Cubs Subsidiaries to terminate it without penalty to Cubs or the Cubs Subsidiaries with ninety (90) days notice prior to the commencement of any extended or secondary term; and
(6)   any Contract that provides for a “take-or-pay” clause or any similar prepayment obligation, minimum volume commitments or capacity reservation fees to a gathering, transportation or other arrangement downstream of the wellhead, or similar arrangements that otherwise guarantee or commit volumes of Hydrocarbons or water from Cubs or any Cubs Subsidiary’s Oil and Gas Properties, which in each case, would reasonably be expected to result in or involve payments (including penalty or deficiency payments) by Cubs or any Cubs Subsidiaries in excess of $10,000,000 during any calendar year following the date of this Agreement or, together with and taking into consideration all such Contracts to which Cubs or any Cubs Subsidiary is a party or is bound, would reasonably be expected to result in or involve aggregate penalty or deficiency payments by Cubs or any Cubs Subsidiary in excess of $15,000,000 during any calendar year following the date of this Agreement.
(xiii)   “Cubs Credit Agreements” shall mean, collectively, (i) the Cubs Revolving Credit Agreement and (ii) the Cubs Term Loan Credit Agreement.
(xiv)   “Cubs Intervening Event” shall mean a material event, fact, circumstance, development or occurrence not related to an Acquisition Proposal that is not known or reasonably foreseeable (or if known or reasonably foreseeable, the probability or magnitude of consequences of which were not known or reasonably foreseeable) to or by the Cubs Board as of the date of this Agreement, which event, fact, circumstance, development or occurrence becomes known to the Cubs Board prior to obtaining the Cubs Stockholder Approval. Notwithstanding the foregoing, in no event shall the following events, changes or developments constitute a Cubs Intervening Event: changes in the market price or trading volume of Dodgers Common Stock, Cubs Common Stock or any other securities of Cubs or Dodgers, or the fact that Cubs or Dodgers meets, fails to meet, or exceeds internal or published estimates, projections, forecasts or predictions for any period (it being understood that the underlying cause thereof may constitute a Cubs Intervening Event).
(xv)   “Cubs Material Adverse Effect” shall mean, when used with respect to Cubs and the Cubs Subsidiaries, (A) a material adverse effect on the ability of Cubs and the Cubs Subsidiaries to perform or comply with any material obligation under this Agreement or to consummate the transactions contemplated hereby in accordance with the terms hereof, or (B) any changes, events, developments, conditions, occurrences, effects or combination of the foregoing that materially adversely affects the business, results of operations or financial condition of Cubs and the Cubs Subsidiaries, taken as a whole, but none of the following changes, events, developments, conditions, occurrences or effects (either alone or in combination) will be taken into account for purposes of determining whether or not a Cubs Material Adverse Effect has occurred:
(1)   changes in the general economic, financial, credit or securities markets, including prevailing interest rates or currency rates, tariffs or regulatory or political conditions and changes in oil, natural gas, condensate or natural gas liquids prices or the prices of other commodities, including changes in price differentials;
(2)   changes in general economic conditions in the:
(A)   oil and gas exploration and production industry;
(B)   the oil and gas gathering, compressing, treating, processing and transportation industry generally;
(C)   the natural gas liquids fractionating and transportation industry generally;
(D)   the crude oil and condensate logistics and marketing industry generally; and
(E)   the natural gas marketing and trading industry generally (including in each case changes in law after the date of this Agreement affecting such industries);
(3)   the outbreak or escalation of hostilities or acts of war or terrorism, or any escalation or worsening thereof;
(4)   any hurricane, tornado, flood, earthquake or other natural disaster;
(5)   any epidemic, pandemic or disease outbreak, or other public health condition, or any other force majeure event, or any escalation or worsening thereof;
(6)   the identity of, or actions or omissions of, Dodgers, Merger Sub or their respective Affiliates, or any action taken pursuant to or in accordance with this Agreement or at the request of or with the consent of Dodgers; provided that the exception in this clause (6) shall not apply to references to “Cubs Material Adverse Effect” in the representations and warranties set forth in Section 2.5(b) and, to the extent related thereto, the condition set forth in Section 6.2(b);
(7)   the announcement or pendency of this Agreement (including, for the avoidance of doubt, compliance with or performance of obligations under this Agreement or the transactions contemplated hereby); provided that the exception in this clause (7) shall not apply to references to “Cubs Material Adverse Effect” in the representations and warranties set forth in Section 2.5(b) and, to the extent related thereto, the condition set forth in Section 6.2(b);
(8)   any change in the market price or trading volume of the Cubs Common Stock (it being understood and agreed that the exception in this clause (8) shall not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such change (unless excepted under the other clauses of this definition) should be deemed to constitute, or be taken into account in determining whether there has been, a Cubs Material Adverse Effect);
(9)   any failure to meet any financial projections or estimates or forecasts of revenues, earnings or other financial metrics for any period (it being understood and agreed that the exception in this clause (9) shall not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such failure (unless excepted under the other clauses of this definition) should be deemed to constitute, or be taken into account in determining whether there has been, a Cubs Material Adverse Effect);
(10)   any downgrade in rating of any Indebtedness or debt securities of Cubs or any of the Cubs Subsidiaries (it being understood and agreed that the exception in this clause (10) shall not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such downgrade (unless excepted under the other clauses of this definition) should be deemed to constitute, or be taken into account in determining whether there has been, a Cubs Material Adverse Effect);
(11)   changes in any Laws or regulations applicable to Cubs or any of Cubs’ Subsidiaries or their respective assets or operations;
(12)   changes in applicable accounting regulations or the interpretations thereof; and
(13)   any Legal Proceedings commenced by or involving any current or former director or stockholder of Cubs (on its own behalf or on behalf of Cubs) arising out of or related to this Agreement or the Merger or other transactions contemplated hereby;
provided, however, that any change, event, development, circumstance, condition, occurrence or effect referred to in the foregoing clauses (1), (2), (3), (4), (5) or (12) will, unless otherwise excluded, be taken into account for purposes of determining whether a Cubs Material Adverse Effect has occurred if and to the extent that such change, event, development, circumstance, condition, occurrence or effect disproportionately affects Cubs and the Cubs Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which Cubs and the Cubs Subsidiaries operate.
(xvi)   “Cubs Revolving Credit Agreement” shall mean that certain Credit Agreement, dated as of March 10, 2023, by and among Cubs, as borrower, the lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent as amended by that certain Amendment No. 1 to Credit Agreement, dated as of September 12, 2024, and as further amended, restated, amended and restated, replaced (whether upon or after termination or otherwise, and whether with the original lenders or otherwise), refinanced, supplemented, modified, extended or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, including any extension of the maturity thereof or increase in the amount of available borrowings thereof.
(xvii)   “Cubs Service Provider” shall mean any current or former employee, officer, director, or other individual service provider of Cubs or any of the Cubs Subsidiaries.
(xviii)   “Cubs Stock Plans” shall mean the Cubs 2023 Equity Incentive Plan, the Cimarex Energy Co. Amended and Restated 2019 Equity Incentive Plan, the Cabot Oil & Gas Corporation 2014 Incentive Plan, and items 1-5 identified on Section 2.4(a) of the Cubs Disclosure Letter.
(xix)   “Cubs Term Loan Credit Agreement” shall mean that certain Term Loan Credit Agreement, dated as of December 10, 2024, by and among Cubs, as borrower, the lenders from time to time party thereto and Toronto Dominion (Texas) LLC, as administrative agent, as amended, restated, amended and restated, replaced (whether upon or after termination or otherwise, and whether with the original lenders or otherwise), refinanced, supplemented, modified, extended or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, including any extension of the maturity thereof or increase in the amount of available borrowings thereof.
(xx)   “Data Privacy Requirements” means, with respect to a party or any of its Subsidiaries, the following, in each case, to the extent applicable to such party or any of its Subsidiaries: (i) Laws directed to data privacy and security, (ii) contractual obligations of such party or any of its Subsidiaries regulating the privacy, security or processing of personal information (including self-regulatory standards to which such party or any of its Subsidiaries have publicly committed), and (iii) public-facing, written privacy, security and data protection policies.
(xxi)   “Derivative Product” shall mean each Contract for any futures transaction, swap transaction, collar transaction, floor transaction, cap transaction, option, warrant, forward purchase or sale transaction relating to one or more currencies, commodities (including Hydrocarbons), interest rates, bonds, equity securities, loans, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.
(xxii)   “Dodgers Benefit Plan” shall mean each Benefit Plan that is entered into, sponsored, maintained, contributed to or required to be contributed to by Dodgers or any Dodgers Subsidiary for the benefit of any Dodgers Service Provider, or with respect to which Dodgers or any Dodgers Subsidiary (or any of their respective ERISA Affiliates) has or would reasonably be expected to have any liability, whether actual or contingent, but excluding workers’ compensation, unemployment compensation and other programs that are required under applicable Law and maintained by any Governmental Entity.
(xxiii)   “Dodgers Contract” shall mean any Contract to which Dodgers or any of the Dodgers Subsidiaries is a party or bound as of the date hereof that fits, and any Contract which Dodgers or any of the Dodgers Subsidiaries may enter into after the date hereof that would fit, the following descriptions:
(1)   each Dodgers Material Contract;
(2)   each Contract for lease of personal property or real property (excluding Oil and Gas Leases) involving annual payments in excess of $25,000,000 that are not terminable without penalty or other liability to Dodgers or any of the Dodgers Subsidiaries (other than any ongoing obligation pursuant to such Contract that is not caused by any such termination) within sixty (60) days, other than Contracts related to drilling rigs;
(3)   each joint development agreement, exploration agreement, participation, farmout, farm-in or program agreement or similar Contract requiring Dodgers or any of the Dodgers Subsidiaries to make, or reasonably likely to result in Dodgers or any of the Dodgers Subsidiaries making, annual expenditures in excess of $50,000,000 (net to the interest of Dodgers and the Dodgers Subsidiaries) following the date of this Agreement, other than customary joint operating agreements, unit agreements, unit operating agreements, communitization agreements, participating area agreements or designations, unit development agreements with any Governmental Entity or University Lands of Texas, and similar agreements, and continuous development obligations under Oil and Gas Leases;
(4)   each agreement that contains any exclusivity (other than, for avoidance of doubt, acreage dedications), “most favored nation” or most favored customer provision, call or put option, preferential right or rights of first or last offer, negotiation or refusal, to which Dodgers or any of the Dodgers Subsidiaries or any of their respective Affiliates is subject, and, in each case, is material to the business of Dodgers and the Dodgers Subsidiaries, taken as a whole, in each case other than those contained in (A) any agreement in which such provision is solely for the benefit of Dodgers or any of the Dodgers Subsidiaries, (B) customary royalty pricing provisions in Oil and Gas Leases or (C) customary preferential rights in joint operating agreements, unit agreements, unit operating agreements, communitization agreements, participating area agreement or designation, unit development agreements with any Governmental Entity or University Lands of Texas, and similar agreements affecting the business or the Oil and Gas Properties of Dodgers or any of the Dodgers Subsidiaries;
(5)   any Contract that provides for (i) any midstream services (including Hydrocarbon gathering, processing, transportation and related services and water handling, recycling or disposal services) to Dodgers or any of the Dodgers Subsidiaries, or (ii) the sale or purchase of Hydrocarbons by Dodgers or any of the Dodgers Subsidiaries, in each case, where the primary term plus any renewal or extension terms (whether optional or automatic) is greater than or equal to five (5) years (including, for the avoidance of doubt, any renewal or extension of such Contract that would result in the term being greater than or equal to five (5) years) or that does not allow Dodgers or the Dodgers Subsidiaries to terminate it without penalty to Dodgers or the Dodgers Subsidiaries with ninety (90) days notice prior to the commencement of any extended or secondary term; and
(6)   any Contract that provides for a “take-or-pay” clause or any similar prepayment obligation, minimum volume commitments or capacity reservation fees to a gathering, transportation or other arrangement downstream of the wellhead, or similar arrangements that otherwise guarantee or commit volumes of Hydrocarbons or water from Dodgers or any Dodgers Subsidiary’s Oil and Gas Properties, which in each case, would reasonably be expected to result in or involve payments (including penalty or deficiency payments) by Dodgers or any Dodgers Subsidiaries in excess of $10,000,000 during any calendar year following the date of this Agreement or, together with and taking into consideration all such Contracts to which Dodgers or any Dodgers Subsidiary is a party or is bound, would reasonably be expected to result in or involve aggregate penalty or deficiency payments by Dodgers or any Dodgers Subsidiary in excess of $15,000,000 during any calendar year following the date of this Agreement.
(xxiv)   “Dodgers Credit Agreements” shall mean, collectively, (i) the Dodgers Revolving Credit Agreement and (ii) the Dodgers Term Loan Credit Agreement.
(xxv)   “Dodgers DSUs” shall mean each restricted stock unit granted pursuant to a Dodgers Stock Plan to a non-employee member of the Dodgers Board, pursuant to which the holder has made an election to defer receipt of Dodgers Common Stock (or an equivalent amount in cash) upon the settlement of such unit.
(xxvi)   “Dodgers Intervening Event” shall mean a material event, fact, circumstance, development or occurrence not related to an Acquisition Proposal that is not known or reasonably foreseeable (or if known or reasonably foreseeable, the probability or magnitude of consequences of which were not known or reasonably foreseeable) to or by the Dodgers Board as of the date of this Agreement, which event, fact, circumstance, development or occurrence becomes known to the Dodgers Board prior to obtaining the Dodgers Stockholder Approval. Notwithstanding the foregoing, in no event shall the following events, changes or developments constitute a Dodgers Intervening Event: changes in the market price or trading volume of Dodgers Common Stock, Cubs Common Stock or any other securities of Dodgers or Cubs, or the fact that Dodgers or Cubs meets, fails to meet, or exceeds internal or published estimates, projections, forecasts or predictions for any period (it being understood that the underlying cause thereof may constitute a Dodgers Intervening Event).
(xxvii)   “Dodgers Material Adverse Effect” shall mean, when used with respect to Dodgers and the Dodgers Subsidiaries, (A) a material adverse effect on the ability of Dodgers and the Dodgers Subsidiaries to perform or comply with any material obligation under this Agreement or to consummate the transactions contemplated hereby in accordance with the terms hereof, or (B) any changes, events, developments, conditions, occurrences, effects or combination of the foregoing that materially adversely affects the business, results of operations or financial condition of Dodgers and the Dodgers Subsidiaries, taken as a whole, but none of the following changes, events, developments, conditions, occurrences or effects (either alone or in combination) will be taken into account for purposes of determining whether or not a Dodgers Material Adverse Effect has occurred:
(1)   changes in the general economic, financial, credit or securities markets, including prevailing interest rates or currency rates, tariffs, or regulatory or political conditions and changes in oil, natural gas, condensate or natural gas liquids prices or the prices of other commodities, including changes in price differentials;
(2)   changes in general economic conditions in the:
(A)   oil and gas exploration and production industry;
(B)   the oil and gas gathering, compressing, treating, processing and transportation industry generally;
(C)   the natural gas liquids fractionating and transportation industry generally;
(D)   the crude oil and condensate logistics and marketing industry generally; and
(E)   the natural gas marketing and trading industry generally (including in each case changes in law after the date of this Agreement affecting such industries);
(3)   the outbreak or escalation of hostilities or acts of war or terrorism, or any escalation or worsening thereof;
(4)   any hurricane, tornado, flood, earthquake or other natural disaster;
(5)   any epidemic, pandemic or disease outbreak, or other public health condition, or any other force majeure event, or any escalation or worsening thereof;
(6)   the identity of, or actions or omissions of, Cubs and its respective Affiliates, or any action taken pursuant to or in accordance with this Agreement or at the request of or with the consent of Cubs; provided that the exception in this clause (6) shall not apply to references to “Dodgers Material Adverse Effect” in the representations and warranties set forth in Section 3.5(b) and, to the extent related thereto, the condition set forth in Section 6.3(b);
(7)   the announcement or pendency of this Agreement (including, for the avoidance of doubt, compliance with or performance of obligations under this Agreement or the transactions contemplated hereby); provided that the exception in this clause (7) shall not apply to references to “Dodgers Material Adverse Effect” in the representations and warranties set forth in Section 3.5(b) and, to the extent related thereto, the condition set forth in Section 6.3(b);
(8)   any change in the market price or trading volume of the Dodgers Common Stock (it being understood and agreed that the exception in this clause (8) shall not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such change (unless excepted under the other clauses of this definition) should be deemed to constitute, or be taken into account in determining whether there has been, a Dodgers Material Adverse Effect);
(9)   any failure to meet any financial projections or estimates or forecasts of revenues, earnings or other financial metrics for any period (it being understood and agreed that the exception in this clause (9) shall not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such failure (unless excepted under the other clauses of this definition) should be deemed to constitute, or be taken into account in determining whether there has been, a Dodgers Material Adverse Effect);

(10)   any downgrade in rating of any Indebtedness or debt securities of Dodgers or any of the Dodgers Subsidiaries (it being understood and agreed that the exception in this clause (10) shall not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such downgrade (unless excepted under the other clauses of this definition) should be deemed to constitute, or be taken into account in determining whether there has been, a Dodgers Material Adverse Effect);
(11)   changes in any Laws or regulations applicable to Dodgers or any of Dodgers’ Subsidiaries or their respective assets or operations;
(12)   changes in applicable accounting regulations or the interpretations thereof; and
(13)   any Legal Proceedings commenced by or involving any current or former director or stockholder of Dodgers (on its own behalf or on behalf of Dodgers) arising out of or related to this Agreement or the Merger or other transactions contemplated hereby;
provided, however, that any change, event, development, circumstance, condition, occurrence or effect referred to in the foregoing clauses (1), (2), (3), (4), (5) or (12) will, unless otherwise excluded, be taken into account for purposes of determining whether a Dodgers Material Adverse Effect has occurred if and to the extent that such change, event, development, circumstance, condition, occurrence or effect disproportionately affects Dodgers and the Dodgers Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which Dodgers and the Dodgers Subsidiaries operate.
(xxviii)   “Dodgers PSUs” shall mean each restricted stock unit granted pursuant to a Dodgers Stock Plan and subject to performance-based vesting conditions.
(xxix)   “Dodgers Revolving Credit Agreement” shall mean that certain Amended and Restated Credit Agreement, dated as of March 24, 2023, by and among Dodgers, as borrower, the lenders and issuing banks from time to time party thereto and Bank of America, N.A., as administrative agent and as swing line lender, as modified by that certain Extension Agreement, dated as of March 25, 2024, as further modified by that certain Extension Agreement, dated of as March 24, 2025, and as further amended, restated, amended and restated, replaced (whether upon or after termination or otherwise, and whether with the original lenders or otherwise), refinanced, supplemented, modified, extended or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, including any extension of the maturity thereof or increase in the amount of available borrowings thereof.
(xxx)   “Dodgers RSAs” shall mean each restricted stock award granted pursuant to a Dodgers Stock Plan.
(xxxi)   “Dodgers RSUs” shall mean each restricted stock unit granted pursuant to a Dodgers Stock Plan and subject to solely time-based vesting conditions, other than the Dodgers DSUs.
(xxxii)   “Dodgers Service Provider” shall mean any current or former employee, officer, director, or other individual service provider of Dodgers or any of the Dodgers Subsidiaries.
(xxxiii)   “Dodgers Stock Plans” shall mean the Dodgers 2022 Long-Term Incentive Plan, the Dodgers 2017 Long-Term Incentive Plan, and the WPX Energy, Inc. 2013 Incentive Plan.
(xxxiv)   “Dodgers Term Loan Credit Agreement” shall mean that certain Delayed Draw Term Loan Credit Agreement, dated as of August 12, 2024, by and among Dodgers, as borrower, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, as amended, restated, amended and restated, replaced (whether upon or after termination or otherwise, and whether with the original lenders or otherwise), refinanced, supplemented, modified, extended or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, including any extension of the maturity thereof or increase in the amount of available borrowings thereof.

(xxxv)   “DTC” means The Depositary Trust Company.
(xxxvi)   “Economic Sanctions/Trade Laws” shall mean all applicable laws relating to anti-terrorism, the importation of goods, export controls, antiboycott, and Sanctions Targets, including prohibited or restricted international trade and financial transactions and lists maintained by any governmental body, agency, authority or Entity targeting certain countries, territories, entities or Persons. For the avoidance of doubt, the applicable laws referenced in the foregoing sentence include (A) any of the Trading With the Enemy Act, the International Emergency Economic Powers Act, the United Nations Participation Act, or the Syria Accountability and Lebanese Sovereignty Act, or any regulations of the U.S. Treasury Department Office of Foreign Assets Controls “OFAC”, or any export control law applicable to U.S.-origin goods, or any enabling legislation or executive order relating to any of the above, as collectively interpreted and applied by the U.S. Government at the prevailing point in time, (B) any U.S. sanctions related to or administered by the U.S. Department of State and (C) any sanctions measures or embargoes imposed by the United Nations Security Council, His Majesty’s Treasury or the European Union.
(xxxvii)   “EDGAR” means the Electronic Data Gathering, Analysis and Retrieval System administered by the SEC.
(xxxviii)   “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, deed of trust, security interest, encumbrance, easement, title defect, lease, sublease, claim, infringement, interference, option, right of first refusal or preemptive right (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).
(xxxix)   “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.
(xl)   “Environmental Claim” shall mean any claim, action, cause of action, investigation or notice by any Person alleging potential liability (including potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, Release or threatened Release of any Hazardous Materials at any location, whether or not owned or operated by Cubs or Dodgers, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.
(xli)   “Environmental Law” shall mean any applicable Law that relates to:
(1)   the protection of the environment (including air, surface water, groundwater, surface land, subsurface land, plant and animal life or any other natural resource), human health or safety (to the extent related to exposure to Hazardous Materials); or
(2)   the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, or Release of Hazardous Materials, in each case as in effect on or prior to the date of this Agreement.
(xlii)   “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
(xliii)   “ERISA Affiliates” shall mean, with respect to any entity, any trade or business, whether or not incorporated, that, together with such entity, would be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code.
(xliv)   “executive officers” shall have the meaning given to such term in Rule 3b-7 under the Exchange Act.

(xlv)   “Existing Cubs Notes” shall mean Cubs’ 3.77% Senior Notes due 2026, 3.90% Senior Notes due 2027, 4.375% Senior Notes due 2029, 5.60% Senior Notes due 2034, 5.40% Senior Notes due 2035 and 5.90% Senior Notes due 2055.
(xlvi)   “Existing Dodgers Notes” shall mean the 7.50% Senior Notes due 2027, 5.25% Senior Notes due 2027, 5.875% Senior Notes due 2028, 4.50% Senior Notes due 2030, 7.875% Senior Notes due 2031, 7.95% Senior Notes due 2032, 5.20% Senior Notes due 2034, 5.60% Senior Notes due 2041, 4.75% Senior Notes due 2042, 5.00% Senior Notes due 2045 and 5.75% Senior Notes due 2054 issued by Dodgers or its Subsidiaries.
(xlvii)   “GAAP” shall mean generally accepted accounting principles, as in effect in the United States of America.
(xlviii)   “Governmental Entity” shall mean any federal, state, tribal, municipal, local or foreign government or any instrumentality, subdivision, court, arbitral body (public or private), administrative agency or commission or other authority thereof.
(xlix)   “Hazardous Materials” shall mean any substance, material or waste that is listed, defined, designated or classified or otherwise regulated as hazardous, toxic, radioactive, dangerous or a “pollutant” or “contaminant” or words of similar import pursuant to any Environmental Law, including Hydrocarbons and greenhouse gases or any hazardous substance as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq., as amended, and any similar term used in any similar state authority.
(l)   “Hydrocarbons” shall mean crude oil, natural gas, condensate, drip gas and natural gas liquids (including coalbed gas), ethane, propane, iso-butane, nor-butane, gasoline, scrubber liquids and other liquids or gaseous hydrocarbons or other substances (including minerals or gases), or any combination thereof, produced or associated therewith.
(li)   “Indebtedness” of any Person shall mean:
(1)   indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities or the sale of property of such Person to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property) or payment obligations issued or incurred by such Person in substitution or exchange for payment obligations for borrowed money;
(2)   obligations of such Person to pay the deferred purchase or acquisition price for any property of such Person or any services received by such Person, including, in any such case, “earnout” payments;
(3)   reimbursement obligations of such Person in respect of drawn letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person;
(4)   obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property to such Person to the extent such obligations are required to be classified and accounted for as a capital lease or finance lease on a balance sheet of such Person under GAAP;
(5)   payment obligations secured by (or for which the holder of such payment obligations has an existing right, contingent or otherwise, to be secured by) any Encumbrance other than a Permitted Encumbrance, on assets or properties of such Person, whether or not the obligations secured thereby have been assumed; and
(6)   indebtedness of others as described in the foregoing clauses (1) through (5) above in any manner guaranteed by such Person; but Indebtedness does not include (a) accounts payable to trade creditors, or accrued expenses arising in the ordinary course of business consistent with past practice, in each case, that are not yet more than ninety (90) days past due, or are being disputed in good faith, and the endorsement of negotiable instruments for collection in the ordinary course of business, or (b) any credit support obligations for Derivative Products entered into by such Person or its Subsidiaries.
(lii)   “Intellectual Property” shall mean all intellectual property rights throughout the world, including all U.S. and foreign (i) patents, patent applications, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof, (ii) trademarks, service marks, names, corporate names, trade names, domain names, social media accounts, logos, slogans, trade dress, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing, (iii) copyrights and copyrightable subject matter, (iv) proprietary rights in computer programs (whether in source code, object code, or other form), databases, algorithms, compilations and other collections of data (including geophysical data), and in all documentation, including user manuals and training materials, related to any of the foregoing (collectively, “Software”), (v) trade secrets and other confidential information, including know-how, inventions, proprietary processes, formulae, models and methodologies and (vi) all applications and registrations for the foregoing.
(liii)   “IRS” shall mean the United States Internal Revenue Service.
(xxxvii)   “IT Assets” means computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment.
(liv)   “Knowledge” shall mean with respect to any party hereto shall mean the actual knowledge of such party’s executive officers.
(lv)   “Law” shall mean any applicable federal, state, local, municipal, foreign or other law, act, Order, statute, constitution, principle of common law, resolution, ordinance, code, edict, rule, regulation or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.
(lvi)   “Legal Proceeding” shall mean any action, suit, litigation, arbitration, grievance, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving any Person, any court or other Governmental Entity or any arbitrator or arbitration panel, or any union, employee representative body or other labor organization.
(lvii)   “Mineral Interest” shall mean any fee mineral interests or an undivided fee mineral interest, mineral interests, non-participating royalty interests, term mineral interests, coalbed methane interests, oil interests, gas interests, reversionary interests, reservations, concessions, executive rights or other similar interests in Hydrocarbons in place or other fee interests in Hydrocarbons.
(lviii)   “Money-Laundering Laws” shall mean any law governing financial recordkeeping and reporting requirements, including the U.S. Currency and Foreign Transaction Reporting Act of 1970, the U.S. Money Laundering Control Act of 1986, and any applicable money laundering-related laws of other jurisdictions where Cubs or Dodgers, as applicable, and their respective Subsidiaries conduct business, conduct financial transactions or own assets.
(lix)   “Oil and Gas Leases” shall mean, with respect to a Person, all Hydrocarbon and mineral leases and subleases, royalties, overriding royalties, net profits interests, Mineral Interests, carried interests, and other rights to Hydrocarbons in place, and mineral servitudes, and all leases, subleases, licenses or other occupancy or similar agreements under which such Person acquires or obtains operating rights in and to Hydrocarbons.
(lx)   “Oil and Gas Properties” shall mean (a) all direct and indirect right, title, and interests in and rights with respect to Hydrocarbon, mineral, water and similar properties of any kind and nature, including all Oil and Gas Leases and the interests in lands covered thereby or included in Units with which the Oil and Gas Leases may have been pooled, communitized or unitized, working, leasehold and Mineral Interests and estates and operating rights and royalties, overriding royalties, production payments, net profit interests, carried interests, non-participating royalty interests and other non-working interests and non-operating interests (including all Oil and Gas Leases, operating agreements, unitization, communitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, and in each case, interests thereunder), fee interests, reversionary interests, back-in interests, reservations, and concessions, (b) all Wells located on or producing from any of the Oil and Gas Leases, Units, or Mineral Interests and the rights to all Hydrocarbons and other minerals produced therefrom (including the proceeds thereof), (c) all surface interests, easements, surface use agreements, rights-of-way, licenses and Permits, in each case, in connection with Oil and Gas Leases, the drilling of Wells or the production, gathering, processing, storage, disposition, transportation or sale of Hydrocarbons, (d) all interests in machinery, equipment (including Well equipment and machinery), production, completion, injection, disposal, gathering, transportation, transmission, treating, processing, and storage facilities (including tanks, tank batteries, pipelines, flow lines, gathering systems and metering equipment), rigs, pumps, water plants, electric plants, platforms, processing plants, separation plants, refineries, testing and monitoring equipment, and other personal property used, in each case, in connection with Oil and Gas Leases, the drilling of Wells or the production, gathering, processing, storage, disposition, transportation or sale of Hydrocarbons and (e) all other interests of any kind or character associated with, appurtenant to, or necessary for the operation of any of the foregoing.
(lxi)   “Oil and Gas Property Encumbrance” shall mean any lien, security interest, pledge, charge, defect or other similar encumbrance.
(lxii)   “Order” shall mean any: (A) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Entity or any arbitrator or arbitration panel; or (B) Contract with any Governmental Entity entered into in connection with any Legal Proceeding.
(lxiii)   “Permit” shall mean any franchise, grant, authorization, license, establishment registration, product listing, permit, easement, variance, exception, consent, certificate, clearance, approval or order of any Governmental Entity.
(lxiv)   “Permitted Encumbrance” shall mean:
(1)   to the extent waived prior to the Effective Time or not triggered by the transactions contemplated hereunder, preferential purchase rights, rights of first refusal, purchase options, consents and similar rights granted pursuant to any Contracts or instrument, including joint operating agreements, joint ownership agreements, stockholders agreements, organizational documents and other similar agreements and documents;
(2)   contractual or statutory mechanic’s, materialmen’s, warehouseman’s, journeyman’s and carrier’s liens and other similar Encumbrances arising in the ordinary course of business for amounts not yet delinquent and liens for Taxes or assessments that are not yet delinquent or that are being contested in good faith in the ordinary course of business and in each case for which adequate reserves have been established in accordance with GAAP by the party responsible for payment thereof;
(3)   lease burdens payable to third parties and all other burdens upon, measured by or payable out of production which are deducted in the calculation of discounted present value in the Cubs Reserve Report or the Dodgers Reserve Report, as applicable, including any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest;
(4)   (i) contractual or statutory Encumbrances securing obligations for labor, services, materials and supplies furnished to Mineral Interests, (ii) Encumbrances on pipeline or pipeline facilities which arise out of operation of Law, or (iii) Encumbrances arising in the ordinary course of business under operating agreements, joint venture agreements, partnership agreements, Oil and Gas Leases, farm-out agreements, division orders, contracts for the sale, purchase, transportation, processing or exchange of oil, gas or other Hydrocarbons or water, unitization and pooling declarations and agreements, area of mutual interest agreements, development agreements, joint ownership arrangements and other agreements which are customary in the oil and gas business; provided, however, that, in the case of any Encumbrance described in the foregoing clauses (i), (ii) or (iii), such Encumbrance (A) secures obligations that are not Indebtedness and are not delinquent or that are being contested in good faith in the ordinary course of business and (B) has no material adverse effect on the value, use or operation of the property encumbered thereby;
(5)   Encumbrances incurred in the ordinary course of business on cash or securities pledged in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for Indebtedness) entered into in the ordinary course of business (including lessee and operator obligations under statute, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state, federal or foreign lands or waters) or to secure obligations on surety or appeal bonds;
(6)   customary Encumbrances for the fees, costs and expenses of trustees and escrow agents pursuant to the indenture, escrow agreement or other similar agreement establishing such trust or escrow arrangement;
(7)   such title defects as (A) Dodgers (in the case of title defects with respect to properties or assets of Cubs or any of the Cubs Subsidiaries) may have expressly waived in writing or (B) Cubs (in the case of title defects with respect to properties or assets of Dodgers or any of the Dodgers Subsidiaries) may have expressly waived in writing;
(8)   rights reserved to or vested in any Governmental Entity to control or regulate any of Cubs’ or Dodgers’ or their respective Subsidiaries’ properties or assets in any manner, other than rights of condemnation or eminent domain that has been exercised;
(9)   all easements, covenants, restrictions (including zoning restrictions), rights-of-way, servitudes, Permits, surface leases and other similar rights or restrictions in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the Cubs Material Owned Real Property or Dodgers Material Owned Real Property or the properties of Cubs or Dodgers or any of their respective Subsidiaries that are of record and customarily granted in the oil and gas industry and (i) do not materially interfere with the operation, development, exploration or use of the property or asset affected or (ii) increase the burdens payable to third parties that are deducted in the calculation of discounted present value in the Cubs Reserve Report or the Dodgers Reserve Report, as applicable, including any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest;
(10)   any Encumbrances discharged at or prior to the Effective Time;
(11)   with respect to the Cubs Material Real Property or the Dodgers Material Real Property (as applicable), but excluding any Oil and Gas Properties, all other Encumbrances, liens, charges, defects and irregularities not arising in connection with Indebtedness, and any encroachments, overlapping improvements, and other state of facts as would be shown on a current and accurate survey of any Cubs Material Real Property or Dodgers Material Real Property, as applicable, that in each case does not materially interfere with the operation, value, development, exploration or use of the property or asset affected;
(12)   licenses of or other grants of rights to use or obligations with respect to Intellectual Property;

(13)   consents and any required notices to, or filings with, Governmental Entities in connection with the consummation of the transactions contemplated by this Agreement, in each case, that are customarily obtained or filed after the Closing;
(14)   rights of reassignment arising upon final intention to abandon or release any of the Oil and Gas Properties to the extent such rights have not been triggered;
(15)   rights of a common owner of any interest in the Oil and Gas Properties and such common owner as tenants in common or through common ownership;
(16)   the terms and conditions of this Agreement;
(17)   all wellhead, pipeline and other Hydrocarbon imbalances;
(18)   defects or irregularities resulting from or related to probate proceedings or the lack thereof, which defects or irregularities have been outstanding for more than five years;
(19)   defects based on or arising out of the failure of Dodgers or Cubs, as applicable, to enter into, be party to, or be bound by, pooling provisions, a pooling agreement, production sharing agreement or other similar agreement with respect to any horizontal well that crosses more than one lease or tract (i) to the extent such well has been permitted by an applicable Governmental Entity and (ii) to the extent the allocation of Hydrocarbons produced from such well among leases or tracts is based upon the length of the “as drilled” horizontal wellbore open for production, the total length of the horizontal wellbore, or other methodology that is intended to reasonably attribute to each such lease or tract its share of such production;
(20)   defects or irregularities that would customarily be waived by a reasonable owner or operator of oil and gas properties in the same area;
(21)   such other Encumbrance that does not (a) reduce Cubs’ or Dodgers’, as applicable, net revenue interest share to less than what is reflected in the Cubs Reserve Report or the Dodgers Reserve Report, as applicable, of all Hydrocarbons produced from such Oil and Gas Properties throughout the life of such Oil and Gas Properties, (b) increase Cubs’ or Dodgers’, as applicable, percentage share of the costs and expenses for the maintenance and development of, and operations relating to, such Oil and Gas Properties, to greater than the working interest reflected in the Cubs Reserve Report or the Dodgers Reserve Report, as applicable, for such Oil and Gas Properties (other than any increases that are accompanied by a proportionate (or greater) net revenue interest in such Oil and Gas Properties), and (c) does not materially and adversely impact the ownership and operation of such Oil and Gas Properties by Cubs or Dodgers, as applicable, as conducted as of the date hereof; and
(22)   any other Encumbrances permitted under (x) in the case of Cubs and Cubs Subsidiaries, the Cubs Credit Agreements, and (y) in the case of Dodgers and Dodgers Subsidiaries, the Dodgers Credit Agreements.
(lxv)   “Person” shall mean any individual, Entity or Governmental Entity.
(lxvi)   “Production Burdens” shall mean all royalty interests, overriding royalty interests, production payments, reversionary interests, net profit interests, production payments, carried interests, non-participating royalty interests, royalty burdens or other similar interests or encumbrances that constitute a burden on, and are measured by or are payable out of, the production of Hydrocarbons from, or allocated to, any Oil and Gas Properties or the proceeds realized from the sale or other disposition thereof (including any amounts payable to publicly traded royalty trusts), other than Taxes and assessments of Governmental Entities.
(lxvii)   “Release” shall mean any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, seeping, dumping or disposing.
(lxviii)   “Sanctions Target” shall mean (A) any country or territory that is the target of country-wide or territory-wide Economic Sanctions/Trade Laws, including, as of the date of this Agreement,

Iran, Cuba, Syria, the Crimea region of Ukraine, and North Korea; (B) a Person that is on the list of Specially Designated Nationals and Blocked Persons or any of the other sanctions Persons lists published by OFAC, or any equivalent list of sanctioned Persons issued by the U.S. Department of State; (C) a Person that is located in or organized under the laws of a country or territory that is identified as the subject of country-wide or territory-wide Economic Sanctions/Trade Laws; or (D) an entity owned fifty percent (50%) or more or controlled by a country or territory identified in clause (A) or Person in clause (B) above.
(lxix)   “Subsidiary” of any Person shall mean (i) a corporation more than fifty percent (50%) of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof, (ii) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership, (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the managing member or has the power to direct the policies, management and affairs of such company or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof; provided that, for the avoidance of doubt, neither Catalyst Midstream Partners, LLC, nor any of its Subsidiaries, shall be deemed to be a Subsidiary of Dodgers for purposes of this Agreement.
(lxx)   “Superior Proposal” shall mean, with respect to a party hereto, any bona fide written Acquisition Proposal with respect to such party made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, share exchange, consolidation or other business combination, (A) all or substantially all of the assets of such party and its Subsidiaries, taken as a whole, or (B) all or substantially all of the common equity securities of such party, in each case on terms which a majority of the board of directors of such party determines in good faith (after consultation with its financial advisors and outside legal counsel, and taking into account all financial, legal and regulatory terms and conditions of the Acquisition Proposal and this Agreement, including financing terms, the identity of the third party making such Acquisition Proposal and potential synergies expected to be realized from the transactions contemplated hereby, any alternative transaction (including any modifications to the terms of this Agreement) proposed by the other party hereto pursuant to Section 5.4, and including any conditions to and expected timing of consummation, and any risks of non-consummation, of such Acquisition Proposal) to be more favorable to such party and its stockholders (in their capacity as stockholders) as compared to the transactions contemplated hereby and to any alternative transaction (including any modifications to the terms of this Agreement) proposed by any other party hereto pursuant to Section 5.4.
(lxxi)   “Takeover Laws” shall mean any “Moratorium,” “Control Share Acquisition,” “Fair Price,” “Supermajority,” “Affiliate Transactions,” or “Business Combination Statute or Regulation” or other similar state anti-takeover Laws.
(lxxii)   “Tax Return” shall mean any return, declaration, statement, report or similar filing (including any schedule or attachment thereto) filed or required to be filed with respect to Taxes, including any information return, claim for refund, amended return, or declaration of estimated Taxes.
(lxxiii)   “Taxes” shall mean any and all domestic or foreign, federal, state, local or other taxes and similar charges, fees, customs, tariffs, imposts and assessments of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Taxing Authority, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added.

(lxxiv)   “Taxing Authority” shall mean the Internal Revenue Service and any other domestic or foreign Governmental Entity responsible for the administration or collection of any Taxes.
(lxxv)   “Treasury Regulations” shall mean the regulations promulgated under the Code.
(lxxvi)   “Unit” shall mean each separate pooled, communitized or unitized acreage unit which includes all or any portion of any Oil and Gas Leases or other Oil and Gas Properties.
(lxxvii)   “Wells” shall mean Hydrocarbon wells, CO2 wells, saltwater disposal wells, injection wells and storage wells, whether producing, operating, shut-in or temporarily abandoned, located on any real property associated with an Oil and Gas Property of Cubs or Dodgers, as applicable, or any of their Subsidiaries.
(lxxviii)   “Willful and Material Breach” including the correlative term “Willfully and Materially Breach,” shall mean a material breach that is a consequence of an intentional act or failure to take an act by the breaching party with the Knowledge that the taking of such act (or the failure to take such act) is reasonably likely to constitute a breach of this Agreement.
[Signatures on Following Page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.
DEVON ENERGY CORPORATION
By:
/s/ Clay M. Gaspar

Name: Clay M. Gaspar
Title:    President and Chief Executive Officer
CUBS MERGER SUB, INC.
By:
/s/ Clay M. Gaspar

Name: Clay M. Gaspar
Title:    President and Chief Executive Officer
Signature Page to
Agreement and Plan of Merger

COTERRA ENERGY INC.
By:
/s/ Thomas E. Jorden

Name: Thomas E. Jorden
Title:
Chairman, Chief Executive Officer & President

Signature Page to
Agreement and Plan of Merger

ANNEX B
February 1, 2026
The Board of Directors
Devon Energy Corporation
333 West Sheridan Avenue
Oklahoma City, Oklahoma 73102
Members of the Board of Directors:
We understand that Devon Energy Corporation (the “Acquiror”) proposes to enter into an Agreement and Plan of Merger (the “Merger Agreement”), with Cubs Merger Sub, Inc., a wholly-owned subsidiary of the Acquiror (the “Merger Sub”) and Coterra Energy Inc. (the “Company”). Pursuant to the Merger Agreement, the Merger Sub will merge with and into the Company, with the Company being the surviving corporation as a wholly owned subsidiary of the Acquiror (the “Merger”). As a result of the Merger, each outstanding share of common stock, par value $0.10 per share, of the Company (the “Company Common Stock”), other than Excluded Shares (as defined in the Merger Agreement), will be converted into the right to receive 0.70 (the “Exchange Ratio”) shares of common stock, par value $0.10 per share, of the Acquiror (the “Acquiror Common Stock”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
The Board of Directors has asked us whether, in our opinion, the Exchange Ratio pursuant to the Merger Agreement is fair, from a financial point of view, to the Acquiror.
In connection with rendering our opinion, we have, among other things:
(i)
reviewed certain publicly available business and financial information relating to the Company and the Acquiror that we deemed to be relevant, including publicly available research analysts’ estimates;

(ii)
reviewed certain internal projected financial data relating to the Company prepared and furnished to us by the management of the Company and certain internal projected financial data relating to the Acquiror prepared and furnished to us by management of the Acquiror, each as approved for our use by the Acquiror (the “Forecasts”), including certain operating synergies and other estimates prepared by the management of the Acquiror expected to result from the Merger, as approved for our use by the Acquiror (the “Synergies”);

(iii)
discussed with managements of the Acquiror and the Company their assessment of the past and current operations of the Company, the current financial condition and prospects of the Company and the Forecasts relating to the Company, and discussed with management of the Acquiror their assessment of the past and current operations of the Acquiror, the current financial condition and prospects of the Acquiror, and the Forecasts;

(iv)
reviewed the reported prices and the historical trading activity of the Company Common Stock and the Acquiror Common Stock;

(v)
compared the financial performance of the Company and the Acquiror and their respective stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;

(vi)
reviewed the financial terms and conditions of a draft, dated January 31, 2026 of the Merger Agreement; and

(vii)
performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information), and have further relied upon the assurances of the managements of the Acquiror and the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Forecasts, including the Synergies, we have assumed with your consent that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the managements of the Acquiror and the Company as to the future financial performance of the Acquiror and the Company and the other matters covered thereby. We have relied, at the direction of the Acquiror on the assessments of the management of the Acquiror as to the Acquiror’s ability to achieve the Synergies and have been advised by the Company and the Acquiror, and have assumed with your consent that the Synergies will be realized in the amounts and at the times projected. We express no view as to the Forecasts, including the Synergies, or the assumptions on which they are based.
For purposes of our analysis and opinion, we have assumed, in all respects material to our analysis, that the final executed Agreement will not differ from the draft Agreement reviewed by us, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver or modification thereof. We have further assumed, in all respects material to our analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Company, the Acquiror or the consummation of the Merger or reduce the contemplated benefits to the Acquiror of the Merger.
We have not conducted a physical inspection of the properties or facilities of the Company or the Acquiror and have not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company or the Acquiror, nor have we been furnished with any such valuations or appraisals, nor have we evaluated the solvency or fair value of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.
We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the Acquiror, from a financial point of view, of the Exchange Ratio. We do not express any view on, and our opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors or other constituencies of the Acquiror, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Acquiror, or any class of such persons, whether relative to the Exchange Ratio or otherwise. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement or the Merger, including, without limitation, the structure or form of the Merger, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Acquiror, nor does it address the underlying business decision of the Acquiror to engage in the Merger. We do not express any view on, and our opinion does not address, what the value of the Acquiror Common Stock actually will be when issued or the prices at which the Company Common Stock or the Acquiror Common Stock will trade at any time, including following announcement or consummation of the Merger, as to the potential effects of volatility in the credit, financial and stock markets on the Company or the Acquiror or as to the impact of the Merger on the solvency or viability of the Company or the Acquiror or the ability of the Company or the Acquiror to pay its obligations when they come due. Our opinion does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Merger, including as to how any holder of shares of the Acquiror Common Stock should vote or act in respect of the Merger. We are not expressing any opinion as to the impact of the Merger on the solvency or viability of the Company or the ability of the Company to pay its obligations when they come due. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Acquiror and its advisors with respect to legal, regulatory, accounting and tax matters.
We have acted as financial advisor to the Acquiror in connection with the Merger and will receive a fee for our services, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Merger. The Acquiror has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. During the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have not been engaged to provide financial advisory or other services to the Acquiror for which Evercore received compensation from the Acquiror during such period. In addition, during the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have not been engaged to provide financial advisory or other services to the Company and we have not received any compensation from the Company during such period. We may provide financial advisory or other services to the Acquiror and the Company in the future, and in connection with any such services we may receive compensation.
Evercore Group L.L.C. and its affiliates engage in a wide range of activities for our and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore Group L.L.C. and its affiliates and/or our or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to the Acquiror, the Company, potential parties to the Merger and/or any of their respective affiliates or persons that are competitors, customers or suppliers of the Acquiror or the Company.
Our financial advisory services and this opinion are provided for the information and benefit of the Board of Directors (in its capacity as such) in connection with its evaluation of the proposed Merger. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.
This opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except the Company may reproduce this opinion in full in any document that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by the Acquiror to its stockholders relating to the Merger.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the Acquiror.
Very truly yours,
EVERCORE GROUP L.L.C.
By:
/s/ Dan Ward

Dan Ward

ANNEX C
PERSONAL AND CONFIDENTIAL
February 1, 2026
Board of Directors
Coterra Energy Inc.
840 Gessner Road, Suite 1400
Houston, TX 77024
Ladies and Gentlemen:
You have requested our opinion as to the fairness from a financial point of view to the holders (other than Devon Energy Corporation (“Devon”) and its affiliates) of the outstanding shares of common stock, par value $0.10 per share (the “Shares”), of Coterra Energy Inc. (the “Company”) of the exchange ratio of 0.7000 shares of common stock, par value $0.10 per share (the “Devon Common Stock”), of Devon to be paid to such holders for each Share (other than the Excluded Shares (as defined in the Agreement (as defined below)) (the “Exchange Ratio”) pursuant to the Agreement and Plan of Merger, dated as of February 1, 2026 (the “Agreement”), by and among Devon, Cubs Merger Sub, Inc., a wholly owned subsidiary of Devon (“Merger Sub”), and the Company.
Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting, lending, and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Devon, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transactions contemplated by the Agreement (the “Transaction”). Goldman Sachs Investment Banking has an existing lending relationship with the Company and Devon. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. Goldman Sachs & Co. LLC and/or its affiliates have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as bookrunner with respect to the Company’s offering of senior notes in December 2024. Goldman Sachs & Co. LLC and/or its affiliates also have provided certain financial advisory and/or underwriting services to Devon and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as bookrunner with respect to Devon’s offering of senior notes in August 2024. Goldman Sachs & Co. LLC and/or its affiliates may also in the future provide financial advisory and/or underwriting services to the Company, Devon and their respective affiliates for which Goldman Sachs Investment Banking may receive compensation.
In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company and Devon for the last five fiscal years ended December 31, 2024; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Devon; certain other communications from the Company and Devon to their respective stockholders; certain publicly available research analyst reports for the Company and Devon; certain internal financial analyses and forecasts for Devon standalone prepared by its management; and certain internal financial analyses and forecasts for the Company and certain financial analyses and forecasts for Devon standalone and pro forma for the Transaction, in each case, prepared by the management of the Company and as approved for our use by the Company (the “Forecasts”), including certain operating synergies projected by the managements of the Company and Devon to result from the Transaction, as approved for our use by the Company (the “Synergies”). We have also held discussions with members of the senior management of the Company regarding their assessment of the strategic rationale for, and the potential

C-1

benefits of, the Transaction and the past and current business operations, financial condition and future prospects of the Company and Devon; reviewed the reported price and trading activity for the Shares and shares of Devon Common Stock; compared certain financial and stock market information for the Company and Devon with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the energy industry; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.
For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts, including the Synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or Devon or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or Devon or on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.
Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Devon and its affiliates) of Shares, as of the date hereof, of the Exchange Ratio pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the Exchange Ratio pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which shares of Devon Common Stock or the Shares will trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on the Company, Devon or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company or Devon or the ability of the Company or Devon to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders (other than Devon and its affiliates) of Shares.
Very truly yours,
/s/ Goldman Sachs & Co. LLC

(GOLDMAN SACHS & CO. LLC)

C-2

ANNEX D
CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
DEVON ENERGY CORPORATION

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware
Devon Energy Corporation, a Delaware corporation (the “Corporation”), does hereby certify:
FIRST:   The name of the Corporation is DEVON ENERGY CORPORATION.
SECOND:   The following amendment to the Restated Certificate of Incorporation was duly adopted by a vote of the stockholders sufficient for approval effective [•], 202[•], in the manner prescribed by the General Corporation Law of the State of Delaware:
Clause A of Article IV of the Restated Certificate of Incorporation is amended and restated to read in its entirety as follows:
A.   The Corporation shall be authorized to issue a total of 2,004,500,000 shares of capital stock divided into two classes as follows:
(1)   2,000,000,000 shares of Common Stock, par value $0.10 per share (“Common Stock”), and
(2)   4,500,000 shares of Preferred Stock, par value $1.00 per share (“Preferred Stock”).
THIRD:   The aforesaid amendment to the Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
FOURTH:   The aforesaid amendment does not effect a change in the amount of stated capital.

D-1

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this [•] day of [•], 202[•].
DEVON ENERGY CORPORATION
By:

Name:
[•]

Title:
[•]

D-2

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
Delaware General Corporation Law
Devon is incorporated under the laws of the state of Delaware.
Section 145(a) of the DGCL authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
The DGCL also provides that indemnification under Sections 145(a) and (b) can only be made upon a determination that indemnification of the present or former director, officer or employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of directors who are not a party to the action at issue (even though less than a quorum), or (2) by a majority vote of a designated committee of these directors (even though less than a quorum), or (3) if there are no such directors, or these directors authorize, by the written opinion of independent legal counsel, or (4) by the stockholders.
Section 145(c) of the DGCL provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) or (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection therewith.
Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 of the DGCL shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Section 145(g) of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.
Section 145(j) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 of the DGCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 102(b)(7) of the DGCL permits a corporation to provide for eliminating or limiting the personal liability of one of its directors or officers for any monetary damages related to a breach of fiduciary duty as a director or officers, as long as the corporation does not eliminate or limit the liability of a director for (a) a breach of the director’s or officers duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (c) a violation of Section 174 of the DGCL (unlawful dividends) or (d) any transaction from which the director derived an improper personal benefit.
The Devon Charter and Bylaws
Article VIII of the Devon Charter eliminates the personal liability of Devon’s directors and officers to the fullest extent permitted by the DGCL. Such section eliminates the personal liability of a director or officer to Devon or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (a) for any breach of the director’s or officer’s duty of loyalty to Devon or its stockholders, (b) with respect to any director, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (unlawful dividends), (d) for any transaction from which the director or officer derived an improper personal benefit or (e) with respect to any officer, in any action by or in the right of Devon. Under the Devon Bylaws, Devon agrees that it is the indemnitor of first resort to provide advancement of expenses or indemnification to directors and officers.
Article VII of the Devon Bylaws provides that Devon will indemnify and hold harmless, to the fullest extent permitted by the law as it exists or may hereafter be amended, any person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Devon) by reason of the fact that such person or a person of whom they are the legal representative is or was or has agreed to become a director or officer of Devon, or is or was a director or officer of Devon serving at the request of Devon as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any and all liability and loss suffered or incurred and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Devon and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of Devon and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
Article VII of the Devon Bylaws also provides that Devon will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Devon to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of Devon, or is or was a director or officer of Devon serving at the request of Devon as a director, officer, employee or agent of another corporation, partnership, joint venture, trust employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Devon; except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to
Devon unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought will determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court will deem proper.
Indemnification Arrangements
Devon has entered into indemnification agreements with each of its directors. Subject to various terms and conditions, the indemnification agreements provide for, among other things, (i) indemnification rights for the directors with respect to certain claims and liabilities to the fullest extent permitted by Delaware law, (ii) the right to advancement of expenses for the directors with respect to certain claims and liabilities, (iii) clarification of the processes used to determine whether a director is entitled to indemnification and (iv) the maintenance of directors and officers liability insurance coverage for the directors. Devon has also entered into agreements with indemnification provisions with certain officers. These provisions indemnify those officers to the maximum extent permitted by law against costs, losses, claims, damages or other liabilities arising from their service to Devon and its affiliates, and such provisions also obligate Devon to maintain directors and officers liability insurance coverage for such officers, subject to certain conditions.
D&O Liability Insurance
Devon maintains directors’ and officers’ liability insurance.
The above discussions of Section 145 of the DGCL, the Devon Charter and Devon Bylaws, the indemnification agreements and Devon’s maintenance of directors’ and officers’ liability insurance are not intended to be exhaustive and are respectively qualified in their entirety by such statute and documents.
ITEM 21.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which is hereby incorporated by reference.
ITEM 22.   UNDERTAKINGS
(a)   The undersigned Registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d)
That every prospectus (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)
To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f)
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
EXHIBIT INDEX
Exhibit No.	Description
2.1	Agreement and Plan of Merger, by and among Devon Energy Corporation, Cubs Merger Sub, Inc. and Coterra Energy Inc., dated February 1, 2026 (incorporated by reference to Exhibit 2.1 to Devon Energy Corporation’s Current Report on Form 8-K filed on February 2, 2026; File No. 001-32318 and attached as Annex A to the joint proxy statement/prospectus that forms a part of this registration statement).
3.1	Devon’s Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Devon’s Form 8-K filed June 12, 2023; File No. 001-32318).
3.2	Form of Certificate of Amendment to Devon’s Restated Certificate of Incorporation (attached as Annex D to the joint proxy statement/prospectus that forms a part of this registration statement).
3.3	Devon’s Bylaws (incorporated by reference to Exhibit 3.2 of Devon’s Form 8-K filed June 12, 2023; File No. 001-32318).
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of securities being registered.
8.1	Form of Opinion of Gibson, Dunn & Crutcher LLP regarding tax matters.
21.1	List of subsidiaries of Devon Energy Corporation (incorporated by reference to Exhibit 21 of Devon’s Form 10-K filed February 18, 2026; File No. 001-32318).
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm for Devon Energy Corporation.
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm for

Exhibit No.	Description
Coterra Energy Inc.
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom (included in Exhibit 5.1).
23.4	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 8.1).
23.5	Consent of DeGolyer and MacNaughton, independent reserve engineer for Devon Energy Corporation.
23.6	Consent of DeGolyer and MacNaughton, independent reserve engineer for Coterra Energy Inc.
24.1	Powers of Attorney for Devon Energy Corporation (included on the signature page to this Registration Statement on Form S-4).
99.1	Consent of Evercore Group L.L.C.
99.2	Consent of Goldman Sachs & Co. LLC.
99.3*	Form of Proxy Card for Special Meeting of Devon Energy Corporation.
99.4*	Form of Proxy Card for Special Meeting of Coterra Energy Inc.
107	Filing Fee Exhibit.

*
To be filed by amendment.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on March 11, 2026.
DEVON ENERGY CORPORATION
/s/ Clay M. Gaspar Clay M. Gaspar President and Chief Executive Officer
POWER OF ATTORNEY
The undersigned do hereby constitute and appoint Clay M. Gaspar, Jeffrey L. Ritenour, Dennis Cameron, or any one of them acting alone, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below on March 11, 2026.
Signatures	Title
/s/ Clay M. Gaspar Clay M. Gaspar	President, Chief Executive Officer and Director (principal executive officer)
/s/ Jeffrey L. Ritenour Jeffrey L. Ritenour	Executive Vice President and Chief Financial Officer (principal financial officer)
/s/ John Sherrer John Sherrer	Vice President, Accounting and Controller (principal accounting officer)
/s/ John E. Bethancourt John E. Bethancourt	Chairman of the Board of Directors
/s/ Barbara M. Baumann Barbara M. Baumann	Director
/s/ Ann G. Fox Ann G. Fox	Director
/s/ Gennifer Kelly Gennifer Kelly	Director

Signatures	Title
/s/ Kelt Kindick Kelt Kindick	Director
/s/ Karl F. Kurz Karl F. Kurz	Director
/s/ Michael Mears Michael Mears	Director
/s/ Robert A. Mosbacher Jr. Robert A. Mosbacher Jr.	Director
/s/ Brent Smolik Brent Smolik	Director
/s/ Valerie M. Williams Valerie M. Williams	Director